                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-102644



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 30, 2004)


                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION

                                    DEPOSITOR

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                     GERMAN AMERICAN CAPITAL CORPORATION AND
                              BANK OF AMERICA, N.A.
                              MORTGAGE LOAN SELLERS

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C2

                            ------------------------

     GE Commercial Mortgage Corporation is offering certain classes of the Series 2004-C2 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will be 119 mortgage loans secured primarily by first liens on 290 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2004-C2 certificates are not obligations of GE Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                            ------------------------

     Certain characteristics of the offered certificates include:



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    EXPECTED
                                            INITIAL                                                  RATINGS      RATED FINAL
                      INITIAL CLASS      PASS-THROUGH    PASS-THROUGH        ASSUMED FINAL       FITCH/MOODY'S/    DISTRIBUTION
                 CERTIFICATE BALANCE (1)     RATE      RATE DESCRIPTION  DISTRIBUTION DATE (5)        DBRS           DATE (5)
------------------------------------------------------------------------------------------------------------------------------------
Class A-1 (7)...      $ 80,276,000           3.111%         Fixed          January 10, 2009        AAA/Aaa/AAA    March 10, 2040
Class A-2 (7)...      $125,753,000           4.119%         Fixed           March 10, 2011         AAA/Aaa/AAA    March 10, 2040
Class A-3 (7)...      $ 73,388,000           4.641%         Fixed         September 10, 2013       AAA/Aaa/AAA    March 10, 2040
Class A-4 (7)...      $574,549,000           4.893%         Fixed           March 10, 2014         AAA/Aaa/AAA    March 10, 2040
Class B ........      $ 41,293,000           4.983%         Fixed (3)       March 10, 2014          AA/Aa2/AA     March 10, 2040
Class C ........      $ 17,205,000           5.022%         Fixed (3)       March 10, 2014      AA-/Aa3/AA (low)  March 10, 2040
Class D ........      $ 25,807,000           5.062%         Fixed (3)       March 10, 2014           A/A2/A       March 10, 2040
Class E ........      $ 15,485,000           5.131%         Fixed (3)       March 10, 2014        A-/A3/A (low)   March 10, 2040
------------------------------------------------------------------------------------------------------------------------------------


----------
(Footnotes to table on page S-7)


     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

     GE Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                            ------------------------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-35 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.

     The underwriters, Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will purchase the offered certificates from GE Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Banc of America Securities LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about April 22, 2004. We expect to receive from this offering approximately 100.47% of the initial principal amount of the offered certificates, plus accrued interest from April 1, 2004, before deducting expenses payable by us.


BANC OF AMERICA SECURITIES LLC                          DEUTSCHE BANK SECURITIES
Joint Book Running Manager                            Joint Book Running Manager


CITIGROUP                          JPMORGAN                  MERRILL LYNCH & CO.
APRIL 8, 2004

                       GE COMMERCIAL MORTGAGE CORPORATION
          Commercial Mortgage Pass-Through Certificates, Series 2004-C2
                      Geographic Overview of Mortgage Pool

                                [GRAPHIC OMITTED]


NORTHERN CALIFORNIA                               NORTH CAROLINA
22 properties                                     5 properties
$142,461,981                                      $69,828,983
10.4% of total                                    5.1% of total


CALIFORNIA                                        VIRGINIA
68 properties                                     16 properties
$256,294,942                                      $179,418,284
18.6% of total                                    13.0% of total

SOUTHERN CALIFORNIA
46 properties                                     MARYLAND
$113,832,962                                      5 properties
8.3% of total                                     $39,734,865
                                                  2.9% of total

ARIZONA                                           NEW JERSEY
9 properties                                      16 properties
$12,353,049                                       $123,330,555
0.9% of total                                     9.0% of total


COLORADO                                          CONNECTICUT
3 properties                                      1 property
$18,884,669                                       $3,991,302
1.4% of total                                     0.3% of total


NEW MEXICO                                        MASSACHUSETTS
3 properties                                      3 properties
$4,172,561                                        $14,180,000
0.3% of total                                     1.0% of total


TEXAS                                             NEW HAMPSHIRE
30 properties                                     1 property
$189,023,502                                      $5,682,144
13.7% of total                                    0.4% of total


OKLAHOMA                                          NEW YORK
3 properties                                      12 properties
$3,117,384                                        $141,026,645
0.2% of total                                     10.2% of total


ARKANSAS                                          OHIO
2 properties                                      3 properties
$13,848,415                                       $56,697,356
1.0% of total                                     4.1% of total

                                                  INDIANA
LOUISIANA                                         1 property
1 property                                        $4,487,075
$1,985,624                                        0.3% of total
0.1% of total

                                                  ILLINOIS
MISSISSIPPI                                       7 properties
2 properties                                      $56,715,178
$2,835,776                                        4.1% of total
0.2% of total

                                                  WISCONSIN
ALABAMA                                           3 properties
1 property                                        $10,278,007
$2,991,605                                        0.7% of total
0.2% of total

                                                  MINNESOTA
TENNESSEE                                         1 property
2 properties                                      $14,686,018
$1,288,586                                        1.1% of total
0.1% of total

                                                  IOWA
FLORIDA                                           1 property
40 properties                                     $2,691,719
$80,605,064                                       0.2% of total
5.9% of total

                                                  MISSOURI
GEORGIA                                           14 properties
11 properties                                     $5,774,251
$27,641,350                                       0.4% of total
2.0% of total

                                                  KANSAS
SOUTH CAROLINA                                    2 properties
1 property                                        $69,306
$44,648                                           0.005% of total
0.003% of total

                                                  MONTANA
                                                  1 property
                                                  $11,040,000
                                                  0.8% of total


                                                  IDAHO
                                                  1 property
                                                  $40,270
                                                  0.003% of total


                                                  WASHINGTON
                                                  16 properties
                                                  $4,123,634
                                                  0.3% of total


                                                  NEVADA
                                                  5 properties
                                                  $17,524,330
                                                  1.3% of total





                      MORTGAGED PROPERTIES BY PROPERTY TYPE


                                [GRAPHIC OMITTED]


                                      Manufactured   Mixed    Self
Hotel   Multifamily   Retail  Office     Housing      Use    Storage  Industrial
-----   -----------   ------  ------  -------------  -----   -------  ----------
 0.4%      21.7%       34.8%   17.7%       8.1%       7.6%     5.8%      3.8%


--------------------------------------------
[  ] <1.0% of Cut-Off Date Balance

[  ] 1.0% - 5.0% of Cut-Off Date Balance

[  ] 5.1% - 10.0% of Cut-Off Date Balance

[  ] >10.0% of Cut-Off Date Balance
--------------------------------------------

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
          PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE
                             REGISTRATION STATEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2004-C2 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-9 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-C2 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-35 of this prospectus supplement, which describe risks that apply to the Series 2004-C2 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-193 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 112 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Market Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS





NOTICE TO RESIDENTS OF THE UNITED
   KINGDOM ............................................................ S-4
SUMMARY OF CERTIFICATES ............................................... S-7
SUMMARY OF TERMS ...................................................... S-9
RISK FACTORS .......................................................... S-35
   Geographic Concentration Entails Risks ............................. S-35
   Risks Relating to Loan Concentrations .............................. S-35
   Mortgage Loans with Related Borrowers .............................. S-36
   Mortgage Loans Secured by Multiple
     Mortgaged Properties ............................................. S-37
   Borrower Single Purpose Entities ................................... S-37
   Cross-Collateralized Mortgage Loans
     Entail Risks ..................................................... S-37
   Ability to Incur Other Borrowings Entails
     Risk ............................................................. S-38
   Borrower May Be Unable to Repay
     Remaining Principal Balance on
     Maturity Date or Anticipated
     Prepayment Date .................................................. S-39
   Commercial, Multifamily and
     Manufactured Housing Community
     Lending is Dependent Upon Net
     Operating Income ................................................. S-40
   Tenant Concentration Entails Risk .................................. S-41
   Certain Additional Risks Relating to
     Tenants .......................................................... S-41
   Mortgaged Properties Leased to Multiple
     Tenants Also Have Risks .......................................... S-42
   Tenant Bankruptcy Entails Risks .................................... S-42
   Tenant-in-Common Borrowers Own Some
     of the Mortgaged Properties ...................................... S-43
   Mortgage Loans Are Nonrecourse and Are
     Not Insured or Guaranteed ........................................ S-43
   Risks to the Mortgaged Properties
     Relating to Terrorist Attacks .................................... S-43
   Recent Developments May Increase the
     Risk of Loss on the Mortgage Loans ............................... S-44
   Retail Properties Have Special Risks ............................... S-44
   Multifamily Properties Have Special Risks........................... S-45
   Office Properties Have Special Risks ............................... S-46
   Manufactured Housing Community
     Properties Have Special Risks .................................... S-47
   Self Storage Properties Have Special Risks.......................... S-48
   Industrial/Warehouse Properties Have
     Special Risks .................................................... S-48
   Hotel Properties Have Special Risks ................................ S-49
   Properties with Condominium Ownership
     Have Special Risks ............................................... S-50
   Lack of Skillful Property Management
     Entails Risks .................................................... S-51
   Some Mortgaged Properties May Not Be
     Readily Convertible to Alternative Uses........................... S-51
   Mortgage Loans Secured by Leasehold
     Interests May Expose Investors to
     Greater Risks of Default and Loss ................................ S-51
   Limitations of Appraisals .......................................... S-51
   Your Lack of Control Over the Trust Fund
     Can Create Risks ................................................. S-52
   Potential Conflicts of Interest .................................... S-52
   Directing Certificateholder May Direct
     Special Servicer Actions ......................................... S-53
   The PPL Controlling Holder May Direct
     Master Servicer and Special Servicer
     Actions .......................................................... S-53
   The Holders of Certain Subordinate and
     Pari Passu Debt May Direct Actions of
     the Special Servicer or the Servicers
     under the Pooling and Servicing
     Agreements ....................................................... S-54
   Bankruptcy Proceedings Entail Certain
     Risks ............................................................ S-55
   Risks Relating to Prepayments and
     Repurchases ...................................................... S-56
   Risks Relating to Enforceability of Yield
     Maintenance Charges or Defeasance
     Provisions ....................................................... S-58
   Risks Relating to Borrower Default ................................. S-58
   Risks Relating to Certain Payments ................................. S-58
   Risks of Limited Liquidity and Market
     Value ............................................................ S-59
   Different Timing of Mortgage Loan
     Amortization Poses Certain Risks ................................. S-59
   Subordination of Subordinate Offered
     Certificates ..................................................... S-59
   Environmental Risks Relating to the
     Mortgaged Properties ............................................. S-59
   Tax Considerations Relating to
     Foreclosure ...................................................... S-60
   Risks Associated with One Action Rules ............................. S-61
   Property Insurance ................................................. S-61
   Zoning Compliance and Use Restrictions ............................. S-63
   Risks Relating to Costs of Compliance
     with Applicable Laws and Regulations ............................. S-64
   No Reunderwriting of the Mortgage
     Loans ............................................................ S-64
   Litigation ......................................................... S-64
   Book-Entry Registration ............................................ S-64
   Risks of Inspections Relating to Properties......................... S-64
   Other Risks ........................................................ S-64

DESCRIPTION OF THE MORTGAGE
   POOL ............................................................... S-65
   General ............................................................ S-65
   The Tysons Corner Center Mortgage Loan.............................. S-69
   The AFR/Bank of America Portfolio
     Mortgage Loan .................................................... S-70
   The PPL Senior Component ........................................... S-72
   The Stonebriar Plaza Mortgage Loan and
     the Clarendon Heights Mortgage Loan .............................. S-73
   Affiliated Borrower Concentrations ................................. S-74
   Significant Mortgage Loans ......................................... S-74
   APD Loan ........................................................... S-75
   Certain Terms and Conditions of the
     Mortgage Loans ................................................... S-75
   Additional Mortgage Loan Information ............................... S-81
   Underwritten Net Cash Flow ......................................... S-83
   Assessments of Property Condition .................................. S-85
   The Mortgage Loan Sellers .......................................... S-86
   Underwriting Standards ............................................. S-86
   Representations and Warranties;
     Repurchases and Substitutions .................................... S-90
   Lock Box Accounts .................................................. S-101
DESCRIPTION OF THE CERTIFICATES ....................................... S-102
   General ............................................................ S-102
   Certificate Registrar and Authenticating
     Agent ............................................................ S-105
   Book-Entry Registration and Definitive
     Certificates ..................................................... S-105
   Distributions ...................................................... S-107
   Allocation of Yield Maintenance Charges
     and PPL Partial Prepayment Premiums .............................. S-126
   Assumed Final Distribution Date; Rated
     Final Distribution Date .......................................... S-127
   Subordination; Allocation of Collateral
     Support Deficit .................................................. S-127
   Advances ........................................................... S-130
   Appraisal Reductions ............................................... S-134
   Reports to Certificateholders; Certain
     Available Information ............................................ S-136
   Voting Rights ...................................................... S-141
   Termination; Retirement of Certificates ............................ S-141
   The Trustee ........................................................ S-142
   The Fiscal Agent ................................................... S-142
SERVICING OF THE MORTGAGE LOANS ....................................... S-144
   General ............................................................ S-144
   The Master Servicer ................................................ S-148
   The Primary Servicers .............................................. S-148
   The Special Servicer ............................................... S-149
   Replacement of the Special Servicer ................................ S-150
   Servicing and Other Compensation and
     Payment of Expenses .............................................. S-150
   Maintenance of Insurance ........................................... S-153
   Modifications, Waiver and Amendments ............................... S-155
   Limitation on Liability of Directing
     Certificateholder and the PPL
     Controlling Holder ............................................... S-156
   Sale of Defaulted Mortgage Loans ................................... S-157
   Realization Upon Defaulted Mortgage
     Loans ............................................................ S-159
   Inspections; Collection of Operating
     Information ...................................................... S-161
   Certain Matters Regarding the Master
     Servicer, the Special Servicer and the
     Depositor ........................................................ S-161
   Events of Default .................................................. S-163
   Rights Upon Event of Default ....................................... S-164
   Amendment .......................................................... S-165
   Rights of the PPL Controlling Holder ............................... S-166
   Rights of the Holders of the CBA B Notes ........................... S-169
   Servicing of the Tysons Corner Center
     Mortgage Loan .................................................... S-169
   Servicing of the AFR/Bank of America
     Portfolio Mortgage Loan .......................................... S-172
YIELD AND MATURITY
   CONSIDERATIONS ..................................................... S-177
   Yield Considerations ............................................... S-177
   Weighted Average Life .............................................. S-180
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ....................................................... S-185
METHOD OF DISTRIBUTION ................................................ S-187
LEGAL MATTERS ......................................................... S-188
RATINGS ............................................................... S-189
LEGAL INVESTMENT ...................................................... S-190
ERISA CONSIDERATIONS .................................................. S-190
INDEX OF PRINCIPAL DEFINITIONS ........................................ S-193
ANNEX A-1--CERTAIN
   CHARACTERISTICS OF THE
   MORTGAGE LOANS AND
   MORTGAGED PROPERTIES
ANNEX A-2--CERTAIN
   CHARACTERISTICS OF THE
   MULTIFAMILY MORTGAGE LOANS
   AND MORTGAGED PROPERTIES
ANNEX A-3--CERTAIN ADDITIONAL
   MORTGAGE LOAN INFORMATION
ANNEX A-4--AMORTIZATION
   SCHEDULE OF THE PPL COMPONENT
   MORTGAGE LOAN
ANNEX A-5--RATES TO BE USED IN
   DETERMINING CLASS X-1 AND CLASS
   X-2 PASS-THROUGH RATES
ANNEX B--COLLATERAL TERM SHEET

                             SUMMARY OF CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
           INITIAL CLASS                                              INITIAL
         CERTIFICATE BAL-                                              PASS-   WEIGHTED                    EXPECTED
            ANCE OR NO-   APPROXIMATE PASS-THROUGH   ASSUMED FINAL    THROUGH  AVERAGE                     RATINGS
              TIONAL         CREDIT       RATE        DISTRIBUTION     RATE      LIFE                   (FITCH/MOODY'S/    PRINCIPAL
 CLASS       AMOUNT (1)     SUPPORT   DESCRIPTION      DATE (5)      (APPROX.) (YRS.)(6)  CUSIP NO.          DBRS)        WINDOW (6)
------------------------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
A-1 (7) $   80,276,000       15.500%    Fixed      January 10, 2009   3.111%      2.99   36828Q HF 6       AAA/Aaa/AAA         1-57
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
A-2 (7) $  125,753,000       15.500%    Fixed      March 10, 2011     4.119%      5.68   36828Q HG 4       AAA/Aaa/AAA        57-83
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
                                                     September 10,
A-3 (7) $   73,388,000       15.500%    Fixed           2013          4.641%      7.99   36828Q HH 2       AAA/Aaa/AAA        83-113
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
A-4 (7) $  574,549,000       15.500%    Fixed      March 10, 2014     4.893%      9.73   36828Q HJ 8       AAA/Aaa/AAA       113-119
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
B       $   41,293,000       12.500%   Fixed(3)    March 10, 2014     4.983%      9.88   36828Q HK 5        AA/Aa2/AA        119-119
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
C       $   17,205,000       11.250%   Fixed(3)    March 10, 2014     5.022%      9.88   36828Q HL 3    AA-/Aa3/AA (low)     119-119
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
D       $   25,807,000        9.375%   Fixed(3)    March 10, 2014     5.062%      9.88   36828Q HM 1         A/A2/A          119-119
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
E       $   15,485,000        8.250%   Fixed(3)    March 10, 2014     5.131%      9.88   36828Q HN 9      A-/A3/A (low)      119-119
------------------------------------------------------------------------------------------------------------------------------------
NON-OFFERED CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------
                                        Variable
                                        Interest
X-1 (7) $1,376,407,095          N/A     Only (2)   February 10, 2019  0.053%      N/A    36828Q FR 2       AAA/Aaa/AAA         N/A
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
                                        Variable
                                        Interest
X-2 (7) $1,330,093,000          N/A     Only (2)   April 10, 2011     0.703%      N/A    36828Q FT 8       AAA/Aaa/AAA         N/A
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
A-1A (7)$  309,097,000       15.500%    Fixed      March 10, 2014     4.528%      7.37   36828Q FP 6       AAA/Aaa/AAA        1-119
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
F       $   18,926,000        6.875%   Fixed (3)   April 10, 2014     5.255%      9.93   36828Q FV 3  BBB+/Baa1/BBB (high)   119-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
G       $   17,205,000        5.625%   Fixed (3)   April 10, 2014     5.326%      9.97   36828Q FX 9      BBB/Baa2/BBB       120-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
H       $   18,925,000        4.250%   Fixed (4)   April 10, 2014     5.395%      9.97   36828Q FZ 4   BBB-/Baa3/BBB (low)   120-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
J       $   10,323,000        3.500%   Fixed (3)   April 10, 2014     5.177%      9.97   36828Q GB 6    BB+/Ba1/BB (high)    120-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
K       $    8,603,000        2.875%   Fixed (3)   April 10, 2014     5.177%      9.97   36828Q GD 2        BB/Ba2/BB        120-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
L       $    6,882,000        2.375%   Fixed (3)   April 10, 2014     5.177%      9.97   36828Q GF 7    BB-/Ba3/BB (low)     120-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
M       $    5,161,000        2.000%   Fixed (3)   April 10, 2014     5.177%      9.97   36828Q GH 3     B+/B1/B (high)      120-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
N       $    5,162,000        1.625%   Fixed (3)   April 10, 2014     5.177%      9.97   36828Q GK 6         NR/B2/B         120-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
O       $    3,441,000        1.375%   Fixed (3)   April 10, 2014     5.177%      9.97   36828Q GM 2      NR/B3/B (low)      120-120
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------
P       $   18,926,095        0.000%   Fixed (3)   February 10, 2019  5.177%     10.72   36828Q GP 5        NR/NR/NR         120-178
------- ----------------- ----------- ------------ ----------------- --------- --------- ----------- --------------------- ---------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) The aggregate amount of interest accrued on the Class X-1 and Class X-2 certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans (in the case of the PPL Component mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement), the stated principal balance of the related senior component only) at the excess, if any, of (1) the weighted average of the net mortgage interest rates of the mortgage loans (in the case of the PPL Component mortgage loan, the interest rate on the related senior component only) determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PPL-6 certificates, the Class S certificates and the residual certificates) as described in this prospectus supplement. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement. The interest rate and principal balance used for the PPL Component mortgage loan will be that of the related senior component only.


     With respect to the AFR/Bank of America Portfolio mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.9% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property or properties also secure a subordinate mortgage loan. The PPL Component mortgage loan includes a senior component representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.0% of the aggregate principal balance of loan group 1 as of the cut-off date) and six subordinate components. The Class X-1 and Class X-2 certificates were structured assuming that such subordinate loan absorbs any loss prior to the related mortgage loan and that any subordinate components absorb any loss prior to the related senior component. For more information regarding these loans, see "Description of the Mortgage Pool--The AFR/Bank of America Portfolio Mortgage Loan," and "--The PPL Senior Component" in this prospectus supplement.

(3) The Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans. The interest rate and principal balance used for the PPL Component mortgage loan will be that of the related senior component only.

(4) The Class H certificates will accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans. The interest rate and principal balance used for the PPL Component mortgage loan will be that of the related senior component only.

(5) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is March 10, 2040, which is the first distribution date after the 36th month following the end of the stated amortization term for the mortgage loan (in the case of the PPL Component mortgage loan, the senior component only) that, as of the cut-off date, will have the longest remaining amortization term. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(6) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

(7) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 86 mortgage loans, representing approximately 77.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will consist of 33 mortgage loans, representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 87.8% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 42.0% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties). For foregoing purposes, the principal balance used for the PPL Component mortgage loan will be that of the related senior component only.

     So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates, interest distributions on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be based upon amounts available relating to mortgage loans (in the case of the PPL Component mortgage loan, the senior component only) in loan group 1 and interest distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2.

     In addition, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans (in the case of the PPL Component mortgage loan, the senior component only) in loan group 1 and, after the certificate principal balance of the Class A-1A certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 2. The Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 and, after the certificate principal balance of the Class A-4 certificates has been reduced to zero, distributions of principal collected or advanced in respect of mortgage loans in loan group 1. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata.

     THE CLASS X-1, CLASS X-2, CLASS A-1A, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT. THE CLASS PPL-1, CLASS PPL-2, CLASS PPL-3, CLASS PPL-4, CLASS PPL-5, CLASS PPL-6, CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                           RELEVANT PARTIES AND DATES

Depositor....................     GE Commercial Mortgage Corporation, a Delaware
                                  corporation. The principal executive offices of the depositor are located at 292 Long Ridge
                                  Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric
                                  Capital Corporation is owned by General
                                  Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric
                                  Company. See "The Depositor" in the
                                  prospectus.

Master Servicer..............     Wachovia Bank, National Association, a
                                  national banking association. The principal servicing offices of the master servicer are located at NC 1075, 8739 Research Drive-URP4,
                                  Charlotte, North Carolina 28262-1075. The master servicer is a wholly-owned subsidiary of Wachovia Corporation. The master servicer will be responsible for the servicing of all of the mortgage loans, except with respect to the Tysons Corner Center mortgage loan
                                  (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) and the AFR/Bank of America Portfolio mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement). The Tysons Corner Center mortgage loan will be serviced by GMAC Commercial
                                  Mortgage Corporation pursuant to the terms of the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving
                                  Corporation, COMM 2004-LNB2 Commercial
                                  Mortgage Pass-Through Certificates. The
                                  AFR/Bank of America Portfolio mortgage loan will be serviced by GMAC Commercial Mortgage
                                  Corporation pursuant to the terms of the pooling and servicing agreement relating to the GMAC Commercial Mortgage Securities, Inc.,
                                  Series 2003-C3 Mortgage Pass-Through
                                  Certificates. The principal servicing offices of GMAC Commercial Mortgage Corporation, a
                                  California corporation, are located at 200
                                  Witmer Road, Horsham, Pennsylvania 19044. See
                                  "--The Mortgage Loans--The Tysons Corner
                                  Center Mortgage Loan" and "--The AFR/Bank of
                                  America Portfolio Mortgage Loan" below.

                                  Under the pooling and servicing agreement, the master servicer is permitted to hire sub-servicers with respect to its primary servicing duties, and it has informed the depositor that it intends to use one or more sub-servicers selected by the mortgage loan sellers with respect to certain of the mortgage loans. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Primary Servicers............     It is anticipated that GEMSA Loan Services,
                                  L.P. will act as the primary servicer with respect to the mortgage loans that General
                                  Electric Capital Corporation contributes to the trust. The principal offices of GEMSA are located at 1500 City West Boulevard, Suite
                                  200, Houston, Texas 77042. It is anticipated that Bank of America N.A. will act as the primary servicer with respect to the mortgage loans that it contributes to the trust. The principal servicing offices of Bank of America
                                  N.A. principal offices are located at 555 S.
                                  Flower Street, 6th Floor, Los Angeles,
                                  California 90071. See "Servicing of the
                                  Mortgage Loans--The Primary Servicers" in this prospectus supplement.

Special Servicer.............     Lennar Partners, Inc., a Florida corporation.
                                  Lennar Partners, Inc.'s address is 1601
                                  Washington Avenue, Suite 800, Miami Beach,
                                  Florida 33139, and its telephone number is
                                  (305) 695-5500. The special servicer will initially be responsible for the special servicing of the mortgage loans (other than the AFR/Bank of America Portfolio mortgage loan), except that the Tysons Corner Center mortgage loan will be specially serviced by Lennar Partners, Inc. pursuant to the terms of the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving
                                  Corporation, COMM 2004-LNB2 Commercial
                                  Mortgage Pass-Through Certificates. The
                                  AFR/Bank of America Portfolio mortgage loan will be specially serviced by Midland Loan
                                  Services, Inc., a Delaware corporation,
                                  pursuant to the terms of the pooling and servicing agreement relating to the GMAC
                                  Commercial Mortgage Securities, Inc., Series
                                  2003-C3 Mortgage Pass-Through Certificates.
                                  Midland Loan Services, Inc.'s principal
                                  address is 10851 Mastin Street, Building 82,
                                  Suite 700, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See
                                  "--The Mortgage Loans--The Tysons Corner
                                  Center Mortgage Loan" and "--The AFR/Bank of
                                  America Portfolio Mortgage Loan" below.

                                  Under the pooling and servicing agreement, the special servicer is permitted to hire sub-servicers with respect to its special servicing duties. See "Servicing of the Mortgage Loans--The Special Servicer" in this prospectus supplement.

Trustee......................     LaSalle Bank National Association, a national
                                  banking association. The trustee's address is 135 South LaSalle Street, Suite 1625, Chicago,
                                  Illinois 60603, Attention: Asset-Backed
                                  Securities Trust Services Group -- GECMC
                                  2004-C2, and its telephone number is (312)
                                  904-1487. See "Description of the
                                  Certificates--The Trustee" in this prospectus supplement.

Fiscal Agent.................     ABN AMRO Bank N.V., a Netherlands banking
                                  corporation and indirect corporate parent of the trustee.

Mortgage Loan Sellers........     General Electric Capital Corporation, a
                                  Delaware corporation, German American Capital
                                  Corporation, a Maryland corporation, and Bank of America, N.A., a national banking association. General Electric Capital
                                  Corporation is the parent of the depositor.
                                  German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. Bank of America, N.A.
                                  is an affiliate of Banc of America Securities
                                  LLC, one of the underwriters. See "Description of the Mortgage Pool--The Mortgage Loan
                                  Sellers" in this prospectus supplement.


                          SELLERS OF THE MORTGAGE LOANS



                                              AGGREGATE
                                              PRINCIPAL                  % OF      % OF
                                 NUMBER       BALANCE OF       % OF    INITIAL    INITIAL
                                   OF            THE         INITIAL     LOAN      LOAN
                                MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
            SELLER                LOANS        LOANS(1)      BALANCE   BALANCE    BALANCE
------------------------------ ---------- ----------------- --------- --------- ----------
General Electric Capital
Corporation ..................    87          854,714,074      62.1%     64.5%      53.9%
Bank of America, N.A. ........    21          282,411,418      20.5%     19.0%      25.9%
German American
Capital Corporation ..........    11          239,281,604      17.4%     16.6%      20.2%
                               ---------- -----------------
Total ........................   119       $1,376,407,096     100.0%    100.0%     100.0%
                               ========== =================

----------
(1)  Subject to a permitted variance of plus or minus 10%.



Cut-off Date.................     April 1, 2004.

Closing Date.................     On or about April 22, 2004.

Distribution Date............     The 10th day of each month or, if such 10th
                                  day is not a business day, the business day immediately following such 10th day, beginning in May 2004.

Interest Accrual Period......     Interest will accrue on the offered
                                  certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period............     The period commencing on the day following the
                                  determination date in the month preceding the month in which the related distribution date occurs (and, in the case of the first distribution date, the period commencing on the cut-off date) and ending on the determination date in the month in which the related distribution date occurs.

Determination Date...........     The earlier of (i) the sixth day of the month
                                  in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

                               OFFERED SECURITIES

General......................     We are offering the following eight classes of
                                  commercial mortgage pass-through certificates as part of Series 2004-C2:

                                  o   Class A-1

                                  o   Class A-2

                                  o   Class A-3

                                  o   Class A-4

                                  o   Class B

                                  o   Class C

                                  o   Class D

                                  o   Class E

                                  Series 2004-C2 will consist of a total of 30 classes, the following 22 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                  Class X-1, Class X-2, Class A-1A, Class F,
                                  Class G, Class H, Class J, Class K, Class L,
                                  Class M, Class N, Class O, Class P, Class
                                  PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5, Class PPL-6, Class S, Class R and Class LR.

                                  The Series 2004-C2 certificates will
                                  collectively represent beneficial ownership interests in a trust created by GE Commercial Mortgage Corporation. The trust's assets will primarily be 119 mortgage loans secured by first liens on 290 commercial, multifamily and manufactured housing community properties. The trust's assets also include the subordinate components of the PPL Component mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement). The subordinate components of the PPL Component mortgage loan support only the Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PPL-6 certificates, which certificates are not being offered pursuant to this prospectus supplement.

Certificate Principal
Amounts......................     Your certificates will have the approximate
                                  aggregate initial principal amount set forth below, subject to a variance of plus or minus
                                  10%:

                                  Class A-1 ...... $ 80,276,000 principal amount
                                  Class A-2 ...... $125,753,000 principal amount
                                  Class A-3 ...... $ 73,388,000 principal amount
                                  Class A-4 ...... $574,549,000 principal amount
                                  Class B ........ $ 41,293,000 principal amount
                                  Class C ........ $ 17,205,000 principal amount
                                  Class D ........ $ 25,807,000 principal amount
                                  Class E ........ $ 15,485,000 principal amount

                                  See "Description of the Certificates--General" in this prospectus supplement.

Pass-Through Rates

A. Offered Certificates......     Your certificates will accrue interest at an
                                  annual rate called a pass-through rate which is set forth below for each class of certificates:

                                  Class A-1  ...............       3.111%
                                  Class A-2  ...............       4.119%
                                  Class A-3  ...............       4.641%
                                  Class A-4  ...............       4.893%
                                  Class B(1) ...............       4.983%
                                  Class C(1) ...............       5.022%
                                  Class D(1) ...............       5.062%
                                  Class E(1) ...............       5.131%

                                  ----------

                                  (1) The Class B, Class C, Class D and Class E
                                      certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans. The interest rate and principal balance used for the PPL Component mortgage loan will be that of the related senior component only.


B. Interest Rate Calculation
   Convention................     Interest on your certificates will be
                                  calculated based on a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis).

                                  For purposes of calculating the limit on the pass-through rates on any class of certificates subject to the weighted average net mortgage rate and certain non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--Distributions--Pass-Through
                                  Rates" and "--Distributions--Interest
                                  Distribution Amount" in this prospectus
                                  supplement.

Distributions

A. Amount and Order of
   Distributions.............     For purposes of making distributions to the
                                  Class A-1, Class A-2, Class A-3, Class A-4 and
                                  Class A-1A certificates, the pool of mortgage loans (in the case of the PPL Component mortgage loan, the senior component only) will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 86 mortgage loans (in the case of the PPL
                                  Component mortgage loan, the senior component
                                  only), representing approximately 77.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, and loan group 2 will consist of 33 mortgage loans, representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 87.8% of the aggregate principal balance of all the mortgage loans secured by multifamily properties and approximately 42.0% of the aggregate principal balance of all the mortgage loans secured by manufactured housing properties. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

                                  On each distribution date, funds from the mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed, to the extent available, in the following order of priority:

                                  First/Class A-1, Class A-2, Class A-3, Class
                                  A-4, Class A-1A, Class X-1 and Class X-2 certificates: To pay interest, concurrently,

                                  o   on Class A-1, Class A-2, Class A-3 and
                                      Class A-4 certificates from the portion of the available distribution amount for such distribution date that is attributable to the mortgage loans in loan group 1, in each case in accordance with their interest entitlements;

                                  o   on Class A-1A certificates from the
                                      portion of the available distribution
                                      amount for such distribution date that is attributable to the mortgage loans in loan group 2; and

                                  o on Class X-1 and Class X-2 certificates, from the available distribution amount, in each case in accordance with their interest entitlements.

                                  However, if on any distribution date, the available distribution amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the available distribution amount will be allocated among all these classes pro rata in accordance with their interest entitlements.

                                  Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates: To the extent of amounts then required to be distributed as principal,

                                  (A) to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates:

                                  o   first, to the Class A-1 certificates,
                                      available principal received from loan
                                      group 1 and, after the Class A-1A
                                      certificates have been reduced to zero,
                                      available principal received from loan
                                      group 2 remaining after payments to the
                                      Class A-1A
                                      certificates have been made, until the
                                      principal balance of the Class A-1
                                      certificates is reduced to zero,

                                  o   second, to the Class A-2 certificates,
                                      available principal received from loan
                                      group 1 remaining after distributions in respect of principal to the Class A-1 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A and Class A-1 certificates have been made, until the principal balance of the Class A-2 certificates reduced to zero,

                                  o   third, to the Class A-3 certificates,
                                      available principal received from loan
                                      group 1 remaining after distributions in respect of principal to the Class A-1 and Class A-2 certificates and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1 and Class A-2 certificates have been made, until the principal balance of the Class A-3 is reduced to zero, and


                                  o   fourth, to the Class A-4 certificates,
                                      available principal received from loan
                                      group 1 remaining after distributions in respect of principal to the Class A-1, Class A-2 and Class A-3 certificates, and, after the Class A-1A certificates have been reduced to zero, available principal received from loan group 2 remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 certificates have been made, until the principal balance of the Class A-4 is reduced to zero, and

                                  (B) to the Class A-1A certificates, available principal received from loan group 2 and, after the Class A-4 certificates have been reduced to zero, available principal received from loan group 1 remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 certificates have been made, until the principal balance of the Class A-1A certificates is reduced to zero.

                                  If the principal amount of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates have been reduced to zero as a result of losses on the mortgage loans (in the case of the PPL Component mortgage loan, losses on the senior component only) or have been deemed reduced to zero as a result of appraisal reductions on the mortgage loans (without regard to any collateral support deficit remaining unreimbursed), principal received from loan group 1 and loan group 2 will be distributed among the outstanding Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata.

                                  Third/Class A-1, Class A-2, Class A-3, Class
                                  A-4 and Class A-1A certificates: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans (in the case of the PPL Component mortgage loan, the senior component only) allocable to principal that were previously borne by those classes, together with interest.

                                  Fourth/Class B certificates:

                                  o   to interest on Class B certificates in
                                      accordance with its interest entitlement;

                                  o   to the extent of funds allocated to
                                      principal remaining after distributions in respect of principal to each class with a higher priority (in this case, Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates), to principal on Class B until reduced to zero; and

                                  o   to reimburse Class B for any previously
                                      unreimbursed losses on the mortgage loans
                                      (in the case of the PPL Component mortgage loan, the senior component only) allocable to principal that were previously borne by that class, together with interest.

                                  Fifth/Class C certificates: To Class C
                                  certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                  Sixth/Class D certificates: To Class D
                                  certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                  Seventh/Class E certificates: To Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                  Eighth/Non-offered Certificates (other than the Class X-1, Class X-2, Class A-1A, Class S and Class PPL certificates): In the amounts and order of priority described in "Description of the
                                  Certificates--Distributions--Priority" in this prospectus supplement.

B. Interest and
   Principal Entitlements......   A description of each class's interest
                                  entitlement can be found in "Description of the Certificates--Distributions--Interest
                                  Distribution Amount" in this prospectus
                                  supplement.

                                  A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                                  Certificates--Distributions--Principal
                                  Distribution Amount" in this prospectus
                                  supplement.

C.  Yield Maintenance Charges
    and PPL Partial Prepayment
    Premiums...................   Yield maintenance charges with respect to the
                                  mortgage loans included in loan group 1 and prepayment premiums (with respect to partial prepayments of the senior component of the PPL
                                  Component mortgage loan only) will be
                                  allocated between the Class A-1 through Class
                                  H certificates (excluding the Class A-1A certificates) and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                                  Yield maintenance charges with respect to mortgage loans included in loan group 2 will be allocated between the Class A-1A and Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                                  For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                  See "Description of the
                                  Certificates--Allocation of Yield Maintenance Charges and PPL Partial Prepayment Premiums" in this prospectus supplement.


Subordination

A. General...................     The chart below describes the manner in which
                                  the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                  (beginning with the Class A-1, Class A-2,
                                  Class A-3, Class A-4, Class A-1A, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses (in the case of the PPL Component mortgage loan, losses in excess of the subordinate components thereof) are allocated in ascending order
                                  (beginning with the other Series 2004-C2 certificates that are not being offered by this prospectus supplement). However, no principal payments or mortgage loan losses allocable to principal will be allocated to the Class X-1 and Class X-2 certificates, although mortgage loan losses (in the case of the PPL Component mortgage loan, only if in excess of the Class PPL Certificates) will reduce the notional amount of the Class X-1 and Class X-2 certificates and, therefore, the amount of interest they accrue.

                  -------------------------------------------
                  Class A-1, Class A-2, Class A-3, Class A-4,
                    Class A-1A*, Class X-1** and Class X-2**
                  -------------------------------------------

                                    -------
                                    Class B
                                    -------

                                    -------
                                    Class C
                                    -------

                                    -------
                                    Class D
                                    -------

                                    -------
                                    Class E
                                    -------

                                ---------------
                                  non-offered
                                certificates***
                                ---------------


                                  *   The Class A-1A certificates are not
                                      offered hereby. The Class A-1A
                                      certificates have a priority entitlement to principal payments received in respect of mortgage loans included in loan group
                                      2. The Class A-1, Class A-2, Class A-3 and
                                      Class A-4 certificates have a priority
                                      entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

                                  ** The Class X-1 and Class X-2 certificates are interest-only certificates and are not offered hereby.

                                  *** Other than the Class A-1A, Class X-1,
                                      Class X-2, Class S, Class PPL-1, Class
                                      PPL-2, Class PPL-3, Class PPL-4, Class
                                      PPL-5, Class PPL-6, Class Class R and
                                      Class LR certificates.

                                  No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                  Any allocation of a loss to a class of
                                  principal balance certificates will reduce the principal amount of that class.

                                  See "Description of the Certificates" in this prospectus supplement.

B. Shortfalls in
   Available Funds............    The following types of shortfalls in available
                                  funds will reduce distributions to the classes of certificates with the lowest payment priorities:

                                  o   shortfalls resulting from additional
                                      compensation, other than the servicing
                                      fee, which the master servicer or the
                                      special servicer is entitled to receive;

                                  o   shortfalls resulting from interest on
                                      advances made by the master servicer, the special servicer, the trustee or the fiscal agent (to the extent not covered by default interest and late charges paid by the borrower as described herein);

                                  o   shortfalls resulting from the
                                      reimbursement of certain advances made by the master servicer, the special servicer, the trustee or the fiscal agent;

                                  o   shortfalls resulting from extraordinary
                                      expenses of the trust; and

                                  o shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                                  See "Description of the
                                  Certificates--Distributions--Priority" in this prospectus supplement.

                                  Shortfalls in available funds resulting from shortfalls in the collection of up to an entire month of interest due to unscheduled principal prepayments will generally be allocated to all classes of certificates (in the case of shortfalls in available funds related to the PPL Component mortgage loans, after the allocation of such losses to the Class PPL certificates) (other than the Class X-1, Class X-2, Class S, Class R and Class LR certificates). In each case, such allocations will be made pro rata to such classes on the basis of their accrued interest and will reduce such classes' respective interest entitlements. See "Description of the Certificates--Distributions" in this prospectus supplement.


Advances

A. P&I Advances..............     The master servicer is required to advance
                                  delinquent periodic mortgage loan payments unless it determines that the advance will not be recoverable from collections from the related borrower. The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment (which would have been payable had the mortgage loan's balloon payment not been due and payable with respect to such distribution date), interest in excess of a mortgage loan's regular interest rate or yield maintenance or prepayment charges. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance.
                                  If the trustee fails to make a required
                                  advance, the fiscal agent will be required to make the advance. None of the master servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee. In addition, none of the master servicer, the trustee or the fiscal agent will be required to make an advance of principal or interest with respect to a loan that is not included in the trust.

                                  See "Description of the
                                  Certificates--Advances--P&I Advances" in this prospectus supplement.

B. Servicing Advances........     Except with respect to the Tysons Corner
                                  Center mortgage loan and the AFR/Bank of America Portfolio mortgage loan (identified as Loan Nos. 1 and 16 on Annex A-1 to this prospectus supplement), the master servicer or, in certain limited instances, the special servicer, may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer or special servicer, as applicable, fails to make a required advance of this type, the trustee is required to make this advance.
                                  If the trustee fails to make a required
                                  advance of this type, the fiscal agent will be required to make this advance. None of the master servicer, the special servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable.

                                  Servicing advances with respect to the Tysons Corner Center mortgage loan will be made by the master servicer, the special servicer or the trustee, as the case may be, under the COMM 2004-LNB2 pooling and servicing agreement described below under "--The Mortgage Loans--The Tysons Corner Center Mortgage Loan." Servicing advances with respect to the AFR/Bank of America Portfolio mortgage loan will be made by the master servicer, the special servicer, the trustee or the fiscal agent, as the case may be, under the GMACCM 2003-C3 pooling and servicing agreement described below under "--The Mortgage Loans--The AFR/Bank of America Portfolio Mortgage Loan."

                                  See "Description of the
                                  Certificates--Advances--Servicing Advances" in this prospectus supplement.

C. Interest on Advances......     The master servicer, the special servicer, the
                                  trustee and the fiscal agent, as applicable, will be entitled to interest, compounded monthly, on all advances, at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement;
                                  provided, however, that with respect to
                                  advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                                  See "Description of the Certificates--
                                  Advances" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

Reports to
 Certificateholders...........    On each distribution date, the following
                                  reports, among others, will be available to certificateholders and will contain the information described under "Description of the Certificates--Reports to
                                  Certificateholders; Certain Available
                                  Information" in this prospectus supplement:

                                  o   delinquent loan status report,

                                  o   historical liquidation report,

                                  o historical loan modification and corrected mortgage loan report,

                                  o   REO status report,

                                  o   servicer watch list, and

                                  o   comparative financial status report.

                                  It is expected that each report will be in the form approved by the Commercial Mortgage Securities Association (to the extent that such report has been approved and to the extent that any changes thereto are reasonably acceptable to the master servicer or special servicer, as applicable). Upon reasonable prior notice, certificateholders may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the trustee from the master servicer or special servicer.

                                  See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


                               THE MORTGAGE LOANS

The Mortgage Pool............     The trust's primary assets will be 119 fixed
                                  rate mortgage loans, each evidenced by one or more promissory notes secured primarily by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 290 commercial, multifamily and manufactured housing community properties.

                                  The following tables set forth certain
                                  anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in April 2004 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                                  For purposes of calculating debt service coverage ratios and loan-to-value ratios in the following tables, the principal balance of the mortgage loans, as of origination, the cut-off date or maturity date, as applicable, is reduced for holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the principal balance of the pool of mortgage loans as of the cut-off date or approximately 7.1% of the aggregate principal balance of loan group 2. In addition, with respect to each of four mortgage loans (identified as Loan Nos. 1, 7, 16 and 70 on Annex A-1 to this prospectus supplement), as to which the related mortgaged property also secures one or more pari passu loans and/or a subordinate loan,

                                  o   the loan amount used in this prospectus
                                      supplement for calculating the related
                                      loan-to-value ratio and the related debt service coverage ratio includes the principal balance of any related pari passu loan and excludes the principal balance of any subordinate loan; and

                                  o   the loan amount used for weighting the
                                      related loan-to-value ratio and related
                                      debt service coverage ratio includes the balance of such mortgage loan and excludes the balance of any pari passu loan and any subordinate loan.

                                  For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the senior component of the PPL Component mortgage loan (identified as Loan No. 2 in Annex A-1 to this prospectus supplement). Generally, the exclusion of the subordinate components of the PPL Component mortgage loan (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loans represented by the PPL Component mortgage loan indicated in such statistical information, because that information is based only on the senior component of the PPL Component mortgage loan. References to the original principal balance of the senior component of the PPL Component mortgage loan are references to the principal balance of the PPL Component mortgage loan, as of its origination date, less the principal balances of its subordinate components as of that date.

                                  The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:



                                                                ALL MORTGAGE LOANS       LOAN GROUP 1          LOAN GROUP 2
                                                               -------------------- --------------------- ---------------------
Aggregate principal balance (1) ..............................    $1,376,407,096        $1,067,309,618         $309,097,478
Number of mortgage loans .....................................               119                    86                   33
Number of mortgaged properties ...............................               290                   256                   34
Number of fully amortizing loans .............................                 2                     0                    2
Number of balloon mortgage loans .............................                98                    71                   27
Number of anticipated prepayment date loans...................                 1                     1                    0
Number of interest-only mortgage loans .......................                 2                     2                    0
Number of partial interest-only mortgage loans ...............                16                    12                    4
Range of mortgage loan principal balances ....................     $1,082,538 to         $1,082,538 to        $1,554,700 to
                                                                     $95,000,000         $  95,000,000          $22,000,000
Average mortgage loan principal balance ......................       $11,566,446         $  12,410,577          $ 9,366,590
Range of mortgage rates ......................................  4.150% to 6.470%      4.150% to 6.470%     4.550% to 6.030%
Weighted average mortgage rate ...............................            5.445%                5.488%               5.296%
Range of original terms to maturity ..........................      60 months to          60 months to         60 months to
                                                                      180 months            135 months           180 months
Weighted average original term to maturity ...................        110 months            114 months            99 months
Range of remaining terms to maturity .........................      55 months to          55 months to         55 months to
                                                                      178 months            134 months           178 months
Weighted average remaining term to maturity ..................        108 months            111 months            97 months
Range of original amortization terms (2) .....................     180 months to         240 months to        180 months to
                                                                      360 months            360 months           360 months
Weighted average original amortization term (2) ..............        348 months            346 months           352 months
Range of remaining amortization terms (2) ....................     178 months to         237 months to        178 months to
                                                                      360 months            360 months           360 months
Weighted average remaining amortization term (2) .............        346 months            345 months           351 months
Range of loan-to-value ratios as of the cut-off date .........    41.7% to 83.3%        43.7% to 83.3%       41.7% to 80.4%
Weighted average loan-to-value ratio as of the cut-off
 date ........................................................             69.2%                 67.3%                75.8%
Range of loan-to-value ratios as of the maturity date (3).....    35.8% to 77.6%        35.8% to 77.6%       46.2% to 75.2%
Weighted average loan-to-value ratio as of the maturity
 date (3) ....................................................             59.6%                 57.5%                66.8%
Range of occupancy rates (4) .................................        0% to 100%            0% to 100%        83.9% to 100%
Weighted average occupancy rate (4) ..........................             93.2%                 92.8%                94.4%
Range of debt service coverage ratios ........................    1.20x to 2.62x        1.22x to 2.62x       1.20x to 1.87x
Weighted average debt service coverage ratio .................             1.50x                 1.54x                1.38x

                                  ----------
                                  (1) Subject to a permitted variance of plus or
                                      minus 10%.

                                  (2) Excludes two mortgage loans, representing
                                      approximately 3.2% of the aggregate
                                      principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.2% of the aggregate principal balance of loan group 1 as of the cut-off date), that pay interest only for the entirety of their respective loan terms.

                                  (3) Excludes two mortgage loans which are
                                      fully amortizing.

                                  (4) Minimum occupancy of 0.0% refers to one
                                      mortgaged property securing the AFR/Bank of America Portfolio mortgage loan (identified as Loan No. 16 in Annex A-1 to this prospectus supplement), representing approximately 1.5% of the principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.9% of the aggregate principal balance of loan group 1 as of the cut-off date). The overall occupancy of AFR/Bank of America Portfolio mortgaged properties is 86.6% as of September 15, 2003.

                                  The following table sets forth the current uses of the mortgaged properties.


                  CURRENT USES OF THE MORTGAGED PROPERTIES (1)



                                              AGGREGATE
                                              PRINCIPAL                  % OF      % OF
                                               BALANCE         % OF    INITIAL    INITIAL
                             NUMBER OF          OF THE       INITIAL     LOAN      LOAN
                             MORTGAGED         MORTGAGE        POOL    GROUP 1    GROUP 2
       CURRENT USE        PROPERTIES (2)      LOANS (3)      BALANCE   BALANCE    BALANCE
------------------------ ---------------- ----------------- --------- --------- ----------
Retail (4) ...........           44        $  478,774,269      34.8%     44.9%       0.0%
Multifamily ..........           34           298,853,337      21.7       3.4       84.9
Office ...............          136           244,168,974      17.7      22.9        0.0
Manufactured
  Housing ............            9           110,954,643       8.1       6.0       15.1
Mixed Use (5) ........           39           105,175,759       7.6       9.9        0.0
Self Storage .........           19            79,909,595       5.8       7.5        0.0
Industrial ...........            8            52,478,244       3.8       4.9        0.0
Hotel ................            1             6,092,275       0.4       0.6        0.0
                                ---        --------------
TOTAL ................          290        $1,376,407,096     100.0%    100.0%     100.0%
                                ===        ==============

                                  ----------
                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

                                  (2) The pool of mortgage loans includes eight
                                      multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49 and
                                      52 on Annex A-1 to this prospectus
                                      supplement), representing approximately
                                      12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include seven mortgage loans in loan group 1, or approximately 15.5% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 2.7% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

                                  (3) Based on the allocated amounts for
                                      mortgage loans secured by more than one
                                      mortgaged property.

                                  (4) Thirty-nine of such mortgage loans,
                                      representing approximately 32.8% of the
                                      aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored," (or approximately 42.3% of the aggregate principal balance of loan group 1 as of the cut-off date).

                                  (5) Includes office and retail space, along
                                      with banking centers.

                                  For more information regarding the current uses of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

                                  The mortgaged properties are located in 34 states. The following table lists the states which have concentrations of mortgaged properties at or above 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                           GEOGRAPHIC DISTRIBUTION(1)


                                                AGGREGATE       % OF
                               NUMBER OF        PRINCIPAL      INITIAL
                               MORTGAGED     BALANCE OF THE     POOL
           STATE            PROPERTIES (2)   MORTGAGE LOANS    BALANCE
--------------------------- --------------- ---------------- ----------
California ................        68        $  256,294,942      18.6%
  Northern (3) ............        22           142,461,981      10.4
  Southern (3) ............        46           113,832,962       8.3
Texas .....................        30           189,023,502      13.7
Virginia ..................        16           179,418,284      13.0
New York ..................        12           141,026,645      10.2
New Jersey ................        16           123,330,555       9.0
Florida ...................        40            80,605,064       5.9
North Carolina ............         5            69,828,983       5.1
Other States (4) ..........       103           336,879,121      24.5
                                  ---        --------------
Total .....................       290        $1,376,407,096     100.0%
                                  ===        ==============

                                  ----------
                                  (1) Because this table presents information
                                      relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

                                  (2) The pool of mortgage loans includes eight
                                      multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49 and
                                      52 on Annex A-1 to this prospectus
                                      supplement), representing approximately
                                      12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include seven mortgage loans in loan group 1, or approximately 15.5% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loans in loan group 2, or approximately 2.7% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

                                  (3) Northern California properties have a zip
                                      code greater than or equal to 93600.
                                      Southern California properties have a zip code less than 93600.

                                  (4) This reference consists of 27 states.


                                  For more information regarding the location of the mortgaged properties securing the mortgage loans included in loan group 1 and loan group 2, see Annex A-3 to this prospectus supplement.

                                  All of the mortgage loans bear interest at fixed rates.

                                  All of the mortgage loans provide for
                                  scheduled payments of principal and/or
                                  interest due on the first day of each month.
                                  The mortgage loans have grace periods as set forth in the following table:



                                   AGGREGATE
                      NUMBER       PRINCIPAL        % OF
                        OF         BALANCE OF     INITIAL   % OF INITIAL   % OF INITIAL
                     MORTGAGE     THE MORTGAGE      POOL    LOAN GROUP 1    LOAN GROUP
    GRACE PERIOD       LOANS         LOANS        BALANCE      BALANCE      2 BALANCE
------------------- ---------- ----------------- --------- -------------- -------------
5 days ............      98     $1,093,995,678      79.5%        81.0%         74.1%
10 days ...........      21        282,411,418      20.5         19.0          25.9
                         --     --------------     -----        -----         -----
Total .............     119     $1,376,407,096     100.0%       100.0%        100.0%
                        ===     ==============     =====        =====         =====

                                  Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued. See

                                  "Description of the Mortgage Pool--Certain
                                  Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                  The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (i.e., an actual/360 basis) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (i.e., 30/360 basis), as set forth in the following table:


                             INTEREST ACCRUAL BASIS

                                    AGGREGATE
                       NUMBER       PRINCIPAL        % OF
      INTEREST           OF         BALANCE OF     INITIAL   % OF INITIAL   % OF INITIAL
       ACCRUAL        MORTGAGE     THE MORTGAGE      POOL    LOAN GROUP 1    LOAN GROUP
        BASIS           LOANS         LOANS        BALANCE      BALANCE      2 BALANCE
-------------------- ---------- ----------------- --------- -------------- -------------
Actual/360 .........     118     $1,281,407,096      93.1%        91.1%         100.0%
30/360 .............       1         95,000,000       6.9          8.9            0.0
                         ---     --------------     -----        -----          -----
Total ..............     119     $1,376,407,096     100.0%       100.0%         100.0%
                         ===     ==============     =====        =====          =====

                                  See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                  The mortgage loans have the amortization characteristics set forth in the following table:


                               AMORTIZATION TYPES


                                          AGGREGATE
                                          PRINCIPAL        % OF        % OF           % OF
                           NUMBER OF      BALANCE OF     INITIAL   INITIAL LOAN   INITIAL LOAN
         TYPE OF            MORTGAGE     THE MORTGAGE      POOL       GROUP 1       GROUP 2
       AMORTIZATION          LOANS          LOANS        BALANCE      BALANCE       BALANCE
------------------------- ----------- ----------------- --------- -------------- -------------
Balloon Loans ...........      98     $  926,742,977       67.3%        63.9%         79.3%
Partial interest only
  Loans (1) .............      16        392,813,712       28.5         31.5          18.4
Interest only
  Loans .................       2         44,400,000        3.2          4.2           0.0
Fully amortizing
  Loans .................       2          6,950,407        0.5          0.0           2.2
Anticipated
  prepayment date
  Loans .................       1          5,500,000        0.4          0.5           0.0
                               --     --------------      -----        -----         -----
Total ...................     119     $1,376,407,096      100.0%       100.0%        100.0%
                              ===     ==============      =====        =====         =====

                                  ----------
                                  (1) Includes 16 mortgage loans representing
                                      approximately 28.5% of the aggregate
                                      principal balance of the pool of mortgage loans as of the cut-off date that pay interest-only for the first 12 to 36 scheduled payments of their respective loan terms.

                                  Fixed periodic payments on the mortgage loans are determined assuming interest is calculated on a "30/360 basis," but, with respect to 118 mortgage loans, interest actually accrues and is applied on the mortgage loans on an "actual/360 basis." Accordingly, there will be less amortization of the principal balance during the term of such mortgage loans, resulting in a higher final payment on such mortgage loans.

                                  One mortgage loan (identified as Loan No. 77 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.5% of the aggregate principal balance of loan group 1 as of the cut-off date), provides for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S certificates.

                                  The following table contains general
                                  information regarding the prepayment
                                  provisions of the mortgage loans.


                   OVERVIEW OF VOLUNTARY PREPAYMENT PROTECTION

                                     AGGREGATE
                        NUMBER       PRINCIPAL        % OF        % OF           % OF
                          OF         BALANCE OF     INITIAL   INITIAL LOAN   INITIAL LOAN
      PREPAYMENT       MORTGAGE     THE MORTGAGE      POOL       GROUP 1       GROUP 2
      PROTECTION         LOANS         LOANS        BALANCE      BALANCE       BALANCE
--------------------- ---------- ----------------- --------- -------------- -------------
Lockout period
  followed by
  Defeasance (1)(2)..     112    $1,329,102,768       96.6%        97.0%         95.1%
Lockout perio d
  followed by
  prepayment
  subject to Yield
  Maintenance
  Charge ............       7        47,304,327        3.4          3.0           4.9
                          ---    --------------      -----        -----         -----
  Total .............     119    $1,376,407,096      100.0%       100.0%        100.0%
                          ===    ==============      =====        =====         =====

                                  ----------
                                  (1) Includes the AFR/Bank of America Portfolio
                                      mortgage loan, which permits the voluntary prepayment prior to December 18, 2005 of 13.4% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan (subject to a yield maintenance charge) in connection with the sale of certain identified mortgaged properties during its lock-out period. From and after December 18, 2005, defeasance is permitted, subject to certain conditions in the loan documents. From and after August 1, 2013, the mortgage loan may be prepaid without payment of a yield maintenance charge. On April 1, 2004, the related borrower prepaid 0.2% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan.

                                  (2) Includes the PPL Component mortgage loan,
                                      which permits three partial payments of up to $10,000,000 each (subject to a partial prepayment premium) during specified periods between October 2011 and the maturity date of such loan. From and after January 1, 2014, the mortgage loan may be prepaid in full without payment of a penalty.


                                  Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                                  Except for one mortgage loan, representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which a separate loan REMIC has been established, prepayment or defeasance may not occur prior to the second anniversary of the date of initial issuance of the certificates.

                                  The mortgage loans specify a period of time immediately prior to the stated maturity date during which there are no restrictions on voluntary prepayment. Generally, all of the mortgage loans permit voluntary prepayment without the payment of a yield maintenance charge for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or the anticipated prepayment date, as applicable).

                                  All of the mortgage loans that permit
                                  prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                                  See "Description of the Mortgage
                                  Pool--Additional Mortgage Loan Information,"
                                  "--Certain Terms and Conditions of the
                                  Mortgage Loans--Defeasance; Collateral
                                  Substitution" in this prospectus supplement.


The Tysons Corner Center
 Mortgage Loan...............     With respect to the Tysons Corner Center
                                  mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.9% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures three other pari passu notes (with unpaid principal balances as of the cut-off date of $147,500,000, $62,500,000 and
                                  $35,000,000, respectively).

                                  See "Description of the Mortgage Pool--The
                                  Tysons Corner Center Mortgage Loan" in this prospectus supplement.

                                  The Tysons Corner Center mortgage loan and the three pari passu notes will be serviced and administered pursuant to the pooling and servicing agreement relating to the Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Commercial Mortgage Pass-Through Certificates, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement under which the Series 2004-C2 certificates are issued. In that regard,

                                  o   Wells Fargo Bank, N.A., which is the
                                      trustee under the COMM 2004-LNB2 pooling and servicing agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged property securing the Tysons Corner Center mortgage loan;

                                  o   GMAC Commercial Mortgage Corporation,
                                      which is the master servicer under the
                                      COMM 2004-LNB2 pooling and servicing
                                      agreement, will, in that capacity, be the master servicer for the Tysons Corner Center mortgage loan; however, advances of delinquent payments with respect to the Tysons Corner Center mortgage loan will be made by the master servicer, the trustee or the fiscal agent, as applicable, in accordance with the provisions of the pooling and servicing agreement; and

                                  o   Lennar Partners, Inc., which is the
                                      special servicer of the Tysons Corner
                                      Center mortgage loan under the COMM
                                      2004-LNB2 pooling and servicing agreement, will, in that capacity, be the special servicer for the Tysons Corner Center mortgage loan.

                                  See "Servicing of the Mortgage
                                  Loans--Servicing of the Tysons Corner Center
                                  Mortgage Loan" in this prospectus supplement.


The AFR/Bank of America
 Portfolio Mortgage Loan.....     With respect to the AFR/Bank of America
                                  Portfolio mortgage loan (identified as Loan
                                  No. 16 on Annex A-1 to this prospectus
                                  supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.9% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure five other pari passu notes (with unpaid principal balances as of the cut-off date of $99,804,618, $84,833,926, $74,853,464,
                                  $39,921,847 and $19,960,924, respectively) and
                                  one subordinate loan (with an unpaid principal balance as of the cut-off date of $99,804,618).

                                  See "Description of the Mortgage Pool--The
                                  AFR/Bank of America Portfolio Mortgage Loan" in this prospectus supplement.

                                  The AFR/Bank of America Portfolio mortgage loan will be serviced and administered pursuant to the pooling and servicing agreement relating to the GMAC Commercial Mortgage Securities Inc., Series 2003-C3 Mortgage Pass-Through Certificates, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the pooling and servicing agreement under which the Series 2004-C2 certificates are issued. In that regard,

                                  o LaSalle Bank National Association, which is the trustee under the GMACCM 2003-C3 pooling and servicing agreement, will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the AFR/Bank of America Portfolio mortgage loan;

                                  o   GMAC Commercial Mortgage Corporation,
                                      which is the master servicer under the
                                      GMACCM 2003-C3 pooling and servicing
                                      agreement, will, in that capacity, be the master servicer for the AFR/Bank of America Portfolio mortgage loan; however, advances of delinquent payments with respect to the AFR/Bank of America Portfolio mortgage loan will be made by the master servicer, the trustee or the fiscal agent, as applicable, in accordance with the provisions of the pooling and servicing agreement; and

                                  o Midland Loan Services, Inc., which is the special servicer of the AFR/Bank of America Portfolio mortgage loan under the GMACCM 2003-C3 pooling and servicing agreement, will, in that capacity, be the special servicer for the AFR/Bank of America Portfolio mortgage loan.

                                  See "Servicing of the Mortgage
                                  Loans--Servicing of the AFR/Bank of America
                                  Portfolio Mortgage Loan" in this prospectus supplement.

                                  The AFR/Bank of America Portfolio mortgage loan is referred to as such in this prospectus supplement because it is secured by mortgaged properties at which Bank of America is a tenant. The AFR/Bank of America Portfolio mortgage loan was originated by German American Capital Corporation.

The PPL Senior Component.....     The PPL Component mortgage loan (identified as
                                  Loan No. 2 on Annex A-1 to this prospectus supplement) is divided into a senior component and six subordinate components. The aggregate principal balance of the PPL Component mortgage loan (including its subordinate components) as of the cut-off date is approximately $112,600,000. The aggregate principal balance of the senior component of the PPL Component mortgage loan as of the cut-off date is approximately $85,750,000, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.0% of the aggregate principal balance of loan group 1 as of the cut-off date). The aggregate principal balance of the subordinate components of the PPL Component mortgage loan as of the cut-off date is approximately $26,850,000.

                                  See "Description of the Mortgage Pool--The PPL Senior Component" in this prospectus supplement.

                                  The PPL Component mortgage loan will be
                                  serviced and administered pursuant to the pooling and servicing agreement. In addition, certain holders of the subordinate components may have the right to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting the related mortgage loan.

                                  See "Servicing of the Mortgage Loans--Rights of the PPL Controlling Holder" in this prospectus supplement.

The Stonebriar Plaza Mortgage
 Loan and the Clarendon
 Heights Mortgage Loan.......     With respect to each of the Stonebriar Plaza
                                  mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.0% of the aggregate principal balance of loan group 1 as of the cut-off date), and the Clarendon Heights mortgage loan
                                  (identified as Loan No. 70 on Annex A-1 to this prospectus supplement), representing approximately

                                  0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.0% of the aggregate principal balance of loan group 2 as of the cut-off date), the related mortgaged property also secures one subordinate loan (with original principal balances of $1,975,000 and $300,000, respectively).

                                  See "Description of the Mortgage Pool--The
                                  Stonebriar Plaza Mortgage Loan and The
                                  Clarendon Heights Mortgage Loan" in this prospectus supplement.

                                  The Stonebriar Plaza mortgage loan and the Clarendon Heights mortgage loan and the related subordinate loans will be serviced and administered pursuant to the pooling and servicing agreement. In addition, the holder of each subordinate loan may have the right to advise and direct the master servicer and/or the special servicer with respect to various servicing matters affecting the related mortgage loan.

                                  See "Servicing of the Mortgage Loans--Rights of the Holders of the CBA B Notes" in this prospectus supplement.


                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations................     The offered certificates will be offered in
                                  minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
 Settlement..................     Each class of offered certificates will be
                                  registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                  DTC.

                                  You may hold your offered certificates
                                  through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or The Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or The Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                                  We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                                  See "Description of the
                                  Certificates--Book-Entry Registration and
                                  Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
 Certificateholders..........     On each distribution date, the trustee will
                                  prepare and make available to each
                                  certificateholder of record, initially
                                  expected to be Cede & Co., a statement as to the distributions being made on that date.
                                  Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                                  See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

Deal Information/Analytics...     Certain information concerning the mortgage
                                  loans and the offered certificates will be available to you through the following services:

                                  o   Bloomberg, L.P.

                                  o   the trustee's website at www.etrustee.net.

Optional Termination.........     On any distribution date on which the
                                  aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement
                                  (and all property acquired through exercise of remedies in respect of any mortgage loan).
                                  Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class X-1, Class
                                  X-2, Class PPL-1, Class PPL-2, Class PPL-3,
                                  Class PPL-4, Class PPL-5 and Class PPL-6 certificates (provided, however, that the
                                  Class A-1 through Class H certificates are no longer outstanding and the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange.

                                  See "Description of the
                                  Certificates--Termination; Retirement of
                                  Certificates" in this prospectus supplement and "Description of the
                                  Certificates--Termination" in the prospectus.

Tax Status...................     Elections will be made to treat designated
                                  portions of the trust as three separate
                                  REMICs--a Lower-Tier REMIC, an Upper-Tier
                                  REMIC and a separate REMIC with respect to the PPL Component mortgage loan--for federal income tax purposes. The senior component of the PPL Component mortgage loan and each class of Class PPL certificates will represent
                                  "regular interests" in the REMIC that holds the PPL Component mortgage loan. The portion of the trust representing excess interest will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment. In addition, a separate REMIC election will be made with respect to the AFR/Bank of America
                                  Portfolio mortgage loan and two of the
                                  AFR/Bank of America Portfolio pari passu loans
                                  (which are not included in the trust fund).

                                  Pertinent federal income tax consequences of an investment in the offered certificates include:


                                  o   Each class of offered certificates (and
                                      the Class X-1, Class X-2, Class A-1A,
                                      Class F, Class G, Class H, Class J, Class
                                      K, Class L, Class M, Class N, Class O and
                                      Class P certificates) will represent
                                      "regular interests" in the Upper-Tier
                                      REMIC.

                                  o The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

                                  o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                  o   It is anticipated that the offered
                                      certificates will be issued at a premium.

                                  See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations.........     Subject to important considerations described
                                  under "ERISA Considerations" in this
                                  prospectus supplement and "Certain ERISA
                                  Considerations" in the accompanying
                                  prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment.............     The offered certificates will not constitute
                                  "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                  Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

                                  See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Ratings......................     The offered certificates will not be issued
                                  unless each of the offered classes receives the following ratings from Fitch, Inc., Moody's Investors Service, Inc. and Dominion
                                  Bond Rating Service Limited:

                          FITCH     MOODY'S       DBRS
                         -------   ---------   ---------
Class A-1 ............     AAA        Aaa         AAA
Class A-2 ............     AAA        Aaa         AAA
Class A-3 ............     AAA        Aaa         AAA
Class A-4 ............     AAA        Aaa         AAA
Class B ..............      AA        Aa2         AA
Class C ..............     AA-        Aa3      AA (low)
Class D ..............      A          A2          A
Class E ..............      A-         A3       A (low)

                                  A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of the mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance or prepayment charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations," "Risk Factors" and "Ratings" in this prospectus supplement and "Rating" and "Yield and Maturity Considerations" in the prospectus.

                                  See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Texas, Virginia, New York, New Jersey, Florida and North Carolina represent approximately 18.6%, 13.7%, 13.0%, 10.2%, 9.0%, 5.9% and 5.1%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses or losses relating to a particular loan group will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 8.9% of the aggregate principal balance of loan group 1 as of the cut-off date.

     o The five largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 25.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and approximately 32.6% of the aggregate principal balance of loan group 1 as of the cut-off date.

     o The ten largest mortgage loans or group of cross-collateralized mortgage loans represent, in the aggregate, approximately 35.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 46.1% of the aggregate principal balance of loan group 1 as of the cut-off date.

     Each of the other mortgage loans or group of cross-collateralized mortgage loans not described above represents less than approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types also can pose increased risks. In that regard, the following table lists the property type concentrations of the pool of mortgage loans as of the cut-off date:


                         PROPERTY TYPE CONCENTRATIONS(1)


                                                      AGGREGATE
                                    NUMBER OF     PRINCIPAL BALANCE                       % OF INITIAL LOAN   % OF INITIAL LOAN
                                    MORTGAGED      OF THE MORTGAGE    % OF INITIAL POOL        GROUP 1             GROUP 2
          PROPERTY TYPE           PROPERTIES (2)       LOANS (3)           BALANCE             BALANCE             BALANCE
-------------------------------- --------------- ------------------- ------------------- ------------------- ------------------
Retail (4) .....................        44          $  478,774,269           34.8%               44.9%                0.0%
Multifamily ....................        34             298,853,337           21.7                 3.4                84.9
Office .........................       136             244,168,974           17.7                22.9                 0.0
Manufactured Housing ...........         9             110,954,643            8.1                 6.0                15.1
Mixed Use (5) ..................        39             105,175,759            7.6                 9.9                 0.0
Self Storage ...................        19              79,909,595            5.8                 7.5                 0.0
Industrial .....................         8              52,478,244            3.8                 4.9                 0.0
Hotel ..........................         1               6,092,275            0.4                 0.6                 0.0
TOTAL/WEIGHTED AVERAGE .........       290          $1,376,407,096          100.0%              100.0%              100.0%
                                       ===          ==============          =====               =====               =====

----------
(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by the appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement).

(2) The pool of mortgage loans includes eight multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49 and 52 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (which includes seven mortgage loans in loan group 1, or approximately 15.5% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 2.7% of the aggregate principal balance of such loan group as of the cut-off date). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Based on the allocated loan amount for mortgage loans secured by more than one mortgaged property.

(4) Thirty-nine of such mortgaged properties, representing approximately 32.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 42.3% of the aggregate principal balance of loan group 1 as of the cut-off date), are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" retail mortgaged properties.

(5)  Includes office and retail space, along with banking centers.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

     In particular, the mortgage loans in loan group 1 are secured primarily by properties other than multifamily and manufactured housing community properties and the mortgage loans in loan group 2 are secured primarily by multifamily and manufactured housing properties. Because principal distributions on the Class A-1A certificates are generally received from collections on the mortgage loans in loan group 2, an adverse event with respect to multifamily or manufactured housing community properties would have a substantially greater impact on the Class A-1A certificates than if such class received principal distributions from other property types as well. However, on and after any distribution date on which the certificate principal balances of the Class B through P certificates have been reduced to zero, the Class A-1A certificates will receive principal distributions from the collections on the pool of mortgage loans, pro rata, with the Class A-1, Class A-2, Class A-3 and Class A-4 certificates.

MORTGAGE LOANS WITH RELATED BORROWERS

     Certain groups of non-cross-collateralized mortgage loans have borrowers related to each other. The largest of these groups (identified as Loan Nos. 7 and 19 on Annex A-1 to this prospectus supplement) represents approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.7% of the aggregate principal balance of loan group 1 as of the cut-off date).

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.


MORTGAGE LOANS SECURED BY MULTIPLE MORTGAGED PROPERTIES

     Eight mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49 and 52 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include seven mortgage loans in loan group 1, or approximately 15.5% of the aggregate principal balance of such loan group as of the cut-off date, and one mortgage loan in loan group 2, or approximately 2.7% of the aggregate principal balance of such loan group as of the cut-off date), are secured by more than one mortgaged property. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Mortgage loans secured by more than one mortgaged property in a state with "one action" or similar rules may have security arrangements that are difficult to enforce (as a practical matter). In addition, with respect to any mortgage loan secured by multiple mortgaged properties in more than one state, it may be necessary upon a default thereof to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of each mortgaged property is not impaired or released.

BORROWER SINGLE PURPOSE ENTITIES

     The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loan documents limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Law" in the prospectus.

CROSS-COLLATERALIZED MORTGAGE LOANS ENTAIL RISKS

     Four groups of mortgage loans, consisting of eight mortgage loans (identified as Loan Nos. 38, 39, 54, 55, 98, 99, 104 and 105 on Annex A-1 to this prospectus supplement), in the aggregate representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.3% of the aggregate principal balance of loan group 1 as of the cut-off date), are cross-collateralized or cross-defaulted. These arrangements seek to reduce the risk that the inability of a mortgaged property securing each such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien. In addition, the lender could experience delay in exercising remedies with respect to cross-collateralized loan groups involving properties located in more than one state.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee or the fiscal agent have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan. However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

     All of the mortgage loans either prohibit future unsecured subordinated debt, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. The applicable mortgage loan sellers have informed us that they are aware of the actual or potential unsecured indebtedness with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

     Additionally, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property. The mortgage loan sellers have informed us that they are aware of the actual or potential mezzanine debt, with respect to the mortgage loans described under "Description of the Mortgage Pool--General."

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

     One hundred and seventeen of the mortgage loans, representing approximately 99.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 86 mortgage loans in loan group 1, or approximately 100% of the aggregate principal balance of such loan group as of the cut-off date, and 31 mortgage loans in loan group 2, or approximately 97.8% of the aggregate principal balance of such loan group as of the cut-off date), are expected to have all of their principal balances or substantial remaining principal balances outstanding as of their respective stated maturity dates, thus requiring a balloon payment on their stated maturity date.

     Seventy-three mortgage loans, representing approximately 63.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include 57 mortgage loans in loan group 1, or approximately 69.1% of the aggregate principal balance of such loan group as of the cut-off date, and 16 mortgage loans in loan group 2, or approximately 43.8% of the aggregate principal balance of such loan group as of the cut-off date), have a maturity date in the year 2014.

     Mortgage loans with substantial remaining principal balances at their stated maturity or with substantial remaining principal balances at an anticipated prepayment date involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time due to the inability to refinance such mortgage loan. This risk to investors is magnified when a substantial portion of the pool matures in the same year.

     A borrower's ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related properties;

     o    the borrower's equity in the related properties;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the property;

     o    reductions in government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one- to four-family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the adequacy of the property's management and maintenance;

     o    the age, design and construction quality of the properties;

     o management's ability to convert an unsuccessful property to an alternate use;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the proximity and attractiveness of competing properties;

     o    new construction of competing properties in the same market;

     o increases in operating expenses, including, but not limited to, insurance premium increases;

     o    dependence on tenant(s) in a particular business or industry;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o    a decline in the financial condition of a major tenant;

     o    rent control or rent stabilization laws;

     o    an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences; and

     o    retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant were to close or, in certain circumstances, fail to open. See "--Retail Properties Have Special Risks" below. Under such circumstances the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Eleven mortgage loans (identified as Loan Nos. 21, 39, 57, 66, 95, 96, 97, 100, 101, 107 and 113 on Annex A-1 to this prospectus supplement), representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 5.2% of the aggregate principal balance of loan group 1 as of the cut-off date), are each secured by a single mortgaged property that is leased to a single tenant. Ten of the leases for such single tenants extend beyond the stated maturity date of the related mortgage loans. Additionally, the underwriting of certain of these mortgage loans secured by mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property, and where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the underwriters considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the single-tenant mortgage loans took into account the creditworthiness of the tenants under the applicable leases. Accordingly, such single-tenant mortgage loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of mortgage loans.

     In addition, one mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by 151 mortgaged properties, 89 of which are each leased to a single tenant and 67 of which are greater than 50% leased to such single tenant pursuant to a lease that provides the tenant with the right to relocate between buildings and to exercise certain limited termination rights.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" and "--Office Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

     o    tenants were unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement. Certain of the tenants have lease expiration dates that occur prior to the loan maturity date. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases at any time or for lack of appropriations. Certain of the mortgaged properties may have tenants affiliated with the related borrower. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases at a mortgaged property may expire prior to the related maturity date.

     Even if vacated space is successfully re-let, the costs associated with re-letting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), such leases may terminate at such tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

     Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower. In such cases, a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes REO, it is possible that an affiliate of the borrower may remain as a tenant.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS

     Certain of the tenants at some of the mortgaged properties may have been, may currently be or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

TENANT-IN-COMMON BORROWERS OWN SOME OF THE MORTGAGED PROPERTIES

     With respect to seven mortgage loans (identified as Loan Nos. 5, 25, 42, 44, 76, 89 and 100 on Annex A-1 to this prospectus supplement) representing approximately 6.5% of the principal balance of the pool of mortgage loans as of the cut-off date (which includes seven mortgage loans in loan group 1, or approximately 8.4% of the aggregate principal balance of such loan group as of the cut-off date), the borrowers are special purposes entities that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell his interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common borrower proportionally. To reduce the likelihood of a partition action, each tenant-in-common has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     Enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. However, the mortgage loan documents for such loans generally provides that the portion of the loans attributable to each tenant-in-common interest that files for bankruptcy protection will become full recourse to the tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy.

     Additionally, pursuant to the mortgage loan documents, the tenant-in-common borrowers may be permitted to transfer portions of their interests in the mortgaged property to numerous additional tenant-in-common borrowers. The related mortgage loan documents generally provide that a tenant-in-common borrower and its constituent owners will be personally liable for any losses suffered by the lender as a result of any action intended or reasonably likely to delay or prevent the lender from enforcing its remedies.

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are generally not insured or guaranteed by any person or entity, governmental or otherwise.

     Generally, each mortgage loan is or should be considered a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds or breach of environmental covenants. If a default occurs, recourse generally may be had only against the borrower and/or specific properties and other assets that have been pledged to secure the mortgage loan, subject to customary recourse carveouts. Even if a mortgage loan is or becomes recourse to the borrower, in most cases, the borrower's assets are limited to primarily its interest in the related mortgaged property. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the

Washington, D.C. area and Pennsylvania. It is possible that any further terrorist attacks could (i) lead to damage to one or more of the mortgaged properties, (ii) result in higher costs for insurance premiums or diminished availability of insurance coverage for losses related to terrorist attacks, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail traffic and percentage rent. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow. These disruptions and uncertainties could materially and adversely affect the value of, and an investor's ability to resell, the certificates. See "--Property Insurance" below.

RECENT DEVELOPMENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS

     The impact of international events involving the United States, such as the aftermath of the terrorist attacks of September 11, 2001 and the ongoing military action in Iraq, is uncertain. In addition, the government of the United States has stated that it is likely that future acts of terrorism may take place. It is impossible to predict the extent to which any such military operations or any future terrorist activities, either domestically or internationally, may affect the economy and investment trends within the United States and abroad. These disruptions and uncertainties could materially and adversely affect an investment in the certificates, including the ability of an investor to resell its certificates. These disruptions and uncertainties could materially and adversely affect the borrowers' abilities to make payments under the mortgage loans, the ability of each transaction party to perform their respective obligations under the transaction documents to which they are a party, the value of the certificates and the ability of an investor to resell the certificates.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     There are 44 retail properties, securing approximately 34.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 44.9% of the aggregate principal balance of loan group 1 as of the cut-off date).

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An anchor tenant is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. Thirty-nine of the mortgaged properties, securing approximately 32.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 42.3% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored." Five of the mortgaged properties, securing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.6% of the aggregate principal balance of loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close or, in certain circumstances, fail to open, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain tenants or anchor stores may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including, without limitation, other stores not being open for business at the mortgaged property or the subject store not meeting the minimum sales requirement under its lease. The leases for certain anchor stores may lack operating covenants requiring them to remain open. Further, economic conditions affecting the business of the anchor tenant at other locations may have an adverse impact on the anchor tenant's business at the related mortgaged property. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences if such space is not occupied.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and price/shopping clubs; catalogue retailers; home shopping networks; internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     In the case of the Tysons Corner Center mortgage loan, the related mortgage loan documents permit the borrower to renovate and expand a portion of the mall at its own expense. Construction of the project is underway and is expected to be completed on or before the fourth quarter of 2005. The scope of work approved under the related mortgage loan documents includes:

     o the redevelopment of the currently vacant JC Penney building containing approximately 226,464 square feet of gross building area;

     o the construction of a new attached building containing approximately 288,870 square feet of gross building area;

     o the leasing of such space to a theater (approximately 93,711 square feet of net rentable area on level three), food court, restaurants and additional tenants; and

     o the construction of an adjacent multi-level parking garage, having approximately 1,612 parking spaces.

     The expansion and renovation, if completed, will provide additional collateral for the Tysons Corner Center mortgage loan, but no income from such space was included in the underwriting of the mortgage loan. The mortgage loan documents do not require a reserve or completion guaranty in connection with the project. Although construction has commenced, no assurance can be given as to the timing of the completion of the construction or the leasing of the project or the impact on cash flow at the related mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

     o    local competitive conditions;

     o    adverse changes in consumer spending;

     o    quality of management;

     o    physical attributes and quality of the premises; and

     o a decline in the business of a particular tenant or tenants, which may result in such tenant or other tenants at the property ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     There are 34 multifamily properties, securing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include four mortgaged properties securing approximately 3.4% of the aggregate principal balance of loan group 1 as of the cut-off date, and 30 mortgaged properties securing approximately 84.9% of the aggregate principal balance of loan group 2 as of the cut-off date). A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o local employers, including military bases and colleges, relocating, closing or going out of business;

     o the location of the property, which may become less desirable over time;

     o the ability of management to rent units and provide adequate maintenance and insurance;

     o    the services and amenities at the property;

     o    the property's reputation;

     o the level of mortgage interest rates and the strength of the single-family home market, either of which may encourage tenants to purchase rather than lease housing;

     o in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, as well as physical layout of the housing, which may not be readily convertible to traditional multifamily use;

     o    the presence of competing properties;

     o the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a local military base or workers from a particular business or industry;

     o    local competitive conditions;

     o    quality of management;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o state and local regulations that may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o    the length of the term of the lease.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within such mortgaged properties or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     There are 136 office properties, securing approximately 17.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 22.9% of the aggregate principal balance of loan group 1 as of the cut-off date).

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

     o a decline in the business of tenants or a relocation of jobs, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

     o    the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have experienced over the past several years a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology, communications and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to re-let the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

     Included in the office properties referenced above are seven medical office properties (which secure the mortgage loans identified as Loan Nos. 26, 63 and 81 on Annex A-1 to this prospectus supplement), which secure approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.6% of the aggregate principal balance of loan group 1 as of the cut-off date). The performance of a medical office property may depend on the proximity of such property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The closure of a nearby hospital may therefore adversely affect the value of a medical office property. In addition, the performance of a medical office property may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     There are nine manufactured housing community properties, securing approximately 8.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which includes five mortgaged properties securing approximately 6.0% of the aggregate principal balance of loan group 1 as of the cut-off date and four mortgaged properties securing approximately 15.1% of the aggregate principal balance of loan group 2 as of the cut-off date). Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing communities;

     o    apartment buildings; and

     o    single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o    location of the manufactured housing community;

     o the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities;

     o    the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.


SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     There are 19 self storage properties, securing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.5% of the aggregate principal balance of loan group 1 as of the cut-off date). Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

     o    decreased demand;

     o    competition;

     o    lack of proximity to apartment complexes or commercial users;

     o    apartment tenants moving to single-family homes;

     o    decline in services rendered, including security;

     o    dependence on business activity ancillary to renting units;

     o    age of improvements; or

     o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

     Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.


INDUSTRIAL/WAREHOUSE PROPERTIES HAVE SPECIAL RISKS

     There are eight industrial properties, securing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 4.9% of the aggregate principal balance of loan group 1 as of the cut-off date). Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     There is one hotel property securing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 0.6% of the aggregate principal balance of loan group 1 as of the cut-off date), that is considered limited-service.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns (including, for example, the decline in air travel following the terrorist attacks in New York City, Washington, D.C. and Pennsylvania) caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

     The one mortgage loan secured by a hotel property is affiliated with a franchise company through a franchise agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence and financial strength of the franchisor or hotel management company and, with respect to a franchise company only,

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing agreement.

     Any provision in franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees.

     Transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.


PROPERTIES WITH CONDOMINIUM OWNERSHIP HAVE SPECIAL RISKS

     One mortgage loan (identified as Loan No. 26 on Annex A-1 to this prospectus supplement), representing 1.2% of the outstanding pool balance as of the cut-off date (or approximately 1.5% of the aggregate principal balance of loan group 1 as of the cut-off date), is secured, in whole or in part, by the related borrower's fee simple ownership interest in one or more condominium units.

     The related borrower does not have a controlling vote in the owners' association, but the association has agreed to comply with certain property management standards and, at the request of any unit holder, to engage a qualified property inspector to assess the adequacy of the capital expenditures budget.

     The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

     Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties such as hotels and self storage facilities, or other properties (including, in some cases, multifamily properties) deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     Four of the mortgage loans (identified as Loan Nos. 4, 28, 65 and 103 on Annex A-1 to this prospectus supplement), representing approximately 5.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 7.4% of the aggregate principal balance of loan group 1 as of the cut-off date), are secured by a lien on the related borrower's leasehold interest in all or a portion of the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease. Additionally, one mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.9% of the aggregate principal balance of loan group 1 as of the cut-off date), for certain mortgaged properties secured by such mortgage loan (A) by a lien on a fee simple estate; (B) in part by a lien on a fee simple estate in a portion of the related real property, and in part by a lien on a leasehold estate (but not the related fee interest) in the remaining portion of such real property; or (C) by a lien on a leasehold estate (but not the related fee interest). Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor, the mortgage loan sellers, the master servicer, the primary servicer or the special servicer may purchase a portion of the Series 2004-C2 certificates. This could cause a conflict between the master servicer's or the special servicer's respective duties to the trust under the pooling and servicing agreement and their respective interests as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2004-C2 non-offered certificates, or has financial interests in or other financial dealings with a borrower or sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, if the special servicer or an affiliate holds Series 2004-C2 non-offered certificates, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating earlier than necessary in order to avoid advance interest or additional trust fund expenses. Either action could result in less proceeds to the trust than would be realized if alternate action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2004-C2 non-offered certificates.

     Additionally, each of the master servicer, sub-servicers and special servicer currently services or will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the trust. Consequently, personnel of the master servicer, sub-servicers and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer, the sub-servicers or the special servicer.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates and the directing certificateholder will have no liability to any certificateholder outside the controlling class for any action it takes or fails to take. However, the special servicer is not permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

THE PPL CONTROLLING HOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     The PPL Component mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) includes a senior component, representing approximately 6.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.0% of the aggregate principal balance of loan group 1 as of the cut-off date), and six subordinate components. The subordinate components of the PPL Component mortgage loan are assets of trust, but only support the Class PPL certificates. Pursuant to the pooling and servicing agreement, the PPL controlling holder has the right under certain conditions to advise and direct the master servicer and the special servicer with respect to various servicing matters affecting the mortgage loan. The PPL controlling holder may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     It is possible that the PPL controlling holder may withhold its consent to actions proposed by the master servicer or the special servicer or direct the special servicer to take or refrain from taking actions with respect to the PPL Component mortgage loan which conflict with the interests of certain classes of the offered certificates and the PPL controlling holder will have no liability to any holder of any certificate (other than certain holders of the Class PPL certificates) for any action it takes or fails to take. However, neither the master servicer nor the special servicer is permitted to take actions which are prohibited by law or violate the terms of the pooling and servicing agreement (including the servicing standard) or the mortgage loan documents. See "Servicing of the Mortgage Loans--General" and "--Rights of the PPL Controlling Holder" in this prospectus supplement.

THE HOLDERS OF CERTAIN SUBORDINATE AND PARI PASSU DEBT MAY DIRECT ACTIONS OF THE SPECIAL SERVICER OR THE ACTIONS OF THE SERVICER AND SPECIAL SERVICER UNDER CERTAIN OTHER POOLING AND SERVICING AGREEMENTS

The Tysons Corner Center Mortgage Loan

     With respect to the Tysons Corner Center mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 6.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 8.9% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged property also secures three other pari passu loans. The Tysons Corner Center mortgage loan and the three pari passu loans will be serviced under the COMM 2004-LNB2 pooling and servicing agreement. Any decision to be made with respect to the Tysons Corner Center mortgage loan that requires the approval of the directing certificateholder of the controlling class under the COMM 2004-LNB2 pooling and servicing agreement or otherwise requires approval under the related intercreditor agreement (other than the termination of a special servicer under the COMM 2004-LNB2 pooling and servicing agreement and appointment of successor special servicer with respect to such mortgage loan) will require the approval of the holders of the Tysons Corner Center mortgage loan and the three other pari passu loans then holding a majority of the aggregate outstanding principal balance of the Tysons Corner Center mortgage loan and such pari passu loans. If such holders (or their designees) cannot agree on a course of action within a certain period of time, the directing certificateholder under the COMM 2004-LNB2 pooling and servicing agreement will be entitled to direct the master servicer or the special servicer under the COMM 2004-LNB2 pooling and servicing agreement with respect to which course of action it should follow.

     The interests of the holders of the three other pari passu loans may conflict with the interests of, and their decisions may adversely affect, the holders of one or more classes of offered certificates. In addition, as of the cut-off date, the Tysons Corner Center mortgage loan represents approximately 27.9% of the aggregate principal balance of the four loans secured by the related mortgaged property. As a result, any determinations made by the directing certificateholder (the party entitled to exercise the rights of the holder of the Tysons Corner Center mortgage loan) will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer under the COMM 2004-LNB2 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

The AFR/Bank of America Portfolio Mortgage Loan

     With respect to the AFR/Bank of America Portfolio mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 1.9% of the aggregate principal balance of loan group 1 as of the cut-off date), the related mortgaged properties also secure a subordinate loan and five other pari passu loans. The largest of the pari passu loans and the subordinate loan have been deposited into the commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities Inc, Series 2003-C3 Mortgage Pass-Through Certificates. The rights of the holder of the subordinate loan are exercised by the holders of the controlling class of the separate series of certificates that are backed by the subordinate loan.

     Prior to the occurrence of a control appraisal event described under "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Mortgage Loan" in this prospectus supplement, the majority certificateholder of the controlling class of the separate series of certificates backed by the subordinate loan will have the right under certain circumstances to advise and direct the master servicer or special servicer, as applicable, under the GMACCM 2003-C3 pooling and servicing agreement with respect to various servicing matters affecting the related AFR/Bank of America Portfolio mortgage loan and to approve various decisions affecting the AFR/Bank of America Portfolio mortgage loan. The holders of such certificates may have interests in conflict with those of the certificateholders of the classes of offered certificates.

     Following the occurrence of such control appraisal event, any decision with respect to the AFR/Bank of America Portfolio mortgage loan which requires the approval of the directing certificateholder of the controlling class under the GMACCM 2003-C3 pooling and servicing agreement (or otherwise requires approval under the related intercreditor agreement) will require the approval of the holders of a majority by principal balance of the AFR/Bank of America Portfolio mortgage loan and the pari passu loans, or if such holders (or their designees) cannot agree on a course of action within a certain period of time, the directing certificateholder of the controlling class under the GMACCM 2003-C3 pooling and servicing agreement.

     The holders of the subordinate loan and the five other pari passu loans (or their respective designees) may have interests in conflict with, and their decisions may adversely affect, the certificateholders of the classes of offered certificates. In addition, as of the cut-off date, the AFR/Bank of America Portfolio mortgage loan represents approximately 5.9% of the aggregate principal balance of the six pari passu loans secured by the related mortgaged properties. As a result, any determinations made by the directing certificateholder (the party entitled to exercise the rights of the holder of the AFR/Bank of America Portfolio mortgage loan) will not necessarily be implemented and approvals to proposed actions of the master servicer or the special servicer, as applicable, under the GMACCM 2003-C3 pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

The Stonebriar Plaza Mortgage Loan and the Clarendon Heights Mortgage Loan

     With respect to each of the Stonebriar Plaza mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 3.0% of the aggregate principal balance of loan group 1 as of the cut-off date), and the Clarendon Heights mortgage loan (identified as Loan No. 70 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 2.0% of the aggregate principal balance of loan group 2 as of the cut-off date), the related mortgaged property also secures a subordinate loan.

     Pursuant to the terms of the related intercreditor agreements, neither the master servicer nor the special servicer may enter into material amendments, modifications or extensions of any such mortgage loan or subordinate loan in a material manner without the consent of the holder of the related subordinate loan; provided, however, that such consent right will expire upon the expiration of the repurchase period described under "Servicing of the Mortgage Loans--Rights of the Holders of the CBA B Notes."

     The holders of the subordinate loans (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or the special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since that class bears interest at a rate limited by the weighted average of the net mortgage interest rates of the mortgage loans. The pass-through rates on such certificates may be limited by the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although the mortgage loans generally have prepayment protection in the form of lockout periods followed by defeasance provisions or yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment or yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur.

     In addition certain mortgage loans permit partial prepayment during the related lockout period. See, for example, "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lock-out period;

     o special provisions in certain of the loan documents that permit prepayment under limited circumstances, including in connection with a release;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable prepayment or yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A casualty or condemnation may cause a prepayment of all or a portion of the loan balance. The mortgage loans generally do not require a prepayment or yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no prepayment or yield maintenance charge would be payable. A repurchase or early prepayment as described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Performance Escrows" in this prospectus supplement may adversely affect the yield to maturity on your certificates.

     With respect to the AFR/Bank of America Portfolio mortgage loan, the Stonebriar Plaza mortgage loan and the Clarendon Heights mortgage loan, the related mortgaged property or properties also secure a subordinate mortgage loan. In addition, the PPL Component mortgage loan includes a senior component and certain subordinate components. With respect to all of these mortgage loans, certain designees of the holders of the related subordinate debt or subordinate components, as applicable, will have the right, subject to the satisfaction of certain conditions (including a loan default), described under "Servicing of the Mortgage Loans--Rights of the Holders of the CBA B Notes," "--Rights of the PPL Controlling Holder" and "--Servicing of the AFR/Bank of America Portfolio Mortgage Loan" in this prospectus supplement, to purchase the related mortgage loan from the trust without payment of yield maintenance charges. This circumstance would have the same effect on the offered certificates as a prepayment in full of such mortgage loan.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    the rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances, at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and the Class A-1A, Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     All of the mortgaged properties were subject to environmental site assessments within the 12 month period prior to the cut-off date, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions include, for example,

     o    leaks from storage tanks,

     o    on-site spills, and

     o    soil and groundwater contamination from dry cleaning operations.

     Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In addition, problems associated with mold may pose risks to the mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no generally accepted standard for the assessment of mold. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and/or remediation expenses, each of which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Internal Revenue Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC (or the applicable loan REMIC with respect to the PPL Component mortgage loan) to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC (or the applicable loan REMIC with respect to the PPL Component mortgage loan) to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in the State of New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. Similar considerations apply with respect to the AFR/Bank of America Portfolio mortgage loan under the GMACCM 2003-C3 pooling and servicing agreement and with respect to the Tysons Corner Center mortgage loan under the COMM 2004-LNB2 pooling and servicing agreement.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, the mortgaged properties securing approximately 18.6%, 13.7% and 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (which include the mortgaged properties securing approximately 23.1%, 15.4% and 5.4%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and the mortgaged properties securing approximately 3.3%, 8.1% and 7.3%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off-date) are located in California, Texas and Florida, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, hurricanes, fires and floods) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     With respect to certain of the mortgage loans, the "all risk" property insurance coverage, terrorism insurance coverage and/or earthquake insurance coverage for the related mortgaged properties are provided under blanket policies that also cover other properties (that do not secure assets of the trust) owned by the related borrowers' affiliates, and accordingly the amount of coverage available for a mortgaged property would be reduced if insured events occur at such other properties. Should an uninsured loss or a loss in excess of insured limits occur at the related mortgaged property, the borrowers could suffer disruption of income from such other mortgaged properties, potentially for an extended period of time, while remaining responsible for any financial obligations relating to such mortgaged properties.

     Certain mortgage loans are secured by improvements which are insured by policies that specifically exclude coverage for acts of terrorism.

     The September 11, 2001 terrorist attacks have caused many reinsurance companies (which assume some of the risk of policies sold by primary insurers) to indicate that they intend to eliminate coverage for acts of terrorism from their reinsurance. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the

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Terrorism Risk Insurance Act of 2002, which established the Terrorism Risk
Insurance Program. The Terrorism Risk Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that is the subject of an insurance claim. As of July 7, 2003, the Treasury Department has established procedures for the Terrorism Risk Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured loss that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Risk Insurance Program requires that each insurer for policies in place prior to November 26, 2002 provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. Subject to the foregoing, any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005.

     However, the Terrorism Risk Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest in an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Risk Insurance Program.

     Furthermore, because the Terrorism Risk Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Risk Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or subsequent terrorism insurance legislation will be passed upon its expiration.

     With respect to certain of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. In particular, with respect to eighteen mortgage loans (identified as Loan Nos. 10, 22, 25, 29, 35, 40, 43, 44, 46, 47, 90, 95, 96, 97,
100, 101, 107 and 116 on Annex A-1 to this prospectus supplement), representing approximately 11.9% of the principal balance of the pool as of the cut-off date (which included 15 mortgage loans in loan group 1, or approximately 11.9% of the aggregate principal balance of such loan group as of the cut-off date and 3 mortgage loans in loan group 2, or approximately 12.1% of the aggregate principal balance of such loan group as of the cut-off date) the related loan documents either do not require the borrower to maintain terrorism insurance or for which terrorism insurance is not in place as of the cut-off date. In other instances, the insurance policies specifically exclude coverage for acts of terrorism. Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer, may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance (whether or not the mortgage loan documents specify that such insurance must be maintained), the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. See "Servicing of the Mortgage Loans--Maintenance of Insurance" in this prospectus supplement.

     In addition, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current or future zoning laws, including use, density, parking and setback requirements, due to changes in zoning requirements that have occurred after the use was established or the improvements constructed on such properties or may occur in the future due to legislative or judicial action. The existing or future use of such properties or the improvements thereon may be deemed "legally non-conforming" under such circumstances. This means that while the borrower would not be required to cease the existing use or alter the existing improvements to comply with the existing or new law, applicable zoning could require full compliance upon the occurrence of a significant casualty or otherwise limit the continuance of legally non-conforming uses or structures. Thus, we cannot assure you that the related borrower would be able to continue its current use or rebuild the existing structures "as is" in the event of a substantial casualty loss, or otherwise have the same rights as for conforming properties.

     The legally non-conforming status of a mortgaged property could thus result in an adverse impact on its cash flow following casualty. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws, although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to otherwise be deemed legally non-conforming may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrower's right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages of the anticipated aggregate principal balance of the pool of mortgage loans as of April 1, 2004 (the "Cut-off Date"), assuming that the mortgage loans make their scheduled monthly payments in April 2004. The trust will consist primarily of 119 mortgage loans secured by 290 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance as of the Cut-off Date, of approximately $1,376,407,096 (the "Initial Pool Balance") subject to a permitted variance of plus or minus 10%. The "Cut-off Date Balance" of any mortgage loan, pari passu loan, subordinate loan or subordinate component will be the unpaid principal balance of that mortgage loan, pari passu loan, subordinate loan or subordinate component as of the Cut-off Date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the Cut-off Date and subsequent to the immediately preceding due date. All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis.

     The trust's assets also include the PPL Subordinate Components. The PPL Subordinate Components support only the Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PPL-6 certificates, which certificates are not being offered pursuant to this prospectus supplement. For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the PPL Senior Component of the PPL Component Mortgage Loan. Generally, the exclusion of the PPL Subordinate Components (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the PPL Component Mortgage Loan indicated in such statistical information because that information is based only on the PPL Senior Component. References to the original principal balance of the PPL Senior Component are references to the principal balance of the PPL Component Mortgage Loan (including the PPL Subordinate Components) as of its origination date, less the principal balances of the PPL Subordinate Components as of that date.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups"). Loan Group 1 will consist of 86 mortgage loans (excluding any subordinate components) with an aggregate principal balance of $1,067,309,618, representing approximately 77.5% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 33 mortgage loans (excluding any subordinate components) with an aggregate principal balance of $309,097,478 (or approximately 87.8% of the aggregate principal balance of the mortgage loans secured by multifamily properties and approximately 42.0% of the aggregate principal balance of the mortgage loans secured by manufactured housing properties), representing approximately 22.5% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

          (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties;

          (2) with respect to one mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (or approximately 1.9% of the Initial Loan Group 1 Balance), in part on a fee simple estate in a portion of the related real property, in part on a leasehold estate (but not the related fee) in the remaining portion of such real property and in part on a combination of fee simple and leasehold estates in a portion of the related real property; and

          (3) with respect to four mortgage loans (identified as Loan Nos. 4, 28, 65 and 103 on Annex A-1 to this prospectus supplement), representing approximately 5.8% of the Initial Pool Balance (or approximately 7.4% of the Initial Loan Group 1 Balance), on a leasehold estate in a commercial property.

     Each property described in clauses (1) through (3) above is referred to in this prospectus supplement as a "Mortgaged Property."

     Except with respect to one mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), the term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least twenty years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     The AFR/Bank of America Portfolio Mortgage Loan is partially secured by several ground leases which were mortgaged as additional collateral, but for which no loan allocations were assigned, and certain short-term leases for parking lots or facilities serving the mortgaged properties. Certain of these additional leases have terms shorter than 20 years beyond the applicable stated maturity.

     On or about April 22, 2004 (the "Closing Date"), GE Commercial Mortgage Corporation (the "Depositor") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), German American Capital Corporation ("GACC") and Bank of America, N.A. ("Bank of America" and, collectively with GECC and GACC, the "Mortgage Loan Sellers") pursuant to three mortgage loan purchase agreements, each dated on or about the Cut-off Date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (the "Trustee") for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between September 27, 2002 and March 31, 2004.

     With respect to any Mortgage which has been recorded in the name of the Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related mortgage loan or the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. In accordance with the terms of the Pooling and Servicing Agreement, Trustee will review each Mortgage File after the Closing Date (or after the Trustee`s receipt of any document permitted to be delivered after the Closing Date) to determine if any of the foregoing documents are missing.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the borrower and/or specific property and other assets, if any, pledged to secure a mortgage loan subject to customary recourse carveouts.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential additional indebtedness secured by a mortgaged property with respect to the mortgage loans:

     o With respect to four mortgage loans (identified as Loan Nos. 1, 7, 16 and 70 on Annex A-1 to this prospectus supplement), representing approximately 11.1% of the Initial Pool

          Balance, the related mortgaged property or properties also secure one or more pari passu loan and/or a subordinate loan. See "--The Tysons Corner Center Mortgage Loan," "--The AFR/Bank of America Portfolio Mortgage Loan," "--The Stonebriar Plaza Mortgage Loan and The Clarendon Heights Mortgage Loan" below.

     o With respect to two mortgage loans (identified as Loan Nos. 38 and 39 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (or approximately 1.1% of the Initial Loan Group 1 Balance), the related borrower also has secured debt in favor of an affiliate in the amounts of $807,900 and $356,775 (with respect to Loan No. 38), and $222,585 (with respect to Loan No. 39), respectively. Such debt has been subordinated to the mortgage loan pursuant to a subordination and standstill agreement.

     All of the mortgage loans either prohibit future unsecured subordinated debt that is not incurred in the ordinary course of business, or require lender's consent in connection therewith. However, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following actual or potential unsecured indebtedness with respect to the mortgage loans:

     o With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 6.9% of the Initial Pool Balance, the related mortgage loan documents permit the related borrower to incur additional unsecured indebtedness in connection with the expansion and renovation of certain portions of the related Mortgaged Property.

     o With respect to two mortgage loans (identified as Loan Nos. 61 and 88 on Annex A-1 to this prospectus supplement), representing approximately 0.8% of the Initial Pool Balance (or approximately 0.4% of the Initial Loan Group 1 Balance and approximately 2.3% of the Initial Loan Group 2 Balance), the related borrower has incurred unsecured subordinate debt in the amounts of $667,094 and $675,471, respectively, payable to a partner of each related borrower. Such debt has been subordinated to the respective mortgage loan pursuant to a subordination and standstill agreement.

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property. As of the date hereof, the Mortgage Loan Sellers have informed us of the following actual or potential mezzanine debt:

     o With respect to one mortgage loan (identified as Loan No. 8 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the Initial Pool Balance (or approximately 2.6% of the Initial Loan Group 1 Balance), the 99% member of the borrower pledged its ownership interests in the borrower to secure mezzanine debt in the form of revolving debt from Cincinnati OH Financial, LLC. The mezzanine debt is currently $100,000, which amount may be increased up to $2,250,000, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85% (based on a then-current appraisal), an aggregate debt service coverage ratio of at least 1.15x, rating agency confirmation and an acceptable intercreditor agreement. In addition, the applicable mortgage loan documents permit the members of the borrower to pledge their ownership interests in the borrower to secure mezzanine debt, subject to the satisfaction of certain conditions, including, among other things, an aggregate loan-to-value ratio of at least 85% (based on a then-current appraisal), an aggregate debt service coverage ratio of at least 1.15x, rating agency confirmation and an acceptable intercreditor agreement.

     o With respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 5.3% of the Initial Pool Balance (or approximately 6.8% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85%, an aggregate debt service coverage ratio of at least 1.25x, an acceptable intercreditor agreement, and rating agency approval of mezzanine loan documents and "no downgrade" confirmation.


     o With respect to one mortgage loan (identified as Loan No. 6 on Annex A-1 to this prospectus supplement), representing approximately 2.3% of the Initial Pool Balance (or approximately 3.0% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 80%, an aggregate debt service coverage ratio of at least 1.20x and an acceptable intercreditor agreement.


     o With respect to one mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the Initial Pool Balance (or approximately 2.5% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 75%, an aggregate debt service coverage ratio of at least 1.20x, an acceptable intercreditor agreement, and rating agency approval of mezzanine loan documents and "no downgrade" confirmation.


     o With respect to one mortgage loan (identified as Loan No. 15 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (or approximately 1.9% of the Initial Loan Group 1 Balance), the loan documents permit a transfer of the borrower to certain of its affiliates and, under certain circumstances, a transfer of indirect interests in the borrower to non-affiliates.


     o With respect to one mortgage loan (identified as Loan No. 19 on Annex A-1 to this prospectus supplement), representing approximately 1.3% of the Initial Pool Balance (or approximately 1.7% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 90%, an aggregate debt service coverage ratio of at least 1.20x, and lender approval of mezzanine loan documents and intercreditor agreement.


     o With respect to one mortgage loan (identified as Loan No. 24 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (or approximately 1.6% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 80%, an aggregate debt service coverage ratio of at least 1.20x, and lender approval of mezzanine loan documents and intercreditor agreement and, if required, rating agency "no downgrade" confirmation.


     o With respect to one mortgage loan (identified as Loan No. 49 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (or approximately 0.9% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio approval requirement and lender approval of mezzanine loan documents and intercreditor agreement.

     o With respect to one mortgage loan (identified as Loan No. 50 on Annex A-1 to this prospectus supplement), representing approximately 0.7% of the Initial Pool Balance (or approximately 3.0% of the Initial Loan Group 2 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 80%, an aggregate debt service constant ratio of at least 1.00x (based upon NOI for the twelve month period ending with the most recently completed calendar quarter and a stressed mortgage constant of 9.25%), and lender approval of mezzanine loan documents and intercreditor agreement and, if required, rating agency "no downgrade" confirmation.

     o With respect to two mortgage loans (identified as Loan Nos. 54 and 55 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (or approximately 0.7% of the Initial Loan Group 1 Balance), the applicable mortgage loan documents permit an initial purchaser of the related Mortgaged Property to pledge the ownership interests in such initial purchaser to secure mezzanine debt, subject to the satisfaction of certain conditions, including, among other things, the satisfaction of a DSCR test, rating agency confirmation and an acceptable intercreditor and subordination agreement.

     o With respect to one mortgage loan (identified as Loan No. 82 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the Initial Pool Balance (or approximately 1.5% of the Initial Loan Group 2 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 80%, an aggregate debt service coverage ratio of at least 1.20x, an acceptable intercreditor agreement, and, if required, rating agency "no downgrade" confirmation.

     o With respect to one mortgage loan (identified as Loan No. 101 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (or approximately 0.3% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 57.6%, an aggregate debt service coverage ratio of at least 1.65x, and lender approval of mezzanine loan documents and intercreditor agreement.

     o With respect to one mortgage loan (identified as Loan No. 114 on Annex A-1 to this prospectus supplement), representing approximately 0.1% of the Initial Pool Balance (or approximately 0.2% of the Initial Loan Group 1 Balance), the loan documents permit the owners of the borrower to pledge their ownership interests to secure mezzanine debt, subject to the satisfaction of certain conditions, including an aggregate loan-to-value ratio not to exceed 85%, an aggregate debt service coverage ratio of at least 1.20x, an acceptable intercreditor agreement, and, if required, rating agency "no downgrade" confirmation.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

THE TYSONS CORNER CENTER MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) (the "Tysons Corner Center Mortgage Loan"), representing approximately 6.9% of the Initial Pool Balance (or approximately 8.9% of the Initial Loan Group 1 Balance), the related mortgaged property also secures three other mortgage loans (the "Tysons Corner Center Pari Passu Loans" and, together with the Tysons Corner Center Mortgage Loan, the "Tysons Corner Center Whole Loan"). The Tysons Corner Center Pari Passu Loans are pari passu in right of payment with the Tysons Corner Center Mortgage Loan and have Cut-off Date Balances of $147,500,000, $62,500,000 and $35,000,000, respectively. The
Tysons Corner Center Mortgage Loan and the Tysons

Corner Center Pari Passu Loans have the same interest rate, maturity date and amortization term. Only the Tysons Corner Center Mortgage Loan is included in the trust. The Tysons Corner Pari Passu Loans are not assets of the trust.

     As of the Cut-off Date, one of the Tysons Corner Center Pari Passu Loans (with a Cut-off Date Balance of $147,500,000) is owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the Deutsche Mortgage & Asset Receiving Corporation, COMM 2004-LNB2 Mortgage Pass-Through Certificates (the "COMM 2004-LNB2 Pooling and Servicing Agreement"). As of the Cut-off Date, it is anticipated that another of the Tysons Corner Center Pari Passu Loans (with a Cut-off Date Balance of $35,000,000) will be owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities, Inc., Series 2004-C1 Mortgage Pass-Through Certificates (the "GMACCM 2004-C1 Pooling and Servicing Agreement"). The other Tysons Corner Center Pari Passu Loan is owned by GACC or an affiliate, and may be sold at any time (subject to compliance with the related intercreditor agreement).

     The holders of the Tysons Corner Center Mortgage Loan and the Tysons Corner Center Pari Passu Loans have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the Tysons Corner Center Whole Loan. Pursuant to the terms of that intercreditor agreement,

     o the Tysons Corner Center Mortgage Loan and the Tysons Corner Center Pari Passu Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of the Tysons Corner Center Mortgage Loan and/or the Tysons Corner Center Pari Passu Loans (in each case, subject to the rights of the master servicer, the special servicer and the trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, and any other service providers with respect to a Tysons Corner Center Pari Passu Loan to payments and reimbursements pursuant to and in accordance with the terms of the COMM 2004-LNB2 Pooling and Servicing Agreement) will be applied to the Tysons Corner Center Mortgage Loan and the Tysons Corner Center Pari Passu Loans on a pari passu basis according to their respective outstanding principal balances.

     The related intercreditor agreement also permits GACC, so long as it is the holder of one or more Tysons Corner Center Pari Passu Loans, to reallocate the principal of such mortgage loans among each other (to the extent so retained) or to such new pari passu notes or to divide such retained mortgage loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of all outstanding Tysons Corner Center Pari Passu Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The Tysons Corner Center Mortgage Loan will be serviced pursuant to the terms of the COMM 2004-LNB2 Pooling and Servicing Agreement. However, P&I Advances with respect to the Tysons Corner Center Mortgage Loan will be made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, as described in "Description of the Certificates--Advances" in this prospectus supplement. For more information regarding the servicing of the Tysons Corner Center Mortgage Loan, see "Servicing of the Mortgage Loans--Servicing of the Tysons Corner Center Mortgage Loan" in this prospectus supplement.

THE AFR/BANK OF AMERICA PORTFOLIO MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement) (the "AFR/Bank of America Portfolio Mortgage Loan" and, together with the Tysons Corner Center Mortgage Loan, the "Non-Serviced Mortgage Loans" ), representing approximately

1.5% of the Initial Pool Balance (or approximately 1.9% of the Initial Loan Group 1 Balance), the related mortgaged properties also secure five other pari passu loans (the "AFR/Bank of America Portfolio Pari Passu Loans" and, together with the AFR/Bank of America Portfolio Mortgage Loan, the "AFR/Bank of America Portfolio Senior Loans") and one subordinate loan (the "AFR/Bank of America Portfolio B Note" and, together with the AFR/Bank of America Portfolio Senior Loans, the "AFR/Bank of America Portfolio Whole Loan"). The AFR/Bank of America Portfolio Pari Passu Loans have Cut-off Date Balances of $99,804,618, $84,833,926, $74,853,464, $39,921,847 and $19,960,924, respectively. The
AFR/Bank of America Portfolio B Note has a Cut-off Date Balance of $99,804,618. The AFR/Bank of America Portfolio Senior Loans have the same interest rate, maturity date and amortization term. The AFR/Bank of America Portfolio B Note has the same maturity date and amortization term as the AFR/Bank of America Portfolio Senior Loans, but an interest rate of 5.3918% per annum. Only the AFR/Bank of America Portfolio Mortgage Loan is included in the trust. Neither the AFR/Bank of America Portfolio Pari Passu Loans nor the AFR/Bank of America Portfolio B Note are assets of the trust.

     As of the Cut-off Date, the largest of the AFR/Bank of America Portfolio Pari Passu Loans (the "AFR/Bank of America Portfolio Pari Passu Loan A-1") and the AFR/Bank of America Portfolio B Note are owned by a commercial mortgage securitization trust created pursuant to the pooling and servicing agreement related to the GMAC Commercial Mortgage Securities Inc., Series 2003-C3 Mortgage Pass-Through Certificates (the "GMACCM 2003-C3 Pooling and Servicing Agreement" and, together with the COMM 2004-LNB2 Pooling and Servicing Agreement, the "Non-Serviced Mortgage Loan Pooling and Servicing Agreements"). As of the Cut-off Date, two other AFR/Bank of America Portfolio Pari Passu Loans (with Cut-off Date Balances of $74,853,464 and $84,833,926, respectively) are owned by two commercial mortgage securitization trusts: one created pursuant to the pooling and servicing agreement related to the GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and the other created pursuant to the COMM 2004-LNB2 Pooling and Servicing Agreement. As of the Cut-off Date, the remaining AFR/Bank of America Portfolio Pari Passu Loans are owned by GACC or an affiliate, and may be sold at any time (subject to compliance with the related intercreditor agreement). As of the Cut-off Date, it is anticipated that one of such AFR/Bank of America Portfolio Pari Passu Loans (with a Cut-off Date Balance of $39,921,847) will be deposited into a commercial mortgage securitization trust created pursuant to the GMACCM 2004-C1 Pooling and Servicing Agreement.

     The holders of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Note have entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the AFR/Bank of America Portfolio Whole Loan. Pursuant to the terms of that intercreditor agreement,

     o if no monetary event of default or other material non-monetary event of default has occurred and is continuing (or if a monetary event of default or other material non-monetary event of default has occurred and is continuing, the holder of the AFR/Bank of America Portfolio B Note has cured such monetary event of default or other material non-monetary event of default in accordance with the terms of the related intercreditor agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement), the holder of the AFR/Bank of America Portfolio B Note will generally be entitled to receive its scheduled interest payments after the holders of the AFR/Bank of America Portfolio Senior Loans receive their scheduled interest payments (other than default interest) and after any advances in respect of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Note are repaid in full, and the holders of the AFR/Bank of America Portfolio Senior Loans and the AFR/Bank of America Portfolio B Note will be entitled to receive their respective scheduled, involuntary and voluntary payments of principal on a pro rata basis; and

     o if a monetary event of default or other material non-monetary event of default has occurred and is continuing (and has not been cured by the holder of the AFR/Bank of America Portfolio B Note exercising its cure rights in accordance with the terms of the related intercreditor agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement), the holder of the AFR/Bank of America Portfolio B Note will not be entitled to receive payments of principal and interest until the holders of the AFR/Bank of America Portfolio Senior Loans receive all their respective accrued scheduled interest and outstanding principal in full.

     In addition, the holders of the AFR/Bank of America Portfolio Senior Loans entered into a separate intercreditor agreement. Pursuant to the terms of that separate intercreditor agreement,

     o the AFR/Bank of America Portfolio Senior Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

     o all payments, proceeds and other recoveries on or in respect of each AFR/Bank of America Portfolio Senior Loan (in each case, subject to the rights of the master servicer, the special servicer, the trustee and the fiscal agent under the GMACCM 2003-C3 Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and any other service providers with respect to an AFR/Bank of America Portfolio Senior Loan to payments and reimbursements pursuant to and in accordance with the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement) will be applied to the AFR/Bank of America Portfolio Senior Loans on a pari passu basis according to their respective outstanding principal balances.

     The related intercreditor agreements also permit GACC, so long as it is the holder of one or more AFR/Bank of America Portfolio Pari Passu Loans, to reallocate the principal of such mortgage loans among each other (to the extent so retained) or to such new pari passu notes or to divide such mortgage loans into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being reallocated, provided that the aggregate principal balance of all outstanding AFR/Bank of America Portfolio Pari Passu Loans held by GACC and the new pari passu mortgage notes following such amendments is no greater than the aggregate principal balance of the related promissory notes prior to such amendments.

     The AFR/Bank of America Portfolio Mortgage Loan will be serviced pursuant to the terms of the GMACCM 2003-C3 Pooling and Servicing Agreement. However, P&I Advances with respect to the AFR/Bank of America Portfolio Mortgage Loan will be made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, as described in "Description of the Certificates--Advances" in this prospectus supplement. For more information regarding the servicing of the AFR/Bank of America Portfolio Mortgage Loan, see "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Mortgage Loan" in this prospectus supplement.

     The AFR/Bank of America Portfolio Mortgage Loan is referred to as such in this prospectus supplement because it is secured by Mortgaged Properties at which Bank of America is a tenant. The AFR/Bank of America Portfolio Mortgage Loan was originated by GACC.

     The Tysons Corner Center Pari Passu Loan and the AFR/Bank of America Pari Passu Loans are referred to herein as the "Pari Passu Loans."

THE PPL SENIOR COMPONENT

     The ownership interest in one mortgage loan (the "PPL Component Mortgage Loan") (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) will be split into a senior interest (the "PPL Senior Component") and six subordinate interests (the "PPL-A Component", "PPL-B Component", "PPL-C Component", "PPL-D Component", "PPL-E Component" and "PPL-F Component" and, together, the "PPL Subordinate Components"). The Cut-off Date Balance of the PPL Senior Component is $85,750,000, which represents approximately 6.2% of the Initial Pool Balance (or approximately 8.0% of the Initial Loan Group 1 Balance). The PPL Subordinate Components, which are assets of the trust, are subordinate in right of payment to the PPL Senior Component and have an aggregate Cut-off Date Balance of $26,850,000.

     All distributions of principal and interest with respect to the PPL Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of each PPL

Subordinate Component, each represented by a Class of Class PPL Certificates, are only entitled on any Distribution Date to amounts collected on the PPL Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the PPL Senior Component as described in this prospectus supplement under "Description of the Certificates--Distributions." None of the Class PPL Certificates are being offered by this prospectus supplement.

     The PPL Component Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement. For more information regarding the servicing of the PPL Component Mortgage Loan, see "Servicing of the Mortgage Loans--Rights of the PPL Controlling Holder" in this prospectus supplement.

THE STONEBRIAR PLAZA MORTGAGE LOAN AND THE CLARENDON HEIGHTS MORTGAGE LOAN

     With respect to one mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement) (the "Stonebriar Plaza Mortgage Loan"), representing approximately 2.3% of the Initial Pool Balance (or approximately 3.0% of the Initial Loan Group 1 Balance), the related mortgaged property also secures a subordinate loan (the "Stonebriar Plaza B Note"). With respect to one mortgage loan (identified as Loan No. 70 on Annex A-1 to this prospectus supplement) (the "Clarendon Heights Mortgage Loan" and, together with the Stonebriar Plaza Mortgage Loan, the "CBA Mortgage Loans" ), representing approximately 0.4% of the Initial Pool Balance (or approximately 2.0% of the Initial Loan Group 2 Balance), the related mortgaged property also secures a subordinate loan (the "Clarendon Heights B Note" and, together with the Stonebriar Plaza B Note, the "CBA B Notes" or the "Serviced B Notes" ). Each CBA Mortgage Loan, together with the applicable CBA B Note, shall be referred to in this prospectus supplement as a "CBA Whole Loan" or a "Serviced Whole Loan".

     The Stonebriar Plaza B Note is subordinate in right of payment to the Stonebriar Plaza Mortgage Loan and has an original balance of $1,975,000. The Clarendon Heights B Note is subordinate in right of payment to the Clarendon Heights Mortgage Loan and has an original balance of $300,000. Only the CBA Mortgage Loans are included in the trust. The CBA B Notes are not assets of the trust.

     The holders of each CBA Mortgage Loan and the related CBA B Note entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the related CBA Whole Loan. Pursuant to the terms of that intercreditor agreement,

     o the rights of the holder of the CBA B Note to receive payments are subordinate to the rights of the holder of the related CBA Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto,

     o prior to the occurrence of (i) the acceleration of a CBA Mortgage Loan or the related CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related CBA B Note, and

     o following the occurrence and during the continuance of (i) the acceleration of a CBA Mortgage Loan or its related CBA B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the CBA B Note to purchase the CBA Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on a CBA B Note will be subordinated to all payments due on the related CBA Mortgage Loan and the holder of such CBA B Note will not be entitled to receive any payment of principal or interest until the holder of the related CBA Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

     Each CBA Whole Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement. For more information regarding the servicing of the CBA Mortgage Loans, see "Servicing of the Mortgage Loans--Rights of the Holders of the CBA B Notes" in this prospectus supplement.

     The AFR/Bank of America Portfolio B Note and the CBA B Notes are collectively referred to in this prospectus supplement as the "B Notes."

AFFILIATED BORROWER CONCENTRATIONS

     The largest concentration of non-cross-collateralized mortgage loans with affiliated borrowers consists of two mortgage loans (identified as Loan Nos. 7 and 19 on Annex A-1 to this prospectus supplement), representing approximately 3.6% of the Initial Pool Balance (or approximately 4.7% of the Initial Loan Group 1 Balance).

SIGNIFICANT MORTGAGE LOANS

     No mortgage loan or group of cross-collateralized mortgage loans has an outstanding principal balance as of the Cut-off Date which exceeds 6.9% of the Initial Pool Balance (or 8.9% of the Initial Loan Group 1 Balance, and 7.1% of the Initial Loan Group 2 Balance).

     The following table sets forth information regarding the ten largest mortgage loans in the pool, which represent, in the aggregate, approximately 35.8% of the Initial Pool Balance, approximately 46.1% of the Initial Loan Group 1 Balance.


            TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED GROUPS



                                                                                                WEIGHTED AVERAGES
                                                                                  --------------------------------------------------
                                                                        % OF                                                  LTV
MORTGAGE LOAN OR         NUMBER                              % OF     APPLICABLE             STATED               CUT-OFF    RATIO
CROSS-                     OF      NUMBER OF    AGGREGATE   INITIAL  INITIAL LOAN          REMAINING               DATE        AT
COLLATERALIZED          MORTGAGE   MORTGAGED  CUT-OFF DATE    POOL      GROUP     MORTGAGE    TERM      DSCR        LTV     MATURITY
GROUP                     LOANS   PROPERTIES     BALANCE    BALANCE   BALANCE(1)    RATE     (MOS.)      (2)     RATIO(2)     (2)
---------------------- ---------- ---------- ------------- --------- ------------ -------- --------- ---------- ---------- ---------
Tysons Corner
 Center ..............      1          1     $ 95,000,000      6.9%    8.9%        5.224%     119       1.88x      52.3%     45.1%
Pacific Place ........      1          1       85,750,000      6.2     8.0%        4.332%     119       2.26x      46.8%     40.6%
The Prince
 Building ............      1          1       72,287,037      5.3     6.8%        5.830%     117       1.27x      76.9%     65.1%
Princeton Office .....      1          6       55,230,000      4.0     5.2%        6.020%     117       1.30x      71.4%     63.3%
Chino Hills
 Crossroads
 Marketplace .........      1          1       39,108,571      2.8     3.7%        5.710%      78       1.31x      74.6%     67.4%
Riverpark
 Shopping
 Center ..............      1          1       31,597,782      2.3     3.0%        5.600%     115       1.37x      79.6%     67.0%
Stonebriar Plaza......      1          1       31,572,410      2.3     3.0%        5.800%     119       1.29x      79.9%     67.4%
Continental
 Centre ..............      1          1       27,475,681      2.0     2.6%        5.750%     119       1.29x      78.5%     66.1%
Extra Space New
 Jersey ..............      1          5       27,010,000      2.0     2.5%        4.700%      60       1.51x      73.7%     65.2%
Lake Grove
 Plaza ...............      1          1       27,000,000      2.0     2.5%        4.750%     120       2.62x      61.4%     61.4%
                           --         --     ------------     ----                 -----      ---       ----       ----      ----
TOTAL/WEIGHTED
 AVERAGE .............     10         19     $492,103,482     35.8%                5.321%     112       1.66x      65.5%     57.1%
                           ==         ==     ============     ====

----------
(1)  All of the mortgage loans represented in this table are part of Loan Group
     1.

(2) The calculation of the debt service coverage ratio, the Cut-off Date loan-to-value ratio and the loan-to-value ratio at maturity exclude the PPL Subordinate Components and the Stonebriar Plaza B Note.

APD LOAN

     One mortgage loan (identified as Loan No. 77 on Annex A-1 to this prospectus supplement) (the "APD Loan"), representing approximately 0.4% of the Initial Pool Balance (or approximately 0.5% of the Initial Loan Group 1 Balance), provides that if, after a certain date (each, an "Anticipated Prepayment Date"), the borrower has not prepaid the APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Prepayment Date for the APD Loan is approximately 100 months after the origination date for the APD Loan. The Revised Rate for the APD Loan is equal to the Initial Rate, plus the greater of the Initial Rate plus 2.00% per annum, or the treasury rate plus 7.00% per annum. After the Anticipated Prepayment Date, the APD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loan after its Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loan will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the APD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loan will be prepaid by the related borrower on or about its Anticipated Prepayment Date.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     All of the mortgage loans provide for scheduled payments of principal and/or interest due on the first day of each month. The mortgage loans have grace periods as set forth in the following table:


                            OVERVIEW OF GRACE PERIODS


                                  AGGREGATE
                                  PRINCIPAL
                   NUMBER OF      BALANCE OF                    % OF INITIAL   % OF INITIAL
                    MORTGAGE       MORTGAGE      % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
  GRACE PERIODS      LOANS          LOANS        POOL BALANCE      BALANCE       BALANCE
----------------- ----------- ----------------- -------------- -------------- -------------
5 days ..........      98      $1,093,995,678         79.5%          81.0%         74.1%
10 days .........      21         282,411,418         20.5           19.0          25.9
                      ---      --------------        -----          -----         -----
Total ...........     119      $1,376,407,096        100.0%         100.0%        100.0%
                      ===      ==============        =====          =====         =====

     Certain states require a minimum of 7 to 15 days before late payment charges may be levied. However, all mortgage loans in such states have a grace period with respect to default interest of not more than ten days, after which time default interest may be levied or other remedies pursued.

     All of the mortgage loans bear interest at fixed rates. The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"), or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:



                             INTEREST ACCRUAL BASIS

                                         AGGREGATE
                                         PRINCIPAL
                          NUMBER OF      BALANCE OF                    % OF INITIAL   % OF INITIAL
                           MORTGAGE       MORTGAGE      % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
 INTEREST ACCRUAL BASIS     LOANS          LOANS        POOL BALANCE      BALANCE       BALANCE
------------------------ ----------- ----------------- -------------- -------------- -------------
Actual/360 .............     118      $1,281,407,096         93.1%          91.1%         100.0%
30/360 .................       1          95,000,000          6.9            8.9            0.0
                             ---      --------------        -----          -----          -----
Total ..................     119      $1,376,407,096        100.0%         100.0%         100.0%
                             ===      ==============        =====          =====          =====

     The mortgage loans have the amortization characteristics set forth in the following table:


                               AMORTIZATION TYPE


                                                          AGGREGATE
                                                          PRINCIPAL
                                           NUMBER OF      BALANCE OF                    % OF INITIAL   % OF INITIAL
                                            MORTGAGE       MORTGAGE      % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
           TYPE OF AMORTIZATION              LOANS          LOANS        POOL BALANCE      BALANCE       BALANCE
----------------------------------------- ----------- ----------------- -------------- -------------- -------------
Balloon mortgage loans ..................      98      $  926,742,977         67.3%          63.9%         79.3%
Partial interest only ...................      16(1)      392,813,712         28.5           31.5          18.4
Interest only mortgage loans ............       2          44,400,000          3.2            4.2           0.0
Fully amortizing mortgage loans .........       2           6,950,407          0.5            0.0           2.2
Hyper amortizing mortgage loans .........       1           5,500,000          0.4            0.5           0.0
                                             -----     --------------        -----          -----         -----
Total ...................................     119      $1,376,407,096        100.0%         100.0%        100.0%
                                             =====     ==============        =====          =====         =====

----------
(1) Includes 16 mortgage loans representing approximately 28.5 of the Initial Pool Balance that pay interest-only for the first 12 to 36 scheduled payments of their respective loan terms.


     Prepayment Provisions. Each mortgage loan prohibits any voluntary prepayments or defeasance for a specified period of time after its date of origination (a "Lock-out Period"), except as set forth below with respect to the AFR/Bank of America Portfolio Mortgage Loan. Following the expiration of the Lock-out Period, each mortgage loan restricts voluntary prepayments in one of the following ways:



                  OVERVIEW OF VOLUNTARY PREPAYMENT PROTECTION


                                                         AGGREGATE
                                                         PRINCIPAL
                                       NUMBER OF         BALANCE OF                    % OF INITIAL   % OF INITIAL
                                       MORTGAGE           MORTGAGE      % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
       TYPE OF AMORTIZATION              LOANS             LOANS        POOL BALANCE      BALANCE       BALANCE
--------------------------------- ------------------ ----------------- -------------- -------------- -------------
Lockout with Defeasance .........         112(1)(2)   $1,329,102,768         96.6%          97.0%         95.1%
Lockout period followed by
  prepayment subject to Yield
  Maintenance Charge ............           7             47,304,327          3.4            3.0           4.9
                                        -----         --------------        -----          -----         -----
Total ...........................         119         $1,376,407,096        100.0%         100.0%        100.0%
                                        =====         ==============        =====          =====         =====

(1) Includes the AFR/Bank of America Portfolio Mortgage Loan, which permits the voluntary prepayment prior to December 18, 2005 of 13.4% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan (subject to a Yield Maintenance Charge) in connection with the sale of certain identified Mortgaged Properties during its Lock-out Period. From and after December 18, 2005, defeasance is permitted, subject to certain conditions in the loan documents. From and after August 1, 2013, the mortgage loan may be prepaid without payment of a Yield Maintenance Charge. On April 1, 2004, the related borrower prepaid 0.2% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan.

(2) Includes the PPL Component Mortgage Loan, which permits three partial payments of up to $10,000,000 each (subject to a PPL Partial Prepayment Premium) during specified periods between October 2011 and the maturity date of such loan. From and after January 1, 2014, the mortgage loan may be prepaid in full without payment of a penalty.


     "Yield Maintenance Charge" means:

     o with respect to the AFR/Bank of America Portfolio Mortgage Loan, such mortgage loan's pro rata share of the product of (A) the excess, if any, of (i) the sum of the present values of all remaining scheduled payments of principal and interest, including the payment of principal and interest scheduled to be outstanding on the maturity date, discounted at a rate that equals the Treasury Rate (converted to a monthly equivalent) over (ii) the outstanding principal amount immediately before such prepayment and (B) the principal amount being repaid;

     o with respect to six mortgage loans (identified as Loan Nos. 33, 53, 59, 65, 67 and 103 on Annex A-1 to this prospectus supplement), representing approximately 3.2% of the Initial Pool Balance (or approximately 2.7% of the Initial Loan Group 1 Balance and approximately 4.9% of the Initial Loan Group 2 Balance), the sum of the present values on the date of prepayment, discounted using the Replacement Treasury Rate (as defined below), converted to a monthly equivalent yield, of the Monthly Interest Shortfalls (as defined below) for the remaining term of the mortgage loans;

     o with respect to one mortgage loan (identified as Loan No. 101 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (or approximately 0.3% of the Initial Group 1 Balance), is the greater of (i) 1.0% of the principal amount of the loan being prepaid, or (ii) the product obtained by multiplying (A) the principal amount of the loan being prepaid, times (B) the difference obtained by subtracting (I) the Yield Rate (as defined below) from (II) the interest rate under the loan, multiplied by (C) the present value factor calculated using the following formula:

                                    1-(1+r)-n
                                    ---------
                                        r

          where "r" is equal to the Yield Rate and "n" is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

     "Treasury Rate" means, as of any payment date, the yield, calculated by linear interpolation (rounded to the nearest one-thousandth of one percent) of the yields of non-callable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such payment date to the anticipated repayment date, as determined on the basis of Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities (or if such release is unavailable, another recognized source).

     "Replacement Treasury Rate" means the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., 0.001%)) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life (as defined below) of the mortgage loan as of the prepayment date. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Replacement Treasury Rate.

     "Weighted Average Life" of the mortgage loan is determined as of the prepayment date by (i) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (ii) adding the results and (iii) dividing the sum by the balance remaining on the mortgage loan on the prepayment date multiplied by 12.

     "Monthly Interest Shortfall" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of (i) the remaining principal balance of the mortgage loan at each month, had the prepayment not occurred, multiplied by (ii) the excess, if any, of (a) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over (b) the Replacement Treasury Rate.

     "Yield Rate" means with respect to Loan No. 101 100 basis points plus the yield rate for the Specified U.S. Treasury Security as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for such U.S. Treasury Security (as selected at mortgagee's sole and absolute discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield Rate in The Wall Street Journal is discontinued, mortgagee shall determine such Yield Rate from another source selected by the mortgagee in the mortgagee's sole and absolute discretion.

     The PPL Component Mortgage Loan permits three partial payments of up to $10,000,000 each (subject to a PPL Partial Prepayment Premium) during specified periods between October 2011 and the maturity date of such loan (see the definition of "PPL Partial Prepayment Premium" below for such periods). From and after January 1, 2014, the mortgage loan may be prepaid in full without payment of a penalty. Any such prepayment will be applied pro rata between the PPL Senior Component and the PPL Subordinate Components as any other payment of principal would be applied.

     "PPL Partial Prepayment Premium" means, with respect to the PPL Component Mortgage Loan, means (i) with respect to any partial prepayment during the period between (and including) the Due Dates in October 2011 and September 2012, 3.0% of the amount prepaid, (ii) with respect to any partial prepayment during the period between and (including) the Due Date in October 2012 and September 2013, 2.0% of the amount prepaid and (iii) with respect to any partial prepayment during the period after and (including) the Due Date in October 2013 through the maturity date of such loan, 1.0% of the amount prepaid.

     Yield Maintenance Charges and the PPL Partial Prepayment Premium are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges and PPL Partial Prepayment Premiums."

     Generally, all of the mortgage loans permit voluntary prepayment without the payment of any penalty for the final one to seven scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

     In addition, the Tysons Corner Center Mortgage Loan requires the payment of certain liquidated damages specified in the related mortgage loan documents in the event of a voluntary prepayment during the Lock-Out Period in violation of the related mortgage loan documents.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges or prepayment premiums. See "Risk Factors--Risks Relating to Enforceability of Prepayment or Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. One hundred twelve mortgage loans, representing approximately 96.6% of the Initial Pool Balance (which include 81 mortgage loans in Loan Group 1, or 97.0% of the Initial Loan Group 1 Balance, and 31 mortgage loans in Loan Group 2, or approximately 95.1% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lock-out Period") and prior to the open prepayment period before maturity of the related mortgage loan to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). Except with respect to one mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (or approximately 1.9% of the Initial Loan Group 1 Balance), as to which a separate loan REMIC has been established, the Defeasance Lock-out Period is at least two years from the Closing Date. The release is subject to certain conditions set forth in the mortgage loan documents, including, among other things, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities permitted under the related loan documents providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment date (or the Anticipated Prepayment Date), assuming in the case of the APD Loan, that the loan prepays on the Anticipated Prepayment Date, and (y) in amounts at least equal to the scheduled payments due on each payment date under the mortgage loan or the related defeased portion of the mortgage loan in the case of a partial defeasance, including any balloon payment or other final payment on the related balloon date or Anticipated Prepayment Date, and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations or other governmental securities; and

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations or government securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations or other government securities on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property (or portion thereof, in the case of partial defeasance) will be released from the lien of the mortgage loan and the pledged U.S. government obligations or government securities will be substituted as the collateral securing the mortgage loan (or portion thereof, in the case of partial defeasance).

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer will establish or designate such successor) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     In addition to the release by substitution of a Mortgaged Property securing a mortgage loan for collateral substitution, certain of the mortgage loans permit the release of a Mortgaged Property or a portion thereof as follows:

     o the release of a Mortgaged Property or a portion of a Mortgaged Property where such property was given no or little value in connection with loan origination and underwriting criteria;

     o with respect to the Tysons Corner Center Mortgage Loan, the borrower is permitted to obtain the release of certain out-parcels and surface and garage parking parcels subject to the satisfaction of certain conditions specified in the related mortgage loan documents (including written confirmation from the Rating Agencies that such action would not cause the then current rating of the Certificates to be qualified, withdrawn or downgraded) but without the payment of a release payment; and

     o with respect to the AFR/Bank of America Portfolio Mortgage Loan, (a) the release of certain designated Mortgaged Properties prior to the expiration of the related Defeasance Lock-Out Period, subject to (i) payment of a Yield Maintenance Charge, (ii) the satisfaction of a DSCR test and (iii) the payment of 110% of the related allocated loan amount by the borrower and, (b) the defeasance of all or a portion of the related Mortgaged Properties following the expiration of the related Defeasance Lock-Out Period, subject to the delivery of Defeasance Collateral based on a release price equal to a scaled percentage of the allocated loan amount for such Mortgaged Property, which may vary between 110% and 125% and the satisfaction of a DSCR test. On April 1, 2004, the related borrower prepaid 0.2% of the aggregate initial principal balance of the AFR/Bank of America Portfolio Whole Loan.

     The release price that is required to be paid for any Mortgaged Property securing the AFR/Bank of America Portfolio Mortgage Loan is based on the allocated loan amount for that Mortgaged Property:



                                                       RELEASE PRICE
        TOTAL AMOUNT PREPAID/DEFEASED           (% OF ALLOCATED LOAN AMOUNT)
--------------------------------------------   -----------------------------
$60,000,000 or less................                       110.0%
$60,000,001 - $100,000,000.........                       117.5%
more than $100,000,000.............                       125.0%

     The release price that is required to be paid for any Mortgaged Property securing the AFR/Bank of America Portfolio Mortgage Loan that has no allocated loan amount will be the lesser of (i) the actual consideration received by the borrower from Bank of America in the event such individual property is transferred by the borrower to Bank of America and (ii) 50% of the appraisal value of the Mortgaged Property as of the origination date.

     Performance Escrows. In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage levels. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow, at the lender's option, for such funds to be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, the mortgagee will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would be inconsistent with the Servicing Standard, in which case the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In addition, certain other mortgage loans have performance escrows or letters of credit, however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above and "--Representations and Warranties; Repurchases and Substitutions" below.

     The Special Servicer will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan (other than a Non-Serviced Mortgage Loan) containing a "due-on-sale" clause to either (a) accelerate the payments on those mortgage loans, or (b) withhold its consent to any sale or transfer of an interest in the related Mortgaged Property, in a manner that is consistent with the Servicing Standard; provided, however, that in the case of the PPL Component Mortgage Loan, the Special Servicer may not waive any right or grant any consent with respect to such "due-on-sale" clause without first obtaining the consent of the PPL Controlling Holder. Notwithstanding the foregoing, the Special Servicer will not waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from Moody's, Fitch and DBRS, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance.

     The Special Servicer, with respect to all mortgage loans (other than the Non-Serviced Mortgage Loans), will be required to exercise (or waive its right to exercise) any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause to either (a) accelerate the payments thereon, or
(b) withhold its consent to the creation of any additional lien or other encumbrance on the related Mortgaged Property or in the equity of the related borrower, in a manner that is consistent with the Servicing Standard; provided, that the Special Servicer will not waive its right to exercise any such right unless it first obtains a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates from Moody's, Fitch and DBRS, with respect to any mortgage loan (together with any mortgage loans cross-collateralized with such mortgage loans) that represents one of the ten largest mortgage loans based on Stated Principal Balance.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the Anticipated Prepayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "Certain Legal Aspects of Mortgage Loans-- Subordinate Financing" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented on Annex A-3 in this prospectus supplement set forth certain anticipated characteristics of the mortgage loans as of the Cut-off Date. Such amounts have been calculated assuming the scheduled payment in April 2004 for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made, and (2) there will be no principal prepayments on or before the Cut-off Date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, breaches of representations and warranties, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity or the Anticipated Prepayment Date in the tables presented on Annex A-3 of this prospectus supplement, original balance, Cut-off Date Balance and Maturity/ARD Balance are reduced by approximately $2,500,000, in the aggregate, for letters of credit and holdback amounts for one mortgage loan (identified as Loan Nos. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (or 7.1% of the Initial Loan Group 2 Balance).

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the PPL Senior Component of the PPL Component Mortgage Loan. Generally, the exclusion of the PPL Subordinate Components (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the PPL Component Mortgage Loan indicated in such statistical information because that information is based only on the PPL Senior Component. References to the original principal balance of the PPL Senior Component are references to the principal balance of the PPL Component Mortgage Loan (including the PPL Subordinate Components) as of its origination date, less the principal balances of the PPL Subordinate Components as of that date.

     In addition, with respect to each of the Tysons Corner Center Mortgage Loan, the AFR/Bank of America Portfolio Mortgage Loan, the Stonebriar Plaza Mortgage Loan and the Clarendon Heights Mortgage Loan, as to which the related mortgaged property also secures one or more Pari Passu Loans and/or a B Note, the loan amount used in this prospectus supplement for calculating the related LTV Ratio and the related DSCR includes the principal balance of any related Pari Passu Loan and excludes the principal balance of any B Note. The loan amount used for weighting the related LTV Ratio and related DSCR includes the balance of such mortgage loan and excludes the balance of any Pari Passu Loan and any B Note.

     Also, with respect to the AFR/Bank of America Portfolio Mortgage Loan, the Underwritten Net Cash Flow does not include income relating to the approximately 803,980 net rentable square feet of shadow occupied release space. If such income were included, the Underwritten DSCR would be 2.24x.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this prospectus supplement.

     The tables presented on Annex A-3 that are entitled "Range of Debt Service Coverage Ratios as of the Cut-off Date" set forth a range of Debt Service Coverage Ratios for the mortgage loans as of the Cut-off Date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the 12-month period immediately following the Cut-off Date, except with respect to:

          (a) two mortgage loans (identified as Loan Nos. 29 and 60 on Annex A to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance (or approximately 7.0% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 12 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (b) one mortgage loan (identified as Loan No. 16 on Annex A to this prospectus supplement), representing approximately 1.5% of the Initial Pool Balance (or approximately 1.9% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 18 scheduled payments, after which date the mortgage loan amortizes upon a 330-month amortization schedule;

          (c) one mortgage loan (identified as Loan No. 103 on Annex A to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (or approximately 0.3% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 300-month amortization schedule;

          (d) two mortgage loans (identified as Loan Nos. 54 and 55 on Annex A to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (or approximately 0.7% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 336-month amortization schedule;

          (e) eight mortgage loans (identified as Loan Nos. 1, 2, 4, 11, 15, 18, 40 and 65 on Annex A to this prospectus supplement), representing approximately 23.1% of the Initial Pool Balance (or approximately 28.1% of the Initial Loan Group 1 Balance and 6.0% of the Initial Loan Group 2

     Balance), where Periodic Payments are interest-only for the first 24 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (f) one mortgage loan (identified as Loan No. 23 on Annex A to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (or approximately 5.4% of the Initial Loan Group 2 Balance), where Periodic Payments are interest-only for the first 35 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (g) one mortgage loan (identified as Loan No. 76 on Annex A to this prospectus supplement), representing approximately 0.4% of the Initial Pool Balance (or approximately 0.5% of the Initial Loan Group 1 Balance), where Periodic Payments are interest-only for the first 36 scheduled payments, after which date the mortgage loan amortizes based upon a 360-month amortization schedule;

          (h) two mortgage loans (identified as Loan Nos. 10 and 21 on Annex A to this prospectus supplement), representing approximately 3.2% of the Initial Pool Balance (or approximately 4.2% of the Initial Date Group 1 Balance), where Periodic Payments are interest-only for the entirety of their respective loan terms.

     For the mortgage loans identified in (a), (b), (c), (d), (e), (f) and (g) above, DSCR is based on the principal and interest payment due for the 12-month period immediately following the end of the applicable interest-only period. For these mortgage loans (identified in (h) above), DSCR is based on interest payments only.

     The tables presented on Annex A-3 that are entitled "Range of LTV Ratios as of the Cut-off Date" and "Range of LTV Ratios as of Mortgage Loan Maturity Dates" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or the Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or the Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or the Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics presented in Annex A-3, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth on Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases and Substitutions" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."

UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies, concessions and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by Fitch, Moody's and DBRS for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and (c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one- to 12-month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), including in some instances leased but unoccupied space or signed leases on spaces being built out or future rental increases, after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the trailing 12 months. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls, contractual leases in place and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was generally used, (b) property management fees were generally assumed to be 3% to 5% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased or decreased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed or underwritten for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve may have been underwritten but not funded or will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in most cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented. Loans originated by the Mortgage Loan Sellers generally conform to the above-described underwriting guidelines. However, there can be no assurance that each mortgage loan conforms in its entirety to the guidelines described above.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the Offered Certificates or for which adequate reserves or letters of credit have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender (or provide a letter of credit in lieu thereof) an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 57 Mortgaged Properties, securing mortgage loans representing approximately 17.8% of the Initial Pool Balance, located primarily in the State of California, in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Forty-one of the Mortgaged Properties described above, representing approximately 8.1% of the Initial Pool Balance (or approximately 10.4% of the Initial Loan Group 1 Balance), are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. The remaining 16 Mortgaged Properties have a probable maximum loss percentage at or below 20%. Seismic reports were generally not done for manufactured housing community properties.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, GACC and Bank of America. GECC is the parent corporation of the Depositor. See "The Depositor" in the prospectus. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters. Bank of America is an affiliate of Banc of America Securities LLC, one of the Underwriters. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC. GACC or an affiliate of GACC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GACC. Bank of America or its conduit participants directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Bank of America.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards have been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

  GECC's Underwriting Standards

     General. Through its GE Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $27.8 billion of assets.

     GE Real Estate originates commercial mortgage loans through approximately 18 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big four" accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GECC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:



PROPERTY TYPE                           DSCR GUIDELINE     LTV RATIO GUIDELINE
------------------------------------   ----------------   --------------------
Anchored Retail ...................          1.20x                80.0%
Unanchored Retail .................          1.25x                80.0%
Multifamily .......................          1.20x                80.0%
Office ............................          1.25x                80.0%
Manufactured Housing ..............          1.35x                80.0%
Self Storage ......................          1.35x                80.0%
Industrial/Warehouse ..............          1.25x                80.0%
Hotel .............................          1.50x                65.0%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:



       Retail .......................   $0.15 per square foot
       Multifamily ..................   $200-$250 per unit
       Office .......................   $0.15 per square foot
       Manufactured Housing .........   $50.00 per pad
       Self Storage .................   $0.15 per square foot
       Industrial/Warehouse .........   $0.15 per square foot
       Hotel ........................   4-5% of revenues

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

     Loans originated by GECC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GECC conforms in its entirety to the guidelines described above.

   GACC's Underwriting Standards

     General. All of the mortgage loans sold to the Depositor by GACC were originated by GACC, or an affiliate of GACC, in each case, generally in accordance with the underwriting criteria described herein. GACC originates loans secured by retail, multifamily, office, self storage and industrial properties as well as manufactured housing communities located in the United States.

     Loan Analysis. In connection with the origination or acquisition of the mortgage loans, GACC conducted extensive review of the related Mortgaged Property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan through a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. A member of the GACC underwriting or due diligence team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market. Unless otherwise specified herein, all financial occupancy and other information contained herein is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GACC's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:


PROPERTY TYPE                             DSCR GUIDELINE     LTV RATIO GUIDELINE
--------------------------------------   ----------------   --------------------
Anchored Retail ....................          1.25x                 75%
Unanchored Retail ..................          1.30x                 70%
Multifamily ........................          1.20x                 80%
Office .............................          1.25x                 75%
Manufactured Housing ...............          1.20x                 80%
Self Storage .......................          1.30x                 70%
Industrial/Warehouse ...............          1.25x                 75%
Hotel ..............................          1.60x                 70%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement and Annex A-1 to this prospectus supplement may differ from the amount calculated at the time of origination. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GACC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A-1 to this prospectus supplement.

     Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, TI/LC and capital expenses. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o Taxes and Insurance--Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premium are required to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:



         Retail .................................   $0.20 per square foot
         Multifamily ............................   $250 per unit
         Office .................................   $0.20 per square foot
         Manufactured Housing Community .........   $50 per pad
         Self Storage ...........................   $0.15 per square foot
         Industrial/Warehouse ...................   $0.20 per square foot
         Hotel ..................................   5% of gross revenue

     o Deferred Maintenance/Environmental Remediation--Generally, an initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies in lieu of reserves.

     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     Loans originated by GACC generally conform to the above described underwriting guidelines. However, there can be no assurance that each loan originated by GACC conforms in its entirety to the guidelines described above.

   Bank of America's Underwriting Standards

     General. Bank of America's commercial real estate finance group has the authority, with the approval from the appropriate credit committee to originate fixed-rate, first lien mortgage loans for securitization. Bank of America's commercial real estate operation is a vertically integrated entity, staffed by real estate professionals. Bank of America's loan underwriting group is an integral component of the commercial real estate finance group which also includes distinct groups responsible for loan origination and closing mortgage loans.

     Upon receipt of a loan package, Bank of America's loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan.

     Loan Analysis. Generally, Bank of America performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general,

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credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be bankruptcy-remote entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member for compliance with program standards and such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by Bank of America in accordance with its credit policies.

     Escrow Requirements. Bank of America requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide for sufficient funds to satisfy all taxes and assessments.

     o Insurance--If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide for sufficient funds to pay all insurance premiums.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     o Immediate Repair/Environmental Remediation--Typically, an immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to at least 125% of the estimated costs of immediate repairs to be completed within the first year of the mortgage loan pursuant to the building condition report is required.

     o Tenant Improvement/Lease Commissions--In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (1) the information pertaining to each mortgage loan set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement was true and correct in all material respects as of the Cut-off Date;

          (2) immediately prior to the sale, transfer and assignment to the Depositor, the Mortgage Loan Seller had good title to, and was the sole owner of, each mortgage loan, and the Mortgage Loan Seller is transferring such mortgage loan free and clear of any and all liens, pledges,

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     charges, security interests, participation interests and/or any other interests or encumbrances of any nature whatsoever (other than the rights to servicing and related compensation as reflected in the applicable agreements). The Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan;

          (3) the proceeds of each mortgage loan have been fully disbursed and there is no requirement for future advances thereunder. Any and all requirements under each mortgage loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, have been complied with in all material aspects or any such funds so escrowed have not been released, provided, partial releases of such funds in accordance with the applicable mortgage loan documents may have occurred;

          (4) each related Mortgage Note, Mortgage, assignment of leases (if any) and other agreement executed in connection with such mortgage loan are legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions therein and any state anti-deficiency legislation or market value limit deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

          (5) except with respect to the Non-Serviced Mortgage Loans, there exists as part of the related mortgage file an assignment of leases either as a separate document or as part of the Mortgage. Except with respect to one mortgage loan (identified as Loan No. 36 on Annex A-1 to this prospectus supplement, representing approximately 0.9% of the Initial Pool Balance (or approximately 1.2% of the Initial Loan Group 1 Balance) for which non-underwritten percentage rent for one tenant was assigned as security for development agreement-related fees to the local jurisdiction, each related assignment of leases creates a valid, collateral or first priority assignment of, or a valid perfected first priority security interest in, certain rights including, without limitation, the right to receive all payments due under the related lease, and no other person owns any interest therein superior to or of equal priority with the interest created under such assignment, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, and subject to limits on enforceability described in paragraph (4) above. If the Mortgaged Property is subject to any leases, the related borrower is the owner and holder of the landlord's interest under any leases and the related Mortgage and assignment of rents provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of default;

          (6) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges;

          (7) each related assignment of mortgage and assignment of assignment of leases from the Mortgage Loan Seller to the Trustee constitutes the legal, valid and binding assignment from the Mortgage Loan Seller, except as such enforcement may be limited by bankruptcy, insolvency, receivership, redemption, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each related Mortgage, Mortgage Note and assignment of leases is freely assignable upon notice to the related borrower and such notice has been provided;

          (8) each related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property or ground lease, as applicable, including all buildings and improvements thereon, subject only to the exceptions set forth in paragraph (4) above and the following title exceptions (each such exception, a "Title Exception," and collectively, the "Title Exceptions") (and except with respect to one mortgage loan (identified as Loan No. 61 on Annex A-1 to this prospectus supplement, representing approximately 0.5% of the Initial Pool Balance (or approximately 2.3% of the Initial Loan Group 2 Balance, for which the holder of an historic facade easement has contingent subordinate lien rights to insurance proceeds that are not extinguished by foreclosure if, following a casualty, the property is rebuilt without the historic facade) and except with respect to five mortgage loans (identified as Loan Nos. 86, 96, 97, 100 and 107 on Annex A-1 to this prospectus supplement, representing approximately 1.2% of the Initial Pool Balance (or approximately 1.5% of the Initial Loan Group 1 Balance, which have rights of first refusals in favor of tenants that are not extinguished by foreclosure; and except with respect to four mortgage loans (identified as Loan Nos. 1, 7, 16 and 70 on Annex A-1 to this prospectus supplement, representing approximately 11.1% of the Initial Pool Balance (which include three mortgage loans in Loan Group 1, or approximately 13.7% of the Initial Loan Group 1 Balance and one mortgage loan in Loan Group 2, or approximately 2.0% of the Initial Loan Group 2 Balance) with respect to which the related Mortgaged Property also secures one or more pari passu Loans and/or B Note; and except with respect to one mortgage loan (identified as Loan No. 36 on Annex A-1 to this prospectus supplement, representing approximately 0.9% of the Initial Pool Balance (or approximately 1.2% of the Initial Loan Group 1 Balance) for which non-underwritten percentage rent for one tenant was assigned as security for development agreement-related fees to the local jurisdiction; (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property,
     (c) the exceptions (general and specific) and exclusions set forth in the mortgage policy of title insurance issued with respect to the mortgage loan or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property,
     (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (f) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the Mortgage for such other mortgage loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations under the mortgage loan when they become due or materially and adversely affects the value of the Mortgaged Property and (g) the rights of the holders of the pari passu loans and B Note. Except with respect to cross-collateralized and cross-defaulted Mortgage Loans, there are no mortgage loans that are senior with respect to the related Mortgaged Property or such mortgage loan; provided, if the related assignment of Mortgage and/or assignment of Assignment of Leases has been recorded in the name of MERS or its designee, no assignment of Mortgage and/or assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Mortgage Loan Seller shall take all actions as are necessary to cause the Trust to be shown as, and the Trustee shall take all necessary actions to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS):

          (9) all real estate taxes and governmental assessments, fees, environmental charges or water or sewer bills that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid as of the Cut-off Date, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established. Such taxes and assessments will not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon;

          (10) to the Mortgage Loan Seller's knowledge as of the Closing Date, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property, each related Mortgaged Property as of origination, and to Mortgage Loan Seller's actual knowledge as of the Cut-off Date, was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value, use or operation of such Mortgaged Property as security for the mortgage loan; and to the Mortgage Loan Seller's knowledge, there was no proceeding pending for the total or partial condemnation of such Mortgaged Property;

          (11) the Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or, if such policy is not yet issued, such insurance may be evidenced by a commitment "marked up" at the closing of the related mortgage loan) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), insuring the portion of each Mortgaged Property comprised of real estate and insuring that the related Mortgage is a valid first lien in the original principal amount of the related mortgage loan on the related borrower's fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Title Exceptions. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the insured includes the owner of the mortgage loan and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, anything that would impair the coverage under such Title Insurance Policy. The insurer issuing such policy is either (x) a nationally-recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public roads or (b) against any loss due to encroachments of any material portion of the improvements thereon;

          (12) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located except with respect to seven mortgage loans (identified as Loan Nos. 46, 48, 95, 96, 97, 100 and 107) on Annex A-1 to this prospectus supplement, representing approximately 2.6% of the Initial Pool Balance (or approximately 3.3% of the Initial Loan Group 1 balance) each of which suspends the borrower's obligation to provide insurance in the event the related single or anchor tenant elects self-insurance and continues to satisfy the financial and other criteria set forth in the related lease and loan documents) and except with respect to eighteen mortgage loans (identified as Loan Nos. 10, 22, 25, 29, 35, 40, 43, 44, 46, 47, 90, 95,
     96, 97, 100, 101, 107 and 116 on Annex A-1 to this prospectus supplement, representing approximately 11.9% of the Initial Pool Balance (or approximately 11.9% of the Initial Loan Group 1 balance and approximately 12.1% of the Initial Loan Group 2 balance) for which terrorism insurance was either not required by the related loan documents or for which coverage is not in place as of the Cut-off Date; each Mortgaged Property was covered by a fire and extended perils insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of (i) replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; each Mortgaged Property was covered by business interruption or rental loss insurance in an amount at least equal to 12 months of operations of the related Mortgaged Property; each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent lenders for similar properties; such insurance was in full force and effect with respect to each related Mortgaged Property at origination; and, as of the Cut-off Date, to the actual knowledge of the Mortgage Loan Seller, all insurance coverage required under each Mortgage, was in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to (1) the repair or restoration of the related Mortgaged Property, or (2) the reduction of the outstanding principal balance of the mortgage loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming mortgagee, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee or such lesser period as prescribed by applicable law (or, with respect to non-payment, except with respect to the AFR/Bank of America Portfolio Mortgage Loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement) representing approximately 1.5% of the Initial Pool Balance (or approximately 1.9% of the Initial Loan Group 1 Balance), 10 days prior written notice to the mortgagee). Each Mortgage requires that the related borrower maintain insurance as described above;

          (13) other than payments due but not yet 30 days or more delinquent there is (A) no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, and (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or Mortgage Note, and (C) Mortgage Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of such documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of such documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under such mortgage loan, Mortgage Note or Mortgage; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any representation.

          (14) as of the Cut-off Date, each mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment;

          (15) except with respect to four mortgage loans (identified as Loan Nos. 1, 7, 16 and 70 on Annex A-1 to this prospectus supplement, representing approximately 11.1% of the Initial Pool Balance (which include three mortgage loans in Loan Group 1, or approximately 13.7% of the Initial Loan Group 1 Balance and one mortgage loan in Loan Group 2, or approximately 2.0% of the Initial Loan Group 2 Balance) with respect to which the related Mortgaged Property also secures one or more Pari Passu Loans and/or B Note, with respect which the related Mortgaged Property also secures one or more Pari Passu Loans and/or a B Note, each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation, other than any other mortgage loan and the Mortgage Note is not secured by any collateral that is not included in the trust fund;

          (16) except with respect to one mortgage loan (identified as Loan No. 62 on Annex A-1 to this prospectus supplement, representing approximately 0.5% of the Initial Pool Balance (or approximately 0.7% of the Initial Loan Group 1 Balance) with respect to which the related Phase I environmental site assessment was dated earlier than 18 months prior the Closing Date, one or more Phase I environmental site assessments or updates thereof (each a "Phase I") meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the Mortgage Loan Seller and the Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 18 months prior to the Closing Date and the Mortgage Loan Seller, having made no independent inquiry other than to review the Phase I prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s). With respect to any material and adverse environmental matters disclosed in such Phase I, then either (i) the same have been remediated in all material respects, (ii) sufficient funds have been escrowed for purposes of effecting such remediation, (iii) the related mortgagor or other responsible party is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) an operations and maintenance plan has been or will be implemented, (v) environmental insurance has been obtained with respect to such matters, subject to customary limitations, or (vi) such conditions or circumstances were investigated further and, based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation. Each mortgage loan requires the related mortgagor to comply, and cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations;

          (17) as of origination, and as of the Cut-off Date, no related borrower is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (18) subject to certain exceptions, which are customarily acceptable to commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, except with respect to one mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement, representing approximately 2.0% of the Initial Pool Balance (or approximately 2.5% of the Initial Loan Group 1 Balance) with respect to which (i) transfers of membership interests in the controlling entity are permitted to a newly formed public REIT or newly-formed operating partnership of REIT, so long as control is maintained by the current sponsor or a "Qualified Manager" as defined in the related loan documents, and (ii) transfers of ownership interests in the controlling entity are permitted to other members of the initial ownership group that are underwritten and approved as successor control parties; and except with respect to one mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement, representing approximately 2.0% of the Initial Pool Balance (or approximately 2.5% of the Initial Loan Group 1 Balance) with respect to which transfers of a controlling ownership interest in the borrower are permitted outside the original control group, if, among other things, the transferee is a "Qualified Transferee" as defined in the related loan documents; and except with respect to one mortgage loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement, representing approximately 1.5% of the Initial Pool Balance (or approximately 1.9% of the Initial Loan Group 1 Balance) with respect to which transfers of membership interests in the controlling entity are permitted to a newly formed public REIT or newly-formed operating partnership of REIT, so long as control is maintained by the current sponsor or a "Qualified Manager" as defined in the related loan documents, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest in the related borrower, is directly transferred or sold (other than by reason of family and estate planning transfers and transfers of less than a controlling interest in a borrower, or certain substitutions or releases of collateral) or, encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt;

          (19) the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage;

          (20) except as set forth below, since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value, use or operation of the mortgage loan or materially interferes with the security intended to be provided by such Mortgage. Except as discussed in "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" with respect to the AFR/Bank of America Portfolio Mortgage Loan in this prospectus supplement, and "Annex B--Tysons Corner Center Mortgage Loan--Release Provisions", the terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than the related allocated loan amount of such Mortgaged Property, (b) upon payment in full of such mortgage loan, (c) for mortgage loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) U.S. Treasury obligations sufficient to pay the mortgage loans in accordance with their terms, (d) for mortgage loans which permit the related borrower to substitute a replacement property, (e) for releases not considered material for purposes of underwriting the mortgage loan, or (f) for releases that are conditional upon the satisfaction of certain underwriting and legal requirements and require payment of a release price that represents adequate consideration for such Mortgaged Property;

          (21) each mortgage loan containing provisions for defeasance of all or a portion of the Mortgaged Property either (i) requires the prior written consent of, and compliance with, the conditions set by, the holder of the mortgage loan, (ii) requires confirmation from the rating agencies rating the certificates of any securitization transaction in which such mortgage loan is included that such defeasance will not cause the downgrade, withdrawal or qualification of the then current ratings of such certificates, or (iii) requires that (A) defeasance must occur in accordance with the requirements of, and within the time permitted by, applicable REMIC rules and regulations, (B) the replacement collateral consists of U.S. government securities in an amount sufficient to make all scheduled payments under such mortgage loan when due and in the case of the APD Loan, assuming the Anticipated Prepayment Date is the maturity date,
     (C) except with respect to the AFR/Bank of America Portfolio Mortgage Loan (identified as Loan No. 16 on Annex A-1 to this prospectus supplement) representing approximately 1.5% of the Initial Pool Balance (or approximately 1.9% of the Initial Loan Group 1 Balance), independent certified public accountants certify that such U.S. government securities are sufficient to make such payments, (D) the mortgage loan may only be assumed by a single-purpose entity designated by the holder of the mortgage loan and (E) counsel provide an opinion that the Trustee has a perfected security interest in such U.S. government securities prior to any other claim or interest. Notwithstanding the foregoing, some of the mortgage loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion. A mortgage loan that permits defeasance provides that the related borrower is responsible for all reasonable costs incurred in connection with the defeasance of the mortgage loan;

          (22) to the Mortgage Loan Seller's knowledge, as of the date of origination of such mortgage loan, based on due diligence considered reasonable by prudent commercial conduit mortgage lenders in the lending area where the applicable Mortgaged Property is located, and, to the Mortgage Loan Seller's actual knowledge, as of the Cut-off Date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (ii) would have a material adverse effect on the value, use, operation or net operating income of the Mortgaged Property; and

          (23) each mortgage loan is secured by the fee interest in the related Mortgaged Property, except that with respect to certain mortgage loans identified on Annex A to this prospectus supplement, which mortgage loans are secured by the interest of the related borrower as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease") (the term Ground Lease shall mean such ground lease, all written amendments and modifications, and any related estoppels or agreements from the ground lessor and, in the event the borrower's interest is a ground subleasehold, will also include not only such ground sublease but also the related ground lease), but not by the related fee interest in such Mortgaged Property (the "Fee Interest") and:

               (A) such Ground Lease or a memorandum thereof has been or will be duly recorded or submitted for recording as of the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date;

               (B) such Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest and Title Exceptions, or
          (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor's fee interest in the Mortgaged Property is subject;

               (C) upon the foreclosure of the mortgage loan (or acceptance of a deed in lieu thereof), the related borrower's interest in such Ground Lease is assignable to the mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (except with respect to one mortgage loan (identified as Loan No. 103 on Annex A-1 to this prospectus supplement, representing approximately 0.2% of the Initial Pool Balance (or approximately 0.3% of the Initial Loan Group 1 Balance), for which the ground lessor's consent is required in connection with a bankruptcy-related transfer of the ground lessee's interest, as well as any third party transfer by the lender of the leasehold interest after it has succeeded to the ground lessee's interest; (or, if such consent is required, it has been obtained prior to the Closing Date);

               (D) such Ground Lease is in full force and effect, and the Mortgage Loan Seller has not received as of the Closing Date notice (nor is the Mortgage Loan Seller otherwise aware) that any default has occurred under such Ground Lease;

               (E) such Ground Lease requires that if the mortgagee under such mortgage loan has provided the lessor with notice of its lien, then such lessor must give notice of any default by the lessee to the mortgagee, and such Ground Lease, or an estoppel letter received by the mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against such mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

               (F) the mortgagee under such mortgage loan is permitted a reasonable opportunity to cure any default under such Ground Lease that is curable after the receipt of written notice of any such default, before the lessor thereunder may terminate such Ground Lease;

               (G) such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee's rights under the Ground Lease) that extends not less than 20 years beyond the stated maturity date of the related mortgage loan (or, with respect to any mortgage loan with an Anticipated Prepayment Date, 10 years);

               (H) such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

               (I) under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award that is awarded with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such mortgage loan or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
          (ii) to the payment or defeasance of the outstanding principal balance of such mortgage loan together with any accrued interest thereon (except in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such mortgage loan);

               (J) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

               (K) such Ground Lease may not be amended or modified without the prior consent of the mortgagee under such mortgage loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns, except that termination or cancellation may be permitted if an event of default occurs under the Ground Lease and notice is provided to the mortgagee and such default is curable by the mortgagee as provided in the Ground Lease, but remains uncured beyond the applicable cure period.

          (24) except as disclosed under "Risk Factors--Litigation" herein, as of the date of origination and, to the Mortgage Loan Seller's knowledge, as of the Cut-off Date, there was no pending action, suit or proceeding against the borrower or the related Mortgaged Property that could reasonably be expected to materially and adversely affect either such borrower's performance under the related mortgage loan documents or the holders of the Certificates.

     If a Mortgage Loan Seller has been notified of either a material defect with respect to the documentation of any mortgage loan (as set forth in the Pooling and Servicing Agreement) or a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the defect or breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the defect or breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to (a) repurchase the affected mortgage loan as well as, if such affected mortgage loan is a cross-collateralized mortgage loan and not otherwise un-crossed as set forth below, the other mortgage loan in such cross-collateralized group (and such other mortgage loan so repurchased will be deemed to be in breach of the representations and warranties by reason of its cross-collateralization with the affected mortgage loan), within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan or mortgage loans at the related mortgage rates, in effect from time to time, to but not including the due date in the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and Special Servicing Fees allocable to the mortgage loan or mortgage loans, (4) any payable Liquidation Fee and (5) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation in conformity with the applicable Mortgage Loan Purchase Agreement or (b) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the defect or breach if it is diligently proceeding with that cure, and has delivered to Fitch, Moody's, DBRS and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in (a) or (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a defect or breach, with no extension, if such defect or breach would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     If any of the four sets of cross-collateralized mortgage loans, representing approximately 1.8% of the Initial Pool Balance (or approximately 2.3% of the Initial Loan Group 1 Balance), is to be repurchased by the Mortgage Loan Seller as contemplated above, then, prior to such repurchase, the related Mortgage Loan Seller or its designee is required to use its reasonable efforts to prepare and have executed all documentation necessary to terminate the cross-collateralization between such mortgage loans; provided, that the Mortgage Loan Seller cannot effect such termination unless the Directing Certificateholder has consented in its sole discretion and the Trustee has received from the related Mortgage Loan Seller (i) an opinion of counsel to the effect that such termination would neither endanger the status of the Lower-Tier REMIC, the Upper-Tier REMIC, the PPL Component Mortgage Loan REMIC (as defined herein) or the AFR/Bank of America Portfolio Mortgage Loan REMIC (as defined herein) as a REMIC nor result in the imposition of any tax on any such REMIC or the trust fund and (ii) written confirmation from each Rating Agency that such termination would not cause the then-current ratings of the certificates to be qualified, withdrawn or downgraded; and provided, further, that such Mortgage Loan Seller may, at its option and within 30 days, purchase both such mortgage loans in lieu of effecting a termination of the cross-collateralization. All costs and expenses incurred by the Trustee in connection with such termination are required to be included in the calculation of the Purchase Price for the mortgage loan to be repurchased. If the cross-collateralization cannot be terminated as set forth above, then, for purposes of (i) determining the materiality of any breach or defect, as the case may be, and (ii) the application of remedies, both such mortgage loans are required to be treated as a single mortgage loan.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution, among other things:

     o have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan;

     o    have the same due date as the deleted mortgage loan;

     o accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

     o have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan;

     o materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement;

     o have an environmental report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file;

     o have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan;

     o be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code;

     o not have a maturity date after the date two years prior to the Rated Final Distribution Date;

     o not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by the Rating Agencies to any class of Certificates then rated by Fitch, Moody's or DBRS, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller);

     o has been approved by the Directing Certificateholder in its sole discretion;

     o    prohibit defeasance within two years of the Closing Date; and

     o not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause
(a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis (provided, that the Net Mortgage Rate for any Qualified Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding class of fixed rate certificates that is not subject to a cap based on the WAC Rate). When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any document defect with respect to the documentation of any mortgage loan. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a defect or breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 26 mortgage loans (the "Lock Box Loans"), representing approximately 41.6% of the Initial Pool Balance (which include 23 mortgage loans in Loan Group 1, or approximately 49.1% of the Initial Loan Group 1 Balance, and three mortgage loans in Loan Group 2, or approximately 15.9% of the Initial Loan Date Group 2 Balance), one or more lock box accounts (collectively, the "Lock Box Accounts") have been or may be established. Pursuant to the requirements of the Lock Box Loans, the related tenants are required to either transfer their rent directly to a Lock Box Account (a "Hard Lock Box") or transfer their rent to the related borrower or a property manager who then transfers the funds into the Lock Box Account (a "Soft Lock Box"). Such requirements may apply from the closing of the loan or "spring" into existence after the occurence of one or more trigger events specified in the related loan documents. In addition, "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account and "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account. The table below summarizes the types of Lock Box arrangements applicable under the Lock Box Loans. See the footnotes to Annex A-1 for a further description of these terms. The Lock Box Accounts will not be assets of any REMIC.


                       OVERVIEW OF LOCK BOX ARRANGEMENTS


                                                    AGGREGATE
                                                    PRINCIPAL
                                                     BALANCE
                                                      OF THE                        % OF INITIAL    % OF INITIAL
                                  NUMBER OF          MORTGAGE       % OF INITIAL    LOAN GROUP 1    LOAN GROUP 2
TYPE OF LOCKBOX                MORTGAGE LOANS         LOANS         POOL BALANCE       BALANCE        BALANCE
----------------------------  ----------------  -----------------  --------------  --------------  -------------
No Lock Box ................          93        $  803,595,910           58.4%           50.9%          84.1%
Hard Lock Box ..............          16           416,899,668           30.3            39.1            0.0
Springing Hard Lock Box.....           4            65,620,415            4.8             6.1            0.0
Soft Lock Box ..............           4            49,021,102            3.6             2.0            8.8
Soft at Closing, Springing
 Hard Lock Box .............           2            41,270,000            3.0             1.8            7.1
                                     ---        --------------          -----           -----          -----
Total ......................         119        $1,376,407,096          100.0%          100.0%         100.0%
                                     ===        ==============          =====           =====          =====

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, each separate custodial account maintained with respect to each Serviced Whole Loan (to the extent such amounts are allocable to the related Mortgage Loan), the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; (5) the Excess Liquidation Proceeds Reserve Account and (6) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans. The trust's assets also include the PPL Subordinate Components. The PPL Subordinate Components support only the Class PPL Certificates, which certificates are not being offered pursuant to this prospectus supplement.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-C2 (the "Certificates") will consist of the following 30 classes: the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "Class A Certificates") and the Class X-1 and Class X-2 Certificates (the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PPL-6 Certificates (the "Class PPL Certificates"), Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class B, Class C, Class D and Class E Certificates are referred to collectively as the "Subordinate Offered Certificates" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A (other than the Class A-1A Certificates), Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5, Class PPL-6, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-1 Certificates will be based on the aggregate of the Certificate Balances of all of the Certificates (other than the Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5, Class PPL-6, Class X-1, Class X-2, Class S, Class R and Class LR Certificates). The Notional Amount of the Class X-2 Certificates will equal:

          (1) until the Distribution Date in April 2005, the sum of (a) the lesser of $70,123,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $305,626,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

          (2) after the Distribution Date in April 2005 through and including the Distribution Date in October 2005, the sum of (a) the lesser of $46,692,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $298,662,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

          (3) after the Distribution Date in October 2005 through and including the Distribution Date in April 2006, the sum of (a) the lesser of $19,880,000 and the Certificate Balance of the Class A-1 Certificates, (b) the lesser of $290,796,000 and the Certificate Balance of the Class A-1A Certificates and (c) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates;

          (4) after the Distribution Date in April 2006 through and including the Distribution Date in October 2006, the sum of (a) the lesser of $283,164,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $118,357,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and (d) the lesser of $2,510,000 and the Certificate Balance of the Class L Certificates;

          (5) after the Distribution Date in October 2006 through and including the Distribution Date in April 2007, the sum of (a) the lesser of $275,602,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $91,494,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates and (d) the lesser of $9,248,000 and the Certificate Balance of the Class J Certificates;

          (6) after the Distribution Date in April 2007 through and including the Distribution Date in October 2007, the sum of (a) the lesser of $267,251,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $65,742,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $16,436,000 and the Certificate Balance of the Class H Certificates;

          (7) after the Distribution Date in October 2007 through and including the Distribution Date in April 2008, the sum of (a) the lesser of $259,004,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $40,483,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates and (d) the lesser of $5,142,000 and the Certificate Balance of the Class H Certificates;

          (8) after the Distribution Date in April 2008 through and including the Distribution Date in October 2008, the sum of (a) the lesser of $241,733,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $8,120,000 and the Certificate Balance of the Class A-2 Certificates, (c) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $11,488,000 and the Certificate Balance of the Class G Certificates;

          (9) after the Distribution Date in October 2008 through and including the Distribution Date in April 2009, the sum of (a) the lesser of $182,176,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $14,390,000 and the Certificate Balance of the Class A-3

     Certificates, (c) the aggregate of the Certificate Balances of the Class A-4, Class B, Class C, Class D, Class E and Class F Certificates and (d) the lesser of $1,257,000 and the Certificate Balance of the Class G Certificates;

          (10) after the Distribution Date in April 2009 through and including the Distribution Date in October 2009, the sum of (a) the lesser of $176,798,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $565,277,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C, Class D and Class E Certificates and (d) the lesser of $11,288,000 and the Certificate Balance of the Class F Certificates;

          (11) after the Distribution Date in October 2009 through and including the Distribution Date in April 2010, the sum of (a) the lesser of $171,653,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $542,390,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C, Class D and Class E Certificates and (d) the lesser of $2,838,000 and the Certificate Balance of the Class F Certificates;

          (12) after the Distribution Date in April 2010 through and including the Distribution Date in October 2010, the sum of (a) the lesser of $157,321,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $495,441,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C and Class D Certificates and (d) the lesser of $10,228,000 and the Certificate Balance of the Class E Certificates;

          (13) after the Distribution Date in October 2010 through and including the Distribution Date in April 2011, the sum of (a) the lesser of $128,025,000 and the Certificate Balance of the Class A-1A Certificates,
     (b) the lesser of $460,764,000 and the Certificate Balance of the Class A-4 Certificates, (c) the aggregate of the Certificate Balances of the Class B, Class C and Class D Certificates and (d) the lesser of $2,800,000 and the Certificate Balance of the Class E Certificates; and

          (14) after the Distribution Date in April 2011, $0.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,330,093,000. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

     The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will have an aggregate initial Certificate Balance of approximately $113,554,095. The Class A-1A Certificates will have an initial Certificate Balance of approximately $309,097,000.

     For purposes of calculating the allocation of collections on the PPL Component Mortgage Loan between the PPL Senior Component, on the one hand, and the PPL Subordinate Components on the other hand, the PPL Senior Component will be deemed to have a principal balance (the "PPL Senior Balance") and each PPL Subordinate Component will be deemed to have a principal balance (each, a "PPL Subordinate Balance") equal to the amounts described under "Description of the Mortgage Pool--The PPL Senior Component". The PPL Senior Component will accrue interest during each interest accrual period on the amount of the PPL Senior Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 4.33238% as of the commencement of such interest accrual period. The PPL Subordinate Components will accrue interest during each interest accrual period on the amount of the related PPL Subordinate Balances thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the related Class of Class PPL Certificates as of the commencement of such interest accrual period. For purposes of calculating the Pass-Through Rates of each of the Class PPL-1, Class PPL-2, Class PPL-3, Class PPL-4, Class PPL-5 and Class PPL-6 Certificates for each interest accrual period, each such Pass-Through Rate will be converted to the annualized rate of interest at which interest would have to accrue on the principal balance of each

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such Class of Certificates (on the basis of a 360-day year, consisting of twelve
30-day months) in order to produce the aggregate amount of interest which actually accrues on such Class of Certificates for such interest accrual period. The PPL Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class PPL Certificates and the PPL Component Mortgage Loan ", and the PPL Subordinate Balances will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates--Distributions--Class PPL Certificates and the PPL Component Mortgage Loan".

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its

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Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Certificate Registrar, the Underwriters, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 10th day of each month or, if the 10th day is not a business day, then on the next succeeding business day, commencing on May 10, 2004 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt of available funds):

          (a) all payments and collections due after the Cut-off Date and other amounts received with respect to the mortgage loans (other than with respect to a mortgage loan included in a Serviced Whole Loan);

          (b) all proceeds received from the purchase of a mortgage loan from the trust pursuant to the Pooling and Servicing Agreement, any related Non-Serviced Mortgage Loan Pooling and Servicing Agreement or any related intercreditor agreement;

          (c) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan (the "Insurance Proceeds") or in connection with the full or partial condemnation of a Mortgaged Property (the "Condemnation Proceeds") and certain amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds") (or, in the case of a Non-Serviced Mortgage Loan, the portion of such proceeds allocable to the trust under the related intercreditor agreement);

and will be permitted to make withdrawals from the Certificate Account as set forth in the Pooling and Servicing Agreement.

     With respect to each Serviced Whole Loan, the Master Servicer is required to establish and maintain, or cause to be established and maintained, a separate custodial account, which may be a sub-account of the Certificate Account as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in each custodial account on a daily basis (and in no event later than the business day following receipt of available funds) in each case, to the extent received from the related borrower pursuant to the related intercreditor agreement:

          (a) all payments and collections due after the Cut-off Date and other amounts received with respect to such Serviced Whole Loan;

          (b) all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds with respect to the related Mortgaged Property or Serviced Whole Loan (other than Liquidation Proceeds derived from the sale of the related Mortgage Loan to the holder of any related Serviced B Note pursuant to the related intercreditor agreement, as a Defaulted Mortgage Loan pursuant to the exercise of the Purchase Option or pursuant to the termination of the trust fund, which funds will be deposited into the Certificate Account);

and will be permitted to make withdrawals from the custodial account as set forth in the Pooling and Servicing Agreement. All amounts in each custodial accounts that are allocable to the related mortgage loan will be transferred to the Certificate Account on the related Servicer Remittance Date following receipt of such funds.

     The Trustee is required to establish and maintain an account (the "Distribution Account"), which will be deemed to consist of a "Lower-Tier Distribution Account," an "Upper-Tier Distribution Account" and the "PPL Component Mortgage Loan REMIC Distribution Account" in the name of the Trustee and for the benefit of the holders of the Certificates. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement.

     The Trustee is required to establish and maintain an "Interest Reserve Account," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates (other than the Class PPL Certificates). On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to remit to the Trustee for deposit into the Interest Reserve Account, in respect of all of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans") an amount equal to one day's interest at the Mortgage Rate (without giving effect to the proviso in the definition thereof) minus the Administrative Cost Rate for each of the Withheld Loans on its Stated Principal Balance as of the Due Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Distribution Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. The Excess Interest Distribution Account may be a subaccount of the Distribution Account.

     The Trustee is required to establish and maintain an "Excess Liquidation Proceeds Reserve Account," which may be a subaccount of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates (other than the Class PPL Certfificates). On or before each Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer or Special Servicer, as applicable, will be required to remit to the Trustee for deposit into the Excess Liquidation Proceeds Reserve Account, an amount equal to the Excess Liquidation Proceeds received during the related Collection Period and any REO Revenues, Insurance Proceeds and Condemnation Proceeds collected during such Collection Period with respect to any mortgage loan (in the case of the Non-Serviced Mortgage loans, to the extent received pursuant to the related intercreditor agreement and the related pooling and servicing agreement) which exceed the principal, interest and all other amounts due under such mortgage loan, including reimbursement of all Advances and all trust fund expenses related to such mortgage loan.

     Each of the Certificate Account, the separate custodial accounts with respect to the Serviced Whole Loans, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account are required to conform to certain eligibility criteria set forth in the Pooling and Servicing Agreement.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account (and in the custodial accounts maintained with respect to the Serviced Whole Loans) in U.S. government securities and other obligations that are acceptable to each Rating Agency ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement in the month in which the loss occurred and at the time the investment was made.

     The Trustee is authorized but not required to direct the investment of funds held in the Distribution Account and the Excess Liquidation Proceeds Reserve Account in Permitted Investments, and the Trustee will be entitled to retain any interest or other income earned on the funds. The Trustee will be required to bear any losses resulting from the investment of the funds.

     The aggregate amount available for distribution to Certificateholders (other than holders of the Class PPL Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

          (a) the total amount of all cash received on the mortgage loans and any REO Properties (and in the case of the Non-Serviced Mortgage Loans, only to the extent received by the Master Servicer pursuant to the related intercreditor agreement and/or Non-Serviced Mortgage Loan Pooling and Servicing Agreement) that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the related Servicer Remittance Date (including, with respect to any mortgage loan included in a Serviced Whole Loan, any amounts to be transferred from the related custodial account on such date), exclusive of (without duplication):

               (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Collection Period;

               (2) all principal prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Collection Period;

               (3) all amounts in the Certificate Account and the Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

               (5) Excess Interest;

               (6) all prepayment premiums and Yield Maintenance Charges; and

               (7) all amounts deposited in the Certificate Account and the Lower-Tier Distribution Account in error;

          (b) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

          (c) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement;

          (d) all funds released from the Excess Liquidation Proceeds Reserve Account with respect to such Distribution Date; and

          (e) with respect to each Non-Serviced Mortgage Loan, any balloon payment received by the Trustee from the master servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement on or before the related Servicer Remittance Date;

provided, however, that the Available Distribution Amount will not include any amounts allocable to the PPL Subordinate Components.

     See "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     The "Collection Period" for each Distribution Date will be the period commencing on the day following the Determination Date in the month preceding the month in which that Distribution Date occurs (and, in the case of the first Distribution Date, the period commencing on the Cut-off Date) and ending on and including the Determination Date in the month in which that Distribution Date occurs.

     Class PPL Certificates and the PPL Component Mortgage Loan. Each Class of Class PPL Certificates will only be entitled to distributions from amounts collected on the PPL Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the PPL Component Mortgage Loan (including on the PPL Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other additional trust fund expenses, in respect of the PPL Component Mortgage Loan (including on the PPL Subordinate Components thereof)), will be remitted to the Trustee on the Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or Compensating Interest Payment made in respect of such mortgage loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the holders of the Senior Certificates and the Subordinate Certificates as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all PPL Component Distributable Interest in respect of the PPL Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the holders of the Senior Certificates and the Subordinate Certificates as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the PPL Component Principal Entitlement (as defined below) for the PPL Senior Component for such Distribution Date (the "PPL Senior Component Principal Distribution Amount");

          (iii) to the Trustee for the benefit of the holders of the Senior Certificates and the Subordinate Certificates as part of the Available Distribution Amount for such Distribution Date, to reimburse the PPL Senior Component for all Collateral Support Deficits, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL Senior Component and for which no reimbursement has previously been received;

          (iv) to pay interest on the PPL-A Component, up to an amount equal to all PPL Component Distributable Interest in respect of the PPL-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the PPL-A Component, up to an amount equal to the PPL Component Principal Entitlement for the PPL-A Component for such Distribution Date;

          (vi) to reimburse the PPL-A Component for all Collateral Support Deficits, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-A Component and for which no reimbursement has previously been received;

          (vii) to pay interest to the PPL-B Component, up to an amount equal to all PPL Component Distributable Interest in respect of the PPL-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) to pay principal on the PPL-B Component, up to an amount equal to the PPL Component Principal Entitlement for the PPL-B Component for such Distribution Date;

          (ix) to reimburse the holders of the PPL-B Component for all Collateral Support Deficits, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-B Component and for which no reimbursement has previously been received;

          (x) to pay interest to the PPL-C Component, up to an amount equal to all PPL Component Distributable Interest in respect of the PPL-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) to pay principal on the PPL-C Component, up to an amount equal to the PPL Component Principal Entitlement for the PPL-C Component for such Distribution Date;

          (xii) to reimburse the holders of the PPL-C Component for all Collateral Support Deficits, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-C Component and for which no reimbursement has previously been received;

          (xiii) to pay interest to the PPL-D Component, up to an amount equal to all PPL Component Distributable Interest in respect of the PPL-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xiv) to pay principal on the PPL-D Component, up to an amount equal to the PPL Component Principal Entitlement for the PPL-D Component for such Distribution Date;

          (xv) to reimburse the holders of the PPL-D Component for all Collateral Support Deficits, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-D Component and for which no reimbursement has previously been received;

          (xvi) to pay interest to the PPL-E Component, up to an amount equal to all PPL Component Distributable Interest in respect of the PPL-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xvii) to pay principal on the PPL-E Component, up to an amount equal to the PPL Component Principal Entitlement for the PPL-E Component for such Distribution Date;

          (xviii) to reimburse the holders of the PPL-E Component for all Collateral Support Deficits, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-E Component and for which no reimbursement has previously been received;

          (xix) to pay interest to the PPL-F Component, up to an amount equal to all PPL Component Distributable Interest in respect of the PPL-F Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xx) to pay principal on the PPL-F Component, up to an amount equal to the PPL Component Principal Entitlement for the PPL-F Component for such Distribution Date;

          (xxi) to reimburse the holders of the PPL-F Component for all Collateral Support Deficits, if any, previously allocated with respect to the PPL Component Mortgage Loan to the PPL-F Component and for which no reimbursement has previously been received; and

          (xxii) with respect to the PPL Component Mortgage Loan, to distribute to the holders of the Class R Certificates any excess after allocation of the distributions set forth in clauses (i) through (xxii) above.

     All distributions on the PPL-A Component, PPL-B Component, PPL-C Component, PPL-D Component, PPL-E Component and PPL-F Component (each a "PPL Component" and, collectively, the "PPL Components") referenced in clauses (iv) through (ix) above shall be made to the corresponding holders of the Class PPL-1 Certificates, Class PPL-2 Certificates, Class PPL-3 Certificates, Class PPL-4 Certificates, Class PPL-5 Certificates and the Class PPL-6 Certificates, respectively.

     The "PPL Component Distributable Interest" in respect of the PPL Components is equal to the PPL Accrued Component Interest in respect of each PPL Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "PPL Accrued Component Interest" in respect of the PPL Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for each PPL Component which in the case of the PPL Senior Component is equal to approximately 4.29068% per annum and in the case of the PPL-A Component, PPL-B Component, PPL-C Component, PPL-D Component, PPL-E Component and PPL-F Component, respectively, is equal to the Pass-Through Rate of the Class PPL-1 Certificates,

Class PPL-2 Certificates, Class PPL-3 Certificates, Class PPL-4 Certificates, Class PPL-5 Certificates and the Class PPL-6 Certificates, respectively.

     In the absence of a monetary or other material event of default under the PPL Component Mortgage Loan, principal will be paid on the PPL Senior Component and the PPL-A Component, PPL-B Component, PPL-C Component, PPL-D Component, PPL-E Component and the PPL-F Component, pro rata (in accordance with their respective outstanding principal balances). If any monetary or other material event of default under the PPL Component Mortgage Loan exist, principal will be paid first to the PPL Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the PPL-A Component, PPL-B Component, PPL-C Component, PPL-D Component, PPL-E Component and PPL-F Component until the principal balance of each such component is reduced to zero. Accordingly the "PPL Component Principal, Entitlement" with respect to any Component is (a) prior to any of the events of default described in the first sentence of this paragraph, an amount equal to such PPL Component's pro rata share of the PPL Principal Distribution Amount and (b) after any of the events of default described in the first sentence of this paragraph, an amount equal to the lesser of (i) the outstanding principal balance of such PPL Component and
(ii) the portion of the PPL Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     For purposes of determining the actual amount allocable to principal as referenced in this paragraph, the payment of principal and interest under the PPL Component Mortgage Loan is based on an interest rate under the whole loan of 5.1835%% per annum (with the accrual of interest calculated on an Actual/360 Basis), a 30-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis (the "PPL Schedule") as set forth on Annex A-4 in this prospectus supplement.

     The "PPL Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the PPL Component Mortgage Loan for the Due Date occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the PPL Component Mortgage Loan during the related Collection Period;

          (c) with respect to the PPL Component Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the PPL Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds received on the PPL Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the PPL Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the portion any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "--Principal Distribution Amounts" that is attributable to the PPL Component Mortgage Loan.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently,

     o on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date;

     o on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such class; and

     o on the Class X-1 and Class X-2 Certificates from the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those classes, in each case based upon their respective entitlements to interest for that Distribution Date.

     However, if on any Distribution Date, the Available Distribution Amount (or applicable portion thereof) is insufficient to pay in full the total amount of interest to be paid to any of the Classes described above, the Available Distribution Amount for such Distribution Date will be allocated among all those Classes pro rata, in accordance with their interest entitlements;

     Second, in reduction of the Certificate Balances thereof;

     (A) to the Class A-1, Class A-2, Class A-3, Class A-4 Certificates:

     o first, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero;

     o then, to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero;

     o then, to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero;

     o then, to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) for such Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero; and

     (B) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount for such Distribution Date and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Thirty-eighth, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-first, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class O Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-second, to the Class O Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     Forty-fourth, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates to zero, to the Class P Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     Forty-fifth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Distribution Account (based on amounts deemed to be on deposit in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account), with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been (i) reduced to zero as a result of losses on the mortgage loans or (ii) deemed reduced to zero as a result of Appraisal Reductions, without regard to any Collateral Support Deficit remaining unreimbursed (that date, the "Cross-Over Date"), the Principal Distribution Amount for the entire pool of mortgage loans will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities in the distribution priority second set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each class of Certificates (other than the Class PPL, Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 3.111%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.119%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.641%.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to 4.893%.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.528%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 4.983%(1).

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 5.022%(1).

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 5.062%(1).

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 5.131%(1).

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 5.255%(1).

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 5.326%(1).

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 5.395%(2).

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 5.177%(1).

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 5.177%(1).

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 5.177%(1).

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 5.177%(1).

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 5.177%(1).

     The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 5.177%(1).

     The Pass-Through Rate on the Class P Certificates is a per annum rate equal to 5.177%(1).

-------------
     (1) The Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average of the net mortgage interest rates of the mortgage loans. The interest rate used for the PPL Component Mortgage Loan will be that of the related PPL Senior Component only and will be set forth in the Pooling and Servicing Agreement.
     (2) The Class H Certificates will accrue interest at a rate equal to the weighted average of the net mortgage interest rates of the mortgage loans. The interest rate and principal balance used for the PPL Component Mortgage Loan will be that of the related PPL Senior Component only.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 Certificates for the initial Distribution Date will equal approximately 0.053% and 0.703% per annum, respectively.

     The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will, in general, equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).

     Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Class A or Subordinate Certificates. In general, the Certificate Balance of each such class will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any such class of Certificates is identified above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring on or before April 2010, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

     o if such particular component consists of the entire Certificate Balance of any class of the Class A or Subordinate Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-5 attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Certificates;

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A or Subordinate Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Annex A-5 attached hereto and (ii) the Pass-Through Rate for such Distribution Date for such class of Certificates;

     o if such particular component consists of the entire Certificate Balance of any class of the Class A or Subordinate Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
          (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates; and

     o if such particular component consists of a designated portion (but not all) of the Certificate Balance of any class of the Class A or Subordinate Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates.

     For any Distribution Date occurring after April 2010, the Certificate Balance of each class of the Class A and Subordinate Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Certificates. Under no circumstances will the Class X-1 Strip Rate be less than zero.

     The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in April 2010 will, in general, equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Following the April 2010 Distribution Date, the Class X-2 Certificates will cease to accrue interest. In connection therewith, the Class X-2 Certificates will have a 0% Pass-Through Rate for the May 2010 Distribution Date and for each Distribution Date thereafter.

     Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of the Class A or Subordinate Certificates. If all or a designated portion of the Certificate Balance of any such class of Certificates is identified above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more components of the total Notional Amount of the Class X-2 Certificate for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before April 2010, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

     o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Annex A-5 attached hereto and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o the Pass-Through Rate for such Distribution Date for such class of Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

     Under no circumstances will the Class X-2 Strip Rate be less than zero.

     The Class S Certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than Excess Interest. The Pass-Through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (or in the case of the PPL Component Mortgage Loan, its PPL Senior Component only) as of the first day of the related Collection Period weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period) (or in the case of the PPL Component Mortgage Loan, its PPL Senior Component only).

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate (which includes, with respect to each Non-Serviced Mortgage Loan, the applicable Non-Serviced Mortgage Loan Primary Servicing Fee Rate) and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan (or successor REO
Loan) is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-Through Rate on the Certificates, the Mortgage Rate of each mortgage loan which does not accrue interest on a 30/360 Basis will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year that is not a leap year or in February in any year that is a leap year will be determined exclusive of the Withheld Amounts withheld from that month, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld from the immediately preceding February, and, if applicable, January.

     "Excess Interest" is the interest accrued at an increased interest rate in respect of the APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than the Class S and Residual Certificates) for each Distribution Date is equal to the Accrued Certificate Interest in respect of such class of Certificates reduced (to not less than zero) by such Class's share of the Uncovered Prepayment Interest Shortfall amounts and by allocation to such Class (other than in the case of the Class X Certificates) of any shortfalls in interest that result from a reduction in the interest rate on any mortgage loan.

     The "Accrued Certificate Interest" for any Distribution Date and any class of Certificates (other than the Class S and Residual Certificates) is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such class of Certificates for such Distribution Date, accrued on the related Certificate Balance or Notional Amount, as the case may be, of such class outstanding immediately prior to such Distribution Date.

     A "Prepayment Interest Shortfall" with respect to any Distribution Date, for any mortgage loan as to which a principal prepayment was made in full or in part which did not include a full month's interest, or as to which Insurance Proceeds or Condemnation Proceeds, as applicable, were received by the Master Servicer or the Special Servicer, in each case after the Determination Date in the calendar month preceding such Distribution Date but prior to the due date in the related Collection Period, is the amount of interest that would have accrued at the Net Mortgage Rate (exclusive of Excess Interest) for such mortgage loan on the amount of such principal prepayment, Insurance Proceeds or Condemnation Proceeds, as applicable, during the period commencing on the date as of which such amounts were applied to the unpaid balance of such mortgage loan and ending on (and including) the day preceding such due date.

     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class X, Class S, Class PPL and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of their Accrued Certificate Interest and will reduce such classes' respective interest entitlements.

     An "Uncovered Prepayment Interest Shortfall" is, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) that was subject to a principal prepayment in full or in part, an amount equal to the excess of the related Prepayment Interest Shortfall over the related Compensating Interest Payment, if any.

     A "Compensating Interest Payment" is, with respect to any mortgage loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) that was subject to a principal prepayment in full or in part and a Prepayment Interest Shortfall (other than a prepayment due to Insurance Proceeds or Condemnation Proceeds, a prepayment subsequent to a default (provided, that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard), a prepayment pursuant to applicable law or a court order, or a prepayment accepted with the consent of the Directing Certificateholder (or, in the case of the PPL Component Mortgage Loan, the PPL Controlling Holder)) because the Master Servicer allowed the related borrower to deviate from the terms of the related mortgage loan documents, the lesser of (a) any Prepayment Interest Shortfall incurred in connection with such principal prepayment and (b) the sum of (i) that portion of the Servicing Fee allocable to the related mortgage loan for such Collection Period and (ii) all Prepayment Interest Excess related to the related mortgage loan.

     A "Prepayment Interest Excess" with respect to any Distribution Date, the aggregate amount, with respect to all mortgage loans (other than a Non-Serviced Mortgage Loan) that were subject to principal prepayment in full or in part, or as to which Insurance Proceeds and Condemnation Proceeds were received by the Master Servicer or Special Servicer for application to such mortgage loans, in each case after the due date in the month of such Distribution Date and on or prior to the related Determination Date, is the amount of interest accrued at the Mortgage Rate for such mortgage loans on the amount of such principal prepayments or Insurance Proceeds and Condemnation Proceeds after such due date and accruing in the manner set forth in the mortgage loan documents relating to such mortgage loans, to the extent such interest is collected by the Master Servicer or the Special Servicer.

     With respect to the PPL Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated in reverse sequential order to the PPL Subordinate Components and then to the PPL Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the PPL Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the PPL Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated sequentially to the PPL Subordinate Components. Any such Prepayment Interest Shortfalls allocated to the PPL Subordinate Components, to the extent not covered by the Master Servicer on such Distribution Date, will reduce such PPL Subordinate Components' interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the PPL Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Lower-Tier REMIC Certificates as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     In the event that the Certificate Balances of each of the Class A-4 Certificates and the Class A-1A Certificates have not been reduced to zero, a Group 1 Principal Distribution Amount and a Group 2 Principal Distribution Amount will be calculated for purposes of making distributions on the Class A Certificates.

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 (and with respect to the PPL Component Mortgage Loan, including only the PPL Senior Component Principal Distribution Amount) for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of (A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as provided for in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the Group 2 Principal Distribution Amount been sufficient to make such reimbursements in full, over
(B) the Group 2 Principal Distribution Amount (prior to giving effect to clauses
(i), (ii) and (iii) of the definition of "Loan Group 2 Principal Distribution Amount") for that Distribution Date (provided, further, that with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for such Distribution Date and (iii) following the reimbursements provided for in clauses (i) and (ii) above, the excess, if any of
(A) the total amount of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as provided for in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the Loan Group 1 Principal Distribution Amount been sufficient to make such reimbursements in full, over (B) the Group 1 Principal Distribution Amount (prior to giving effect to clauses (i), (ii) and (iii) of the definition of "Loan Group 1 Principal Distribution Amount") for that Distribution Date (provided, further, that with respect to the amounts identified in clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related Mortgage Loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal, with respect to each mortgage loan (except with respect to the PPL Component Mortgage Loan, including only the Senior Component Principal Distribution Amount), the aggregate of the principal portions of (i) all Periodic Payments (excluding balloon payments and Excess Interest) due on a due date during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments for the related Collection Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date (or, with respect to the Non-Serviced Mortgage Loans, to the extent remitted by the related servicer to the Master Servicer on or prior to the Servicer Remittance
Date) or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and (ii) all balloon payments in respect of any mortgage loan to the extent received by the Master Servicer during the related Collection Period (or, with respect to a Non-Serviced Mortgage Loan, to the extent received by the Trustee from the master servicer under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement on or before the Servicer Remittance Date) and to the extent not included in clause (i) above. The Scheduled Principal Distribution Amount with respect to any mortgage loan, from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent (and, with respect to a Non-Serviced Mortgage Loan, the service providers under any pooling and servicing agreement with respect to a Non-Serviced Pari Passu Loan), as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of

     o all voluntary prepayments of principal received on such mortgage loans during the related Collection Period (which will include (A) in the case of the Non-Serviced Mortgage Loans, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement and (B) in the case of the PPL Component Mortgage Loan, only the portion of such amounts payable to the PPL Senior Component pursuant to the Pooling and Servicing Agreement) and

     o any other collections (exclusive of payments by borrowers) received on the mortgage loans and any related REO Properties during the related Collection Period, whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise (which will include (A) in the case of each Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement and (B) in the case of the PPL Component Mortgage Loan, only the portion of such amounts payable to the PPL Senior Component pursuant to the Pooling and Servicing Agreement), that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Collection Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan (in the case of the PPL Component Mortgage Loan, only the portion of such amounts that would have been due to the PPL Senior Component pursuant to the Pooling and Servicing Agreement) on the due date occurring in such Collection Period based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal collections received or advanced in respect of the related mortgage loan for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan or, in the case of a Serviced Whole Loan, any of the loans comprising such Serviced Whole Loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage
Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan; provided, however, that the treatment of amounts received with respect to a Whole Loan will be subject to the terms of the related Intercreditor Agreement.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans during the related Collection Period to the Class S Certificates.

     Excess Liquidation Proceeds. Except to the extent Collateral Support Deficit has been allocated to any Class of Certificates, Excess Liquidation Proceeds will not be available for distribution from the Excess Liquidation Proceeds Reserve Account to the Holders of the Certificates. "Excess Liquidation Proceeds" are the trust's allocable share of the excess of (i) proceeds from the sale or liquidation of a mortgage loan or REO Property, net of expenses and related Advances and interest on Advances, over (ii) the amount that would have been received if payment had been made in full on the due date immediately following the date upon which the proceeds were received.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PPL PARTIAL PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 1 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1 through Class H Certificates (other than Class A-1A Certificates) in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all Classes of Certificates (other than the Class A-1A Certificates) representing principal payments in respect of mortgage loans included in Loan Group 1 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and
(c) the Yield Maintenance Charges collected on such principal prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

     On any Distribution Date, Yield Maintenance Charges collected in respect of mortgage loans included in Loan Group 2 during the related Collection Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in the following manner: Such holders will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all Classes of Certificates representing principal payments in respect of mortgage loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Collection Period. Any Yield Maintenance Charges collected during the related Collection Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges in respect of mortgage loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

     With respect to the PPL Component Mortgage Loan, any PPL Partial Prepayment Premiums received in respect of the PPL Senior Component will be allocated as if they were Yield Maintenance Charges for Loan Group 1 in the manner described above.

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A-1 through Class H Certificates and the Class A-1A Certificates, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment (or, with respect to partial prepayments of the PPL Component Mortgage Loan, the yield rate for the U.S. Treasury security specified for use in the event of certain involuntary prepayments under the related note); provided, however, that if such yield rate is greater than or equal to the lesser of (x) the Mortgage Rate on such mortgage loan and (y) the Pass-Through Rate described in clause (a) (i) above, then the Base Interest Fraction will be zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:




                                                          ASSUMED FINAL
CLASS DESIGNATIONS                                      DISTRIBUTION DATE
----------------------                                 -------------------
   Class A-1 ....................................       January 10, 2009
   Class A-2 ....................................        March 10, 2011
   Class A-3 ....................................      September 10, 2013
   Class A-4 ....................................        March 10, 2014
   Class B ......................................        March 10, 2014
   Class C ......................................        March 10, 2014
   Class D ......................................        March 10, 2014
   Class E ......................................        March 10, 2014

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loan is prepaid in full on its Anticipated Prepayment Date. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in March 2040, the first Distribution Date after the 36th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans (in the case of the PPL Component Mortgage Loan, the PPL Senior Component only) will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class P Certificates will be subordinated to the rights of the holders of the Class O Certificates,

     o the rights of the holders of the Class O and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,

     o the rights of the holders of the Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     Each PPL Subordinate Component, and thus the related Class of Class PPL Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the PPL Component Mortgage Loan. The rights of the holders of the Class PPL Certificates to receive distributions of amounts collected or advanced on the PPL Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Senior Certificates and the Subordinate Certificates. See "Description of the Certificates--Distributions--Class PPL Certificates and the PPL Component Mortgage Loan" in this prospectus supplement.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C, Class D and Class E Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B, Class C, Class D and Class E Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by means of the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by means of the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until their Certificate Balance has been reduced to zero; second to the Class A-2 Certificates until their Certificate Balance has been reduced to zero; third to the Class A-3 Certificates until their Certificate Balance has been reduced to zero; and fourth to the Class A-4 Certificates until their Certificate Balance has been reduced to zero) and to the Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related loan group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class PPL, the Class X, the Class S and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (not giving effect to the reduction of the Stated Principal Balance for payments of principal collections on the mortgage loans that were used to reimburse any Workout-Delayed Reimbursement Amount, to the extent such Workout-Delayed Reimbursement Amount has not been determined to be non-recoverable from Related Proceeds or from the Certificate Account) of the mortgage loans (other than the PPL Subordinate Components in the case of the PPL Component Mortgage Loan) expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class PPL, Class S, Class R, Class LR and Class X Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     To the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the mortgage loans and previously resulted in a reduction of the Principal Distribution Amount, Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal Distribution Amount are subsequently recovered on the related mortgage loan, the amount of such recovery will be added to the Certificate Balance of the class or classes of certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such class. If the Certificate Balance of any class is so increased, the amount of unreimbursed Collateral Support Deficit of such class shall be decreased by such amount.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, reimbursement of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts to the extent amounts have been paid from the Principal Distribution Amount, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

   P&I Advances

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount (including, without limitation, amounts attributable to the PPL Subordinate Components, as described under "Description of the Certificates--Distributions--Class PPL Certificates and the PPL Component Mortgage Loan") for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees (including any applicable Non-Serviced Mortgage Loan Primary Servicing Fees)), other than balloon payments, which were due on the mortgage loans on a due date during the related Collection Period and not received as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each REO Loan and each mortgage loan delinquent in respect of its balloon payment as of the end of the related Collection Period (including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date.

     If the monthly payment on any mortgage loan has been reduced in connection with a bankruptcy, modification, waiver or amendment, or if the final maturity on any mortgage loan has been extended in connection with a bankruptcy, modification, waiver or amendment, and if the monthly payment due and owing during the extension period or after such modification, waiver, amendment or bankruptcy is less than the related Assumed Scheduled Payment, then, in each case, the Master Servicer, Trustee or Fiscal Agent will, as to such mortgage loan only, advance only the amount of the monthly payment due and owing after taking into account such reduction (net of related Servicing Fees) in the event of subsequent delinquencies thereon.

     None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance with respect to a mortgage loan not included in the trust. In addition, none of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, prepayment premiums, Yield Maintenance Charges or Excess Interest.

     With respect to the Tysons Corner Center Mortgage Loan and the AFR/Bank of America Portfolio Mortgage Loan, the Master Servicer will be required to make its determination that it has made a P&I Advance on such mortgage loan that is a Nonrecoverable Advance (as defined below) or that any proposed P&I Advance with respect to such mortgage loan, if made, would constitute a Nonrecoverable Advance independently of any determination made by the master servicer with respect to a commercial mortgage securitization holding one of the related Pari Passu Loans. If the Master Servicer determines that a proposed P&I Advance with respect to one of such mortgage loans, if made, or any outstanding P&I Advance with respect to one of such mortgage loans previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer will be required to provide the master servicer of each securitization that holds a related Pari Passu Loan written notice of such determination within one business day of the date of such determination. If the Master Servicer receives written notice from any such master servicer that it has determined, with respect to the related Pari Passu Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is a nonrecoverable advance, then such determination will be binding on the Certificateholders and none of the Master Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional P&I Advances with respect to such mortgage loan unless the Master Servicer has consulted with the other master servicers of the related securitizations and they agree that circumstances with respect to such mortgage loan and the related Pari Passu Loans have changed such that a proposed P&I Advance in respect of the related mortgage loan would not be a Nonrecoverable Advance. Notwithstanding the foregoing, if any of the other master servicers with respect to a Pari Passu Loan determines that any advance of principal or interest with respect to such Pari Passu Loan would not be a nonrecoverable advance, then the Master Servicer will continue to have the discretion to determine that any proposed P&I Advance or outstanding P&I Advance, with respect to the related mortgage loan, would be, or is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers with respect to a Pari Passu Loan, none of the Master Servicer, the Trustee or the Fiscal Agent will be permitted to make any additional P&I Advances with respect to Tysons Corner Center Mortgage Loan or the AFR/Bank of America Portfolio Mortgage Loan except as set forth in this paragraph. In addition, the Master Servicer will generally not be required to abide by any determination of non-recoverability by a master servicer that is no longer an "approved" master servicer by any of the rating agencies.

   Servicing Advances

     In addition to P&I Advances, the Master Servicer or, on an emergency basis, the Special Servicer, will be obligated to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or related REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer or Special Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. With respect to the Tysons Corner Center Mortgage Loan and the AFR/Bank of America Portfolio Mortgage Loan, servicing advances will be made under the COMM 2004-LNB2 Pooling and Servicing Agreement and the GMACCM 2003-C3 Pooling and Servicing Agreement, respectively.

     None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be required to make a Servicing Advance if such Servicing Advance would be a Nonrecoverable Advance; provided, however, that with respect to the payment of insurance premiums and delinquent tax assessments, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the general trust fund account if it determines that such payment would be in the best interests of certificateholders.

  Recovery of Advances

     The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover (after payment of any outstanding Servicing Fees and Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable. Any such determination of which the Master Servicer has notice shall be conclusive and binding on the Master Servicer, the Trustee and the Fiscal Agent. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     Upon a determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed 12 months or such longer period of time as agreed to by the Servicer, the Special Servicer or the Trustee or the Fiscal Agent, as the case may be, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, or the Special Servicer constitute a violation of the Servicing Standard or contractual duty under the Pooling and Servicing Agreement and/or with respect to the Trustee or the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

     In addition, the Master Servicer, Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest thereon, a "Workout-Delayed Reimbursement Amount") first only out of principal collections in the Certificate Account and second, from any other collections in the Certificate Account; provided, however, that none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be permitted to recover a Workout-Delayed Reimbursement Amount from any collections other than principal collections unless the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, (a) has determined in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not be recoverable out of Related Proceeds or (b) has determined in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of principal collections in the Certificate Account.

     If the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of general collections on the mortgage loans for any Advance that it has determined to be a Nonrecoverable Advance, then that Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed first out of the Principal Distribution Amount otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount of the Certificates. If the Master Servicer, Special Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of principal collections in the Certificate Account for any Workout-Delayed Reimbursement Amount, then that Workout-Delayed Reimbursement will be deemed, to the fullest extent permitted pursuant to the terms of the Pooling and Servicing Agreement, to be reimbursed out of the Principal Distribution Amount otherwise distributable on the Certificates, thereby reducing the Principal Distribution Amount of the Certificates.

     To the extent any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as described above and the item for which the Advance was originally made is subsequently collected from payments or other collections on the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date corresponding to the Collection Period in which this item was recovered will be increased by the lesser of (a) the amount of the item and (b) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to this paragraph.

     To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described above, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group).

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest compounded monthly at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to any mortgage loan (other than a Non-Serviced Mortgage Loan), an Appraisal Reduction is required to be calculated with respect to such mortgage loan. An "Appraisal Reduction Event" will occur with respect to any mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan on the earliest of:

          (1) the third anniversary of the date on which an extension of the maturity date of such mortgage loan or Serviced Whole Loan becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer, which extension does not decrease the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan;

          (2) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such mortgage loan or Serviced Whole Loan;

          (3) the date on which a reduction in the amount of Periodic Payments on such mortgage loan or Serviced Whole Loan, or a change in any other material economic term of such mortgage loan or Serviced Whole Loan (other than an extension of its maturity), becomes effective as a result of a modification of such mortgage loan or Serviced Whole Loan by the Special Servicer;

          (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

          (5) immediately after the Master Servicer or the Special Servicer receives notice that the related borrower has declared bankruptcy;

          (6) 30 days after the date on which an involuntary petition of bankruptcy is filed with respect to the related borrower;

          (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for such mortgage loan or Serviced Whole Loan unless the borrower has delivered to the Master Servicer on the related maturity date for such mortgage loan or Serviced Whole Loan a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

          (8) immediately after such mortgage loan or Serviced Whole Loan becomes an REO Loan.


     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and receive an MAI appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause
(2) above, the Special Servicer will be required to order and receive an MAI appraisal or valuation within the 120-day period set forth in such clause (2). Prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Trustee, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan or Serviced Whole Loan until the MAI appraisal or internal valuation is received. With respect to any Non-Serviced Mortgage Loan, appraisals or internal valuations will be required to be obtained in accordance with terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, which terms are substantially similar, but not necessarily identical to the provisions set forth above.

     The "Determination Date" for each Distribution Date is the earlier of (i) sixth day of the month in which the Distribution Date occurs or, if such sixth day is not a business day, then the immediately preceding business day and (ii) the fourth business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer prior to the first Determination Date following the date the Special Servicer receives or performs such MAI appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent Appraisal Institute ("MAI") appraisals (the costs of which will be paid as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) with respect to any mortgage loan (together with any related cross-collateralized mortgage loans) with an outstanding principal balance equal to or in excess of $2,000,000, or
(2) by an internal valuation performed by the Special Servicer (however, if the Directing Certificateholder approves, an MAI appraisal may be obtained) with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate (or, in the case of a Serviced Whole Loan, the weighted average of its mortgage rates), (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable). The Appraisal Reduction with respect to any Non-Serviced Mortgage Loan will be calculated pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     As a result of calculating one or more Appraisal Reductions (including an Appraisal Reduction calculated with respect to a Non-Serviced Mortgage Loan), the amount of any required P&I Advance on the related mortgage loan will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class P Certificates, then to the Class O Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates) or, in the case of any Appraisal Reduction in respect of the PPL Component Mortgage Loan, first in an amount of interest available to the Class PPL Certificates and then, the amount of interest available to the most subordinate class of Certificates outstanding. See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of
(1) the applicable per annum Pass-Through Rate (i.e., for any month, one-twelfth of the Pass-Through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     With respect to each mortgage loan (other than a Non-Serviced Mortgage
Loan) or Serviced Whole Loan as to which an Appraisal Reduction has occurred (unless such mortgage loan or Serviced Whole Loan has become a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding 12 months), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the MAI appraisal or internal valuation, to order an MAI appraisal or conduct an internal valuation (which may be an update of a prior MAI appraisal or internal valuation), the cost of which will be required to be paid by the Master Servicer as a Servicing Advance (or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense). Based upon the MAI appraisal or internal valuation, the Special Servicer is required to redetermine and report to the Trustee and Master Servicer the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an MAI appraisal or internal valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an MAI appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior MAI appraisal or internal valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the related Mortgaged Property that has occurred that would affect the validity of the MAI appraisal or valuation.

     Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Whole Loan. Any Appraisal Reduction calculated with respect to such Serviced Whole Loan will be applied first to the related Serviced B Note. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan that exceeds the outstanding principal balance of any related Serviced B Note will be allocated to the related mortgage loan.

     Any mortgage loan or Serviced Whole Loan previously subject to an Appraisal Reduction which becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available or, upon request, forward to any interested party, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

          (3) the aggregate amount of Advances (with respect to the mortgage pool and with respect to each Loan Group) made in respect of the Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the Collection Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance (with respect to the mortgage pool and with respect to each Loan Group (less the subordinate balances of the PPL Subordinate Components)) of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;


          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) as of the end of the related Collection Period for the Distribution Date;

          (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

          (8) the value of any REO Property included in the trust fund as of the end of the related Collection Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of any Class of Certificates allocable to PPL Partial Prepayment Premiums or Yield Maintenance Charges;

          (11) the accrued Distributable Certificate Interest in respect of the class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such class of Certificates;

          (12) the Pass-Through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

          (13) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date (with respect to the mortgage pool and with respect to each Loan Group);

          (14) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (15) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

          (16) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

          (17) the number and related principal balances of any mortgage loans extended or modified during the related Collection Period on a loan-by-loan basis;

          (18) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

          (19) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Collection Period and the amount and the type of principal prepayment occurring;

          (20) a loan-by-loan listing of any mortgage loan which was defeased during the related Collection Period;

          (21) the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

          (22) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

          (23) the aggregate unpaid principal balance of the pool of mortgage loans (with respect to the mortgage pool and with respect to each Loan Group) outstanding as of the close of business on the related Determination Date;

          (24) with respect to any mortgage loan as to which a liquidation occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and
     (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (25) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Collection Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit in respect of the related REO Loan in connection with that determination;

          (26) the aggregate amount of interest on P&I Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Trustee and the Fiscal Agent during the related Collection Period;

          (27) the aggregate amount of interest on Servicing Advances (with respect to the mortgage pool and with respect to each Loan Group) paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period;

          (28) the original and then current credit support levels for each class of Certificates;

          (29) the original and then current ratings for each class of Certificates;

          (30) the amounts held in the Excess Liquidation Proceeds Reserve Account;

          (31) the amounts, if any, distributed with respect to the Class PPL Certificates; and

          (32) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Trustee will make available each month, to the general public via its internet website initially located at "www.etrustee.net," (i) the related Statement to Certificateholders, (ii) to the extent received from the Master Servicer, the CMSA loan periodic update file, loan setup file, bond level file, and collateral summary file, and (iii) as a convenience to the general public (and not in furtherance of the distribution thereof under the securities laws), this prospectus supplement, the prospectus, the Pooling and Servicing Agreement and any other information requested by the Depositor.

     In addition, the Trustee will make available each month, to the extent received from the Master Servicer, to any Privileged Person via its internet website, the Servicer Reports, the CMSA property file, the financial file and any other information requested by the Depositor. The Master Servicer may make available each month to any Privileged Person electronically its Servicer Reports on its internet website, www.wachovia.com. "Privileged Person" shall mean any of the following: a party to the Pooling and Servicing Agreement, a rating agency, a designee of the Depositor (including any financial market publisher) and any other person who delivers to the Trustee in the form attached to the Pooling and Servicing Agreement (which form is also located on the Trustee's internet website), a certification that such person is a Certificateholder, a Beneficial Owner of a Certificate, or a prospective purchaser of a Certificate.

     "Servicer Reports" means the CMSA delinquent loan status report, the CMSA historical loan modification and corrected mortgage loan report, the CMSA historical liquidation report, the CMSA REO status report, the CMSA servicer watch list, the CMSA loan level reserve-LOC report, the CMSA NOI adjustment worksheet, the CMSA comparative financial status report and the CMSA operating statement analysis report.

     Neither the Trustee nor the Master Servicer makes any representations or warranties as to the accuracy or completeness of any report, document or other information for which it is not the original source and that is made available on its internet website and assumes no responsibility therefor. In addition, the Trustee and the Master Servicer may disclaim responsibility for any information distributed by the Trustee or the Master Servicer, as the case may be, for which it is not the original source.

     In connection with providing access to the Trustee's or the Master Servicer's internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer. The Trustee and the Master Servicer shall not be liable for the dissemination of information in accordance herewith. Questions regarding the Trustee's internet website can be directed to the Trustee at (714) 238-6701 and questions regarding the Master Servicer's internet website can be directed to the Master Servicer at (800) 326-1334.

     Each report referred to above is expected to be in the form approved by the Commercial Mortgage Securities Association.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, Fitch, Moody's, DBRS or any designee of the Depositor, originals or copies of, among other things, the following items to the extent the Trustee has received such items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

          (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee;

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Trustee;

          (9) Trustee exception reports;

          (10) any and all officer's certificates delivered to the Trustee to support the Master Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable Advance;

          (11) any and all appraisals obtained pursuant to the definition of "Appraisal Reduction" herein;

          (12) information provided to the Trustee regarding the occurrence of servicing transfer events as to the mortgage loans;

          (13) any and all sub-servicing agreements provided to the Trustee and any amendments thereto and modifications thereof;

          (14) any and all notices, reports and environmental assessments delivered to the Trustee with respect to any Mortgaged Property securing a defaulted mortgage loan as to which the environmental testing contemplated by the Pooling and Servicing Agreement revealed that either of the conditions set forth therein was not satisfied (but only for so long as such Mortgaged Property or the related mortgage loan are part of the trust fund); and

          (15) an explanation of the calculation of any Prepayment Interest Shortfall.

     Copies of any and all of the foregoing items will be available to Certificateholders from the Trustee upon written request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use efforts consistent with the Servicing Standard to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class X-1 and Class X-2 Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, Class PPL, Class R nor Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, none of the Master Servicer, the Special Servicer, the Depositor or any of their respective affiliates will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reductions will not be applied to reduce Voting Rights.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer or (3) the exchange of all then outstanding Certificates (other than the Class S or Residual Certificates) for the mortgage loans remaining in the trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The Special Servicer and the Master Servicer (subject to certain constraints described in the Pooling and Servicing Agreement) (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the right of the Special

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Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The exchange of all outstanding certificates (other than the Class S or Residual Certificates), including the Class X Certificates, for the remaining mortgage loans (i) is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance, (ii) is limited to certain Classes of the Certificates and (iii) requires that all certificateholders must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-1 Certificates and under certain extremely limited conditions, the Class X-2 Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans without the receipt of any Yield Maintenance Charges (or PPL Partial Prepayment Premiums, in the case of the PPL Component Mortgage Loan) and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE

     LaSalle Bank National Association will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The asset-backed securities trust office of the Trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Asset-Backed Securities Trust Services Group-GECMC 2003-C2. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months (except that with respect to the PPL Subordinate Components, the Trustee Fee Rate will be calculated on an Actual/360 basis) equal to 0.0017% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. The Trustee will be entitled to a fee with respect to the PPL Subordinate Components. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. As required by the Pooling and Servicing Agreement, the Trustee will be required to enforce the rights of the trust fund under the terms of the related intercreditor agreement with respect to any Whole Loan. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (the "Fiscal Agent") and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that

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it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer, the Special Servicer, solely in the case of Servicing Advances, or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of September 30, 2003, the Fiscal Agent had consolidated assets of approximately $697 billion. In the event that LaSalle Bank National Association shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. shall no longer serve in the capacity of Fiscal Agent thereunder.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Non-Serviced Mortgage Loans, which are serviced under Non-Serviced Mortgage Loan Pooling and Servicing Agreements), the Serviced Whole Loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans and REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of such mortgage loans, the Serviced Whole Loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. In addition to the sub-servicing by the sub-servicers, the Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates. The Master Servicer and the Special Servicer will be permitted to appoint sub-servicers with respect to their respective servicing obligations and duties; provided that each of the Master Servicer and Special Servicer will remain directly responsible to the trust with respect to the servicing or special servicing, as applicable, of the mortgage loans notwithstanding such delegation or appointment. The Master Servicer has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers with respect to certain of the mortgage loans sold to the Depositor.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (and, in the case of the Serviced Whole Loans, the holders of the related Serviced B Notes) (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans (and, in the case of the Serviced Whole Loans, the terms of the related Serviced B Notes and the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

          (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and

          (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans (other than the Non-Serviced Mortgage Loans but including the Serviced Whole Loans) or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of the Serviced Whole Loans, as applicable, the holders of the related Serviced B Notes), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to:

               (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller, any holder of additional debt owed by a borrower or any other party to the Pooling and Servicing Agreement;

               (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either;

               (C) the Master Servicer's or Special Servicer's, as applicable, obligation to make Advances;

               (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

               (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable; and

               (F) any debt that the Master Servicer or Special Servicer or any affiliate of the Master Servicer or Special Servicer, as applicable has extended to any borrower (including, without limitation, any mezzanine financing) (the foregoing, collectively referred to as the "Servicing Standard").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans (other than a Non-Serviced Mortgage Loan) and the Serviced Whole Loans. With respect to any mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan:

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, the date such balloon payment is due, unless, in either case the borrower has delivered to the Master Servicer prior to the maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur, at such time the related mortgage loan will become a Specially Serviced Mortgage Loan,

          (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent,

          (3) as to which (A) the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (B) the related borrower has become the subject of a decree or order for that proceeding and such decree or order has remained in force undischarged or unstayed for a period of 60 days, or (C) the related borrower has admitted in writing its inability to pay its debts generally as they become due,

          (4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property,

          (5) as to which, in the judgment of either the Master Servicer or the Special Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days,

          (6) as to which, in the judgment of either the Master Servicer or the Special Servicer, a default (other than a payment default) that would either (a) impair the value of the related Mortgaged Property as security for such mortgage loan or Serviced Whole Loan or (b) otherwise materially and adversely affect the interests of Certificateholders and, if applicable, the holders of any related Serviced B Note and would continue unremedied beyond the applicable grace period (or, if no grace period is specified in the related mortgage loan documents, for 60 days, and provided that a default that would give rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero) is imminent and is not likely to be cured by the related borrower within 60 days, or

          (7) as to which a default of which the Master Servicer or Special Servicer has notice (other than (A) a failure by the related borrower to pay principal or interest and (B) a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a Mortgaged Property that covers acts of terrorism in the event that the Special Servicer determines, in accordance with the Servicing Standard, that either
     (1) such insurance is not available at any rate or (2) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located) and which, in the opinion of the Master Servicer or the Special Servicer, as applicable, materially and adversely affects the interests of the Certificateholders (or, with respect to a Serviced Whole Loan, the holders of the related Serviced B Note) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and to maintain all accounts (other than the Interest Reserve Account and the REO Account). The Master Servicer will transfer its servicing responsibilities or will be required to transfer its servicing responsibilities with respect to the Stonebriar Plaza Mortgage Loan and/or the Clarendon Heights Mortgage Loan if any of the aforementioned events has occurred with respect to the related Serviced B Note. The Master Servicer will also be required to transfer its servicing responsibilities with respect to the related Serviced B
Note if any of the aforementioned events has occurred with respect to the Stonebriar Plaza Mortgage Loan and/or the Clarendon Heights Mortgage Loan, as applicable. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans and the Serviced Whole Loans serviced by the Special Servicer and any mortgage loans and Serviced Whole Loans that have become REO Loans (excluding the Non-Serviced Mortgage Loans and any successor REO Loans) are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any servicing transfer event with respect to a Specially Serviced Mortgage Loan is cured, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, and, with respect to any monetary servicing transfer event, becomes a performing mortgage loan for at least three Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan (other than the Non-Serviced Mortgage Loan) which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee, Fitch, Moody's and DBRS. If the PPL Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the PPL Controlling Holder (as defined below). If the Directing Certificateholder or the PPL Controlling Holder, as applicable, does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder or the PPL Controlling Holder, as applicable, objects to the Asset Status Report within ten business days of receipt, the Special Servicer will nevertheless be required to implement the recommended action as outlined in the Asset Status Report if it determines in accordance with the Servicing Standard that the objection is not in the best interests of all the Certificateholders, if a Serviced Whole Loan is involved, the holders of the related Serviced B Note and, if the PPL Component Mortgage Loan is involved, the PPL Controlling Holder. If the Directing Certificateholder or the PPL Controlling Holder, as applicable, disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder or the PPL Controlling Holder, as applicable, fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes the determination described above; provided, however, in the event that the Directing Certificateholder or the PPL Controlling Holder, as applicable, and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's or the PPL Controlling Holder's, as applicable, receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder or the PPL Controlling Holder, as applicable, by the Special Servicer subject to the Directing Certificateholder's or the PPL Controlling Holder's, as applicable, right to consent to certain specific actions.

     No direction of the Directing Certificateholder or, if the PPL Component Mortgage Loan is involved, the PPL Controlling Holder will, and the Special Servicer will not be required to take or refrain from taking any such direction from the Directing Certificateholder or the PPL Controlling Holder, as applicable, that would (a) require, permit or cause the Special Servicer to violate the terms of any Specially Serviced Mortgage Loan, applicable law or any provision of the Pooling and Servicing Agreement, including, but not limited to, the Special Servicer's obligation to act in accordance with the Servicing Standard and the REMIC Provisions, (b) result in the imposition of a "prohibited transaction" or "contribution" tax under the REMIC Provisions of the Code, (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Sellers, the trust fund, the Trustee, the Fiscal Agent, the Underwriters or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer's, Trustee's, the Fiscal Agent's or the Master Servicer's responsibilities under the Pooling and Servicing Agreement.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates (other than the Class PPL, Class R, Class LR, Class S and Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class P Certificates.

     The "PPL Controlling Class" will be, as of any date of determination, the outstanding Class of Class PPL Certificates with the lowest payment priority that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Class PPL Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the PPL Controlling Class will be the outstanding Class of Class PPL Certificates with the then largest outstanding Class principal balance). The PPL Controlling Class as of the Delivery Date will be the Class PPL-6 Certificates.

     The "PPL Controlling Holder" will be (a) prior to the occurrence of an PPL Control Appraisal Period, holders of a majority percentage interest in the PPL Controlling Class, and (b) during the occurrence and the continuation of an PPL Control Appraisal Period (as defined below), the Directing Certificateholder.

     An "PPL Control Appraisal Period" will exist if the outstanding aggregate principal balance of all of the PPL Subordinate Components of the PPL Component Mortgage Loan (net of any Appraisal Reduction Amounts, principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     Pursuant to the Pooling and Servicing Agreement, each holder of a majority percentage interest in the PPL Controlling Class (the "PPL Controlling Class Holder"), will be permitted to appoint an operating advisor ("Operating Advisor"), which may be the related PPL Controlling Holder or any holder of the controlling interest in the PPL Controlling Class, any Class PPL Certificateholder, or an unrelated third party for the PPL Component Mortgage Loan, with respect to any action which is to be taken with respect to the PPL Component Mortgage Loan and requires the related PPL Controlling Class Holder's consent. The related Operating Advisor will be permitted to exercise all of the rights of the PPL Controlling Class Holder subject to any limitations set forth in the Pooling and Servicing Agreement. Any reference in this prospectus supplement to any action to be taken by the PPL Controlling Class Holder in its capacity as a controlling holder will mean the PPL Controlling Class Holder acting through its related Operating Advisor if one has so been appointed.

THE MASTER SERVICER

     Wachovia Bank, National Association ("Wachovia Bank") will act as Master Servicer under the Pooling and Servicing Agreement. Wachovia Bank is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP4, Charlotte, North Carolina 28262-1075.

     As of December 31, 2003, Wachovia Bank and its affiliates were responsible for master or primary servicing approximately 10,015 commercial and multifamily loans, totaling approximately $88.6 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia Bank will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia Bank has been provided by it. Neither the Depositor nor any of the Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Wachovia Bank will be responsible for the servicing of all of the mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans (the "Master Servicer"). The Master Servicer may elect to sub-service some or all of its servicing duties with respect to each of such mortgage loans and it has informed the Depositor that it intends to use one or more sub-servicers selected by the Mortgage Loan Sellers on certain of the mortgage loans.

     The Master Servicer, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

THE PRIMARY SERVICERS

     GEMSA Loan Services, L.P. It is anticipated that GEMSA Loan Services, L.P. ("GEMSA") will act as the primary servicer with respect to the mortgage loans that General Electric Capital Corporation contributes to the trust. The principal offices of GEMSA are located at 1500 City West Boulevard, Suite 200, Houston, Texas 77042.

     As of February 29, 2004, GEMSA had a total commercial and multifamily mortgage loan servicing portfolio of approximately $61.2 billion. GEMSA is the successor by merger to GE Capital

Loan Services, Inc. ("GECLS"). GECLS was a wholly-owned subsidiary of GECIA Holdings, Inc., an affiliate of the Depositor. GEMSA is owned by GECIA Holdings, Inc. and affiliates of L.J. Melody Company. The merger of GECLS into GEMSA was completed on August 1, 2001.

     The information set forth in this prospectus supplement concerning GEMSA has been provided by it. Neither the Depositor nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     GEMSA and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

     The Pooling and Servicing Agreement and the related sub-servicing agreement will each provide that GEMSA may not be terminated other than for cause and that, in the event the Master Servicer is terminated or resigns, the successor master servicer will be required to assume the sub-servicing agreement made between the Master Servicer and GEMSA.

     Bank of America, N.A. It is anticipated that Bank of America will act as the primary servicer with respect to the mortgage loans that it contributes to the trust. Bank of America will act through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 555 S. Flower Street, 6th Floor, Los Angeles, California 90071.

     As of December 31, 2003, BOA-CMSG was responsible for master or primary servicing approximately 3,219 commercial and multifamily loans, totaling approximately $17.8 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth in this prospectus supplement concerning Bank of America has been provided by it. Neither the Depositor nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     Bank of America, and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

     The Pooling and Servicing Agreement and the related sub-servicing agreement will each provide that BOA-CMSG may not be terminated other than for cause and that, in the event the Master Servicer is terminated or resigns, the successor master servicer will be required to assume the sub-servicing agreement made between the Master Servicer and BOA-CMSG.

THE SPECIAL SERVICER

     Lennar Partners, Inc., a Florida corporation ("Lennar") and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of all of the mortgage loans (other than the Non-Serviced Mortgage Loans) and the Serviced Whole Loans (the "Special Servicer"). The Tysons Corner Center Whole Loan will be specially serviced by the COMM 2004-LNB2 Special Servicer, which will initially be Lennar pursuant to a separate pooling and servicing agreement. Lennar will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans or this prospectus supplement.

     The principal executive offices of Lennar are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) purchasing, enhancing, repositioning and/or developing commercial real estate properties,
(ii) purchasing and originating high yielding loans backed by commercial real estate properties, and (iii)

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investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities. Lennar and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of November
30, 2003, Lennar and its affiliates were managing a portfolio which included an original count of 15,200 assets in most states across the country and in Europe (France and the United Kingdom) with an original face value of over $101 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which Lennar is master servicer or special servicer.

     The information set forth in this prospectus supplement concerning Lennar has been provided by it. Neither the Depositor nor any of the Underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer will be responsible for the special servicing of the mortgage loans. The Special Servicer may elect to sub-service some or all of its sub-servicing duties with respect to the Specially Serviced Mortgage Loan.

     The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.


REPLACEMENT OF THE SPECIAL SERVICER

     Except with respect to a Non-Serviced Mortgage Loan, the Special Servicer may be removed, and a successor Special Servicer appointed, at any time with or without cause by the Directing Certificateholder or by Holders of more than 50% of the Certificate Balance of the Controlling Class. In addition, with respect to the PPL Component Mortgage Loan, prior to the occurrence and continuance of a PPL Control Appraisal Event, the PPL Controlling Holder will have the right, at its own cost and expense, to remove the applicable Special Servicer at any time with or without cause, solely with respect to the PPL Component Mortgage Loan. In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from Fitch, Moody's and DBRS that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.

     With respect to the Tysons Corner Center Mortgage Loan, the related special servicer may be terminated and replaced as provided in the COMM 2004-LNB2 Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--Servicing of the Tysons Corner Center Mortgage Loan--Termination of the COMM 2004-LNB2 Special Servicer" in this prospectus supplement.

     With respect to the AFR/Bank of America Portfolio Mortgage Loan, the related special servicer may be terminated and replaced (initially by the holder of the AFR/Bank of America Portfolio B Note or its designee) as provided in the GMACCM 2003-C3 Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--Servicing of the AFR/Bank of America Portfolio Mortgage Loan--Termination of the GMACCM 2003-C3 Special Servicer" in this prospectus supplement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     A servicing fee (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, (including the PPL Subordinate Components), and will accrue at a rate (the "Servicing Fee Rate") ranging from 0.032% to 0.122%. As of the Cut-off Date, the weighted average Servicing Fee Rate will be 0.050% per annum. With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Servicing Fee includes a servicing fee that will be payable to the master servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement, which will accrue at a per annum rate equal to 0.020% (the "AFR/Bank of America Portfolio Primary Servicing Fee Rate" ). With respect to the Tysons Corner Center Mortgage Loan, the Servicing Fee includes a servicing fee that will be payable to the master servicer under the COMM 2004-LNB2 Pooling and Servicing

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Agreement, which will accrue at a per annum rate equal to 0.020% (the "Tysons
Corner Center Primary Servicing Fee Rate"and, together with the AFR/Bank of America Portfolio Primary Servicing Fee Rate, the "Non-Serviced Mortgage Loan Primary Servicing Fee Rate"). The Servicing Fee will be calculated on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that the AFR/Bank of America Portfolio Primary Servicing Fee Rate will be calculated on the basis of the actual number of days elapsed in a 360-day year; provided, further, however, that with respect to the PPL Subordinate Components, the Servicing Fee will be calculated on an Actual/360 basis.

     In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation:

          (1) 50.0% of all assumption fees and 100.0% of all defeasance, earnout and similar fees, charges for beneficiary statements or demand fees and application fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loans and any successor REO Loan), subject to the conditions set forth in the Pooling and Servicing Agreement,

          (2) 100% of all modification, waiver and consent fees with respect to any mortgage loan, as to which the Master Servicer, and not the Special Servicer, has performed the related modification, waiver or consent in accordance with and subject to limitations imposed pursuant to the terms of the Pooling and Servicing Agreement,

          (3) all NSF check charges on all mortgage loans and Prepayment Interest Excess not required to be applied in connection with Uncovered Prepayment Interest Shortfalls, and

          (4) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses other than the Special Servicing Fee, Workout Fee and Liquidation Fee that have been paid with respect to the related mortgage loan during the related Collection Period and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued during the related Collection Period, in each case with respect to the related mortgage loan and to the extent provided in the Pooling and Servicing Agreement.

The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months (except that with respect to the PPL Subordinate Components, the Special Servicing Fee Rate will be calculated on an Actual/360 basis), and will be payable monthly from the trust fund (and, in the case of the Serviced Whole Loans, from amounts received in respect of the related Serviced Whole Loan). In addition to the Special Servicing Fee, the Special Servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan and any successor REO Loan);


          (1) 50.0% of all assumption fees with respect to the mortgage loans which are not Specially Serviced Mortgage Loans, as set forth in the Pooling and Servicing Agreement, and 100% of such fees with respect to the Specially Serviced Mortgage Loans,

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          (2) all modification, waiver and consent fees with respect to any mortgage loan, as to which the Special Servicer, and not the Master Servicer, has performed the related modification, waiver or consent in accordance with the terms of the Pooling and Servicing Agreement, and

          (3) late payment charges and default interest paid by the borrowers (with respect to Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed (i) to reimburse the trust fund for expenses (other than the Special Servicing Fee, Workout Fee and Liquidation Fee) that have been paid with respect to the related mortgage loan during the related Collection Period and (ii) to pay interest on Advances with respect to the related mortgage loan that has accrued during the related Collection Period, in each case with respect to the related mortgage loan and to the extent provided in the Pooling and Servicing Agreement;

provided that the Special Servicer will not be entitled to retain any portion of the Excess Interest paid on the APD Loan.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1.0% to each collection (other than Excess Interest and default interest) of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity, but excluding any amount for which a Liquidation Fee would be paid) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     Each Non-Serviced Mortgage Loan will accrue a comparable workout fee under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no other event has occurred which would cause such mortgage loan to become a Specially Serviced Mortgage Loan as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees. In the event that (i) the Special Servicer has been terminated, and (ii) either prior or subsequent to such termination (A) a Specially Serviced Mortgage Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Certificateholder (or, in the case of the PPL Component Mortgage Loan, the PPL Controling Holder) or (B) a Specially Serviced Mortgage Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer shall be paid the related Workout Fee or Liquidation Fee, as applicable.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan as to which the Special Servicer receives any Liquidation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to the amount of the related payment or proceeds. The applicable special servicer will accrue a comparable liquidation fee with respect to the Tysons Corner Center Whole Loan and AFR/Bank of America Portfolio Whole Loan under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement (other than in connection with a repurchase of the related Non-Serviced Mortgage Loan in connection with a breach of a representation or warranty or a document defect). The Liquidation Fee will be limited in amount and scope as set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

     o the purchase of the PPL Component Mortgage Loan by the holder of the PPL Controlling Holder pursuant to the Pooling and Servicing Agreement (unless such mortgage loan is

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          purchased more than 90 days after the PPL Controlling Holder receives notice that it is entitled to purchase such mortgage loan);

     o the purchase of any Specially Serviced Mortgage Loan by the Directing Certificateholder, the Special Servicer or the Master Servicer,

     o the repurchase of a mortgage loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation or due to a document defect with respect to such mortgage loan,

     o the purchase of a Defaulted Mortgage Loan by the Special Servicer or the Directing Certificateholder,

     o the purchase of a Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement and/or the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement,

     o the purchase of a mortgage loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement,

     o in the case of the Serviced Whole Loan, the purchase of the related mortgage loan by a holder of the related Serviced B Note, pursuant to the related intercreditor agreement, or

     o the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund.

     If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a Corrected Mortgage Loan. Liquidation Proceeds do not include revenue from REO Properties condemnation awards or insurance proceeds.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standard, the Master Servicer will be required to use its reasonable efforts (other than with respect to the Non-Serviced Mortgage Loans) to (1) cause each borrower to maintain, and if the borrower does not maintain or cause to be maintained, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard), and to the extent the Trustee as mortgagee has an insurable interest therein, a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of that kind of policy will be in an amount that is not less than the lesser of (1) the full replacement cost of the improvements securing that mortgage loan or (2) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount necessary to avoid the application of any co-insurance clause. After the Master Servicer determines that a Mortgaged Property (other than a Mortgaged Property related to a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable efforts to (1) cause the related borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard), and to the extent the Trustee as mortgagee has an insurable interest therein, a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Master Servicer in maintaining such policies, if the related borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to such borrower.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the Non-Serviced Mortgage Loans), to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or
(2) the outstanding principal balance owing on the related mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while any such REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy (if such policy is required by the Federal Emergency Management Agency) meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. Any costs incurred by the Special Servicer in maintaining such insurance policies will be an expense of the trust fund, payable out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders and, in the case of Serviced Whole Loan, the holders of the related Serviced B Note (the "REO Account"), or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance.

     Neither the Master Servicer nor the Special Servicer will be required to cause a borrower to be in default for failure to maintain a Mortgaged Property, and neither the Master Servicer nor the Special Servicer will be required to itself maintain for any Mortgaged Property, insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the Special Servicer determines, in accordance with the Servicing Standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties (other than with respect to the Non-Serviced Mortgage Loans). Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any incremental cost incurred by the Master

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Servicer or Special Servicer in maintaining a master single interest insurance policy will be paid by the Master Servicer or the Special Servicer as a Servicing Advance or, if such Servicing Advance would be a Nonrecoverable Advance, as a trust fund expense. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining earthquake insurance obtained by the Special Servicer will be advanced by the Special Servicer as a Servicing Advance.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     The Special Servicer (except as provided in the Pooling and Servicing Agreement), may agree to extend the maturity date of a mortgage loan (other than a Non-Serviced Mortgage Loan) that is neither (a) a Specially Serviced Mortgage Loan nor (b) a mortgage loan that either is in default or as to which default is reasonably foreseeable; except that any such extension entered into by the Special Servicer will not be permitted to extend the maturity date beyond the earlier of

     o    two years prior to the Rated Final Distribution Date and

     o in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold estate (or ten years provided that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders (and, in the case of any Serviced Whole Loan, the holder of any related Serviced B Note));

provided that, if the extension would extend the maturity date of a mortgage loan or a Serviced Whole Loan for more than 12 months (but in no event shall such extension period exceed five years, provided, in each such case, the Special Servicer has determined that a longer extension period will result in a greater recovery on a net present value basis for the trust fund and, if a Serviced Whole Loan is involved, the holder of any related Serviced B Note (as a collective whole)) from the original maturity date of the mortgage loan, the Special Servicer must obtain an opinion of counsel that such extension will not constitute a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b).

     Notwithstanding the foregoing, the Special Servicer will not be permitted to extend any mortgage loan unless (a) it has sent notice of such proposed extension, together with its recommendation, and (b) the Directing Certificateholder or the PPL Controlling Holder (in the case of the PPL Component Mortgage Loan) has also approved such extension; provided, however, that if the Directing Certificateholder or the PPL Controlling Holder, as applicable, does not respond to or approve such recommendation within ten business days of its receipt of the Special Servicer's recommendation, then the extension will be deemed approved. If the Directing Certificateholder or the PPL Controlling Holder, as applicable, objects to such extension, the Special Servicer, subject to the Servicing Standard, will not be permitted to extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity.

     Except as otherwise described in this section (and other than with respect to the Non-Serviced Mortgage Loans), neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification."

     If the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization Upon Defaulted Mortgage Loans" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below.

     The Special Servicer will be required to use reasonable efforts to the extent possible to fully amortize each Specially Serviced Mortgage Loan prior to the Rated Final Distribution Date and will not be permitted to agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

     o extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years prior to the expiration of the leasehold (or ten years provided that the Special Servicer gives due consideration to the remaining term of the ground lease and such extension is in the best interest of Certificateholders and if Serviced Whole Loan is involved, the holder of the related Serviced B Note (as a collective whole)); or

     o provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes (including with respect to the PPL Component Mortgage Loan the classes of Class PPL Certificates).

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Mortgage Loan Sellers, Fitch, Moody's, DBRS, the Directing Certificateholder (and, if the PPL Component Mortgage Loan is involved, the PPL Controlling Holder), and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or the PPL Controlling Holder (if the PPL Component Mortgage Loan is involved) or any advice from the Directing Certificateholder or the PPL Controlling Holder, as applicable, would cause the Special Servicer to violate the terms of any mortgage loan documents or the Pooling and Servicing Agreement, (including, without limitation, the Servicing Standard), the Special Servicer will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee and the Rating Agencies.

     See also "--General" above for a description of the Directing Certificateholder's or the PPL Controlling Holder's (if the PPL Component Mortgage Loan is involved) rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE PPL CONTROLLING HOLDER

     The Directing Certificateholder will have no liability whatsoever to the trust fund or any Certificateholders other than the Controlling Class Certificateholders and shall have no liability to any Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class Certificateholders the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

     The PPL Controlling Holder will have no liability whatsoever to the trust fund or any Class PPL Certificateholders other than the Class PPL Controlling Class Certificateholders and shall have no liability to any Class PPL Controlling Class Certificateholder for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to any Class PPL Controlling Class Certificateholder, the PPL Controlling Holder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Class PPL Certificateholder acknowledges and agrees, by its acceptance of its Class PPL Certificates, that the PPL Controlling Holder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the PPL Controlling Holder may act solely in the interests of the holders of the Class PPL Controlling Class, that the PPL Controlling Holder does not have any duties to the holders of any class of certificates other than the Class PPL Controlling Class, that the PPL Controlling Holder may take actions that favor the interests of the holders of the Class PPL Controlling Class over the interests of the holders of one or more other classes of certificates, that the PPL Controlling Holder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Class PPL Controlling Class, and that the PPL Controlling Holder will have no liability whatsoever for having so acted and that no Class PPL Certificateholder may take any action whatsoever against the PPL Controlling Holder or any director, officer, employee, agent or principal of the PPL Controlling Holder for having so acted.

SALE OF DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions requiring, within 60 days after a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Special Servicer to determine the fair value of the mortgage loan in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a mortgage loan that is delinquent at least 60 days in respect of its Periodic Payment or more than 30 days in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by, and any acceleration of payments under, the related mortgage loan documents. The Special Servicer will be required to recalculate, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the servicing standard, but not less frequently than every 90 days. The Special Servicer will be permitted to retain, at the expense of the trust fund, an independent third party to

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assist the Special Servicer in determining such fair value. The COMM 2004-LNB2
Pooling and Servicing Agreement contains provisions requiring the COMM 2004-LNB2 Special Servicer to determine the fair value of the Tysons Corner Center Mortgage Loan under substantially similar, although not necessarily identical, circumstances. The GMACCM 2003-C3 Pooling and Servicing Agreement contains provisions requiring the GMACCM 2003-C3 Special Servicer to determine the fair value of the AFR/Bank of America Portfolio Mortgage Loan under substantially similar, although not necessarily identical, circumstances.

     In the event a mortgage loan (other than a Non-Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the Directing Certificateholder and the Special Servicer (subject, in the case of the Stonebriar Plaza Mortgage Loan and the Clarendon Heights Mortgage Loan, to any rights of the holders of the related Serviced B Notes to purchase such Defaulted Mortgage Loan pursuant to the related intercreditor agreement) and subject, in the case of the PPL Component Mortgage Loan, to the rights of the PPL Controlling Holder to purchase such Defaulted Mortgage Loan pursuant to the Pooling and Servicing Agreement, will each have an assignable option to purchase (a "Purchase Option") the Defaulted Mortgage Loan from the trust fund at a price (the "Option Price") equal to (i) the outstanding principal balance of the Defaulted Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such balance plus all related fees and expenses, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised (or, in the case of the Stonebriar Plaza Whole Loan or the Clarendon Heights Mortgage Loan, the Defaulted Mortgage Loan is purchased by the holder of the related Serviced B Note) or, in the case of the PPL Component Mortgage Loan, Defaulted Mortgage Loan is purchased by the PPL Controlling Holder pursuant to the Pooling and Servicing Agreement, the Special Servicer will be required (other than with respect a Non-Serviced Mortgage Loan) to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related borrower's cure of all defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout or (iv) upon a repurchase of a Defaulted Mortgage Loan by the applicable Mortgage Loan Seller due to the Mortgage Loan Seller's breach of a representation with respect to such Defaulted Mortgage Loan. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the Directing Certificateholder, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, the Master Servicer will be required to determine, in accordance with the Servicing Standard, whether the Option Price represents a fair price. The Master Servicer may retain, at the expense of the trust fund, an independent third party who is an MAI qualified appraiser or an independent third party that is of recognized standing having experience in evaluating the value of defaulted mortgage loans in accordance with the Pooling and Servicing Agreement, to assist the Master Servicer to determine if the Option Price represents a fair price for the Defaulted Mortgage Loan. In making such determination and absent manifest error, the Master Servicer will be entitled to rely on such person in accordance with the terms of the Pooling and Servicing Agreement.

     For a discussion of the fair value call option with respect to the AFR/Bank of America Portfolio Mortgage Loan, see "--Servicing of the AFR/Bank of America Portfolio Mortgage Loan--Sale of Defaulted

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Mortgage Loan" below. For a discussion of the fair value call option with respect to the Tysons Corner Center Mortgage Loan, see "--Servicing of the Tysons Corner Center Mortgage Loan--Sale of Defaulted Mortgage Loan" below.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, the holders of the related Serviced B Notes), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance or, in the event such Servicing Advance would be a Nonrecoverable Advance, a trust fund expense) and either:

          (1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund (and, in the case of the Serviced Whole Loans, on behalf of the holders of the related Serviced B Notes), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any of the Upper-Tier REMIC, the Lower-Tier REMIC or the PPL Component Mortgage Loan REMIC (as defined herein) or cause the trust fund (or any of the Upper-Tier REMIC, Lower-Tier REMIC or the PPL Component Mortgage Loan REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at all times and, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Section 860F(a)(2)(B) of the Code. If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent

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contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, the Upper-Tier REMIC, Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC or the AFR/Bank of America Portfolio Mortgage Loan REMIC will not be taxed on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Section 856(c)(3)(A) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC or the PPL Component Mortgage Loan REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or the PPL Component Mortgage Loan REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Similar considerations apply with respect to the AFR/Bank of America Portfolio Mortgage Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement and with respect to the Tysons Corner Center Mortgage Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Fiscal Agent, the Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent on these Advances.

     If any Mortgaged Property (other than Mortgaged Properties related to a Non-Serviced Mortgage Loan) suffers damage and the proceeds, if any, of the related hazard insurance policy are

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insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders (and, if a Serviced Whole Loan is involved, the holders of the related Serviced B Note) on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note (other than with respect to the Non-Serviced Mortgage Loans) with a Stated Principal Balance (or allocated loan amount) of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2005; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the reasonable cost of which inspection will be paid as a Servicing Advance or if such Servicing Advance would be a Nonrecoverable Advance, as an expense of the trust fund (and, if a Serviced Whole Loan is involved, an expense of the holders of the related Serviced B
Note), provided, further, that the Master Servicer will not be required to perform or cause to be performed an inspection on a Mortgaged Property if such Mortgaged Property has been inspected by the Master Servicer or the Special Servicer within the preceding 12 months and the Master Servicer has no actual knowledge of, or notice of, an event subsequent to the date of such inspection that would materially affect the validity of such inspection. The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property (other than the Non-Serviced Mortgage Loans). Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Trustee to the extent such inspection reports and operating statements are in its possession. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned by Fitch, Moody's or DBRS; or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will

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become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund, the Certificateholders or, if the Stonebriar Plaza Whole Loan or the Clarendon Heights Whole Loan is involved, the holder of the related Serviced B Notes, for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund out of the Certificate Account (or if such matter relates to a Serviced Whole Loan, first out of the separate custodial account maintained with respect to such Serviced Whole Loan and then, if funds therein are insufficient, out of the Certificate Account) against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     The Pooling and Servicing Agreement will also provide that the COMM 2004-LNB2 Master Servicer, the COMM 2004-LNB2 Special Servicer, the COMM 2004-LNB2 Trustee, the GMACCM 2003-C3 Master Servicer, the GMACCM 2003-C3 Special Servicer or the GMACCM 2003-C3 Trustee and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Tysons Corner Center Whole Loan or AFR/Bank of America Portfolio Whole Loan, as applicable, under the Pooling and Servicing Agreement or any pooling and servicing agreement related to a securitization that holds a Tysons Corner Center Pari Passu Loan or an AFR/Bank of America Portfolio Pari Passu Loan, as applicable; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the COMM 2004-LNB2 Pooling and Servicing Agreement or the GMACCM 2003-C3 Pooling and Servicing Agreement, as applicable.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders and, if a Serviced Whole Loan is affected, the rights of the holders of any related Serviced B Note (as a collective whole) under the Pooling and Servicing Agreement; provided, however, that (A) if a Serviced Whole Loan and/or any holder of a related Serviced B Note is involved, such expenses, costs and liabilities will first be payable out of the related separate custodial account maintained with respect to such Serviced Whole Loan and will then be payable out of the Certificate Account if amounts on deposit in the separate custodial account maintained with respect to such Serviced Whole Loan are insufficient therefor so long as such expenses, costs and liabilities do not relate solely to the related

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Serviced B Note and (B) if the PPL Component Mortgage Loan is involved, such expenses, costs and liabilities will be payable first out of funds allocable to the PPL Subordinate Components, then out of the funds allocable to the PPL Senior Component and then out of the Certificate Account. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account (or the related custodial account maintained with respect to any Serviced Whole Loan) on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance is a Nonrecoverable Advance), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account (or the related custodial account maintained with respect to any Serviced Whole Loan or the PPL Component Mortgage Loan) any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer shall not be an Event of Default if such failure is remedied within one business day and if the Special Servicer has compensated the Master Servicer for any loss suffered by the Master Servicer caused by such failure and reimbursed the trust for any resulting Advance Interest due to the Master Servicer;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of a failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus, but solely with respect to the first time such reports and items are required to be provided, and 15 days in the case of a failure to make a Servicing Advance or in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has

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     been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by the Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25% or any affected holder of a Serviced B Note; provided, however, if that failure (other than the failure to provide reports and items specified under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus on the first date on which such reports and items are required to be provided) is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 15- or 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders or any affected holder of a Serviced B Note and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee or the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25% or any affected holder of a Serviced B Note; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) Moody's places the rating of any Class of Certificates on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Class of Certificates) citing servicing concerns with respect to the Master Servicer or Special Servicer, as the case may be, as the sole cause or a material factor in such rating action, and, in the case of watch status, such watch is not withdrawn by Moody's within 60 days;

          (g) the Trustee has received written notice from Fitch or DBRS that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any class of Certificates and, with respect to any such notice that the continuation of the Master Servicer or the Special Servicer in such capacity would result in such downgrade or withdrawal, such notice is not rescinded within 60 days; and

          (h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent or the Special Servicer is no longer rated CSS3 or higher by Fitch or its equivalent.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default under clause (f), (g) or (h) above occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of the Voting Rights (without giving effect to the defaulting party's or its affiliates' Voting Rights), the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the Master Servicer receives a notice of termination due to an Event of Default, the Trustee, using "request for proposal" materials prepared by the Master Servicer, will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the Master Servicer. The Master Servicer will continue to serve as master servicer during the bid process. If the Master Servicer is terminated, and if no successor has accepted that appointment, then subject to the bid process described above, the

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Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling, it may, or if it is unable so to act (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights), it will be required to appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by Fitch, Moody's or DBRS, to act as successor to the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement.

     No Certificateholder or holder of a Serviced B Note will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity;

          (b) to cause the provisions therein to conform or be consistent with or in furtherance of the statements herein made with respect to the certificates, the trust or the Pooling and Servicing Agreement, to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

          (c) to change the timing and/or nature of deposits in the Certificate Account, the separate custodial account maintained with respect to each Serviced Whole Loan, the Distribution Account or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced B Note, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment or at the expense of the trust if the amendment is requested by the Trustee on behalf of the trust or the Certificateholders) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by Fitch, Moody's or DBRS or any other applicable rating agency, as evidenced by a letter from each of Fitch, Moody's and DBRS;

          (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC or the AFR/Bank of America Portfolio Mortgage Loan REMIC as a REMIC, to maintain the grantor trust portion of the trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any holder of a related Serviced B Note or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates," and "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus;

          (e) to make any other provision with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be inconsistent with the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a related Serviced B Note (unless the affected Certificateholder or any holder of a related Serviced B Note consents in writing to such amendment), as evidenced by either an opinion of counsel to such effect or written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by Fitch, Moody's or DBRS or any other applicable rating agency; or

          (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by Fitch, Moody's or DBRS or any other applicable rating agency.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 662/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans or the Serviced Whole Loans which are required to be distributed on a Certificate of any class or to the holder of such Serviced B Note without the consent of the holder of that Certificate or such Serviced B Note, as the case may be, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standard without the consent of the holders of all Certificates of the classes then outstanding and the holders of the Serviced B Notes.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund, cause the Upper-Tier REMIC, the Lower-Tier REMIC, the PPL Component Mortgage Loan REMIC or the AFR/Bank of America Portfolio Mortgage Loan REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

RIGHTS OF THE PPL CONTROLLING HOLDER

     General. The rights related to the PPL Component Mortgage Loan will be governed pursuant to the terms of the provisions of the Pooling and Servicing Agreement. The Directing Certificateholder will not have any rights with respect to the servicing and administration of the PPL Component Mortgage Loan under the Pooling and Servicing Agreement except as set forth below.

     Consultation and Consent. Unless a PPL Component Mortgage Loan Control Appraisal Period has occurred and is continuing, then (i) the Special Servicer will be required to consult with the PPL Controlling Holder upon the occurrence of any event of default for the PPL Component Mortgage Loan under the related mortgage loan documents, to consider alternative actions recommended by the PPL Controlling Holder, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the Special Servicer will be required to consult with the PPL Controlling Holder
(1) with respect to proposals to take any significant action with respect to the PPL Component Mortgage Loan and the related Mortgaged Property and to consider alternative actions recommended by the PPL Controlling Holder and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the PPL Component Mortgage Loan, the Special Servicer will be required to notify in writing to the PPL Controlling Holder of any proposal to take any of such actions (and to provide the PPL Controlling Holder with such information reasonably requested as may be necessary in the reasonable judgment of the PPL Controlling Holder in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the PPL Controlling Holder (which approval may be withheld in its sole discretion) with respect to:


          (i) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the PPL Component Mortgage Loan, a modification or waiver of any other monetary term of the PPL Component Mortgage Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring the PPL Component Mortgage Loan;

          (ii) the waiver of any "due-on-sale" clause and/or
     "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

          (iii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the PPL Component Mortgage Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

          (iv) any proposed or actual sale of the related REO Property or the PPL Component Mortgage Loan (other than in connection with exercise of the fair value purchase option and the termination of the trust fund pursuant to the Pooling and Servicing Agreement);

          (v) any release of the related borrower, any guarantor or other obligor from liability;

          (vi) any modification or amendment of, or waiver of any term of the PPL Component Mortgage Loan that would result in a discounted pay-off;

          (vii) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

          (viii) any substitution or release of collateral or acceptance of additional collateral for the PPL Component Mortgage Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

          (ix) any adoption or approval of a plan in a bankruptcy of the borrower;

          (x) any termination or consent to termination of the related property manager of the PPL Component Mortgage Loan or a change in any franchise arrangement related to the PPL Component Mortgage Loan;

          (xi) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

          (xii) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     See "Servicing of the Mortgage Loans--General" and "--Modifications, Waiver and Amendments".

     The rights of the PPL Controlling Holder set forth in this section will initially be exercised by Class PPL-6 Certificates issued under the Pooling and Servicing Agreement.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the Special Servicer by the PPL Controlling Holder, in no event will the Special Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the Pooling and Servicing Agreement, violate the REMIC provisions or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the PPL Controlling Holder will always retain the right to consult with the Special Servicer regarding the PPL Component Mortgage Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the PPL Component Mortgage Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the PPL Controlling Holder will have the right to cure such event of default (each such cure, a "PPL Component Mortgage Loan Cure Event") subject to certain limitations set forth in the Pooling and Servicing Agreement; provided that the right of the PPL Controlling Holder to effect a PPL Component Mortgage Loan Cure Event or cause a servicing delay is subject to the limitation that there be no more than three consecutive PPL Component Mortgage Loan Cure Events or special servicing delays, in any combination and no more than an aggregate of six PPL Component Mortgage Loan Cure Events or special servicing delays in any twelve calendar month period. So long as the PPL Controlling Holder is exercising its cure right, neither the Master Servicer nor the Special Servicer will be permitted to (i) accelerate the PPL Component Mortgage Loan, (ii) treat such event of default as such for purposes of transferring the PPL Component Mortgage Loan to special servicing, or (iii) commence foreclosure proceedings. The PPL Controlling Holder will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. So long as no PPL Component Mortgage Loan Control Appraisal Period exists, the PPL Controlling Holder has the option of purchasing the PPL Component Mortgage Loan from the trust at any time after the PPL Component Mortgage Loan becomes a specially serviced mortgage loan under the Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the PPL Component Mortgage Loan; provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred.

     The purchase price required to be paid by the PPL Controlling Holder will generally equal the aggregate outstanding principal balance of the PPL Component Mortgage Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the PPL Component Mortgage Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the PPL Controlling Holder's purchase, a 1% liquidation fee.

     Appointment by the Master Servicer of a Sub-Servicer. If an event of default has occurred with respect to the Master Servicer, which event of default relates to the PPL Component Mortgage Loan or, if the Class PPL Certificates have been qualified, withdrawn or downgraded because of the actions of the Master Servicer with respect to the PPL Component Mortgage Loan, then the PPL Controlling Holder, will be entitled to direct the Trustee to direct the Master Servicer to appoint a sub-servicer solely with respect to the PPL Component Mortgage Loan and, at the direction of the PPL Controlling Holder a sub-servicer will be appointed by the Master Servicer to service the PPL Component Mortgage Loan on behalf of the Master Servicer and that meets the eligibility requirements of the Pooling and Servicing Agreement.

     Termination of Special Servicer. The PPL Controlling Holder is permitted to terminate, at its expense, the Special Servicer for the PPL Component Mortgage Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement.

RIGHTS OF THE HOLDERS OF THE CBA B NOTES

     Consent Rights. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of any CBA Mortgage Loan or CBA B Note in a material manner without the consent of the holder of the applicable CBA B Note; provided, however, that such consent right will expire when the repurchase period described below expires.

     Notwithstanding anything herein to the contrary, no advice, direction or objection from or by a holder of a CBA B Note, as contemplated by the preceding paragraph, may require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of the Pooling and Servicing Agreement (including the Master Servicer's or Special Servicer's, as applicable, obligation to act in accordance with the Servicing Standard), the related loan documents or the REMIC Provisions.

     Purchase Option. In the event that (i) any payment of principal or interest on a CBA Mortgage Loan or CBA B Note becomes 90 or more days delinquent, (ii) the principal balance of a CBA Mortgage Loan or CBA B Note has been accelerated,
(iii) the principal balance of a CBA Mortgage Loan or CBA B Note is not paid at maturity, (iv) the related borrower declares bankruptcy or (v) any other event where the cash flow payment under a CBA B Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of such CBA B Note will be entitled to purchase the related CBA Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the applicable CBA Mortgage Loan, together with all unpaid interest on such CBA Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such CBA Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing a CBA Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of such CBA Mortgage Loan.

SERVICING OF THE TYSONS CORNER CENTER MORTGAGE LOAN

     General. Pursuant to the terms of the related intercreditor agreements, all four loans included in the Tysons Corner Center Whole Loan will be serviced and administered pursuant to the COMM 2004-LNB2 Pooling and Servicing Agreement, which contains servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o Wells Fargo Bank, N.A., which is the trustee under the COMM 2004-LNB2 Pooling and Servicing Agreement (the "COMM 2004-LNB2 Trustee"), will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the Tysons Corner Center Mortgage Loan;

     o GMAC Commercial Mortgage Corporation, which is the master servicer under the COMM 2004-LNB2 Pooling and Servicing Agreement (the "COMM 2004-LNB2 Master Servicer"), will, in that capacity, be the master servicer for the Tysons Corner Center Mortgage Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement, however, P&I Advances with respect to the Tysons Corner Center Mortgage Loan will be made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, as described in "Description of the Certificates--Advances" in the prospectus supplement; and

     o Lennar Partners, Inc., which is the special servicer of the Tysons Corner Center Mortgage Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement (the "COMM 2004-LNB2 Special Servicer"), will, in that capacity, be the special servicer for the Tysons Corner Center Mortgage Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement;

     o the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the COMM 2004-LNB2 Master Servicer, the COMM 2004-LNB2 Special Servicer or the COMM 2004-LNB2 Trustee or to make servicing advances with respect to the Tysons Corner Center Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the Tysons Corner Center Mortgage Loan is dependent on its receipt of the corresponding information and collections from the COMM 2004-LNB2 Master Servicer or the COMM 2004-LNB2 Special Servicer;

     o the Directing Certificateholder will not have any rights with respect to the servicing and administration of the Tysons Corner Center Mortgage Loan under the COMM 2004-LNB2 Pooling and Servicing Agreement except as set forth below; and

     o under the terms of the related intercreditor agreement and the Pooling and Servicing Agreement, the pro rata portion of certain servicing expenses incurred with respect to the Tysons Corner Center Whole Loan that is allocable to the Tysons Corner Center Mortgage Loan will be payable from the trust fund.

     Consultation and Consent. Any decision to be made with respect to the Tysons Corner Center Whole Loan that requires the approval of the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement or otherwise requires approval under the related intercreditor agreement (excluding the termination of the special servicer and the appointment of a successor special servicer) will require the approval of noteholders (or their designees) then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan. If noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan are not able to agree on a course of action that satisfies the servicing standard under the COMM 2004-LNB2 Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the servicer or the special servicer, as applicable, the majority certificateholder of the controlling class under the COMM 2004-LNB2 securitization will be entitled to direct the COMM 2004-LNB2 Master Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the COMM 2004-LNB2 Pooling and Servicing Agreement (provided that such action does not violate the servicing standard or any other provision of the COMM 2004-LNB2 Pooling and Servicing Agreement, the related mortgage loan documents or the REMIC provisions), and the COMM 2004-LNB2 Master Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the COMM 2004-LNB2 Pooling and Servicing Agreement. Each noteholder may consult separately with the COMM 2004--LNB2 Master Servicer or the COMM 2004-LNB2 Special Servicer, as applicable, about a particular course of action. Except as described in the second sentence of this paragraph, the noteholders then holding a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan will be entitled to approve the following:

          (i) any modification or amendment of, or waiver with respect to, the Tysons Corner Center Whole Loan or the mortgage loan documents that would result in the extension of the applicable maturity date; a reduction in the applicable mortgage loan borne thereby or the monthly payment, any prepayment premium, exit fee or Yield Maintenance Charge payable thereon or a deferral or forgiveness of interest on or principal of the Tysons Corner Center Whole Loan, modification or waiver of any other monetary term of the Tysons Corner Center Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Tysons Corner Center Whole Loan which restricts the borrower from incurring additional indebtedness or from transferring a Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

          (ii) any modification or amendment of, or waiver with respect to the related mortgage loan documents that would result in a discounted pay-off;

          (iii) any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related mortgage loan by deed-in-lieu of foreclosure;

          (iv) any proposed or actual sale of the mortgaged property or related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option and the termination of related trust fund pursuant to the COMM 2004-LNB2 Pooling and Servicing Agreement);

          (v) any release of the related borrower, any guarantor or other obligor from liability;

          (vi) any determination not to enforce a "due-on-sale" or "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

          (vii) any action to bring the related mortgaged property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO property;

          (viii) any substitution or release of collateral or acceptance of additional collateral for such mortgage loan (other than any release made in connection with the grant of a nonmaterial easement or right-of-way or other non-material release such as a "curb-cut") unless required by the underlying mortgage loan documents;

          (ix) any adoption or approval of a plan in a bankruptcy of the related borrower;

          (x) consenting to any "new lease" or "lease modification" at any mortgaged property securing the Tysons Corner Center Whole Loan, to the extent the lender's approval is required under the related mortgage loan documents;

          (xi) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents; or

          (xii) any consent, waiver or approval with respect to any change in the property manager at any mortgaged property securing the Tysons Corner Center Whole Loan.

     Sale of Defaulted Mortgage Loan. Under the COMM 2004-LNB2 Pooling and Servicing Agreement, if the Tysons Corner Center Pari Passu Loan that was deposited into the securitization created under that pooling and servicing agreement is subject to a fair value purchase option, then the Directing Certificateholder will be entitled to purchase the Tysons Corner Center Mortgage Loan from the trust at the purchase price determined by the COMM 2004-LNB2 Special Servicer.

     Termination of the COMM 2004-LNB2 Master Servicer. If an event of default has occurred with respect to the COMM 2004-LNB2 Master Servicer under the COMM 2004-LNB2 Pooling and Servicing Agreement, which event of default relates to the Tysons Corner Center Whole Loan or, if the Certificates issued under the Pooling and Servicing Agreement or any securities issued under any other pooling and servicing agreement as to which a Tysons Corner Center Pari Passu Loan is subject, have been qualified, withdrawn or downgraded because of the actions of the COMM 2004-LNB2 Master Servicer with respect to the Tysons Corner Center Whole Loan, then the holder of a majority of the outstanding principal balance of the Tysons Corner Center Whole Loan (or their designees (which designee for the trust fund created pursuant to the Pooling and Servicing Agreement will be the Directing Certificateholder)) will be entitled to direct the COMM 2004-LNB2 to terminate the COMM 2004-LNB2 Master Servicer solely with respect to the Tysons Corner Center Whole Loan and, at the direction of such majority holders (or their designees), a successor master servicer will be appointed to service the Tysons Corner Center Whole Loan that assumes the obligations of the COMM 2004-LNB2 Master Servicer and that meets the eligibility requirements of the COMM 2004-LNB2 Pooling and Servicing Agreement and the related pooling and servicing agreement; if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, then the majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to appoint a successor master servicer.

     Termination of COMM 2004-LNB2 Special Servicer. The majority certificateholder of the controlling class under the COMM 2004-LNB2 Pooling and Servicing Agreement will be entitled to terminate, at its expense, the COMM 2004-LNB2 Special Servicer for the Tysons Corner Center Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM 2004-LNB2 Pooling and Servicing Agreement.

SERVICING OF THE AFR/BANK OF AMERICA PORTFOLIO MORTGAGE LOAN

     General. Pursuant to the terms of the related intercreditor agreements, all seven mortgage loans included in the AFR/Bank of America Portfolio Whole Loan are to be serviced under the provisions of the GMACCM 2003-C3 Pooling and Servicing Agreement, which are similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. In that regard,

     o LaSalle Bank National Association, which is the trustee under the GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Trustee"), will, in that capacity, be the mortgagee of record with respect to the mortgaged properties securing the AFR/Bank of America Portfolio Whole Loan and ABN AMRO Bank, N.V. (the "GMACCM 2003-C3 Fiscal Agent") will serve as fiscal agent;

     o GMAC Commercial Mortgage Corporation, which is the master servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Master Servicer"), will, in that capacity, be the master servicer for the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement, however, P&I Advances with respect to the AFR/Bank of America Portfolio Mortgage Loan will be made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, as described in "Description of the Certificates-- Advances" in the prospectus supplement;

     o Midland Loan Services, Inc., which is the special servicer of the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement (the "GMACCM 2003-C3 Special Servicer"), will, in that capacity, be the special servicer with respect to the AFR/Bank of America Portfolio Whole Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement;

     o the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent under the Pooling and Servicing Agreement for this transaction will have no obligation or authority to supervise the GMACCM 2003-C3 Master Servicer, the GMACCM 2003-C3 Special Servicer, the GMACCM 2003-C3 Trustee or the GMACCM 2003-C3 Fiscal Agent or to make servicing advances with respect to the AFR/Bank of America Portfolio Whole Loan. The obligation of the Master Servicer to provide information and collections to the Trustee and the Certificateholders with respect to the AFR/Bank of America Portfolio Mortgage Loan is dependent on its receipt of the corresponding information and collections from the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer;

     o the Directing Certificateholder will not have any rights with respect to the servicing and administration of the AFR/Bank of America Portfolio Mortgage Loan under the GMACCM 2003-C3 Pooling and Servicing Agreement except as set forth below; and

     o under the terms of the related intercreditor agreement and the Pooling and Servicing Agreement, the pro rata portion of certain servicing expenses incurred with respect to the AFR/Bank of America Portfolio Whole Loan that is allocable to the AFR/Bank of America Portfolio Mortgage Loan will be payable from the trust fund.

Rights of the Holder of the AFR/Bank of America Portfolio B Note

     Consultation and Consent. Unless an AFR/Bank of America Portfolio Control Appraisal Event has occurred and is continuing, then (i) the GMACCM 2003-C3 Special Servicer will be required to


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

consult with the holder of the AFR/Bank of America Portfolio B Note upon the occurrence of any event of default for the AFR/Bank of America Portfolio Mortgage Loan under the related mortgage loan documents, to consider alternative actions recommended by the holder of the AFR/Bank of America Portfolio B Note and to consult with the holder of the AFR/Bank of America Portfolio B Note with respect to certain determinations made by the GMACCM 2003-C3 Special Servicer pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement, (ii) at any time (whether or not an event of default for such mortgage loan under the related mortgage loan documents has occurred) the GMACCM 2003-C3 Master Servicer and the GMACCM 2003-C3 Special Servicer will be required to consult with the holder of the AFR/Bank of America Portfolio B Note (1) with respect to proposals to take any significant action with respect to the AFR/Bank of America Portfolio Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the holder of the AFR/Bank of America Portfolio B Note and (2) to the extent that the related mortgage loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget and (iii) prior to taking any of the following actions with respect to the AFR/Bank of America Portfolio Whole Loan, the GMACCM 2003-C3 Master Servicer and the GMACCM 2003-C3 Special Servicer will be required to notify in writing to the holder of the AFR/Bank of America Portfolio B Note of any proposal to take any of such actions (and to provide the holder of the AFR/Bank of America Portfolio B Note with such information reasonably requested as may be necessary in the reasonable judgment of the holder of the AFR/Bank of America Portfolio B Note in order to make a judgment, the expense of providing such information not to be an expense of the requesting party) and to receive the written approval of the holder of the AFR/Bank of America Portfolio B Note (which approval may be withheld in its sole discretion) with respect to:

          (1) any modification or waiver of any term of the related mortgage loan documents that would result in the extension of the applicable maturity date, a reduction of the applicable mortgage rate or monthly payment, that relates to any exit fee, prepayment premium or yield maintenance charge, or a deferral or forgiveness of interest on or principal of the AFR/Bank of America Portfolio Whole Loan, a modification or waiver of any other monetary term of the AFR/Bank of America Portfolio Whole Loan relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision which restricts the related borrower from incurring additional indebtedness or from transferring any AFR/Bank of America Portfolio Mortgaged Property;

          (2) the waiver of any "due-on-sale" clause and/or "due-on-encumbrance" clause (unless such clause is not exercisable under the applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

          (3) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of any related Mortgaged Property if the AFR/Bank of America Portfolio Whole Loan should become a specially serviced loan and continue in default or any acquisition of such related Mortgaged Property by deed in lieu of foreclosure;

          (4) any proposed or actual sale of the related REO Property or the AFR/Bank of America Portfolio Whole Loan (other than in connection with exercise of the fair value purchase option and the termination of the trust fund pursuant to the GMACCM 2003-C3 Pooling and Servicing Agreement);

          (5) any release of the related borrower, any guarantor or other obligor from liability;

          (6) any modification or amendment of, or waiver of any term of the AFR/Bank of America Portfolio Whole Loan that would result in a discounted pay-off;

          (7) any determination to bring any related Mortgaged Property, which has become an REO Property, into compliance with applicable environmental laws or to otherwise address hazardous materials located at such property;

          (8) any substitution or release of collateral or acceptance of additional collateral for the AFR/Bank of America Portfolio Whole Loan (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a "curb-cut") unless required by the related mortgage loan documents;

          (9) any adoption or approval of a plan in a bankruptcy of the borrower;

          (10) any termination or consent to termination of the related property manager of the AFR/Bank of America Portfolio Whole Loan or a change in any franchise arrangement related to the AFR/Bank of America Portfolio Whole Loan;

          (11) any consent to the execution, termination or renewal of any major lease at any related Mortgaged Property; or

          (12) any renewal or replacement of the then-existing insurance policies (to the extent the lender's approval is required under the related mortgage loan documents) or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

     The rights of the holder of the AFR/Bank of America Portfolio B Note set forth in this section will initially be exercised by a designated class of commercial mortgage pass-through certificates issued under the GMACCM 2003-C3 Pooling and Servicing Agreement.

     Such rights will terminate and will be exercised by the holders of the AFR/Bank of America Portfolio Senior Loans (as described below) at any time that an "AFR/Bank of America Portfolio Control Appraisal Event" has occurred and is continuing. An AFR/Bank of America Portfolio Control Appraisal Event will be deemed to have occurred and be continuing if the initial principal balance of the AFR/Bank of America Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise) allocated to the AFR/Bank of America Portfolio B Note, appraisal reduction amounts and any realized losses allocated to the AFR/Bank of America Portfolio B Note, is less than 25% of the initial principal balance of the AFR/Bank of America Portfolio B Note, as reduced by any payments of principal (whether as scheduled amortization, principal prepayments or otherwise allocated to the AFR/Bank of America Portfolio B Note).

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the GMACCM 2003-C3 Special Servicer or the GMACCM 2003-C3 Master Servicer by the holder of the AFR/Bank of America Portfolio B Note, in no event will the GMACCM 2003-C3 Special Servicer or the GMACCM 2003-C3 Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard under the GMACCM 2003-C3 Pooling and Servicing Agreement, violate the REMIC provisions or violate any other provisions of the GMACCM 2003-C3 Pooling and Servicing Agreement or the related mortgage loan documents.

     Notwithstanding anything herein to the contrary, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement, the Controlling Class and the holders of the other AFR/Bank of America Portfolio Pari Passu Loans will always retain the right to consult with the GMACCM 2003-C3 Master Servicer and the GMACCM 2003-C3 Special Servicer regarding the AFR/Bank of America Portfolio Whole Loan.

     Upon the occurrence and continuance of an AFR/Bank of America Portfolio Control Appraisal Event, any decision to be made with respect to the AFR/Bank of America Portfolio Whole Loan which requires the approval of the majority of holders of the then controlling class of a securitization or otherwise requires approval under the related intercreditor agreement will require the approval of the holders of the AFR/Bank of America Portfolio Senior Loans (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans. If the holders of the AFR/Bank of America Portfolio Senior Loans then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans are not able to agree on a course of action that satisfies the servicing standard under the GMACCM 2003-C3 Pooling and Servicing Agreement within sixty days after receipt of a request for consent to any action by the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to direct the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement (including that such action does not violate the servicing standard or another provision of the GMACCM 2003-C3 Pooling and Servicing Agreement, the AFR/Bank of America Portfolio Whole Loan or any applicable REMIC provisions), and the GMACCM 2003-C3 Master Servicer or the GMACCM 2003-C3 Special Servicer, as applicable, will be required to implement the course of action in accordance with the servicing standard set forth in the GMACCM 2003-C3 Pooling and Servicing Agreement. For purposes of the foregoing, the Directing Certificateholder will be entitled to exercise the rights described in this paragraph with respect to the AFR/Bank of America Portfolio Mortgage Loan.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the AFR/Bank of America Portfolio Whole Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, the holder of the AFR/Bank of America Portfolio B Note will have the right to cure such event of default (each such cure, a "AFR/Bank of America Portfolio Cure Event") subject to certain limitations set forth in the related intercreditor agreement; provided that the right of the holder of the AFR/Bank of America Portfolio B Note to effect a AFR/Bank of America Portfolio Cure Event or cause a special servicing delay is subject to the limitation that there be no more than three consecutive AFR/Bank of America Portfolio Cure Events or special servicing delays, in any combination and no more than an aggregate of six AFR/Bank of America Portfolio Cure Events or special servicing delays in any twelve calendar month period. So long as the holder of the AFR/Bank of America Portfolio B Note is exercising its cure right, neither the GMACCM 2003-C3 Master Servicer nor the GMACCM 2003-C3 Special Servicer will be permitted to (i) accelerate the AFR/Bank of America Portfolio Whole Loan, (ii) treat such event of default as such for purposes of transferring the AFR/Bank of America Portfolio Whole Loan to special servicing, or (iii) commence foreclosure proceedings. The holder of the AFR/Bank of America Portfolio B Note will not be permitted to exercise any cure rights if it is an affiliate of the related borrower.

     Purchase Option. So long as no AFR/Bank of America Portfolio Control Appraisal Event exists, the holder of the AFR/Bank of America Portfolio B Note has the option of purchasing the AFR/Bank of America Portfolio Mortgage Loan from the trust, together with the AFR/Bank of America Portfolio Pari Passu Loans, at any time after the AFR/Bank of America Portfolio Whole Loan becomes a specially serviced mortgage loan under the GMACCM 2003-C3 Pooling and Servicing Agreement as a result of an event that constitutes an event of default under the AFR/Bank of America Portfolio Whole Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related Mortgaged Property has occurred.

     The purchase price required to be paid by the holder of the AFR/Bank of America Portfolio B Note will generally equal the aggregate outstanding principal balance of the AFR/Bank of America Portfolio Senior Loans, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the AFR/Bank of America Portfolio Whole Loan, and, if such purchase price is being paid more than 90 days after the event giving rise to the holder of the AFR/Bank of America Portfolio B Note's purchase, a 1% liquidation fee.

     Sale of Defaulted Mortgage Loan. Under the GMACCM 2003-C3 Pooling and Servicing Agreement, if the AFR/Bank of America Portfolio Pari Passu Loan A-1 is subject to a fair value purchase option, the option holder will also be required to purchase the other AFR/Bank of America Portfolio Senior Loans. Such option may be exercised by the majority certificateholder of the related securitization's controlling class and the related mortgage loan seller, in that order. If such option is exercised by the related securitization's controlling class, then that holder will be required to purchase the AFR/Bank of America Portfolio Mortgage Loan from the trust in connection with the exercise of that option, unless the Directing Certificateholder elects to purchase the AFR/Bank of America Portfolio Mortgage Loan from the trust at the purchase price determined by the GMACCM 2003-C3 Special Servicer. If such option is exercised by the related mortgage loan seller, then such option holder will be required to purchase the AFR/Bank of America Portfolio Mortgage Loan from the trust in connection with the exercise of that option.

     Termination of the GMACCM 2003-C3 Master Servicer. If an event of default has occurred with respect to the GMACCM 2003-C3 Master Servicer under the GMACCM 2003-C3 Pooling and Servicing Agreement, which event of default relates to the AFR/Bank of America Portfolio Whole Loan or, if the certificates issued under the Pooling and Servicing Agreement or under any other pooling and servicing agreement as to which an AFR/Bank of America Portfolio Pari Passu Loan is subject, have been qualified, withdrawn or downgraded because of the actions of the GMACCM 2003-C3 Master Servicer with respect to the AFR/Bank of America Portfolio Whole Loan, then the Directing Certificateholder or such holder of an AFR/Bank of America Portfolio Pari Passu Loan (or its designee), as applicable, will be entitled to direct the GMACCM 2003-C3 Trustee to terminate the GMACCM 2003-C3 Master Servicer solely with respect to the AFR/Bank of America Portfolio Whole Loan and, at the direction of the Directing Certificateholder or holder of such AFR/Bank of America Portfolio Pari Passu Loan (or its designee), as applicable, a successor master servicer will be appointed to service the AFR/Bank of America Portfolio Whole Loan that assumes the obligations of the GMACCM 2003-C3 Master Servicer and that meets the eligibility requirements of the GMACCM 2003-C3 Pooling and Servicing Agreement and the related pooling and servicing agreement.

     Termination of GMACCM 2003-C3 Special Servicer. So long as no AFR/Bank of America Portfolio GMACCM 2003-C3 Control Appraisal Event has occurred and is continuing, the holder of the AFR/Bank of America Portfolio B Note is permitted to terminate, at its expense, the GMACCM 2003-C3 Special Servicer for the AFR/Bank of America Portfolio Whole Loan at any time with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the GMACCM 2003-C3 Pooling and Servicing Agreement. If an AFR/Bank of America Portfolio Control Appraisal Event exists, the holders of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Pari Passu Loans (or their designees) then holding a majority of the outstanding principal balance of the AFR/Bank of America Portfolio Mortgage Loan and the AFR/Bank of America Portfolio Pari Passu Loans will be entitled to exercise this right and if such holders are not able to agree on such appointment and removal within 60 days after receipt of notice, then the majority certificateholder of the controlling class under the GMACCM 2003-C3 Pooling and Servicing Agreement will be entitled to appoint a replacement special servicer.

     Exercise of Rights of Holders of AFR/Bank of America Portfolio B Note. The AFR/Bank of America Portfolio B Note has been deposited into the commercial mortgage securitization trust created under the GMACCM 2003-C3 Pooling and Servicing Agreement. All rights of the holder of the AFR/Bank of America Portfolio B Note will initially be exercised by the controlling class of the separate series of commercial mortgage pass-through certificates backed by the AFR/Bank of America Portfolio B Note.

                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of the Offered Certificates on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-1 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Certificate Balance of any Class of Offered Certificates, will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by their amortization schedules, Lockout Periods, prepayment premiums, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular loan group that the related Mortgage Loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the APD Loan may have certain incentives to prepay the APD Loan on its Anticipated Prepayment Date, we cannot assure you that the borrowers will be able to prepay the APD Loan on its Anticipated Prepayment Date. The failure of a borrower to prepay the APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the APD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date" in this prospectus supplement.

     In addition, if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of general collections on the mortgage pool for any Nonrecoverable Advance, then that Nonrecoverable Advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under "Description of the Certificates--Distributions--Principal Distribution Amount") otherwise distributable on the Certificates (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the Certificates), thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates and result in the occurrence of a Collateral Support Deficit with respect to the Certificates.

     If the Master Servicer, the Trustee or the Fiscal Agent, as applicable, reimburses itself out of principal collections on the mortgage pool for any Workout-Delayed Reimbursement Amount, then that Workout-Delayed Reimbursement Amount will be deemed, to the fullest extent permitted, to be reimbursed out of the Principal Distribution Amount (or, for purposes of calculating distributions on the Class A Certificates, the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, as described under "Description of the Certificates--Distributions--Principal Distribution Amount") otherwise distributable on the Certificates, thereby reducing the Principal Distribution Amount (or the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount) of the Offered Certificates. Any such reduction in the amount distributed as principal of the Certificates, may adversely affect the weighted average lives and yields to maturity of one or more Classes of Certificates.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, which Loan Group such mortgage loan is deemed to be in) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-Through Rate of those classes of Certificates whose Pass-Through Rate is affected by the WAC Rate, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-Through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on such Classes could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the WAC Rate. The Pass-Through Rate on those classes of certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans (other than the PPL Component Mortgage Loan) will generally be borne by the holders of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (and Class X Certificates with respect to shortfalls of interest) (other than the PPL Component Mortgage Loan).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods, any period during which a Yield Maintenance Charge is required (each, a "Yield Maintenance Period") and, in the case of the PPL Component Mortgage Loan, any period during which a PPL Partial Prepayment Premium is required (each, a "PPL Partial Prepayment Period"). See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 11 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B and the Class C Certificates and then the Non-Offered Certificates (other than the Class A-1A, Class X-1 and Class X-2 Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "25% CPR," "50% CPR," "75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lock-out Period, Yield Maintenance Period and PPL Partial Prepayment Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments of principal and/or interest on the mortgage loans (and assuming any step-ups in debt service as provided in the Mortgage Notes occur) will be received on a timely basis and will be distributed on each Distribution Date, beginning in May 2004;

          (b) the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

          (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the Cut-off Date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be, except in the case of mortgage loans that change from being interest-only to amortizing and except in the case of mortgage loans that amortize according to a defined schedule;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period (and/or, in the case of the PPL Component Mortgage Loan, PPL Partial Prepayment Period) at the respective levels of CPR set forth in the tables;

          (e) No Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer or the Special Servicer will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

          (f) the Closing Date is April 22, 2004;

          (g) the APD Loan prepays on its Anticipated Prepayment Date;

          (h) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement; and

          (i) the AFR/Bank of America Portfolio Mortgage Loan and the PPL Senior Component were modeled based on the principal balance of the AFR/Bank of America Portfolio Whole Loan and the principal balance of the PPL Component Mortgage Loan respectively, but only the portions of such cash flow due with respect to the AFR/Bank of America Portfolio Mortgage Loan and PPL Senior Component cut-off date principal balances were included in the tables presented herein.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent ........................          100            100            100            100            100
April 10, 2005 .........................           88             88             88             88             88
April 10, 2006 .........................           73             73             73             73             73
April 10, 2007 .........................           54             54             54             54             54
April 10, 2008 .........................           33             33             33             33             33
April 10, 2009 .........................            0              0              0              0              0
Weighted Average Life Years (1) ........         2.99           2.99           2.99           2.99           2.96
Estimated Month of First Principal .....   05/10/2004     05/10/2004     05/10/2004     05/10/2004     05/10/2004
Estimated Month of Maturity ............   01/10/2009     01/10/2009     01/10/2009     01/10/2009     01/10/2009

----------
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:


DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent ........................          100            100            100            100            100
April 10, 2005 .........................          100            100            100            100            100
April 10, 2006 .........................          100            100            100            100            100
April 10, 2007 .........................          100            100            100            100            100
April 10, 2008 .........................          100            100            100            100            100
April 10, 2009 .........................           56             56             56             56             56
April 10, 2010 .........................           43             43             43             43             43
April 10, 2011 .........................            0              0              0              0              0
Weighted Average Life Years (1) ........         5.68           5.68           5.67           5.66           5.56
Estimated Month of First Principal .....   01/10/2009     01/10/2009     01/10/2009     01/10/2009     01/10/2009
Estimated Month of Maturity ............   03/10/2011     03/10/2011     03/10/2011     02/10/2011     01/10/2011

----------
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent ........................          100            100            100            100            100
April 10, 2005 .........................          100            100            100            100            100
April 10, 2006 .........................          100            100            100            100            100
April 10, 2007 .........................          100            100            100            100            100
April 10, 2008 .........................          100            100            100            100            100
April 10, 2009 .........................          100            100            100            100            100
April 10, 2010 .........................          100            100            100            100            100
April 10, 2011 .........................           73             73             73             73             73
April 10, 2012 .........................           50             50             50             50             50
April 10, 2013 .........................           19             19             19             19             19
April 10, 2014 .........................            0              0              0              0              0
Weighted Average Life Years (1) ........         7.99           7.99           7.98           7.98           7.92
Estimated Month of First Principal .....   03/10/2011     03/10/2011     03/10/2011     02/10/2011     01/10/2011
Estimated Month of Maturity ............   09/10/2013     09/10/2013     08/10/2013     08/10/2013     07/10/2013

----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent ........................          100            100            100            100            100
April 10, 2005 .........................          100            100            100            100            100
April 10, 2006 .........................          100            100            100            100            100
April 10, 2007 .........................          100            100            100            100            100
April 10, 2008 .........................          100            100            100            100            100
April 10, 2009 .........................          100            100            100            100            100
April 10, 2010 .........................          100            100            100            100            100
April 10, 2011 .........................          100            100            100            100            100
April 10, 2012 .........................          100            100            100            100            100
April 10, 2013 .........................          100            100            100            100            100
April 10, 2014 .........................            0              0              0              0              0
Weighted Average Life Years (1) ........         9.73           9.71           9.69           9.66           9.48
Estimated Month of First Principal .....   09/10/2013     09/10/2013     08/10/2013     08/10/2013     07/10/2013
Estimated Month of Maturity ............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014

----------
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent ........................          100            100            100            100            100
April 10, 2005 .........................          100            100            100            100            100
April 10, 2006 .........................          100            100            100            100            100
April 10, 2007 .........................          100            100            100            100            100
April 10, 2008 .........................          100            100            100            100            100
April 10, 2009 .........................          100            100            100            100            100
April 10, 2010 .........................          100            100            100            100            100
April 10, 2011 .........................          100            100            100            100            100
April 10, 2012 .........................          100            100            100            100            100
April 10, 2013 .........................          100            100            100            100            100
April 10, 2014 .........................            0              0              0              0              0
Weighted Average Life Years (1) .........        9.88           9.88           9.88           9.88           9.72
Estimated Month of First Principal .....   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014
Estimated Month of Maturity ............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014

----------
(1) The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:


DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent ........................          100            100            100            100            100
April 10, 2005 .........................          100            100            100            100            100
April 10, 2006 .........................          100            100            100            100            100
April 10, 2007 .........................          100            100            100            100            100
April 10, 2008 .........................          100            100            100            100            100
April 10, 2009 .........................          100            100            100            100            100
April 10, 2010 .........................          100            100            100            100            100
April 10, 2011 .........................          100            100            100            100            100
April 10, 2012 .........................          100            100            100            100            100
April 10, 2013 .........................          100            100            100            100            100
April 10, 2014 .........................            0              0              0              0              0
Weighted Average Life Years (1) ........         9.88           9.88           9.88           9.88           9.72
Estimated Month of First Principal .....   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014
Estimated Month of Maturity ............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014

----------
(1) The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:




DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent ........................          100            100            100            100            100
April 10, 2005 .........................          100            100            100            100            100
April 10, 2006 .........................          100            100            100            100            100
April 10, 2007 .........................          100            100            100            100            100
April 10, 2008 .........................          100            100            100            100            100
April 10, 2009 .........................          100            100            100            100            100
April 10, 2010 .........................          100            100            100            100            100
April 10, 2011 .........................          100            100            100            100            100
April 10, 2012 .........................          100            100            100            100            100
April 10, 2013 .........................          100            100            100            100            100
April 10, 2014 .........................            0              0              0              0              0
Weighted Average Life Years (1) ........         9.88           9.88           9.88           9.88           9.72
Estimated Month of First Principal .....   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014
Estimated Month of Maturity ............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014

----------
(1) The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:


DATE                                         0% CPR         25% CPR        50% CPR        75% CPR       100% CPR
---------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent ........................          100            100            100            100            100
April 10, 2005 .........................          100            100            100            100            100
April 10, 2006 .........................          100            100            100            100            100
April 10, 2007 .........................          100            100            100            100            100
April 10, 2008 .........................          100            100            100            100            100
April 10, 2009 .........................          100            100            100            100            100
April 10, 2010 .........................          100            100            100            100            100
April 10, 2011 .........................          100            100            100            100            100
April 10, 2012 .........................          100            100            100            100            100
April 10, 2013 .........................          100            100            100            100            100
April 10, 2014 .........................            0              0              0              0              0
Weighted Average Life Years (1) ........         9.88           9.88           9.88           9.88           9.72
Estimated Month of First Principal .....   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014
Estimated Month of Maturity ............   03/10/2014     03/10/2014     03/10/2014     03/10/2014     01/10/2014

----------
(1) The weighted average life of the Class E Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) each Non-Serviced Mortgage Loan Pooling and Servicing Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to be treated as REMICs and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, three separate "real estate mortgage investment conduit" elections will be made with respect to designated portions of the trust fund (the "Upper-Tier REMIC", the "Lower-Tier REMIC" and the "PPL Component Mortgage Loan REMIC" referred to below, respectively) within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code. In addition, a separate REMIC election (the "AFR/Bank of America Portfolio Mortgage Loan REMIC") will also be made with respect to the AFR/Bank of America Portfolio Mortgage Loan and two of the AFR/Bank of America Portfolio Pari Passu Loans (which are not included in the trust fund). Furthermore, (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of "residual interests" in the Upper-Tier REMIC and (3) the Class LR Certificates will represent the sole classes of "residual interests" in the Lower-Tier REMIC and the PPL Component Mortgage Loan REMIC, and a beneficial interest in the AFR/Bank of America Portfolio Mortgage Loan's proportionate share of the "residual interest" in the AFR/Bank of America Portfolio Mortgage Loan REMIC, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The assets of the Lower-Tier REMIC generally will include the Mortgage Loans (a regular interest in the PPL Component Mortgage Loan REMIC, representing the PPL Senior Component in the case of the PPL Component Mortgage Loan, and a proportionate share of the regular interest in the AFR/Bank of America Portfolio Mortgage Loan REMIC, in the case of the AFR/Bank of America Portfolio Mortgage Loan) exclusive of Excess Interest, any REO Properties acquired on behalf of the Certificateholders (other than with respect to the PPL Component Mortgage Loan) or a beneficial interest therein in the case of the Tysons Corner Center Mortgage Loan and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of the PPL Component Mortgage Loan REMIC will generally include the PPL Component Mortgage Loan, any related REO Properties and amounts with respect thereto contained in the Distribution Account, the Certificate Account, the Interest Reserve Account and any REO Account. The PPL Senior Component and each Class of Class PPL Certificates will represent "regular interests" in the PPL Component Mortgage Loan REMIC. The Offered Certificates are "Regular Certificates" as defined in the prospectus.

     In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of (i) the Excess Interest and the Excess Interest Distribution Account and (ii) an undivided interest in the AFR/Bank of America Portfolio Loan REMIC residual interest will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class S Certificates and the Class LR Certificates, respectively, will represent undivided beneficial interests therein.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount ("OID") or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the APD Loan prepays on its Anticipated Prepayment Date (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges and PPL Partial Prepayment Premiums actually collected will be distributed to the Offered Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges and PPL Partial Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of PPL Partial Prepayment Premiums and Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that PPL Partial Prepayment Premiums and Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a PPL Partial Prepayment Premiums or Yield Maintenance Charge. PPL Partial Prepayment Premiums and Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of PPL Partial Prepayment Premiums and Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" for a "real estate investment trust" within the meaning of Section 856(c)(5)(B) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the mortgage loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 34 and nine mortgage loans, representing approximately 21.7% and 8.1% of the Initial Pool Balance, respectively, are secured by multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(5)(B), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "Certain Federal Income Tax Consequences--Taxation of Regular Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                                                                              MERRILL LYNCH,
                     BANC OF AMERICA   DEUTSCHE BANK   CITIGROUP GLOBAL     J.P. MORGAN      PIERCE, FENNER &
CLASS                 SECURITIES LLC     SECURITIES      MARKETS INC.     SECURITIES INC.   SMITH INCORPORATED
------------------- ----------------- --------------- ------------------ ----------------- -------------------
Class A-1 .........    $  53,517,333   $  26,758,667       $          0      $          0       $          0
Class A-2 .........    $  83,835,333   $  41,917,667       $          0      $          0       $          0
Class A-3 .........    $  48,925,333   $  24,462,667       $          0      $          0       $          0
Class A-4 .........    $ 323,032,667   $ 161,516,333       $ 30,000,000      $ 30,000,000       $ 30,000,000
Class B ...........    $  27,528,667   $  13,764,333       $          0      $          0       $          0
Class C ...........    $  11,470,000   $   5,735,000       $          0      $          0       $          0
Class D ...........    $  17,204,667   $   8,602,333       $          0      $          0       $          0
Class E ...........    $  10,323,333   $   5,161,667       $          0      $          0       $          0

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately $2,500,000, will be 100.47% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2004. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     Banc of America Securities LLC is an affiliate of Bank of America, one of the Mortgage Loan Sellers and the Master Servicer. Deutsche Bank Securities Inc. is an affiliate of GACC, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Thacher Proffitt & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                     RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Fitch, Inc. ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Dominion Bond Rating Service Limited ("DBRS" and, together with Fitch and Moody's, the "Rating Agencies"):



CLASS                                                FITCH    MOODY'S     DBRS
--------------------------------------------------  -------  --------- ---------
A-1 ..............................................    AAA       Aaa       AAA
A-2 ..............................................    AAA       Aaa       AAA
A-3 ..............................................    AAA       Aaa       AAA
A-4 ..............................................    AAA       Aaa       AAA
B ................................................     AA       Aa2       AA
C ................................................    AA-       Aa3    AA (low)
D ................................................     A         A2        A
E ................................................     A-        A3     A (low)

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, prepayment premiums, yield maintenance charges or net default interest.

     In addition, these ratings on the Offered Certificates do not represent an assessment of: (i) the tax attributes of the Offered Certificates or of the trust; (ii) whether or to what extent prepayments of principal may be received on the mortgage loans; (iii) the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated; (iv) whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls; (v) whether and to what extent prepayment premiums, yield maintenance charges, default interest or Excess Interest will be received; or (vi) the yield to maturity that investors may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Fitch, Moody's or DBRS.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to each of Banc of America Securities LLC, Prohibited Transaction Exemption ("PTE") 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), Deutsche Bank Securities Inc., Final Authorization Number 97-03E (December 9, 1996), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29, 55 Fed. Reg. 21,459 (May 24, 1990), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July
21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000) and PTE 2002-41,
67 Fed. Reg. 54,487 (August 22, 2002), and to J.P. Morgan Securities Inc., PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (collectively, the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans described in this prospectus supplement, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter; the "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) securities in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     The Exemption will apply to the defeasance of a mortgage loan on the terms described in this prospectus supplement if the terms and conditions have been approved by Fitch and Moody's and if the defeasance does not result in a reduction of the rating assigned to any of the Offered Certificates immediately prior to the defeasance.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS


30/360 Basis ............................................................  S-75
Accrued Certificate Interest ............................................ S-121
Actual/360 Basis ........................................................  S-75
Administrative Cost Rate ................................................ S-120
Advances ................................................................ S-132
AFR/Bank of America Portfolio B Note ....................................  S-71
AFR/Bank of America Portfolio Control Appraisal Event ................... S-174
AFR/Bank of America Portfolio Cure Event ................................ S-175
AFR/Bank of America Portfolio Mortgage Loan .............................  S-70
AFR/Bank of America Portfolio Mortgage Loan REMIC ....................... S-186
AFR/Bank of America Portfolio Pari Passu Loan A-1 .......................  S-71
AFR/Bank of America Portfolio Pari Passu Loans ..........................  S-71
AFR/Bank of America Portfolio Primary Servicing Fee Rate ................ S-150
AFR/Bank of America Portfolio Senior Loans ..............................  S-71
AFR/Bank of America Portfolio Whole Loan ................................  S-71
Anticipated Prepayment Date .............................................  S-75
APD Loan ................................................................  S-75
Appraisal Reduction ..................................................... S-135
Appraisal Reduction Amount .............................................. S-136
Appraisal Reduction Event ............................................... S-134
Asset Status Report ..................................................... S-146
Assumed Final Distribution Date ......................................... S-127
Assumed Scheduled Payment ............................................... S-124
Authenticating Agent .................................................... S-105
Available Distribution Amount ........................................... S-110
Bank of America .........................................................  S-66
Base Interest Fraction .................................................. S-126
BOA-CMSG ................................................................ S-149
CBA B Notes .............................................................  S-73
CBA Mortgage Loans ......................................................  S-73
CBA Whole Loan ..........................................................  S-73
Certificate Account ..................................................... S-108
Certificate Balance ..................................................... S-102
Certificate Owner ....................................................... S-105
Certificate Registrar ................................................... S-105
Certificateholders ......................................................  S-66
Certificates ............................................................ S-102
Clarendon Heights B Note ................................................  S-73
Clarendon Heights Mortgage Loan .........................................  S-73
Class A Certificates .................................................... S-102
Class X Certificates .................................................... S-102
Class PPL Certificates .................................................. S-102
Clearstream, Luxembourg ................................................. S-105
Closing Date ............................................................  S-66
Code .............................................................. S-99, S-186
Collateral Support Deficit .............................................  S-129
Collection Period ......................................................  S-111
COMM 2004-LNB2 Master Servicer .........................................  S-169
COMM 2004-LNB2 Pooling and Servicing Agreement .........................   S-70
COMM 2004-LNB2 Special Servicer ........................................  S-169
COMM 2004-LNB2 Trustee .................................................  S-169
Compensating Interest Payment ..........................................  S-122
Condemnation Proceeds ..................................................  S-108
Constant Prepayment Rate ...............................................  S-180
Controlling Class ......................................................  S-147
Controlling Class Certificateholder ....................................  S-147
Corrected Mortgage Loan ................................................  S-146
Cross-Over Date ........................................................  S-118
Cut-off Date ...........................................................   S-65
Cut-off Date Balance ...................................................   S-65
DBRS ...................................................................  S-189
Debt Service Coverage Ratio ............................................   S-82
Defaulted Mortgage Loan ................................................  S-157
Defeasance Lock-out Period .............................................   S-78
Defeasance Option ......................................................   S-78
Depositor ..............................................................   S-66
Depositories ...........................................................  S-105
Determination Date .....................................................  S-135
Direct Participants ....................................................  S-106
Directing Certificateholder ............................................  S-147
Distributable Certificate Interest .....................................  S-121
Distribution Account ...................................................  S-109
Distribution Date ......................................................  S-107
DSCR ...................................................................   S-82
DTC ....................................................................  S-105
ERISA ..................................................................  S-190
ERISA Plan .............................................................  S-190
Euroclear ..............................................................  S-105
Events of Default ......................................................  S-163
Excess Interest ........................................................  S-121
Excess Interest Distribution Account ...................................  S-109
Excess Liquidation Proceeds ............................................  S-126
Excess Liquidation Proceeds Reserve Account ............................  S-109
Excluded Plan ..........................................................  S-191
Exemption ..............................................................  S-190
Fee Interest ...........................................................   S-97
FIRREA .................................................................   S-85
Fiscal Agent ...........................................................  S-142
Fitch ..................................................................  S-189
Form 8-K ...............................................................   S-81
FPO Persons ............................................................    S-4

FSMA ....................................................................   S-4
GACC ....................................................................  S-66
GECC ....................................................................  S-66
GECLS ................................................................... S-149
GEMSA ................................................................... S-148
GMACCM 2003-C3 Fiscal Agent ............................................. S-172
GMACCM 2003-C3 Master Servicer .......................................... S-172
GMACCM 2003-C3 Pooling and Servicing Agreement ..........................  S-71
GMACCM 2003-C3 Special Servicer ......................................... S-172
GMACCM 2003-C3 Trustee .................................................. S-172
GMACCM 2004-C1 Pooling and Servicing Agreement ..........................  S-70
Ground Lease ............................................................  S-97
Group 1 Principal Distribution Amount ................................... S-123
Group 1 Principal Shortfall ............................................. S-125
Group 2 Principal Distribution Amount ................................... S-123
Group 2 Principal Shortfall ............................................. S-125
Hard Lock Box ........................................................... S-101
Indirect Participants ................................................... S-106
Initial Loan Group 1 Balance ............................................  S-65
Initial Loan Group 2 Balance ............................................  S-65
Initial Pool Balance ....................................................  S-65
Initial Rate ............................................................  S-75
Insurance Proceeds ...................................................... S-108
Interest Distribution Amount ............................................ S-121
Interest Reserve Account ................................................ S-109
IRS ..................................................................... S-159
Lennar .................................................................. S-149
Liquidation Fee ......................................................... S-152
Liquidation Fee Rate .................................................... S-152
Liquidation Proceeds .................................................... S-108
LNR ..................................................................... S-149
Loan Groups .............................................................  S-65
Loan Group 1 ............................................................  S-65
Loan Group 2 ............................................................  S-65
Lock Box Accounts ....................................................... S-101
Lock Box Loans .......................................................... S-101
Lock-out Period .........................................................  S-76
Lower-Tier Distribution Account ......................................... S-109
Lower-Tier REMIC ........................................................ S-186
LTV Ratio ...............................................................  S-83
MAI ..................................................................... S-135
Master Servicer ......................................................... S-148
MERS ....................................................................  S-66
Monthly Interest Shortfall ..............................................  S-77
Moody's ................................................................. S-189
Mortgage ................................................................  S-65
Mortgage Loan Sellers ...................................................  S-66
Mortgage Note ...........................................................  S-65
Mortgage Rate ........................................................... S-121
Net Mortgage Rate ....................................................... S-120
Non-Offered Certificates ................................................ S-102
Non-Offered Subordinate Certificates .................................... S-129
Nonrecoverable Advance .................................................. S-132
Non-Serviced Mortgage Loan Pooling and Servicing Agreements .............  S-71
Non-Serviced Mortgage Loan Primary Servicing Fee Rate ................... S-151
Non-Serviced Mortgage Loans .............................................  S-70
Notional Amount ......................................................... S-102
NRA ..................................................................... A-3-2
Offered Certificates .................................................... S-102
OID ..................................................................... S-186
Operating Advisor ....................................................... S-148
Option Price ............................................................ S-158
Participants ............................................................ S-105
Pass-Through Rate ....................................................... S-118
PCIS Persons ............................................................   S-4
Percentage Interest ..................................................... S-105
Periodic Payments .......................................................  S-82
Permitted Investments ................................................... S-109
Phase I .................................................................  S-95
P&I Advance ............................................................. S-130
Plan .................................................................... S-190
Pooling and Servicing Agreement ......................................... S-102
PPL Accrued Component Interest .......................................... S-112
PPL Component Distributable Interest .................................... S-112
PPL Component Mortgage Loan .............................................  S-72
PPL Component Mortgage Loan REMIC ....................................... S-186
PPL Component Mortgage Loan REMIC Distribution Account .................. S-109
PPL Component Principal, Entitlement .................................... S-113
PPL Control Appraisal Period ............................................ S-148
PPL Controlling Class ................................................... S-147
PPL Controlling Class Holder ............................................ S-148
PPL Controlling Holder .................................................. S-148
PPL Partial Prepayment Premium ..........................................  S-78
PPL Principal Distribution Amount ....................................... S-113
PPL Schedule ............................................................ S-113
PPL Senior Component ....................................................  S-72
PPL Senior Component Principal Distribution Amount ...................... S-111
PPL Subordinate Components ..............................................  S-72
PPL-A Component .........................................................  S-72
PPL-B Component .........................................................  S-72
PPL-C Component .........................................................  S-72
PPL-D Component .........................................................  S-72
PPL-E Component .........................................................  S-72
Prepayment Assumption ................................................... S-186
Prepayment Interest Excess .............................................. S-122
Prepayment Interest Shortfall ........................................... S-121

Prime Rate .............................................................. S-134
Principal Distribution Amount ........................................... S-122
Principal Shortfall ..................................................... S-125
Privileged Person ....................................................... S-139
PTE ..................................................................... S-190
Purchase Agreements .....................................................  S-66
Purchase Option ......................................................... S-158
Purchase Price ..........................................................  S-98
Qualified Substitute Mortgage Loan ......................................  S-99
Rated Final Distribution Date ........................................... S-127
Rating Agencies ......................................................... S-189
Record Date ............................................................. S-108
Regular Certificates .................................................... S-186
Reimbursement Rate ...................................................... S-134
Related Proceeds ........................................................ S-132
Release Date ............................................................  S-78
Relevant Persons ........................................................   S-4
REMIC Provisions ........................................................ S-186
REO Account ............................................................. S-154
REO Loan ................................................................ S-125
REO Property ............................................................ S-146
Replacement Treasury Rate ...............................................  S-77
Residual Certificates ................................................... S-102
Restricted Group ........................................................ S-191
Revised Rate ............................................................  S-75
Rules ................................................................... S-106
Scheduled Principal Distribution Amount ................................. S-124
Senior Certificates ..................................................... S-102
Serviced B Notes ........................................................  S-73
Serviced Whole Loan .....................................................  S-73
Servicer Remittance Date ................................................ S-130
Servicer Reports ........................................................ S-139
Servicing Advances ...................................................... S-132
Servicing Fee ........................................................... S-150
Servicing Fee Rate ...................................................... S-150
Servicing Standard ...................................................... S-145
Similar Law ............................................................. S-190
Special Servicing Fee ................................................... S-151
Special Servicing Fee Rate .............................................. S-151
Stated Principal Balance ................................................ S-125
Statement to Certificateholders ......................................... S-136
Stonebriar Plaza B Note .................................................  S-73
Stonebriar Plaza Mortgage Loan ..........................................  S-73
Subordinate Certificates ................................................ S-102
Subordinate Offered Certificates ........................................ S-102
Terms and Conditions .................................................... S-107
Title Exceptions ........................................................  S-92
Title Insurance Policy ..................................................  S-93
Treasury Rate ...........................................................  S-77
Trustee ........................................................... S-66, S-142
Trustee Fee ............................................................. S-142
Trustee Fee Rate ........................................................ S-142
Tysons Corner Center Mortgage Loan ......................................  S-69
Tysons Corner Center Pari Passu Loans ...................................  S-69
Tysons Corner Center Primary Servicing Fee Rate ......................... S-151
Tysons Corner Center Whole Loan .........................................  S-69
Uncovered Prepayment Interest Shortfall ................................. S-121
Underwriters ............................................................ S-187
Underwriting Agreement .................................................. S-187
Underwritten Net Cash Flow ..............................................  S-83
Unscheduled Principal Distribution Amount ............................... S-124
Upper-Tier Distribution Account ......................................... S-109
Upper-Tier REMIC ........................................................ S-186
Voting Rights ........................................................... S-141
WAC Rate ................................................................ S-120
Wachovia Bank ........................................................... S-148
Weighted Average Life ...................................................  S-77
Withheld Amounts ........................................................ S-109
Withheld Loans .......................................................... S-109
Workout Fee ............................................................. S-152
Workout Fee Rate ........................................................ S-152
Workout-Delayed Reimbursement Amount .................................... S-133
Yield Maintenance Charge ................................................  S-76
Yield Rate ..............................................................  S-77

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

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

                                                                           % OF                      % OF APPLICABLE
                                                                       INITIAL POOL     LOAN GROUP     LOAN GROUP            # OF
   ID                           PROPERTY NAME                             BALANCE       ONE OR TWO       BALANCE          PROPERTIES
------------------------------------------------------------------------------------------------------------------------------------
   1     Tysons Corner Center                                              6.9%             1             8.9%                 1
   2     Pacific Place                                                     6.2%             1             8.0%                 1
   3     The Prince Building (11)                                          5.3%             1             6.8%                 1
   4     Princeton Office (9)                                              4.0%             1             5.2%                 6
   5     Chino Hills Crossroads Marketplace (11)                           2.8%             1             3.7%                 1
------------------------------------------------------------------------------------------------------------------------------------
   6     Riverpark Shopping Center                                         2.3%             1             3.0%                 1
   7     Stonebriar Plaza                                                  2.3%             1             3.0%                 1
   8     Continental Centre                                                2.0%             1             2.6%                 1
   9     Extra Space New Jersey (9)                                        2.0%             1             2.5%                 5
  9.1    Edison                                                            0.5%             1             0.7%
------------------------------------------------------------------------------------------------------------------------------------
  9.2    Egg Harbor                                                        0.5%             1             0.6%
  9.3    Old Bridge                                                        0.4%             1             0.6%
  9.4    Woodbridge                                                        0.3%             1             0.4%
  9.5    Howell                                                            0.2%             1             0.3%
   10    Lake Grove Plaza                                                  2.0%             1             2.5%                 1
------------------------------------------------------------------------------------------------------------------------------------
   11    Highlands at Flower Mound                                         1.9%             1             2.4%                 1
   12    Briarwood Apartments                                              1.6%             2             7.1%                 1
   13    Pirates Cove Apartments                                           1.6%             2             7.0%                 1
   14    Extra Space Portfolio #1 (9)                                      1.5%             1             1.9%                 5
  14.1   Extra Space - Burbank                                             0.6%             1             0.8%
------------------------------------------------------------------------------------------------------------------------------------
  14.2   Extra Space - Casitas                                             0.3%             1             0.4%
  14.3   Extra Space - Forest Hill                                         0.2%             1             0.3%
  14.4   Extra Space - Military Trail                                      0.2%             1             0.3%
  14.5   Extra Space - Lamont                                              0.1%             1             0.1%
   15    Continental Communities - Camelot Village MHC                     1.5%             1             1.9%                 1
------------------------------------------------------------------------------------------------------------------------------------
   16    AFR/Bank of America Portfolio (9)                                 1.5%             1             1.9%                151
  16.1   Bank of America Center                                            0.2%             1             0.2%
  16.2   Van Ness & Market                                                 0.1%             1             0.1%
  16.3   525 N Tryon-Odell Building                                        0.1%             1             0.1%
  16.4   Bank of America Financial Ctr                                     0.1%             1             0.1%
------------------------------------------------------------------------------------------------------------------------------------
  16.5   Jacksonville Ops CTR/#600                                         0.1%             1             0.1%
  16.6   Jacksonville Ops CTR/#100                                         0.1%             1             0.1%
  16.7   Jacksonville Ops CTR/#400                                         0.0%             1             0.1%
  16.8   South Region TPC                                                  0.0%             1             0.0%
  16.9   Catalina-Bank of America Ctr                                      0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
  16.1   Jacksonville Ops CTR/#200                                         0.0%             1             0.0%
 16.11   Jacksonville Ops CTR/#700                                         0.0%             1             0.0%
 16.12   South Mountain-Bank of America                                    0.0%             1             0.0%
 16.13   Jacksonville Ops CTR/#500                                         0.0%             1             0.0%
 16.14   Jacksonville Ops CTR/#300                                         0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.15   Miami Lakes Operation CTR                                         0.0%             1             0.0%
 16.16   Spokane Bankcard Services                                         0.0%             1             0.0%
 16.17   Century Park                                                      0.0%             1             0.0%
 16.18   Bank of America Plaza                                             0.0%             1             0.0%
 16.19   Mendham Operations Center                                         0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
  16.2   Glendale Main                                                     0.0%             1             0.0%
 16.21   Fort Sam Houston                                                  0.0%             1             0.0%
 16.22   Ellinwood Center #300                                             0.0%             1             0.0%
 16.23   Ellinwood Center #400                                             0.0%             1             0.0%
 16.24   Long Beach Financial                                              0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.25   Maricopa-Bank of America Ctr                                      0.0%             1             0.0%
 16.26   Camelback-Bank of America CTR                                     0.0%             1             0.0%
 16.27   McDowell-Bank of America Ctr                                      0.0%             1             0.0%
 16.28   Stockton Main Office                                              0.0%             1             0.0%
 16.29   Inland Empire Cash Vault                                          0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
  16.3   Lake & Colorado Br                                                0.0%             1             0.0%
 16.31   Pomona Main                                                       0.0%             1             0.0%
 16.32   Ellinwood Center #500                                             0.0%             1             0.0%
 16.33   Sunnyvale Main Branch                                             0.0%             1             0.0%
 16.34   Coronado Branch                                                   0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.35   Riverside Main                                                    0.0%             1             0.0%
 16.36   Williams Islands                                                  0.0%             1             0.0%
 16.37   La Jolla Main                                                     0.0%             1             0.0%
 16.38   Whittier Office                                                   0.0%             1             0.0%
 16.39   Hallandale Beach                                                  0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.40   Annapolis Church Circle - BAL                                     0.0%             1             0.0%
 16.41   Greenspoint                                                       0.0%             1             0.0%
 16.42   Redding Main Branch                                               0.0%             1             0.0%
 16.43   Albuquerque Operations Center                                     0.0%             1             0.0%
 16.44   Santa Barbara                                                     0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.45   Charlottesville                                                   0.0%             1             0.0%
 16.46   Plaza                                                             0.0%             1             0.0%
 16.47   Irvine Industrial                                                 0.0%             1             0.0%
 16.48   Gardena Main                                                      0.0%             1             0.0%
 16.49   Westshore Mall                                                    0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.50   Inglewood Main Office                                             0.0%             1             0.0%
 16.51   Jacksonville Ops Ctr/School                                       0.0%             1             0.0%
 16.52   Jacksonville Ops CTR/Daycare                                      0.0%             1             0.0%
 16.53   Bull Street                                                       0.0%             1             0.0%
 16.54   Bellingham                                                        0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.55   Lighthouse Point                                                  0.0%             1             0.0%
 16.56   Richland                                                          0.0%             1             0.0%
 16.57   North Hollywood                                                   0.0%             1             0.0%
 16.58   Torrance Sartori                                                  0.0%             1             0.0%
 16.59   Escondido Main Office                                             0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.60   San Bernadino Main                                                0.0%             1             0.0%
 16.61   Winter Park                                                       0.0%             1             0.0%
 16.62   Santa Maria Branch                                                0.0%             1             0.0%
 16.63   Salinas Main Branch                                               0.0%             1             0.0%
 16.64   Oak Trafficway Facility                                           0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.65   Paradise Valley                                                   0.0%             1             0.0%
 16.66   University                                                        0.0%             1             0.0%
 16.67   Fresno Proof/Vault                                                0.0%             1             0.0%
 16.68   Cordova                                                           0.0%             1             0.0%
 16.69   Yuba City Branch                                                  0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.70   Ocala Downtown                                                    0.0%             1             0.0%
 16.71   Roanoke                                                           0.0%             1             0.0%
 16.72   Mesa Main                                                         0.0%             1             0.0%
 16.73   Auburn                                                            0.0%             1             0.0%
 16.74   Valdosta Main                                                     0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.75   Gulf to Bay                                                       0.0%             1             0.0%
 16.76   Waco                                                              0.0%             1             0.0%
 16.77   Yakima Valley Bldg/BR                                             0.0%             1             0.0%
 16.78   Lynchburg                                                         0.0%             1             0.0%
 16.79   El Segundo                                                        0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.80   Mission Facility                                                  0.0%             1             0.0%
 16.81   Aiken Main Office                                                 0.0%             1             0.0%
 16.82   Cartersville Main                                                 0.0%             1             0.0%
 16.83   Murfreesboro Main Office                                          0.0%             1             0.0%
 16.84   Bremerton                                                         0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.85   Columbia Facility                                                 0.0%             1             0.0%
 16.86   South Austin                                                      0.0%             1             0.0%
 16.87   Hampton-Main Facility                                             0.0%             1             0.0%
 16.88   Concord Village                                                   0.0%             1             0.0%
 16.89   Ventura Main Office                                               0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.90   East Bakersfield Office                                           0.0%             1             0.0%
 16.91   North Sacramento Branch                                           0.0%             1             0.0%
 16.92   Coeur D'alene BDLG/BR                                             0.0%             1             0.0%
 16.93   Mexico Facility                                                   0.0%             1             0.0%
 16.94   Cedar & Shields                                                   0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.95   Sepulveda-Devonshire BR                                           0.0%             1             0.0%
 16.96   William Street Facility                                           0.0%             1             0.0%
 16.97   Stockdale                                                         0.0%             1             0.0%
 16.98   Walla Walla                                                       0.0%             1             0.0%
 16.99   Fort Worth East                                                   0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.100  Port Charlotte                                                    0.0%             1             0.0%
 16.101  Moultrie Main                                                     0.0%             1             0.0%
 16.102  Florissant Facility                                               0.0%             1             0.0%
 16.103  East Central Facility                                             0.0%             1             0.0%
 16.104  Independence Square                                               0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.105  Henderson                                                         0.0%             1             0.0%
 16.106  Calwa                                                             0.0%             1             0.0%
 16.107  Bixby-Atlantic                                                    0.0%             1             0.0%
 16.108  Lincoln Heights Branch                                            0.0%             1             0.0%
 16.109  Oak Park Branch                                                   0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.110  San Jose                                                          0.0%             1             0.0%
 16.111  Carrollton                                                        0.0%             1             0.0%
 16.112  Lynwood Branch                                                    0.0%             1             0.0%
 16.113  Palmdale Branch                                                   0.0%             1             0.0%
 16.114  Dumas Banking Center                                              0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.115  Old Hampton                                                       0.0%             1             0.0%
 16.116  Moses Lake                                                        0.0%             1             0.0%
 16.117  Dalhart Banking Center                                            0.0%             1             0.0%
 16.118  Willow-Daisy Branch                                               0.0%             1             0.0%
 16.119  North Hialeah                                                     0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.120  South Glenstone Facility                                          0.0%             1             0.0%
 16.121  Admiral                                                           0.0%             1             0.0%
 16.122  N Wenatchee                                                       0.0%             1             0.0%
 16.123  Denison                                                           0.0%             1             0.0%
 16.124  Brownwood                                                         0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.125  Albany Main Office                                                0.0%             1             0.0%
 16.126  Penn Street Facility                                              0.0%             1             0.0%
 16.127  Mount Pleasant                                                    0.0%             1             0.0%
 16.128  Ridgewood                                                         0.0%             1             0.0%
 16.129  East Compton Branch                                               0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.130  Pasco                                                             0.0%             1             0.0%
 16.131  Port Angeles                                                      0.0%             1             0.0%
 16.132  Harrison Main                                                     0.0%             1             0.0%
 16.133  Downtown Palmetto                                                 0.0%             1             0.0%
 16.134  Mission                                                           0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.135  Forks                                                             0.0%             1             0.0%
 16.136  Pico-Vermont Branch                                               0.0%             1             0.0%
 16.137  Winder (BS)                                                       0.0%             1             0.0%
 16.138  Highlandtown - BAL                                                0.0%             1             0.0%
 16.139  South Boston                                                      0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.140  Downtown Facility                                                 0.0%             1             0.0%
 16.141  Norton - 7th Street                                               0.0%             1             0.0%
 16.142  Lexington Facility                                                0.0%             1             0.0%
 16.143  Clermont                                                          0.0%             1             0.0%
 16.144  Camelback Uptown                                                  0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.145  Red Bluff Branch                                                  0.0%             1             0.0%
 16.146  Hollywood/Tyler                                                   0.0%             1             0.0%
 16.147  Richland Facility                                                 0.0%             1             0.0%
 16.148  West Sunshine Facility                                            0.0%             1             0.0%
 16.149  Muskogee Main Facility                                            0.0%             1             0.0%
------------------------------------------------------------------------------------------------------------------------------------
 16.150  Aransas Pass (CCNB)                                               0.0%             1             0.0%
 16.151  Aberdeen Bldg/BR                                                  0.0%             1             0.0%
   17    Park Towne Village                                                1.4%             1             1.8%                 1
   18    Lake Wyndemere Apartments                                         1.3%             2             6.0%                 1
   19    Knox Park Village Retail (11)                                     1.3%             1             1.7%                 1
------------------------------------------------------------------------------------------------------------------------------------
   20    Pembroke Lake                                                     1.3%             2             5.9%                 1
   21    Michaels Midwest Warehouse Center                                 1.3%             1             1.6%                 1
   22    Fairfield Business Center (9)                                     1.2%             1             1.6%                 2
   23    Legacy at Cross Creek Apartments                                  1.2%             2             5.4%                 1
   24    Kellam MHP Portfolio - Greenleigh                                 1.2%             1             1.6%                 1
------------------------------------------------------------------------------------------------------------------------------------
   25    Miramonte Apartments Sacramento                                   1.2%             1             1.5%                 1
   26    Merola Medical Office Portfolio (9)                               1.2%             1             1.5%                 5
   27    Aquia Terrace Apartments                                          1.2%             2             5.2%                 1
   28    Burnsville Marketplace                                            1.1%             1             1.4%                 1
   29    MHC Portfolio - Golf Vista Estates                                1.1%             2             4.7%                 1
------------------------------------------------------------------------------------------------------------------------------------
   30    Ordnance Plaza - 2                                                1.0%             1             1.3%                 1
   31    Grove at Pleasant Valley                                          1.0%             2             4.5%                 1
   32    Ramblewood Apartments                                             1.0%             2             4.4%                 1
   33    Quito Village Shopping Center                                     1.0%             1             1.2%                 1
   34    Merchants Crossing                                                0.9%             1             1.2%                 1
------------------------------------------------------------------------------------------------------------------------------------
   35    MHC Portfolio - Lighthouse Pointe                                 0.9%             2             4.1%                 1
   36    Alhambra Renaissance Center                                       0.9%             1             1.2%                 1
   37    427 S. LaSalle                                                    0.9%             1             1.1%                 1
         Prado Properties Portfolio  (Crossed Rollup)                      0.8%             1             1.1%
   38    Village at Glynn Place SC                                         0.5%             1             0.7%                 1
------------------------------------------------------------------------------------------------------------------------------------
   39    Baytree Village                                                   0.3%             1             0.4%                 1
   40    MHC Portfolio - Casa Village                                      0.8%             1             1.0%                 1
   41    University Walk Apartments                                        0.8%             2             3.5%                 1
   42    Mariner Village Shopping Center                                   0.8%             1             1.0%                 1
   43    MHC Portfolio - Flamingo West                                     0.8%             1             1.0%                 1
------------------------------------------------------------------------------------------------------------------------------------
   44    Trovas Apartments Sacramento                                      0.8%             1             1.0%                 1
   45    Bayshore Villa MHC                                                0.7%             2             3.3%                 1
   46    Northmil Plaza                                                    0.7%             1             0.9%                 1
   47    Water Place at Woodmont                                           0.7%             2             3.3%                 1
   48    Keller Place                                                      0.7%             1             0.9%                 1
------------------------------------------------------------------------------------------------------------------------------------
   49    Bendetti Industrial Portfolio (9)                                 0.7%             1             0.9%                 3
  49.1   Bendetti Industrial Portfolio-Clauset Business Park               0.4%             1             0.5%
  49.2   Bendetti Industrial Portfolio-Commerce Center                     0.3%             1             0.3%
  49.3   Bendetti Industrial Portfolio-Carmenita Pumice Business Park      0.1%             1             0.1%
   50    Continental Communities - Rolling Hills MHC                       0.7%             2             3.0%                 1
------------------------------------------------------------------------------------------------------------------------------------
   51    Shops at Borders                                                  0.7%             1             0.8%                 1
   52    Hampton Apartment Portfolio (9)                                   0.6%             2             2.7%                 2
  52.1   Hampton Woods                                                     0.4%             2             1.8%
  52.2   Hampton Crossing                                                  0.2%             2             0.9%
   53    Twin Rivers Apartments East Windsor                               0.6%             2             2.5%                 1
------------------------------------------------------------------------------------------------------------------------------------
         2535 - 2635 Camino Del Rio South (Crossed Rollup)                 0.6%             1             0.7%
   54    2535 Camino Del Rio South                                         0.3%             1             0.4%                 1
   55    2635 Camino Del Rio South                                         0.3%             1             0.3%                 1
   56    Hunter's Bluff Apartments                                         0.5%             2             2.4%                 1
   57    35 Fourth Avenue                                                  0.5%             1             0.7%                 1
------------------------------------------------------------------------------------------------------------------------------------
   58    New Hampton Commons                                               0.5%             2             2.4%                 1
   59    Rockaway Gardens                                                  0.5%             2             2.4%                 1
   60    Summerhill Place Apartments                                       0.5%             2             2.3%                 1
   61    Telephone Factory Lofts                                           0.5%             2             2.3%                 1
   62    Ridge Rock Plaza                                                  0.5%             1             0.7%                 1
------------------------------------------------------------------------------------------------------------------------------------
   63    Union Medical Building                                            0.5%             1             0.6%                 1
   64    Tanglewood Plaza                                                  0.5%             1             0.6%                 1
   65    17th Street Promenade                                             0.5%             1             0.6%                 1
   66    T-Mobile USA                                                      0.5%             1             0.6%                 1
   67    Foothills Industrial Park                                         0.5%             1             0.6%                 1
------------------------------------------------------------------------------------------------------------------------------------
   68    Arbors on Chimney Rock                                            0.5%             2             2.1%                 1
   69    3rd Street Village Shops                                          0.4%             1             0.6%                 1
   70    Clarendon Heights Apartments                                      0.4%             2             2.0%                 1
   71    Hilton Garden Inn, Green Bay                                      0.4%             1             0.6%                 1
   72    Chapman Self Storage                                              0.4%             1             0.6%                 1
------------------------------------------------------------------------------------------------------------------------------------
   73    Old Chatham RV Resort                                             0.4%             1             0.6%                 1
   74    Hillside View Apartments                                          0.4%             2             1.8%                 1
   75    Iris Court                                                        0.4%             2             1.8%                 1
   76    Washington Point II Shopping Center                               0.4%             1             0.5%                 1
   77    Shoppes of Paradise Key Phase II                                  0.4%             1             0.5%                 1
------------------------------------------------------------------------------------------------------------------------------------
   78    Brentmoor Place                                                   0.4%             1             0.5%                 1
   79    Best Storage                                                      0.4%             1             0.5%                 1
   80    136-138 West 34th St                                              0.4%             1             0.5%                 1
   81    Hillcrest Medical Park                                            0.4%             1             0.5%                 1
   82    Hampton Creek Apartments                                          0.3%             2             1.5%                 1
------------------------------------------------------------------------------------------------------------------------------------
   83    Greenview Village - Islip                                         0.3%             2             1.5%                 1
   84    Morrison Opera Building                                           0.3%             1             0.4%                 1
   85    8721 Sunset Blvd                                                  0.3%             1             0.4%                 1
   86    Shops at Carlisle                                                 0.3%             1             0.4%                 1
   87    Brook Hollow Apts                                                 0.3%             2             1.3%                 1
------------------------------------------------------------------------------------------------------------------------------------
   88    Capital Garage Apartments                                         0.3%             1             0.4%                 1
   89    Bayshore Plaza (11)                                               0.3%             1             0.4%                 1
   90    Harwood Village Shopping Center                                   0.3%             1             0.4%                 1
   91    Plantation Self Storage                                           0.3%             1             0.3%                 1
   92    Public Storage Stanton                                            0.3%             1             0.3%                 1
------------------------------------------------------------------------------------------------------------------------------------
   93    Self Storage Plus - Elkridge                                      0.3%             1             0.3%                 1
   94    Lockaway Storage Fremont                                          0.3%             1             0.3%                 1
   95    Eckerds Destin                                                    0.2%             1             0.3%                 1
   96    Walgreens - San Antonio                                           0.2%             1             0.3%                 1
   97    Walgreens - Broken Arrow                                          0.2%             1             0.3%                 1
------------------------------------------------------------------------------------------------------------------------------------
         David's Bridal & Kemah Marketplace Portfolio  (Crossed Rollup)    0.2%             1             0.3%
   98    David's Bridal                                                    0.1%             1             0.2%                 1
   99    Kemah Marketplace                                                 0.1%             1             0.1%                 1
  100    Walgreens Birmingham                                              0.2%             1             0.3%                 1
  101    Home Depot - Lompoc, CA (Ground Lease)                            0.2%             1             0.3%                 1
------------------------------------------------------------------------------------------------------------------------------------
  102    Keep Safe Self Storage                                            0.2%             1             0.3%                 1
  103    Westport Plaza Retail Center                                      0.2%             1             0.3%                 1
         Blockbuster Portfolio  (Crossed Rollup)                           0.2%             1             0.3%
  104    Blockbuster Retail Center (A) in Ft. Oglethorpe                   0.1%             1             0.1%                 1
  105    Blockbuster Retail Center in Chattanooga                          0.1%             1             0.1%                 1
------------------------------------------------------------------------------------------------------------------------------------
  106    Lockaway Storage Montclair                                        0.2%             1             0.3%                 1
  107    Walgreens - Bettendorf                                            0.2%             1             0.3%                 1
  108    Juniper Apartments                                                0.2%             2             0.9%                 1
  109    General Washington                                                0.2%             2             0.8%                 1
  110    Greenview West Sayville                                           0.2%             2             0.7%                 1
------------------------------------------------------------------------------------------------------------------------------------
  111    Alexis Court                                                      0.2%             1             0.2%                 1
  112    Heritage Park Apartments                                          0.1%             2             0.7%                 1
  113    Eckerd's - Lafayette                                              0.1%             1             0.2%                 1
  114    NB Handy Building                                                 0.1%             1             0.2%                 1
  115    Magnolia Plaza                                                    0.1%             1             0.2%                 1
------------------------------------------------------------------------------------------------------------------------------------
  116    Frontier Development                                              0.1%             1             0.2%                 1
  117    Pea Ridge Shopping Center                                         0.1%             1             0.2%                 1
  118    Juneau Apartments                                                 0.1%             2             0.5%                 1
  119    Midsouth Self Storage                                             0.1%             1             0.1%                 1

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

        MORTGAGE                       CUT-OFF       GENERAL                  DETAILED
          LOAN            ORIGINAL       DATE        PROPERTY                 PROPERTY
   ID  SELLER (1)          BALANCE    BALANCE (12)   TYPE                     TYPE
----------------------------------------------------------------------------------------------------------------------------------
   1      GACC           95,000,000   95,000,000    Retail                   Anchored
   2      BOFA           85,750,000   85,750,000    Mixed Use                Retail/Office
   3      GECC           72,500,000   72,287,037    Office                   Office
   4      GECC           55,230,000   55,230,000    Office                   Office
   5      GECC           39,400,000   39,180,571    Retail                   Anchored
----------------------------------------------------------------------------------------------------------------------------------
   6      GECC           31,760,000   31,597,782    Retail                   Anchored
   7      GECC           31,600,000   31,572,410    Retail                   Anchored
   8      GACC           27,500,000   27,475,681    Office                   CBD
   9      GECC           27,010,000   27,010,000    Self Storage             Self Storage
  9.1     GECC            6,990,044    6,990,044    Self Storage             Self Storage
----------------------------------------------------------------------------------------------------------------------------------
  9.2     GECC            6,363,960    6,363,960    Self Storage             Self Storage
  9.3     GECC            6,142,989    6,142,989    Self Storage             Self Storage
  9.4     GECC            4,161,617    4,161,617    Self Storage             Self Storage
  9.5     GECC            3,351,391    3,351,391    Self Storage             Self Storage
   10     GECC           27,000,000   27,000,000    Retail                   Anchored
----------------------------------------------------------------------------------------------------------------------------------
   11     GECC           26,100,000   26,100,000    Retail                   Anchored
   12     GACC           22,000,000   22,000,000    Multifamily              Garden Style
   13     GECC           21,698,955   21,673,382    Multifamily              Multifamily (Student Housing)
   14     GECC           20,377,000   20,377,000    Self Storage             Self Storage
  14.1    GECC            8,641,357    8,641,357    Self Storage             Self Storage
----------------------------------------------------------------------------------------------------------------------------------
  14.2    GECC            4,641,428    4,641,428    Self Storage             Self Storage
  14.3    GECC            2,867,874    2,867,874    Self Storage             Self Storage
  14.4    GECC            2,822,592    2,822,592    Self Storage             Self Storage
  14.5    GECC            1,403,749    1,403,749    Self Storage             Self Storage
   15     BOFA           19,995,000   19,995,000    Manufactured Housing     Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------------
   16     GACC           20,000,000   19,960,924    Office                   Office, Operation Centers, and Retail Bank Branches
  16.1    GACC            2,509,601    2,509,601    Office                   Office Space
  16.2    GACC            1,585,384    1,585,384    Office                   Office Space
  16.3    GACC            1,173,092    1,173,092    Office                   Office Space
  16.4    GACC            1,143,911    1,143,911    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
  16.5    GACC              951,314      951,314    Office                   Operations Center
  16.6    GACC              703,272      703,272    Office                   Office Space
  16.7    GACC              569,037      569,037    Office                   Office Space
  16.8    GACC              405,622      405,622    Office                   Operations Center
  16.9    GACC              396,283      396,283    Office                   Operations Center
----------------------------------------------------------------------------------------------------------------------------------
  16.1    GACC              385,195      385,195    Office                   Office Space
 16.11    GACC              382,276      382,276    Office                   Office Space
 16.12    GACC              377,170      377,170    Office                   Operations Center
 16.13    GACC              376,440      376,440    Office                   Office Space
 16.14    GACC              364,768      364,768    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.15    GACC              334,940      334,940    Office                   Operations Center
 16.16    GACC              262,633      262,633    Office                   Office Space
 16.17    GACC              233,451      233,451    Office                   Office Space
 16.18    GACC              218,861      218,861    Office                   Office Space
 16.19    GACC              189,679      189,679    Office                   Operations Center
----------------------------------------------------------------------------------------------------------------------------------
  16.2    GACC              175,088      175,088    Office                   Office Space
 16.21    GACC              173,629      173,629    Office                   Office Space
 16.22    GACC              165,750      165,750    Office                   Office Space
 16.23    GACC              164,583      164,583    Office                   Office Space
 16.24    GACC              151,743      151,743    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.25    GACC              141,238      141,238    Office                   Operations Center
 16.26    GACC              140,071      140,071    Office                   Operations Center
 16.27    GACC              140,071      140,071    Office                   Operations Center
 16.28    GACC              137,153      137,153    Office                   Office Space
 16.29    GACC              134,234      134,234    Office                   Operations Center
----------------------------------------------------------------------------------------------------------------------------------
  16.3    GACC              128,398      128,398    Office                   Office Space
 16.31    GACC              128,398      128,398    Office                   Office Space
 16.32    GACC              126,384      126,384    Office                   Office Space
 16.33    GACC              116,726      116,726    Office                   Office Space
 16.34    GACC              113,807      113,807    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.35    GACC              113,807      113,807    Office                   Office Space
 16.36    GACC              111,647      111,647    Office                   Office Space
 16.37    GACC              109,414      109,414    Office                   Office Space
 16.38    GACC              107,971      107,971    Office                   Office Space
 16.39    GACC              105,053      105,053    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.40    GACC              105,053      105,053    Office                   Office Space
 16.41    GACC              105,053      105,053    Office                   Office Space
 16.42    GACC              102,135      102,135    Office                   Office Space
 16.43    GACC               99,217       99,217    Office                   Operations Center
 16.44    GACC               94,840       94,840    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.45    GACC               94,840       94,840    Office                   Office Space
 16.46    GACC               90,462       90,462    Office                   Office Space
 16.47    GACC               81,708       81,708    Office                   Office Space
 16.48    GACC               80,541       80,541    Office                   Office Space
 16.49    GACC               78,790       78,790    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.50    GACC               77,623       77,623    Office                   Office Space
 16.51    GACC               75,872       75,872    Office                   Office Space
 16.52    GACC               74,413       74,413    Office                   Office Space
 16.53    GACC               71,494       71,494    Office                   Office Space
 16.54    GACC               70,035       70,035    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.55    GACC               68,576       68,576    Office                   Office Space
 16.56    GACC               68,576       68,576    Office                   Office Space
 16.57    GACC               68,284       68,284    Office                   Office Space
 16.58    GACC               65,950       65,950    Office                   Office Space
 16.59    GACC               64,199       64,199    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.60    GACC               64,199       64,199    Office                   Office Space
 16.61    GACC               64,199       64,199    Office                   Office Space
 16.62    GACC               62,156       62,156    Office                   Office Space
 16.63    GACC               61,281       61,281    Office                   Office Space
 16.64    GACC               61,281       61,281    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.65    GACC               61,281       61,281    Office                   Office Space
 16.66    GACC               61,281       61,281    Office                   Office Space
 16.67    GACC               60,114       60,114    Office                   Operations Center
 16.68    GACC               59,530       59,530    Office                   Office Space
 16.69    GACC               56,174       56,174    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.70    GACC               55,445       55,445    Office                   Office Space
 16.71    GACC               55,445       55,445    Office                   Office Space
 16.72    GACC               52,527       52,527    Office                   Office Space
 16.73    GACC               52,527       52,527    Office                   Office Space
 16.74    GACC               50,338       50,338    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.75    GACC               49,608       49,608    Office                   Office Space
 16.76    GACC               49,608       49,608    Office                   Office Space
 16.77    GACC               49,608       49,608    Office                   Office Space
 16.78    GACC               46,892       46,892    Office                   Office Space
 16.79    GACC               45,815       45,815    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.80    GACC               45,231       45,231    Office                   Office Space
 16.81    GACC               44,648       44,648    Office                   Office Space
 16.82    GACC               43,772       43,772    Office                   Office Space
 16.83    GACC               43,772       43,772    Office                   Office Space
 16.84    GACC               43,772       43,772    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.85    GACC               42,897       42,897    Mixed Use                Office/Retail
 16.86    GACC               42,313       42,313    Office                   Office Space
 16.87    GACC               41,729       41,729    Office                   Office Space
 16.88    GACC               41,438       41,438    Office                   Office Space
 16.89    GACC               41,146       41,146    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.90    GACC               40,854       40,854    Office                   Office Space
 16.91    GACC               40,854       40,854    Mixed Use                Office/Retail
 16.92    GACC               40,270       40,270    Office                   Office Space
 16.93    GACC               40,270       40,270    Office                   Office Space
 16.94    GACC               39,687       39,687    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.95    GACC               39,687       39,687    Mixed Use                Office/Retail
 16.96    GACC               38,665       38,665    Office                   Office Space
 16.97    GACC               37,936       37,936    Mixed Use                Office/Retail
 16.98    GACC               37,936       37,936    Mixed Use                Office/Retail
 16.99    GACC               37,206       37,206    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.100   GACC               36,477       36,477    Mixed Use                Office/Retail
 16.101   GACC               35,018       35,018    Office                   Office Space
 16.102   GACC               35,018       35,018    Office                   Office Space
 16.103   GACC               35,018       35,018    Office                   Office Space
 16.104   GACC               34,726       34,726    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.105   GACC               33,559       33,559    Mixed Use                Office/Retail
 16.106   GACC               33,267       33,267    Mixed Use                Office/Retail
 16.107   GACC               32,100       32,100    Mixed Use                Office/Retail
 16.108   GACC               32,100       32,100    Mixed Use                Office/Retail
 16.109   GACC               32,100       32,100    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.110   GACC               31,808       31,808    Mixed Use                Office/Retail
 16.111   GACC               30,640       30,640    Mixed Use                Office/Retail
 16.112   GACC               29,473       29,473    Mixed Use                Office/Retail
 16.113   GACC               29,181       29,181    Mixed Use                Office/Retail
 16.114   GACC               29,181       29,181    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.115   GACC               29,181       29,181    Office                   Office Space
 16.116   GACC               29,181       29,181    Mixed Use                Office/Retail
 16.117   GACC               26,993       26,993    Mixed Use                Office/Retail
 16.118   GACC               26,263       26,263    Mixed Use                Office/Retail
 16.119   GACC               26,263       26,263    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.120   GACC               26,263       26,263    Mixed Use                Office/Retail
 16.121   GACC               26,263       26,263    Office                   Office Space
 16.122   GACC               26,263       26,263    Mixed Use                Office/Retail
 16.123   GACC               25,534       25,534    Office                   Office Space
 16.124   GACC               24,804       24,804    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.125   GACC               24,562       24,562    Office                   Office Space
 16.126   GACC               24,075       24,075    Office                   Office Space
 16.127   GACC               24,075       24,075    Office                   Office Space
 16.128   GACC               23,446       23,446    Office                   Office Space
 16.129   GACC               23,345       23,345    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.130   GACC               23,345       23,345    Office                   Office Space
 16.131   GACC               22,329       22,329    Office                   Office Space
 16.132   GACC               21,213       21,213    Office                   Office Space
 16.133   GACC               21,157       21,157    Office                   Office Space
 16.134   GACC               21,011       21,011    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.135   GACC               20,427       20,427    Mixed Use                Office/Retail
 16.136   GACC               20,135       20,135    Mixed Use                Office/Retail
 16.137   GACC               18,968       18,968    Mixed Use                Office/Retail
 16.138   GACC               17,863       17,863    Office                   Office Space
 16.139   GACC               16,189       16,189    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.140   GACC               15,758       15,758    Mixed Use                Office/Retail
 16.141   GACC               14,591       14,591    Office                   Office Space
 16.142   GACC               12,402       12,402    Mixed Use                Office/Retail
 16.143   GACC               10,213       10,213    Mixed Use                Banking Center
 16.144   GACC                    -            -    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
 16.145   GACC                    -            -    Office                   Office Space
 16.146   GACC                    -            -    Office                   Office Space
 16.147   GACC                    -            -    Mixed Use                Office/Retail
 16.148   GACC                    -            -    Mixed Use                Office/Retail
 16.149   GACC                    -            -    Office                   Office Space
----------------------------------------------------------------------------------------------------------------------------------
 16.150   GACC                    -            -    Mixed Use                Office/Retail
 16.151   GACC                    -            -    Office                   Office Space
   17     GACC           19,270,000   19,270,000    Retail                   Shadow Anchored
   18     BOFA           18,500,000   18,500,000    Multifamily              Garden Style
   19     GECC           18,480,000   18,431,402    Mixed Use                Office/Retail
----------------------------------------------------------------------------------------------------------------------------------
   20     GECC           18,175,000   18,134,805    Multifamily              Multifamily
   21     BOFA           17,400,000   17,400,000    Industrial               Distribution
   22     GECC           17,000,000   16,920,415    Industrial               Industrial - Office/Warehouse
   23     GACC           16,800,000   16,800,000    Multifamily              Conventional
   24     BOFA           16,560,000   16,545,084    Manufactured Housing     Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------------
   25     GECC           16,616,000   16,456,929    Multifamily              Multifamily
   26     GECC           16,200,000   16,200,000    Office                   Medical Office
   27     GACC           16,100,000   16,100,000    Multifamily              Conventional
   28     GECC           14,700,000   14,686,018    Retail                   Anchored
   29     BOFA           14,592,788   14,592,788    Manufactured Housing     Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------------
   30     GECC           14,000,000   13,987,365    Retail                   Shadow Anchored
   31     GECC           13,900,000   13,827,202    Multifamily              Multifamily
   32     GECC           13,680,000   13,624,865    Multifamily              Multifamily
   33     GECC           13,200,000   13,160,243    Retail                   Anchored
   34     GECC           12,900,000   12,861,227    Retail                   Anchored
----------------------------------------------------------------------------------------------------------------------------------
   35     BOFA           12,714,829   12,646,420    Manufactured Housing     Manufactured Housing
   36     GECC           12,500,000   12,500,000    Retail                   Anchored
   37     GECC           11,850,000   11,795,076    Office                   Office
          GECC           11,400,000   11,384,492    Retail                   Anchored
   38     GECC            7,500,000    7,489,798    Retail                   Anchored
----------------------------------------------------------------------------------------------------------------------------------
   39     GECC            3,900,000    3,894,695    Retail                   Anchored
   40     BOFA           11,040,000   11,040,000    Manufactured Housing     Manufactured Housing
   41     GECC           10,925,385   10,912,509    Multifamily              Multifamily (Student Housing)
   42     BOFA           10,875,000   10,866,057    Retail                   Unanchored
   43     BOFA           10,800,000   10,741,894    Manufactured Housing     Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------------
   44     GECC           10,664,000   10,561,910    Multifamily              Multifamily
   45     GECC           10,200,000   10,166,782    Manufactured Housing     Manufactured Housing
   46     GECC           10,120,000   10,089,074    Retail                   Anchored
   47     GECC           10,093,000   10,064,576    Multifamily              Multifamily
   48     GECC           10,000,000    9,961,581    Retail                   Anchored
----------------------------------------------------------------------------------------------------------------------------------
   49     BOFA            9,800,000    9,790,702    Industrial               Dist/Warehouse
  49.1    BOFA            4,875,000    4,870,375    Industrial               Dist/Warehouse
  49.2    BOFA            3,710,000    3,706,480    Industrial               Dist/Warehouse
  49.3    BOFA            1,215,000    1,213,847    Industrial               Dist/Warehouse
   50     BOFA            9,249,000    9,226,675    Manufactured Housing     Manufactured Housing
----------------------------------------------------------------------------------------------------------------------------------
   51     GECC            9,000,000    8,971,399    Retail                   Anchored
   52     BOFA            8,320,000    8,312,205    Multifamily              Garden Style
  52.1    BOFA            5,600,000    5,594,753    Multifamily              Garden Style
  52.2    BOFA            2,720,000    2,717,452    Multifamily              Garden Style
   53     GECC            7,750,000    7,729,016    Multifamily              Multifamily
----------------------------------------------------------------------------------------------------------------------------------
          GACC            7,675,000    7,675,000    Office                   Suburban
   54     GACC            4,075,000    4,075,000    Office                   Suburban
   55     GACC            3,600,000    3,600,000    Office                   Suburban
   56     GACC            7,500,000    7,500,000    Multifamily              Conventional
   57     GACC            7,500,000    7,500,000    Office                   CBD
----------------------------------------------------------------------------------------------------------------------------------
   58     GECC            7,500,000    7,483,599    Multifamily              Multifamily
   59     GECC            7,500,000    7,469,725    Multifamily              Multifamily
   60     GECC            7,120,000    7,120,000    Multifamily              Multifamily
   61     GECC            7,040,000    7,018,928    Multifamily              Multifamily
   62     GECC            9,700,000    6,993,160    Retail                   Anchored
----------------------------------------------------------------------------------------------------------------------------------
   63     GECC            6,900,000    6,880,195    Office                   Medical Office
   64     GECC            6,800,000    6,800,000    Retail                   Shadow Anchored
   65     GECC            6,750,000    6,750,000    Retail                   Shadow Anchored
   66     BOFA            6,570,000    6,564,239    Office                   Suburban
   67     GECC            6,486,000    6,454,474    Industrial               Industrial - Office/Warehouse
----------------------------------------------------------------------------------------------------------------------------------
   68     BOFA            6,400,000    6,385,649    Multifamily              Garden Style
   69     GECC            6,150,000    6,116,937    Retail                   Unanchored
   70     BOFA            6,100,000    6,094,255    Multifamily              Garden Style
   71     GECC            6,100,000    6,092,275    Hotel                    Hotel - Limited Service
   72     GECC            6,100,000    6,073,494    Self Storage             Self Storage
----------------------------------------------------------------------------------------------------------------------------------
   73     GECC            6,000,000    6,000,000    Manufactured Housing     Manufactured Housing
   74     GECC            5,700,000    5,682,144    Multifamily              Multifamily
   75     GECC            5,680,000    5,680,000    Multifamily              Multifamily
   76     GECC            5,550,000    5,550,000    Retail                   Shadow Anchored
   77     BOFA            5,500,000    5,500,000    Retail                   Grocery & Drug  Anchored
----------------------------------------------------------------------------------------------------------------------------------
   78     GECC            5,400,000    5,383,803    Multifamily              Multifamily
   79     BOFA            5,350,000    5,283,848    Self Storage             Self Storage
   80     GECC            5,000,000    4,994,946    Retail                   Shadow Anchored
   81     GECC            4,900,000    4,881,175    Office                   Medical Office
   82     GECC            4,700,000    4,679,036    Multifamily              Multifamily
----------------------------------------------------------------------------------------------------------------------------------
   83     GECC            4,700,000    4,666,702    Multifamily              Multifamily
   84     GECC            4,500,000    4,487,075    Office                   Office
   85     GECC            4,250,000    4,226,929    Office                   Office
   86     GECC            4,050,000    4,038,326    Retail                   Unanchored
   87     GECC            4,000,000    3,991,302    Multifamily              Multifamily
----------------------------------------------------------------------------------------------------------------------------------
   88     GECC            4,000,000    3,985,883    Multifamily              Multifamily (Student Housing)
   89     GECC            4,000,000    3,985,690    Retail                   Shadow Anchored
   90     GECC            3,900,000    3,883,247    Retail                   Unanchored
   91     GECC            3,700,000    3,685,079    Self Storage             Self Storage
   92     GECC            3,685,000    3,670,214    Self Storage             Self Storage
----------------------------------------------------------------------------------------------------------------------------------
   93     GECC            3,650,000    3,624,583    Self Storage             Self Storage
   94     GECC            3,592,000    3,592,000    Self Storage             Self Storage
   95     GECC            3,300,000    3,278,886    Retail                   Anchored
   96     GECC            3,203,000    3,192,832    Retail                   Anchored
   97     GECC            3,100,000    3,091,121    Retail                   Anchored
----------------------------------------------------------------------------------------------------------------------------------
          GECC            3,030,000    3,030,000    Retail                   Shadow Anchored
   98     GECC            1,700,000    1,700,000    Retail                   Shadow Anchored
   99     GECC            1,330,000    1,330,000    Retail                   Shadow Anchored
  100     GECC            3,000,000    2,991,605    Retail                   Anchored
  101     BOFA            3,000,000    2,990,870    Retail                   Anchored
----------------------------------------------------------------------------------------------------------------------------------
  102     GECC            2,800,000    2,788,840    Self Storage             Self Storage
  103     GECC            2,750,000    2,750,000    Retail                   Unanchored
          GECC            2,750,000    2,738,591    Retail                   Shadow Anchored
  104     GECC            1,500,000    1,493,777    Retail                   Shadow Anchored
  105     GECC            1,250,000    1,244,814    Retail                   Shadow Anchored
----------------------------------------------------------------------------------------------------------------------------------
  106     GECC            2,722,000    2,722,000    Self Storage             Self Storage
  107     GECC            2,700,000    2,691,719    Retail                   Anchored
  108     BOFA            2,640,000    2,631,032    Multifamily              Garden Style
  109     GECC            2,500,000    2,500,000    Multifamily              Multifamily
  110     GECC            2,300,000    2,283,705    Multifamily              Multifamily
----------------------------------------------------------------------------------------------------------------------------------
  111     GECC            2,120,000    2,105,508    Retail                   Shadow Anchored
  112     GECC            2,050,000    2,045,475    Multifamily              Multifamily
  113     GECC            2,000,000    1,985,624    Retail                   Anchored
  114     GECC            1,925,000    1,912,653    Industrial               Industrial - Office/Warehouse
  115     GECC            1,760,000    1,753,238    Retail                   Shadow Anchored
----------------------------------------------------------------------------------------------------------------------------------
  116     GECC            1,700,000    1,695,223    Retail                   Shadow Anchored
  117     GECC            1,680,000    1,678,526    Retail                   Anchored
  118     BOFA            1,560,000    1,554,700    Multifamily              Garden Style
  119     GECC            1,087,000    1,082,538    Self Storage             Self Storage

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

                                            INTEREST         ORIGINAL          STATED REMAINING         ORIGINAL
           INTEREST     ADMINISTRATIVE      ACCRUAL      TERM TO MATURITY      TERM TO MATURITY       AMORTIZATION
   ID      RATE (8)        FEE RATE          BASIS            (MOS.)                 (MOS.)           TERM (MOS.)
----------------------------------------------------------------------------------------------------------------------
   1        5.224%          0.0317%          30/360             120                   119                 360
   2        4.332%          0.0417%        Actual/360           120                   119                 360
   3        5.830%          0.0317%        Actual/360           120                   117                 360
   4        6.020%          0.0317%        Actual/360           120                   117                 360
   5        5.710%          0.0917%        Actual/360           84                    78                  360
----------------------------------------------------------------------------------------------------------------------
   6        5.600%          0.0317%        Actual/360           120                   115                 360
   7        5.800%          0.0317%        Actual/360           120                   119                 360
   8        5.750%          0.0317%        Actual/360           120                   119                 360
   9        4.700%          0.0317%        Actual/360           60                    60                  300
  9.1
----------------------------------------------------------------------------------------------------------------------
  9.2
  9.3
  9.4
  9.5
   10       4.750%          0.0317%        Actual/360           120                   120                  0
----------------------------------------------------------------------------------------------------------------------
   11       5.960%          0.0317%        Actual/360           120                   115                 360
   12       5.228%          0.0317%        Actual/360           84                    84                  360
   13       4.550%          0.0317%        Actual/360           60                    59                  360
   14       4.700%          0.0317%        Actual/360           60                    60                  300
  14.1
----------------------------------------------------------------------------------------------------------------------
  14.2
  14.3
  14.4
  14.5
   15       5.668%          0.1217%        Actual/360           120                   118                 360
----------------------------------------------------------------------------------------------------------------------
   16       5.489%          0.0317%        Actual/360           120                   116                 330
  16.1
  16.2
  16.3
  16.4
----------------------------------------------------------------------------------------------------------------------
  16.5
  16.6
  16.7
  16.8
  16.9
----------------------------------------------------------------------------------------------------------------------
  16.1
 16.11
 16.12
 16.13
 16.14
----------------------------------------------------------------------------------------------------------------------
 16.15
 16.16
 16.17
 16.18
 16.19
----------------------------------------------------------------------------------------------------------------------
  16.2
 16.21
 16.22
 16.23
 16.24
----------------------------------------------------------------------------------------------------------------------
 16.25
 16.26
 16.27
 16.28
 16.29
----------------------------------------------------------------------------------------------------------------------
  16.3
 16.31
 16.32
 16.33
 16.34
----------------------------------------------------------------------------------------------------------------------
 16.35
 16.36
 16.37
 16.38
 16.39
----------------------------------------------------------------------------------------------------------------------
 16.40
 16.41
 16.42
 16.43
 16.44
----------------------------------------------------------------------------------------------------------------------
 16.45
 16.46
 16.47
 16.48
 16.49
----------------------------------------------------------------------------------------------------------------------
 16.50
 16.51
 16.52
 16.53
 16.54
----------------------------------------------------------------------------------------------------------------------
 16.55
 16.56
 16.57
 16.58
 16.59
----------------------------------------------------------------------------------------------------------------------
 16.60
 16.61
 16.62
 16.63
 16.64
----------------------------------------------------------------------------------------------------------------------
 16.65
 16.66
 16.67
 16.68
 16.69
----------------------------------------------------------------------------------------------------------------------
 16.70
 16.71
 16.72
 16.73
 16.74
----------------------------------------------------------------------------------------------------------------------
 16.75
 16.76
 16.77
 16.78
 16.79
----------------------------------------------------------------------------------------------------------------------
 16.80
 16.81
 16.82
 16.83
 16.84
----------------------------------------------------------------------------------------------------------------------
 16.85
 16.86
 16.87
 16.88
 16.89
----------------------------------------------------------------------------------------------------------------------
 16.90
 16.91
 16.92
 16.93
 16.94
----------------------------------------------------------------------------------------------------------------------
 16.95
 16.96
 16.97
 16.98
 16.99
----------------------------------------------------------------------------------------------------------------------
 16.100
 16.101
 16.102
 16.103
 16.104
----------------------------------------------------------------------------------------------------------------------
 16.105
 16.106
 16.107
 16.108
 16.109
----------------------------------------------------------------------------------------------------------------------
 16.110
 16.111
 16.112
 16.113
 16.114
----------------------------------------------------------------------------------------------------------------------
 16.115
 16.116
 16.117
 16.118
 16.119
----------------------------------------------------------------------------------------------------------------------
 16.120
 16.121
 16.122
 16.123
 16.124
----------------------------------------------------------------------------------------------------------------------
 16.125
 16.126
 16.127
 16.128
 16.129
----------------------------------------------------------------------------------------------------------------------
 16.130
 16.131
 16.132
 16.133
 16.134
----------------------------------------------------------------------------------------------------------------------
 16.135
 16.136
 16.137
 16.138
 16.139
----------------------------------------------------------------------------------------------------------------------
 16.140
 16.141
 16.142
 16.143
 16.144
----------------------------------------------------------------------------------------------------------------------
 16.145
 16.146
 16.147
 16.148
 16.149
----------------------------------------------------------------------------------------------------------------------
 16.150
 16.151
   17       5.450%          0.0317%        Actual/360           120                   120                 360
   18       4.674%          0.1217%        Actual/360           60                    60                  360
   19       6.350%          0.0317%        Actual/360           120                   117                 360
----------------------------------------------------------------------------------------------------------------------
   20       5.460%          0.0317%        Actual/360           120                   118                 360
   21       5.510%          0.1217%        Actual/360           120                   119                  0
   22       6.010%          0.0317%        Actual/360           120                   115                 360
   23       5.310%          0.0317%        Actual/360           120                   119                 360
   24       5.678%          0.1217%        Actual/360           120                   119                 360
----------------------------------------------------------------------------------------------------------------------
   25       4.150%          0.0317%        Actual/360           120                   113                 360
   26       5.870%          0.0317%        Actual/360           120                   120                 360
   27       5.500%          0.0317%        Actual/360           120                   120                 360
   28       5.460%          0.0917%        Actual/360           120                   119                 360
   29       5.715%          0.1217%        Actual/360           84                    79                  360
----------------------------------------------------------------------------------------------------------------------
   30       5.670%          0.0317%        Actual/360           119                   118                 360
   31       5.480%          0.0317%        Actual/360           120                   115                 360
   32       5.580%          0.0317%        Actual/360           120                   116                 360
   33       5.710%          0.0317%        Actual/360           120                   117                 360
   34       5.720%          0.0317%        Actual/360           120                   117                 360
----------------------------------------------------------------------------------------------------------------------
   35       5.350%          0.1217%        Actual/360           60                    55                  360
   36       5.880%          0.0317%        Actual/360           84                    84                  240
   37       5.440%          0.0317%        Actual/360           120                   118                 240
            5.670%          0.0317%        Actual/360           120                   119                 300
   38       5.670%          0.0317%        Actual/360           120                   119                 300
----------------------------------------------------------------------------------------------------------------------
   39       5.670%          0.0317%        Actual/360           120                   119                 300
   40       6.020%          0.1217%        Actual/360           120                   115                 360
   41       4.550%          0.0317%        Actual/360           60                    59                  360
   42       6.030%          0.0717%        Actual/360           120                   119                 360
   43       5.350%          0.1217%        Actual/360           60                    55                  360
----------------------------------------------------------------------------------------------------------------------
   44       4.150%          0.0317%        Actual/360           120                   113                 360
   45       5.330%          0.0317%        Actual/360           84                    81                  360
   46       5.640%          0.0317%        Actual/360           120                   117                 360
   47       6.030%          0.0317%        Actual/360           120                   117                 360
   48       5.800%          0.0317%        Actual/360           120                   116                 360
----------------------------------------------------------------------------------------------------------------------
   49       5.470%          0.1217%        Actual/360           120                   119                 360
  49.1
  49.2
  49.3
   50       4.989%          0.1217%        Actual/360           60                    58                  360
----------------------------------------------------------------------------------------------------------------------
   51       5.450%          0.0917%        Actual/360           120                   117                 360
   52       5.521%          0.1217%        Actual/360           120                   119                 360
  52.1
  52.2
   53       5.490%          0.0317%        Actual/360           120                   118                 324
----------------------------------------------------------------------------------------------------------------------
            5.810%          0.0617%        Actual/360           120                   120                 336
   54       5.810%          0.0617%        Actual/360           120                   120                 336
   55       5.810%          0.0617%        Actual/360           120                   120                 336
   56       5.350%          0.0317%        Actual/360           120                   120                 324
   57       5.700%          0.0617%        Actual/360           120                   120                 360
----------------------------------------------------------------------------------------------------------------------
   58       5.520%          0.1017%        Actual/360           120                   118                 360
   59       5.470%          0.0317%        Actual/360           120                   117                 324
   60       5.100%          0.0317%        Actual/360           60                    56                  360
   61       5.740%          0.0317%        Actual/360           120                   117                 360
   62       5.810%          0.1017%        Actual/360           132                   114                 360
----------------------------------------------------------------------------------------------------------------------
   63       5.940%          0.1017%        Actual/360           120                   117                 360
   64       5.250%          0.1017%        Actual/360           84                    84                  276
   65       5.760%          0.0317%        Actual/360           120                   119                 360
   66       5.783%          0.1217%        Actual/360           135                   134                 360
   67       6.210%          0.0317%        Actual/360           120                   116                 312
----------------------------------------------------------------------------------------------------------------------
   68       5.386%          0.0817%        Actual/360           120                   118                 360
   69       6.110%          0.0317%        Actual/360           120                   116                 300
   70       5.500%          0.1217%        Actual/360           120                   119                 360
   71       6.040%          0.0317%        Actual/360           120                   119                 300
   72       5.770%          0.0317%        Actual/360           120                   117                 300
----------------------------------------------------------------------------------------------------------------------
   73       4.990%          0.0317%        Actual/360           60                    60                  300
   74       5.520%          0.0317%        Actual/360           120                   117                 360
   75       4.840%          0.0317%        Actual/360           84                    84                  360
   76       5.470%          0.0317%        Actual/360           84                    83                  360
   77       5.407%          0.1217%        Actual/360           100                   100                 360
----------------------------------------------------------------------------------------------------------------------
   78       5.730%          0.0317%        Actual/360           120                   117                 360
   79       5.340%          0.0817%        Actual/360           120                   112                 300
   80       5.210%          0.0317%        Actual/360           120                   119                 360
   81       5.800%          0.0317%        Actual/360           120                   116                 360
   82       5.610%          0.1017%        Actual/360           120                   117                 300
----------------------------------------------------------------------------------------------------------------------
   83       5.680%          0.0317%        Actual/360           180                   178                 180
   84       6.050%          0.0317%        Actual/360           120                   118                 300
   85       5.900%          0.0317%        Actual/360           120                   117                 264
   86       5.920%          0.0317%        Actual/360           120                   117                 360
   87       5.550%          0.0317%        Actual/360           120                   118                 360
----------------------------------------------------------------------------------------------------------------------
   88       4.930%          0.0317%        Actual/360           60                    57                  360
   89       5.990%          0.0317%        Actual/360           120                   117                 324
   90       5.840%          0.0317%        Actual/360           60                    57                  300
   91       6.220%          0.0917%        Actual/360           120                   117                 300
   92       6.250%          0.0317%        Actual/360           120                   117                 300
----------------------------------------------------------------------------------------------------------------------
   93       5.990%          0.0317%        Actual/360           120                   115                 300
   94       5.750%          0.0317%        Actual/360           120                   120                 300
   95       5.950%          0.0917%        Actual/360           120                   117                 240
   96       5.900%          0.0317%        Actual/360           120                   118                 288
   97       5.950%          0.0317%        Actual/360           120                   117                 360
----------------------------------------------------------------------------------------------------------------------
            5.950%          0.0317%        Actual/360           120                   120                 360
   98       5.950%          0.0317%        Actual/360           120                   120                 360
   99       5.950%          0.0317%        Actual/360           120                   120                 360
  100       6.060%          0.0317%        Actual/360           120                   117                 360
  101       5.660%          0.1217%        Actual/360           120                   117                 360
----------------------------------------------------------------------------------------------------------------------
  102       6.290%          0.0917%        Actual/360           120                   117                 300
  103       5.450%          0.0317%        Actual/360           120                   119                 300
            6.050%          0.1017%        Actual/360           120                   117                 300
  104       6.050%          0.1017%        Actual/360           120                   117                 300
  105       6.050%          0.1017%        Actual/360           120                   117                 300
----------------------------------------------------------------------------------------------------------------------
  106       5.750%          0.0317%        Actual/360           120                   120                 300
  107       5.620%          0.0317%        Actual/360           120                   118                 300
  108       5.121%          0.1217%        Actual/360           60                    57                  360
  109       4.840%          0.0317%        Actual/360           84                    84                  360
  110       5.680%          0.0317%        Actual/360           180                   178                 180
----------------------------------------------------------------------------------------------------------------------
  111       6.100%          0.0917%        Actual/360           120                   115                 300
  112       5.470%          0.0317%        Actual/360           120                   118                 360
  113       5.800%          0.0317%        Actual/360           120                   115                 300
  114       5.930%          0.1017%        Actual/360           120                   117                 240
  115       5.800%          0.0317%        Actual/360           120                   116                 360
----------------------------------------------------------------------------------------------------------------------
  116       6.040%          0.0317%        Actual/360           120                   117                 360
  117       5.780%          0.0317%        Actual/360           120                   119                 360
  118       5.121%          0.1217%        Actual/360           60                    57                  360
  119       6.470%          0.0917%        Actual/360           120                   118                 240

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

           REMAINING          FIRST                         ANNUAL        MONTHLY       REMAINING
          AMORTIZATION       PAYMENT    MATURITY / ARD       DEBT           DEBT      INTEREST ONLY
   ID   TERM (MOS.) (13)      DATE           DATE         SERVICE (2)    SERVICE (2)   PERIOD (MOS.)       LOCKBOX (3)
------------------------------------------------------------------------------------------------------------------------------------
   1          360           4/1/2004       3/1/2014        6,276,776      523,065           23       Hard
   2          360           4/1/2004       3/1/2014        4,904,300      408,692           23       Hard
   3          357           2/1/2004       1/1/2014        5,121,384      426,782                    Hard
   4          360           2/1/2004       1/1/2014        3,982,107      331,842           21       Hard
   5          354           11/1/2003      10/1/2010       2,748,954      229,079                    No
------------------------------------------------------------------------------------------------------------------------------------
   6          355           12/1/2003      11/1/2013       2,187,930      182,327                    No
   7          359           4/1/2004       3/1/2014        2,224,968      185,414                    No
   8          359           4/1/2004       3/1/2014        1,925,790      160,483                    Hard
   9          300           5/1/2004       4/1/2009        1,838,555      153,213                    No
  9.1
------------------------------------------------------------------------------------------------------------------------------------
  9.2
  9.3
  9.4
  9.5
   10          0            5/1/2004       4/1/2014        1,300,313      108,359          120       Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
   11         360           12/1/2003      11/1/2013       1,869,745      155,812           19       No
   12         360           5/1/2004       4/1/2011        1,454,223      121,185                    Soft at Closing, Springing Hard
   13         359           4/1/2004       2/28/2009       1,327,092      110,591                    No
   14         300           5/1/2004       4/1/2009        1,387,051      115,588                    No
  14.1
------------------------------------------------------------------------------------------------------------------------------------
  14.2
  14.3
  14.4
  14.5
   15         360           3/1/2004       2/1/2014        1,387,751      115,646           22       No
------------------------------------------------------------------------------------------------------------------------------------
   16         329           1/1/2004       12/1/2013       1,411,884      117,657           14       Hard
  16.1
  16.2
  16.3
  16.4
------------------------------------------------------------------------------------------------------------------------------------
  16.5
  16.6
  16.7
  16.8
  16.9
------------------------------------------------------------------------------------------------------------------------------------
  16.1
 16.11
 16.12
 16.13
 16.14
------------------------------------------------------------------------------------------------------------------------------------
 16.15
 16.16
 16.17
 16.18
 16.19
------------------------------------------------------------------------------------------------------------------------------------
  16.2
 16.21
 16.22
 16.23
 16.24
------------------------------------------------------------------------------------------------------------------------------------
 16.25
 16.26
 16.27
 16.28
 16.29
------------------------------------------------------------------------------------------------------------------------------------
  16.3
 16.31
 16.32
 16.33
 16.34
------------------------------------------------------------------------------------------------------------------------------------
 16.35
 16.36
 16.37
 16.38
 16.39
------------------------------------------------------------------------------------------------------------------------------------
 16.40
 16.41
 16.42
 16.43
 16.44
------------------------------------------------------------------------------------------------------------------------------------
 16.45
 16.46
 16.47
 16.48
 16.49
------------------------------------------------------------------------------------------------------------------------------------
 16.50
 16.51
 16.52
 16.53
 16.54
------------------------------------------------------------------------------------------------------------------------------------
 16.55
 16.56
 16.57
 16.58
 16.59
------------------------------------------------------------------------------------------------------------------------------------
 16.60
 16.61
 16.62
 16.63
 16.64
------------------------------------------------------------------------------------------------------------------------------------
 16.65
 16.66
 16.67
 16.68
 16.69
------------------------------------------------------------------------------------------------------------------------------------
 16.70
 16.71
 16.72
 16.73
 16.74
------------------------------------------------------------------------------------------------------------------------------------
 16.75
 16.76
 16.77
 16.78
 16.79
------------------------------------------------------------------------------------------------------------------------------------
 16.80
 16.81
 16.82
 16.83
 16.84
------------------------------------------------------------------------------------------------------------------------------------
 16.85
 16.86
 16.87
 16.88
 16.89
------------------------------------------------------------------------------------------------------------------------------------
 16.90
 16.91
 16.92
 16.93
 16.94
------------------------------------------------------------------------------------------------------------------------------------
 16.95
 16.96
 16.97
 16.98
 16.99
------------------------------------------------------------------------------------------------------------------------------------
 16.100
 16.101
 16.102
 16.103
 16.104
------------------------------------------------------------------------------------------------------------------------------------
 16.105
 16.106
 16.107
 16.108
 16.109
------------------------------------------------------------------------------------------------------------------------------------
 16.110
 16.111
 16.112
 16.113
 16.114
------------------------------------------------------------------------------------------------------------------------------------
 16.115
 16.116
 16.117
 16.118
 16.119
------------------------------------------------------------------------------------------------------------------------------------
 16.120
 16.121
 16.122
 16.123
 16.124
------------------------------------------------------------------------------------------------------------------------------------
 16.125
 16.126
 16.127
 16.128
 16.129
------------------------------------------------------------------------------------------------------------------------------------
 16.130
 16.131
 16.132
 16.133
 16.134
------------------------------------------------------------------------------------------------------------------------------------
 16.135
 16.136
 16.137
 16.138
 16.139
------------------------------------------------------------------------------------------------------------------------------------
 16.140
 16.141
 16.142
 16.143
 16.144
------------------------------------------------------------------------------------------------------------------------------------
 16.145
 16.146
 16.147
 16.148
 16.149
------------------------------------------------------------------------------------------------------------------------------------
 16.150
 16.151
   17         360           5/1/2004       4/1/2014        1,305,710      108,809                    Soft at Closing, Springing Hard
   18         360           5/1/2004       4/1/2009        1,147,909       95,659           24       No
   19         357           2/1/2004       1/1/2014        1,379,870      114,989                    No
------------------------------------------------------------------------------------------------------------------------------------
   20         358           3/1/2004       2/1/2014        1,232,880      102,740                    No
   21          0            4/1/2004       3/1/2014          972,056       81,005          119       Hard
   22         355           12/1/2003      11/1/2013       1,224,395      102,033                    Springing Hard
   23         360           4/1/2004       3/1/2014        1,120,746       93,396           34       No
   24         359           4/1/2004       3/1/2014        1,150,565       95,880                    No
------------------------------------------------------------------------------------------------------------------------------------
   25         353           10/1/2003      9/1/2013          969,251       80,771                    No
   26         360           5/1/2004       4/1/2014        1,149,328       95,777                    Springing Hard
   27         360           5/1/2004       4/1/2014        1,096,968       91,414                    No
   28         359           4/1/2004       3/1/2014          997,157       83,096                    No
   29         360           12/1/2003      11/1/2010       1,018,024       84,835            7       Soft
------------------------------------------------------------------------------------------------------------------------------------
   30         359           4/1/2004       2/1/2014          971,881       80,990                    No
   31         355           12/1/2003      11/1/2013         944,980       78,748                    No
   32         356           1/1/2004       12/1/2013         940,339       78,362                    No
   33         357           2/1/2004       1/1/2014          920,358       76,697                    No
   34         357           2/1/2004       1/1/2014          900,423       75,035                    No
------------------------------------------------------------------------------------------------------------------------------------
   35         355           12/1/2003      11/1/2008         852,016       71,001                    Soft
   36         240           5/1/2004       4/1/2011        1,064,288       88,691                    Hard
   37         238           3/1/2004       2/1/2014          973,363       81,114                    No
              299           4/1/2004       3/1/2014          854,016       71,168                    No
   38         299           4/1/2004       3/1/2014          561,853       46,821                    No
------------------------------------------------------------------------------------------------------------------------------------
   39         299           4/1/2004       3/1/2014          292,164       24,347                    No
   40         360           12/1/2003      11/1/2013         795,989       66,332           19       Soft
   41         359           4/1/2004       2/28/2009         668,188       55,682                    No
   42         359           4/1/2004       3/1/2014          784,932       65,411                    No
   43         355           12/1/2003      11/1/2008         723,704       60,309                    Soft
------------------------------------------------------------------------------------------------------------------------------------
   44         353           10/1/2003      9/1/2013          622,057       51,838                    No
   45         357           2/1/2004       1/1/2011          681,975       56,831                    No
   46         357           2/1/2004       1/1/2014          700,228       58,352                    No
   47         357           2/1/2004       1/1/2014          728,489       60,707                    No
   48         356           1/1/2004       12/1/2013         704,104       58,675                    No
------------------------------------------------------------------------------------------------------------------------------------
   49         359           4/1/2004       3/1/2014          665,508       55,459                    No
  49.1
  49.2
  49.3
   50         358           3/1/2004       2/1/2009          595,062       49,588                    No
------------------------------------------------------------------------------------------------------------------------------------
   51         357           2/1/2004       1/1/2014          609,828       50,819                    No
   52         359           4/1/2004       3/1/2014          568,197       47,350                    No
  52.1
  52.2
   53         322           3/1/2004       2/1/2014          551,050       45,921                    No
------------------------------------------------------------------------------------------------------------------------------------
              336           5/1/2004       4/1/2014          555,543       46,295           24       No
   54         336           5/1/2004       4/1/2014          294,963       24,580           24       No
   55         336           5/1/2004       4/1/2014          260,580       21,715           24       No
   56         324           5/1/2004       4/1/2014          525,624       43,802                    No
   57         360           5/1/2004       4/1/2014          522,360       43,530                    Hard
------------------------------------------------------------------------------------------------------------------------------------
   58         358           3/1/2004       2/1/2014          512,140       42,678                    No
   59         321           2/1/2004       1/1/2014          532,203       44,350                    No
   60         360           1/1/2004       12/1/2008         463,896       38,658            8       No
   61         357           2/1/2004       1/1/2014          492,466       41,039                    No
   62         342           11/1/2002      10/1/2013         502,578       41,881                    No
------------------------------------------------------------------------------------------------------------------------------------
   63         357           2/1/2004       1/1/2014          493,238       41,103                    No
   64         276           5/1/2004       4/1/2011          509,805       42,484                    No
   65         360           4/1/2004       3/1/2014          473,209       39,434           23       No
   66         359           4/1/2004       6/1/2015          461,743       38,479                    Hard
   67         308           1/1/2004       12/1/2013         503,350       41,946                    No
------------------------------------------------------------------------------------------------------------------------------------
   68         358           3/1/2004       2/1/2014          430,585       35,882                    No
   69         296           1/1/2004       12/1/2013         480,469       40,039                    No
   70         359           4/1/2004       3/1/2014          415,622       34,635                    No
   71         299           4/1/2004       3/1/2014          473,420       39,452                    No
   72         297           2/1/2004       1/1/2014          461,391       38,449                    No
------------------------------------------------------------------------------------------------------------------------------------
   73         300           5/1/2004       4/1/2009          420,485       35,040                    No
   74         357           2/1/2004       1/1/2014          389,226       32,436                    No
   75         360           5/1/2004       4/1/2011          359,262       29,938                    No
   76         360           4/1/2004       3/1/2011          376,895       31,408           35       No
   77         360           5/1/2004       8/1/2012          370,899       30,908                    Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
   78         357           2/1/2004       1/1/2014          377,332       31,444                    No
   79         292           9/1/2003       8/1/2013          388,133       32,344                    No
   80         359           4/1/2004       3/1/2014          329,837       27,486                    No
   81         356           1/1/2004       12/1/2013         345,011       28,751                    No
   82         297           2/1/2004       1/1/2014          350,060       29,172                    No
------------------------------------------------------------------------------------------------------------------------------------
   83         178           3/1/2004       2/1/2019          466,240       38,853                    No
   84         298           3/1/2004       2/1/2014          349,575       29,131                    No
   85         261           2/1/2004       1/1/2014          345,361       28,780                    No
   86         357           2/1/2004       1/1/2014          288,887       24,074                    No
   87         358           3/1/2004       2/1/2014          274,046       22,837                    No
------------------------------------------------------------------------------------------------------------------------------------
   88         357           2/1/2004       1/1/2009          255,625       21,302                    No
   89         321           2/1/2004       1/1/2014          299,213       24,934                    No
   90         297           2/1/2004       1/1/2009          296,972       24,748                    No
   91         297           2/1/2004       1/1/2014          292,070       24,339                    No
   92         297           2/1/2004       1/1/2014          291,706       24,309                    No
------------------------------------------------------------------------------------------------------------------------------------
   93         295           12/1/2003      11/1/2013         281,936       23,495                    No
   94         300           5/1/2004       4/1/2014          271,170       22,598                    No
   95         237           2/1/2004       1/1/2014          282,566       23,547                    Hard
   96         286           3/1/2004       2/1/2014          249,813       20,818                    Hard
   97         357           2/1/2004       1/1/2014          221,838       18,487                    Hard
------------------------------------------------------------------------------------------------------------------------------------
              360           5/1/2004       4/1/2014          216,829       18,069                    No
   98         360           5/1/2004       4/1/2014          121,653       10,138                    No
   99         360           5/1/2004       4/1/2014           95,176        7,931                    No
  100         357           2/1/2004       1/1/2014          217,229       18,102                    Hard
  101         357           2/1/2004       1/1/2014          208,032       17,336                    No
------------------------------------------------------------------------------------------------------------------------------------
  102         297           2/1/2004       1/1/2014          222,480       18,540                    No
  103         300           4/1/2004       3/1/2014          201,665       16,805           23       No
              297           2/1/2004       1/1/2014          213,629       17,802                    No
  104         297           2/1/2004       1/1/2014          116,525        9,710                    No
  105         297           2/1/2004       1/1/2014           97,104        8,092                    No
------------------------------------------------------------------------------------------------------------------------------------
  106         300           5/1/2004       4/1/2014          205,491       17,124                    No
  107         298           3/1/2004       2/1/2014          201,293       16,774                    Hard
  108         357           2/1/2004       1/1/2009          172,416       14,368                    No
  109         360           5/1/2004       4/1/2011          158,126       13,177                    No
  110         178           3/1/2004       2/1/2019          228,160       19,013                    No
------------------------------------------------------------------------------------------------------------------------------------
  111         295           12/1/2003      11/1/2013         165,469       13,789                    No
  112         358           3/1/2004       2/1/2014          139,213       11,601                    No
  113         295           12/1/2003      11/1/2013         151,712       12,643                    Hard
  114         237           2/1/2004       1/1/2014          164,564       13,714                    No
  115         356           1/1/2004       12/1/2013         123,922       10,327                    No
------------------------------------------------------------------------------------------------------------------------------------
  116         357           2/1/2004       1/1/2014          122,833       10,236                    No
  117         359           4/1/2004       3/1/2014          118,033        9,836                    No
  118         357           2/1/2004       1/1/2009          101,882        8,490                    No
  119         238           3/1/2004       2/1/2014           97,022        8,085                    No

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES


                           CROSSED                                                               CUT-OFF                 LTV
             APD            WITH         DSCR (2)    GRACE      PAYMENT      APPRAISED          DATE LTV               RATIO AT
   ID      (YES/NO)      OTHER LOANS     (4)(7)     PERIOD        DATE         VALUE          RATIO (4) (7)         MATURITY (4)(7)
------------------------------------------------------------------------------------------------------------------------------------
   1          No             No              1.88      5           1         650,000,000               52.3%                  45.1%
   2          No             No              2.26     10           1         183,400,000               46.8%                  40.6%
   3          No             No              1.27      5           1          94,000,000               76.9%                  65.1%
   4          No             No              1.30      5           1          77,300,000               71.4%                  63.3%
   5          No             No              1.31      5           1          52,500,000               74.6%                  67.4%
------------------------------------------------------------------------------------------------------------------------------------
   6          No             No              1.37      5           1          39,700,000               79.6%                  67.0%
   7          No             No              1.29      5           1          39,500,000               79.9%                  67.4%
   8          No             No              1.29      5           1          35,000,000               78.5%                  66.1%
   9          No             No              1.51      5           1          36,670,000               73.7%                  65.2%
  9.1                                                                          9,490,000
------------------------------------------------------------------------------------------------------------------------------------
  9.2                                                                          8,640,000
  9.3                                                                          8,340,000
  9.4                                                                          5,650,000
  9.5                                                                          4,550,000
   10         No             No              2.62      5           1          44,000,000               61.4%                  61.4%
------------------------------------------------------------------------------------------------------------------------------------
   11         No             No              1.30      5           1          32,686,000               79.9%                  70.7%
   12         No             No              1.40      5           1          25,200,000               77.4%                  67.7%
   13         No             No              1.55      5           1          29,000,000               74.7%                  68.7%
   14         No             No              1.53      5           1          27,000,000               75.5%                  66.8%
  14.1                                                                        11,450,000
------------------------------------------------------------------------------------------------------------------------------------
  14.2                                                                         6,150,000
  14.3                                                                         3,800,000
  14.4                                                                         3,740,000
  14.5                                                                         1,860,000
   15         No             No              1.24     10           1          25,000,000               80.0%                  70.3%
------------------------------------------------------------------------------------------------------------------------------------
   16         No             No              1.92      5           1         717,955,000               47.3%                  39.6%
  16.1                                                                        86,000,000
  16.2                                                                        71,000,000
  16.3                                                                        40,200,000
  16.4                                                                        39,200,000
------------------------------------------------------------------------------------------------------------------------------------
  16.5                                                                        32,600,000
  16.6                                                                        24,100,000
  16.7                                                                        19,500,000
  16.8                                                                        13,900,000
  16.9                                                                        13,580,000
------------------------------------------------------------------------------------------------------------------------------------
  16.1                                                                        13,200,000
 16.11                                                                        13,100,000
 16.12                                                                        12,925,000
 16.13                                                                        12,900,000
 16.14                                                                        12,500,000
------------------------------------------------------------------------------------------------------------------------------------
 16.15                                                                        15,000,000
 16.16                                                                         9,000,000
 16.17                                                                         8,000,000
 16.18                                                                         7,500,000
 16.19                                                                         6,500,000
------------------------------------------------------------------------------------------------------------------------------------
  16.2                                                                         6,000,000
 16.21                                                                         5,950,000
 16.22                                                                         5,680,000
 16.23                                                                         5,640,000
 16.24                                                                         5,200,000
------------------------------------------------------------------------------------------------------------------------------------
 16.25                                                                         4,840,000
 16.26                                                                         4,800,000
 16.27                                                                         4,800,000
 16.28                                                                         4,700,000
 16.29                                                                         4,600,000
------------------------------------------------------------------------------------------------------------------------------------
  16.3                                                                         4,400,000
 16.31                                                                         4,400,000
 16.32                                                                         5,660,000
 16.33                                                                         4,000,000
 16.34                                                                         3,900,000
------------------------------------------------------------------------------------------------------------------------------------
 16.35                                                                         3,900,000
 16.36                                                                         5,000,000
 16.37                                                                         4,900,000
 16.38                                                                         3,700,000
 16.39                                                                         3,600,000
------------------------------------------------------------------------------------------------------------------------------------
 16.40                                                                         3,600,000
 16.41                                                                         3,600,000
 16.42                                                                         3,500,000
 16.43                                                                         3,400,000
 16.44                                                                         3,250,000
------------------------------------------------------------------------------------------------------------------------------------
 16.45                                                                         3,250,000
 16.46                                                                         3,100,000
 16.47                                                                         2,800,000
 16.48                                                                         2,760,000
 16.49                                                                         2,700,000
------------------------------------------------------------------------------------------------------------------------------------
 16.50                                                                         2,660,000
 16.51                                                                         2,600,000
 16.52                                                                         2,550,000
 16.53                                                                         2,450,000
 16.54                                                                         2,400,000
------------------------------------------------------------------------------------------------------------------------------------
 16.55                                                                         2,350,000
 16.56                                                                         2,350,000
 16.57                                                                         2,340,000
 16.58                                                                         1,140,000
 16.59                                                                         2,200,000
------------------------------------------------------------------------------------------------------------------------------------
 16.60                                                                         2,200,000
 16.61                                                                         2,200,000
 16.62                                                                         2,130,000
 16.63                                                                         2,100,000
 16.64                                                                         2,100,000
------------------------------------------------------------------------------------------------------------------------------------
 16.65                                                                         2,100,000
 16.66                                                                         2,100,000
 16.67                                                                         2,060,000
 16.68                                                                         2,040,000
 16.69                                                                         1,925,000
------------------------------------------------------------------------------------------------------------------------------------
 16.70                                                                         1,900,000
 16.71                                                                         1,900,000
 16.72                                                                         1,800,000
 16.73                                                                         1,800,000
 16.74                                                                         1,725,000
------------------------------------------------------------------------------------------------------------------------------------
 16.75                                                                         1,700,000
 16.76                                                                         1,700,000
 16.77                                                                         1,700,000
 16.78                                                                         2,100,000
 16.79                                                                         1,570,000
------------------------------------------------------------------------------------------------------------------------------------
 16.80                                                                         1,550,000
 16.81                                                                         1,530,000
 16.82                                                                         1,500,000
 16.83                                                                         1,500,000
 16.84                                                                         1,500,000
------------------------------------------------------------------------------------------------------------------------------------
 16.85                                                                         1,470,000
 16.86                                                                         1,450,000
 16.87                                                                         1,430,000
 16.88                                                                         1,420,000
 16.89                                                                         2,260,000
------------------------------------------------------------------------------------------------------------------------------------
 16.90                                                                         1,400,000
 16.91                                                                         1,400,000
 16.92                                                                         1,380,000
 16.93                                                                         1,390,000
 16.94                                                                         1,360,000
------------------------------------------------------------------------------------------------------------------------------------
 16.95                                                                         1,360,000
 16.96                                                                         1,325,000
 16.97                                                                         1,300,000
 16.98                                                                         1,300,000
 16.99                                                                         1,275,000
------------------------------------------------------------------------------------------------------------------------------------
 16.100                                                                        1,250,000
 16.101                                                                          850,000
 16.102                                                                        1,200,000
 16.103                                                                        1,200,000
 16.104                                                                        1,190,000
------------------------------------------------------------------------------------------------------------------------------------
 16.105                                                                        1,150,000
 16.106                                                                        1,140,000
 16.107                                                                        1,100,000
 16.108                                                                        1,100,000
 16.109                                                                        1,100,000
------------------------------------------------------------------------------------------------------------------------------------
 16.110                                                                        1,090,000
 16.111                                                                        1,050,000
 16.112                                                                        1,010,000
 16.113                                                                        1,000,000
 16.114                                                                        1,000,000
------------------------------------------------------------------------------------------------------------------------------------
 16.115                                                                        1,000,000
 16.116                                                                        1,000,000
 16.117                                                                          925,000
 16.118                                                                          900,000
 16.119                                                                          900,000
------------------------------------------------------------------------------------------------------------------------------------
 16.120                                                                          900,000
 16.121                                                                          900,000
 16.122                                                                          900,000
 16.123                                                                          875,000
 16.124                                                                          850,000
------------------------------------------------------------------------------------------------------------------------------------
 16.125                                                                          900,000
 16.126                                                                          825,000
 16.127                                                                          825,000
 16.128                                                                        1,050,000
 16.129                                                                          800,000
------------------------------------------------------------------------------------------------------------------------------------
 16.130                                                                          800,000
 16.131                                                                        1,000,000
 16.132                                                                          950,000
 16.133                                                                          725,000
 16.134                                                                          720,000
------------------------------------------------------------------------------------------------------------------------------------
 16.135                                                                          700,000
 16.136                                                                          690,000
 16.137                                                                          650,000
 16.138                                                                          800,000
 16.139                                                                          725,000
------------------------------------------------------------------------------------------------------------------------------------
 16.140                                                                          540,000
 16.141                                                                          500,000
 16.142                                                                          425,000
 16.143                                                                          350,000
 16.144                                                                          600,000
------------------------------------------------------------------------------------------------------------------------------------
 16.145                                                                        2,100,000
 16.146                                                                        1,500,000
 16.147                                                                          575,000
 16.148                                                                        1,200,000
 16.149                                                                        1,375,000
------------------------------------------------------------------------------------------------------------------------------------
 16.150                                                                          825,000
 16.151                                                                          900,000
   17         No             No              1.26      5           1          25,000,000               77.1%                  64.3%
   18         No             No              1.24     10           1          24,375,000               75.9%                  72.3%
   19         No             No              1.25      5           1          23,100,000               79.8%                  68.5%
------------------------------------------------------------------------------------------------------------------------------------
   20         No             No              1.29      5           1          23,500,000               77.2%                  64.5%
   21         No             No              1.69     10           1          29,500,000               59.0%                  59.0%
   22         No             No              1.44      5           1          23,300,000               72.6%                  61.9%
   23         No             No              1.55      5           1          22,550,000               74.5%                  66.2%
   24         No             No              1.23     10           1          20,700,000               79.9%                  67.2%
------------------------------------------------------------------------------------------------------------------------------------
   25         No             No              1.40      5           1          33,200,000               49.6%                  40.0%
   26         No             No              1.43      5           1          23,390,000               69.3%                  58.5%
   27         No             No              1.28      5           1          21,400,000               75.2%                  62.8%
   28         No             No              1.43      5           1          21,500,000               68.3%                  57.0%
   29         No             No              1.25     10           1          18,250,000               80.0%                  73.2%
------------------------------------------------------------------------------------------------------------------------------------
   30         No             No              1.35      5           1          24,150,000               57.9%                  48.8%
   31         No             No              1.29      5           1          17,200,000               80.4%                  67.5%
   32         No             No              1.37      5           1          17,300,000               78.8%                  66.2%
   33         No             No              1.44      5           1          19,500,000               67.5%                  56.9%
   34         No             No              1.35      5           1          17,000,000               75.7%                  63.8%
------------------------------------------------------------------------------------------------------------------------------------
   35         No             No              1.25     10           1          16,000,000               79.0%                  73.7%
   36         No             No              1.41      5           1          26,300,000               47.5%                  37.0%
   37         No             No              1.46      5           1          20,500,000               57.5%                  37.1%
              No           Yes - A           1.32      5           1          16,500,000               69.0%                  52.9%
   38         No           Yes - A           1.32      5           1          10,400,000               72.0%                  55.2%
------------------------------------------------------------------------------------------------------------------------------------
   39         No           Yes - A           1.31      5           1           6,100,000               63.8%                  49.0%
   40         No             No              1.22     10           1          13,800,000               80.0%                  70.9%
   41         No             No              1.57      5           1          14,600,000               74.7%                  68.7%
   42         No             No              1.37     10           1          14,500,000               74.9%                  63.7%
   43         No             No              1.36     10           1          12,900,000               83.3%                  77.6%
------------------------------------------------------------------------------------------------------------------------------------
   44         No             No              1.43      5           1          21,500,000               49.1%                  39.6%
   45         No             No              1.38      5           1          12,750,000               79.7%                  71.3%
   46         No             No              1.24      5           1          12,650,000               79.8%                  67.1%
   47         No             No              1.22      5           1          13,400,000               75.1%                  63.9%
   48         No             No              1.30      5           1          12,500,000               79.7%                  67.5%
------------------------------------------------------------------------------------------------------------------------------------
   49         No             No              1.88     10           1          19,220,000               50.9%                  42.6%
  49.1                                                                         9,370,000
  49.2                                                                         7,225,000
  49.3                                                                         2,625,000
   50         No             No              1.20     10           1          11,900,000               77.5%                  71.7%
------------------------------------------------------------------------------------------------------------------------------------
   51         No             No              1.64      5           1          13,400,000               67.0%                  56.0%
   52         No             No              1.27     10           1          10,400,000               79.9%                  66.9%
  52.1                                                                         7,000,000
  52.2                                                                         3,400,000
   53         No             No              1.53      5           1          11,740,000               65.8%                  52.4%
------------------------------------------------------------------------------------------------------------------------------------
              No           Yes - B           1.25      5           1          11,100,000               69.1%                  59.7%
   54         No           Yes - B           1.25      5           1           6,250,000               65.2%                  56.3%
   55         No           Yes - B           1.25      5           1           4,850,000               74.2%                  64.1%
   56         No             No              1.53      5           1          10,100,000               74.3%                  58.7%
   57         No             No              1.25      5           1           9,500,000               78.9%                  66.4%
------------------------------------------------------------------------------------------------------------------------------------
   58         No             No              1.60      5           1          10,300,000               72.7%                  60.9%
   59         No             No              1.52      5           1          11,260,000               66.3%                  52.9%
   60         No             No              1.44      5           1           8,900,000               80.0%                  75.2%
   61         No             No              1.36      5           1           8,800,000               79.8%                  67.3%
   62         No             No              2.05      5           1          12,300,000               56.9%                  47.5%
------------------------------------------------------------------------------------------------------------------------------------
   63         No             No              1.41      5           1          10,100,000               68.1%                  57.8%
   64         No             No              1.28      5           1           8,850,000               76.8%                  62.7%
   65         No             No              1.44      5           1          11,600,000               58.2%                  51.3%
   66         No             No              1.63     10           1          10,100,000               65.0%                  53.1%
   67         No             No              1.25      5           1           8,600,000               75.1%                  60.1%
------------------------------------------------------------------------------------------------------------------------------------
   68         No             No              1.25     10           1           8,000,000               79.8%                  66.6%
   69         No             No              1.27      5           1           7,690,000               79.5%                  62.2%
   70         No             No              1.23     10           1           7,700,000               79.1%                  66.2%
   71         No             No              1.70      5           1          10,500,000               58.0%                  45.1%
   72         No             No              1.43      5           1           8,530,000               71.2%                  54.9%
------------------------------------------------------------------------------------------------------------------------------------
   73         No             No              1.48      5           1           7,970,000               75.3%                  67.0%
   74         No             No              1.32      5           1           7,150,000               79.5%                  66.6%
   75         No             No              1.42      5           1           7,100,000               80.0%                  70.6%
   76         No             No              1.38      5           1           7,500,000               74.0%                  69.9%
   77        Yes             No              1.27     10           1           8,500,000               64.7%                  56.1%
------------------------------------------------------------------------------------------------------------------------------------
   78         No             No              1.62      5           1           7,700,000               69.9%                  59.0%
   79         No             No              1.33     10           1           7,310,000               72.3%                  55.4%
   80         No             No              1.93      5           1          10,200,000               49.0%                  40.6%
   81         No             No              1.45      5           1           6,425,000               76.0%                  64.3%
   82         No             No              1.37      5           1           6,200,000               75.5%                  57.9%
------------------------------------------------------------------------------------------------------------------------------------
   83         No             No              1.87      5           1          11,200,000               41.7%                   0.5%
   84         No             No              1.44      5           1           5,650,000               79.4%                  61.8%
   85         No             No              1.40      5           1           7,600,000               55.6%                  39.6%
   86         No             No              1.50      5           1           6,200,000               65.1%                  55.3%
   87         No             No              1.34      5           1           5,000,000               79.8%                  66.9%
------------------------------------------------------------------------------------------------------------------------------------
   88         No             No              1.45      5           1           5,100,000               78.2%                  72.3%
   89         No             No              1.45      5           1           5,250,000               75.9%                  61.5%
   90         No             No              1.50      5           1           6,610,000               58.7%                  53.2%
   91         No             No              1.39      5           1           5,025,000               73.3%                  57.4%
   92         No             No              1.46      5           1           5,100,000               72.0%                  56.4%
------------------------------------------------------------------------------------------------------------------------------------
   93         No             No              1.54      5           1           6,300,000               57.5%                  44.9%
   94         No             No              1.39      5           1           4,790,000               75.0%                  57.6%
   95         No             No              1.35      5           1           5,210,000               62.9%                  41.4%
   96         No             No              1.41      5           1           4,920,000               64.9%                  49.0%
   97         No             No              1.39      5           1           4,610,000               67.1%                  56.9%
------------------------------------------------------------------------------------------------------------------------------------
              No           Yes - C           1.50      5           1           4,325,000               70.1%                  59.3%
   98         No           Yes - C           1.52      5           1           2,400,000               70.8%                  60.0%
   99         No           Yes - C           1.47      5           1           1,925,000               69.1%                  58.5%
  100         No             No              1.38      5           1           4,275,000               70.0%                  59.6%
  101         No             No              1.66     10           1           3,830,000               78.1%                  65.8%
------------------------------------------------------------------------------------------------------------------------------------
  102         No             No              1.46      5           1           3,850,000               72.4%                  56.9%
  103         No             No              1.80      5           1           6,300,000               43.7%                  35.8%
              No           Yes - D           1.43      5           1           3,800,000               72.1%                  56.1%
  104         No           Yes - D           1.42      5           1           2,050,000               72.9%                  56.8%
  105         No           Yes - D           1.44      5           1           1,750,000               71.1%                  55.4%
------------------------------------------------------------------------------------------------------------------------------------
  106         No             No              1.42      5           1           3,630,000               75.0%                  57.6%
  107         No             No              1.71      5           1           4,890,000               55.0%                  42.2%
  108         No             No              1.32     10           1           3,300,000               79.7%                  73.9%
  109         No             No              1.46      5           1           3,800,000               65.8%                  58.0%
  110         No             No              1.32      5           1           4,400,000               51.9%                   0.6%
------------------------------------------------------------------------------------------------------------------------------------
  111         No             No              1.44      5           1           3,000,000               70.2%                  54.9%
  112         No             No              1.55      5           1           3,700,000               55.3%                  46.2%
  113         No             No              2.09      5           1           4,150,000               47.8%                  37.1%
  114         No             No              1.42      5           1           2,700,000               70.8%                  46.6%
  115         No             No              1.45      5           1           2,200,000               79.7%                  67.5%
------------------------------------------------------------------------------------------------------------------------------------
  116         No             No              1.56      5           1           2,155,000               78.7%                  67.0%
  117         No             No              1.35      5           1           2,100,000               79.9%                  67.4%
  118         No             No              1.53     10           1           2,000,000               77.7%                  72.1%
  119         No             No              1.35      5           1           1,450,000               74.7%                  50.0%

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

    ID                                       ADDRESS                                       CITY
--------------------------------------------------------------------------------------------------------------------------
    1      1961 Chain Bridge Road                                                          McLean
    2      801 Market Street and 22 4th Street                                             San Francisco
    3      568-578 Broadway                                                                New York
    4      101, 103, 105, 107 College Road East, 2 and 4 Research Way                      Princeton
    5      12949 - 13225 Peyton Drive                                                      Chino Hills
--------------------------------------------------------------------------------------------------------------------------
    6      19900 Southwest Freeway                                                         Sugar Land
    7      2693-3051 Preston Road                                                          Frisco
    8      150 East Gay Street                                                             Columbus
    9      Various                                                                         Various
   9.1     1660 Oak Tree Road                                                              Edison
--------------------------------------------------------------------------------------------------------------------------
   9.2     6730 Delilah Road                                                               Egg Harbor Township
   9.3     2540 Country Road 516                                                           Old Bridge
   9.4     725 Route 1 South                                                               Woodbridge
   9.5     5440 Route 9 South                                                              Howell
    10     4000 Middle Country Road                                                        Lake Grove
--------------------------------------------------------------------------------------------------------------------------
    11     SWC FM 2499 & Justin Road                                                       Flower Mound
    12     14005 Bramble Lane                                                              Laurel
    13     3305 E. 10th Street                                                             Greenville
    14     Various                                                                         Various
   14.1    175 West Verdugo Avenue                                                         Burbank
--------------------------------------------------------------------------------------------------------------------------
   14.2    2904 Casitas Avenue                                                             Los Angeles
   14.3    3455 Forest Hill Blvd                                                           West Palm Beach
   14.4    2300 N Military Trail                                                           West Palm Beach
   14.5    3450 North Lamont Street                                                        Las Vegas
    15     9950 State Route 43                                                             Streetsboro
--------------------------------------------------------------------------------------------------------------------------
    16     Various                                                                         Various
   16.1    231 South LaSalle Street                                                        Chicago
   16.2    One South Van Ness Boulevard                                                    San Francisco
   16.3    525 North Tryon Street                                                          Charlotte
   16.4    601 West Riverside Avenue                                                       Spokane
--------------------------------------------------------------------------------------------------------------------------
   16.5    9000 Southside Boulevard                                                        Jacksonville
   16.6    9000 Southside Boulevard                                                        Jacksonville
   16.7    9000 Southside Boulevard                                                        Jacksonville
   16.8    17100 North West 59th Avenue                                                    Miami Lakes
   16.9    1825 East Buckeye Road                                                          Phoenix
--------------------------------------------------------------------------------------------------------------------------
   16.1    9000 Southside Boulevard                                                        Jacksonville
  16.11    9000 Southside Boulevard                                                        Jacksonville
  16.12    1825 East Buckeye Road                                                          Phoenix
  16.13    9000 Southside Boulevard                                                        Jacksonville
  16.14    9000 Southside Boulevard                                                        Jacksonville
--------------------------------------------------------------------------------------------------------------------------
  16.15    5875 North West 163rd Street                                                    Miami Lakes
  16.16    1616 South Rustle                                                               Spokane
  16.17    1000 Century Park Road                                                          Tampa
  16.18    820 A Street                                                                    Tacoma
  16.19    707 Mendham Boulevard                                                           Orlando
--------------------------------------------------------------------------------------------------------------------------
   16.2    345 North Brand Boulevard                                                       Glendale
  16.21    1422 East Grayson Street                                                        San Antonio
  16.22    300 Ellinwood Way                                                               Pleasant Hill
  16.23    400 Ellinwood Way                                                               Pleasant Hill
  16.24    150 Long Beach Boulevard                                                        Long Beach
--------------------------------------------------------------------------------------------------------------------------
  16.25    1825 East Buckeye Road                                                          Phoenix
  16.26    1825 East Buckeye Road                                                          Phoenix
  16.27    1825 East Buckeye Road                                                          Phoenix
  16.28    110 East Weber Street                                                           Stockton
  16.29    1275 South Dupont Avenue                                                        Ontario
--------------------------------------------------------------------------------------------------------------------------
   16.3    880 East Colorado Boulevard                                                     Pasadena
  16.31    444 South Garey Avenue                                                          Pomona
  16.32    500 Ellinwood Way                                                               Pleasant Hill
  16.33    444 South Mathilda Avenue                                                       Sunnyvale
  16.34    1199 Orange Avenue                                                              Coronado
--------------------------------------------------------------------------------------------------------------------------
  16.35    3650 14th Street                                                                Riverside
  16.36    18305 Biscayne Boulevard                                                        Aventura
  16.37    7680 Girard Avenue                                                              La Jolla
  16.38    7255 South Greenleaf Avenue                                                     Whittier
  16.39    801 E. Hallandale Boulevard                                                     Hallandale
--------------------------------------------------------------------------------------------------------------------------
  16.40    10 Church Circle                                                                Annapolis
  16.41    12400 Interstate 45 North                                                       Houston
  16.42    1661 East Street                                                                Redding
  16.43    725 6th Street North West                                                       Albuquerque
  16.44    834 State Street                                                                Santa Barbara
--------------------------------------------------------------------------------------------------------------------------
  16.45    300 East Main Street                                                            Charlottesville
  16.46    900 South Federal Highway                                                       Stuart
  16.47    4101 MacArthur Boulevard                                                        Newport Beach
  16.48    1450 West Redondo Beach Boulevard                                               Gardena
  16.49    100 North Westshore Boulevard                                                   Tampa
--------------------------------------------------------------------------------------------------------------------------
  16.50    330 East Manchester Boulevard                                                   Inglewood
  16.51    9000 Southside Boulevard                                                        Jacksonville
  16.52    9000 Southside Boulevard                                                        Jacksonville
  16.53    22 Bull Street                                                                  Savannah
  16.54    112 East Holly Street                                                           Bellingham
--------------------------------------------------------------------------------------------------------------------------
  16.55    2850 North Federal Highway                                                      Lighthouse Point
  16.56    1007 Knight Street                                                              Richland
  16.57    5025 Lankershim Boulevard                                                       North Hollywood
  16.58    1255 Sartori Avenue                                                             Torrance
  16.59    220 South Escondido Boulevard                                                   Escondido
--------------------------------------------------------------------------------------------------------------------------
  16.60    303 North D Street                                                              San Bernardino
  16.61    750 South Orlando Avenue                                                        Winter Park
  16.62    300 Town Center East                                                            Santa Maria
  16.63    405 Main Street                                                                 Salinas
  16.64    8320 North Oak Trafficway                                                       Kansas City
--------------------------------------------------------------------------------------------------------------------------
  16.65    1077 East Sahara Avenue                                                         Las Vegas
  16.66    4701 University Way North East                                                  Seattle
  16.67    2111 Tuolumne Street                                                            Fresno
  16.68    5061 Bayou Boulevard                                                            Pensacola
  16.69    1100 Butte House Road                                                           Yuba City
--------------------------------------------------------------------------------------------------------------------------
  16.70    35 SE 1st Avenue                                                                Ocala
  16.71    302 South Jefferson Street, South East                                          Roanoke
  16.72    63 West Main Street                                                             Mesa
  16.73    900 High Street                                                                 Auburn
  16.74    106 South Patterson Street                                                      Valdosta
--------------------------------------------------------------------------------------------------------------------------
  16.75    1640 Gulf to Bay Boulevard                                                      Clearwater
  16.76    514 Austin Avenue                                                               Waco
  16.77    101 North 2nd Street                                                            Yakima
  16.78    801 Main Street                                                                 Lynchburg
  16.79    835 North Sepulveda Boulevard                                                   El Segundo
--------------------------------------------------------------------------------------------------------------------------
  16.80    9500 Mission Road                                                               Overland Park
  16.81    167 Laurens Street                                                              Aiken
  16.82    102 East Main Street                                                            Cartersville
  16.83    120 East Main Street                                                            Murfreesboro
  16.84    1000 6th Street South                                                           Bremerton
--------------------------------------------------------------------------------------------------------------------------
  16.85    800 Cherry Street                                                               Columbia
  16.86    2501 South Congress                                                             Austin
  16.87    4301 and 4400 Hampton Avenue                                                    St. Louis
  16.88    5353 South Lindbergh Boulevard                                                  St. Louis
  16.89    1130 South Victoria                                                             Ventura
--------------------------------------------------------------------------------------------------------------------------
  16.90    1201 Baker Street                                                               Bakersfield
  16.91    1830 Del Paso Boulevard                                                         Sacramento
  16.92    401 Front Street                                                                Coeur D'Alene
  16.93    222 South Jefferson                                                             Mexico
  16.94    3435 North Cedar Avenue                                                         Fresno
--------------------------------------------------------------------------------------------------------------------------
  16.95    10300-10306 Sepul Veda Boulevard                                                Mission Hills
  16.96    2001 William Street                                                             Cape Girardeau
  16.97    5021 California Avenue                                                          Bakersfield
  16.98    111 West Main Street                                                            Walla Walla
  16.99    5651 East Lancaster Avenue                                                      Fort Worth
--------------------------------------------------------------------------------------------------------------------------
  16.100   21175 Olean Boulevard                                                           Port Charlotte
  16.101   300 South Main Street                                                           Moultrie
  16.102   880 Rue St. Francois                                                            Florissant
  16.103   4401 Central Avenue North East                                                  Albuquerque
  16.104   129 West Lexington                                                              Independence
--------------------------------------------------------------------------------------------------------------------------
  16.105   107 Water Street                                                                Henderson
  16.106   2611 South Cedar Avenue                                                         Fresno
  16.107   3804 Atlantic Avenue                                                            Long Beach
  16.108   2400 North Broadway                                                             Los Angeles
  16.109   3810 Broadway                                                                   Sacramento
--------------------------------------------------------------------------------------------------------------------------
  16.110   3535 University Boulevard West                                                  Jacksonville
  16.111   1101 South Josey Lane                                                           Carrollton
  16.112   3505 East Imperial Highway                                                      Lynwood
  16.113   839 East Palmdale Boulevard                                                     Palmdale
  16.114   501 Bliss Avenue                                                                Dumas
--------------------------------------------------------------------------------------------------------------------------
  16.115   1 West Queens Way                                                               Hampton
  16.116   103 East 3rd Avenue                                                             Moses Lake
  16.117   323 Denver Avenue                                                               Dalhart
  16.118   600 West Willow Street                                                          Long Beach
  16.119   1 East 49th Street                                                              Hialeah
--------------------------------------------------------------------------------------------------------------------------
  16.120   2940 South Glenstone                                                            Springfield
  16.121   5950 East Admiral Place                                                         Tulsa
  16.122   830 North Wenatchee Avenue                                                      Wenatchee
  16.123   300 West Main Street                                                            Denison
  16.124   One Center Avenue                                                               Brownwood
--------------------------------------------------------------------------------------------------------------------------
  16.125   128 South Washington Street                                                     Albany
  16.126   501 Pennsylvania Ave                                                            Independence
  16.127   302 North Jefferson Avenue                                                      Mt. Pleasant
  16.128   231 South Ridgewood Drive                                                       Sebring
  16.129   518 South Long Beach Boulevard                                                  Compton
--------------------------------------------------------------------------------------------------------------------------
  16.130   350 West Lewis Street                                                           Pasco
  16.131   102 East Front Street                                                           Port Angeles
  16.132   204 East Rush                                                                   Harrison
  16.133   700 8th Avenue West                                                             Palmetto
  16.134   1101 North Conway                                                               Mission
--------------------------------------------------------------------------------------------------------------------------
  16.135   481 South Forks Avenue                                                          Forks
  16.136   1232 South Vermont Avenue                                                       Los Angeles
  16.137   102 North Broad Street                                                          Winder
  16.138   3415/17 Eastern Avenue                                                          Baltimore
  16.139   606 Broad Street                                                                South Boston
--------------------------------------------------------------------------------------------------------------------------
  16.140   210 West 8th Street                                                             Rolla
  16.141   702 Park Avenue North West                                                      Norton
  16.142   1016 Main Street                                                                Lexington
  16.143   690 East Highway 50                                                             Clermont
  16.144   51 East Camelback Road                                                          Phoenix
--------------------------------------------------------------------------------------------------------------------------
  16.145   955 Main Street                                                                 Red Bluff
  16.146   1900 Tyler Street                                                               Hollywood
  16.147   112 McClurg                                                                     Richland
  16.148   710 West Sunshine                                                               Springfield
  16.149   230 West Broadway                                                               Muskogee
--------------------------------------------------------------------------------------------------------------------------
  16.150   221 South Commercial                                                            Aransas Pass
  16.151   101 East Market Street                                                          Aberdeen
    17     1600 East Woodlawn Road                                                         Charlotte
    18     2109 Sawdust Road                                                               The Woodlands
    19     3001 Knox Street                                                                Dallas
--------------------------------------------------------------------------------------------------------------------------
    20     700 Moraine Court                                                               Virginia Beach
    21     2400 West Haven Avenue                                                          New Lenox
    22     333-373 Rte 46 West & 22 Just Rd                                                Fairfield
    23     570 Castle Rising Road                                                          Fayetteville
    24     14006 Stevenhurst Drive                                                         Chester
--------------------------------------------------------------------------------------------------------------------------
    25     4850 Natomas Blvd.                                                              Sacramento
    26     5100, 5112, 7209, 5116 W Taft Road and 4000 Medical Center Drive                Liverpool & Fayetteville
    27     190 White Pine Circle                                                           Stafford
    28     13901 Aldrich Avenue South                                                      Burnsville
    29     25807 Firestone Drive                                                           Monee
--------------------------------------------------------------------------------------------------------------------------
    30     585-597 Ordnance Road                                                           Glen Burnie
    31     11901 Pleasant Ridge Road                                                       Little Rock
    32     6741 Tanner Creek Drive                                                         Norfolk
    33     18764-18850 Cox Avenue                                                          Saratoga
    34     1500 Placida Road                                                               Englewood
--------------------------------------------------------------------------------------------------------------------------
    35     200 Autumn Trail                                                                Port Orange
    36     1-21 East Main Street                                                           Alhambra
    37     427 S LaSalle Street                                                            Chicago
           Various                                                                         Various
    38     110 Altama Connector                                                            Brunswick
--------------------------------------------------------------------------------------------------------------------------
    39     1741 Gornto Road                                                                Valdosta
    40     422 South 24th Street West                                                      Billings
    41     1205 University Walk Circle                                                     Charlotte
    42     6347-6467 Wetheiner Road                                                        Houston
    43     8122 West Flamingo Road                                                         Las Vegas
--------------------------------------------------------------------------------------------------------------------------
    44     4900 Natomas Blvd                                                               Sacramento
    45     3499 E Bayshore Road                                                            Redwood City
    46     4367 Northlake Blvd                                                             Palm Beach Gardens
    47     7790 NW 78th Avenue                                                             Tamarac
    48     2041 Rufe Snow Drive                                                            Keller
--------------------------------------------------------------------------------------------------------------------------
    49     Various                                                                         Various
   49.1    4011 W. Carriage Drive, 3210 S. Croddy Way, 3030 S. Shannon Street              Santa Ana
   49.2    11823 Slauson Avenue                                                            Santa Fe Springs
   49.3    13538-13594 Pumice Street                                                       Norwalk
    50     721 27th Street NW                                                              Massillon
--------------------------------------------------------------------------------------------------------------------------
    51     515 Route 73 South                                                              Marlton
    52     Various                                                                         Rockford
   52.1    2651-2755 Lund Avenue                                                           Rockford
   52.2    1403, 1417, 1435, 1451, 1473, 1491 Stony Creek Way and 6032 Conrad Avenue       Rockford
    53     611 Abbington Drive                                                             E. Windsor Township
--------------------------------------------------------------------------------------------------------------------------
           Various                                                                         San Diego
    54     2535 Camino Del Rio South                                                       San Diego
    55     2635 Camino Del Rio South                                                       San Diego
    56     201 West Montgomery Crossroads                                                  Savannah
    57     35 Fourth Avenue                                                                Brooklyn
--------------------------------------------------------------------------------------------------------------------------
    58     1482 West Queen Street                                                          Hampton
    59     135 Kendall Court                                                               Rockaway
    60     6801 West Ocotillo Road                                                         Glendale
    61     828 Ralph McGill Blvd. NE                                                       Atlanta
    62     4901-4951 Overton Ridge Blvd.                                                   Fort Worth
--------------------------------------------------------------------------------------------------------------------------
    63     1625 Medical Center Point                                                       Colorado Springs
    64     4910 Tamiami Trail North                                                        Naples
    65     250-298 17th Street                                                             Costa Mesa
    66     3711 San Gabriel                                                                Mission
    67     3550-3850 Frontier Avenue                                                       Boulder
--------------------------------------------------------------------------------------------------------------------------
    68     323 Chimney Rock Road                                                           Tyler
    69     2400 Third South Street                                                         Jacksonville Beach
    70     508 Ivy Ridge Road                                                              Syracuse
    71     1015 Lombardi Avenue                                                            Green Bay
    72     157 N Wayfield St.                                                              Orange
--------------------------------------------------------------------------------------------------------------------------
    73     310 Old Chatham Road                                                            Dennis
    74     243 Pleasant Street                                                             Concord
    75     2 Iris Court                                                                    Acton
    76     420-450 East 120th Avenue                                                       Northglenn
    77     4445 Commons Drive                                                              Destin
--------------------------------------------------------------------------------------------------------------------------
    78     1001 North McKnight Road                                                        St. Louis
    79     3290 Oleta Avenue                                                               Paradise
    80     136-138 West 34th Street                                                        New York
    81     4500 Hillcrest Road                                                             Frisco
    82     1612 W. Little Creek Road                                                       Norfolk
--------------------------------------------------------------------------------------------------------------------------
    83     235 Grant Ave.                                                                  Islip
    84     47 South Meridian Street                                                        Indianapolis
    85     8721 Sunset Blvd                                                                West Hollywood
    86     2839 Carlisle NE                                                                Albuquerque
    87     420-476 Eastern Street                                                          New Haven
--------------------------------------------------------------------------------------------------------------------------
    88     1301 W. Broad Street                                                            Richmond
    89     694 S. Cooper Road                                                              Gilbert
    90     601 Harwood                                                                     Bedford
    91     10121 Warren Parkway                                                            Frisco
    92     10850 Beach Blvd                                                                Stanton
--------------------------------------------------------------------------------------------------------------------------
    93     7025 Kit Kat Road                                                               Elkridge
    94     42816 Osgood Road                                                               Fremont
    95     797 E. Highway 98                                                               Destin
    96     14882 Blanco Road                                                               San Antonio
    97     NWC East 71st St. South & S. Lynn Lane Road                                     Broken Arrow
--------------------------------------------------------------------------------------------------------------------------
           Various                                                                         Various
    98     18210 & 18214 Gulf Freeway                                                      Friendswood
    99     153 Farm Road 518                                                               Kemah
   100     668 Lomb Ave  SW                                                                Birmingham
   101     NWC Ocean Avenue and 12th Street                                                Lompoc
--------------------------------------------------------------------------------------------------------------------------
   102     8800 Davis Blvd                                                                 Southlake
   103     369 E 17th Street                                                               Costa Mesa
           Various                                                                         Various
   104     3040 Battlefield Parkway                                                        Ft. Oglethorpe
   105     5724 Highway 153                                                                Chattanooga
--------------------------------------------------------------------------------------------------------------------------
   106     10580 Benson Avenue                                                             Montclair
   107     830 Middle Road                                                                 Bettendorf
   108     3700-3727 W. Juniper Ct, 7248-7306 North 38th St & 3721-3741 West Clinton Ave   Milwaukee
   109     625 Main Street                                                                 Reading
   110     1-52 Greenview Circle                                                           West Sayville
--------------------------------------------------------------------------------------------------------------------------
   111     322 - 340 West Main Street                                                      Carpentersville
   112     13608 NE 72nd St                                                                Vancouver
   113     3604 West Pinhook                                                               Lafayette
   114     4840 Brookside Court                                                            Norfolk
   115     2340-2360 Mount Pleasant Road                                                   Hernando
--------------------------------------------------------------------------------------------------------------------------
   116     290 Peppers Ferry Road, NE                                                      Christianburg
   117     4865-4873 Highway 90                                                            Pace
   118     1143 N. 29th Street                                                             Milwaukee
   119     841 Town & Country Drive                                                        Southaven

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

                                                                                                        NET           UNITS
                                                                YEAR                 YEAR             RENTABLE         OF
    ID                COUNTY             STATE  ZIP CODE        BUILT              RENOVATED      AREA SF/UNITS (5)  MEASURE
-------------------------------------------------------------------------------------------------------------------------------
    1      Fairfax                      VA      22102           1968               1988/2004       1,554,116          Sq. Ft.
    2      San Francisco                CA      94103         1907/1981            1997/1999       326,922            Sq. Ft.
    3      New York                     NY      10012           1897                 1994          312,571            Sq. Ft.
    4      Middlesex                    NJ      08540           1976                               515,126            Sq. Ft.
    5      San Bernardino               CA      91709           2000                               260,957            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    6      Fort Bend County             TX      77479           2003                               185,545            Sq. Ft.
    7      Collin                       TX      75034           2002                               182,147            Sq. Ft.
    8      Franklin                     OH      43215           1973                 2002          477,259            Sq. Ft.
    9      Various                      NJ      Various        Various               2003          405,830            Sq. Ft.
   9.1     Middlesex                    NJ      08820           1983                 2003          92,002             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   9.2     Atlantic                     NJ      08234           1979                 2003          91,400             Sq. Ft.
   9.3     Middlesex                    NJ      08857           1978                 2003          80,900             Sq. Ft.
   9.4     Middlesex                    NJ      07095           1986                 2003          74,928             Sq. Ft.
   9.5     Monmouth                     NJ      07731           1979                 2003          66,600             Sq. Ft.
    10     Suffolk                      NY      11755           1986                 2003          251,236            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    11     Denton                       TX      75028           2003                               169,203            Sq. Ft.
    12     Prince George's              MD      20708           1964                 2004          330                Units
    13     Pitt                         NC      27858           1998                               254                Units
    14     Various                      Various Various        Various              Various        305,949            Sq. Ft.
   14.1    Los Angeles                  CA      91502           1987                               81,260             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   14.2    Los Angeles                  CA      90039           1998                               63,925             Sq. Ft.
   14.3    Palm Beach                   FL      33406           1985                               52,822             Sq. Ft.
   14.4    Palm Beach                   FL      33409           1986                               55,192             Sq. Ft.
   14.5    Clark                        NV      89115           1998                               52,750             Sq. Ft.
    15     Portage                      OH      44241           1977                 2003          580                Pads
--------------------------------------------------------------------------------------------------------------------------------
    16     Various                      Various Various        Various              Various        7,748,809          Sq. Ft.
   16.1    Cook                         IL      60604           1923                 2004          1,027,783          Sq. Ft.
   16.2    San Francisco                CA      94103           1959                 1989          481,064            Sq. Ft.
   16.3    Mecklenberg                  NC      28202           1996                               413,407            Sq. Ft.
   16.4    Spokane                      WA      99210           1979                               359,843            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   16.5    Duval                        FL      32256           1990                               295,895            Sq. Ft.
   16.6    Duval                        FL      32256           1990                               233,311            Sq. Ft.
   16.7    Duval                        FL      32256           1990                               172,511            Sq. Ft.
   16.8    Miami-Dade                   FL      33015           1995                               115,662            Sq. Ft.
   16.9    Maricopa                     AZ      85034           1989                               170,151            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   16.1    Duval                        FL      32256           1990                               122,666            Sq. Ft.
  16.11    Duval                        FL      32256           1990                               118,963            Sq. Ft.
  16.12    Maricopa                     AZ      85034           1995                               150,000            Sq. Ft.
  16.13    Duval                        FL      32256           1990                               116,749            Sq. Ft.
  16.14    Duval                        FL      32256           1990                               113,861            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.15    Miami-Dade                   FL      33014           1983                               141,366            Sq. Ft.
  16.16    Spokane                      WA      99224           1983                 1988          85,154             Sq. Ft.
  16.17    Hillsborough                 FL      33607           1984                               68,868             Sq. Ft.
  16.18    Pierce                       WA      98402           1980                 1992          79,243             Sq. Ft.
  16.19    Orange                       FL      32825           1985                               112,217            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   16.2    Los Angeles                  CA      91203           1968                               46,338             Sq. Ft.
  16.21    Bexar                        TX      78208         1968/1973              1983          61,095             Sq. Ft.
  16.22    Contra Costa                 CA      94523         1981/1982                            43,104             Sq. Ft.
  16.23    Contra Costa                 CA      94523         1982/1983                            42,766             Sq. Ft.
  16.24    Los Angeles                  CA      90802           1981                               42,941             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.25    Maricopa                     AZ      85034           1989                               62,482             Sq. Ft.
  16.26    Maricopa                     AZ      85034           1989                               62,457             Sq. Ft.
  16.27    Maricopa                     AZ      85034           1989                               62,469             Sq. Ft.
  16.28    San Joaquin                  CA      95202      1971/1972/1973            1995          36,250             Sq. Ft.
  16.29    San Bernadino                CA      91761           1988                               62,659             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   16.3    Los Angeles                  CA      91106           1952                               33,033             Sq. Ft.
  16.31    Los Angeles                  CA      91766           1979                               33,513             Sq. Ft.
  16.32    Contra Costa                 CA      94523         1983/1984                            42,971             Sq. Ft.
  16.33    Santa Clara                  CA      94086           1978                               34,559             Sq. Ft.
  16.34    San Diego                    CA      92118           1983                               21,356             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.35    Riverside                    CA      92501           1976                               38,500             Sq. Ft.
  16.36    Miami-Dade                   FL      33160           1986                               36,578             Sq. Ft.
  16.37    San Diego                    CA      92037           1975                               31,482             Sq. Ft.
  16.38    Los Angeles                  CA      90602           1980                               37,996             Sq. Ft.
  16.39    Broward                      FL      33009          1960's                1996          42,944             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.40    Anne Arundel                 MD      21401           1970                               24,922             Sq. Ft.
  16.41    Harris                       TX      77060           1976                               37,846             Sq. Ft.
  16.42    Shasta                       CA      96001           1978                               32,200             Sq. Ft.
  16.43    Bernalillo                   NM      87102         1973/1983              1997          59,489             Sq. Ft.
  16.44    Santa Barbara                CA      93101           1926                 1963          24,406             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.45    Charlottesville              VA      22902           1875                 1972          57,945             Sq. Ft.
  16.46    Martin                       FL      34994           1973                               35,389             Sq. Ft.
  16.47    Orange                       CA      92660           1981                               21,511             Sq. Ft.
  16.48    Los Angeles                  CA      90247         1979/1983                            27,906             Sq. Ft.
  16.49    Hillsborough                 FL      33609           1997                               20,740             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.50    Los Angeles                  CA      90301         1948/1954                            28,909             Sq. Ft.
  16.51    Duval                        FL      32256           1990                               21,879             Sq. Ft.
  16.52    Duval                        FL      32256           1990                               21,425             Sq. Ft.
  16.53    Chatham                      GA      31401           1905                 1995          23,969             Sq. Ft.
  16.54    Whatcom                      WA      98255           1960                               24,361             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.55    Broward                      FL      33064           1970                               25,659             Sq. Ft.
  16.56    Benton                       WA      99352           1979                               25,878             Sq. Ft.
  16.57    Los Angeles                  CA      91601           1971                               22,780             Sq. Ft.
  16.58    Los Angeles                  CA      90501           1936                               16,200             Sq. Ft.
  16.59    San Diego                    CA      92025           1978                               22,400             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.60    San Bernadino                CA      92418           1970                               46,273             Sq. Ft.
  16.61    Orange                       FL      32789           1955                               32,951             Sq. Ft.
  16.62    Santa Barbara                CA      93454           1976                               20,956             Sq. Ft.
  16.63    Monterey                     CA      93901           1968                               20,967             Sq. Ft.
  16.64    Clay                         MO      64118           1978                 1990          34,145             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.65    Clark                        NV      89104           1966               1973/1994       19,908             Sq. Ft.
  16.66    King                         WA      98105           1957                               20,076             Sq. Ft.
  16.67    Fresno                       CA      93721           1965                               22,065             Sq. Ft.
  16.68    Escambia                     FL      32503           1975                 1993          27,585             Sq. Ft.
  16.69    Sutter                       CA      95991           1981                               18,900             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.70    Marion                       FL      34471         1965/1985                            31,532             Sq. Ft.
  16.71    Roanoke City                 VA      24011           1915            1984/1985/1986     27,726             Sq. Ft.
  16.72    Maricopa                     AZ      85201           1990                               20,847             Sq. Ft.
  16.73    Placer                       CA      95603           1955                               15,900             Sq. Ft.
  16.74    Lowndes                      GA      31601           1970                1994/95        29,343             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.75    Pinellas                     FL      33755           1971                 2001          17,191             Sq. Ft.
  16.76    McLennan                     TX      76701           1885                               34,108             Sq. Ft.
  16.77    Yakima                       WA      98901           1951                               28,702             Sq. Ft.
  16.78    Lynchburg City               VA      24504           1913                               63,374             Sq. Ft.
  16.79    Los Angeles                  CA      90245           1980                               13,117             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.80    Johnson                      KS      66206           1964                               24,945             Sq. Ft.
  16.81    Aiken                        SC      29801      1898/1911/1960            1998          20,918             Sq. Ft.
  16.82    Bartow                       GA      30120           1977                               21,455             Sq. Ft.
  16.83    Rutherford                   TN      37130           1978                               25,655             Sq. Ft.
  16.84    Kitsap                       WA      98337           1970                 1990          20,435             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.85    Boone                        MO      65201           1948            1970/1981/1985     20,094             Sq. Ft.
  16.86    Travis                       TX      78704           1964                 1972          26,417             Sq. Ft.
  16.87    St. Louis                    MO      63109           1972                               24,416             Sq. Ft.
  16.88    Saint Louis                  MO      63126           1978                               20,429             Sq. Ft.
  16.89    Ventura                      CA      93003           1978                               21,576             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.90    Kern                         CA      93305           1972                               14,860             Sq. Ft.
  16.91    Sacramento                   CA      95815      1954/1975/1980                          14,437             Sq. Ft.
  16.92    Kootenai                     ID      83814           1969                 1992          18,229             Sq. Ft.
  16.93    Audrain                      MO      65265           1979                               25,669             Sq. Ft.
  16.94    Fresno                       CA      93726           1981                               14,539             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.95    Los Angeles                  CA      91345           1955                               16,178             Sq. Ft.
  16.96    Cape Girardeau               MO      63703           1973                               29,301             Sq. Ft.
  16.97    Kern                         CA      93309           1981                               16,000             Sq. Ft.
  16.98    Walla Walla                  WA      99362           1979                               14,450             Sq. Ft.
  16.99    Tarrant                      TX      76112           1956                               28,562             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.100   Charlotte                    FL      33952           1971                 2002          13,119             Sq. Ft.
  16.101   Colquitt                     GA      31768           1989                               22,692             Sq. Ft.
  16.102   Saint Louis                  MO      63031           1970                 1980          21,600             Sq. Ft.
  16.103   Bernalillo                   NM      87108           1958                 1968          23,855             Sq. Ft.
  16.104   Jackson                      MO      64050           1929               1972/1990       32,530             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.105   Clark                        NV      89015           1964                 1977          12,642             Sq. Ft.
  16.106   Fresno                       CA      93725           1981                               12,971             Sq. Ft.
  16.107   Los Angeles                  CA      90807           1955                               11,937             Sq. Ft.
  16.108   Los Angeles                  CA      90031           1976                               16,285             Sq. Ft.
  16.109   Sacramento                   CA      95817           1960                               10,560             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.110   Duval                        FL      32217           1997                               10,670             Sq. Ft.
  16.111   Dallas                       TX      75006           1978                               12,853             Sq. Ft.
  16.112   Los Angeles                  CA      90262           1974                               12,720             Sq. Ft.
  16.113   Los Angeles                  CA      93550           1980                               13,278             Sq. Ft.
  16.114   Moore                        TX      79029           1976                               19,176             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.115   Hampton City                 VA      23669           1970                               24,059             Sq. Ft.
  16.116   Grant                        WA      98837           1955                 1960          16,540             Sq. Ft.
  16.117   Dallam                       TX      79022           1955                 1995          21,292             Sq. Ft.
  16.118   Los Angeles                  CA      90806           1962                               10,736             Sq. Ft.
  16.119   Miami-Dade                   FL      33013           1963                               10,212             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.120   Greene                       MO      65804           1970                 1982          15,946             Sq. Ft.
  16.121   Tulsa                        OK      74115           1952                               19,088             Sq. Ft.
  16.122   Chelan                       WA      98801           1960                               11,413             Sq. Ft.
  16.123   Grayson                      TX      75020           1965                               23,236             Sq. Ft.
  16.124   Brown                        TX      76801           1972                               22,643             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.125   Dougherty                    GA      31701           1960                 1995          35,610             Sq. Ft.
  16.126   Montgomery                   KS      67301           1980                               24,150             Sq. Ft.
  16.127   Titus                        TX      75455           1960                               21,710             Sq. Ft.
  16.128   Highlands                    FL      33870           1961                 1999          31,699             Sq. Ft.
  16.129   Los Angeles                  CA      90221           1962                 1976          10,990             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.130   Franklin                     WA      99301         1968/1974                            23,709             Sq. Ft.
  16.131   Clallam                      WA      98362           1922               1972/1973       16,187             Sq. Ft.
  16.132   Boone                        AR      72601           1964               1972/1980       23,521             Sq. Ft.
  16.133   Manatee                      FL      34221           1950                 2002          28,909             Sq. Ft.
  16.134   Hidalgo                      TX      78572           1950                 2001          12,079             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.135   Clallam                      WA      98331           1980                               12,327             Sq. Ft.
  16.136   Los Angeles                  CA      90006           1959                               10,660             Sq. Ft.
  16.137   Barrow                       GA      30680           1970                               11,500             Sq. Ft.
  16.138   Baltimore City               MD      21224           1950                               28,484             Sq. Ft.
  16.139   Halifax                      VA      24592           1974                               24,151             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.140   Phelps                       MO      65401           1927               1972/1983       12,715             Sq. Ft.
  16.141   Norton City                  VA      24273           1905                 1992          20,058             Sq. Ft.
  16.142   Lafayette                    MO      64607           1894                 1979          12,300             Sq. Ft.
  16.143   Lake                         FL      34711           1973                               13,572             Sq. Ft.
  16.144   Maricopa                     AZ      85012           1970                               10,067             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.145   Tehama                       CA      96080           1983                 2001          20,320             Sq. Ft.
  16.146   Broward                      FL      33020           1958                               27,712             Sq. Ft.
  16.147   Pulaski                      MO      65556           1951                               10,981             Sq. Ft.
  16.148   Greene                       MO      65807           1965                 1981          15,904             Sq. Ft.
  16.149   Muskogee                     OK      74401           1920                 1990          27,495             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
  16.150   Asansas/San Patricio         TX      78336           1972                               14,970             Sq. Ft.
  16.151   Grays Harbor                 WA      98520           1960                               30,724             Sq. Ft.
    17     Mecklenberg                  NC      28209           2003                               101,972            Sq. Ft.
    18     Montgomery                   TX      77380           2000                               320                Units
    19     Dallas                       TX      75205           2003                               80,115             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    20     Virginia Beach City          VA      23455           1975                 2003          299                Units
    21     Will                         IL      60451           2004                               692,913            Sq. Ft.
    22     Essex                        NJ      07004          1960's                1997          365,580            Sq. Ft.
    23     Cumberland                   NC      28314           2002                               264                Units
    24     Chesterfield                 VA      23831           1974                 1987          513                Pads
--------------------------------------------------------------------------------------------------------------------------------
    25     Sacramento                   CA      95835           2002                               268                Units
    26     Onondaga                     NY      13066           1968                 1992          132,155            Sq. Ft.
    27     Stafford                     VA      22554           2002                               188                Units
    28     Dakota                       MN      55337           1991                 2002          262,965            Sq. Ft.
    29     Will                         IL      60449           1992                               411                Pads
--------------------------------------------------------------------------------------------------------------------------------
    30     Anne Arundel                 MD      21060           1992                               154,661            Sq. Ft.
    31     Pulaski                      AR      72223           1995                               223                Units
    32     Norfolk                      VA      23513           1974                 1998          300                Units
    33     San Clara                    CA      95070           1951                 1995          80,579             Sq. Ft.
    34     Charlotte                    FL      34223           1990                               213,739            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    35     Volusia                      FL      32129           1971                               433                Pads
    36     Los Angeles                  CA      91801           2002                               76,920             Sq. Ft.
    37     Cook                         IL      60605           1917                 1999          161,031            Sq. Ft.
           Various                      GA      Various         1992                               167,923            Sq. Ft.
    38     Glynn                        GA      31525           1992                               111,924            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    39     Lowndes                      GA      31601           1992                               55,999             Sq. Ft.
    40     Yellowstone                  MT      59102           1962                 1995          491                Pads
    41     Mecklenburg                  NC      28213           2002                               117                Units
    42     Harris                       TX      77057           1975                 2002          71,017             Sq. Ft.
    43     Clark                        NV      89147           1987                               258                Pads
--------------------------------------------------------------------------------------------------------------------------------
    44     Sacramento                   CA      95835           2002                               172                Units
    45     San Mateo                    CA      94063          1950's                2002          141                Pads
    46     Palm Beach                   FL      33410           2001                               90,322             Sq. Ft.
    47     Broward                      FL      33321           1987                 2000          199                Units
    48     Tarrant                      TX      76248           2002                               93,526             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    49     Various                      CA      Various        Various                             214,472            Sq. Ft.
   49.1    Orange                       CA      92704           1978                               103,546            Sq. Ft.
   49.2    Los Angeles                  CA      90670           1974                               81,118             Sq. Ft.
   49.3    Los Angeles                  CA      90650           1979                               29,808             Sq. Ft.
    50     Stark                        OH      44647           1972                 2003          312                Pads
--------------------------------------------------------------------------------------------------------------------------------
    51     Burlington                   NJ      08053           1991                               80,126             Sq. Ft.
    52     Winnebago                    IL      Various        Various                             122                Units
   52.1    Winnebago                    IL      61109           1998                               80                 Units
   52.2    Winnebago                    IL      61108           2001                               42                 Units
    53     Mercer                       NJ      08520           1970                               183                Units
--------------------------------------------------------------------------------------------------------------------------------
           San Diego                    CA      92108           1983                               88,588             Sq. Ft.
    54     San Diego                    CA      92108           1983                               50,055             Sq. Ft.
    55     San Diego                    CA      92108           1983                               38,533             Sq. Ft.
    56     Chatham                      GA      31406           1977                 2003          216                Units
    57     Kings                        NY      11217           1963               2003/2004       30,000             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    58     Hampton City                 VA      23669           1972              Mid 1980's       251                Units
    59     Morris                       NJ      07081           1951                               110                Units
    60     Maricopa                     AZ      85303           1985                               232                Units
    61     Fulton                       GA      30306           1936                 1996          65                 Units
    62     Tarrant                      TX      76132           1996                 2000          106,496            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    63     El Paso                      CO      80907           1993                               70,045             Sq. Ft.
    64     Collier                      FL      34103           1985                               48,875             Sq. Ft.
    65     Orange                       CA      92627           1961                 2002          55,997             Sq. Ft.
    66     Hidalgo                      TX      78572           2003                               75,016             Sq. Ft.
    67     Boulder                      CO      80301           1968                               188,333            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    68     Smith                        TX      75703           1979                               176                Units
    69     Duval                        FL      32250           2003                               36,810             Sq. Ft.
    70     Onondaga                     NY      13210           1972                 1985          256                Units
    71     Brown                        WI      54304           1999                               125                Rooms
    72     Orange                       CA      92867           2000                               91,080             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    73     Barnstable                   MA      02660           1965                               310                Pads
    74     Merrimack                    NH      03301           1986                 1995          108                Units
    75     Middlesex                    MA      01720           1956                 1967          68                 Units
    76     Adams                        CO      80233           1996                               45,200             Sq. Ft.
    77     Okaloosa                     FL      32541           2002                               50,549             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    78     St. Louis                    MO      63132           1963                 1999          72                 Units
    79     Clark                        NV      89014           2000                               63,475             Sq. Ft.
    80     New York                     NY      10001           1900                 1992          20,000             Sq. Ft.
    81     Collin                       TX      75035           2003                               31,703             Sq. Ft.
    82     Norfolk City                 VA      23505           1987                               119                Units
--------------------------------------------------------------------------------------------------------------------------------
    83     Suffolk                      NY      11751           1993                               112                Units
    84     Marion                       IN      46204           1910                 1999          43,777             Sq. Ft.
    85     Los Angeles                  CA      90069           1956                1970's         17,265             Sq. Ft.
    86     Bernalillo                   NM      87110           2000                               44,271             Sq. Ft.
    87     New Haven                    CT      06513           1986                 2003          84                 Units
--------------------------------------------------------------------------------------------------------------------------------
    88     Richmond                     VA      23220           1919                 2000          36                 Units
    89     Maricopa                     AZ      85234           1997                               27,702             Sq. Ft.
    90     Tarrant                      TX      76021           1984                               85,931             Sq. Ft.
    91     Collin                       TX      75035           1998                               71,375             Sq. Ft.
    92     Orange                       CA      90680           1973                 1997          54,952             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
    93     Howard                       MD      21075           1999                               63,875             Sq. Ft.
    94     Alameda                      CA      94539           1987                               51,254             Sq. Ft.
    95     Okaloosa                     FL      32541           2002                               12,739             Sq. Ft.
    96     Bexar                        TX      78216           2002                               14,490             Sq. Ft.
    97     Tulsa                        OK      74012           2003                               14,560             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
           Various                      TX      Various         2003                               22,200             Sq. Ft.
    98     Harris                       TX      77546           2003                               12,000             Sq. Ft.
    99     Galveston                    TX      77565           2003                               10,200             Sq. Ft.
   100     Jefferson                    AL      35211           2003                               13,650             Sq. Ft.
   101     Santa Barbara                CA      93436           2004                               479,160            Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   102     Tarrant                      TX      76092           2000                               62,175             Sq. Ft.
   103     Orange                       CA      92627           1975                 2002          27,696             Sq. Ft.
           Various                      Various Various        Various                             18,400             Sq. Ft.
   104     Catoosa                      GA      30742           2002                               10,400             Sq. Ft.
   105     Hamilton                     TN      37343           2003                               8,000              Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   106     San Bernardino               CA      91763           1984                               42,670             Sq. Ft.
   107     Scott                        IA      52722           2003                               14,490             Sq. Ft.
   108     Milwaukee                    WI      53209           1980                 2003          40                 Units
   109     Middlesex                    MA      08167           1963                               39                 Units
   110     Suffolk                      NY      11796           1988                 2003          52                 Units
--------------------------------------------------------------------------------------------------------------------------------
   111     Kane County                  IL      60110           2002                               15,513             Sq. Ft.
   112     Clark                        WA      98682           2003                               51                 Units
   113     Lafayette Parish             LA      70501           2003                               12,739             Sq. Ft.
   114     Norfolk City                 VA      23502           1991                               60,900             Sq. Ft.
   115     De Soto                      MS      38632           2002                               14,700             Sq. Ft.
--------------------------------------------------------------------------------------------------------------------------------
   116     Montgomery                   VA      24073           2003                               9,525              Sq. Ft.
   117     Santa Rosa County            FL      32571           2002                               12,098             Sq. Ft.
   118     Milwaukee                    WI      53208           1968                               45                 Units
   119     DeSoto                       MS      38671           1979                 1986          44,160             Sq. Ft.

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

              LOAN PER NET              PREPAYMENT
             RENTABLE AREA              PROVISIONS
    ID        SF/UNITS (4)          (# OF PAYMENTS) (6)                   PROPERTY NAME
----------------------------------------------------------------------------------------------------------------------
    1                   218.77       L(25),D(88),O(7)   Tysons Corner Center
    2                   262.29       L(25),D(92),O(3)   Pacific Place
    3                   231.27       L(27),D(89),O(4)   The Prince Building (11)
    4                   107.22       L(27),D(89),O(4)   Princeton Office (9)
    5                   150.14       L(30),D(51),O(3)   Chino Hills Crossroads Marketplace (11)
----------------------------------------------------------------------------------------------------------------------
    6                   170.30       L(29),D(88),O(3)   Riverpark Shopping Center
    7                   173.33       L(25),D(92),O(3)   Stonebriar Plaza
    8                    57.57       L(25),D(91),O(4)   Continental Centre
    9                    66.55       L(24),D(33),O(3)   Extra Space New Jersey (9)
   9.1                                                  Edison
----------------------------------------------------------------------------------------------------------------------
   9.2                                                  Egg Harbor
   9.3                                                  Old Bridge
   9.4                                                  Woodbridge
   9.5                                                  Howell
    10                  107.47       L(24),D(89),O(7)   Lake Grove Plaza
----------------------------------------------------------------------------------------------------------------------
    11                  154.25       L(29),D(88),O(3)   Highlands at Flower Mound
    12               66,666.67       L(24),D(56),O(4)   Briarwood Apartments
    13               85,328.27       L(25),D(32),O(3)   Pirates Cove Apartments
    14                   66.60       L(24),D(33),O(3)   Extra Space Portfolio #1 (9)
   14.1                                                 Extra Space - Burbank
----------------------------------------------------------------------------------------------------------------------
   14.2                                                 Extra Space - Casitas
   14.3                                                 Extra Space - Forest Hill
   14.4                                                 Extra Space - Military Trail
   14.5                                                 Extra Space - Lamont
    15               34,474.14       L(26),D(91),O(3)   Continental Communities - Camelot Village MHC
----------------------------------------------------------------------------------------------------------------------
    16                   43.79       L(24),D(91),O(5)   AFR/Bank of America Portfolio (9)
   16.1                                                 Bank of America Center
   16.2                                                 Van Ness & Market
   16.3                                                 525 N Tryon-Odell Building
   16.4                                                 Bank of America Financial Ctr
----------------------------------------------------------------------------------------------------------------------
   16.5                                                 Jacksonville Ops CTR/#600
   16.6                                                 Jacksonville Ops CTR/#100
   16.7                                                 Jacksonville Ops CTR/#400
   16.8                                                 South Region TPC
   16.9                                                 Catalina-Bank of America Ctr
----------------------------------------------------------------------------------------------------------------------
   16.1                                                 Jacksonville Ops CTR/#200
  16.11                                                 Jacksonville Ops CTR/#700
  16.12                                                 South Mountain-Bank of America
  16.13                                                 Jacksonville Ops CTR/#500
  16.14                                                 Jacksonville Ops CTR/#300
----------------------------------------------------------------------------------------------------------------------
  16.15                                                 Miami Lakes Operation CTR
  16.16                                                 Spokane Bankcard Services
  16.17                                                 Century Park
  16.18                                                 Bank of America Plaza
  16.19                                                 Mendham Operations Center
----------------------------------------------------------------------------------------------------------------------
   16.2                                                 Glendale Main
  16.21                                                 Fort Sam Houston
  16.22                                                 Ellinwood Center #300
  16.23                                                 Ellinwood Center #400
  16.24                                                 Long Beach Financial
----------------------------------------------------------------------------------------------------------------------
  16.25                                                 Maricopa-Bank of America Ctr
  16.26                                                 Camelback-Bank of America CTR
  16.27                                                 McDowell-Bank of America Ctr
  16.28                                                 Stockton Main Office
  16.29                                                 Inland Empire Cash Vault
----------------------------------------------------------------------------------------------------------------------
   16.3                                                 Lake & Colorado Br
  16.31                                                 Pomona Main
  16.32                                                 Ellinwood Center #500
  16.33                                                 Sunnyvale Main Branch
  16.34                                                 Coronado Branch
----------------------------------------------------------------------------------------------------------------------
  16.35                                                 Riverside Main
  16.36                                                 Williams Islands
  16.37                                                 La Jolla Main
  16.38                                                 Whittier Office
  16.39                                                 Hallandale Beach
----------------------------------------------------------------------------------------------------------------------
  16.40                                                 Annapolis Church Circle - BAL
  16.41                                                 Greenspoint
  16.42                                                 Redding Main Branch
  16.43                                                 Albuquerque Operations Center
  16.44                                                 Santa Barbara
----------------------------------------------------------------------------------------------------------------------
  16.45                                                 Charlottesville
  16.46                                                 Plaza
  16.47                                                 Irvine Industrial
  16.48                                                 Gardena Main
  16.49                                                 Westshore Mall
----------------------------------------------------------------------------------------------------------------------
  16.50                                                 Inglewood Main Office
  16.51                                                 Jacksonville Ops Ctr/School
  16.52                                                 Jacksonville Ops CTR/Daycare
  16.53                                                 Bull Street
  16.54                                                 Bellingham
----------------------------------------------------------------------------------------------------------------------
  16.55                                                 Lighthouse Point
  16.56                                                 Richland
  16.57                                                 North Hollywood
  16.58                                                 Torrance Sartori
  16.59                                                 Escondido Main Office
----------------------------------------------------------------------------------------------------------------------
  16.60                                                 San Bernadino Main
  16.61                                                 Winter Park
  16.62                                                 Santa Maria Branch
  16.63                                                 Salinas Main Branch
  16.64                                                 Oak Trafficway Facility
----------------------------------------------------------------------------------------------------------------------
  16.65                                                 Paradise Valley
  16.66                                                 University
  16.67                                                 Fresno Proof/Vault
  16.68                                                 Cordova
  16.69                                                 Yuba City Branch
----------------------------------------------------------------------------------------------------------------------
  16.70                                                 Ocala Downtown
  16.71                                                 Roanoke
  16.72                                                 Mesa Main
  16.73                                                 Auburn
  16.74                                                 Valdosta Main
----------------------------------------------------------------------------------------------------------------------
  16.75                                                 Gulf to Bay
  16.76                                                 Waco
  16.77                                                 Yakima Valley Bldg/BR
  16.78                                                 Lynchburg
  16.79                                                 El Segundo
----------------------------------------------------------------------------------------------------------------------
  16.80                                                 Mission Facility
  16.81                                                 Aiken Main Office
  16.82                                                 Cartersville Main
  16.83                                                 Murfreesboro Main Office
  16.84                                                 Bremerton
----------------------------------------------------------------------------------------------------------------------
  16.85                                                 Columbia Facility
  16.86                                                 South Austin
  16.87                                                 Hampton-Main Facility
  16.88                                                 Concord Village
  16.89                                                 Ventura Main Office
----------------------------------------------------------------------------------------------------------------------
  16.90                                                 East Bakersfield Office
  16.91                                                 North Sacramento Branch
  16.92                                                 Coeur D'alene BDLG/BR
  16.93                                                 Mexico Facility
  16.94                                                 Cedar & Shields
----------------------------------------------------------------------------------------------------------------------
  16.95                                                 Sepulveda-Devonshire BR
  16.96                                                 William Street Facility
  16.97                                                 Stockdale
  16.98                                                 Walla Walla
  16.99                                                 Fort Worth East
----------------------------------------------------------------------------------------------------------------------
  16.100                                                Port Charlotte
  16.101                                                Moultrie Main
  16.102                                                Florissant Facility
  16.103                                                East Central Facility
  16.104                                                Independence Square
----------------------------------------------------------------------------------------------------------------------
  16.105                                                Henderson
  16.106                                                Calwa
  16.107                                                Bixby-Atlantic
  16.108                                                Lincoln Heights Branch
  16.109                                                Oak Park Branch
----------------------------------------------------------------------------------------------------------------------
  16.110                                                San Jose
  16.111                                                Carrollton
  16.112                                                Lynwood Branch
  16.113                                                Palmdale Branch
  16.114                                                Dumas Banking Center
----------------------------------------------------------------------------------------------------------------------
  16.115                                                Old Hampton
  16.116                                                Moses Lake
  16.117                                                Dalhart Banking Center
  16.118                                                Willow-Daisy Branch
  16.119                                                North Hialeah
----------------------------------------------------------------------------------------------------------------------
  16.120                                                South Glenstone Facility
  16.121                                                Admiral
  16.122                                                N Wenatchee
  16.123                                                Denison
  16.124                                                Brownwood
----------------------------------------------------------------------------------------------------------------------
  16.125                                                Albany Main Office
  16.126                                                Penn Street Facility
  16.127                                                Mount Pleasant
  16.128                                                Ridgewood
  16.129                                                East Compton Branch
----------------------------------------------------------------------------------------------------------------------
  16.130                                                Pasco
  16.131                                                Port Angeles
  16.132                                                Harrison Main
  16.133                                                Downtown Palmetto
  16.134                                                Mission
----------------------------------------------------------------------------------------------------------------------
  16.135                                                Forks
  16.136                                                Pico-Vermont Branch
  16.137                                                Winder (BS)
  16.138                                                Highlandtown - BAL
  16.139                                                South Boston
----------------------------------------------------------------------------------------------------------------------
  16.140                                                Downtown Facility
  16.141                                                Norton - 7th Street
  16.142                                                Lexington Facility
  16.143                                                Clermont
  16.144                                                Camelback Uptown
----------------------------------------------------------------------------------------------------------------------
  16.145                                                Red Bluff Branch
  16.146                                                Hollywood/Tyler
  16.147                                                Richland Facility
  16.148                                                West Sunshine Facility
  16.149                                                Muskogee Main Facility
----------------------------------------------------------------------------------------------------------------------
  16.150                                                Aransas Pass (CCNB)
  16.151                                                Aberdeen Bldg/BR
    17                  188.97       L(24),D(92),O(4)   Park Towne Village
    18               57,812.50       L(24),D(33),O(3)   Lake Wyndemere Apartments
    19                  230.06       L(27),D(90),O(3)   Knox Park Village Retail (11)
----------------------------------------------------------------------------------------------------------------------
    20               60,651.52       L(26),D(91),O(3)   Pembroke Lake
    21                   25.11       L(25),D(92),O(3)   Michaels Midwest Warehouse Center
    22                   46.28       L(29),D(88),O(3)   Fairfield Business Center (9)
    23               63,636.36       L(25),D(91),O(4)   Legacy at Cross Creek Apartments
    24               32,251.62       L(25),D(92),O(3)   Kellam MHP Portfolio - Greenleigh
----------------------------------------------------------------------------------------------------------------------
    25               61,406.45       L(31),D(86),O(3)   Miramonte Apartments Sacramento
    26                  122.58       L(24),D(93),O(3)   Merola Medical Office Portfolio (9)
    27               85,638.30       L(24),D(92),O(4)   Aquia Terrace Apartments
    28                   55.85       L(25),D(92),O(3)   Burnsville Marketplace
    29               35,505.57       L(29),D(52),O(3)   MHC Portfolio - Golf Vista Estates
----------------------------------------------------------------------------------------------------------------------
    30                   90.44       L(25),D(92),O(2)   Ordnance Plaza - 2
    31               62,005.39       L(29),D(88),O(3)   Grove at Pleasant Valley
    32               45,416.22       L(28),D(89),O(3)   Ramblewood Apartments
    33                  163.32       L(60),YM1(57),O(3) Quito Village Shopping Center
    34                   60.17       L(27),D(90),O(3)   Merchants Crossing
----------------------------------------------------------------------------------------------------------------------
    35               29,206.51       L(29),D(28),O(3)   MHC Portfolio - Lighthouse Pointe
    36                  162.51       L(24),D(56),O(4)   Alhambra Renaissance Center
    37                   73.25       L(26),D(91),O(3)   427 S. LaSalle
                         67.80       L(25),D(92),O(3)   Prado Properties Portfolio  (Crossed Rollup)
    38                   66.92       L(25),D(92),O(3)   Village at Glynn Place SC
----------------------------------------------------------------------------------------------------------------------
    39                   69.55       L(25),D(92),O(3)   Baytree Village
    40               22,484.73       L(29),D(88),O(3)   MHC Portfolio - Casa Village
    41               93,269.31       L(25),D(32),O(3)   University Walk Apartments
    42                  153.01       L(25),D(93),O(2)   Mariner Village Shopping Center
    43               41,635.25       L(29),D(28),O(3)   MHC Portfolio - Flamingo West
----------------------------------------------------------------------------------------------------------------------
    44               61,406.45       L(31),D(86),O(3)   Trovas Apartments Sacramento
    45               72,104.84       L(27),D(54),O(3)   Bayshore Villa MHC
    46                  111.70       L(27),D(90),O(3)   Northmil Plaza
    47               50,575.76       L(27),D(90),O(3)   Water Place at Woodmont
    48                  106.51       L(28),D(89),O(3)   Keller Place
----------------------------------------------------------------------------------------------------------------------
    49                   45.65       L(25),D(93),O(2)   Bendetti Industrial Portfolio (9)
   49.1                                                 Bendetti Industrial Portfolio-Clauset Business Park
   49.2                                                 Bendetti Industrial Portfolio-Commerce Center
   49.3                                                 Bendetti Industrial Portfolio-Carmenita Pumice Business Park
    50               29,572.68       L(26),D(31),O(3)   Continental Communities - Rolling Hills MHC
----------------------------------------------------------------------------------------------------------------------
    51                  111.97       L(27),D(90),O(3)   Shops at Borders
    52               68,132.83       L(25),D(93),O(2)   Hampton Apartment Portfolio (9)
   52.1                                                 Hampton Woods
   52.2                                                 Hampton Crossing
    53               42,235.06       L(38),YM1(79),O(3) Twin Rivers Apartments East Windsor
----------------------------------------------------------------------------------------------------------------------
                         86.64       L(24),D(89),O(7)   2535 - 2635 Camino Del Rio South (Crossed Rollup)
    54                   81.41       L(24),D(89),O(7)   2535 Camino Del Rio South
    55                   93.43       L(24),D(89),O(7)   2635 Camino Del Rio South
    56               34,722.22       L(24),D(92),O(4)   Hunter's Bluff Apartments
    57                  250.00       L(24),D(92),O(4)   35 Fourth Avenue
----------------------------------------------------------------------------------------------------------------------
    58               29,815.14       L(26),D(91),O(3)   New Hampton Commons
    59               67,906.59       L(39),YM1(78),O(3) Rockaway Gardens
    60               30,689.66       L(28),D(31),O(1)   Summerhill Place Apartments
    61              107,983.51       L(27),D(90),O(3)   Telephone Factory Lofts
    62                   65.67       L(42),D(87),O(3)   Ridge Rock Plaza
----------------------------------------------------------------------------------------------------------------------
    63                   98.23       L(27),D(90),O(3)   Union Medical Building
    64                  139.13       L(24),D(57),O(3)   Tanglewood Plaza
    65                  120.54       L(60),YM1(56),O(4) 17th Street Promenade
    66                   87.50       L(25),D(107),O(3)  T-Mobile USA
    67                   34.27       L(60),YM1(57),O(3) Foothills Industrial Park
----------------------------------------------------------------------------------------------------------------------
    68               36,282.10       L(26),D(92),O(2)   Arbors on Chimney Rock
    69                  166.18       L(28),D(89),O(3)   3rd Street Village Shops
    70               23,805.68       L(25),D(93),O(2)   Clarendon Heights Apartments
    71               48,738.20       L(25),D(92),O(3)   Hilton Garden Inn, Green Bay
    72                   66.68       L(27),D(90),O(3)   Chapman Self Storage
----------------------------------------------------------------------------------------------------------------------
    73               19,354.84       L(24),D(33),O(3)   Old Chatham RV Resort
    74               52,612.45       L(27),D(90),O(3)   Hillside View Apartments
    75               83,529.41       L(24),D(57),O(3)   Iris Court
    76                  122.79       L(25),D(55),O(4)   Washington Point II Shopping Center
    77                  108.81       L(24),D(74),O(2)   Shoppes of Paradise Key Phase II
----------------------------------------------------------------------------------------------------------------------
    78               74,775.05       L(27),D(90),O(3)   Brentmoor Place
    79                   83.24       L(32),D(86),O(2)   Best Storage
    80                  249.75       L(25),D(92),O(3)   136-138 West 34th St
    81                  153.97       L(28),D(89),O(3)   Hillcrest Medical Park
    82               39,319.63       L(27),D(90),O(3)   Hampton Creek Apartments
----------------------------------------------------------------------------------------------------------------------
    83               41,666.98       L(26),D(151),O(3)  Greenview Village - Islip
    84                  102.50       L(26),D(91),O(3)   Morrison Opera Building
    85                  244.83       L(27),D(90),O(3)   8721 Sunset Blvd
    86                   91.22       L(27),D(90),O(3)   Shops at Carlisle
    87               47,515.50       L(26),D(91),O(3)   Brook Hollow Apts
----------------------------------------------------------------------------------------------------------------------
    88              110,718.97       L(27),D(30),O(3)   Capital Garage Apartments
    89                  143.88       L(27),D(90),O(3)   Bayshore Plaza (11)
    90                   45.19       L(27),D(32),O(1)   Harwood Village Shopping Center
    91                   51.63       L(27),D(90),O(3)   Plantation Self Storage
    92                   66.79       L(27),D(89),O(4)   Public Storage Stanton
----------------------------------------------------------------------------------------------------------------------
    93                   56.74       L(29),D(88),O(3)   Self Storage Plus - Elkridge
    94                   70.08       L(24),D(93),O(3)   Lockaway Storage Fremont
    95                  257.39       L(27),D(90),O(3)   Eckerds Destin
    96                  220.35       L(26),D(91),O(3)   Walgreens - San Antonio
    97                  212.30       L(27),D(90),O(3)   Walgreens - Broken Arrow
----------------------------------------------------------------------------------------------------------------------
                        136.49       L(24),D(93),O(3)   David's Bridal & Kemah Marketplace Portfolio  (Crossed Rollup)
    98                  141.67       L(24),D(93),O(3)   David's Bridal
    99                  130.39       L(24),D(93),O(3)   Kemah Marketplace
   100                  219.17       L(27),D(90),O(3)   Walgreens Birmingham
   101                    6.24       L(59),YM1(58),O(3) Home Depot - Lompoc, CA (Ground Lease)
----------------------------------------------------------------------------------------------------------------------
   102                   44.85       L(27),D(90),O(3)   Keep Safe Self Storage
   103                   99.29       L(60),YM1(56),O(4) Westport Plaza Retail Center
                        148.84       L(27),D(90),O(3)   Blockbuster Portfolio  (Crossed Rollup)
   104                  143.63       L(27),D(90),O(3)   Blockbuster Retail Center (A) in Ft. Oglethorpe
   105                  155.60       L(27),D(90),O(3)   Blockbuster Retail Center in Chattanooga
----------------------------------------------------------------------------------------------------------------------
   106                   63.79       L(24),D(93),O(3)   Lockaway Storage Montclair
   107                  185.76       L(26),D(91),O(3)   Walgreens - Bettendorf
   108               65,775.79       L(27),D(31),O(2)   Juniper Apartments
   109               64,102.56       L(24),D(57),O(3)   General Washington
   110               43,917.41       L(26),D(151),O(3)  Greenview West Sayville
----------------------------------------------------------------------------------------------------------------------
   111                  135.73       L(29),D(88),O(3)   Alexis Court
   112               40,107.35       L(26),D(91),O(3)   Heritage Park Apartments
   113                  155.87       L(29),D(88),O(3)   Eckerd's - Lafayette
   114                   31.41       L(27),D(90),O(3)   NB Handy Building
   115                  119.27       L(28),D(89),O(3)   Magnolia Plaza
----------------------------------------------------------------------------------------------------------------------
   116                  177.98       L(27),D(90),O(3)   Frontier Development
   117                  138.74       L(25),D(92),O(3)   Pea Ridge Shopping Center
   118               34,548.90       L(27),D(31),O(2)   Juneau Apartments
   119                   24.51       L(26),D(91),O(3)   Midsouth Self Storage

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

                THIRD          THIRD MOST          SECOND         SECOND MOST                             MOST RECENT
             MOST RECENT       RECENT NOI       MOST RECENT       RECENT NOI         MOST RECENT              NOI
    ID           NOI              DATE              NOI              DATE                NOI                 DATE
----------------------------------------------------------------------------------------------------------------------------
    1           40,021,560     06/30/2001          38,192,742     06/30/2002             41,320,162     T-12 11/30/2003
    2           12,014,933     12/31/2001          12,338,465     12/31/2002             12,939,503     Ann. 10/31/2003
    3            5,637,784     12/31/2001           7,170,692     12/31/2002              7,068,923       09/30/2003
    4            7,328,927     12/31/2001           7,665,345     12/31/2002              6,921,002       10/31/2003
    5                                                                                     2,847,583       11/30/2003
----------------------------------------------------------------------------------------------------------------------------
    6
    7
    8            3,448,323     12/31/2001           3,965,255   Ann. 9/30/2002            2,562,862       12/31/2003
    9                                               2,863,733     12/31/2002              2,821,788       11/30/2003
   9.1                                                792,919     12/31/2002                771,263       11/30/2003
----------------------------------------------------------------------------------------------------------------------------
   9.2                                                609,154     12/31/2002                599,206       11/30/2003
   9.3                                                644,567     12/31/2002                639,731       11/30/2003
   9.4                                                451,049     12/31/2002                449,397       11/30/2003
   9.5                                                366,044     12/31/2002                362,191       11/30/2003
    10           3,933,842     12/31/2001           3,519,855     12/31/2002
----------------------------------------------------------------------------------------------------------------------------
    11                                                                                      718,763       08/30/2003
    12           1,702,000     12/31/2001           1,744,252     12/31/2002              1,952,345       12/31/2003
    13                                              1,956,008     12/31/2002              1,886,092       12/31/2003
    14           2,053,508     12/31/2001           2,145,501     12/31/2002              2,177,820       12/31/2003
   14.1            956,649     12/31/2001             988,060     12/31/2002                975,522       12/31/2003
----------------------------------------------------------------------------------------------------------------------------
   14.2            502,793     12/31/2001             517,227     12/31/2002                505,782       12/31/2003
   14.3            228,484     12/31/2001             247,712     12/31/2002                277,885       12/31/2003
   14.4            300,848     12/31/2001             304,042     12/31/2002                293,790       12/31/2003
   14.5             64,734     12/31/2001              88,460     12/31/2002                124,841       12/31/2003
    15                                              1,634,826     12/31/2002              1,765,594     Ann. 10/31/2003
----------------------------------------------------------------------------------------------------------------------------
    16
   16.1
   16.2
   16.3
   16.4
----------------------------------------------------------------------------------------------------------------------------
   16.5
   16.6
   16.7
   16.8
   16.9
----------------------------------------------------------------------------------------------------------------------------
   16.1
  16.11
  16.12
  16.13
  16.14
----------------------------------------------------------------------------------------------------------------------------
  16.15
  16.16
  16.17
  16.18
  16.19
----------------------------------------------------------------------------------------------------------------------------
   16.2
  16.21
  16.22
  16.23
  16.24
----------------------------------------------------------------------------------------------------------------------------
  16.25
  16.26
  16.27
  16.28
  16.29
----------------------------------------------------------------------------------------------------------------------------
   16.3
  16.31
  16.32
  16.33
  16.34
----------------------------------------------------------------------------------------------------------------------------
  16.35
  16.36
  16.37
  16.38
  16.39
----------------------------------------------------------------------------------------------------------------------------
  16.40
  16.41
  16.42
  16.43
  16.44
----------------------------------------------------------------------------------------------------------------------------
  16.45
  16.46
  16.47
  16.48
  16.49
----------------------------------------------------------------------------------------------------------------------------
  16.50
  16.51
  16.52
  16.53
  16.54
----------------------------------------------------------------------------------------------------------------------------
  16.55
  16.56
  16.57
  16.58
  16.59
----------------------------------------------------------------------------------------------------------------------------
  16.60
  16.61
  16.62
  16.63
  16.64
----------------------------------------------------------------------------------------------------------------------------
  16.65
  16.66
  16.67
  16.68
  16.69
----------------------------------------------------------------------------------------------------------------------------
  16.70
  16.71
  16.72
  16.73
  16.74
----------------------------------------------------------------------------------------------------------------------------
  16.75
  16.76
  16.77
  16.78
  16.79
----------------------------------------------------------------------------------------------------------------------------
  16.80
  16.81
  16.82
  16.83
  16.84
----------------------------------------------------------------------------------------------------------------------------
  16.85
  16.86
  16.87
  16.88
  16.89
----------------------------------------------------------------------------------------------------------------------------
  16.90
  16.91
  16.92
  16.93
  16.94
----------------------------------------------------------------------------------------------------------------------------
  16.95
  16.96
  16.97
  16.98
  16.99
----------------------------------------------------------------------------------------------------------------------------
  16.100
  16.101
  16.102
  16.103
  16.104
----------------------------------------------------------------------------------------------------------------------------
  16.105
  16.106
  16.107
  16.108
  16.109
----------------------------------------------------------------------------------------------------------------------------
  16.110
  16.111
  16.112
  16.113
  16.114
----------------------------------------------------------------------------------------------------------------------------
  16.115
  16.116
  16.117
  16.118
  16.119
----------------------------------------------------------------------------------------------------------------------------
  16.120
  16.121
  16.122
  16.123
  16.124
----------------------------------------------------------------------------------------------------------------------------
  16.125
  16.126
  16.127
  16.128
  16.129
----------------------------------------------------------------------------------------------------------------------------
  16.130
  16.131
  16.132
  16.133
  16.134
----------------------------------------------------------------------------------------------------------------------------
  16.135
  16.136
  16.137
  16.138
  16.139
----------------------------------------------------------------------------------------------------------------------------
  16.140
  16.141
  16.142
  16.143
  16.144
----------------------------------------------------------------------------------------------------------------------------
  16.145
  16.146
  16.147
  16.148
  16.149
----------------------------------------------------------------------------------------------------------------------------
  16.150
  16.151
    17                                                                                      946,585       12/31/2003
    18           1,565,131     12/31/2001           1,201,610     12/31/2002              1,284,530       12/31/2003
    19                                                                                      172,420       09/30/2003
----------------------------------------------------------------------------------------------------------------------------
    20           1,447,290     12/31/2001           1,594,940     12/31/2002              1,689,347       10/31/2003
    21
    22                                              2,123,216     12/31/2002              2,205,693       08/31/2003
    23                                                                                    1,002,798       12/25/2003
    24           1,328,047     12/31/2001           1,369,708     12/31/2002              1,408,597     Ann. 12/31/2003
----------------------------------------------------------------------------------------------------------------------------
    25                                                                                    1,663,781       12/31/2003
    26           1,985,890     12/31/2001           1,962,564     12/31/2002              1,888,160       10/31/2003
    27                                                                                    1,272,976     Ann. 10/31/2003
    28           1,993,476     12/31/2001           1,982,340     12/31/2002              1,376,966       10/31/2003
    29             882,791     12/31/2001             996,360     12/31/2002              1,384,025       12/31/2003
----------------------------------------------------------------------------------------------------------------------------
    30                                                                                    1,210,005       11/30/2003
    31           1,294,148     12/31/2001           1,303,224     12/31/2002              1,340,395       09/30/2003
    32           1,289,172     12/31/2001           1,413,505     12/31/2002              1,419,816       09/30/2003
    33           1,080,057     12/31/2001           1,190,821     12/31/2002              1,286,340       10/31/2003
    34                                                                                    1,423,265       08/30/2003
----------------------------------------------------------------------------------------------------------------------------
    35             915,254     12/31/2001             945,794     12/31/2002              1,076,421       12/31/2003
    36                                                                                    1,599,307       12/31/2003
    37           2,425,225     12/31/2001           2,640,840     12/31/2002              2,429,469       09/30/2003
                 1,318,587     12/31/2001           1,428,309     12/31/2002              1,387,507       08/31/2003
    38             912,285     12/31/2001             935,657     12/31/2002                933,419       08/31/2003
----------------------------------------------------------------------------------------------------------------------------
    39             406,302     12/31/2001             492,652     12/31/2002                454,088       08/31/2003
    40           1,055,300     12/31/2001           1,044,578     12/31/2002              1,088,926       12/31/2003
    41                                                                                      945,374       12/31/2003
    42           1,089,272   Ann. 12/31/2001        1,088,172     12/31/2002              1,249,966       12/31/2003
    43             812,590     12/31/2001             860,411     12/31/2002              1,057,919       12/31/2003
----------------------------------------------------------------------------------------------------------------------------
    44                                                                                    1,049,681       12/31/2003
    45             895,951     12/31/2001             951,897     12/31/2002                949,666       08/31/2003
    46                                                671,901     12/31/2002                738,931       09/30/2003
    47             891,464     12/31/2001           1,021,733     12/31/2002                931,892       11/30/2003
    48                                                                                      570,366       08/31/2003
----------------------------------------------------------------------------------------------------------------------------
    49
   49.1            644,639     12/31/2001             615,510     12/31/2002
   49.2                                               469,589     12/31/2002                493,907       12/31/2003
   49.3                                                                                     193,280       12/31/2003
    50                                                740,406     12/31/2002                773,489     Ann. 10/31/2003
----------------------------------------------------------------------------------------------------------------------------
    51           1,107,835     12/31/2001           1,163,816     12/31/2002              1,231,043       09/01/2003
    52                                                539,881     12/31/2002                834,108       10/31/2003
   52.1                                               486,593     12/31/2002                540,615       10/31/2003
   52.2                                                53,288     12/31/2002                293,493       10/31/2003
    53             875,883     12/31/2001             865,522     12/31/2002              1,011,064       08/31/2003
----------------------------------------------------------------------------------------------------------------------------
                   854,188     12/31/2001             887,322     12/31/2002                918,605     T-12 1/31/2004
    54             447,478     12/31/2001             487,634     12/31/2002                564,756     T-12 1/31/2004
    55             406,710     12/31/2001             399,688     12/31/2002                353,849     T-12 1/31/2004
    56                                                848,653     12/31/2002                844,992       12/31/2003
    57                                                653,500     12/31/2002                543,671       12/31/2003
----------------------------------------------------------------------------------------------------------------------------
    58             843,107     12/31/2001             892,203     12/31/2002                972,915       09/30/2003
    59             839,477     12/31/2001             852,981     12/31/2002                858,545       08/31/2003
    60             829,705     12/31/2001             774,513     12/31/2002                734,227       08/31/2003
    61             819,373     12/31/2001             811,826     12/31/2002                803,050       07/31/2003
    62             562,619     12/31/2001             459,037     12/31/2002                784,882       10/30/2003
----------------------------------------------------------------------------------------------------------------------------
    63             959,781     12/31/2001             887,519     12/31/2002                832,351       09/01/2003
    64             632,201     12/31/2001             611,985     12/31/2002                660,413       11/30/2003
    65             336,370     12/31/2001             408,370     12/31/2002                623,872       08/31/2003
    66
    67             594,848     12/31/2001             707,365     12/31/2002                771,758       08/31/2003
----------------------------------------------------------------------------------------------------------------------------
    68             513,979     12/31/2001             607,675     12/31/2002                610,858     Ann. 11/30/2003
    69                                                                                      330,106       07/31/2003
    70             561,230     12/31/2001             591,573     12/31/2002                540,691     Ann. 11/30/2003
    71             744,584     12/31/2001             859,477     12/31/2002              1,041,257       11/30/2003
    72              83,672     12/31/2001             363,396     12/31/2002                564,914       10/31/2003
----------------------------------------------------------------------------------------------------------------------------
    73                                                574,568     12/31/2002                779,181       12/31/2003
    74             871,560     12/31/2001             870,935     12/31/2002                870,475       08/31/2003
    75             585,895     12/31/2001             594,560     12/31/2002                565,449       11/30/2003
    76             592,322     12/31/2001             541,205     12/31/2002                586,291       10/31/2003
    77                                                116,045     12/31/2002                317,808       12/31/2003
----------------------------------------------------------------------------------------------------------------------------
    78             458,782     12/31/2001             554,844     12/31/2002                720,723       08/31/2003
    79             317,090     12/31/2001             456,065     12/31/2002                522,604     Ann. 09/30/2003
    80             715,577     12/31/2001             726,396     12/31/2002                737,413       11/30/2003
    81                                                   (540)    12/31/2002                207,994       09/30/2003
    82                                                                                      526,353       09/30/2003
----------------------------------------------------------------------------------------------------------------------------
    83             931,762     12/31/2001             894,421     12/31/2002                811,501       08/31/2003
    84             599,580     12/31/2001             483,190     12/31/2002                583,239       09/30/2003
    85             577,872     12/31/2001             578,198     12/31/2002                627,010       07/31/2003
    86             403,497     12/31/2001             264,183     12/31/2002                314,089       08/31/2003
    87             412,445     12/31/2001             357,311     12/31/2002                432,234       10/31/2003
----------------------------------------------------------------------------------------------------------------------------
    88             172,022     12/31/2001             185,139     12/31/2002                391,594       10/31/2003
    89                                                472,714     12/31/2002                480,814       08/31/2003
    90             546,265     12/31/2001             449,961     12/31/2002                467,854       06/30/2003
    91                                                446,606     12/31/2002                460,671       10/01/2003
    92             465,580     12/31/2001             461,515     12/31/2002                471,520       07/31/2003
----------------------------------------------------------------------------------------------------------------------------
    93             296,371     12/31/2001             388,370     12/31/2002                461,722       11/30/2003
    94             504,530     12/31/2001             468,434     12/31/2002                430,661       10/31/2003
    95                                                405,675     12/31/2002                410,356       07/31/2003
    96
    97
----------------------------------------------------------------------------------------------------------------------------

    98
    99                                                                                        8,499       09/30/2003
   100                                                                                      278,608       09/01/2003
   101
----------------------------------------------------------------------------------------------------------------------------
   102                                                283,926     12/31/2002                350,733       09/01/2003
   103                                                449,730     12/31/2002                494,412       09/30/2003

   104
   105
----------------------------------------------------------------------------------------------------------------------------
   106             281,027     12/31/2001             311,516     12/31/2002                317,528       10/31/2003
   107
   108                                                277,354     12/31/2002                283,572     Ann. 11/30/2003
   109             299,865     12/31/2001             298,791     12/31/2002                277,038       11/30/2003
   110             361,377     12/31/2001             296,347     12/31/2002                316,049       08/31/2003
----------------------------------------------------------------------------------------------------------------------------
   111                                                                                      107,415       08/31/2003
   112                                                                                       57,315       10/31/2003
   113
   114             291,590     12/31/2001             279,816     12/31/2002                285,848       10/31/2003
   115                                                                                      163,812       07/31/2003
----------------------------------------------------------------------------------------------------------------------------
   116
   117                                                                                      114,452       09/30/2003
   118             115,709     12/31/2001             172,607     12/31/2002                189,001     Ann. 11/30/2003
   119             107,800     12/31/2001             134,167     12/31/2002                161,158       09/30/2003

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

           UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN NET
    ID          NOI          REVENUE          EGI         EXPENSES        RESERVES      TI/LC (10)    CASH FLOW (10)
-----------------------------------------------------------------------------------------------------------------------
    1         43,158,704      35,837,555    63,222,014      20,063,310        300,000         633,849       42,224,855
    2         11,743,664      12,208,986    16,659,395       4,915,731        101,346         576,275       11,066,043
    3          7,017,937       8,937,043    11,062,909       4,044,972         62,508         440,073        6,515,357
    4          6,041,565       9,879,887    11,269,887       5,228,322        127,790         750,000        5,163,775
    5          3,735,278       3,835,099     4,952,349       1,217,070         38,589         106,204        3,590,486
-----------------------------------------------------------------------------------------------------------------------
    6          3,070,943       3,204,833     3,987,484         916,541         24,609          55,683        2,990,651
    7          3,041,864       3,159,051     4,309,051       1,267,187         27,338         134,555        2,879,971
    8          2,881,872       4,439,038     6,524,302       3,642,429         95,452         302,281        2,484,139
    9          2,843,469       4,370,193     4,614,593       1,770,926         62,660                        2,780,809
   9.1           759,869       1,100,010     1,164,010         404,141         13,800                          746,069
-----------------------------------------------------------------------------------------------------------------------
   9.2           625,284         900,643       977,643         352,359         13,710                          611,574
   9.3           652,961         970,070     1,003,470         350,508         12,135                          640,826
   9.4           450,785         783,230       825,730         374,944         11,988                          438,797
   9.5           354,570         616,240       643,740         288,974         11,027                          343,543
    10         3,574,892       3,779,402     5,107,402       1,532,510         72,019          99,946        3,402,926
-----------------------------------------------------------------------------------------------------------------------
    11         2,541,337       2,577,295     3,662,613       1,121,276         25,386          78,645        2,437,306
    12         1,883,047       3,119,555     3,205,897       1,322,850         82,500                        1,800,547
    13         2,183,033       4,151,347     4,217,347       2,034,314        132,000                        2,051,033
    14         2,169,695       3,271,181     3,438,212       1,268,517         46,733                        2,122,962
   14.1          973,769       1,325,032     1,354,876         381,107         12,189                          961,580
-----------------------------------------------------------------------------------------------------------------------
   14.2          498,451         738,641       765,419         266,968          9,589                          488,862
   14.3          275,437         460,000       499,300         223,863          8,013                          267,424
   14.4          295,065         497,508       536,520         241,455          8,939                          286,126
   14.5          126,973         250,000       282,097         155,124          8,003                          118,970
    15         1,728,527       2,141,600     2,408,400         679,873         14,500                        1,714,027
-----------------------------------------------------------------------------------------------------------------------
    16        47,744,118     106,802,294    99,164,475      51,420,356        658,305       1,033,319       46,052,489
   16.1        4,815,900      18,768,738    17,373,406      12,557,506         40,365                        4,775,535
   16.2        3,252,726       8,768,839     8,220,935       4,968,209         53,844                        3,198,882
   16.3        4,979,505       8,015,921     8,015,921       3,036,415         42,214                        4,937,291
   16.4        3,329,087       5,613,884     5,613,884       2,284,798         19,735                        3,309,352
-----------------------------------------------------------------------------------------------------------------------
   16.5        2,107,372       3,905,218     3,905,218       1,797,846          4,832                        2,102,541
   16.6        2,097,231       3,472,126     3,472,126       1,374,895             49                        2,097,182
   16.7        1,339,155       2,403,980     2,403,980       1,064,825          1,067                        1,338,088
   16.8          990,965       2,017,678     2,017,678       1,026,713                                         990,965
   16.9        1,000,895       1,513,386     1,513,386         512,491         11,639                          989,255
-----------------------------------------------------------------------------------------------------------------------
   16.1        1,038,946       1,780,700     1,780,700         741,754            173                        1,038,773
  16.11        1,026,539       1,754,192     1,754,192         727,652             14                        1,026,525
  16.12          558,166       1,001,288     1,001,288         443,122         13,146                          545,020
  16.13          944,261       1,656,704     1,656,704         712,443            682                          943,579
  16.14          955,610       1,651,351     1,651,351         695,741             90                          955,520
-----------------------------------------------------------------------------------------------------------------------
  16.15         (834,555)        551,352                       834,555         64,996                         (899,551)
  16.16          734,221       1,191,187     1,191,187         456,966            132                          734,089
  16.17          575,558         964,813       964,813         389,255            418                          575,140
  16.18          539,062         944,547       923,656         384,594          5,094                          533,968
  16.19          188,946         902,519       902,519         713,572         13,041                          175,905
-----------------------------------------------------------------------------------------------------------------------
   16.2          400,327         714,931       714,931         314,604                                         400,327
  16.21          522,766         834,049       826,449         303,683             75                          522,691
  16.22          133,042         503,781       503,781         370,739          2,108                          130,934
  16.23          133,042         503,781       503,781         370,739          2,108                          130,934
  16.24          364,370         631,843       610,943         246,573          1,976                          362,394
-----------------------------------------------------------------------------------------------------------------------
  16.25          529,565         722,023       722,023         192,458          1,719                          527,845
  16.26          545,224         738,030       738,030         192,806                                         545,224
  16.27          545,329         738,171       738,171         192,842                                         545,329
  16.28          263,190         494,957       447,456         184,266          1,898                          261,292
  16.29          350,217         611,728       451,044         100,828          5,062                          345,155
-----------------------------------------------------------------------------------------------------------------------
   16.3          278,805         491,889       491,889         213,084            501                          278,305
  16.31          212,120         521,512       464,512         252,392            999                          211,121
  16.32          133,042         503,781       503,781         370,739          2,108                          130,934
  16.33          299,773         484,837       484,837         185,064                                         299,773
  16.34          217,605         366,636       366,636         149,031          8,314                          209,290
-----------------------------------------------------------------------------------------------------------------------
  16.35          344,328         561,009       561,009         216,681                                         344,328
  16.36          368,530         606,833       606,833         238,303         10,367                          358,163
  16.37           65,178         328,068       251,726         186,548         18,573                           46,605
  16.38          211,006         421,496       396,796         185,790          1,567                          209,439
  16.39          156,311         535,321       347,202         190,891          6,198                          150,113
-----------------------------------------------------------------------------------------------------------------------
  16.40          216,469         338,085       338,085         121,616                                         216,469
  16.41          294,137         482,837       482,837         188,700          3,251                          290,886
  16.42           87,548         395,033       233,533         145,985          4,538                           83,010
  16.43          181,593         827,333       766,172         584,579          4,537                          177,056
  16.44          191,182         372,592       372,592         181,410             92                          191,090
-----------------------------------------------------------------------------------------------------------------------
  16.45          387,856         547,763       547,763         159,907            525                          387,331
  16.46          238,337         394,962       394,962         156,626          1,840                          236,497
  16.47          185,257         355,189       355,189         169,932                                         185,257
  16.48          166,670         368,520       323,547         156,877          3,013                          163,657
  16.49          178,806         334,879       334,879         156,073                                         178,806
-----------------------------------------------------------------------------------------------------------------------
  16.50          210,721         366,128       366,128         155,408            982                          209,738
  16.51          190,542         276,644       276,644          86,103                                         190,542
  16.52          186,588         270,907       270,907          84,320                                         186,588
  16.53          206,799         380,857       380,857         174,058                                         206,799
  16.54          213,428         257,228       257,228          43,801                                         213,428
-----------------------------------------------------------------------------------------------------------------------
  16.55          202,874         392,300       392,300         189,426          1,479                          201,395
  16.56          187,306         240,540       204,516          17,210            639                          186,667
  16.57          153,081         321,872       283,872         130,791          2,807                          150,274
  16.58          123,935         223,787       208,397          84,462          1,188                          122,747
  16.59          193,937         328,948       328,948         135,012                                         193,937
-----------------------------------------------------------------------------------------------------------------------
  16.60          243,552         458,745       458,745         215,193          6,854                          236,698
  16.61           19,188         347,443       250,201         231,013          4,118                           15,070
  16.62          150,565         284,070       254,913         104,348            601                          149,964
  16.63          166,888         257,534       257,534          90,646            153                          166,735
  16.64          119,181         375,466       318,465         199,285          5,059                          114,122
-----------------------------------------------------------------------------------------------------------------------
  16.65           77,092         199,193       139,344          62,252          3,491                           73,601
  16.66          175,529         266,787       266,787          91,259                                         175,529
  16.67          161,083         387,171       278,252         117,170          2,753                          158,330
  16.68          127,209         345,413       261,195         133,986         15,222                          111,987
  16.69          121,982         242,868       201,828          79,846            179                          121,803
-----------------------------------------------------------------------------------------------------------------------
  16.70          130,565         427,864       344,930         214,365          4,447                          126,118
  16.71          170,199         305,249       257,426          87,227          2,245                          167,954
  16.72          179,653         339,664       339,664         160,011                                         179,653
  16.73           93,761         202,453       159,997          66,236          1,849                           91,912
  16.74          138,461         356,434       294,779         156,318         12,662                          125,799
-----------------------------------------------------------------------------------------------------------------------
  16.75          125,254         207,905       192,705          67,451            168                          125,086
  16.76          270,288         441,075       441,075         170,787            220                          270,068
  16.77           61,836         223,019       163,663         101,827         12,038                           49,798
  16.78          176,603         481,150       419,276         242,673          9,388                          167,215
  16.79          113,639         189,695       189,695          76,056                                         113,639
-----------------------------------------------------------------------------------------------------------------------
  16.80          136,326         339,800       280,520         144,194          2,711                          133,614
  16.81           65,978         191,313       170,764         104,786          1,549                           64,429
  16.82           35,771         147,621       112,859          77,088          7,812                           27,959
  16.83           95,866         273,084       217,689         121,823          5,056                           90,810
  16.84           57,269         196,412        85,565          28,296          1,877                           55,392
-----------------------------------------------------------------------------------------------------------------------
  16.85          111,220         259,635       201,590          90,370          1,376                          109,844
  16.86          108,339         318,962       271,462         163,123          5,254                          103,085
  16.87          103,365         336,959       247,051         143,686          5,035                           98,330
  16.88          181,996         317,929       317,929         135,933          1,347                          180,650
  16.89          187,175         301,941       301,941         114,767                                         187,175
-----------------------------------------------------------------------------------------------------------------------
  16.90          129,011         204,004       204,004          74,992                                         129,011
  16.91           91,966         189,282       157,931          65,965            361                           91,605
  16.92           50,167         109,238        89,231          39,063          8,613                           41,554
  16.93          164,644         248,721       248,721          84,077          8,067                          156,577
  16.94          126,111         204,163       204,163          78,052                                         126,111
-----------------------------------------------------------------------------------------------------------------------
  16.95          156,086         237,739       237,739          81,653          1,438                          154,649
  16.96           23,873         247,444       152,615         128,742          8,485                           15,388
  16.97          113,040         223,279       200,479          87,439            333                          112,707
  16.98           69,916         183,091       131,600          61,685          4,343                           65,573
  16.99           41,026         291,480       177,480         136,454          7,149                           33,877
-----------------------------------------------------------------------------------------------------------------------
  16.100          95,914         180,626       166,375          70,461            955                           94,959
  16.101          41,162         156,843       120,030          78,868          6,494                           34,668
  16.102          70,670         218,418       163,660          92,990          4,722                           65,948
  16.103         (11,322)        282,688       124,997         136,319          6,485                          (17,807)
  16.104          60,319         207,200       207,200         146,881          7,532                           52,787
-----------------------------------------------------------------------------------------------------------------------
  16.105          46,078         136,183        94,459          48,381          1,860                           44,218
  16.106         112,547         180,678       180,678          68,132                                         112,547
  16.107         103,473         170,304       170,304          66,830                                         103,473
  16.108         111,791         223,118       196,518          84,727          1,328                          110,463
  16.109          91,807         139,884       139,884          48,077                                          91,807
-----------------------------------------------------------------------------------------------------------------------
  16.110          82,199         157,825       149,274          67,076            265                           81,934
  16.111          93,341         186,737       171,537          78,196            776                           92,565
  16.112         110,258         181,589       181,589          71,331                                         110,258
  16.113          99,765         183,598       169,424          69,659            148                           99,617
  16.114          29,077         210,026        89,908          60,831          4,249                           24,828
-----------------------------------------------------------------------------------------------------------------------
  16.115         103,948         179,160       179,160          75,212          4,790                           99,158
  16.116          26,373         192,861        93,899          67,526          2,793                           23,580
  16.117          42,661         230,698       115,825          73,164          1,623                           41,038
  16.118          93,063         153,167       153,167          60,104                                          93,063
  16.119          48,744         152,562       124,063          75,319          2,055                           46,689
-----------------------------------------------------------------------------------------------------------------------
  16.120          41,503         212,955       170,964         129,462          6,189                           35,314
  16.121          52,678         187,107       138,525          85,847          5,565                           47,113
  16.122          12,720         132,091        60,689          47,969          1,517                           11,203
  16.123          67,367         225,543       187,543         120,176          4,864                           62,503
  16.124          35,148         209,426       135,669         100,520          5,876                           29,272
-----------------------------------------------------------------------------------------------------------------------
  16.125          47,926         216,382       157,483         109,557          9,577                           38,349
  16.126          26,921         235,517       158,063         131,142          2,927                           23,994
  16.127          44,359         210,670       143,333          98,974          3,805                           40,554
  16.128           1,578         352,106       128,732         127,155          6,099                           (4,521)
  16.129          95,240         157,793       157,793          62,553                                          95,240
-----------------------------------------------------------------------------------------------------------------------
  16.130          70,884         257,672       152,374          81,490          3,215                           67,669
  16.131          18,706         136,512        37,302          18,597          2,807                           15,899
  16.132         (23,248)        250,384        65,997          89,246          7,002                          (30,250)
  16.133          35,015         250,174       154,795         119,780          8,017                           26,998
  16.134          77,962         162,410       138,014          60,052          1,278                           76,684
-----------------------------------------------------------------------------------------------------------------------
  16.135          51,372         110,386        65,128          13,756          3,830                           47,542
  16.136          92,448         150,364       150,364          57,916                                          92,448
  16.137          67,128         140,989       107,739          40,611          1,516                           65,612
  16.138          54,703          99,454        99,454          44,750          1,115                           53,588
  16.139          26,202         153,669       104,953          78,751          5,630                           20,572
-----------------------------------------------------------------------------------------------------------------------
  16.140          42,604          91,291        91,291          48,687          2,449                           40,155
  16.141          27,023          98,114        88,614          61,591          5,931                           21,092
  16.142          33,613         145,447        87,022          53,409            941                           32,672
  16.143          28,341         223,099       174,592         146,251          1,423                           26,918
  16.144          12,547         182,531       182,531         169,983            900                           11,648
-----------------------------------------------------------------------------------------------------------------------
  16.145         122,029         256,065       202,714          80,685            521                          121,508
  16.146          (4,190)        194,246       165,746         169,936          1,582                           (5,772)
  16.147          35,582         121,375        59,626          24,044          1,323                           34,259
  16.148         138,248         211,392       211,392          73,144                                         138,248
  16.149          40,802         300,755       130,477          89,675          2,244                           38,558
-----------------------------------------------------------------------------------------------------------------------
  16.150         106,681         191,528       167,778          61,097          1,650                          105,031
  16.151         230,260         379,886       379,886         149,627            192                          230,068
    17         1,745,925       1,857,201     2,164,021         418,096         20,394          80,669        1,644,862
    18         1,501,904       2,855,494     3,065,494       1,563,590         80,000                        1,421,904
    19         1,841,538       2,148,894     2,557,636         716,098         14,420         105,214        1,721,904
-----------------------------------------------------------------------------------------------------------------------
    20         1,659,924       2,606,154     2,743,454       1,083,530         75,000                        1,584,924
    21         1,796,488       1,727,119     3,138,559       1,342,071         69,291          80,702        1,646,495
    22         2,124,747       2,751,317     3,636,317       1,511,570         64,515         302,065        1,758,167
    23         1,791,557       2,367,499     2,599,555         807,998         52,800                        1,738,757
    24         1,442,453       1,769,343     1,941,343         498,890         25,650                        1,416,803
-----------------------------------------------------------------------------------------------------------------------
    25         1,406,936       2,746,178     2,821,178       1,414,241         53,600                        1,353,336
    26         1,847,018       2,031,362     2,972,727       1,125,709         26,431         176,975        1,643,612
    27         1,443,758       2,101,920     2,223,998         780,240         37,600                        1,406,158
    28         1,628,934       2,399,552     3,624,127       1,995,193         39,445         162,295        1,427,194
    29         1,293,081       1,945,132     1,963,409         670,328         20,550                        1,272,531
-----------------------------------------------------------------------------------------------------------------------
    30         1,429,733       1,537,935     1,900,054         470,320         27,354          91,400        1,310,979
    31         1,262,035       1,961,002     2,083,502         821,467         47,475                        1,214,560
    32         1,359,588       2,212,477     2,413,477       1,053,889         75,000                        1,284,588
    33         1,401,552       1,385,431     1,797,031         395,478         12,087          60,922        1,328,544
    34         1,359,312       1,540,859     2,054,434         695,122         49,625          96,229        1,213,458
-----------------------------------------------------------------------------------------------------------------------
    35         1,086,670       1,596,217     1,631,340         544,670         21,650                        1,065,020
    36         1,595,465       1,639,277     2,139,277         543,812         11,541          87,393        1,496,531
    37         1,648,585       2,287,500     2,718,104       1,069,519         31,668         191,060        1,425,857
               1,269,034       1,348,034     1,614,634         345,600         48,460          96,379        1,124,195
    38           838,726         909,142     1,077,642         238,916         28,300          68,379          742,047
-----------------------------------------------------------------------------------------------------------------------
    39           430,308         438,892       536,992         106,685         20,160          28,000          382,148
    40           996,067       1,455,281     1,775,448         779,381         24,550                          971,517
    41         1,106,698       2,208,096     2,286,096       1,179,398         60,000                        1,046,698
    42         1,137,284       1,228,020     1,638,241         500,957         20,240          43,773        1,073,271
    43           993,743       1,304,292     1,498,348         504,605         12,900                          980,843
-----------------------------------------------------------------------------------------------------------------------
    44           921,507       1,854,730     1,899,230         977,723         34,400                          887,107
    45           947,477       1,263,729     1,424,929         477,451          5,640                          941,837
    46           910,334         924,871     1,334,871         424,537         13,548          27,600          869,185
    47           939,109       1,800,309     1,837,809         898,700         51,143                          887,966
    48           955,034         989,112     1,442,612         487,577         14,026          27,820          913,188
-----------------------------------------------------------------------------------------------------------------------
    49         1,367,396       1,491,344     1,811,139         443,744         32,171          81,803        1,253,423
   49.1          677,029         675,683       875,120         198,092         15,532          38,553          622,944
   49.2          518,978         598,574       694,149         175,171         12,168          31,614          475,197
   49.3          171,389         217,087       241,870          70,481          4,471          11,636          155,282
    50           729,689         916,869     1,042,382         312,693         15,600                          714,089
-----------------------------------------------------------------------------------------------------------------------
    51         1,063,074       1,095,679     1,481,379         418,305         20,849          42,119        1,000,106
    52           751,167       1,130,409     1,175,712         424,546         30,500                          720,667
   52.1          508,645         741,801       773,310         264,666         20,000                          488,645
   52.2          242,522         388,608       402,402         159,880         10,500                          232,022
    53           895,755       1,875,753     1,957,753       1,061,998         54,900                          840,855
-----------------------------------------------------------------------------------------------------------------------
                 821,313       1,329,617     1,378,328         557,015         17,718         110,655          692,940
    54           440,922         719,342       741,579         300,657         10,011          62,489          368,422
    55           380,391         610,275       636,749         256,358          7,707          48,166          324,518
    56           867,375       1,482,015     1,491,886         624,511         64,800                          802,575
    57           687,515         738,675       738,675          51,160          6,000          29,455          652,060
-----------------------------------------------------------------------------------------------------------------------
    58           922,060       1,725,270     1,771,270         849,210        104,530                          817,530
    59           844,447       1,359,466     1,445,466         601,019         33,000                          811,447
    60           725,231       1,370,452     1,420,452         695,221         59,160                          666,071
    61           692,915         952,398       979,398         286,483         23,085                          669,830
    62         1,103,030       1,171,610     1,571,610         468,580         22,901          49,680        1,030,450
-----------------------------------------------------------------------------------------------------------------------
    63           798,869         858,737     1,303,737         504,868         19,559          81,800          697,510
    64           708,198         692,962       954,962         246,764          7,331          50,535          650,332
    65           756,395       1,239,582     1,445,566         689,171         12,307          63,290          680,798
    66           827,704         827,741     1,376,560         548,856          7,502          66,989          753,213
    67           752,579         911,173     1,026,173         273,594         37,641          88,103          626,835
-----------------------------------------------------------------------------------------------------------------------
    68           593,851       1,132,047     1,201,397         607,546         57,728                          536,123
    69           650,297         670,928       860,928         210,630          5,522          34,522          610,254
    70           575,816       1,396,217     1,423,767         847,951         64,000                          511,816
    71           954,836       2,600,000     2,968,750       2,162,352        148,438                          806,398
    72           672,221         987,510     1,023,510         351,290         13,662                          658,559
-----------------------------------------------------------------------------------------------------------------------
    73           637,699         906,124       924,124         286,425         15,500                          622,199
    74           542,574         870,879       870,879         328,305         29,229                          513,345
    75           533,312         818,416       839,416         306,105         21,934                          511,378
    76           567,390         580,555       822,055         254,665          9,944          37,541          519,905
    77           497,085         508,643       680,910         183,825          5,055          21,280          470,750
-----------------------------------------------------------------------------------------------------------------------
    78           654,734       1,367,636     1,401,636         746,902         41,688                          613,046
    79           522,016         674,996       733,716         211,700          7,047                          514,969
    80           682,799         957,790     1,026,090         343,291          4,000          41,900          636,899
    81           554,260         577,385       767,385         213,125          6,341          47,636          500,283
    82           515,124         885,552       916,552         401,428         35,105                          480,019
-----------------------------------------------------------------------------------------------------------------------
    83           903,303       1,481,888     1,486,888         583,585         31,538                          871,765
    84           551,721         752,310       812,310         260,590          8,755          39,718          503,247
    85           538,499         365,989       762,789         224,290          9,290          47,216          481,993
    86           467,986         450,584       601,584         133,598          6,641          28,709          432,636
    87           394,445         847,328       866,828         472,383         27,048                          367,397
-----------------------------------------------------------------------------------------------------------------------
    88           387,496         634,068       647,247         259,751         16,200                          371,296
    89           464,658         474,998       665,498         200,840          4,155          27,742          432,761
    90           535,679         590,103       783,103         247,424         30,485          59,335          445,859
    91           415,643         671,817       671,817         256,174         10,754                          404,889
    92           435,271         610,000       637,500         202,228          8,243                          427,029
-----------------------------------------------------------------------------------------------------------------------
    93           442,990         711,105       741,805         298,815          9,566                          433,424
    94           386,834         540,853       587,853         201,019         10,251                          376,583
    95           383,519         398,045       440,545          57,026          1,911                          381,608
    96           353,961         370,500       549,755         195,794          2,174                          351,788
    97           310,200         320,000       403,290          93,090          2,184                          308,016
-----------------------------------------------------------------------------------------------------------------------
                 344,022         374,762       498,303         154,281          3,030          15,761          325,231
    98           193,815         207,350       277,879          84,064          1,500           7,067          185,248
    99           150,207         167,412       220,424          70,217          1,530           8,694          139,983
   100           300,824         310,000       383,629          82,805          2,048                          298,777
   101           345,600         360,000       360,000          14,400                                         345,600
-----------------------------------------------------------------------------------------------------------------------
   102           333,537         541,538       566,538         233,002          9,521                          324,015
   103           418,555         631,503       726,603         308,048          9,681          45,332          363,542
                 321,110         342,733       414,233          93,123          2,760          13,376          304,974
   104           174,154         186,493       218,593          44,439          1,560           7,076          165,518
   105           146,956         156,240       195,640          48,684          1,200           6,300          139,456
-----------------------------------------------------------------------------------------------------------------------
   106           303,157         423,887       466,615         163,459         11,176                          291,981
   107           346,655         360,000       435,000          88,345          2,174                          344,482
   108           243,114         377,469       379,998         136,884         16,000                          227,114
   109           244,790         435,385       455,385         210,595         13,163                          231,627
   110           312,706         559,320       562,920         250,214         10,400                          302,306
-----------------------------------------------------------------------------------------------------------------------
   111           253,870         261,091       341,091          87,222          2,327          13,962          237,581
   112           225,334         367,870       393,470         168,137         10,200                          215,134
   113           318,711         331,775       369,275          50,564          1,911                          316,800
   114           258,288         279,566       331,566          73,278          9,135          15,794          233,359
   115           194,573         200,590       304,090         109,518          2,205          12,460          179,908
-----------------------------------------------------------------------------------------------------------------------
   116           198,766         199,033       250,333          51,567          1,425           6,235          191,106
   117           172,225         190,544       235,782          63,556          1,815          11,114          159,296
   118           175,854         235,848       257,395          81,541         20,250                          155,604
   119           138,883         215,052       215,052          76,169          7,596                          131,287

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

                                                                                               LEASE
    ID                                  LARGEST TENANT                                SF     EXPIRATION
---------------------------------------------------------------------------------------------------------
    1        Bloomingdale's                                                         255,888  7/22/2008
    2        Macy's                                                                 124,586   2/1/2015
    3        Scholastic                                                             115,288  4/30/2008
    4        SES Americom, Inc.                                                     103,339  6/30/2014
    5        Sport Chalet                                                            42,000  1/31/2016
---------------------------------------------------------------------------------------------------------
    6        HEB Grocery Store and Fuel Center                                       80,460  3/31/2023
    7        Toys R Us                                                               50,000  1/31/2014
    8        SBC Ameritech                                                          259,086  12/31/2010
    9
   9.1
---------------------------------------------------------------------------------------------------------
   9.2
   9.3
   9.4
   9.5
    10       Stop & Shop                                                             65,894  12/31/2012
---------------------------------------------------------------------------------------------------------
    11       Linens N Things                                                         30,676  1/31/2014
    12
    13
    14
   14.1
---------------------------------------------------------------------------------------------------------
   14.2
   14.3
   14.4
   14.5
    15
---------------------------------------------------------------------------------------------------------
    16       Various
   16.1      Bank of America N.A.                                                   869,916  6/30/2023
   16.2      Bank of America N.A.                                                   277,524  6/30/2023
   16.3      Bank of America N.A.                                                   271,335  6/30/2023
   16.4      Bank of America N.A.                                                    65,048  6/30/2023
---------------------------------------------------------------------------------------------------------
   16.5      Bank of America N.A.                                                   254,800  6/30/2023
   16.6      Bank of America N.A.                                                   232,441  6/30/2023
   16.7      Bank of America N.A.                                                   158,404  6/30/2023
   16.8      Bank of America N.A.                                                   115,662  6/30/2023
   16.9      Bank of America N.A.                                                   129,793  6/30/2023
---------------------------------------------------------------------------------------------------------
   16.1      Bank of America N.A.                                                   120,477  6/30/2023
  16.11      Bank of America N.A.                                                   118,662  6/30/2023
  16.12      Bank of America N.A.                                                    72,086  6/30/2023
  16.13      Bank of America N.A.                                                   110,560  6/30/2023
  16.14      Bank of America N.A.                                                   111,037  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.15      Bank of America N.A.                                                    58,037  6/30/2023
  16.16      Bank of America N.A.                                                    84,515  6/30/2023
  16.17      Bank of America N.A.                                                    66,203  6/30/2023
  16.18      Bank of America N.A.                                                    31,548  6/30/2023
  16.19      Bank of America N.A.                                                    45,000  6/30/2023
---------------------------------------------------------------------------------------------------------
   16.2      Bank of America N.A.                                                    46,338  6/30/2023
  16.21      Bank of America N.A.                                                    61,095  6/30/2023
  16.22      Bank of America N.A.                                                    43,104  6/30/2023
  16.23      Bank of America N.A.                                                    42,766  6/30/2023
  16.24      Bank of America N.A.                                                    42,941  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.25      Bank of America N.A.                                                    56,271  6/30/2023
  16.26      Bank of America N.A.                                                    62,457  6/30/2023
  16.27      Bank of America N.A.                                                    62,469  6/30/2023
  16.28      Bank of America N.A.                                                    36,250  6/30/2023
  16.29      Bank of America N.A.                                                    62,659  6/30/2023
---------------------------------------------------------------------------------------------------------
   16.3      Bank of America N.A.                                                    32,405  6/30/2023
  16.31      Bank of America N.A.                                                    33,513  6/30/2023
  16.32
  16.33      Bank of America N.A.                                                    34,559  6/30/2023
  16.34      Bank of America N.A.                                                    12,434  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.35      Bank of America N.A.                                                    38,500  6/30/2023
  16.36      Tradex Group                                                             5,736  4/30/2004
  16.37      Bank of America N.A.                                                    16,036  6/30/2023
  16.38      Bank of America N.A.                                                    29,113  6/30/2023
  16.39      Bank of America N.A.                                                    42,944  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.40      Bank of America N.A.                                                    24,922  6/30/2023
  16.41      Bank of America N.A.                                                    34,333  6/30/2023
  16.42      Bank of America N.A.                                                    32,200  6/30/2023
  16.43      Bank of America N.A.                                                    44,905  6/30/2023
  16.44      Bank of America N.A.                                                    22,804  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.45      Bank of America N.A.                                                    46,192  6/30/2023
  16.46      Bank of America N.A.                                                    24,955  6/30/2023
  16.47      Bank of America N.A.                                                    21,511  6/30/2023
  16.48      Bank of America N.A.                                                    24,808  6/30/2023
  16.49      Bank of America N.A.                                                    20,740  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.50      Bank of America N.A.                                                    25,045  6/30/2023
  16.51      Bank of America N.A.                                                    21,879  6/30/2023
  16.52      Bank of America N.A.                                                    21,425  6/30/2023
  16.53      Bank of America N.A.                                                    23,969  6/30/2023
  16.54      Bank of America N.A.                                                    24,361  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.55      Bank of America N.A.                                                    21,159  6/30/2023
  16.56      Bank of America N.A.                                                    25,878  6/30/2023
  16.57      Bank of America N.A.                                                    22,780  6/30/2023
  16.58      Bank of America N.A.                                                    16,200  6/30/2023
  16.59      Bank of America N.A.                                                    22,400  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.60      Bank of America N.A.                                                    31,129  6/30/2023
  16.61      Bank of America N.A.                                                    24,064  6/30/2023
  16.62      Bank of America N.A.                                                    20,956  6/30/2023
  16.63      Bank of America N.A.                                                    20,423  6/30/2023
  16.64      Bank of America N.A.                                                    19,679  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.65      Bank of America N.A.                                                    16,335  6/30/2023
  16.66      Bank of America N.A.                                                    20,076  6/30/2023
  16.67      Bank of America N.A.                                                    22,065  6/30/2023
  16.68      Bank of America N.A.                                                    22,198  6/30/2023
  16.69      Bank of America N.A.                                                    18,900  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.70      Bank of America N.A.                                                    29,147  6/30/2023
  16.71      Bank of America N.A.                                                    24,760  6/30/2023
  16.72      Bank of America N.A.                                                    20,847  6/30/2023
  16.73      Bank of America N.A.                                                    15,900  6/30/2023
  16.74      Bank of America N.A.                                                    19,109  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.75      Bank of America N.A.                                                    17,191  6/30/2023
  16.76      Bank of America N.A.                                                    31,462  6/30/2023
  16.77      Bank of America N.A.                                                    17,275  6/30/2023
  16.78      Bank of America N.A.                                                    17,121  6/30/2023
  16.79      Bank of America N.A.                                                    13,117  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.80      Bank of America N.A.                                                    23,865  6/30/2023
  16.81      Bank of America N.A.                                                    13,019  6/30/2023
  16.82      Bank of America N.A.                                                    11,159  6/30/2023
  16.83      Bank of America N.A.                                                    18,676  6/30/2023
  16.84      Bank of America N.A.                                                    20,435  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.85      Bank of America N.A.                                                    20,094  6/30/2023
  16.86      Bank of America N.A.                                                    21,387  6/30/2023
  16.87      Bank of America N.A.                                                    24,416  6/30/2023
  16.88      Bank of America N.A.                                                    15,320  6/30/2023
  16.89      Bank of America N.A.                                                    21,576  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.90      Bank of America N.A.                                                    14,860  6/30/2023
  16.91      Bank of America N.A.                                                    14,437  6/30/2023
  16.92      Bank of America N.A.                                                     8,476  6/30/2023
  16.93      Bank of America N.A.                                                    14,097  6/30/2023
  16.94      Bank of America N.A.                                                    14,539  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.95      Bank of America N.A.                                                    12,438  6/30/2023
  16.96      Bank of America N.A.                                                    19,582  6/30/2023
  16.97      Bank of America N.A.                                                    16,000  6/30/2023
  16.98      Bank of America N.A.                                                    14,450  6/30/2023
  16.99      Bank of America N.A.                                                    23,097  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.100     Bank of America N.A.                                                    12,919  6/30/2023
  16.101     Bank of America N.A.                                                    11,372  6/30/2023
  16.102     Bank of America N.A.                                                    16,627  6/30/2023
  16.103     Bank of America N.A.                                                    23,855  6/30/2023
  16.104     Bank of America N.A.                                                    11,353  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.105     Bank of America N.A.                                                    10,557  6/30/2023
  16.106     Bank of America N.A.                                                    12,971  6/30/2023
  16.107     Bank of America N.A.                                                    11,937  6/30/2023
  16.108     Bank of America N.A.                                                    16,285  6/30/2023
  16.109     Bank of America N.A.                                                    10,560  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.110     Bank of America N.A.                                                    10,670  6/30/2023
  16.111     Bank of America N.A.                                                    12,853  6/30/2023
  16.112     Bank of America N.A.                                                    12,720  6/30/2023
  16.113     Bank of America N.A.                                                    13,278  6/30/2023
  16.114     Bank of America N.A.                                                    18,784  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.115     Bank of America N.A.                                                     9,600  6/30/2023
  16.116     Bank of America N.A.                                                    16,540  6/30/2023
  16.117     Bank of America N.A.                                                    18,292  6/30/2023
  16.118     Bank of America N.A.                                                    10,736  6/30/2023
  16.119     Bank of America N.A.                                                    10,212  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.120     Bank of America N.A.                                                    13,666  6/30/2023
  16.121     Bank of America N.A.                                                    14,114  6/30/2023
  16.122     Bank of America N.A.                                                    11,413  6/30/2023
  16.123     Bank of America N.A.                                                    14,506  6/30/2023
  16.124     Bank of America N.A.                                                    14,642  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.125     Bank of America N.A.                                                    14,247  6/30/2023
  16.126     Bank of America N.A.                                                    17,653  6/30/2023
  16.127     Bank of America N.A.                                                    16,244  6/30/2023
  16.128     Bank of America N.A.                                                    31,699  6/30/2023
  16.129     Bank of America N.A.                                                    10,990  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.130     Bank of America N.A.                                                    21,661  6/30/2023
  16.131     Bank of America N.A.                                                    14,345  6/30/2023
  16.132     Bank of America N.A.                                                    23,521  6/30/2023
  16.133     Bank of America N.A.                                                    18,538  6/30/2023
  16.134     Bank of America N.A.                                                    12,079  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.135     Bank of America N.A.                                                    11,527  6/30/2023
  16.136     Bank of America N.A.                                                    10,660  6/30/2023
  16.137     Bank of America N.A.                                                    11,500  6/30/2023
  16.138     Bank of America N.A.                                                     7,382  6/30/2023
  16.139     Bank of America N.A.                                                    10,128  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.140     Bank of America N.A.                                                     6,200  6/30/2023
  16.141     Bank of America N.A.                                                     6,637  6/30/2023
  16.142     Bank of America N.A.                                                    11,600  6/30/2023
  16.143     Bank of America N.A.                                                    13,447  6/30/2023
  16.144     Bank of America N.A.                                                     6,544  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.145     Bank of America N.A.                                                    20,320  6/30/2023
  16.146     Bank of America N.A.                                                    12,203  6/30/2023
  16.147     Bank of America N.A.                                                    10,981  6/30/2023
  16.148     Bank of America N.A.                                                    15,904  6/30/2023
  16.149     Bank of America N.A.                                                    26,495  6/30/2023
---------------------------------------------------------------------------------------------------------
  16.150     Bank of America N.A.                                                    14,970  6/30/2023
  16.151     Bank of America N.A.                                                    10,103  6/30/2023
    17       Total Wine & More                                                       15,150  4/30/2018
    18
    19       AAA                                                                     15,201  5/31/2006
---------------------------------------------------------------------------------------------------------
    20
    21       Michaels                                                               692,913  10/31/2023
    22       Classic Fairfield Athletic Club, Inc.                                   27,500  7/31/2012
    23
    24
---------------------------------------------------------------------------------------------------------
    25
    26       NE Medical Center                                                       37,988  2/28/2016
    27
    28       Toys R Us                                                               43,960  1/31/2017
    29
---------------------------------------------------------------------------------------------------------
    30       The Sports Authority                                                    40,250  6/30/2011
    31
    32
    33       Gene's Fine Foods                                                       33,937  11/30/2017
    34       Beall's Westgate Corp.                                                  86,479  11/30/2018
---------------------------------------------------------------------------------------------------------
    35
    36       Regal Entertainment Group                                               67,270  11/30/2017
    37       Semaphore Partners                                                      44,000  4/30/2011

    38       Publix                                                                  55,999  12/1/2012
---------------------------------------------------------------------------------------------------------
    39       Publix                                                                  55,999  12/31/2012
    40
    41
    42       Slick Willie's                                                           6,847  10/31/2004
    43
---------------------------------------------------------------------------------------------------------
    44
    45
    46       Albertsons                                                              53,683  3/31/2026
    47
    48       Krogers                                                                 61,911  6/30/2022
---------------------------------------------------------------------------------------------------------
    49       Various
   49.1      MGE UPS Systems                                                         62,412  4/30/2005
   49.2      Global Gloves                                                            4,800  8/31/2007
   49.3      Wolf & Casey                                                             3,480     MTM
    50
---------------------------------------------------------------------------------------------------------
    51       Border's Books                                                          24,530  1/31/2011
    52
   52.1
   52.2
    53
---------------------------------------------------------------------------------------------------------
             Various
    54       DRS Technical Services Inc.                                              7,200  12/31/2004
    55       Giromex                                                                  6,936  2/28/2005
    56
    57       City of New York                                                        30,000  12/31/2018
---------------------------------------------------------------------------------------------------------
    58
    59
    60
    61
    62       Bed Bath & Beyond, Inc.                                                 35,177  1/31/2011
---------------------------------------------------------------------------------------------------------
    63       Total Healthcare                                                        20,881  7/31/2010
    64       Nearly New                                                               7,941  10/31/2005
    65       Mi Casa Restaurant                                                       4,602  4/30/2010
    66       VoiceStream PCA II                                                      75,016  6/30/2015
    67       Advance Direct                                                         125,400  10/31/2005
---------------------------------------------------------------------------------------------------------
    68
    69       Mrs. Howards                                                             6,750  5/15/2008
    70
    71
    72
---------------------------------------------------------------------------------------------------------
    73
    74
    75
    76       Petco                                                                   14,000  7/31/2006
    77       Ross Dress for Less                                                     30,132  1/31/2013
---------------------------------------------------------------------------------------------------------
    78
    79
    80       Payless Shoesource                                                      10,000  5/31/2008
    81       Healthcare Associates, Frisco, PA                                        6,038  12/31/2007
    82
---------------------------------------------------------------------------------------------------------
    83
    84       Indiana State Republican Committee                                      12,515  12/31/2014
    85       Corniche Travel                                                          3,854  4/30/2004
    86       Thomasville Furniture                                                   15,512  4/30/2011
    87
---------------------------------------------------------------------------------------------------------
    88
    89       Hollywood Video                                                          7,500  10/31/2013
    90       Jo-Ann Fabrics & Crafts                                                 16,166  3/31/2006
    91
    92
---------------------------------------------------------------------------------------------------------
    93
    94
    95       Eckerd Corporation                                                      12,739  11/13/2022
    96       Walgreen Co.                                                            14,490  9/30/2021
    97       Walgreen Co.                                                            14,560  12/31/2029
---------------------------------------------------------------------------------------------------------
             Various                                                                Various   Various
    98       David's Bridal                                                          10,000  8/31/2013
    99       Payless                                                                  2,600  5/31/2008
   100       Walgreen Co.                                                            13,650  4/30/2027
   101       Home Depot, USA., Inc.                                                 104,484  1/31/2034
---------------------------------------------------------------------------------------------------------
   102
   103       Plums                                                                    4,291  9/30/2006
             Blockbuster Video                                                      Various   Various
   104       Blockbuster Video                                                        6,000  4/30/2013
   105       Blockbuster Video                                                        5,000  8/31/2013
---------------------------------------------------------------------------------------------------------
   106
   107       Walgreen Co.                                                            14,490  8/31/2023
   108
   109
   110
---------------------------------------------------------------------------------------------------------
   111       Appliance Concepts                                                       3,456  6/30/2008
   112
   113       Eckerd Corporation                                                      12,739  8/15/2023
   114       NB Handy Corporation                                                    42,000  9/25/2014
   115       Mexican Restaurant                                                       3,750  3/31/2006
---------------------------------------------------------------------------------------------------------
   116       Mattress Warehouse                                                       3,800  9/29/2013
   117       Blockbuster                                                              6,050  1/31/2013
   118
   119

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES


                                                             LEASE                                                           LEASE
  ID                2ND LARGEST TENANT             SF     EXPIRATION              3RD LARGEST TENANT              SF      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------
  1    Hecht's                                  237,076    7/24/2008      LL Bean                                75,778    5/31/2020
  2    Old Navy                                 101,295    8/1/2014       Icon Medialab                          30,668    11/1/2009
  3    Club 21 (Armani)                          12,135    1/31/2012      Eddie Bauer                            10,200    1/31/2006
  4    Bracco Diagnostics Inc.                   66,187   11/12/2005      Drinker Biddle & Reath LLP             51,275    4/20/2007
  5    Best Buy                                  31,080    8/21/2013      Stein Mart                             31,000    8/31/2016
------------------------------------------------------------------------------------------------------------------------------------
  6    Walgreens                                 14,490    5/31/2022      Mattress Firm                           7,499    3/31/2009
  7    Ultimate Electronics                      31,895    2/28/2018      Golfsmith International, LP            12,500    2/28/2014
  8    State of Ohio (Ohio Attorney General)    138,792    6/30/2005      Glimcher Properties LP                 43,596    1/31/2008
  9
 9.1
------------------------------------------------------------------------------------------------------------------------------------
 9.2
 9.3
 9.4
 9.5
  10   DSW Shoe Warehouse                        35,709    1/31/2019      Bally Total Fitness                    33,572   12/31/2010
------------------------------------------------------------------------------------------------------------------------------------
  11   Ross                                      29,967    1/31/2014      Cost Plus World Market                 17,993    1/31/2014
  12
  13
  14
 14.1
------------------------------------------------------------------------------------------------------------------------------------
 14.2
 14.3
 14.4
 14.5
  15
------------------------------------------------------------------------------------------------------------------------------------
  16   Various                                                            Various
 16.1  Casual Corner Group, Inc.                  7,157    4/30/2008      Cafe Baci, Inc                          4,383   12/31/2007
 16.2  California Pacific Medical Center         77,276    1/31/2012      California State Compensation Fund     55,043    7/31/2007
 16.3  HQ Global Workplaces                      27,666    3/18/2009      Odell Associates, Inc.                 26,596    2/28/2014
 16.4  Merrill Lynch                             18,125    5/23/2011      Lemaster & Daniels, PLLC               15,688    5/31/2012
------------------------------------------------------------------------------------------------------------------------------------
 16.5
 16.6  AT&T                                         870    2/15/2009
 16.7
 16.8
 16.9
------------------------------------------------------------------------------------------------------------------------------------
 16.1
16.11
16.12
16.13
16.14
------------------------------------------------------------------------------------------------------------------------------------
16.15
16.16  US West Communications                       210    4/30/2004
16.17
16.18  Morton McGoldrick, PS                      9,234    2/28/2005      Robert Half International               3,407   10/31/2005
16.19  Diamond Technologies, Inc.                 8,527    4/30/2004
------------------------------------------------------------------------------------------------------------------------------------
 16.2
16.21
16.22
16.23
16.24
------------------------------------------------------------------------------------------------------------------------------------
16.25
16.26
16.27
16.28
16.29
------------------------------------------------------------------------------------------------------------------------------------
 16.3
16.31
16.32
16.33
16.34  William Shuffet                            2,774    4/30/2004      Charles Eaton                           3,702    4/30/2004
------------------------------------------------------------------------------------------------------------------------------------
16.35
16.36  Bank of America N.A.                       4,299    6/30/2023      Goodstein Realty                        3,075    1/31/2006
16.37  United Studios Self Defense                1,496   10/31/2005
16.38
16.39
------------------------------------------------------------------------------------------------------------------------------------
16.40
16.41
16.42
16.43
16.44
------------------------------------------------------------------------------------------------------------------------------------
16.45  Thomas Jefferson Planning District         4,870    7/31/2005      Piedmont Council of the Arts              900    7/31/2004
16.46  Title Guaranty & Trust Co.                 1,251   10/31/2005      Campo Insurance Agency                    870    4/30/2005
16.47
16.48  Ctr for Educational Achievement            3,098   12/31/2004
16.49
------------------------------------------------------------------------------------------------------------------------------------
16.50
16.51
16.52
16.53
16.54
------------------------------------------------------------------------------------------------------------------------------------
16.55  The Parent's Info.                         4,500    6/30/2006
16.56
16.57
16.58
16.59
------------------------------------------------------------------------------------------------------------------------------------
16.60
16.61
16.62
16.63
16.64  Cypress Media                              3,833   12/31/2004      Stewart Title Kansas                    1,056    8/31/2004
------------------------------------------------------------------------------------------------------------------------------------
16.65
16.66
16.67
16.68  Moulton McEchrn                            5,387    5/31/2004
16.69
------------------------------------------------------------------------------------------------------------------------------------
16.70
16.71
16.72
16.73
16.74  General Services Administration            7,100    4/14/2004      Mark Gilbert                              750    4/30/2004
------------------------------------------------------------------------------------------------------------------------------------
16.75
16.76
16.77
16.78  W.D. Campbell & Son, Inc                  14,184    7/31/2006      Lynch's Landing                         2,729    4/30/2004
16.79
------------------------------------------------------------------------------------------------------------------------------------
16.80  Integrity Resources Center                   540    4/30/2004
16.81
16.82
16.83  William P. Nelms                           1,550    4/30/2004      John Drake                                700    4/30/2004
16.84
------------------------------------------------------------------------------------------------------------------------------------
16.85
16.86  Score                                      1,800    4/30/2004      Accion Texas, Inc                         500    4/30/2004
16.87
16.88  Kinsley & Sons, Inc.                       2,652    7/31/2005      National Appraisal Services             1,954    4/30/2004
16.89
------------------------------------------------------------------------------------------------------------------------------------
16.90
16.91
16.92  United Way Kootenai County                 1,518    4/30/2004      Scott W. Reed                           1,419   10/31/2005
16.93  Van Matre & Krueger LLC                    2,758    4/30/2004      Botts & McCure                          1,765   12/31/2005
16.94
------------------------------------------------------------------------------------------------------------------------------------
16.95  Sion Noble                                 3,740    7/31/2006
16.96
16.97
16.98
16.99
------------------------------------------------------------------------------------------------------------------------------------
16.100
16.101 Moultrie Communities                       1,835    4/30/2004      Keith L. Brown & Company                  943    8/31/2004
16.102
16.103
16.104 Outreach International                     3,066    4/30/2005      June Short                                403    4/30/2004
------------------------------------------------------------------------------------------------------------------------------------
16.105 Henderson Jet Sales                        1,725    4/30/2004      Finish Line Graphics                      360    5/31/2005
16.106
16.107
16.108
16.109
------------------------------------------------------------------------------------------------------------------------------------
16.110
16.111
16.112
16.113
16.114
------------------------------------------------------------------------------------------------------------------------------------
16.115 Patrick B. McDermott                       4,782   11/30/2005
16.116
16.117 Craig Fuller & Assct, PLLC                 3,000    6/30/2006
16.118
16.119
------------------------------------------------------------------------------------------------------------------------------------
16.120
16.121
16.122
16.123 Complete Estate Service, LLC               1,960    8/31/2007
16.124 Mesa Family Services                       2,600    4/30/2004      BB&G Services                             942    4/30/2004
------------------------------------------------------------------------------------------------------------------------------------
16.125 Albany State University                    6,572    9/30/2004
16.126
16.127
16.128
16.129
------------------------------------------------------------------------------------------------------------------------------------
16.130
16.131 Clallem County EDC                         1,146    4/30/2004
16.132
16.133 City of Palmetto                           2,501    4/30/2004      Blews and Ritchie Adv                   1,625    1/31/2006
16.134
------------------------------------------------------------------------------------------------------------------------------------
16.135
16.136
16.137
16.138
16.139 Longwood College                           2,283    9/30/2004      Rteam Nurse Inc                           598   10/30/2005
------------------------------------------------------------------------------------------------------------------------------------
16.140
16.141 Appalshop, Inc.                              800    4/30/2004      Koltown Props                             660    4/30/2004
16.142
16.143
16.144
------------------------------------------------------------------------------------------------------------------------------------
16.145
16.146
16.147
16.148
16.149 Muskogee Chamber Commerce                  1,000    7/31/2004
------------------------------------------------------------------------------------------------------------------------------------
16.150
16.151 Preszler, Lrnr, Mrtz & Co.                 5,230    4/30/2004      Ingram, Zelatsko & Goodwin              4,630    7/31/2004
  17   DMR Architecture                           9,500    8/28/2013      Bertucci's Restaurant                   6,151    6/22/2013
  18
  19   William's Dental                           5,097    1/31/2014      Faulkner Construction                   5,000    6/30/2008
------------------------------------------------------------------------------------------------------------------------------------
  20
  21
  22   Fujitsu General America, Inc.             24,627   12/31/2009      DK Ventures                            15,390    1/31/2012
  23
  24
------------------------------------------------------------------------------------------------------------------------------------
  25
  26   North Medical, PC                         16,076    2/28/2016      NWC Radiotherapy, PC                    7,000    9/22/2007
  27
  28   Circuit City                              33,615    3/31/2013      Michael's                              27,010    2/28/2006
  29
------------------------------------------------------------------------------------------------------------------------------------
  30   Petsmart                                  25,386    3/31/2009      Staples                                24,049    6/30/2015
  31
  32
  33   24 Hour Fitness, Inc                      14,000   11/30/2008      Kelley's Liquors                        3,150    7/31/2009
  34   Publix Super Markets, Inc.                48,555   11/30/2010      Walgreen Co.                           13,500   10/30/2040
------------------------------------------------------------------------------------------------------------------------------------
  35
  36   Calabee's Inc. dba Applebee's              4,400   10/31/2023      California's Favorite Burger Company    1,820    5/14/2013
  37   First Chicago Building Corp Bank 1        33,442   11/30/2006      McLeod USA                             28,362    8/31/2008

  38   Goody's                                   30,525    7/31/2006      Cato Plus                               4,000    1/31/2009
------------------------------------------------------------------------------------------------------------------------------------
  39
  40
  41
  42   Barbeques Galore                           5,159    8/31/2006      Miyako Resturaunt                       5,034    8/31/2013
  43
------------------------------------------------------------------------------------------------------------------------------------
  44
  45
  46   Bank United                                3,600    5/31/2013      Wendys                                  3,260   12/31/2012
  47
  48   C&D Party Central                          4,680   10/31/2008      Hobbi BBQ                               3,210   10/31/2007
------------------------------------------------------------------------------------------------------------------------------------
  49   Various                                                            Various
 49.1  Michael Madden Company                    23,022   10/31/2005      North America ATK                      18,112    4/30/2007
 49.2  Kevin Chung                                3,975   10/31/2005      Truebyte                                3,780   12/31/2005
 49.3  Global Wire                                2,200    9/30/2005      Thomas Singleton                        2,200    7/31/2004
  50
------------------------------------------------------------------------------------------------------------------------------------
  51   Zany Brainy                               15,520    4/30/2006      Jo-Ann Fabrics                         11,712    1/31/2007
  52
 52.1
 52.2
  53
------------------------------------------------------------------------------------------------------------------------------------
       Various                                                            Various
  54   Life Cycle Engineering, Inc.               4,785    3/31/2005      Unlimited Service Bldg Maintenance      3,263    8/31/2004
  55   ACI Commercial Inc                         3,798   11/30/2004      Community Vocational Schools of SD      3,510    9/15/2008
  56
  57
------------------------------------------------------------------------------------------------------------------------------------
  58
  59
  60
  61
  62   Ultimate Electronics, Inc.                32,886    2/28/2023      Michaels Store, Inc.                   30,512    7/31/2010
------------------------------------------------------------------------------------------------------------------------------------
  63   Colo. Springs Health Partner              11,221    9/30/2007      Pain Centers of America, Inc.           4,976    7/31/2008
  64   Outback                                    7,581    9/1/2007       Snyderman's                             3,812    5/31/2007
  65   Where's the Party                          4,295   10/31/2006      Shirley's Bagels                        2,700    5/31/2004
  66
  67   Spyder Active Sport                       46,811    7/31/2008      La Sportiva N.A. Inc.                  16,122    8/31/2006
------------------------------------------------------------------------------------------------------------------------------------
  68
  69   Roy's                                      6,300    6/30/2013      Gracor                                  5,250    7/14/2008
  70
  71
  72
------------------------------------------------------------------------------------------------------------------------------------
  73
  74
  75
  76   Paper Warehouse                            8,500    8/15/2006      Hollywood Entertainment                 7,560    8/26/2006
  77   Bonefish Grill                             5,150    7/31/2013      NY Bagels                               1,820    8/31/2007
------------------------------------------------------------------------------------------------------------------------------------
  78
  79
  80   The Leather House NY Inc                  10,000    9/30/2006
  81   Stonebriar Family Physicians               5,005   12/31/2008      Pediatric Allergy/Immunology            3,031    5/31/2009
  82
------------------------------------------------------------------------------------------------------------------------------------
  83
  84   Hard Rock Cafe                             7,967    3/31/2014      Exact Target                            6,238    7/31/2005
  85   Select Resources                           2,219    4/30/2004      Sharp & Associates                      1,456    4/30/2004
  86   Bassett Furniture                         15,431   11/30/2012      TDC Business, Inc.                      3,300   11/30/2008
  87
------------------------------------------------------------------------------------------------------------------------------------
  88
  89   Play It Again Sports                       3,202    8/31/2008      Radio Shack                             2,019    7/31/2008
  90   Dollar General Store                       9,975    2/28/2006      Half Price Books, Records, Mag          9,200    9/30/2009
  91
  92
------------------------------------------------------------------------------------------------------------------------------------
  93
  94
  95
  96
  97
------------------------------------------------------------------------------------------------------------------------------------
       Various                                  Various     Various       Various                               Various     Various
  98   Sonic                                      2,000    1/31/2018
  99   Radio Shack                                2,400    6/30/2008      Super Cuts                              1,200    8/31/2008
 100
 101
------------------------------------------------------------------------------------------------------------------------------------
 102
 103   Kathy Hansen                               2,661    5/31/2004      Summerhill Consign                      2,073    1/31/2007
       Various                                  Various     Various       Various                               Various     Various
 104   Sally Beauty Company, Inc.                 1,700    7/31/2008      Fantastic Sam's                         1,600    8/30/2013
 105   AT&T Wireless                              1,900    8/31/2008      Advance America                         1,100    9/30/2008
------------------------------------------------------------------------------------------------------------------------------------
 106
 107
 108
 109
 110
------------------------------------------------------------------------------------------------------------------------------------
 111   North of the Border                        1,759   12/31/2007      Noble Chiropractic Ltd                  1,747    3/31/2008
 112
 113
 114   General Electric Supply Co.               18,900    1/31/2009
 115   Chinese Restaurant                         1,350    1/31/2008      JS & H Enterprises-TCBY                 1,200    7/31/2008
------------------------------------------------------------------------------------------------------------------------------------
 116   Virginia ABC                               3,116   10/31/2010      Subway                                  1,520    9/14/2013
 117   Advance America                            1,512    2/28/2006      Jersey Mikes                            1,512    1/31/2008
 118
 119

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

                                                  UPFRONT                ONGOING
            OCCUPANCY     OCCUPANCY         ACTUAL REPLACEMENT    ACTUAL REPLACEMENT  UPFRONT                MONTHLY     MONTHLY TAX
    ID        RATE       AS-OF DATE               RESERVES               RESERVES      TI/LC                   TI/LC        ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
    1            98.1%          9/1/03
    2            84.8%        10/27/03                                    4,168                                             72,398
    3            96.0%         11/1/03                                    5,209                               32,035       104,776
    4            85.2%        12/31/03                                   10,650                               62,500       135,862
    5            97.9%        12/11/03                                    3,320                                7,970        32,010
-----------------------------------------------------------------------------------------------------------------------------------
    6            98.9%         1/27/04                                    1,370                                             15,079
    7            96.7%        12/12/03                                    2,280                               11,540        62,500
    8            97.9%          1/1/04                                    7,955       800,000                 15,379        40,380
    9            90.3%         Various                                    5,222                                             44,908
   9.1           93.2%         1/13/04
-----------------------------------------------------------------------------------------------------------------------------------
   9.2           95.2%          1/8/04
   9.3           93.5%         1/13/04
   9.4           91.6%         1/29/04
   9.5           74.1%         1/13/04
    10          100.0%         2/28/04
-----------------------------------------------------------------------------------------------------------------------------------
    11           95.9%          9/1/03                                    2,115                                3,585        23,495
    12           89.1%          3/5/04                                    6,875                                             15,302
    13           96.2%          1/1/04                                   11,000                                             22,667
    14           90.2%         Various                                                                                      25,049
   14.1          94.0%         1/16/04
-----------------------------------------------------------------------------------------------------------------------------------
   14.2          89.0%         1/15/04
   14.3          85.5%         1/10/04
   14.4          87.6%         1/10/04
   14.5          86.0%         1/20/04
    15           98.6%        12/17/03                                    1,208                                              7,580
-----------------------------------------------------------------------------------------------------------------------------------
    16           86.6%         9/15/03                                   54,468       205,965                 86,110       318,078
   16.1          87.3%         9/15/03
   16.2          85.3%         9/15/03
   16.3         100.0%         9/15/03
   16.4          79.1%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
   16.5          86.1%         9/15/03
   16.6         100.0%         9/15/03
   16.7          91.8%         9/15/03
   16.8         100.0%         9/15/03
   16.9          76.3%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
   16.1          98.2%         9/15/03
  16.11          99.7%         9/15/03
  16.12          48.1%         9/15/03
  16.13          94.7%         9/15/03
  16.14          97.5%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.15          41.1%         9/15/03
  16.16          99.5%         9/15/03
  16.17          96.1%         9/15/03
  16.18          69.7%         9/15/03
  16.19          47.7%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
   16.2         100.0%         9/15/03
  16.21         100.0%         9/15/03
  16.22         100.0%         9/15/03
  16.23         100.0%         9/15/03
  16.24         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.25          90.1%         9/15/03
  16.26         100.0%         9/15/03
  16.27         100.0%         9/15/03
  16.28         100.0%         9/15/03
  16.29         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
   16.3          98.1%         9/15/03
  16.31         100.0%         9/15/03
  16.32           0.0%         9/15/03
  16.33         100.0%         9/15/03
  16.34          86.5%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.35         100.0%         9/15/03
  16.36          68.9%         9/15/03
  16.37          55.7%         9/15/03
  16.38          76.6%         9/15/03
  16.39         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.40         100.0%         9/15/03
  16.41          90.7%         9/15/03
  16.42         100.0%         9/15/03
  16.43          75.5%         9/15/03
  16.44          93.4%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.45          91.1%         9/15/03
  16.46          78.5%         9/15/03
  16.47         100.0%         9/15/03
  16.48         100.0%         9/15/03
  16.49         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.50          86.6%         9/15/03
  16.51         100.0%         9/15/03
  16.52         100.0%         9/15/03
  16.53         100.0%         9/15/03
  16.54         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.55         100.0%         9/15/03
  16.56         100.0%         9/15/03
  16.57         100.0%         9/15/03
  16.58         100.0%         9/15/03
  16.59         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.60          67.3%         9/15/03
  16.61          73.0%         9/15/03
  16.62         100.0%         9/15/03
  16.63          97.4%         9/15/03
  16.64          75.2%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.65          82.1%         9/15/03
  16.66         100.0%         9/15/03
  16.67         100.0%         9/15/03
  16.68         100.0%         9/15/03
  16.69         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.70          92.4%         9/15/03
  16.71          89.3%         9/15/03
  16.72         100.0%         9/15/03
  16.73         100.0%         9/15/03
  16.74          94.1%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.75         100.0%         9/15/03
  16.76          92.2%         9/15/03
  16.77          60.2%         9/15/03
  16.78          78.5%         9/15/03
  16.79         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.80          97.8%         9/15/03
  16.81          62.2%         9/15/03
  16.82          52.0%         9/15/03
  16.83          81.6%         9/15/03
  16.84         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.85         100.0%         9/15/03
  16.86          90.6%         9/15/03
  16.87         100.0%         9/15/03
  16.88          97.5%         9/15/03
  16.89         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.90         100.0%         9/15/03
  16.91         100.0%         9/15/03
  16.92          69.1%         9/15/03
  16.93          88.0%         9/15/03
  16.94         100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.95         100.0%         9/15/03
  16.96          66.8%         9/15/03
  16.97         100.0%         9/15/03
  16.98         100.0%         9/15/03
  16.99          80.9%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.100         98.5%         9/15/03
  16.101         63.9%         9/15/03
  16.102         77.0%         9/15/03
  16.103        100.0%         9/15/03
  16.104         46.6%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.105        100.0%         9/15/03
  16.106        100.0%         9/15/03
  16.107        100.0%         9/15/03
  16.108        100.0%         9/15/03
  16.109        100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.110        100.0%         9/15/03
  16.111        100.0%         9/15/03
  16.112        100.0%         9/15/03
  16.113        100.0%         9/15/03
  16.114         98.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.115         59.8%         9/15/03
  16.116        100.0%         9/15/03
  16.117        100.0%         9/15/03
  16.118        100.0%         9/15/03
  16.119        100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.120         85.7%         9/15/03
  16.121         73.9%         9/15/03
  16.122        100.0%         9/15/03
  16.123         70.9%         9/15/03
  16.124         86.7%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.125         58.5%         9/15/03
  16.126         73.1%         9/15/03
  16.127         74.8%         9/15/03
  16.128        100.0%         9/15/03
  16.129        100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.130         91.4%         9/15/03
  16.131         95.7%         9/15/03
  16.132        100.0%         9/15/03
  16.133         82.5%         9/15/03
  16.134        100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.135         93.5%         9/15/03
  16.136        100.0%         9/15/03
  16.137        100.0%         9/15/03
  16.138         25.9%         9/15/03
  16.139         59.2%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.140         48.8%         9/15/03
  16.141         41.2%         9/15/03
  16.142         94.3%         9/15/03
  16.143         99.1%         9/15/03
  16.144         65.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.145        100.0%         9/15/03
  16.146         44.0%         9/15/03
  16.147        100.0%         9/15/03
  16.148        100.0%         9/15/03
  16.149        100.0%         9/15/03
-----------------------------------------------------------------------------------------------------------------------------------
  16.150        100.0%         9/15/03
  16.151         95.2%         9/15/03
    17           77.9%         3/11/04                                    1,700       383,792                  6,714        12,221
    18           83.9%         2/12/04                                    6,688                                             33,006
    19           85.0%         12/5/03                                    1,215       377,226                  9,020        22,852
-----------------------------------------------------------------------------------------------------------------------------------
    20           97.7%         12/2/03                                    6,250                                             13,945
    21          100.0%          4/1/04
    22           91.3%         9/30/03                                    5,376                               20,833        33,157
    23           93.6%         1/23/04                                    4,400                                             15,307
    24           95.1%        12/31/03                                    2,138                                              7,359
-----------------------------------------------------------------------------------------------------------------------------------
    25           78.4%         1/30/04
    26           95.5%          3/1/04                                    2,205        82,550                  8,333        41,382
    27           91.0%         1/30/04                                    3,134                                             13,386
    28           91.2%        11/30/03                                    3,290       700,000                 14,745        63,987
    29           96.6%         3/10/04
-----------------------------------------------------------------------------------------------------------------------------------
    30           83.7%          2/5/04                                    2,280                                8,965        14,334
    31           97.8%         10/1/03                                    4,690                                             14,261
    32           98.0%         9/29/03                                    6,250                                              9,963
    33          100.0%        10/29/03                                    1,010                                5,850        13,554
    34           82.0%          3/8/04                                    4,135                                8,335        18,607
-----------------------------------------------------------------------------------------------------------------------------------
    35           89.4%         3/10/04
    36           99.3%          2/5/04                                      965                                4,170         1,000
    37           92.0%          1/1/04                                    2,640                               16,390        22,568
                100.0%         Various
    38           96.3%         9/30/03                                    1,586                                5,875         6,313
-----------------------------------------------------------------------------------------------------------------------------------
    39          100.0%         9/30/03                                      700                                2,335         3,775
    40           85.5%         3/10/04
    41          100.0%         2/25/04                                                                                      13,908
    42           92.0%          2/3/04                                    1,686       140,000                               20,932
    43           95.0%         3/10/04
-----------------------------------------------------------------------------------------------------------------------------------
    44           76.2%         1/30/03
    45           95.0%         9/30/03                                      470                                              5,624
    46           94.5%          9/1/03                                      500        60,000                                9,167
    47           96.0%         12/1/03                                    4,260                                             20,232
    48           94.8%         11/5/03                                    1,170                                2,500        19,481
-----------------------------------------------------------------------------------------------------------------------------------
    49           93.5%         Various
   49.1         100.0%          9/1/03
   49.2          84.1%         1/31/04
   49.3          96.3%         1/31/04
    50           86.5%        12/17/03                                    1,300                                              3,569
-----------------------------------------------------------------------------------------------------------------------------------
    51          100.0%         12/1/03                                    1,740                                             18,750
    52           91.8%         2/17/04                                    2,155                                             16,238
   52.1          92.5%         2/17/04
   52.2          90.5%         2/17/04
    53           96.2%         9/30/03             54,900                                                                   18,437
-----------------------------------------------------------------------------------------------------------------------------------
                 81.4%         2/11/04                                    1,477       220,000                  9,229         8,520
    54           80.2%         2/11/04                                      834       130,000                  5,215         4,595
    55           82.9%         2/11/04                                      643        90,000                  4,014         3,925
    56           95.4%         3/11/04                                    5,400                                             10,484
    57          100.0%          4/1/04                                      500
-----------------------------------------------------------------------------------------------------------------------------------
    58           96.8%         9/24/03            133,718                 8,637                                              8,149
    59          100.0%         9/30/03             33,000                                                                   11,561
    60           94.8%         11/3/03                                    4,930                                              6,238
    61           98.5%         8/31/03             46,200                                                                    3,089
    62          100.0%        11/11/03            280,000                             187,209                  3,160
-----------------------------------------------------------------------------------------------------------------------------------
    63           96.7%        10/16/03                                    1,635                                7,335         7,342
    64          100.0%          1/1/04                                      610                                2,000         5,517
    65           79.4%        10/14/03                                    1,025        92,871                                6,357
    66          100.0%          4/1/04
    67          100.0%        11/30/03                                    3,140       200,000                  7,340        11,950
-----------------------------------------------------------------------------------------------------------------------------------
    68           95.5%        12/15/03                                    4,913                                              8,165
    69          100.0%          9/6/03                                      460                                2,880         3,440
    70           99.6%          2/3/04                                    5,333                                             21,159
    71           74.6%        11/30/03                                                                                      15,496
    72           80.0%         12/1/03                                    1,140                                              6,290
-----------------------------------------------------------------------------------------------------------------------------------
    73           99.0%          1/8/04                                    1,290                                                597
    74          100.0%          9/9/03                                    2,435                                              6,104
    75           93.1%         12/2/03                                    1,830                                              3,970
    76          100.0%         12/8/03                                      829                                3,882        11,441
    77           84.8%         1/31/04                                      421                                              1,117
-----------------------------------------------------------------------------------------------------------------------------------
    78           93.1%        11/26/03                                    3,475                                              4,628
    79           82.6%         3/15/04                                      587                                              2,042
    80          100.0%        12/10/03                                      335                                2,500        22,078
    81          100.0%         10/1/03                                      530                                4,080         4,712
    82           99.2%        11/19/03                                    2,925                                              4,922
-----------------------------------------------------------------------------------------------------------------------------------
    83           98.2%         9/17/03                                                                                      25,079
    84          100.0%        12/10/03                                      730                                3,310         2,955
    85          100.0%        10/15/03                                      775        23,000                  3,750
    86           94.4%         9/23/03                                      555                                2,395         4,564
    87           97.6%         11/5/03             36,000                 1,855                                              8,471
-----------------------------------------------------------------------------------------------------------------------------------
    88          100.0%          4/1/04                                    1,050                                                703
    89          100.0%         10/1/03                                      350                                2,780         5,092
    90           82.7%         2/16/04                                    2,555                                5,500        10,717
    91           95.0%        10/22/03                                      895                                              8,593
    92           93.0%         9/17/03                                      690                                              3,462
-----------------------------------------------------------------------------------------------------------------------------------
    93           79.0%         9/22/03                                      800                                              2,683
    94           82.0%         12/3/03              2,813                   840                                              3,456
    95          100.0%          4/1/04                                      160
    96          100.0%          4/1/04
    97          100.0%          4/1/04
-----------------------------------------------------------------------------------------------------------------------------------
                 92.8%         Various                                      255                                1,315         3,065
    98          100.0%         12/9/03                                      125                                  590         2,600
    99           84.3%        10/28/03                                      130                                  725           465
   100          100.0%          4/1/04
   101          100.0%          4/1/04
-----------------------------------------------------------------------------------------------------------------------------------
   102           90.0%        11/22/03                                      795                                              5,198
   103          100.0%        10/28/03                                      810                                              3,279
                100.0%        10/20/03
   104          100.0%        10/20/03                                      130                                  590         1,592
   105          100.0%        10/20/03                                      100                                  525         1,948
-----------------------------------------------------------------------------------------------------------------------------------
   106           87.6%         12/2/03                                      930                                              2,567
   107          100.0%          4/1/04
   108           92.5%         12/1/03                                    1,333                                              5,928
   109           92.3%         12/2/03                                    1,100                                              2,320
   110           90.4%         9/15/03                                                                                      10,080
-----------------------------------------------------------------------------------------------------------------------------------
   111          100.0%         10/7/03                                      195                                1,165           626
   112           98.0%          9/5/03                                      850                                              3,333
   113          100.0%          4/1/04                                      160
   114          100.0%        11/13/03                                      760                                1,015           538
   115          100.0%        11/17/03                                      185                                  835         1,667
-----------------------------------------------------------------------------------------------------------------------------------
   116          100.0%        11/20/03                                      120                                  520           817
   117           87.5%         1/21/04                                      155                                  417         1,178
   118           93.3%         12/1/03                                    1,688                                              1,670
   119           92.2%          6/2/03                                      635                                              1,141

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

                                       UPFRONT                   ENVIRONMENTAL
               MONTHLY INSURANCE     ENGINEERING                     REPORT                      ENGINEERING       APPRAISAL
    ID              ESCROW             RESERVE                        DATE                       REPORT DATE      AS-OF DATE
--------------------------------------------------------------------------------------------------------------------------------
    1                                     478,664                  9/29/2003                      9/25/2003        8/25/2003
    2                         73,962                                2/6/2004                       2/6/2004        2/4/2004
    3                         16,205       78,282                  11/19/2003                     11/26/2003      11/25/2003
    4                          8,750                               12/16/2003                     12/11/2003      12/31/2003
    5                          3,384                               5/28/2003                      5/23/2003        6/9/2003
--------------------------------------------------------------------------------------------------------------------------------
    6                                                              7/25/2003                      7/21/2003        1/22/2004
    7                          6,105                               8/13/2003                      8/12/2003        1/1/2004
    8                          8,732                               12/22/2003                     12/24/2003      12/12/2003
    9                          7,453       24,894                  1/30/2004                      1/30/2004         Various
   9.1                                                             1/30/2004                      1/30/2004        1/13/2004
--------------------------------------------------------------------------------------------------------------------------------
   9.2                                                             1/30/2004                      1/30/2004        1/8/2004
   9.3                                                             1/30/2004                      1/30/2004        1/13/2004
   9.4                                                             1/30/2004                      1/30/2004        1/13/2004
   9.5                                                             1/30/2004                      1/30/2004        1/13/2004
    10                                                             2/13/2004                      1/29/2004        2/11/2004
--------------------------------------------------------------------------------------------------------------------------------
    11                                                             10/2/2003                      9/29/2003        10/1/2003
    12                         6,435                               10/21/2003                     10/21/2003      10/27/2003
    13                                                             12/22/2003                     1/23/2004        2/5/2004
    14                         6,914       29,485                   Various                       1/30/2004         Various
   14.1                                                            1/30/2004                      1/30/2004        1/16/2004
--------------------------------------------------------------------------------------------------------------------------------
   14.2                                                            2/23/2004                      1/30/2004        1/15/2004
   14.3                                                            1/30/2004                      1/30/2004        1/10/2004
   14.4                                                            2/19/2004                      1/30/2004        1/10/2004
   14.5                                                            1/30/2004                      1/30/2004        1/20/2004
    15                         1,262                               9/12/2003                      10/10/2003       9/3/2003
--------------------------------------------------------------------------------------------------------------------------------
    16                       190,905    2,184,169                   Various                        Various          Various
   16.1                                                             6/6/2003                       6/6/2003        5/1/2003
   16.2                                                             6/6/2003                       6/6/2003        5/2/2003
   16.3                                                             6/3/2003                       6/4/2003        5/1/2003
   16.4                                                             6/3/2003                       6/4/2003        5/1/2003
--------------------------------------------------------------------------------------------------------------------------------
   16.5                                                             6/6/2003                       6/6/2003        6/1/2003
   16.6                                                             6/6/2003                       6/6/2003        6/1/2003
   16.7                                                             6/6/2003                       6/6/2003        6/1/2003
   16.8                                                             6/6/2003                       6/6/2003        4/30/2003
   16.9                                                             6/6/2003                       6/6/2003        5/1/2003
--------------------------------------------------------------------------------------------------------------------------------
   16.1                                                             6/6/2003                       6/6/2003        6/1/2003
  16.11                                                             6/6/2003                       6/6/2003        6/1/2003
  16.12                                                             6/6/2003                       6/6/2003        5/1/2003
  16.13                                                             6/6/2003                       6/6/2003        6/1/2003
  16.14                                                             6/6/2003                       6/6/2003        6/1/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.15                                                             6/6/2003                       6/6/2003        4/30/2003
  16.16                                                             6/3/2003                       6/4/2003        5/16/2003
  16.17                                                             6/6/2003                       6/6/2003        5/15/2003
  16.18                                                             6/7/2003                       6/4/2003        5/15/2003
  16.19                                                             6/6/2003                       6/6/2003        5/1/2003
--------------------------------------------------------------------------------------------------------------------------------
   16.2                                                             6/6/2003                       6/6/2003        5/15/2003
  16.21                                                             6/3/2003                       6/4/2003        5/15/2003
  16.22                                                             6/6/2003                       6/6/2003        5/7/2003
  16.23                                                             6/6/2003                       6/6/2003        5/7/2003
  16.24                                                             6/6/2003                       6/6/2003        5/15/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.25                                                             6/6/2003                       6/6/2003        5/1/2003
  16.26                                                             6/6/2003                       6/6/2003        5/1/2003
  16.27                                                             6/6/2003                       6/6/2003        5/1/2003
  16.28                                                             6/6/2003                       6/6/2003        5/15/2003
  16.29                                                             6/6/2003                       6/6/2003        5/7/2003
--------------------------------------------------------------------------------------------------------------------------------
   16.3                                                             6/6/2003                       6/6/2003        5/15/2003
  16.31                                                             6/6/2003                       6/6/2003        5/8/2003
  16.32                                                             6/6/2003                       6/6/2003        5/7/2003
  16.33                                                             6/6/2003                       6/6/2003        5/9/2003
  16.34                                                             6/6/2003                       6/6/2003        5/21/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.35                                                             6/6/2003                       6/6/2003        5/7/2003
  16.36                                                             6/6/2003                       6/6/2003        5/20/2003
  16.37                                                             6/6/2003                       6/6/2003        5/21/2003
  16.38                                                             6/6/2003                       6/6/2003        5/15/2003
  16.39                                                             6/6/2003                       6/6/2003        5/7/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.40                                                             6/3/2003                       6/4/2003        5/15/2003
  16.41                                                             5/3/2003                       6/4/2003        5/15/2003
  16.42                                                             6/6/2003                       6/6/2003        5/15/2003
  16.43                                                             5/3/2003                       6/4/2003        5/15/2003
  16.44                                                             6/6/2003                       6/6/2003        5/9/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.45                                                             5/3/2003                       6/4/2003        5/22/2003
  16.46                                                             6/6/2003                       6/6/2003        5/7/2003
  16.47                                                             6/6/2003                       6/6/2003        5/22/2003
  16.48                                                             6/6/2003                       6/6/2003        5/16/2003
  16.49                                                             6/6/2003                       6/6/2003        5/15/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.50                                                             6/6/2003                       6/6/2003        5/14/2003
  16.51                                                             6/6/2003                       6/6/2003        5/1/2003
  16.52                                                             6/6/2003                       6/6/2003        5/1/2003
  16.53                                                             6/3/2003                       6/4/2003        5/14/2003
  16.54                                                             5/3/2003                       6/4/2003        5/12/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.55                                                             6/6/2003                       6/6/2003        5/21/2003
  16.56                                                             5/3/2003                       6/4/2003        5/12/2003
  16.57                                                             6/6/2003                       6/6/2003        5/8/2003
  16.58                                                             6/6/2003                       6/6/2003        5/6/2003
  16.59                                                             6/6/2003                       6/6/2003        5/21/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.60                                                             6/6/2003                       6/6/2003        5/7/2003
  16.61                                                             6/6/2003                       6/6/2003        5/1/2003
  16.62                                                             6/6/2003                       6/6/2003        5/5/2003
  16.63                                                             6/6/2003                      5/21/2003        5/16/2003
  16.64                                                             6/3/2003                       6/4/2003        5/19/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.65                                                             6/3/2003                       6/4/2003        5/15/2003
  16.66                                                             5/3/2003                       6/4/2003        5/15/2003
  16.67                                                             6/6/2003                       6/6/2003        5/14/2003
  16.68                                                             6/6/2003                       6/6/2003        5/22/2003
  16.69                                                             6/6/2003                       6/6/2003        5/15/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.70                                                             6/6/2003                       6/6/2003        5/1/2003
  16.71                                                             6/3/2003                       6/4/2003        5/1/2003
  16.72                                                             6/6/2003                       6/6/2003        5/21/2003
  16.73                                                             6/6/2003                       6/6/2003        5/12/2003
  16.74                                                             5/3/2003                       6/4/2003        5/13/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.75                                                             6/6/2003                       6/6/2003        5/15/2003
  16.76                                                             6/3/2003                       6/4/2003        5/20/2003
  16.77                                                             6/3/2003                       6/4/2003        5/15/2003
  16.78                                                             6/3/2003                       6/4/2003        5/28/2003
  16.79                                                             6/6/2003                       6/6/2003        5/6/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.80                                                             6/3/2003                       6/4/2003        5/15/2003
  16.81                                                             6/3/2003                       6/4/2003        5/19/2003
  16.82                                                             6/3/2003                       6/4/2003        5/27/2003
  16.83                                                             5/3/2003                       6/4/2003        4/29/2003
  16.84                                                             5/3/2003                       6/4/2003        5/14/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.85                                                             6/3/2003                       6/4/2003        5/13/2003
  16.86                                                             6/3/2003                       6/4/2003        5/15/2003
  16.87                                                             5/3/2003                       6/4/2003        5/13/2003
  16.88                                                             5/3/2003                       6/4/2003        5/13/2003
  16.89                                                             6/6/2003                       6/6/2003        5/5/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.90                                                             6/6/2003                       6/6/2003        5/16/2003
  16.91                                                             6/6/2003                       6/6/2003        5/12/2003
  16.92                                                             5/3/2003                       6/4/2003        5/11/2003
  16.93                                                             5/3/2003                       6/4/2003        5/10/2003
  16.94                                                             6/6/2003                       6/6/2003        5/13/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.95                                                             6/6/2003                       6/6/2003        5/8/2003
  16.96                                                             5/3/2003                       6/4/2003        5/19/2003
  16.97                                                             6/6/2003                       6/6/2003        5/16/2003
  16.98                                                             6/3/2003                       6/4/2003        5/15/2003
  16.99                                                             5/3/2003                       6/4/2003        5/17/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.100                                                            6/6/2003                       6/6/2003        5/15/2003
  16.101                                                            5/3/2003                       6/4/2003        5/5/2003
  16.102                                                            5/3/2003                       6/4/2003        5/27/2003
  16.103                                                            5/3/2003                       6/4/2003        5/15/2003
  16.104                                                            6/3/2003                       6/4/2003        5/19/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.105                                                            6/3/2003                       6/4/2003        5/16/2003
  16.106                                                            6/6/2003                       6/6/2003        5/13/2003
  16.107                                                            6/6/2003                       6/6/2003        5/15/2003
  16.108                                                            6/6/2003                       6/6/2003        5/14/2003
  16.109                                                            6/6/2003                       6/6/2003        5/12/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.110                                                            6/6/2003                       6/6/2003        5/1/2003
  16.111                                                            5/3/2003                       6/4/2003        5/14/2003
  16.112                                                            6/6/2003                       6/6/2003        5/16/2003
  16.113                                                            6/6/2003                       6/6/2003        5/15/2003
  16.114                                                            5/3/2003                       6/4/2003        5/26/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.115                                                            6/3/2003                       6/4/2003        5/29/2003
  16.116                                                            6/3/2003                       6/4/2003        5/12/2003
  16.117                                                            6/3/2003                       6/4/2003        5/26/2003
  16.118                                                            6/6/2003                       6/6/2003        5/15/2003
  16.119                                                            6/6/2003                       6/6/2003        5/7/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.120                                                            5/3/2003                       6/4/2003        5/20/2003
  16.121                                                            5/3/2003                       6/4/2003        5/20/2003
  16.122                                                            6/3/2003                       6/4/2003        5/12/2003
  16.123                                                            5/3/2003                       6/4/2003        5/19/2003
  16.124                                                            6/3/2003                       6/4/2003        5/15/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.125                                                            5/3/2003                       6/4/2003        5/5/2003
  16.126                                                            5/3/2003                       6/4/2003        5/15/2003
  16.127                                                            6/3/2003                       6/4/2003        5/19/2003
  16.128                                                            6/6/2003                       6/6/2003        5/16/2003
  16.129                                                            6/6/2003                       6/6/2003        5/16/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.130                                                            6/3/2003                       6/4/2003        5/12/2003
  16.131                                                            6/3/2003                       6/4/2003        5/13/2003
  16.132                                                            6/3/2003                       6/4/2003        5/22/2003
  16.133                                                            6/6/2003                       6/6/2003        5/15/2003
  16.134                                                            6/3/2003                       6/4/2003        5/19/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.135                                                            5/3/2003                       6/4/2003        5/13/2003
  16.136                                                            6/6/2003                       6/6/2003        5/14/2003
  16.137                                                            5/3/2003                       6/2/2003        5/27/2003
  16.138                                                            6/3/2003                       6/4/2003        6/1/2003
  16.139                                                            6/3/2003                       6/4/2003        5/28/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.140                                                            5/3/2003                       6/4/2003        5/15/2003
  16.141                                                            6/3/2003                       6/4/2003        6/2/2003
  16.142                                                            6/3/2003                       6/4/2003        5/19/2003
  16.143                                                            6/6/2003                       6/6/2003        5/1/2003
  16.144                                                            6/6/2003                       6/6/2003        5/21/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.145                                                            6/6/2003                       6/6/2003        5/15/2003
  16.146                                                            6/6/2003                       6/6/2003        5/7/2003
  16.147                                                            5/3/2003                       6/4/2003        5/20/2003
  16.148                                                            5/3/2003                       6/4/2003        5/20/2003
  16.149                                                            5/3/2003                       6/4/2003        5/1/2003
--------------------------------------------------------------------------------------------------------------------------------
  16.150                                                            6/3/2003                       6/4/2003        5/19/2003
  16.151                                                            5/3/2003                       6/4/2003        5/14/2003
    17                         2,191                               2/20/2004                      2/20/2004        2/23/2004
    18                         9,575                                2/3/2004                       2/3/2004        2/4/2004
    19                         3,041                                4/1/2003                       2/7/2003        2/10/2003
--------------------------------------------------------------------------------------------------------------------------------
    20                         7,733       88,938                  12/3/2003                       1/5/2004       11/24/2003
    21                                                             12/17/2003                     12/23/2003       1/6/2004
    22                         7,421      205,538                  10/15/2003                     9/26/2003        10/1/2003
    23                         4,278                               1/15/2004                      1/15/2004        1/2/2004
    24                         1,165        8,750                  12/16/2003                     12/16/2003      12/31/2003
--------------------------------------------------------------------------------------------------------------------------------
    25                                      3,125                   7/1/2003                       7/7/2003        4/17/2003
    26                         2,991        9,750                  12/12/2003                     12/18/2003       10/9/2003
    27                         8,579       75,000                  1/12/2004                      1/12/2004        1/9/2004
    28                                     75,000                  12/8/2003                      12/8/2003       11/25/2003
    29                                                             9/19/2003                      9/18/2003        9/2/2003
--------------------------------------------------------------------------------------------------------------------------------
    30                         4,100       72,148                  12/23/2003                      9/9/2003        3/1/2004
    31                         6,739        5,875                  10/9/2003                      10/16/2003       10/8/2003
    32                         6,259       37,813                  10/13/2003                     10/27/2003       10/6/2003
    33                         1,916       33,229                   1/8/2004                      12/23/2003      11/12/2003
    34                         7,017                               11/5/2003                      10/22/2003      10/15/2003
--------------------------------------------------------------------------------------------------------------------------------
    35                                                             9/19/2003                      9/18/2003        9/15/2003
    36                         1,377                               8/14/2003                      8/15/2003        8/12/2003
    37                                     10,000                  11/24/2003                     11/26/2003       10/1/2003
                                           11,188                  10/27/2003                     11/24/2003      10/24/2003
    38                         1,454       11,188                  10/27/2003                     11/24/2003      10/24/2003
--------------------------------------------------------------------------------------------------------------------------------
    39                           685                               10/27/2003                     11/24/2003      10/24/2003
    40                                                             9/18/2003                      9/18/2003        8/25/2003
    41                                                             12/22/2003                     1/28/2004        2/6/2004
    42                         6,482       27,500                   2/3/2004                      1/16/2004       12/30/2003
    43                                                             9/22/2003                      9/18/2003        9/10/2003
--------------------------------------------------------------------------------------------------------------------------------
    44                                      2,500                   7/1/2003                       7/7/2003        4/17/2003
    45                         2,167        8,125                  10/20/2003                     10/28/2003      10/15/2003
    46                         3,072                               10/17/2003                     10/29/2003       12/1/2003
    47                         5,258        3,500                  9/29/2003                      10/8/2003        9/24/2003
    48                         4,386        3,750                  3/28/2003                      4/24/2003        10/8/2003
--------------------------------------------------------------------------------------------------------------------------------
    49                                                              Various                        2/2/2004         Various
   49.1                                                            1/20/2004                       2/2/2004        1/15/2004
   49.2                                                             2/6/2004                       2/2/2004        1/7/2004
   49.3                                                            1/16/2004                       2/2/2004        1/7/2004
    50                                      6,486                  9/12/2003                      10/10/2003       9/3/2003
--------------------------------------------------------------------------------------------------------------------------------
    51                                                             11/14/2003                     11/19/2003      10/21/2003
    52                         2,561                               11/7/2003                      11/7/2003       10/29/2003
   52.1                                                            11/7/2003                      11/7/2003       10/29/2003
   52.2                                                            11/7/2003                      11/7/2003       10/29/2003
    53                         3,474       55,179                  10/24/2003                      1/5/2004       10/17/2003
--------------------------------------------------------------------------------------------------------------------------------
                               1,295                               10/27/2003                     10/27/2003      10/15/2003
    54                           715                               10/27/2003                     10/27/2003      10/15/2003
    55                           581                               10/27/2003                     10/27/2003      10/15/2003
    56                         4,868      118,750                   1/6/2004                       1/6/2004        1/6/2004
    57                         2,417      297,750                  1/12/2004                      1/12/2004        7/1/2004
--------------------------------------------------------------------------------------------------------------------------------
    58                         4,361       15,000                  10/10/2003                     10/10/2003       9/30/2003
    59                         3,333        6,344                  10/21/2003                     11/24/2003      10/21/2003
    60                         5,599        8,125                  8/20/2003                      10/30/2003       8/5/2003
    61                           525       20,938                  9/29/2003                      9/23/2003        6/16/2003
    62                                      7,500                  9/19/2002                      9/19/2002        10/1/2003
--------------------------------------------------------------------------------------------------------------------------------
    63                         1,267                               10/24/2003                     10/24/2003      10/22/2003
    64                         4,205        7,875                  12/24/2003                     1/19/2004        1/6/2004
    65                           812        7,125                  11/18/2003                     11/13/2003      10/27/2003
    66                                                             1/20/2004                      1/20/2004        1/6/2004
    67                         1,679                               9/26/2003                      9/17/2003        5/19/2003
--------------------------------------------------------------------------------------------------------------------------------
    68                         4,260       45,625                  12/23/2003                     12/23/2003      12/19/2003
    69                         1,215                               9/16/2003                      9/11/2003        9/6/2003
    70                                                             12/12/2003                     12/8/2003        11/1/2003
    71                         3,216                                1/5/2004                       1/5/2004        1/6/2004
    72                                                             11/24/2003                     11/24/2003       12/1/2003
--------------------------------------------------------------------------------------------------------------------------------
    73                           529       58,200                  12/31/2003                     12/30/2003       1/8/2004
    74                         1,583       58,375                  9/24/2003                      10/10/2003       9/18/2003
    75                                      5,875                  12/5/2003                       1/5/2004       11/19/2003
    76                           672       14,375                  12/5/2003                       1/5/2004       12/11/2003
    77                         4,274                               12/31/2003                     12/31/2003      12/19/2003
--------------------------------------------------------------------------------------------------------------------------------
    78                         2,881       10,375                  10/24/2003                     11/5/2003       10/24/2003
    79                           924                               5/20/2003                      5/20/2003        5/15/2003
    80                           947      153,750                  12/30/2003                     1/23/2004       12/18/2003
    81                         1,020        7,000                  10/17/2003                     10/24/2003      10/14/2003
    82                         1,622       23,125                  11/13/2003                     11/13/2003      11/17/2003
--------------------------------------------------------------------------------------------------------------------------------
    83                         4,042        8,230                  9/23/2003                      9/15/2003        9/17/2003
    84                         1,725                               12/9/2003                      12/10/2003      11/19/2003
    85                                                             9/30/2003                      10/27/2003       10/6/2003
    86                           885                                8/1/2003                       8/1/2003        7/31/2003
    87                         3,726      117,386                  11/19/2003                     12/10/2003      11/10/2003
--------------------------------------------------------------------------------------------------------------------------------
    88                         1,753                               10/29/2003                     10/29/2003      10/31/2003
    89                           659                               10/14/2003                     10/28/2003      10/17/2003
    90                         1,517       97,656                   9/2/2003                      9/23/2003        9/23/2003
    91                         2,083                               10/31/2003                     11/11/2003      10/22/2003
    92                           459        3,438                  9/12/2003                      9/17/2003        9/17/2003
--------------------------------------------------------------------------------------------------------------------------------
    93                           546                               9/24/2003                      10/20/2003       9/22/2003
    94                                      2,813                  12/15/2003                     12/29/2003       12/3/2003
    95                                        906                  10/14/2003                     11/24/2003      10/10/2003
    96                                                             8/14/2003                      8/14/2003        8/18/2003
    97                                                             10/27/2003                     11/12/2003      10/20/2003
--------------------------------------------------------------------------------------------------------------------------------
                               1,318                               11/17/2003                      1/5/2004         Various
    98                           728                               11/17/2003                      1/5/2004       11/21/2003
    99                           590                               11/17/2003                      1/5/2004       11/22/2003
   100                                                             9/26/2003                      11/7/2003       10/23/2003
   101                                                             11/20/2003                        NAP          11/10/2003
--------------------------------------------------------------------------------------------------------------------------------
   102                           823                               12/2/2003                      12/6/2003       11/22/2003
   103                           400                               11/11/2003                     11/24/2003      10/27/2003
                                                                   7/24/2003                       Various          Various
   104                           251                               7/24/2003                      7/23/2003        12/1/2003
   105                           463                               7/24/2003                       9/5/2003        9/1/2003
--------------------------------------------------------------------------------------------------------------------------------
   106                                    148,450                  12/9/2003                      12/11/2003      12/15/2003
   107                                                             11/6/2003                      12/19/2003       1/1/2004
   108                           858       10,750                  9/30/2003                      7/30/2003        8/17/2003
   109                                                             12/3/2003                       1/5/2004       11/20/2003
   110                         1,339       18,000                  9/23/2003                      9/15/2003        9/17/2003
--------------------------------------------------------------------------------------------------------------------------------
   111                           521                               10/10/2003                     10/27/2003       6/20/2003
   112                         1,247                               12/22/2003                     12/19/2003      12/18/2003
   113                                                             10/8/2003                      11/24/2003       9/28/2003
   114                           410       13,000                  11/13/2003                     11/20/2003       6/25/2003
   115                           682                               9/25/2003                      10/1/2003        10/3/2003
--------------------------------------------------------------------------------------------------------------------------------
   116                           108                               11/12/2003                     11/12/2003      11/20/2003
   117                           356                               12/9/2003                      12/18/2003       12/8/2003
   118                           718      157,500                  9/30/2003                      7/30/2003        9/24/2003
   119                           303                                6/2/2003                       6/3/2003        6/2/2003

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
MORTGAGED PROPERTIES

  ID      SPONSOR
------------------------------------------------------------------------------------------------------------------------------------
  1       Wilmorite Properties, Inc. and Alaska Permanent Fund Corporation
  2       Jamestown
  3       Eric Hadar, Stanley Cayre
  4       Estate of Lawrence Zirinsky, John Zirinsky
  5       Rodney F. Emery
------------------------------------------------------------------------------------------------------------------------------------
  6       Michael C. Ainbinder, Barton L. Duckworth
  7       Steven Shafer, Scott Shafer
  8       Franklin Kass, John Lucks, Jr.
  9       Kenneth M. Woolley
 9.1
------------------------------------------------------------------------------------------------------------------------------------
 9.2
 9.3
 9.4
 9.5
  10      JP Morgan US Real Estate Income & Growth Fund and New Plan Excel Realty Trust
------------------------------------------------------------------------------------------------------------------------------------
  11      Syd Hurley, David Watson, PCP-FM Target, LP
  12      Stephen Goldberg
  13      Gary M. Holloway, Fidelity Research and Management
  14      Kenneth M. Woolley
 14.1
------------------------------------------------------------------------------------------------------------------------------------
 14.2
 14.3
 14.4
 14.5
  15      Continental Communities, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
  16      American Financial Realty Trust
 16.1
 16.2
 16.3
 16.4
------------------------------------------------------------------------------------------------------------------------------------
 16.5
 16.6
 16.7
 16.8
 16.9
------------------------------------------------------------------------------------------------------------------------------------
 16.1
16.11
16.12
16.13
16.14
------------------------------------------------------------------------------------------------------------------------------------
16.15
16.16
16.17
16.18
16.19
------------------------------------------------------------------------------------------------------------------------------------
 16.2
16.21
16.22
16.23
16.24
------------------------------------------------------------------------------------------------------------------------------------
16.25
16.26
16.27
16.28
16.29
------------------------------------------------------------------------------------------------------------------------------------
 16.3
16.31
16.32
16.33
16.34
------------------------------------------------------------------------------------------------------------------------------------
16.35
16.36
16.37
16.38
16.39
------------------------------------------------------------------------------------------------------------------------------------
16.40
16.41
16.42
16.43
16.44
------------------------------------------------------------------------------------------------------------------------------------
16.45
16.46
16.47
16.48
16.49
------------------------------------------------------------------------------------------------------------------------------------
16.50
16.51
16.52
16.53
16.54
------------------------------------------------------------------------------------------------------------------------------------
16.55
16.56
16.57
16.58
16.59
------------------------------------------------------------------------------------------------------------------------------------
16.60
16.61
16.62
16.63
16.64
------------------------------------------------------------------------------------------------------------------------------------
16.65
16.66
16.67
16.68
16.69
------------------------------------------------------------------------------------------------------------------------------------
16.70
16.71
16.72
16.73
16.74
------------------------------------------------------------------------------------------------------------------------------------
16.75
16.76
16.77
16.78
16.79
------------------------------------------------------------------------------------------------------------------------------------
16.80
16.81
16.82
16.83
16.84
------------------------------------------------------------------------------------------------------------------------------------
16.85
16.86
16.87
16.88
16.89
------------------------------------------------------------------------------------------------------------------------------------
16.90
16.91
16.92
16.93
16.94
------------------------------------------------------------------------------------------------------------------------------------
16.95
16.96
16.97
16.98
16.99
------------------------------------------------------------------------------------------------------------------------------------
16.100
16.101
16.102
16.103
16.104
------------------------------------------------------------------------------------------------------------------------------------
16.105
16.106
16.107
16.108
16.109
------------------------------------------------------------------------------------------------------------------------------------
16.110
16.111
16.112
16.113
16.114
------------------------------------------------------------------------------------------------------------------------------------
16.115
16.116
16.117
16.118
16.119
------------------------------------------------------------------------------------------------------------------------------------
16.120
16.121
16.122
16.123
16.124
------------------------------------------------------------------------------------------------------------------------------------
16.125
16.126
16.127
16.128
16.129
------------------------------------------------------------------------------------------------------------------------------------
16.130
16.131
16.132
16.133
16.134
------------------------------------------------------------------------------------------------------------------------------------
16.135
16.136
16.137
16.138
16.139
------------------------------------------------------------------------------------------------------------------------------------
16.140
16.141
16.142
16.143
16.144
------------------------------------------------------------------------------------------------------------------------------------
16.145
16.146
16.147
16.148
16.149
------------------------------------------------------------------------------------------------------------------------------------
16.150
16.151
  17      George Cornelson, Afshin Ghazi
  18      Stephen S. Spessard; Michael S. McGrath
  19      Steven Shafer, John W. Carpenter III
------------------------------------------------------------------------------------------------------------------------------------
  20      Edwin Joseph
  21      Lexington Corporate Properties Trust
  22      Steven Denholtz, Jerry Zaro
  23      David Couch, Christopher Dunbar, Charles F. Baker, James Davis
  24      NNN, LC
------------------------------------------------------------------------------------------------------------------------------------
  25      Kearny Spring Co., LP, Ray Cliff Partners, LP, Kearney Properties, Inc., Woodcliff Properties, Inc.
  26      A. John Merola, M.D.
  27      H.J. Howard
  28      Tanurb Partnership, LP
  29      Manufactured Home Communities, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  30      Andrew Cohen
  31      David Alexander, Alvin Childs, Cotswold Properties, LLC
  32      Edwin Joseph
  33      Robert & Sally Longinetti, Peter Danna
  34      Garo Kholamian, Invest Linc/GK Properties Fund I, LLC, Troy Wiseman, Star Realty Investors, LLC
------------------------------------------------------------------------------------------------------------------------------------
  35      Manufactured Home Communities, Inc.
  36      Thoodore J. Slaught
  37      Laurence Weiner, Gerald Nudo
          Prado Properties, Inc., Mark R. Hudgens
  38      Prado Properties, Inc., Mark R. Hudgens
------------------------------------------------------------------------------------------------------------------------------------
  39      Prado Properties, Inc., Mark R. Hudgens
  40      Manufactured Home Communities, Inc.
  41      Gary M. Holloway, Fidelity Research and Management
  42      Sid C. Weiss
  43      Manufactured Home Communities, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  44      Kearny Properties, Inc, Ray Cliff Partners, LP, Kearney Properties, Inc, Woodcliff Properties, Inc.
  45      Lee M. Kort, Michael H. Scott
  46      Rueger Family Limited Partnership, Dale Williams
  47      Tenshore Realty Ltd, David R Wiener
  48      Donald Silverman, Valcor Partners
------------------------------------------------------------------------------------------------------------------------------------
  49      Donald Bendetti
 49.1
 49.2
 49.3
  50      Continental Communities, L.L.C.
------------------------------------------------------------------------------------------------------------------------------------
  51      Tanurb Partnership, LP
  52      J. Douglas Winter; Lawrence W. Conjar
 52.1
 52.2
  53      Robert W. Kerekes, Mary T. Kerekes, Celanon Corporation
------------------------------------------------------------------------------------------------------------------------------------
          Holualoa Arizona, Inc.
  54      Holualoa Arizona, Inc.
  55      Holualoa Arizona, Inc.
  56      Jack Carlisle, Philip Kohl
  57      Boris Motovich
------------------------------------------------------------------------------------------------------------------------------------
  58      Thomas E Coghill Sr
  59      Robert W. Kerekes, Mary T. Kerekes, Celanon Corporation
  60      Marc Edelstein
  61      David L. Perdue, A. Rhodes Perdue
  62      IPERS
------------------------------------------------------------------------------------------------------------------------------------
  63      Gary O. Loo, Union Medical Land Ltd., MEDECO-UMA, LLC
  64      Andrew J Saluan
  65      K. Gregory Wohl, Peter Desforges
  66      Lexington Corporate Properties Trust
  67      Donald P. Cook
------------------------------------------------------------------------------------------------------------------------------------
  68      Haley Associates Limited Partnership
  69      Willaim F. Schueth, Jr., Leonard H. Grunthal, III, John Schultz, Marc C. Angelo
  70      Byron Gilchrest, George Macomber, Richard H. Sayre, Thomas P. O'Neill, Robert I. Owens
  71      Thomas D. Arnot
  72      Deann Dorothea Pancheri, Marvin Schwartz
------------------------------------------------------------------------------------------------------------------------------------
  73      Robert C. Morgan, Robert J. Moser, Herb Morgan
  74      Jeffrey Gouchberg, Lita Gouchberg
  75      Richard D. Cohen
  76      Alan C. Fox
  77      Michael P. Connor, Susan Riordan, Robert Schlytter, David Lubotsky, Jody Mandel-Herbert, George K. Kidman, Terry Lubotsky
------------------------------------------------------------------------------------------------------------------------------------
  78      Lawrence Greenberg, Barry Pessin
  79      John H. Midby
  80      Jack Dushey, BAS Realty LLC
  81      Robert K. Ford, R. Franklin Ford, Jr., Richard Enthoven, Tamara Ford NcGowen, Traci Ford Owen
  82      Steven E. Lawson, Robert R. Lawson, Jeffry A. Lawson, Robert A. Lawson, Jr
------------------------------------------------------------------------------------------------------------------------------------
  83      Charles A. Gargano, Larry C Gargano, Carmen Gargano
  84      Bruce A. Bodner, Donald R. Bodner
  85      Milton Bradley Scott
  86      Charles B. Saunders, Marcia T. Saunders
  87      David Parisier, Andrew Kissel, David Hirsch
------------------------------------------------------------------------------------------------------------------------------------
  88      Artcraft Investment, L.C., SunAmerica Housing Fund No. 619, Earl Ferguson
  89      Frank Weiss, Marc Lantzman
  90      Henry S. Miller Investment Co.
  91      Jimmie Evans, Billy M Watson, Bridget M Watson, Jamie Watson
  92      Boyd Higgins
------------------------------------------------------------------------------------------------------------------------------------
  93      Joseph Wolinsky
  94      Michael Shaw, Michael Garrity
  95      Dooley E. Culbertson, F. Gerald Maples, Rodney E. Shands, Keith Howard
  96      Alice L. Griffith
  97      Greta Winter, Mordechai Winter
------------------------------------------------------------------------------------------------------------------------------------
          Andy Weiner, Brad Schlosser
  98      Andy Weiner, Brad Schlosser
  99      Andy Weiner, Brad Schlosser
 100      Milton Gottlieb, Lynn Kirk
 101      Peter J. Koetting; Robert T. Best; Mark D. Hulme
------------------------------------------------------------------------------------------------------------------------------------
 102      Dwight D. Baron, Jimmy Evans
 103      K. Gregory Wohl, Peter Desforges
          Tahsin Issa, Bassam Issa
 104      Tahsin Issa, Bassam Issa
 105      Tahsin Issa, Bassam Issa
------------------------------------------------------------------------------------------------------------------------------------
 106      Michael Shaw, Michael Garrity
 107      Dr. Mark Rosenbloom
 108      Brian R. Johnson
 109      Richard D. Cohen, Milton S. Glanz
 110      Charles A. Gargano, Larry C. Gargano, Carmen Gargano
------------------------------------------------------------------------------------------------------------------------------------
 111      Anthony Rosati
 112      Robert L. Oja, Bonnie M. Oja
 113      William A. Levin, Thomas D. Adelman, Muriel Adelman
 114      Douglas D. Ellis, NB Handy Company
 115      Timothy H. Lehning, Tollgatehouse, LLC, Mid Ohio Securities Corp
------------------------------------------------------------------------------------------------------------------------------------
 116      Eric Gordon, James Leach
 117      Robert V. Stunkel, II
 118      Brian R. Johnson
 119      T. Davis Gordon

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS


                                                              % OF                 % OF APPLICABLE             MORTGAGE    CUT-OFF
                                                          INITIAL POOL   LOAN GROUP    LOAN GROUP    # OF        LOAN        DATE
  ID                          PROPERTY NAME                 BALANCE     (ONE OR TWO)     BALANCE  PROPERTIES  SELLER (1)   BALANCE
------------------------------------------------------------------------------------------------------------------------------------
  12    Briarwood Apartments                                  1.6%           2            7.1%         1         GACC     22,000,000
  13    Pirates Cove Apartments                               1.6%           2            7.0%         1         GECC     21,673,382
  15    Continental Communities - Camelot Village MHC         1.5%           1            1.9%         1         BOFA     19,995,000
  18    Lake Wyndemere Apartments                             1.3%           2            6.0%         1         BOFA     18,500,000
  20    Pembroke Lake                                         1.3%           2            5.9%         1         GECC     18,134,805
------------------------------------------------------------------------------------------------------------------------------------
  23    Legacy at Cross Creek Apartments                      1.2%           2            5.4%         1         GACC     16,800,000
  24    Kellam MHP Portfolio - Greenleigh                     1.2%           1            1.6%         1         BOFA     16,545,084
  25    Miramonte Apartments Sacramento                       1.2%           1            1.5%         1         GECC     16,456,929
  27    Aquia Terrace Apartments                              1.2%           2            5.2%         1         GACC     16,100,000
  29    MHC Portfolio - Golf Vista Estates                    1.1%           2            4.7%         1         BOFA     14,592,788
------------------------------------------------------------------------------------------------------------------------------------
  31    Grove at Pleasant Valley                              1.0%           2            4.5%         1         GECC     13,827,202
  32    Ramblewood Apartments                                 1.0%           2            4.4%         1         GECC     13,624,865
  35    MHC Portfolio - Lighthouse Pointe                     0.9%           2            4.1%         1         BOFA     12,646,420
  40    MHC Portfolio - Casa Village                          0.8%           1            1.0%         1         BOFA     11,040,000
  41    University Walk Apartments                            0.8%           2            3.5%         1         GECC     10,912,509
------------------------------------------------------------------------------------------------------------------------------------
  43    MHC Portfolio - Flamingo West                         0.8%           1            1.0%         1         BOFA     10,741,894
  44    Trovas Apartments Sacramento                          0.8%           1            1.0%         1         GECC     10,561,910
  45    Bayshore Villa MHC                                    0.7%           2            3.3%         1         GECC     10,166,782
  47    Water Place at Woodmont                               0.7%           2            3.3%         1         GECC     10,064,576
  50    Continental Communities - Rolling Hills MHC           0.7%           2            3.0%         1         BOFA      9,226,675
------------------------------------------------------------------------------------------------------------------------------------
  52    Hampton Apartment Portfolio (2)                       0.6%           2            2.7%         2         BOFA      8,312,205
 52.1   Hampton Woods                                         0.4%           2            1.8%                   BOFA      5,594,753
 52.2   Hampton Crossing                                      0.2%           2            0.9%                   BOFA      2,717,452
  53    Twin Rivers Apartments East Windsor                   0.6%           2            2.5%         1         GECC      7,729,016
  56    Hunter's Bluff Apartments                             0.5%           2            2.4%         1         GACC      7,500,000
------------------------------------------------------------------------------------------------------------------------------------
  58    New Hampton Commons                                   0.5%           2            2.4%         1         GECC      7,483,599
  59    Rockaway Gardens                                      0.5%           2            2.4%         1         GECC      7,469,725
  60    Summerhill Place Apartments                           0.5%           2            2.3%         1         GECC      7,120,000
  61    Telephone Factory Lofts                               0.5%           2            2.3%         1         GECC      7,018,928
  68    Arbors on Chimney Rock                                0.5%           2            2.1%         1         BOFA      6,385,649
------------------------------------------------------------------------------------------------------------------------------------
  70    Clarendon Heights Apartments                          0.4%           2            2.0%         1         BOFA      6,094,255
  73    Old Chatham RV Resort                                 0.4%           1            0.6%         1         GECC      6,000,000
  74    Hillside View Apartments                              0.4%           2            1.8%         1         GECC      5,682,144
  75    Iris Court                                            0.4%           2            1.8%         1         GECC      5,680,000
  78    Brentmoor Place                                       0.4%           1            0.5%         1         GECC      5,383,803
------------------------------------------------------------------------------------------------------------------------------------
  82    Hampton Creek Apartments                              0.3%           2            1.5%         1         GECC      4,679,036
  83    Greenview Village - Islip                             0.3%           2            1.5%         1         GECC      4,666,702
  87    Brook Hollow Apts                                     0.3%           2            1.3%         1         GECC      3,991,302
  88    Capital Garage Apartments                             0.3%           1            0.4%         1         GECC      3,985,883
  108   Juniper Apartments                                    0.2%           2            0.9%         1         BOFA      2,631,032
------------------------------------------------------------------------------------------------------------------------------------
  109   General Washington                                    0.2%           2            0.8%         1         GECC      2,500,000
  110   Greenview West Sayville                               0.2%           2            0.7%         1         GECC      2,283,705
  112   Heritage Park Apartments                              0.1%           2            0.7%         1         GECC      2,045,475
  118   Juneau Apartments                                     0.1%           2            0.5%         1         BOFA      1,554,700

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

              GENERAL                      DETAILED
              PROPERTY                     PROPERTY
     ID       TYPE                         TYPE
---------------------------------------------------------------------------
     12       Multifamily                  Garden Style
     13       Multifamily                  Multifamily (Student Housing)
     15       Manufactured Housing         Manufactured Housing
     18       Multifamily                  Garden Style
     20       Multifamily                  Multifamily
---------------------------------------------------------------------------
     23       Multifamily                  Conventional
     24       Manufactured Housing         Manufactured Housing
     25       Multifamily                  Multifamily
     27       Multifamily                  Conventional
     29       Manufactured Housing         Manufactured Housing
---------------------------------------------------------------------------
     31       Multifamily                  Multifamily
     32       Multifamily                  Multifamily
     35       Manufactured Housing         Manufactured Housing
     40       Manufactured Housing         Manufactured Housing
     41       Multifamily                  Multifamily (Student Housing)
---------------------------------------------------------------------------
     43       Manufactured Housing         Manufactured Housing
     44       Multifamily                  Multifamily
     45       Manufactured Housing         Manufactured Housing
     47       Multifamily                  Multifamily
     50       Manufactured Housing         Manufactured Housing
---------------------------------------------------------------------------
     52       Multifamily                  Garden Style
    52.1      Multifamily                  Garden Style
    52.2      Multifamily                  Garden Style
     53       Multifamily                  Multifamily
     56       Multifamily                  Conventional
---------------------------------------------------------------------------
     58       Multifamily                  Multifamily
     59       Multifamily                  Multifamily
     60       Multifamily                  Multifamily
     61       Multifamily                  Multifamily
     68       Multifamily                  Garden Style
---------------------------------------------------------------------------
     70       Multifamily                  Garden Style
     73       Manufactured Housing         Manufactured Housing
     74       Multifamily                  Multifamily
     75       Multifamily                  Multifamily
     78       Multifamily                  Multifamily
---------------------------------------------------------------------------
     82       Multifamily                  Multifamily
     83       Multifamily                  Multifamily
     87       Multifamily                  Multifamily
     88       Multifamily                  Multifamily (Student Housing)
     108      Multifamily                  Garden Style
---------------------------------------------------------------------------
     109      Multifamily                  Multifamily
     110      Multifamily                  Multifamily
     112      Multifamily                  Multifamily
     118      Multifamily                  Garden Style

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

     ID       ADDRESS
---------------------------------------------------------------------------------------
     12       14005 Bramble Lane
     13       3305 E. 10th Street
     15       9950 State Route 43
     18       2109 Sawdust Road
     20       700 Moraine Court
---------------------------------------------------------------------------------------
     23       570 Castle Rising Road
     24       14006 Stevenhurst Drive
     25       4850 Natomas Blvd.
     27       190 White Pine Circle
     29       25807 Firestone Drive
---------------------------------------------------------------------------------------
     31       11901 Pleasant Ridge Road
     32       6741 Tanner Creek Drive
     35       200 Autumn Trail
     40       422 South 24th Street West
     41       1205 University Walk Circle
---------------------------------------------------------------------------------------
     43       8122 West Flamingo Road
     44       4900 Natomas Blvd
     45       3499 E Bayshore Road
     47       7790 NW 78th Avenue
     50       721 27th Street NW
---------------------------------------------------------------------------------------
     52       Various
    52.1      2651-2755 Lund Avenue
    52.2      1403, 1417, 1435, 1451, 1473, 1491 Stony Creek Way and 6032 Conrad Avenue
     53       611 Abbington Drive
     56       201 West Montgomery Crossroads
---------------------------------------------------------------------------------------
     58       1482 West Queen Street
     59       135 Kendall Court
     60       6801 West Ocotillo Road
     61       828 Ralph McGill Blvd. NE
     68       323 Chimney Rock Road
---------------------------------------------------------------------------------------
     70       508 Ivy Ridge Road
     73       310 Old Chatham Road
     74       243 Pleasant Street
     75       2 Iris Court
     78       1001 North McKnight Road
---------------------------------------------------------------------------------------
     82       1612 W. Little Creek Road
     83       235 Grant Ave.
     87       420-476 Eastern Street
     88       1301 W. Broad Street
     108      3700-3727 W. Juniper Ct, 7248-7306 North 38th St & 3721-3741 West Clinton Ave
---------------------------------------------------------------------------------------
     109      625 Main Street
     110      1-52 Greenview Circle
     112      13608 NE 72nd St
     118      1143 N. 29th Street

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

     ID          CITY                     COUNTY                STATE      ZIP CODE
-------------------------------------------------------------------------------------
     12          Laurel                   Prince George's       MD             20708
     13          Greenville               Pitt                  NC             27858
     15          Streetsboro              Portage               OH             44241
     18          The Woodlands            Montgomery            TX             77380
     20          Virginia Beach           Virginia Beach City   VA             23455
-------------------------------------------------------------------------------------
     23          Fayetteville             Cumberland            NC             28314
     24          Chester                  Chesterfield          VA             23831
     25          Sacramento               Sacramento            CA             95835
     27          Stafford                 Stafford              VA             22554
     29          Monee                    Will                  IL             60449
-------------------------------------------------------------------------------------
     31          Little Rock              Pulaski               AR             72223
     32          Norfolk                  Norfolk               VA             23513
     35          Port Orange              Volusia               FL             32129
     40          Billings                 Yellowstone           MT             59102
     41          Charlotte                Mecklenburg           NC             28213
-------------------------------------------------------------------------------------
     43          Las Vegas                Clark                 NV             89147
     44          Sacramento               Sacramento            CA             95835
     45          Redwood City             San Mateo             CA             94063
     47          Tamarac                  Broward               FL             33321
     50          Massillon                Stark                 OH             44647
-------------------------------------------------------------------------------------
     52          Rockford                 Winnebago             IL           Various
    52.1         Rockford                 Winnebago             IL             61109
    52.2         Rockford                 Winnebago             IL             61108
     53          E. Windsor Township      Mercer                NJ             08520
     56          Savannah                 Chatham               GA             31406
-------------------------------------------------------------------------------------
     58          Hampton                  Hampton City          VA             23669
     59          Rockaway                 Morris                NJ             07081
     60          Glendale                 Maricopa              AZ             85303
     61          Atlanta                  Fulton                GA             30306
     68          Tyler                    Smith                 TX             75703
-------------------------------------------------------------------------------------
     70          Syracuse                 Onondaga              NY             13210
     73          Dennis                   Barnstable            MA             02660
     74          Concord                  Merrimack             NH             03301
     75          Acton                    Middlesex             MA             01720
     78          St. Louis                St. Louis             MO             63132
-------------------------------------------------------------------------------------
     82          Norfolk                  Norfolk City          VA             23505
     83          Islip                    Suffolk               NY             11751
     87          New Haven                New Haven             CT             06513
     88          Richmond                 Richmond              VA             23220
     108         Milwaukee                Milwaukee             WI             53209
-------------------------------------------------------------------------------------
     109         Reading                  Middlesex             MA             08167
     110         West Sayville            Suffolk               NY             11796
     112         Vancouver                Clark                 WA             98682
     118         Milwaukee                Milwaukee             WI             53208

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

                 NET         LOAN PER NET
             RENTABLE       RENTABLE AREA   OCCUPANCY        OCCUPANCY      ELEVATOR(S)               UTILITIES
     ID    UNITS/PADS (5)     UNITS/PADS       RATE          AS-OF DATE      (YES/NO)               PAID BY TENANT
----------------------------------------------------------------------------------------------------------------------------------
     12              330       66,666.67       89.1%          03/05/04          No        Electric
     13              254       85,328.27       96.2%          01/01/04          No        Electric, Gas, Water
     15              580       34,474.14       98.6%          12/17/03          No        Electric, Gas, Sewer, Water
     18              320       57,812.50       83.9%          02/12/04          No        Electric, Sewer, Water
     20              299       60,651.52       97.7%          12/02/03          No        Electric
----------------------------------------------------------------------------------------------------------------------------------
     23              264       63,636.36       93.6%          01/23/04          No        Electric, Gas, Sewer, Water
     24              513       32,251.62       95.1%          12/31/03          No        Electric, Gas, Sewer, Water
     25              268       61,406.45       78.4%          01/30/04          No        Electric, Gas, Sewer, Water
     27              188       85,638.30       91.0%          01/30/04          No        Electric, Gas, Sewer, Water
     29              411       35,505.57       96.6%          03/10/04          No        Electric
----------------------------------------------------------------------------------------------------------------------------------
     31              223       62,005.39       97.8%          10/01/03          No        Electric, Gas
     32              300       45,416.22       98.0%          09/29/03          No        Electric, Sewer, Water
     35              433       29,206.51       89.4%          03/10/04          No        Electric
     40              491       22,484.73       85.5%          03/10/04          No        Electric
     41              117       93,269.31      100.0%          02/25/04          No        Electric, Water
----------------------------------------------------------------------------------------------------------------------------------
     43              258       41,635.25       95.0%          03/10/04          No        Electric
     44              172       61,406.45       76.2%          01/30/03          No        Electric, Gas, Water
     45              141       72,104.84       95.0%          09/30/03          No        Electric
     47              199       50,575.76       96.0%          12/01/03          Yes       Electric
     50              312       29,572.68       86.5%          12/17/03          No        Electric, Gas, Sewer, Water
----------------------------------------------------------------------------------------------------------------------------------
     52              122       68,132.83       91.8%          02/17/04          No        Electric, Gas
    52.1              80                       92.5%          02/17/04          No        Electric, Gas
    52.2              42                       90.5%          02/17/04          No        Electric, Gas
     53              183       42,235.06       96.2%          09/30/03          No        Electric
     56              216       34,722.22       95.4%          03/11/04          No        Electric, Sewer, Water
----------------------------------------------------------------------------------------------------------------------------------
     58              251       29,815.14       96.8%          09/24/03          No        Electric
     59              110       67,906.59      100.0%          09/30/03          No        Electric
     60              232       30,689.66       94.8%          11/03/03          No        Electric
     61               65      107,983.51       98.5%          08/31/03          Yes       Electric, Gas, Sewer, Water
     68              176       36,282.10       95.5%          12/15/03          No        Electric, Sewer, Water
----------------------------------------------------------------------------------------------------------------------------------
     70              256       23,805.68       99.6%          02/03/04          No        Electric
     73              310       19,354.84       99.0%          01/08/04          No        Electric
     74              108       52,612.45      100.0%          09/09/03          No        Electric
     75               68       83,529.41       93.1%          12/02/03          No        Electric
     78               72       74,775.05       93.1%          11/26/03          Yes       Electric (appliance usage and a/c usage)
----------------------------------------------------------------------------------------------------------------------------------
     82              119       39,319.63       99.2%          11/19/03          No        Electric, Gas
     83              112       41,666.98       98.2%          09/17/03          No        Electric, Gas
     87               84       47,515.50       97.6%          11/05/03          No        Electric, Gas
     88               36      110,718.97      100.0%          04/01/04          Yes       Excess Electric
     108              40       65,775.79       92.5%          12/01/03          No        Electric, Gas, Sewer, Water
----------------------------------------------------------------------------------------------------------------------------------
     109              39       64,102.56       92.3%          12/02/03          Yes       Electric
     110              52       43,917.41       90.4%          09/15/03          No        Electric, Gas
     112              51       40,107.35       98.0%          09/05/03          No        Electric
     118              45       34,548.90       93.3%          12/01/03          Yes       Electric, Sewer, Water

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

                              STUDIOS                                           1 BEDROOM
              ----------------------------------------             -------------------------------------
                   #       AVG RENT PER       MAX                       #      AVG RENT PER    MAX
     ID          UNITS        MO. ($)      RENT ($)                   UNITS      MO. ($)     RENT ($)
--------------------------------------------------------------------------------------------------------
     12                                                                186         855        1,005
     13
     15
     18                                                                196         842         992
     20            6            690           690                      16          725         725
--------------------------------------------------------------------------------------------------------
     23                                                                66          716         729
     24
     25                                                                156        1,035       1,240
     27                                                                28          900         925
     29
--------------------------------------------------------------------------------------------------------
     31                                                                99          705         770
     32                                                                124         613         679
     35
     40
     41
--------------------------------------------------------------------------------------------------------
     43
     44                                                                96         1,100       1,275
     45
     47                                                                47          740         740
     50
--------------------------------------------------------------------------------------------------------
     52                                                                 2          750         750
    52.1
    52.2                                                                2          750         750
     53            4            705           709                      111         902         950
     56                                                                44          531         570
--------------------------------------------------------------------------------------------------------
     58                                                                48          545         570
     59                                                                24          950        1,015
     60                                                                88          499         499
     61                                                                25         1,084       1,600
     68                                                                112         505         610
--------------------------------------------------------------------------------------------------------
     70                                                                128         437         475
     73
     74                                                                 4          675         675
     75            5            720           860                      34          840        1,105
     78            8           1,300         1,300                     45         1,649       1,720
--------------------------------------------------------------------------------------------------------
     82                                                                18          625         635
     83
     87                                                                11          741         741
     88
     108
--------------------------------------------------------------------------------------------------------
     109          15            860           875                      15         1,084       1,130
     110                                                               39         1,071       1,313
     112                                                               14          575         675
     118                                                               30          445         485

GE COMMERCIAL MORTGAGE CORPORATION, SERIES 2004-C2

ANNEX A-2 - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING LOANS

                             2 BEDROOM                                 3 BEDROOM                               4 BEDROOM
                -------------------------------------    -------------------------------------    ----------------------------------
                     #      AVG RENT PER     MAX              #       AVG RENT PER    MAX              #      AVG RENT PER    MAX
     ID            UNITS      MO. ($)     RENT ($)          UNITS       MO. ($)    RENT ($)          UNITS      MO. ($)     RENT ($)
------------------------------------------------------------------------------------------------------------------------------------
     12             123         984         1,130             21         1,170       1,370
     13                                                                                               254         375         375
     15
     18             104        1,128        1,260             20         1,571       1,600
     20             255         835          875              22          945         945
------------------------------------------------------------------------------------------------------------------------------------
     23             132         812          859              66          964         999
     24
     25             112        1,265        1,430
     27             120        1,005        1,046             40         1,089       1,120
     29
------------------------------------------------------------------------------------------------------------------------------------
     31             94          859         1,012             30         1,051       1,090
     32             176         720          884
     35
     40
     41                                                                                               117        1,640       1,710
------------------------------------------------------------------------------------------------------------------------------------
     43
     44             68         1,310        1,350             8          1,500       1,510
     45
     47             152         860         1,110
     50
------------------------------------------------------------------------------------------------------------------------------------
     52             96          829          880              24         1,009       1,020
    52.1            64          825          880              16         1,010       1,020
    52.2            32          838          880              8          1,008       1,020
     53             68         1,202        1,202
     56             148         656          720              24          803         845
------------------------------------------------------------------------------------------------------------------------------------
     58             191         641          685              12          725         790
     59             62         1,125        1,330             24         1,250       1,320
     60             144         630          630
     61             40         1,487        2,150
     68             64          697          800
------------------------------------------------------------------------------------------------------------------------------------
     70             128         535          555
     73
     74             104         750          750
     75             28          990         1,360             1          1,395       1,425
     78             19         2,240        2,240
------------------------------------------------------------------------------------------------------------------------------------
     82             101         714          755
     83             112        1,209        1,410
     87             13          856          856              51          993         993              9         1,106       1,106
     88             36         1,728        1,728
     108                                                      40          855         865
------------------------------------------------------------------------------------------------------------------------------------
     109             9         1,341        1,400
     110            13         1,199        1,339
     112            37          659          695
     118            15          534          585

FOOTNOTES FOR ANNEX A-1

1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BOFA - Bank of America, N.A.

2 Annual Debt Service, Monthly Debt Service and DSCR for loans with partial interest-only periods are shown after the expiration of the interest-only period. Annual Debt Service, Monthly Debt Service and DSCR for loans which pay interest only for the entirety of their respective loan terms are calculated using the average interest payment for the first 12 interest payment periods on such mortgage loans. The DSCR for each of the PPL Component Mortgage Loan and the AFR/Bank of America Portfolio Mortgage Loan was calculated by dividing the underwritten net cash flow for such Mortgage Loan by the average of the first 12 months of scheduled payments of principal and interest thereunder after the expiration of the partial interest-only period. The scheduled payments used for purposes of this calculation were the portion(s) related to the PPL Senior Component (in the case of the PPL Component Mortgage Loan) and the entire senior portion (including all senior pari-passu notes) of the AFR/Bank of America Mortgage Loan.

3 "Hard" means each tenant transfers its rent directly to the Lock Box Account; "Soft" means each tenant transfers its rent to the related borrower or property manager who then is required to transfer the funds into the Lock Box Account; "Soft at Closing, Springing Hard" means that a Soft Lock Box exists at closing, but upon the occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account; "Springing Hard" means that a Lock Box is not in use at closing, but upon occurrence of a trigger event, as defined in the related loan documents, each tenant will be required to transfer its rent directly to the Lock Box Account.

4 For purposes of calculating the Cut-off Date LTV Ratio, LTV Ratio at Maturity, Loan per Net Rentable Area SF/Units and DSCR, the loan amounts used for the Tysons Corner Center, Pacific Place and AFR/Bank of America Portfolio Mortgage Loans are the aggregate balances of either (1) the Tysons Corner Center and AFR/Bank of America Portfolio Mortgage Loans and (b) the other mortgage loans or portion thereof in the split loan structure that are pari passu in right of payment with such mortgage loans or (2) the PPL Component. With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Underwritten NOI and the Underwritten Net Cash Flow do not include income relating to the Shadow Occupied Release Space. If such income were included, Underwritten NOI, Underwritten Net Cash Flow and DSCR would be $55,381,938, $53,690,313, and 2.24x.

5 Net Rentable Area SF/Units generally excludes square footage for ground lease tenants.

6 Defeasance for the AFR/Bank of America Portfolio Whole Loan is permitted on and after December 18, 2005.

7 For purposes of calculating DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity, the Cut-off Date Balance is calculated after netting out letters of credit and/or holdback amounts for Briarwood Apartments ($2,500,000 Holdback).

8 The Pacific Place and AFR/Bank of America Portfolio Mortgage Loans interest rates are 4.33237520699709% and 5.489117647% respectively.

9        One loan secured by multiple properties.

10 For purposes of calculating U/W Net Cash Flow, Underwritten TI/LC has been included at the individual AFR/Bank of America Portfolio property level.

11 The Prince Building: $4,000,000 LOC held as additional security for the loan until a 1.20 DSCR based on a 7.45% minimum constant has been satisfied. If the borrower does not satisfy the test by January 1, 2009, the LOC is required to be maintained as additional security for the loan.

         Chino Hills Crossroads Marketplace: $2,571,400 LOC held as additional security for the loan until a 1.20 DSCR based on a 7.79% minimum constant has been satisfied. If the borrower does not satisfy the test by December 31, 2004, the LOC is required to be maintained as additional security for the loan.

         Knox Park Village Retail: $1,281,000 LOC held as additional security for the loan until a 1.20 DSCR based on a 8% minimum constant has been satisfied. If the borrower does not satisfy the test by July 9, 2004, the LOC is required to be maintained as additional security for the loan.

         Bayshore Plaza: $770,000 cash escrow held as additional security for the loan until Royal Furniture has renewed its lease for at least three years

12 With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Cut-Off Date Balance has been reduced from $20,000,000 to $19,960,924 due to the release and payoff of one of the designated release properties on April 1, 2004.

13 With respect to the AFR/Bank of America Portfolio Mortgage Loan, the Remaining Amortization Term has been reduced from 330 to 329 months due to the release and payoff of one of the designated release properties on April 1, 2004.

FOOTNOTES FOR ANNEX A-2

1 GECC - General Electric Capital Corporation, GACC - German American Capital Corporation, BOFA - Bank of America, N.A.

2        One loan secured by multiple properties.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

              TYPE OF MORTGAGED PROPERTIES--ALL MORTGAGE LOANS(1)



                                                                   % OF
                                NUMBER OF         AGGREGATE      INITIAL   NUMBER OF
                                MORTGAGED       CUT-OFF DATE       POOL     UNITS OR
PROPERTY TYPE                 PROPERTIES(2)      BALANCE(3)      BALANCE     NRA(4)
---------------------------- --------------- ------------------ --------- -----------
Retail (7) .................        44         $  478,774,269      34.8%   5,200,745
Multifamily ................        43            409,807,980      29.8        8,820
 Multifamily ...............        34            298,853,337      21.7        5,371
 Manufactured Housing.......         9            110,954,643       8.1        3,449
Office .....................       136            244,168,974      17.7    9,195,215
Mixed Use (8) ..............        39            105,175,759       7.6      915,167
Self Storage ...............        19             79,909,595       5.8    1,256,795
Industrial .................         8             52,478,244       3.8    1,522,198
Hotel ......................         1              6,092,275       0.4          125
                                   ---         --------------     -----
TOTAL/WEIGHTED AVERAGE .....       290         $1,376,407,096     100.0%
                                   ===         ==============     =====



                                                                WEIGHTED AVERAGES
                             ---------------------------------------------------------------------------------------
                               CUT-OFF DATE                STATED
                              BALANCE PER #              REMAINING                          CUT-OFF
                               OF UNITS OR    MORTGAGE      TERM                           DATE LTV    LTV RATIO AT
PROPERTY TYPE                     NRA(4)        RATE       (MOS.)    OCCUPANCY   DSCR(5)   RATIO(5)   MATURITY(5)(6)
---------------------------- --------------- ---------- ----------- ----------- --------- ---------- ---------------
Retail (7) .................    $   153.41      5.565%      112        95.6%      1.55x      67.3%        57.7%
Multifamily ................    $54,941.81      5.272%       98        93.4%      1.37x      74.7%        64.4%
 Multifamily ...............    $62,196.59      5.181%      102        93.2%      1.40x      72.8%        61.8%
 Manufactured Housing.......    $35,401.25      5.520%       88        93.8%      1.27x      79.7%        71.4%
Office .....................    $   139.40      5.823%      118        92.9%      1.37x      71.0%        59.9%
Mixed Use (8) ..............    $   254.54      4.697%      119        84.9%      2.08x      52.5%        45.5%
Self Storage ...............    $    68.79      5.186%       83        88.6%      1.48x      73.1%        61.4%
Industrial .................    $    37.14      5.765%      117        96.0%      1.58x      64.3%        56.6%
Hotel ......................    $48,738.20      6.040%      119        74.6%      1.70x      58.0%        45.1%
                                                -----       ---                   ----       ----         ----
TOTAL/WEIGHTED AVERAGE .....                    5.445%      108                   1.50x      69.2%        59.3%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) The pool of mortgage loans includes eight multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49, 52 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the Initial Pool Balance (which include seven mortgage loans in Loan Group 1, or approximately 15.5% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 2.7% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Based on the allocated amount for mortgage loans secured by more than one mortgaged property.

(4) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, mixed use and self storage properties.

(5) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.


(6)   Calculated based on the Anticipated Prepayment Date for the APD Loan.

(7) Thirty-nine of such mortgage loans, representing approximately 32.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored," (or approximately 42.3% of the aggregate principal balance of loan group 1 as of the cut-off date).

(8)   Includes office and retail space, along with banking centers.


                                     A-3-1

                 TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 1(1)



                                                                      % OF
                                                                    INITIAL
                                    NUMBER OF        AGGREGATE        LOAN
                                    MORTGAGED       CUT-OFF DATE    GROUP 1     NUMBER OF
PROPERTY TYPE                     PROPERTIES(2)       BALANCE       BALANCE   UNITS/NRA(3)
-------------------------------- --------------- ----------------- --------- --------------
Retail (5) .....................        44        $  478,774,269      44.9%     5,200,745
Office .........................       136           244,168,974      22.9      9,195,215
Mixed Use (6) ..................        39           105,175,759       9.9        915,167
Multifamily ....................         9           100,710,502       9.4          2,700
 Multifamily ...................         4            36,388,525       3.4            548
 Manufactured Housing ..........         5            64,321,977       6.0          2,152
Self Storage ...................        19            79,909,595       7.5      1,256,795
Industrial .....................         8            52,478,244       4.9      1,522,198
Hotel ..........................         1             6,092,275       0.6            125
                                       ---        --------------     -----
TOTAL/WEIGHTED AVERAGE .........       256        $1,067,309,618     100.0%
                                       ===        ==============     =====



                                                                    WEIGHTED AVERAGES
                                 ----------------------------------------------------------------------------------------
                                                                 STATED
                                    CUT-OFF DATE               REMAINING                           CUT-OFF
                                   BALANCE PER #    MORTGAGE      TERM                            DATE LTV   LTV RATIO AT
PROPERTY TYPE                     OF UNITS/NRA(3)     RATE       (MOS.)    OCCUPANCY     DSCR       RATIO    MATURITY(4)
-------------------------------- ----------------- ---------- ----------- ----------- ---------- ---------- -------------
Retail (5) .....................    $   153.41        5.565%      112        95.6%       1.55x      67.3%       57.7%
Office .........................    $   139.40        5.823%      118        92.9%       1.37x      71.0%       59.9%
Mixed Use (6) ..................    $   254.54        4.697%      119        84.9%       2.08x      52.5%       45.5%
Multifamily ....................    $45,055.24        5.201%      104        90.3%       1.34x      71.2%       61.7%
 Multifamily ...................    $68,785.92        4.469%      107        82.3%       1.44x      55.6%       46.2%
 Manufactured Housing ..........    $31,630.22        5.615%      102        94.9%       1.27x      80.1%       70.5%
Self Storage ...................    $    68.79        5.186%       83        88.6%       1.48x      73.1%       61.4%
Industrial .....................    $    37.14        5.765%      117        96.0%       1.58x      64.3%       56.6%
Hotel ..........................    $48,738.20        6.040%      119        74.6%       1.70x      58.0%       45.1%
                                                      -----       ---                    ----       ----        ----
TOTAL/WEIGHTED AVERAGE .........                      5.488%      111                    1.54x      67.3%       57.5%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 1 includes seven multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49 on Annex A-1 to this prospectus supplement), representing approximately 12.0% of the Initial Pool Balance (or approximately 15.5% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, mixed use and self storage properties.

(4)   Calculated based on the Anticipated Prepayment Date for the APD Loan.

(5) Thirty-nine of such mortgage loans, representing approximately 32.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored," (or approximately 42.3% of the aggregate principal balance of loan group 1 as of the cut-off date).

(6)   Includes office and retail space, along with banking centers.


                                     A-3-2

                 TYPE OF MORTGAGED PROPERTIES--LOAN GROUP 2(1)




                                                                % OF
                                                              INITIAL
                                NUMBER OF       AGGREGATE       LOAN
                                MORTGAGED     CUT-OFF DATE    GROUP 2      NUMBER OF
PROPERTY TYPE                 PROPERTIES(2)      BALANCE      BALANCE    UNITS/NRA(3)
---------------------------- --------------- -------------- ----------- --------------
Multifamily ................        34       $309,097,478       100.0%  6,120
 Multifamily ...............        30        262,464,812        84.9   4,823
 Manufactured Housing.......         4         46,632,666        15.1   1,297
                                    --       ------------       -----
TOTAL/WEIGHTED AVERAGE .....        34       $309,097,478       100.0%
                                    ==       ============       =====



                                                                 WEIGHTED AVERAGES
                             -----------------------------------------------------------------------------------------
                                                             STATED
                                CUT-OFF DATE               REMAINING                          CUT-OFF
                               BALANCE PER #    MORTGAGE      TERM                           DATE LTV    LTV RATIO AT
PROPERTY TYPE                 OF UNITS/NRA(3)     RATE       (MOS.)    OCCUPANCY   DSCR(3)   RATIO(3)   MATURITY(3)(4)
---------------------------- ----------------- ---------- ----------- ----------- --------- ---------- ---------------
Multifamily ................    $58,163.06        5.296%       97         94.4%     1.38x      75.8%        65.3%
 Multifamily ...............    $61,283.04        5.279%      102         94.7%     1.40x      75.2%        64.0%
 Manufactured Housing.......    $40,602.76        5.388%       69         92.3%     1.27x      79.2%        72.6%
                                                  -----       ---                   ----       ----         ----
TOTAL/WEIGHTED AVERAGE .....                      5.296%       97                   1.38x      75.8%        65.3%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 2 includes one multi-property mortgage loan (identified as Loan No. 52 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (or approximately 2.7% of the Initial Loan Group 2 Balance). Such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.

(4)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-3

       RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS


                                                                                              WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                   NUMBER                        % OF                  STATED               CUT-OFF
                                     OF         AGGREGATE      INITIAL               REMAINING               DATE       LTV RATIO
                                  MORTGAGE     CUT-OFF DATE      POOL     MORTGAGE      TERM                  LTV           AT
RANGE OF MORTGAGE RATES             LOANS        BALANCE       BALANCE      RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- ----------------- ---------  ---------- ----------- --------- ---------- ---------------
4.150% to 4.999% ...............      14     $  265,634,287      19.3%      4.535%       91       1.83x      62.0%        55.8%
5.000% to 5.399% ...............      14        209,625,271      15.2       5.257%      102       1.62x      65.6%        57.3%
5.400% to 5.799% ...............      48        501,633,041      36.4       5.599%      114       1.40x      71.5%        60.0%
5.800% to 5.999% ...............      24        233,053,689      16.9       5.860%      114       1.36x      72.5%        60.9%
6.000% to 6.199% ...............      13        130,348,262       9.5       6.030%      117       1.34x      73.0%        62.6%
6.200% to 6.470% ...............       6         36,112,546       2.6       6.301%      117       1.30x      76.8%        63.2%
                                      --     ==============     -----       -----       ---       ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     119     $1,376,407,096     100.0%      5.445%      108       1.50x      69.2%        59.3%
                                     ===     ==============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.

(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 1

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                                                 % OF
                                   NUMBER                      INITIAL                STATED                CUT-OFF
                                     OF         AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
                                  MORTGAGE     CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
RANGE OF MORTGAGE RATES             LOANS        BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(1)
-------------------------------- ---------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
4.150% to 4.999% ...............      8      $  197,141,722      18.5%     4.485%      101         1.97x      57.3%       50.9%
5.000% to 5.399% ...............      5         122,820,687      11.5      5.241%      111         1.78x      57.1%       49.2%
5.400% to 5.799% ...............     31         357,897,288      33.5      5.620%      113         1.42x      70.2%       59.5%
5.800% to 5.999% ...............     24         233,053,689      21.8      5.860%      114         1.36x      72.5%       60.9%
6.000% to 6.199% ...............     12         120,283,686      11.3      6.030%      117         1.35x      72.8%       62.5%
6.200% to 6.470% ...............      6          36,112,546       3.4      6.301%      117         1.30x      76.8%       63.2%
                                     --      --------------     -----      -----       ---         ----       ----        ----
TOTAL/WEIGHTED AVERAGE .........     86      $1,067,309,618     100.0%     5.488%      111         1.54x      67.3%       57.5%
                                     ==      ==============     =====

----------
(1)   Calculated based on the Anticipated Prepayment Date for the APD Loan.

          RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE--LOAN GROUP 2

                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                                              % OF
                                   NUMBER                   INITIAL                STATED               CUT-OFF
                                     OF        AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
                                  MORTGAGE   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
RANGE OF MORTGAGE RATES             LOANS       BALANCE     BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- -------------- --------- ---------- ----------- --------- ---------- ---------------
4.550% to 4.999% ...............      6     $ 68,492,566      22.2%     4.677%       62        1.41x      75.5%        69.8%
5.000% to 5.399% ...............      9       86,804,584      28.1      5.280%       88        1.41x      77.5%        68.8%
5.400% to 5.999% ...............     17      143,735,753      46.5      5.548%      117        1.36x      74.9%        61.1%
6.000% to 6.030% ...............      1       10,064,576       3.3      6.030%      117        1.22x      75.1%        63.9%
                                     --     ------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     33     $309,097,478     100.0%     5.296%       97        1.38x      75.8%        65.3%
                                     ==     ============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.

(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.

                                     A-3-4

      MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--ALL MORTGAGE LOANS(1)


                                                                                           WEIGHTED AVERAGES
                                                                   -----------------------------------------------------------------
                                                           % OF                  STATED                   CUT-OFF
                         NUMBER OF        AGGREGATE      INITIAL               REMAINING                    DATE        LTV RATIO
                         MORTGAGED       CUT-OFF DATE      POOL     MORTGAGE      TERM                      LTV             AT
STATE/LOCATION         PROPERTIES(2)       BALANCE       BALANCE      RATE       (MOS.)    DSCR(3)(4)   RATIO(3)(4)   MATURITY(3)(4)
--------------------- --------------- ----------------- ---------  ---------- ----------- ------------ ------------- ---------------
California ..........        68        $  256,294,942      18.6%      5.026%      106          1.72x        58.5%          50.0%
 Northern(5) ........        22           142,461,981      10.4       4.555%      115          1.93x        52.2%          44.6%
 Southern(5) ........        46           113,832,962       8.3       5.617%       94          1.45x        66.2%          56.8%
Texas ...............        30           189,023,502      13.7       5.750%      111          1.36x        76.5%          65.7%
Virginia ............        16           179,418,284      13.0       5.373%      117          1.62x        63.9%          54.1%
New York ............        12           141,026,645      10.2       5.577%      121          1.59x        70.7%          59.7%
New Jersey ..........        16           123,330,555       9.0       5.622%      104          1.42x        71.1%          61.7%
Florida .............        40            80,605,064       5.9       5.581%       99          1.34x        73.8%          62.7%
North Carolina ......         5            69,828,983       5.1       4.997%       91          1.48x        74.9%          66.4%
Illinois ............         7            56,715,178       4.1       5.571%      108          1.47x        67.0%          58.2%
Ohio ................         3            56,697,356       4.1       5.597%      109          1.26x        78.9%          68.5%
Maryland ............         5            39,734,865       2.9       5.454%       99          1.39x        68.6%          58.9%
Georgia .............        11            27,641,350       2.0       5.620%      119          1.40x        73.3%          58.3%
Colorado ............         3            18,884,669       1.4       5.894%      107          1.35x        72.2%          62.2%
Nevada ..............         5            17,524,330       1.3       5.296%       73          1.36x        79.1%          69.9%
Minnesota ...........         1            14,686,018       1.1       5.460%      119          1.43x        68.3%          57.0%
Massachusetts .......         3            14,180,000       1.0       4.903%       74          1.45x        75.5%          66.8%
Arkansas ............         2            13,848,415       1.0       5.480%      115          1.29x        80.3%          67.4%
Arizona .............         9            12,353,049       0.9       5.426%       82          1.49x        75.4%          67.2%
Montana .............         1            11,040,000       0.8       6.020%      115          1.22x        80.0%          70.9%
Wisconsin ...........         3            10,278,007       0.7       5.666%       94          1.58x        66.6%          56.5%
Missouri ............        14             5,774,251       0.4       5.714%      117          1.64x        68.4%          57.7%
New Hampshire .......         1             5,682,144       0.4       5.520%      117          1.32x        79.5%          66.6%
Indiana .............         1             4,487,075       0.3       6.050%      118          1.44x        79.4%          61.8%
New Mexico ..........         3             4,172,561       0.3       5.906%      117          1.51x        64.6%          54.8%
Washington ..........        16             4,123,634       0.3       5.480%      117          1.73x        51.2%          42.9%
Connecticut .........         1             3,991,302       0.3       5.550%      118          1.34x        79.8%          66.9%
Oklahoma ............         3             3,117,384       0.2       5.946%      117          1.39x        66.9%          56.8%
Alabama .............         1             2,991,605       0.2       6.060%      117          1.38x        70.0%          59.6%
Mississippi .........         2             2,835,776       0.2       6.056%      117          1.41x        77.8%          60.8%
Iowa ................         1             2,691,719       0.2       5.620%      118          1.71x        55.0%          42.2%
Louisiana ...........         1             1,985,624       0.1       5.800%      115          2.09x        47.8%          37.1%
Tennessee ...........         2             1,288,586       0.1       6.031%      117          1.45x        70.3%          54.9%
Kansas(6) ...........         2                69,306       0.0       5.489%      116          1.92x        47.3%          39.6%
South Carolina(6) ...         1                44,648       0.0       5.489%      116          1.92x        47.3%          39.6%
Idaho(6) ............         1                40,270       0.0       5.489%      116          1.92x        47.3%          39.6%
                             --        --------------     -----       -----       ---          ----         ----           ----
TOTAL/WEIGHTED
 AVERAGE ............       290        $1,376,407,096     100.0%      5.445%      108          1.50x        69.2%          59.3%
                            ===        ==============     =====

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) The pool of mortgage loans includes eight multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49, 52 on Annex A-1 to this prospectus supplement), representing approximately 12.6% of the Initial Pool Balance (which include seven mortgage loans in Loan Group 1, or approximately 15.5% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 2.7% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)   Calculated based on the Anticipated Prepayment Date for the APD Loan.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.


(5) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

(6) Percent of Initial Pool Balance is less than one tenth of one percent, but is greater than zero percent.


                                     A-3-5

         MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 1(1)



                                                                                           WEIGHTED AVERAGES
                                                                       ---------------------------------------------------------
                                                              % OF
                                                            INITIAL                  STATED                CUT-OFF
                              NUMBER OF      AGGREGATE        LOAN                 REMAINING                DATE      LTV RATIO
                              MORTGAGED     CUT-OFF DATE    GROUP 1     MORTGAGE      TERM                   LTV         AT
STATE/LOCATION               PROPERTIES       BALANCE       BALANCE       RATE       (MOS.)      DSCR       RATIO    MATURITY(3)
--------------------------- ------------ ----------------- ---------   ---------- ----------- ---------- ---------- ------------
California ................       67      $  246,128,160      23.1%       5.014%      107         1.73x      57.6%       49.1%
 Northern(4) ..............       21         132,295,198      12.4        4.495%      118         1.97x      50.1%       42.5%
 Southern(4) ..............       46         113,832,962      10.7        5.617%       94         1.45x      66.2%       56.8%
Texas .....................       28         164,137,853      15.4        5.886%      116         1.38x      76.4%       64.9%
New York ..................        9         127,981,983      12.0        5.575%      118         1.60x      71.7%       62.6%
Virginia ..................       11         119,395,979      11.2        5.301%      117         1.76x      57.7%       49.4%
New Jersey ................       14         108,131,815      10.1        5.641%      102         1.40x      71.8%       63.0%
Florida ...................       38          57,894,068       5.4        5.553%      106         1.38x      72.4%       60.0%
Ohio ......................        2          47,470,681       4.4        5.715%      119         1.27x      79.1%       67.9%
Illinois ..................        4          33,810,185       3.2        5.521%      118         1.61x      58.3%       49.6%
North Carolina ............        2          20,443,092       1.9        5.452%      120         1.30x      75.4%       62.9%
Colorado ..................        3          18,884,669       1.8        5.894%      107         1.35x      72.2%       62.2%
Maryland ..................        4          17,734,865       1.7        5.734%      117         1.39x      57.8%       47.9%
Nevada ....................        5          17,524,330       1.6        5.296%       73         1.36x      79.1%       69.9%
Minnesota .................        1          14,686,018       1.4        5.460%      119         1.43x      68.3%       57.0%
Georgia ...................        9          13,122,421       1.2        5.710%      119         1.34x      69.2%       53.2%
Montana ...................        1          11,040,000       1.0        6.020%      115         1.22x      80.0%       70.9%
Wisconsin .................        1           6,092,275       0.6        6.040%      119         1.70x      58.0%       45.1%
Massachusetts .............        1           6,000,000       0.6        4.990%       60         1.48x      75.3%       67.0%
Missouri ..................       14           5,774,251       0.5        5.714%      117         1.64x      68.4%       57.7%
Arizona ...................        8           5,233,049       0.5        5.871%      117         1.56x      69.1%       56.3%
Indiana ...................        1           4,487,075       0.4        6.050%      118         1.44x      79.4%       61.8%
New Mexico ................        3           4,172,561       0.4        5.906%      117         1.51x      64.6%       54.8%
Oklahoma ..................        3           3,117,384       0.3        5.946%      117         1.39x      66.9%       56.8%
Alabama ...................        1           2,991,605       0.3        6.060%      117         1.38x      70.0%       59.6%
Mississippi ...............        2           2,835,776       0.3        6.056%      117         1.41x      77.8%       60.8%
Iowa ......................        1           2,691,719       0.3        5.620%      118         1.71x      55.0%       42.2%
Washington ................       15           2,078,159       0.2        5.489%      116         1.92x      47.3%       39.6%
Louisiana .................        1           1,985,624       0.2        5.800%      115         2.09x      47.8%       37.1%
Tennessee .................        2           1,288,586       0.1        6.031%      117         1.45x      70.3%       54.9%
Kansas(5) .................        2              69,306       0.0        5.489%      116         1.92x      47.3%       39.6%
South Carolina(5) .........        1              44,648       0.0        5.489%      116         1.92x      47.3%       39.6%
Idaho(5) ..................        1              40,270       0.0        5.489%      116         1.92x      47.3%       39.6%
Arkansas ..................        1              21,213       0.0        5.489%      116         1.92x      47.3%       39.6%
                                  --      --------------     -----        -----       ---         ----       ----        ----
TOTAL/WEIGHTED
 AVERAGE ..................      256      $1,067,309,618     100.0%       5.488%      111         1.54x      67.3%       57.5%
                                 ===      ==============     =====

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 1 includes seven multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49 on Annex A-1 to this prospectus supplement), representing approximately 12.0% of the Initial Pool Balance (or approximately 15.5% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3)   Calculated based on the Anticipated Prepayment Date for the APD Loan.

(4) Northern California properties have a zip code greater than or equal to 93600. Southern California properties have a zip code less than 93600.

(5) Percent of Initial Pool Balance is less than one tenth of one percent, but is greater than zero percent.


                                     A-3-6

         MORTGAGED PROPERTIES BY STATE AND/OR LOCATION--LOAN GROUP 2(1)




                                                                                              WEIGHTED AVERAGES
                                                                  % OF   -----------------------------------------------------------
                                                                INITIAL                STATED               CUT-OFF
                                   NUMBER OF       AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
                                   MORTGAGED     CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
STATE/LOCATION                   PROPERTIES(2)      BALANCE     BALANCE     RATE       (MOS.)    DSCR(3)   RATIO(3)   MATURITY(3)(4)
------------------------------- --------------- -------------- --------- ---------- ----------- --------- ---------- ---------------
Virginia ......................         5       $ 60,022,305      19.4%     5.517%      118        1.35x      76.3%        63.5%
North Carolina ................         3         49,385,891      16.0      4.809%       79        1.55x      74.7%        67.8%
Texas .........................         2         24,885,649       8.1      4.857%       75        1.24x      76.9%        70.9%
Illinois ......................         3         22,904,993       7.4      5.645%       94        1.26x      79.9%        70.9%
Florida .......................         2         22,710,996       7.3      5.651%       82        1.24x      77.3%        69.4%
Maryland ......................         1         22,000,000       7.1      5.228%       84        1.40x      77.4%        67.7%
New Jersey ....................         2         15,198,740       4.9      5.480%      118        1.53x      66.1%        52.7%
Georgia .......................         2         14,518,928       4.7      5.539%      119        1.45x      76.9%        62.9%
Arkansas ......................         1         13,827,202       4.5      5.480%      115        1.29x      80.4%        67.5%
New York ......................         3         13,044,662       4.2      5.596%      150        1.48x      61.0%        31.2%
California ....................         1         10,166,782       3.3      5.330%       81        1.38x      79.7%        71.3%
 Northern(5) ..................         1         10,166,782       3.3      5.330%       81        1.38x      79.7%        71.3%
Ohio ..........................         1          9,226,675       3.0      4.989%       58        1.20x      77.5%        71.7%
Massachusetts .................         2          8,180,000       2.6      4.840%       84        1.44x      75.7%        66.7%
Arizona .......................         1          7,120,000       2.3      5.100%       56        1.44x      80.0%        75.2%
New Hampshire .................         1          5,682,144       1.8      5.520%      117        1.32x      79.5%        66.6%
Wisconsin .....................         2          4,185,732       1.4      5.121%       57        1.40x      79.0%        73.2%
Connecticut ...................         1          3,991,302       1.3      5.550%      118        1.34x      79.8%        66.9%
Washington ....................         1          2,045,475       0.7      5.470%      118        1.55x      55.3%        46.2%
                                        -       ------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE ........        34       $309,097,478     100.0%     5.296%       97        1.38x      75.8%        65.3%
                                       ==       ============     =====

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Loan Group 2 includes one multi-property mortgage loan (identified as Loan No. 52 on Annex A-1 to this prospectus supplement), representing approximately 0.6% of the Initial Pool Balance (or approximately 2.7% of the Initial Loan Group 2 Balance). Such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(3) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.

(4)   Calculated based on the Anticipated Prepayment Date for the APD Loan.

(5) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than 93600.


                                     A-3-7

    RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--ALL MORTGAGE LOANS




                                                                                            WEIGHTED AVERAGES
                                                                       -----------------------------------------------------------
                                   NUMBER                       % OF                 STATED              CUT-OFF
                                     OF         AGGREGATE     INITIAL              REMAINING               DATE       LTV RATIO
RANGE OF REMAINING                MORTGAGE    CUT-OFF DATE      POOL    MORTGAGE      TERM                 LTV           AT
TERMS (MOS.)                        LOANS        BALANCE      BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- ---------------- --------- ---------- ----------- --------- ---------- ---------------
55 to 60 .......................      14    $  156,262,742      11.4%     4.855%       59       1.43x      75.9%        69.5%
61 to 85 .......................       9       118,970,142       8.6      5.510%       81       1.34x      73.5%        65.1%
86 to 120 ......................      93     1,087,659,566      79.0      5.519%      118       1.53x      67.9%        57.5%
121 to 178 .....................       3        13,514,646       1.0      5.730%      157       1.66x      54.7%        26.1%
                                      --    --------------     -----      -----       ---       ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     119    $1,376,407,096     100.0%     5.445%      108       1.50x      69.2%        59.3%
                                     ===    ==============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.


(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


       RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 1




                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                                                 % OF
                                   NUMBER                      INITIAL                STATED                CUT-OFF
                                     OF         AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
RANGE OF REMAINING                MORTGAGE     CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
TERMS (MOS.)                        LOANS        BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(1)
-------------------------------- ---------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
55 to 60 .......................      6      $   71,998,024       6.7%     4.895%       59        1.49x       75.2%       67.4%
61 to 85 .......................      4          64,030,571       6.0      5.674%       80        1.33x       69.5%       61.2%
86 to 120 ......................     75         924,716,784      86.6      5.520%      118        1.56x       66.6%       56.5%
121 to 134 .....................      1           6,564,239       0.6      5.783%      134        1.63x       65.0%       53.1%
                                     --      --------------     -----      -----       ---        ----        ----        ----
TOTAL/WEIGHTED AVERAGE .........     86      $1,067,309,618     100.0%     5.488%      111        1.54x       67.3%       57.5%
                                     ==      ==============     =====

----------
(1)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


       RANGE OF REMAINING TERMS TO MATURITY DATE IN MONTHS--LOAN GROUP 2



                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                                              % OF
                                   NUMBER                   INITIAL                STATED               CUT-OFF
                                     OF        AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
RANGE OF REMAINING                MORTGAGE   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
TERMS (MOS.)                        LOANS       BALANCE     BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- -------------- --------- ---------- ----------- --------- ---------- ---------------
55 to 60 .......................      8     $ 84,264,718      27.3%     4.820%       58        1.38x      76.6%        71.3%
61 to 85 .......................      5       54,939,570      17.8      5.318%       82        1.36x      78.2%        69.7%
86 to 120 ......................     18      162,942,782      52.7      5.517%      118        1.37x      75.9%        63.4%
121 to 178 .....................      2        6,950,407       2.2      5.680%      178        1.69x      45.0%         0.6%
                                     --     ------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     33     $309,097,478     100.0%     5.296%       97        1.38x      75.8%        65.3%
                                     ==     ============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.

(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-8

                     YEARS OF MATURITY--ALL MORTGAGE LOANS


                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                   NUMBER                        % OF                 STATED               CUT-OFF
                                     OF         AGGREGATE      INITIAL              REMAINING               DATE       LTV RATIO
                                  MORTGAGE     CUT-OFF DATE      POOL    MORTGAGE      TERM                  LTV           AT
YEARS OF MATURITY                   LOANS        BALANCE       BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- ----------------- --------- ---------- ----------- --------- ---------- ---------------
2008 ...........................       3     $   30,508,314       2.2%     5.292%       55       1.33x      80.8%         75.4%
2009 ...........................      11        125,754,428       9.1      4.749%       59       1.45x      74.8%         68.1%
2010 ...........................       2         53,773,359       3.9      5.711%       78       1.29x      76.1%         69.0%
2011 ...........................       7         65,196,782       4.7      5.343%       83       1.39x      71.5%         61.9%
2012 ...........................       1          5,500,000       0.4      5.407%      100       1.27x      64.7%         56.1%
2013 ...........................      19        209,250,155      15.2      5.557%      115       1.43x      70.2%         59.0%
2014 ...........................      73        872,909,412      63.4      5.511%      118       1.55x      67.4%         57.2%
2015 ...........................       1          6,564,239       0.5      5.783%      134       1.63x      65.0%         53.1%
2019 ...........................       2          6,950,407       0.5      5.680%      178       1.69x      45.0%          0.6%
                                      --     --------------     -----      -----       ---       ----       ----          ----
TOTAL/WEIGHTED AVERAGE .........     119     $1,376,407,096     100.0%     5.445%      108       1.50x      69.2%         59.3%
                                     ===     ==============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.



(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                        YEARS OF MATURITY--LOAN GROUP 1


                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                                                 % OF
                                   NUMBER                      INITIAL                STATED                CUT-OFF
                                     OF         AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
                                  MORTGAGE     CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
YEARS OF MATURITY                   LOANS        BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(1)
-------------------------------- ---------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
2008 ...........................      1      $   10,741,894       1.0%     5.350%       55         1.36x      83.3%      77.6%
2009 ...........................      5          61,256,130       5.7      4.816%       60         1.51x      73.8%      65.6%
2010 ...........................      1          39,180,571       3.7      5.710%       78         1.31x      74.6%      67.4%
2011 ...........................      3          24,850,000       2.3      5.616%       84         1.36x      61.5%      51.4%
2012 ...........................      1           5,500,000       0.5      5.407%      100         1.27x      64.7%      56.1%
2013 ...........................     17         181,798,088      17.0      5.561%      115         1.45x      68.7%      57.8%
2014 ...........................     57         737,418,696      69.1      5.510%      118         1.59x      66.0%      56.2%
2015 ...........................      1           6,564,239       0.6      5.783%      134         1.63x      65.0%      53.1%
                                     --      --------------     -----      -----       ---         ----       ----       ----
TOTAL/WEIGHTED AVERAGE .........     86      $1,067,309,618     100.0%     5.488%      111         1.54x      67.3%      57.5%
                                     ==      ==============     =====

----------
(1)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-9

                        YEARS OF MATURITY--LOAN GROUP 2


                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                                              % OF
                                   NUMBER                   INITIAL                STATED               CUT-OFF
                                     OF        AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
                                  MORTGAGE   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
YEARS OF MATURITY                   LOANS       BALANCE     BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- -------------- --------- ---------- ----------- --------- ---------- ---------------
2008 ...........................      2     $ 19,766,420       6.4%     5.260%       55       1.32x       79.4%        74.2%
2009 ...........................      6       64,498,298      20.9      4.685%       59       1.40x       75.7%        70.4%
2010 ...........................      1       14,592,788       4.7      5.715%       79       1.25x       80.0%        73.2%
2011 ...........................      4       40,346,782      13.1      5.175%       83       1.40x       77.6%        68.4%
2013 ...........................      2       27,452,067       8.9      5.530%      115       1.33x       79.6%        66.9%
2014 ...........................     16      135,490,715      43.8      5.515%      118       1.38x       75.1%        62.8%
2019 ...........................      2        6,950,407       2.2      5.680%      178       1.69x       45.0%         0.6%
                                     --     ------------     -----      -----       ---       ----        ----         ----
TOTAL/WEIGHTED AVERAGE .........     33     $309,097,478     100.0%     5.296%       97       1.38x       75.8%        65.3%
                                     ==     ============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.


(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--ALL MORTGAGE
                                     LOANS




                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                   NUMBER                        % OF                 STATED               CUT-OFF
                                     OF         AGGREGATE      INITIAL              REMAINING               DATE       LTV RATIO
RANGE OF DEBT SERVICE             MORTGAGE     CUT-OFF DATE      POOL    MORTGAGE      TERM                  LTV           AT
COVERAGE RATIOS                     LOANS        BALANCE       BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- ----------------- --------- ---------- ----------- --------- ---------- ---------------
1.20x to 1.24x .................      15     $  160,647,609      11.7%     5.626%      103       1.24x      78.2%        68.4%
1.25x to 1.29x .................      14        305,180,648      22.2      5.745%      115       1.28x      76.6%        65.3%
1.30x to 1.39x .................      29        279,714,643      20.3      5.565%      104       1.35x      73.7%        62.7%
1.40x to 1.44x .................      19        137,676,623      10.0      5.624%      110       1.43x      67.0%        55.7%
1.45x to 1.49x .................      10         42,742,752       3.1      5.536%      102       1.47x      68.7%        55.5%
1.50x to 1.54x .................      11        104,567,128       7.6      4.958%       76       1.53x      71.7%        62.4%
1.55x to 1.59x .................       4         36,891,330       2.7      5.161%      101       1.57x      74.4%        65.9%
1.60x to 1.64x .................       3         20,919,441       1.5      5.627%      122       1.63x      67.1%        55.9%
1.65x to 1.69x .................       2         20,390,870       1.5      5.532%      119       1.69x      61.8%        60.0%
1.70x to 2.62x .................      12        267,676,051      19.4      4.971%      120       2.08x      50.9%        43.8%
                                      --     --------------     -----      -----       ---       ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     119     $1,376,407,096     100.0%     5.445%      108       1.50x      69.2%        59.3%
                                     ===     ==============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.



(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-10

   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1




                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                                                 % OF
                                   NUMBER                      INITIAL                STATED                CUT-OFF
                                     OF         AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
RANGE OF DEBT SERVICE             MORTGAGE     CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
COVERAGE RATIOS                     LOANS        BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(1)
-------------------------------- ---------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
1.22x to 1.24x .................      9      $   97,730,033       9.2%     5.885%      118        1.24x       78.7%       67.4%
1.25x to 1.29x .................      9         234,213,647      21.9      5.809%      116        1.28x       76.1%       64.8%
1.30x to 1.39x .................     20         207,636,848      19.5      5.610%      105        1.34x       72.4%       61.7%
1.40x to 1.44x .................     17         124,876,623      11.7      5.690%      114        1.43x       65.7%       53.9%
1.45x to 1.49x .................      9          40,242,752       3.8      5.580%      103        1.47x       68.9%       55.3%
1.50x to 1.54x .................      5          56,594,830       5.3      4.898%       65        1.52x       72.2%       63.5%
1.55x to 1.59x .................      1           1,695,223       0.2      6.040%      117        1.56x       78.7%       67.0%
1.60x to 1.64x .................      3          20,919,441       2.0      5.627%      122        1.63x       67.1%       55.9%
1.65x to 1.69x .................      2          20,390,870       1.9      5.532%      119        1.69x       61.8%       60.0%
1.70x to 2.62x .................     11         263,009,349      24.6      4.959%      119        2.08x       51.1%       44.6%
                                     --      --------------     -----      -----       ---        ----        ----        ----
TOTAL/WEIGHTED AVERAGE .........     86      $1,067,309,618     100.0%     5.488%      111        1.54x       67.3%       57.5%
                                     ==      ==============     =====

----------
(1)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


   RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2




                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                                              % OF
                                   NUMBER                   INITIAL                STATED               CUT-OFF
                                     OF        AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
RANGE OF DEBT SERVICE             MORTGAGE   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
COVERAGE RATIOS                     LOANS       BALANCE     BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- -------------- --------- ---------- ----------- --------- ---------- ---------------
1.20x to 1.24x .................      6     $ 62,917,576      20.4%     5.225%       79       1.23x      77.4%         70.0%
1.25x to 1.29x .................      5       70,967,001      23.0      5.533%      110       1.28x      78.3%         66.8%
1.30x to 1.39x .................      9       72,077,795      23.3      5.435%      101       1.37x      77.7%         65.2%
1.40x to 1.44x .................      2       12,800,000       4.1      4.985%       68       1.43x      80.0%         73.2%
1.45x to 1.49x .................      1        2,500,000       0.8      4.840%       84       1.46x      65.8%         58.0%
1.50x to 1.54x .................      6       47,972,297      15.5      5.028%       90       1.54x      71.2%         61.2%
1.55x to 1.59x .................      3       35,196,108      11.4      5.119%      100       1.57x      74.2%         65.9%
1.70x to 1.87x .................      1        4,666,702       1.5      5.680%      178       1.87x      41.7%          0.5%
                                      -     ------------     -----      -----       ---       ----       ----          ----
TOTAL/WEIGHTED AVERAGE .........     33     $309,097,478     100.0%     5.296%       97       1.38x      75.8%         65.3%
                                     ==     ============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.


(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-11

                   RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE


                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                   NUMBER                        % OF                 STATED               CUT-OFF
                                     OF         AGGREGATE      INITIAL              REMAINING               DATE       LTV RATIO
RANGE OF LTV RATIOS               MORTGAGE     CUT-OFF DATE      POOL    MORTGAGE      TERM                  LTV           AT
AS OF THE CUT-OFF DATE              LOANS        BALANCE       BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- ----------------- --------- ---------- ----------- --------- ---------- ---------------
41.7% to 44.9% .................       2     $    7,416,702       0.5%     5.595%      156       1.84x      42.4%        13.6%
45.0% to 49.9% .................       7        152,210,332      11.1      4.627%      115       1.98x      47.4%        40.0%
50.0% to 54.9% .................       3        107,074,407       7.8      5.256%      120       1.87x      52.2%        44.0%
55.0% to 59.9% .................      11         79,489,829       5.8      5.677%      115       1.57x      57.8%        48.4%
60.0% to 64.9% .................       6         49,430,652       3.6      5.187%      119       2.07x      62.7%        56.6%
65.0% to 69.9% .................      14         98,506,451       7.2      5.669%      117       1.47x      67.7%        56.7%
70.0% to 74.9% .................      26        267,571,094      19.4      5.546%       98       1.41x      73.3%        63.5%
75.0% to 79.9% .................      45        566,298,533      41.1      5.602%      106       1.31x      78.1%        67.0%
80.0% to 83.3% .................       5         48,409,096       3.5      5.443%       89       1.32x      80.8%        72.0%
                                      --     --------------     -----      -----       ---       ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     119     $1,376,407,096     100.0%     5.445%      108       1.50x      69.2%        59.3%
                                     ===     ==============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.

(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 1


                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                                                 % OF
                                   NUMBER                      INITIAL                STATED                CUT-OFF
                                     OF         AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
RANGE OF LTV RATIOS               MORTGAGE     CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
AS OF THE CUT-OFF DATE              LOANS        BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(1)
-------------------------------- ---------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
43.7% to 44.9% .................      1      $    2,750,000       0.3%     5.450%      119         1.80x      43.7%       35.8%
45.0% to 49.9% .................      7         152,210,332      14.3      4.627%      115         1.98x      47.4%       40.0%
50.0% to 54.9% .................      2         104,790,702       9.8      5.247%      119         1.88x      52.2%       44.9%
55.0% to 59.9% .................     10          77,444,355       7.3      5.683%      115         1.57x      57.8%       48.4%
60.0% to 64.9% .................      6          49,430,652       4.6      5.187%      119         2.07x      62.7%       56.6%
65.0% to 69.9% .................     11          80,807,710       7.6      5.730%      118         1.46x      68.0%       57.4%
70.0% to 74.9% .................     21         203,201,604      19.0      5.733%      101         1.37x      73.0%       62.8%
75.0% to 79.9% .................     26         374,892,369      35.1      5.709%      112         1.31x      78.3%       66.5%
80.0% to 83.3% .................      2          21,781,894       2.0      5.690%       85         1.29x      81.6%       74.2%
                                     --      --------------     -----      -----       ---         ----       ----        ----
TOTAL/WEIGHTED AVERAGE .........     86      $1,067,309,618     100.0%     5.488%      111         1.54x      67.3%       57.5%
                                     ==      ==============     =====

----------
(1)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-12

            RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE--LOAN GROUP 2


                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                                              % OF
                                   NUMBER                   INITIAL                STATED               CUT-OFF
                                     OF        AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
RANGE OF LTV RATIOS               MORTGAGE   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
AS OF THE CUT-OFF DATE              LOANS       BALANCE     BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- -------------- --------- ---------- ----------- --------- ---------- ---------------
41.7% to 44.9% .................      1     $  4,666,702       1.5%     5.680%      178        1.87x      41.7%         0.5%
50.0% to 54.9% .................      1        2,283,705       0.7      5.680%      178        1.32x      51.9%         0.6%
55.0% to 59.9% .................      1        2,045,475       0.7      5.470%      118        1.55x      55.3%        46.2%
65.0% to 69.9% .................      3       17,698,740       5.7      5.390%      113        1.52x      66.0%        53.4%
70.0% to 74.9% .................      5       64,369,490      20.8      4.954%       89        1.55x      74.4%        66.0%
75.0% to 79.9% .................     19      191,406,164      61.9      5.393%       95        1.30x      77.9%        68.0%
80.0% to 80.4% .................      3       26,627,202       8.6      5.242%       93        1.35x      80.2%        70.2%
                                     --     ------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     33     $309,097,478     100.0%     5.296%       97        1.38x      75.8%        65.3%
                                     ==     ============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.
(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                    RANGE OF LTV RATIOS AS OF MATURITY DATES



                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                   NUMBER                        % OF                 STATED               CUT-OFF
                                     OF         AGGREGATE      INITIAL              REMAINING               DATE       LTV RATIO
RATIOS RANGE OF LTV               MORTGAGE     CUT-OFF DATE      POOL    MORTGAGE      TERM                  LTV           AT
AS OF MATURITY DATE                 LOANS        BALANCE       BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- ----------------- --------- ---------- ----------- --------- ---------- ---------------
Fully Amortizing ...............       2     $    6,950,407       0.5%     5.680%      178       1.69x      45.0%         0.6%
35.8% to 44.9% .................      14        190,368,228      13.8      4.823%      115       1.90x      48.9%        40.0%
45.0% to 49.9% .................       8        133,118,454       9.7      5.382%      119       1.78x      54.3%        45.9%
50.0% to 54.9% .................       8         41,657,766       3.0      5.706%      115       1.50x      65.1%        52.9%
55.0% to 59.9% .................      26        152,057,115      11.0      5.683%      117       1.46x      68.4%        57.4%
60.0% to 64.9% .................      17        230,256,031      16.7      5.687%      117       1.47x      73.0%        63.0%
65.0% to 69.9% .................      30        468,017,921      34.0      5.499%      102       1.35x      77.5%        66.8%
70.0% to 77.6% .................      14        153,981,175      11.2      5.426%       84       1.29x      79.4%        72.2%
                                      --     --------------     -----      -----       ---       ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     119     $1,376,407,096     100.0%     5.445%      108       1.50x      69.2%        59.3%
                                     ===     ==============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.



(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-13

             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 1



                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                                                 % OF
                                   NUMBER                      INITIAL                STATED                CUT-OFF
                                     OF         AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
RATIOS RANGE OF LTV               MORTGAGE     CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
AS OF MATURITY DATE                 LOANS        BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(1)
-------------------------------- ---------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
35.8% to 44.9% .................     14      $  190,368,228      17.8%     4.823%      115         1.90x      48.9%      40.0%
45.0% to 49.9% .................      7         131,072,979      12.3      5.381%      119         1.79x      54.3%      45.9%
50.0% to 54.9% .................      6          26,459,025       2.5      5.836%      113         1.49x      64.6%      53.1%
55.0% to 59.9% .................     23         137,378,079      12.9      5.720%      117         1.46x      67.9%      57.3%
60.0% to 64.9% .................     13         178,473,051      16.7      5.715%      116         1.52x      72.3%      62.8%
65.0% to 69.9% .................     18         331,695,479      31.1      5.613%      103         1.33x      77.5%      66.6%
70.0% to 77.6% .................      5          71,862,777       6.7      5.740%      104         1.29x      80.3%      71.8%
                                     --      --------------     -----      -----       ---         ----       ----       ----
TOTAL/WEIGHTED AVERAGE .........     86      $1,067,309,618     100.0%     5.488%      111         1.54x      67.3%      57.5%
                                     ==      ==============     =====

----------
(1)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


             RANGE OF LTV RATIOS AS OF MATURITY DATES--LOAN GROUP 2



                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                                              % OF
                                   NUMBER                   INITIAL                STATED              CUT-OFF
                                     OF        AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
RATIOS RANGE OF LTV               MORTGAGE   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
AS OF MATURITY DATE                 LOANS       BALANCE     BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- -------------- --------- ---------- ----------- --------- ---------- ---------------
Fully Amortizing ...............      2     $  6,950,407       2.2%     5.680%      178       1.69x      45.0%         0.6%
46.2% to 49.9% .................      1        2,045,475       0.7      5.470%      118       1.55x      55.3%        46.2%
50.0% to 54.9% .................      2       15,198,740       4.9      5.480%      118       1.53x      66.1%        52.7%
55.0% to 59.9% .................      3       14,679,036       4.7      5.346%      113       1.47x      73.2%        58.3%
60.0% to 64.9% .................      4       51,782,980      16.8      5.592%      118       1.32x      75.5%        63.4%
65.0% to 69.9% .................     12      136,322,441      44.1      5.222%       98       1.41x      77.5%        67.3%
70.0% to 75.2% .................      9       82,118,398      26.6      5.151%       66       1.29x      78.6%        72.7%
                                     --     ------------     -----      -----       ---       ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     33     $309,097,478     100.0%     5.296%       97       1.38x      75.8%        65.3%
                                     ==     ============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.


(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-14

               RANGE OF CUT-OFF DATE BALANCES--ALL MORTGAGE LOANS




                                                                                              WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                    NUMBER                        % OF                 STATED               CUT-OFF
                                      OF         AGGREGATE      INITIAL              REMAINING               DATE       LTV RATIO
RANGE OF                           MORTGAGE     CUT-OFF DATE      POOL    MORTGAGE      TERM                  LTV           AT
CUT-OFF DATE BALANCES                LOANS        BALANCE       BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
--------------------------------- ---------- ----------------- --------- ---------- ----------- --------- ---------- ---------------
$1,082,538 to $4,999,999.........      43     $  129,456,566       9.4%     5.767%      115        1.48x      67.3%        52.8%
$5,000,000 to $9,999,999.........      31        215,858,100      15.7      5.549%      109        1.44x      71.7%        60.1%
$10,000,000 to $14,999,999.......      18        218,124,006      15.8      5.517%      101        1.35x      71.5%        61.2%
$15,000,000 to $19,999,999.......      13        230,714,559      16.8      5.475%      113        1.40x      70.6%        61.2%
$20,000,000 to $24,999,999.......       3         64,050,382       4.7      4.831%       68        1.49x      75.9%        67.8%
$25,000,000 to $29,999,999.......       4        107,585,681       7.8      5.286%      103        1.68x      73.3%        65.8%
$30,000,000 to $34,999,999.......       2         63,170,192       4.6      5.700%      117        1.33x      79.8%        67.2%
$35,000,000 to $39,999,999.......       1         39,180,571       2.8      5.710%       78        1.31x      74.6%        67.4%
$55,0000,000 to $95,000,000......       4        308,267,037      22.4      5.261%      118        1.74x      60.0%        51.8%
                                       --     --------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE ..........     119     $1,376,407,096     100.0%     5.445%      108        1.50x      69.2%        59.3%
                                      ===     ==============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.



(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 1




                                                                                           WEIGHTED AVERAGES
                                                                       ---------------------------------------------------------
                                                                % OF
                                  NUMBER                      INITIAL                STATED                CUT-OFF
                                    OF         AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
RANGE OF                         MORTGAGE     CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
CUT-OFF DATE BALANCES              LOANS        BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(1)
------------------------------- ---------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
$1,082,538 to $4,999,999.......     35      $  105,104,614       9.8%     5.841%      113         1.48x      67.7%       54.7%
$5,000,000 to $9,999,999.......     19         130,155,904      12.2      5.669%      111         1.48x      68.9%       57.2%
$10,000,000 to $14,999,999.....     11         132,288,864      12.4      5.564%      109         1.37x      67.0%       55.9%
$15,000,000 to $19,999,999.....      9         161,179,754      15.1      5.583%      117         1.43x      68.3%       58.9%
$20,000,000 to $24,999,999.....      1          20,377,000       1.9      4.700%       60         1.53x      75.5%       66.8%
$25,000,000 to $29,999,999.....      4         107,585,681      10.1      5.286%      103         1.68x      73.3%       65.8%
$30,000,000 to $34,999,999.....      2          63,170,192       5.9      5.700%      117         1.33x      79.8%       67.2%
$35,000,000 to $39,999,999.....      1          39,180,571       3.7      5.710%       78         1.31x      74.6%       67.4%
$55,000,000 to $95,000,000.....      4         308,267,037      28.9      5.261%      118         1.74x      60.0%       51.8%
                                    --      --------------     -----      -----       ---         ----       ----        ----
TOTAL/WEIGHTED AVERAGE ........     86      $1,067,309,618     100.0%     5.488%      111         1.54x      67.3%       57.5%
                                    ==      ==============     =====

----------
(1)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-15

                  RANGE OF CUT-OFF DATE BALANCES--LOAN GROUP 2




                                                                                         WEIGHTED AVERAGES
                                                                    -----------------------------------------------------------
                                                             % OF
                                  NUMBER                   INITIAL                STATED               CUT-OFF
                                    OF        AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
RANGE OF                         MORTGAGE   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
CUT-OFF DATE BALANCES              LOANS       BALANCE     BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
------------------------------- ---------- -------------- --------- ---------- ----------- --------- ---------- ---------------
$1,554,700 to $4,999,999.......      8     $ 24,351,952       7.9%     5.445%      121        1.49x      65.4%        44.7%
$5,000,000 to $9,999,999.......     12       85,702,197      27.7      5.368%      104        1.39x      76.0%        64.5%
$10,000,000 to $14,999,999.....      7       85,835,143      27.8      5.445%       89        1.33x      78.4%        69.4%
$15,000,000 to $19,999,999.....      4       69,534,805      22.5      5.224%      103        1.34x      75.7%        66.6%
$20,000,000 to $22,000,000.....      2       43,673,382      14.1      4.892%       72        1.47x      76.1%        68.2%
                                    --     ------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE ........     33     $309,097,478     100.0%     5.296%       97        1.38x      75.8%        65.3%
                                    ==     ============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.

(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-16

           RANGE OF CURRENT OCCUPANCY RATES--ALL MORTGAGE LOANS(1)(2)




                                                                                              WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                  NUMBER                          % OF                 STATED               CUT-OFF
                                    OF           AGGREGATE      INITIAL              REMAINING               DATE       LTV RATIO
RANGE OF CURRENT                MORTGAGED       CUT-OFF DATE      POOL    MORTGAGE      TERM                  LTV           AT
OCCUPANCY RATES               PROPERTIES(3)       BALANCE       BALANCE     RATE       (MOS.)    DSCR(4)   RATIO(4)   MATURITY(4)(5)
---------------------------- --------------- ----------------- --------- ---------- ----------- --------- ---------- ---------------
0.0% to 69.9% ..............        23        $    1,937,145       0.1%     5.489%      116        1.92x      47.3%        39.6%
70.0% to 74.9% .............         7             9,607,811       0.7      5.563%       98        1.64x      63.3%        52.0%
75.0% to 79.9% .............        13            58,644,457       4.3      4.921%      116        1.39x      59.9%        49.5%
80.0% to 84.9% .............        18           186,737,479      13.6      5.023%      111        1.76x      59.7%        51.6%
85.0% to 89.9% .............        25           131,663,774       9.6      5.603%       96        1.35x      73.9%        65.6%
90.0% to 94.9% .............        40           192,576,812      14.0      5.456%      102        1.42x      73.6%        62.3%
95.0% to 100.0% ............       164           795,239,617      57.8      5.552%      110        1.50x      70.4%        60.1%
                                   ---        --------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE .....       290        $1,376,407,096     100.0%     5.445%      108        1.50x      69.2%        59.3%
                                   ===        ==============     =====


----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls and appraisals made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) The pool of mortgage loans includes eight multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49, 52 on Annex A-1 to this prospectus supplement) representing approximately 12.6% of the Initial Pool Balance (which include seven mortgage loans in Loan Group 1, or approximately 15.5% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 2.7% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.


(5)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-17

              RANGE OF CURRENT OCCUPANCY RATES--LOAN GROUP 1(1)(2)




                                                                                               WEIGHTED AVERAGES
                                                                    % OF   ---------------------------------------------------------
                                    NUMBER                        INITIAL                STATED                CUT-OFF
                                      OF           AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
RANGE OF CURRENT                  MORTGAGED       CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
OCCUPANCY RATES                 PROPERTIES(3)       BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(4)
------------------------------ --------------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
0.0% to 69.9% ................        23        $    1,937,145       0.2%     5.489%      116        1.92x      47.3%       39.6%
70.0% to 74.9% ...............         7             9,607,811       0.9      5.563%       98        1.64x      63.3%       52.0%
75.0% to 79.9% ...............        13            58,644,457       5.5      4.921%      116        1.39x      59.9%       49.5%
80.0% to 84.9% ...............        17           168,237,479      15.8      5.061%      116        1.81x      58.0%       49.4%
85.0% to 89.9% ...............        22            87,790,679       8.2      5.798%      109        1.36x      71.9%       63.2%
90.0% to 94.9% ...............        30           129,595,170      12.1      5.531%      101        1.43x      72.6%       61.2%
95.0% to 100.0% ..............       144           611,496,877      57.3      5.606%      113        1.52x      68.9%       59.1%
                                     ---        --------------     -----      -----       ---        ----       ----        ----
TOTAL/WEIGHTED AVERAGE .......       256        $1,067,309,618     100.0%     5.488%      111        1.54x      67.3%       57.5%
                                     ===        ==============     =====

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls and appraisals made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Loan Group 1 includes seven multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49 on Annex A-1 to this prospectus supplement) representing approximately 12.0% of the Initial Pool Balance (or approximately 15.5% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-18

              RANGE OF CURRENT OCCUPANCY RATES--LOAN GROUP 2(1)(2)





                                                                                              WEIGHTED AVERAGES
                                                                  % OF   -----------------------------------------------------------
                                     NUMBER                     INITIAL                STATED               CUT-OFF
                                       OF          AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
RANGE OF CURRENT                   MORTGAGED     CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
OCCUPANCY RATES                  PROPERTIES(3)      BALANCE     BALANCE     RATE       (MOS.)    DSCR(4)   RATIO(4)   MATURITY(4)(5)
------------------------------- --------------- -------------- --------- ---------- ----------- --------- ---------- ---------------
83.9% to 84.9% ................         1       $ 18,500,000       6.0%     4.674%       60        1.24x      75.9%        72.3%
85.0% to 89.9% ................         3         43,873,096      14.2      5.213%       70        1.31x      77.9%        70.3%
90.0% to 94.9% ................        10         62,981,642      20.4      5.302%      106        1.40x      75.7%        64.6%
95.0% to 100.0% ...............        20        183,742,740      59.4      5.376%      103        1.40x      75.3%        63.6%
                                       --       ------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE ........        34       $309,097,478     100.0%     5.296%       97        1.38x      75.8%        65.3%

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls and appraisals made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Loan Group 2 includes one multi-property mortgage loan (identified as Loan No. 52 on Annex A-1 to this prospectus supplement) representing approximately 0.6% of the Initial Pool Balance (or approximately 2.7% of the Initial Loan Group 2 Balance). Such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.

(5)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-19

            RANGE OF YEARS BUILT/RENOVATED--ALL MORTGAGE LOANS(1)(2)




                                                                                              WEIGHTED AVERAGES
                                                                         -----------------------------------------------------------
                                  NUMBER                          % OF                 STATED               CUT-OFF
                                    OF           AGGREGATE      INITIAL              REMAINING               DATE       LTV RATIO
RANGE OF YEARS                  MORTGAGED       CUT-OFF DATE      POOL    MORTGAGE      TERM                  LTV           AT
BUILT/RENOVATED               PROPERTIES(3)       BALANCE       BALANCE     RATE       (MOS.)    DSCR(4)   RATIO(4)   MATURITY(4)(5)
---------------------------- --------------- ----------------- --------- ---------- ----------- --------- ---------- ---------------
1885 to 1969 ...............        38        $   31,159,525       2.3%     5.349%       94        1.45x      72.0%        61.0%
1970 to 1979 ...............        55            99,262,133       7.2      5.776%      109        1.39x      69.0%        60.2%
1980 to 1989 ...............        54            98,200,695       7.1      5.421%       94        1.40x      74.8%        64.1%
1990 to 1999 ...............        71           424,468,517      30.8      5.388%      113        1.58x      66.8%        56.2%
2000 to 2004 ...............        72           723,316,225      52.6      5.441%      108        1.49x      69.8%        60.2%
                                    --        --------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE .....       290        $1,376,407,096     100.0%     5.445%      108        1.50x      69.2%        59.3%
                                   ===        ==============     =====

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) The pool of mortgage loans includes eight multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49, 52 on Annex A-1 to this prospectus supplement) representing approximately 12.6% of the Initial Pool Balance (which include seven mortgage loans in Loan Group 1, or approximately 15.5% of the Initial Loan Group 1 Balance, and one mortgage loan in Loan Group 2, or approximately 2.7% of the Initial Loan Group 2 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.


(5)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-20

               RANGE OF YEARS BUILT/RENOVATED--LOAN GROUP 1(1)(2)




                                                                                              WEIGHTED AVERAGES
                                                                   % OF   ---------------------------------------------------------
                                   NUMBER                        INITIAL                STATED                CUT-OFF
                                     OF           AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
RANGE OF YEARS                   MORTGAGED       CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
BUILT/RENOVATED                PROPERTIES(3)       BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(4)
----------------------------- --------------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
1885 to 1969 ................        34        $   13,955,100       1.3%     5.608%       92         1.42x      72.0%       60.9%
1970 to 1979 ................        52            72,501,048       6.8      5.915%      117         1.41x      66.7%       58.1%
1980 to 1989 ................        50            72,823,805       6.8      5.424%       91         1.40x      74.1%       63.6%
1990 to 1999 ................        63           337,787,753      31.6      5.400%      116         1.62x      64.3%       54.0%
2000 to 2004 ................        57           570,241,912      53.4      5.492%      111         1.53x      68.2%       58.7%
                                     --        --------------     -----      -----       ---         ----       ----        ----
TOTAL/WEIGHTED AVERAGE ......       256        $1,067,309,618     100.0%     5.488%      111         1.54x      67.3%       57.5%
                                    ===        ==============     =====

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Loan Group 1 includes seven multi-property mortgage loans (identified as Loan Nos. 4, 9, 14, 16, 22, 26, 49 on Annex A-1 to this prospectus supplement) representing approximately 12.0% of the Initial Pool Balance (or approximately 15.5% of the Initial Loan Group 1 Balance). Each such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-21

               RANGE OF YEARS BUILT/RENOVATED--LOAN GROUP 2(1)(2)





                                                                                              WEIGHTED AVERAGES
                                                                  % OF   -----------------------------------------------------------
                                     NUMBER                     INITIAL                STATED               CUT-OFF
                                       OF          AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
RANGE OF YEARS                     MORTGAGED     CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
BUILT/RENOVATED                  PROPERTIES(3)      BALANCE     BALANCE     RATE       (MOS.)    DSCR(4)   RATIO(4)   MATURITY(4)(5)
------------------------------- --------------- -------------- --------- ---------- ----------- --------- ---------- ---------------
1951 to 1969 ..................         4       $ 17,204,425       5.6%     5.139%       96        1.48x      71.8%        61.2%
1970 to 1979 ..................         3         26,761,085       8.7      5.399%       88        1.33x      75.4%        65.9%
1980 to 1989 ..................         4         25,376,890       8.2      5.414%      101        1.42x      76.8%        65.6%
1990 to 1999 ..................         8         86,680,765      28.0      5.340%       99        1.40x      76.4%        64.8%
2000 to 2004 ..................        15        153,074,313      49.5      5.251%       96        1.36x      75.8%        65.9%
                                       --       ------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE ........        34       $309,097,478     100.0%     5.296%       97        1.38x      75.8%        65.3%

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value for the Mortgaged Property if not otherwise specified in the related note or loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Loan Group 2 includes one multi-property mortgage loan (identified as Loan No. 52 on Annex A-1 to this prospectus supplement) representing approximately 0.6% of the Initial Pool Balance (or approximately 2.7% of the Initial Loan Group 2 Balance). Such loan (or portion thereof included as a mortgage loan in the trust) is evidenced by a single note.

(4) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.

(5)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-22

        PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--ALL MORTGAGE LOANS




                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                   NUMBER                        % OF                 STATED               CUT-OFF
                                     OF         AGGREGATE      INITIAL              REMAINING               DATE       LTV RATIO
                                  MORTGAGE     CUT-OFF DATE      POOL    MORTGAGE      TERM                  LTV           AT
PREPAYMENT PROVISION                LOANS        BALANCE       BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- ----------------- --------- ---------- ----------- --------- ---------- ---------------
Lockout Period followed
 by Defeasance .................     112     $1,329,102,768      96.6%     5.436%      108        1.50x      69.3%        59.4%
Lockout Period followed
 by Yield Maintenance
 Charge ........................       7         47,304,327       3.4      5.693%      117        1.48x      66.0%        54.5%
                                     ---     --------------     -----      -----       ---        ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     119     $1,376,407,096     100.0%     5.445%      108        1.50x      69.2%        59.3%
                                     ===     ==============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 1.6% of the Initial Pool Balance.



(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 1




                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                                                 % OF
                                   NUMBER                      INITIAL                STATED                CUT-OFF
                                     OF         AGGREGATE        LOAN               REMAINING                DATE      LTV RATIO
                                  MORTGAGE     CUT-OFF DATE    GROUP 1   MORTGAGE      TERM                   LTV         AT
PREPAYMENT PROVISION                LOANS        BALANCE       BALANCE     RATE       (MOS.)      DSCR       RATIO    MATURITY(1)
-------------------------------- ---------- ----------------- --------- ---------- ----------- ---------- ---------- ------------
Lockout Period followed
 by Defeasance .................     81      $1,035,204,031      97.0%     5.479%      111        1.54x      67.3%       57.6%
Lockout Period followed
 by Yield Maintenance
 Charge ........................      5          32,105,587       3.0      5.794%      117        1.45x      66.0%       55.4%
                                     --      --------------     -----      -----       ---        ----       ----        ----
TOTAL/WEIGHTED AVERAGE .........     86      $1,067,309,618     100.0%     5.488%      111        1.54x      67.3%       57.5%
                                     ==      ==============     =====

----------
(1)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-23

           PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE--LOAN GROUP 2




                                                                                          WEIGHTED AVERAGES
                                                                     -----------------------------------------------------------
                                                              % OF
                                   NUMBER                   INITIAL                STATED               CUT-OFF
                                     OF        AGGREGATE      LOAN               REMAINING               DATE       LTV RATIO
                                  MORTGAGE   CUT-OFF DATE   GROUP 2   MORTGAGE      TERM                  LTV           AT
PREPAYMENT PROVISION                LOANS       BALANCE     BALANCE     RATE       (MOS.)    DSCR(1)   RATIO(1)   MATURITY(1)(2)
-------------------------------- ---------- -------------- --------- ---------- ----------- --------- ---------- ---------------
Lockout Period followed
 by Defeasance .................     31     $293,898,738      95.1%     5.286%       95       1.37x      76.3%        65.9%
Lockout Period followed
 by Yield Maintenance
 Charge ........................      2       15,198,740       4.9      5.480%      118       1.53x      66.1%        52.7%
                                     --     ------------     -----      -----       ---       ----       ----         ----
TOTAL/WEIGHTED AVERAGE .........     33     $309,097,478     100.0%     5.296%       97       1.38x      75.8%        65.3%
                                     ==     ============     =====

----------
(1) Calculated based on principal loan balance, as of the cut-off date or maturity date, as applicable, after netting out holdback amounts for one mortgage loan (identified as Loan No. 12 on Annex A-1 to this prospectus supplement), representing approximately 7.1% of the Initial Loan Group 2 Balance.


(2)   Calculated based on the Anticipated Prepayment Date for the APD Loan.


                                     A-3-24

                                   ANNEX A-4


                             AMORTIZATION SCHEDULE
                       OF THE PPL COMPONENT MORTGAGE LOAN




   PERIOD         DATE           BALANCE           PRINCIPAL
-------------------------------------------------------------
      0         3/1/04         85,750,000.00
      1         4/1/04         85,750,000.00            0.00
      2         5/1/04         85,750,000.00            0.00
      3         6/1/04         85,750,000.00            0.00
      4         7/1/04         85,750,000.00            0.00
      5         8/1/04         85,750,000.00            0.00
      6         9/1/04         85,750,000.00            0.00
      7        10/1/04         85,750,000.00            0.00
      8        11/1/04         85,750,000.00            0.00
      9        12/1/04         85,750,000.00            0.00
     10         1/1/05         85,750,000.00            0.00
     11         2/1/05         85,750,000.00            0.00
     12         3/1/05         85,750,000.00            0.00
     13         4/1/05         85,750,000.00            0.00
     14         5/1/05         85,750,000.00            0.00
     15         6/1/05         85,750,000.00            0.00
     16         7/1/05         85,750,000.00            0.00
     17         8/1/05         85,750,000.00            0.00
     18         9/1/05         85,750,000.00            0.00
     19        10/1/05         85,750,000.00            0.00
     20        11/1/05         85,750,000.00            0.00
     21        12/1/05         85,750,000.00            0.00
     22         1/1/06         85,750,000.00            0.00
     23         2/1/06         85,750,000.00            0.00
     24         3/1/06         85,750,000.00            0.00
     25         4/1/06         85,662,762.15       87,237.85
     26         5/1/06         85,562,800.66       99,961.49
     27         6/1/06         85,474,727.24       88,073.42
     28         7/1/06         85,373,953.52      100,773.72
     29         8/1/06         85,285,037.17       88,916.35
     30         9/1/06         85,195,723.93       89,313.24
     31        10/1/06         85,093,745.03      101,978.90
     32        11/1/06         85,003,577.95       90,167.08
     33        12/1/06         84,900,769.06      102,808.89
     34         1/1/07         84,809,740.61       91,028.45
     35         2/1/07         84,718,305.85       91,434.76
     36         3/1/07         84,589,868.19      128,437.66
     37         4/1/07         84,497,452.01       92,416.18
     38         5/1/07         84,392,456.87      104,995.14
     39         6/1/07         84,299,159.54       93,297.33
     40         7/1/07         84,193,307.86      105,851.68
     41         8/1/07         84,099,121.61       94,186.25
     42         9/1/07         84,004,514.95       94,606.66
     43        10/1/07         83,897,390.53      107,124.42
     44        11/1/07         83,801,883.43       95,507.10

                                     A-4-1

   PERIOD         DATE           BALANCE            PRINCIPAL
--------------------------------------------------------------
     45        12/1/07         83,693,883.72        107,999.71
     46         1/1/08         83,597,468.26         96,415.46
     47         2/1/08         83,500,622.44         96,845.82
     48         3/1/08         83,379,298.48        121,323.96
     49         4/1/08         83,281,478.84         97,819.64
     50         5/1/08         83,171,231.20        110,247.64
     51         6/1/08         83,072,482.84         98,748.36
     52         7/1/08         82,961,332.43        111,150.41
     53         8/1/08         82,861,647.17         99,685.26
     54         9/1/08         82,761,516.96        100,130.21
     55        10/1/08         82,649,023.30        112,493.66
     56        11/1/08         82,547,944.03        101,079.27
     57        12/1/08         82,434,527.83        113,416.20
     58         1/1/09         82,332,491.14        102,036.69
     59         2/1/09         82,229,999.01        102,492.13
     60         3/1/09         82,091,529.46        138,469.55
     61         4/1/09         81,987,961.78        103,567.68
     62         5/1/09         81,872,126.69        115,835.09
     63         6/1/09         81,767,579.69        104,547.00
     64         7/1/09         81,650,792.64        116,787.05
     65         8/1/09         81,545,257.69        105,534.95
     66         9/1/09         81,439,251.68        106,006.01
     67        10/1/09         81,321,046.39        118,205.29
     68        11/1/09         81,214,039.60        107,006.79
     69        12/1/09         81,094,861.49        119,178.11
     70         1/1/10         80,986,845.11        108,016.38
     71         2/1/10         80,878,346.59        108,498.52
     72         3/1/10         80,734,427.70        143,918.89
     73         4/1/10         80,624,802.50        109,625.20
     74         5/1/10         80,503,079.13        121,723.37
     75         6/1/10         80,392,421.29        110,657.84
     76         7/1/10         80,269,694.12        122,727.17
     77         8/1/10         80,157,994.55        111,699.57
     78         9/1/10         80,045,796.40        112,198.15
     79        10/1/10         79,921,571.96        124,224.44
     80        11/1/10         79,808,318.52        113,253.44
     81        12/1/10         79,683,068.28        125,250.24
     82         1/1/11         79,568,750.26        114,318.02
     83         2/1/11         79,453,921.98        114,828.28
     84         3/1/11         79,304,260.37        149,661.61
     85         4/1/11         79,188,251.52        116,008.85
     86         5/1/11         79,060,322.85        127,928.67
     87         6/1/11         78,943,225.16        117,097.69
     88         7/1/11         78,814,238.08        128,987.08
     89         8/1/11         78,696,041.98        118,196.10
     90         9/1/11         78,577,318.30        118,723.68
     91        10/1/11         78,446,750.65        130,567.65
     92        11/1/11         78,326,914.24        119,836.41
     93        12/1/11         78,195,264.95        131,649.29

                                     A-4-2

    PERIOD         DATE           BALANCE               PRINCIPAL
------------------------------------------------------------------
      94         1/1/12         78,074,306.02          120,958.93
      95         2/1/12         77,952,807.18          121,498.84
      96         3/1/12         77,808,317.78          144,489.40
      97         4/1/12         77,685,631.68          122,686.10
      98         5/1/12         77,551,212.31          134,419.37
      99         6/1/12         77,427,378.60          123,833.71
     100         7/1/12         77,291,843.69          135,534.91
     101         8/1/12         77,166,852.27          124,991.42
     102         9/1/12         77,041,302.95          125,549.32
     103        10/1/12         76,904,100.35          137,202.60
     104        11/1/12         76,777,378.22          126,722.13
     105        12/1/12         76,639,035.57          138,342.65
     106         1/1/13         76,511,130.30          127,905.27
     107         2/1/13         76,382,654.11          128,476.19
     108         3/1/13         76,220,610.34          162,043.77
     109         4/1/13         76,090,837.40          129,772.94
     110         5/1/13         75,949,529.18          141,308.22
     111         6/1/13         75,818,546.25          130,982.93
     112         7/1/13         75,676,061.85          142,484.40
     113         8/1/13         75,543,858.28          132,203.57
     114         9/1/13         75,411,064.61          132,793.67
     115        10/1/13         75,266,820.06          144,244.55
     116        11/1/13         75,132,789.81          134,030.25
     117        12/1/13         74,987,343.23          145,446.58
     118         1/1/14         74,852,065.52          135,277.71
     119         2/1/14         74,716,183.98          135,881.54
     120         3/1/14                  0.00       74,716,183.98


                                     A-4-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   ANNEX A-5


                        RATES TO BE USED IN DETERMINING
                   CLASS X-1 AND CLASS X-2 PASS-THROUGH RATES


                   DISTRIBUTION DATE    PERIOD       RATE %
                   -----------------    ------       ------
                   May 2004                1          5.3650
                   June 2004               2          5.5343
                   July 2004               3          5.3648
                   August 2004             4          5.5342
                   September 2004          5          5.5341
                   October 2004            6          5.3647
                   November 2004           7          5.5340
                   December 2004           8          5.3646
                   January 2005            9          5.3661
                   February 2005          10          5.3660
                   March 2005             11          5.3618
                   April 2005             12          5.5337
                   May 2005               13          5.3643
                   June 2005              14          5.5336
                   July 2005              15          5.3642
                   August 2005            16          5.5333
                   September 2005         17          5.5332
                   October 2005           18          5.3639
                   November 2005          19          5.5330
                   December 2005          20          5.3636
                   January 2006           21          5.3650
                   February 2006          22          5.3649
                   March 2006             23          5.3612
                   April 2006             24          5.5322
                   May 2006               25          5.3630
                   June 2006              26          5.5321
                   July 2006              27          5.3629
                   August 2006            28          5.5321
                   September 2006         29          5.5320
                   October 2006           30          5.3629
                   November 2006          31          5.5320
                   December 2006          32          5.3628
                   January 2007           33          5.3643
                   February 2007          34          5.3643
                   March 2007             35          5.3612
                   April 2007             36          5.5318
                   May 2007               37          5.3626
                   June 2007              38          5.5317
                   July 2007              39          5.3625
                   August 2007            40          5.5316
                   September 2007         41          5.5316
                   October 2007           42          5.3624
                   November 2007          43          5.5315
                   December 2007          44          5.3623
                   January 2008           45          5.5314

                                     A-5-1

                   DISTRIBUTION DATE    PERIOD        RATE %
                   -----------------    ------        ------
                   February 2008          46          5.3638
                   March 2008             47          5.3618
                   April 2008             48          5.5312
                   May 2008               49          5.3621
                   June 2008              50          5.5311
                   July 2008              51          5.3620
                   August 2008            52          5.5310
                   September 2008         53          5.5310
                   October 2008           54          5.3638
                   November 2008          55          5.5330
                   December 2008          56          5.3660
                   January 2009           57          5.3699
                   February 2009          58          5.3715
                   March 2009             59          5.3752
                   April 2009             60          5.5649
                   May 2009               61          5.4317
                   June 2009              62          5.6009
                   July 2009              63          5.4316
                   August 2009            64          5.6008
                   September 2009         65          5.6008
                   October 2009           66          5.4315
                   November 2009          67          5.6007
                   December 2009          68          5.4314
                   January 2010           69          5.4329
                   February 2010          70          5.4329
                   March 2010             71          5.4291
                   April 2010             72          5.6005
                   May 2010               73          5.4312
                   June 2010              74          5.6004
                   July 2010              75          5.4312
                   August 2010            76          5.6003
                   September 2010         77          5.5941
                   October 2010           78          5.4238
                   November 2010          79          5.5919
                   December 2010          80          5.4251
                   January 2011           81          5.4266
                   February 2011          82          5.4278
                   March 2011             83          5.4327
                   April 2011             84          5.6006


                                      A-5-2

                                    ANNEX B


                                CMBS NEW ISSUE
                             COLLATERAL TERM SHEET

                           ------------------------

                                 $953,756,000
                      (APPROXIMATE OFFERED CERTIFICATES)


                                $1,376,407,096
                    (APPROXIMATE TOTAL COLLATERAL BALANCE)

                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-C2

                           ------------------------

                     GENERAL ELECTRIC CAPITAL CORPORATION
                             BANK OF AMERICA, N.A.
                      GERMAN AMERICAN CAPITAL CORPORATION
                            AS MORTGAGE LOAN SELLERS

                           ------------------------

                         INITIAL PASS-                                                      PRINCIPAL
         APPROX. SIZE      THROUGH               RATINGS           SUBORDINATION     WAL     WINDOW        ASSUMED FINAL
 CLASS      (FACE)           RATE       (FITCH / MOODY'S / DBRS)       LEVELS      (YRS.)     (MO.)      DISTRIBUTION DATE
------------------------------------------------------------------------------------------------------------------------------
  A-1     $ 80,276,000      3.111%              AAA/AAA/AAA            15.500%       2.99       1-57      JANUARY 10, 2009
------------------------------------------------------------------------------------------------------------------------------
  A-2     $125,753,000      4.119%              AAA/AAA/AAA            15.500%       5.68      57-83      MARCH 10, 2011
------------------------------------------------------------------------------------------------------------------------------
  A-3     $ 73,388,000      4.641%              AAA/AAA/AAA            15.500%       7.99      83-113    SEPTEMBER 10, 2013
------------------------------------------------------------------------------------------------------------------------------
  A-4     $574,549,000      4.893%              AAA/AAA/AAA            15.500%       9.73     113-119     MARCH 10, 2014
------------------------------------------------------------------------------------------------------------------------------
   B      $ 41,293,000      4.983%               AA/AA2/AA             12.500%       9.88     119-119     MARCH 10, 2014
------------------------------------------------------------------------------------------------------------------------------
   C      $ 17,205,000      5.022%            AA-/AA3/AA(LOW)          11.250%       9.88     119-119     MARCH 10, 2014
------------------------------------------------------------------------------------------------------------------------------
   D      $ 25,807,000      5.062%                A/A2/A                9.375%       9.88     119-119     MARCH 10, 2014
------------------------------------------------------------------------------------------------------------------------------
   E      $ 15,485,000      5.131%             A-/A3/A(LOW)             8.250%       9.88     119-119     MARCH 10, 2014
------------------------------------------------------------------------------------------------------------------------------

BANC OF AMERICA SECURITIES LLC                        DEUTSCHE BANK SECURITIES

Co-Lead and Joint Bookrunning Manager    Co-Lead and Joint Bookrunning Manager



CITIGROUP             JPMORGAN                             MERRILL LYNCH & CO.

Co-Manager              Co-Manager                                  Co-Manager


                                                                   April 8, 2004

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

TRANSACTION FEATURES
o   Sellers:

-----------------------------------------------------------------------------------------
                                                  NO. OF      CUT-OFF DATE
                    SELLERS                        LOANS       BALANCE ($)      % OF POOL
----------------------------------------------   --------   ----------------   ----------
        General Electric Capital Corporation         87        854,714,074         62.1
-----------------------------------------------------------------------------------------
        Bank of America, N.A.                        21        282,411,418         20.5
-----------------------------------------------------------------------------------------
        German American Capital Corporation          11        239,281,604         17.4
-----------------------------------------------------------------------------------------
        TOTAL:                                      119      1,376,407,096        100.0
-----------------------------------------------------------------------------------------

>   Loan Pool:
    o  Average Cut-off Date Balance: $11,566,446
    o Largest Mortgage Loan or cross-collateralized Loan Group by Cut-off Date Balance: $95,000,000 (Shadow Rated AA/AA3/AAA/AAA by Fitch, Moody's, DBRS and S&P)
    o  Five largest and ten largest loans or cross-collateralized loan groups:
       25.2% and 35.8% of pool, respectively

>   Credit Statistics:
    o  Weighted average underwritten DSCR of 1.50x
    o Weighted average cut-off date LTV ratio of 69.2%; weighted average balloon LTV ratio of 59.3%

>   Property Types:




  34.8%      21.7%      17.7%      8.1%       7.6%     5.8%      3.8%      0.4%

                               Manufactured   Mixed    Self
 Retail  Multifamily   Office     Housing      Use    Storage  Industrial  Hotel




>   Call Protection: (as applicable)
    o 96.6% of the pool (Cut-off Date Balance) has a lockout period ranging from 24 to 42 payments from origination, then defeasance.
    o 3.4% of the pool (Cut-off Date Balance) has a lockout period ranging from 38 to 60 payments from origination, then yield maintenance.

> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

OFFERED CERTIFICATES


                INITIAL CLASS
             CERTIFICATE BALANCE    SUBORDINATION           RATINGS
   CLASS    OR NOTIONAL AMOUNT(1)       LEVELS      (FITCH / MOODY'S/DBRS)
---------------------------------------------------------------------------
   A-1(4)       $ 80,276,000            15.500%           AAA/Aaa/AAA
---------------------------------------------------------------------------
   A-2(4)       $125,753,000            15.500%           AAA/Aaa/AAA
---------------------------------------------------------------------------
   A-3(4)       $ 73,388,000            15.500%           AAA/Aaa/AAA
---------------------------------------------------------------------------
   A-4(4)       $574,549,000            15.500%           AAA/Aaa/AAA
---------------------------------------------------------------------------
      B         $ 41,293,000            12.500%            AA/Aa2/AA
---------------------------------------------------------------------------
      C         $ 17,205,000            11.250%         AA-/Aa3/AA(low)
---------------------------------------------------------------------------
      D         $ 25,807,000             9.375%             A/A2/A
---------------------------------------------------------------------------
      E         $ 15,485,000             8.250%          A-/A3/A(low)
---------------------------------------------------------------------------



                                                  ASSUMED FINAL          INITIAL
                AVERAGE         PRINCIPAL         DISTRIBUTION        PASS-THROUGH
   CLASS    LIFE (YRS.)(2)   WINDOW (MO.)(2)         DATE(2)        RATE (APPROX.)(3)
-------------------------------------------------------------------------------------
   A-1(4)         2.99            1-57          January 10, 2009          3.111%
-------------------------------------------------------------------------------------
   A-2(4)         5.68           57-83           March 10, 2011           4.119%
-------------------------------------------------------------------------------------
   A-3(4)         7.99           83-113        September 10, 2013         4.641%
-------------------------------------------------------------------------------------
   A-4(4)         9.73          113-119          March 10, 2014           4.893%
-------------------------------------------------------------------------------------
      B           9.88          119-119          March 10, 2014           4.983%
-------------------------------------------------------------------------------------
      C           9.88          119-119          March 10, 2014           5.022%
-------------------------------------------------------------------------------------
      D           9.88          119-119          March 10, 2014           5.062%
-------------------------------------------------------------------------------------
      E           9.88          119-119          March 10, 2014           5.131%
-------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (5)



                 INITIAL CLASS
              CERTIFICATE BALANCE    SUBORDINATION            RATINGS
   CLASS     OR NOTIONAL AMOUNT(1)       LEVELS      (FITCH / MOODY'S / DBRS)
------------------------------------------------------------------------------
    X-1(6)      $1,376,407,095            N/A                AAA/Aaa/AAA
------------------------------------------------------------------------------
    X-2(6)      $1,330,093,000            N/A                AAA/Aaa/AAA
------------------------------------------------------------------------------
   A-1A(4)      $  309,097,000           15.500%             AAA/Aaa/AAA
------------------------------------------------------------------------------
      F         $   18,926,000            6.875%        BBB+/Baa1/BBB (high)
------------------------------------------------------------------------------
      G         $   17,205,000            5.625%            BBB/Baa2/BBB
------------------------------------------------------------------------------
      H         $   18,925,000            4.250%         BBB-/Baa3/BBB(low)
------------------------------------------------------------------------------
      J         $   10,323,000            3.500%          BB+/Ba1/BB(high)
------------------------------------------------------------------------------
      K         $    8,603,000            2.875%              BB/Ba2/BB
------------------------------------------------------------------------------
      L         $    6,882,000            2.375%           BB-/Ba3/BB(low)
------------------------------------------------------------------------------
      M         $    5,161,000            2.000%            B+/B1/B(high)
------------------------------------------------------------------------------
      N         $    5,162,000            1.625%               NR/B2/B
------------------------------------------------------------------------------
      O         $    3,441,000            1.375%            NR/B3/B(low)
------------------------------------------------------------------------------
      P         $   18,926,095            0.000%              NR/NR/NR
------------------------------------------------------------------------------



                                                   ASSUMED FINAL          INITIAL
                 AVERAGE          PRINCIPAL         DISTRIBUTION       PASS-THROUGH
   CLASS     LIFE (YRS.)(2)   WINDOW (MO.) (2)        DATE(2)        RATE (APPROX.)(3)
--------------------------------------------------------------------------------------
    X-1(6)          NA              N/A          February 10, 2019         0.053%
--------------------------------------------------------------------------------------
    X-2(6)          NA              N/A            April 10, 2011          0.703%
--------------------------------------------------------------------------------------
   A-1A(4)         7.37            1-119           March 10, 2014          4.528%
--------------------------------------------------------------------------------------
      F            9.93           119-120          April 10, 2014          5.255%
--------------------------------------------------------------------------------------
      G            9.97           120-120          April 10, 2014          5.326%
--------------------------------------------------------------------------------------
      H            9.97           120-120          April 10, 2014          5.395%
--------------------------------------------------------------------------------------
      J            9.97           120-120          April 10, 2014          5.177%
--------------------------------------------------------------------------------------
      K            9.97           120-120          April 10, 2014          5.177%
--------------------------------------------------------------------------------------
      L            9.97           120-120          April 10, 2014          5.177%
--------------------------------------------------------------------------------------
      M            9.97           120-120          April 10, 2014          5.177%
--------------------------------------------------------------------------------------
      N            9.97           120-120          April 10, 2014          5.177%
--------------------------------------------------------------------------------------
      O            9.97           120-120          April 10, 2014          5.177%
--------------------------------------------------------------------------------------
      P           10.72           120-178        February 10, 2019         5.177%
--------------------------------------------------------------------------------------

Notes:

(1)   Subject to a permitted variance of plus or minus 10%.

(2) Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.

(3) The Class A-1, A-2, A-3, A-4 and A-1A Certificates will each accrue interest at a fixed rate. The Class B, C, D, E, F, G, J, K, L, M, N, O and P Certificates will each accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rate. The Class H certificates will each accrue interest at a rate equal to the weighted average net mortgage interest rate. The aggregate of interest accrued on the Class X-1 and Class X-2 certificates will generally be equal to interest accrued on the stated principal balance of the mortgage loans at the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rates on the mortgage loans resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over
      (2) the weighted average of the pass-through rates of the other certificates, as the described in the Prospectus Supplement.

(4) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 86 mortgage loans, representing approximately 77.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 33 mortgage loans, representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 87.8% of all the mortgage loans secured by multifamily properties and approximately 42.0% of all the mortgage loans secured by manufactured housing properties.

 Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata.

(5)   Certificates to be offered privately pursuant to Rule 144A and Regulation
      S.

(6) One of the properties referred to in the Prospectus Supplement as the AFR/Bank of America Portfolio Mortgage Loan, secures a subordinate note, the PPL Component Mortgage Loan includes related subordinate components. The Class X Certificates were structured assuming that such subordinate note and components would absorb any loss prior to the related senior note or component. For more information regarding these loans, see "Description of the Mortgage Pool -- The AFR/Bank of America Portfolio Mortgage Loan" "-- The PPL Component Mortgage Loan" in the Prospectus Supplement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

I. ISSUE CHARACTERISTICS

    ISSUE TYPE:                     Public: Classes A-1, A-2, A-3, A-4, B, C, D and E (the "Offered Certificates").

                                    Private (Rule 144A, Regulation S): Classes X-1, X-2, A-1A, F, G, H, J, K, L, M, N, O and P.

    SECURITIES OFFERED:             $953,756,000 monthly pay, multi-class, sequential pay commercial mortgage REMIC
                                    Pass-Through Certificates, consisting of eight fixed-rate principal and interest classes
                                    (Classes A-1, A-2, A-3, A-4, B, C, D and E).

    MORTGAGE POOL:                  The Mortgage Pool consists of 119 Mortgage Loans with an aggregate balance as of the
                                    Cut-off Date of $1,376,407,096. The Mortgage Loans are secured by 290 properties located throughout 34 states. The Mortgage Pool will be deemed to consist of two loan groups ("Loan
                                    Group 1" and "Loan Group 2"). Loan Group 1 will consist of (i) 77 of the Mortgage Loans that are secured by Mortgaged Properties that are not multifamily properties and/or manufactured housing properties and (ii) nine Mortgage Loans that are secured by Mortgaged
                                    Properties including four multifamily properties and five manufactured housing properties.
                                    Loan Group 1 is expected to consist of 86 Mortgage Loans, with an aggregate balance as of the Cut-off Date of $1,067,309,618. Loan Group 2 will consist of 29 Mortgage Loans that are secured by Mortgaged Properties that are multifamily properties and four Mortgage Loans that are secured by Mortgaged Properties that are manufactured housing properties. Loan
                                    Group 2 is expected to consist of 33 Mortgage Loans, with an aggregate balance as of the
                                    Cut-off Date of $309,097,478.

    SELLERS:                        General Electric Capital Corporation (GECC); Bank of America, N.A. (BOFA) and German
                                    American Capital Corporation (GACC).

    CO-LEAD BOOKRUNNING MANAGERS:   Banc of America Securities LLC and Deutsche Bank Securities Inc.

    CO-MANAGERS:                    Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce,
                                    Fenner & Smith, Inc.

    MASTER SERVICER:                Wachovia Bank, National Association for all Mortgage Loans other than the Tysons Corner
                                    Center Mortgage Loan and the AFR/Bank of America Portfolio Mortgage Loan (GMAC Commercial
                                    Mortgage Corporation for the Tysons Corner Center Mortgage Loan and the AFR/Bank of America
                                    Portfolio Mortgage Loan)

    SPECIAL SERVICER:               Lennar Partners, Inc., for all Mortgage Loans other than the AFR/Bank of America Portfolio
                                    Mortgage Loan; Midland Loan Services, Inc., for the AFR/Bank of America Portfolio Mortgage
                                    Loan.

    TRUSTEE:                        LaSalle Bank National Association

    FISCAL AGENT:                   ABN AMRO Bank N.V.

    CUT-OFF DATE:                   April 1, 2004

    EXPECTED CLOSING DATE:          On or about April 22, 2004.

    DISTRIBUTION DATES:             The 10th day of each month or, if such 10th day is not a business day, the business day immediately following such 10th day, beginning in May 2004.

    MINIMUM DENOMINATIONS:          $10,000 for the Offered Certificates and in multiples of $1 thereafter.

    SETTLEMENT TERMS:               DTC, Euroclear and Clearstream, same day funds, with accrued interest.

    ERISA/SMMEA STATUS:             Classes A-1, A-2, A-3, A-4, B, C, D and E are expected to be ERISA eligible. No Class of
                                    Certificates is SMMEA eligible.

    RATING AGENCIES:                The Offered Certificates will be rated by Fitch, Inc., Moody's Investors Service, Inc. and
                                    Dominion Bond Rating Service Limited.

    RISK FACTORS:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                    "RISK FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND THE "RISK FACTORS" SECTION OF THE
                                    PROSPECTUS.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

II. STRUCTURE CHARACTERISTICS

The Class A, B, C, D, E, F, G, H, J, K, L, M, N, O and P Certificates are multi-class, sequential-pay REMIC pass-through certificates, which pay monthly distributions. Among the Class A Certificates, Class A-1, A-2, A-3 and A-4 generally receive distributions from Loan Group 1 until Class A1-A has been reduced to zero. Class A-1A generally receives distributions from Loan Group 2 until Class A-4 has been reduced to zero. The Class B, C, D, E, F, G, J, K, L, M, N, O and P Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage interest rates of the mortgage loans. The Class H certificates on each distribution date will each accrue interest at rate equal to the weighted average net mortgage interest rates of the mortgage loans. The Class X-1 and X-2 Certificates will accrue interest at a variable rate.



[GRAPHIC OMITTED]


                                            Class X-1(1), X-2(1)
              Class A-1(2)      AAA/Aaa/AAA                      $80.3MM
                                 3.111%

              Class A-2(2)      AAA/Aaa/AAA                     $125.8MM
                                 4.119%

              Class A-3(2)      AAA/Aaa/AAA                      $73.4MM
                                 4.641%

              Class A-4(2)      AAA/Aaa/AAA                     $574.5MM
                                 4.893%

              Class A-1A(1)(2)  AAA/Aaa/AAA                     $309.1MM
                                 4.528%

              Class B           AA/Aa2/AA                        $41.3MM
                                 4.983%

              Class C           AA-/Aa3/AA(low)                  $17.2MM
                                 5.022%

              Class D           A/A2/A                           $25.8MM
                                 6.062%

              Class E          A-/A3/A(low)                      $15.5MM
                                 5.131%

              Class F(1)       BBB+/Baa1/BBB(high)               $18.9MM
                                 5.255%

              Class G(1)       BBB/Baa2/BBB                      $17.2MM
                                 5.326%

              Class H(1)       BBB-/Baa3/BBB(low)                $18.9MM
                                 5.395%

              Class J(1)       BB+/Ba1/BB(high)                  $10.3MM
                                 5.177%

              Class K(1)        BB/Ba2/BB                         $8.6MM
                                 5.177%

              Class L(1)       BB-/Ba3/BB(low)                    $6.9MM
                                 5.177%

              Class M-P(1)     B+/B(high)/to NR                  $32.7MM
                                 5.177%

                               NR= Not Rated




(1)   Offered privately pursuant to Rule 144A and Regulation S.

(2) For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 86 mortgage loans, representing approximately 77.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will consist of 33 mortgage loans, representing approximately 22.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan Group 2 will include approximately 87.8% of all the mortgage loans secured by multifamily properties and approximately 42.0% of all the mortgage loans secured by manufactured housing properties.

      Generally, the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the certificate principal balance of the Class A-4 certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class B through Class P certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata.


THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

III. FULL COLLATERAL CHARACTERISTICS*

CUT-OFF DATE BALANCE ($)

----------------------------------------------------------------
                                NO. OF      AGGREGATE
                              MORTGAGE    CUT-OFF DATE     % OF
                                 LOANS     BALANCE ($)     POOL
----------------------------------------------------------------
 1,082,538 -- 4,999,999          43       129,456,566       9.4
 5,000,000 -- 9,999,999          31       215,858,100      15.7
 10,000,000 -- 14,999,999        18       218,124,006      15.8
 15,000,000 -- 19,999,999        13       230,714,559      16.8
 20,000,000 -- 24,999,999         3        64,050,382       4.7
 25,000,000 -- 29,999,999         4       107,585,681       7.8
 30,000,000 -- 34,999,999         2        63,170,192       4.6
 35,000,000 -- 39,999,999         1        39,180.571       2.8
 55,000,000 -- 95,000,000         4       308,267,037      22.4
----------------------------------------------------------------
 TOTAL:                         119     1,376,407,096     100.0
----------------------------------------------------------------
  Min: 1,082,538  Max: 95,000,000  Average: 11,566,446
----------------------------------------------------------------


STATE

-----------------------------------------------------------
                          NO. OF       AGGREGATE
                       MORTGAGED    CUT-OFF DATE      % OF
                      PROPERTIES     BALANCE ($)      POOL
-----------------------------------------------------------
 California               68        256,294,942       18.6
  Northern                22        142,461,981       10.4
  Southern                46        113,832,962        8.3
 Texas                    30        189,023,502       13.7
 Virginia                 16        179,418,284       13.0
 New York                 12        141,026,645       10.2
 New Jersey               16        123,330,555        9.0
 Florida                  40         80,605,064        5.9
 Other States(a)         108        406,708,104       29.5
-----------------------------------------------------------
 TOTAL:                  290      1,376,407,096      100.0
-----------------------------------------------------------

(a) Includes 28 states.


PROPERTY TYPE

-----------------------------------------------------------------
                                NO. OF       AGGREGATE
                             MORTGAGED    CUT-OFF DATE      % OF
                            PROPERTIES     BALANCE ($)      POOL
-----------------------------------------------------------------
 Retail                         44        478,774,269       34.8
 Multifamily                    43        409,807,980       29.8
   Multifamily                  34        298,853,337       21.7
   Manufactured Housing          9        110,954,643        8.1
 Office                        136        244,168,974       17.7
 Mixed Use                      39        105,175,759        7.6
 Self Storage                   19         79,909,595        5.8
 Industrial                      8         52,478,244        3.8
 Hotel                           1          6,092,275        0.4
-----------------------------------------------------------------
 TOTAL:                        290      1,376,407,096      100.0
-----------------------------------------------------------------


MORTGAGE RATE (%)

-------------------------------------------------------
                      NO. OF       AGGREGATE
                    MORTGAGE    CUT-OFF DATE      % OF
                       LOANS     BALANCE ($)      POOL
-------------------------------------------------------
 4.150 -- 4.999        14       265,634,287       19.3
 5.000 -- 5.399        14       209,625,271       15.2
 5.400 -- 5.799        48       501,633,041       36.4
 5.800 -- 5.999        24       233,053,689       16.9
 6.000 -- 6.199        13       130,348,262        9.5
 6.200 -- 6.470         6        36,112,546        2.6
-------------------------------------------------------
 TOTAL:               119     1,376,407,096      100.0
-------------------------------------------------------
  Min: 4.150      Max: 6.470      Wtd Avg: 5.445
-------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)

---------------------------------------------------
                  NO. OF       AGGREGATE
                MORTGAGE    CUT-OFF DATE      % OF
                   LOANS     BALANCE ($)      POOL
---------------------------------------------------
 60 -- 64          14       156,262,742       11.4
 65 -- 84           9       118,970,142        8.6
 85 -- 120         92     1,080,666,407       78.5
 121 -- 180         4        20,507,805        1.5
---------------------------------------------------
 TOTAL            119     1,376,407,096      100.0
---------------------------------------------------
  Min: 60         Max: 180         Wtd Avg: 110
---------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)

---------------------------------------------------
                  NO. OF      AGGREGATE
                MORTGAGE   CUT-OFF DATE       % OF
                   LOANS     BALANCE ($)      POOL
---------------------------------------------------
 55 -- 60          14       156,262,742       11.4
 61 -- 85           9       118,970,142        8.6
 86 -- 120         93     1,087,659,566       79.0
 121 -- 178         3        13,514,646        1.0
---------------------------------------------------
 TOTAL:           119     1,376,407,096      100.0
---------------------------------------------------
  Min: 55         Max: 178         Wtd Avg: 108
---------------------------------------------------


LOANS WITH RESERVE REQUIREMENTS (a)

---------------------------------------------------------
                     NO. OF         AGGREGATE
                   MORTGAGE      CUT-OFF DATE       % OF
                      LOANS       BALANCE ($)       POOL
---------------------------------------------------------
 Replacement     98            1,085,321,877        78.9
 Taxes           99            1,112,662,628        80.8
 Insurance       87              957,858,878        69.6
 TI/LC (b)       46              544,119,064        70.1
 Other (c)       49              677,394,014        49.2
 Engineering     54              640,197,964        46.5
---------------------------------------------------------

(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Percentage based only on portion of pool secured by retail, office and industrial properties.

(c) Generally consists of tenant reserves and holdbacks.


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)

----------------------------------------------------
                    NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE     % OF
                     LOANS     BALANCE ($)     POOL
----------------------------------------------------
 41.7 -- 44.9         2         7,416,702       0.5
 45.0 -- 49.9         7       152,210,332      11.1
 50.0 -- 54.9         3       107,074,407       7.8
 55.0 -- 59.9        11        79,489,829       5.8
 60.0 -- 64.9         6        49,430,652       3.6
 65.0 -- 69.9        14        98,506,451       7.2
 70.0 -- 74.9        26       267,571,094      19.4
 75.0 -- 79.9        45       566,298,533      41.1
 80.0 -- 83.3         5        48,409,096       3.5
----------------------------------------------------
 TOTAL:             119     1,376,407,096     100.0
----------------------------------------------------
  Min: 41.7        Max: 83.3        Wtd Avg: 69.2
----------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (1.6% of the pool balance).



LOAN-TO-VALUE RATIO AT MATURITY (%)(a)

--------------------------------------------------------
                        NO. OF       AGGREGATE
                      MORTGAGE    CUT-OFF DATE     % OF
                         LOANS     BALANCE ($)     POOL
--------------------------------------------------------
 Fully Amortizing         2         6,950,407       0.5
 35.8 -- 44.9            14       190,368,228      13.8
 45.0 -- 49.9             8       133,118,454       9.7
 50.0 -- 54.9             8        41,657,766       3.0
 55.0 -- 59.9            26       152,057,115      11.0
 60.0 -- 64.9            17       230,256,031      16.7
 65.0 -- 69.9            30       468,017,921      34.0
 70.0 -- 77.6            14       153,981,175      11.2
--------------------------------------------------------
 TOTAL:                 119     1,376,407,096     100.0
--------------------------------------------------------
  Min: 35.8        Max: 77.6        Wtd Avg: 59.3
--------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (1.6% of the pool balance).



DEBT SERVICE COVERAGE RATIOS (X)(a)

-----------------------------------------------------
                    NO. OF       AGGREGATE
                  MORTGAGE    CUT-OFF DATE      % OF
                     LOANS     BALANCE ($)      POOL
-----------------------------------------------------
 1.20 -- 1.24        15       160,647,609       11.7
 1.25 -- 1.29        14       305,180,648       22.2
 1.30 -- 1.39        29       279,714,643       20.3
 1.40 -- 1.44        19       137,676,623       10.0
 1.45 -- 1.49        10        42,742,752        3.1
 1.50 -- 1.54        11       104,567,128        7.6
 1.55 -- 1.59         4        36,891,330        2.7
 1.60 -- 1.64         3        20,919,441        1.5
 1.65 -- 1.69         2        20,390,870        1.5
 1.70 -- 2.62        12       267,676,051       19.4
-----------------------------------------------------
 TOTAL:             119     1,376,407,096      100.0
-----------------------------------------------------
  Min: 1.20         Max: 2.62         Wtd Avg: 1.50
-----------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (1.6% of the pool balance).

* The cut-off date balance of one mortgage loan (identified as Loan No. 2, such loan number is set forth in Annex A-1 to the preliminary prospectus supplement) has been calculated based upon this mortgage loan having been divided into a senior component and six subordinate components, and the related cut-off date balance reflects only the outstanding principal balance of the senior portion as of the cut-off date. Each loan-to-value ratio and debt service coverage ratio calculated in this term sheet, except as may be otherwise noted herein, was calculated based only upon the senior portion of this mortgage loan. Accordingly, such ratios would be lower (in the case of debt service coverage ratios) and higher (in the case of loan-to-value ratios) if the subordinate components were included.


All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the cut-off date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of the columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

IV. LOAN GROUP 1 CHARACTERISTICS*


CUT-OFF DATE BALANCE ($)

----------------------------------------------------------------
                               NO. OF        AGGREGATE
                             MORTGAGE     CUT-OFF DATE     % OF
                                LOANS      BALANCE ($)     POOL
----------------------------------------------------------------
 1,082,538 -- 4,999,999         35       105,104,614        9.8
 5,000,000 -- 9,999,999         19       130,155,904       12.2
 10,000,000 -- 14,999,999       11       132,288,864       12.4
 15,000,000 -- 19,999,999        9       161,179,754       15.1
 20,000,000 -- 24,999,999        1        20,377,000        1.9
 25,000,000 -- 29,999,999        4       107,585,681       10.1
 30,000,000 -- 34,999,999        2        63,170,192        5.9
 35,000,000 -- 39,999,999        1        39,180,571        3.7
 55,000,000 -- 95,000,000        4       308,267,037       28.9
----------------------------------------------------------------
 TOTAL:                         86     1,067,309,618      100.0
----------------------------------------------------------------
 Min: 1,082,538  Max: 95,000,000     Average: 12,410,577
----------------------------------------------------------------


STATE

------------------------------------------------------------
                          NO. OF        AGGREGATE
                       MORTGAGED     CUT-OFF DATE      % OF
                      PROPERTIES      BALANCE ($)      POOL
------------------------------------------------------------
 California                67        246,128,160       23.1
   Northern                21        132,295,198       12.4
   Southern                46        113,832,962       10.7
 Texas                     28        164,137,853       15.4
 New York                   9        127,981,983       12.0
 Virginia                  11        119,395,979       11.2
 New Jersey                14        108,131,815       10.1
 Florida                   38         57,894,068        5.4
 Other States (a)          89        243,639,761       22.8
------------------------------------------------------------
 TOTAL:                   256      1,067,309,618      100.0
------------------------------------------------------------

(a) Includes 26 states.


PROPERTY TYPE

-----------------------------------------------------------------
                               NO. OF        AGGREGATE
                            MORTGAGED     CUT-OFF DATE      % OF
                           PROPERTIES      BALANCE ($)      POOL
-----------------------------------------------------------------
 Retail                         44        478,774,269       44.9
 Office                        136        244,168,974       22.9
 Mixed Use                      39        105,175,759        9.9
 Multifamily                     9        100,710,502        9.4
   Multifamily                   4         36,388,525        3.4
   Manufactured Housing          5         64,321,977        6.0
 Self Storage                   19         79,909,595        7.5
 Industrial                      8         52,478,244        4.9
 Hotel                           1          6,092,275        0.6
-----------------------------------------------------------------
 TOTAL:                        256      1,067,309,618      100.0
-----------------------------------------------------------------


MORTGAGE RATE (%)

-------------------------------------------------------
                      NO. OF        AGGREGATE
                    MORTGAGE     CUT-OFF DATE      % OF
                       LOANS      BALANCE ($)      POOL
-------------------------------------------------------
 4.150 -- 4.999        8        197,141,722       18.5
 5.000 -- 5.399        5        122,820,687       11.5
 5.400 -- 5.799       31        357,897,288       33.5
 5.800 -- 5.999       24        233,053,689       21.8
 6.000 -- 6.199       12        120,283,686       11.3
 6.200 -- 6.470        6         36,112,546        3.4
-------------------------------------------------------
 TOTAL:               86      1,067,309,618      100.0
-------------------------------------------------------
 Min: 4.150         Max: 6.470        Wtd Avg: 5.488
-------------------------------------------------------


ORIGINAL TERM TO STATED MATURITY (MOS)

--------------------------------------------------
                 NO. OF        AGGREGATE
               MORTGAGE     CUT-OFF DATE     % OF
                  LOANS      BALANCE ($)     POOL
--------------------------------------------------
 60 -- 64          6         71,998,024       6.7
 65 -- 84          4         64,030,571       6.0
 85 -- 120        74        917,723,624      86.0
 121 -- 135        2         13,557,398       1.3
--------------------------------------------------
 TOTAL:           86      1,067,309,618     100.0
--------------------------------------------------
 Min: 60           Max: 135           Wtd Avg: 114
--------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)

--------------------------------------------------
                 NO. OF        AGGREGATE
               MORTGAGE     CUT-OFF DATE     % OF
                  LOANS      BALANCE ($)     POOL
--------------------------------------------------
 55 -- 60          6         71,998,024       6.7
 61 -- 85          4         64,030,571       6.0
 86 -- 120        75        924,716,784      86.6
 121 -- 134        1          6,564,239       0.6
--------------------------------------------------
 TOTAL:           86      1,067,309,618     100.0
--------------------------------------------------
 Min: 55           Max: 134           Wtd Avg: 111
--------------------------------------------------


LOANS WITH RESERVE REQUIREMENTS (a)

--------------------------------------------------------
                    NO. OF        AGGREGATE
                  MORTGAGE     CUT-OFF DATE        % OF
                     LOANS      BALANCE ($)        POOL
--------------------------------------------------------
 Replacement          70       821,326,523         77.0
 Taxes                68       830,804,358         77.8
 Insurance            62       732,087,429         68.6
 TI/LC (b)            46       544,119,064         70.1
 Other (c)            43       606,049,988         56.8
 Engineering          32       467,177,520         43.8
--------------------------------------------------------

(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Percentage based only on portion of pool secured by retail, office and industrial properties.

(c) Generally consists of tenant reserves and holdbacks.


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

----------------------------------------------------
                   NO. OF        AGGREGATE
                 MORTGAGE     CUT-OFF DATE     % OF
                    LOANS      BALANCE ($)     POOL
----------------------------------------------------
 43.7 -- 44.9        1          2,750,000       0.3
 45.0 -- 49.9        7        152,210,332      14.3
 50.0 -- 54.9        2        104,790,702       9.8
 55.0 -- 59.9       10         77,444,355       7.3
 60.0 -- 64.9        6         49,430,652       4.6
 65.0 -- 69.9       11         80,807,710       7.6
 70.0 -- 74.9       21        203,201,604      19.0
 75.0 -- 79.9       26        374,892,369      35.1
 80.0 -- 83.3        2         21,781,894       2.0
----------------------------------------------------
 TOTAL:             86      1,067,309,618     100.0
----------------------------------------------------
 Min: 43.7          Max: 83.3      Wtd Avg: 67.3
----------------------------------------------------


LOAN-TO-VALUE RATIO AT MATURITY (%)

-----------------------------------------------------
                   NO. OF        AGGREGATE
                 MORTGAGE     CUT-OFF DATE      % OF
                    LOANS      BALANCE ($)      POOL
-----------------------------------------------------
 35.8 -- 44.9       14        190,368,228       17.8
 45.0 -- 49.9        7        131,072,979       12.3
 50.0 -- 54.9        6         26,459,025        2.5
 55.0 -- 59.9       23        137,378,079       12.9
 60.0 -- 64.9       13        178,473,051       16.7
 65.0 -- 69.9       18        331,695,479       31.1
 70.0 -- 77.6        5         71,862,777        6.7
-----------------------------------------------------
 TOTAL:             86      1,067,309,618      100.0
-----------------------------------------------------
 Min: 35.8          Max: 77.6       Wtd Avg: 57.5
-----------------------------------------------------


DEBT SERVICE COVERAGE RATIOS (X)

----------------------------------------------------
                   NO. OF        AGGREGATE
                 MORTGAGE     CUT-OFF DATE     % OF
                    LOANS      BALANCE ($)     POOL
----------------------------------------------------
 1.22 -- 1.24        9         97,730,033       9.2
 1.25 -- 1.29        9        234,213,647      21.9
 1.30 -- 1.39       20        207,636,848      19.5
 1.40 -- 1.44       17        124,876,623      11.7
 1.45 -- 1.49        9         40,242,752       3.8
 1.50 -- 1.54        5         56,594,830       5.3
 1.55 -- 1.59        1          1,695,223       0.2
 1.60 -- 1.64        3         20,919,441       2.0
 1.65 -- 1.69        2         20,390,870       1.9
 1.70 -- 2.62       11        263,009,349      24.6
----------------------------------------------------
 TOTAL:             86      1,067,309,618     100.0
----------------------------------------------------
 Min: 1.22         Max: 2.62       Wtd Avg: 1.54
----------------------------------------------------

* The cut-off date balance of one mortgage loan, Loan No. 2, such loan number is set forth in Annex A to the preliminary prospectus supplement) has been calculated based upon this mortgage loan having been divided into a senior component and six subordinate components, and the related cut-off date balance reflects only the outstanding principal balance of the senior portion as of the cut-off date. Each loan-to-value ratio and debt service coverage ratio calculated in this term sheet, except as may be otherwise noted herein, was calculated based only upon the senior portion of this mortgage loan. Accordingly, such ratios would be lower (in the case of debt service coverage ratios) and higher (in the case of loan-to-value ratios) if the subordinate components were included.

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the cut-off date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of the columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

V. LOAN GROUP 2 CHARACTERISTICS


CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------
                              NO. OF      AGGREGATE
                            MORTGAGE   CUT-OFF DATE      % OF
                               LOANS    BALANCE ($)      POOL
--------------------------------------------------------------
 1,554,700 -- 4,999,999          8      24,351,952        7.9
 5,000,000 -- 9,999,999         12      85,702,197       27.7
 10,000,000 -- 14,999,999        7      85,835,143       27.8
 15,000,000 -- 19,999,999        4      69,534,805       22.5
 20,000,000 -- 22,000,000        2      43,673,382       14.1
--------------------------------------------------------------
 TOTAL:                         33     309,097,478      100.0
--------------------------------------------------------------
 Min: 1,554,700   Max: 22,000,000   Average: 9,366,590
--------------------------------------------------------------


STATE

---------------------------------------------------------------
                           NO. OF        AGGREGATE
                        MORTGAGED     CUT-OFF DATE        % OF
                       PROPERTIES      BALANCE ($)        POOL
---------------------------------------------------------------
 Virginia                   5          60,022,305         19.4
 North Carolina             3          49,385,891         16.0
 Texas                      2          24,885,649          8.1
 Illinois                   3          22,904,993          7.4
 Florida                    2          22,710,996          7.3
 Maryland                   1          22,000,000          7.1
 Other States (a)          18         107,187,644         34.7
---------------------------------------------------------------
 TOTAL:                    34         309,097,478        100.0
---------------------------------------------------------------

(a) Includes 12 states


PROPERTY TYPE

-------------------------------------------------------------
                             NO. OF      AGGREGATE
                          MORTGAGED   CUT-OFF DATE      % OF
                         PROPERTIES    BALANCE ($)      POOL
-------------------------------------------------------------
 Multifamily                 30       262,464,812       84.9
 Manufactured Housing         4        46,632,666       15.1
-------------------------------------------------------------
 TOTAL:                      34       309,097,478      100.0
-------------------------------------------------------------


MORTGAGE RATE (%)

-----------------------------------------------------
                     NO. OF      AGGREGATE
                   MORTGAGE   CUT-OFF DATE      % OF
                      LOANS    BALANCE ($)      POOL
-----------------------------------------------------
 4.550 -- 4.999        6       68,492,566       22.2
 5.000 -- 5.399        9       86,804,584       28.1
 5.400 -- 5.799       17      143,735,753       46.5
 6.000 -- 6.030        1       10,064,576        3.3
-----------------------------------------------------
 TOTAL:               33      309,097,478      100.0
-----------------------------------------------------
 Min: 4.550       Max: 6.030       Wtd Avg: 5.296
-----------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)

-------------------------------------------------
                 NO. OF      AGGREGATE
               MORTGAGE   CUT-OFF DATE      % OF
                  LOANS    BALANCE ($)      POOL
-------------------------------------------------
 60 -- 64          8       84,264,718       27.3
 65 -- 84          5       54,939,570       17.8
 85 -- 120        18      162,942,782       52.7
 121 -- 180        2        6,950,407        2.2
-------------------------------------------------
 TOTAL:           33      309,097,478      100.0
-------------------------------------------------
 Min: 60           Max: 180          Wtd Avg: 99
-------------------------------------------------


REMAINING TERM TO STATED MATURITY (MOS)

-------------------------------------------------
                 NO. OF      AGGREGATE
               MORTGAGE   CUT-OFF DATE      % OF
                  LOANS    BALANCE ($)      POOL
-------------------------------------------------
 55 -- 60          8       84,264,718       27.3
 61 -- 85          5       54,939,570       17.8
 86 -- 120        18      162,942,782       52.7
 121 -- 178        2        6,950,407        2.2
-------------------------------------------------
 TOTAL:           33      309,097,478      100.0
-------------------------------------------------
 Min: 55           Max: 178           Wtd Avg: 97
-------------------------------------------------


LOANS WITH RESERVE REQUIREMENTS (a)

--------------------------------------------------------
                    NO. OF        AGGREGATE
                  MORTGAGE     CUT-OFF DATE        % OF
                     LOANS      BALANCE ($)        POOL
--------------------------------------------------------
 Replacement         28        263,995,354         85.4
 Taxes               31        281,858,270         91.2
 Insurance           25        225,771,449         73.0
 Other (b)            6         71,344,025         23.1
 Engineering         22        173,020,444         56.0
--------------------------------------------------------

(a) Includes upfront or on-going reserves including LOC's in lieu thereof.

(b) Generally consists of tenant reserves and holdbacks with respect to Manufactured Housing and holdbacks with respect to Multifamily.


CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(a)

--------------------------------------------------
                   NO. OF      AGGREGATE
                 MORTGAGE   CUT-OFF DATE     % OF
                    LOANS    BALANCE ($)     POOL
--------------------------------------------------
 41.7 -- 44.9        1        4,666,702       1.5
 50.0 -- 54.9        1        2,283,705       0.7
 55.0 -- 59.9        1        2,045,475       0.7
 65.0 -- 69.9        3       17,698,740       5.7
 70.0 -- 74.9        5       64,369,490      20.8
 75.0 -- 79.9       19      191,406,164      61.9
 80.0 -- 80.4        3       26,627,202       8.6
--------------------------------------------------
 TOTAL:             33      309,097,478     100.0
--------------------------------------------------
 Min: 41.7         Max: 80.4        Wtd Avg: 75.8
--------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (7.1% of the loan group 2 balance).


LOAN-TO-VALUE RATIO AT MATURITY (%)(a)

------------------------------------------------------
                       NO. OF      AGGREGATE
                     MORTGAGE   CUT-OFF DATE     % OF
                        LOANS    BALANCE ($)     POOL
------------------------------------------------------
 Fully Amortizing        2        6,950,407       2.2
 46.2 -- 49.9            1        2,045,475       0.7
 50.0 -- 54.9            2       15,198,740       4.9
 55.0 -- 59.9            3       14,679,036       4.7
 60.0 -- 64.9            4       51,782,980      16.8
 65.0 -- 69.9           12      136,322,441      44.1
 70.0 -- 75.2            9       82,118,398      26.6
------------------------------------------------------
 TOTAL:                 33      309,097,478     100.0
------------------------------------------------------
 Min: 46.2(a)        Max: 75.2        Wtd Avg: 65.3
------------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (7.1% of the loan group 2 balance).


DEBT SERVICE COVERAGE RATIOS (X)(a)

---------------------------------------------------
                   NO. OF      AGGREGATE
                 MORTGAGE   CUT-OFF DATE      % OF
                    LOANS    BALANCE ($)      POOL
---------------------------------------------------
 1.20 -- 1.24        6       62,917,576       20.4
 1.25 -- 1.29        5       70,967,001       23.0
 1.30 -- 1.39        9       72,077,795       23.3
 1.40 -- 1.44        2       12,800,000        4.1
 1.45 -- 1.49        1        2,500,000        0.8
 1.50 -- 1.54        6       47,972,297       15.5
 1.55 -- 1.59        3       35,196,108       11.4
 1.60 -- 1.87        1        4,666,702        1.5
---------------------------------------------------
 TOTAL:             33      309,097,478      100.0
---------------------------------------------------
 Min: 1.20          Max: 1.87         Wtd Avg: 1.38
---------------------------------------------------

(a) Calculated on loan balances after netting out holdback amounts for one loan (7.1% of the loan group 2 balance).

All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the loans based on their outstanding principal balances as of the cut-off date. State and Property Type tables reflect allocated loan amounts in the case of mortgage loans secured by multiple properties. The sum of the columns may not match "Total" due to rounding.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

VI. LARGE LOAN DESCRIPTION


                  TEN LARGEST LOANS OR CROSSED LOAN GROUP(1)




--------------------------------------------------------------------------------------
  LOAN
   NO.                  PROPERTY                     CITY       STATE   PROPERTY TYPE
--------------------------------------------------------------------------------------
    1.    Tysons Corner Center                      McLean        VA   Retail
--------------------------------------------------------------------------------------
    2.    Pacific Place                         San Francisco     CA   Mixed Use
--------------------------------------------------------------------------------------
    3.    The Prince Building                      New York       NY   Office
--------------------------------------------------------------------------------------
    4.    Princeton Office                        Princeton       NJ   Office
--------------------------------------------------------------------------------------
    5.    Chino Hills Crossroads Marketplace     Chino Hills      CA   Retail
--------------------------------------------------------------------------------------
    6.    Riverpark Shopping Center               Sugar Land      TX   Retail
--------------------------------------------------------------------------------------
    7.    Stonebriar Plaza                          Frisco        TX   Retail
--------------------------------------------------------------------------------------
    8.    Continental Centre                       Columbus       OH   Office
--------------------------------------------------------------------------------------
    9.    Extra Space New Jersey                   Various        NJ   Self Storage
--------------------------------------------------------------------------------------
   10.    Lake Grove Plaza                        Lake Grove      NY   Retail
--------------------------------------------------------------------------------------
          TOTAL/WEIGHTED AVERAGES
--------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                       % OF
                                    APPLICABLE
  LOAN     CUT-OFF DATE     % OF       LOAN       UNITS/     LOAN PER               CUT-OFF DATE    BALLOON
   NO.        BALANCE       POOL      GROUP         SF        UNIT/SF      DSCR          LTV          LTV
------------------------------------------------------------------------------------------------------------
    1.     $ 95,000,000      6.9%      8.9%     1,554,116     $218.77      1.88x         52.3%        45.1%
------------------------------------------------------------------------------------------------------------
    2.       85,750,000      6.2       8.0%       326,922     $262.29      2.26x         46.8         40.6
------------------------------------------------------------------------------------------------------------
    3.       72,287,037      5.3       6.8%       312,571     $231.27      1.27x         76.9         65.1
------------------------------------------------------------------------------------------------------------
    4.       55,230,000      4.0       5.2%       515,126     $107.22      1.30x         71.4         63.3
------------------------------------------------------------------------------------------------------------
    5.       39,180,571      2.8       3.7%       260,957     $150.14      1.31x         74.6         67.4
------------------------------------------------------------------------------------------------------------
    6.       31,597,782      2.3       3.0%       185,545     $170.30      1.37x         79.6         67.0
------------------------------------------------------------------------------------------------------------
    7.       31,572,410      2.3       3.0%       182,147     $173.33      1.29x         79.9         67.4
------------------------------------------------------------------------------------------------------------
    8.       27,475,681      2.0       2.6%       477,259     $ 57.57      1.29x         78.5         66.1
------------------------------------------------------------------------------------------------------------
    9.       27,010,000      2.0       2.5%       405,830     $ 66.55      1.51x         73.7         65.2
------------------------------------------------------------------------------------------------------------
   10.       27,000,000      2.0       2.5%       251,236     $107.47      2.62x         61.4         61.4
------------------------------------------------------------------------------------------------------------
           $492,103,482     35.8%                                          1.66x         65.5%        57.1%
------------------------------------------------------------------------------------------------------------

(1) For purposes of calculating Cut-off Date LTV Ratio, Balloon LTV Ratio and DSCR (A) the loan amount used for the Tysons Corner Center mortgage loan is the principal balance of the Mortgage Loan included in the trust together with their respective companion loans that are pari passu to the subject mortgage loan, (B) the loan amount used for the Stonebriar Plaza Mortgage Loan excludes the related B Note and (C) the loan amount used for the Pacific Place Mortgage Loan includes only the senior component of the Pacific Place mortgage loan.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $95,000,000
                                                        TMA DSCR:    1.88x
                              TYSONS CORNER CENTER      TMA LTV:     52.3%
--------------------------------------------------------------------------------





                                 [PHOTO OMITTED]



        [PHOTO OMITTED]                                 [PHOTO OMITTED]



This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $95,000,000
                                                        TMA DSCR:    1.88x
                              TYSONS CORNER CENTER      TMA LTV:     52.3%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                 GACC
  LOAN PURPOSE:                Refinance
  SHADOW RATING
  (MOODY'S/FITCH/DBRS/S&P)     Aa3 / AA / AAA / AAA
  ORIGINAL TMA BALANCE:        $95,000,000(1)
  CUT-OFF TMA BALANCE:         $95,000,000(1)
  % BY INITIAL UPB:            6.9%
  INTEREST RATE:               5.224%
  PAYMENT DATE:                1st of each month
  FIRST PAYMENT DATE:          April 1, 2004
  MATURITY DATE:               March 1, 2014
  AMORTIZATION:                Interest only through the payment date occurring
                               on March 1, 2006, and thereafter monthly
                               amortization on a 30-year schedule.
  CALL PROTECTION:             Lockout until the earlier of: (a) 24 months from
                               the last securitization of the A-1, A-2, A-3 and
                               A-4 notes to occur, or (b) 36 months from
                               origination, then defeasance is permitted. On and
                               after September 1, 2013, prepayment can be made
                               without penalty.
  SPONSORS:                    Wilmorite Properties, Inc. and the Alaska
                               Permanent Fund Corporation
  BORROWERS:                   Tysons Corner Holdings LLC and Tysons
                               Corner Property Holdings LLC
  ADDITIONAL FINANCING:        Three pari passu notes with an aggregate
                               principal balance of $245,000,000 which are not
                               included in the Trust.(1)
  LOCKBOX:                     Hard
  INITIAL RESERVES:            Engineering:             $478,664
  MONTHLY RESERVES(2):         Tax:                     $489,126
                               Insurance:               $ 83,507
                               TI/LC:                   $ 56,562
                               Replacement:             $ 14,140
                               Ground Rent:             $101,000
--------------------------------------------------------------------------------
1. The subject $95,000,000 represents the A-2 note in a $340,000,000 loan. The A-1, A-3 and A-4 notes are pari passu and are not included in the Trust.
   All numbers under the heading "Financial Information" are based on the combined A-1, A-2, A-3 and A-4 notes.

2. Monthly reserves will only be collected in any period following a quarterly test on which the DSCR declines below 1.45x and ending on the last day of the third consecutive month on which the DSCR equals or exceeds 1.45x.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE /
    SQ.FT.:                                $218.77
  BALLOON BALANCE / SQ.FT.:                $188.80
  LTV:                                     52.3%
  BALLOON LTV:                             45.1%
  DSCR:                                    1.88x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:                Single Asset
  PROPERTY TYPE:                           Super Regional Mall
  COLLATERAL:                              Fee simple interest in a super-
                                           regional mall
  LOCATION:                                McLean, VA
  YEAR BUILT / RENOVATED:                  1968 / 1988, 2004
  MORTGAGED COLLATERAL SF(3):              1,554,116 sq. ft.
  TOTAL MALL SF:                           1,873,616 sq. ft.
  PROPERTY MANAGEMENT:                     Wilmorite Property Management,
                                           LLC, an affiliate of Wilmorite
                                           Properties, Inc.
  OVERALL MALL OCCUPANCY (AS OF
    9/1/03)(4):                            98.1%
  UNDERWRITTEN NET CASH FLOW:              $ 42,224,855
  APPRAISED VALUE:                         $650,000,000
  APPRAISAL DATE:                          August 25, 2003
--------------------------------------------------------------------------------
3. Excludes ground lease tenants, but includes vacant J.C. Penney space.

4. Occupancy calculated including the four anchors and excluding the vacant JC Penney building, which is part of the contemplated expansion plan.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $95,000,000
                                                        TMA DSCR:    1.88x
                              TYSONS CORNER CENTER      TMA LTV:     52.3%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                             ANCHOR TENANTS(5)
--------------------------------------------------------------------------------------------------------------
                               % OF TOTAL        LEASE                         TTM OCT. 2003     TTM OCT. 2003
    TENANTS             SF       MALL SF      EXPIRATION     RATINGS (S/M/F)    TOTAL SALES        SALES PSF
--------------------------------------------------------------------------------------------------------------
  Bloomingdale's      255,888     13.7%       7/22/2008(6)   BBB+/Baa1/BBB+(7)     $56.6MM           $221
--------------------------------------------------------------------------------------------------------------
  Hecht's             237,076     12.7%       7/24/2008(8)   BBB+/Baa1/BBB+(9)     $84.9MM           $358
--------------------------------------------------------------------------------------------------------------
  Nordstrom(10)       200,000     10.7%        4/15/2025        A-/Baa1/NR        $105.6MM           $528
--------------------------------------------------------------------------------------------------------------
  Lord & Taylor(11)   119,500      6.4%        1/31/2006     BBB+/Baa1/BBB+(9)     $27.8MM           $232
--------------------------------------------------------------------------------------------------------------
  TOTAL/WA            812,464     43.4%                                           $274.8MM           $338
--------------------------------------------------------------------------------------------------------------

5. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.
6. Bloomingdale's is currently in its first 10-year renewal option, with two 10-year renewal options outstanding.
7. Ratings of parent company, Federated Department Stores, Inc. (Federated Department Stores, Inc. has not guaranteed the lease).
8. Hecht's is currently in its first 10-year renewal option, with two 10-year renewal options outstanding.
9.   Ratings of parent company, The May Department Stores Co.
10. Nordstrom operates under a ground lease, which expires April 15, 2025, with 12 five-year renewal options.
11. Lord & Taylor operates under a ground lease, which expires January 31, 2006, with 10 five-year renewal options.

--------------------------------------------------------------------------------
                       TTM OCT 2003 SALES PSF     OCC. COST AS % OF SALES
--------------------------------------------------------------------------------
  IN-LINE TENANTS               $582                       13.5%
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR IN-LINE TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                        % OF TOTAL         NET RENT          LEASE                          TTM OCT. 2003
  TENANTS                       SF        MALL SF            PSF           EXPIRATION    RATINGS (S/M/F)12     SALES/SF
------------------------------------------------------------------------------------------------------------------------------------
  LL Bean                     75,778       4.0%             $32.00         5/31/2020        NR / NR / NR         $300
------------------------------------------------------------------------------------------------------------------------------------
  Circuit City Superstore     28,000       1.5%             $21.06         1/31/2005        NR / NR / NR         $955
------------------------------------------------------------------------------------------------------------------------------------
  Rainforest Cafe             19,162       1.0%             $33.80         9/30/2006        NR / NR / NR         $381
------------------------------------------------------------------------------------------------------------------------------------
  H & M                       15,880       0.8%             $27.83         4/30/2013        NR / NR / NR         N/A
------------------------------------------------------------------------------------------------------------------------------------
  Foot Locker                 14,471       0.8%             $32.00         1/31/2010        NR / NR / NR         $299
------------------------------------------------------------------------------------------------------------------------------------
  The Gap                     14,000       0.7%             $56.00         9/30/2007     BB+ / Ba3 / BB+(13)     $538
------------------------------------------------------------------------------------------------------------------------------------
  Banana Republic             13,116       0.7%             $58.25         5/31/2005     BB+ / Ba3 / BB+(13)     $840
------------------------------------------------------------------------------------------------------------------------------------
  Restoration Hardware        12,889       0.7%             $35.00         1/15/2010        NR / NR / NR         $510
------------------------------------------------------------------------------------------------------------------------------------
  Eddie Bauer                 12,362       0.7%             $40.00         1/31/2011       NR / NR / NR(14)      $176
------------------------------------------------------------------------------------------------------------------------------------
  Express                     12,081       0.6%             $42.00         1/31/2014      BBB+/Baa1/ NR(15)      $342
------------------------------------------------------------------------------------------------------------------------------------
  Abercrombie & Fitch         10,828       0.6%             $40.00         1/31/2006        NR / NR / NR         $356
------------------------------------------------------------------------------------------------------------------------------------
  The Limited                 10,662       0.6%             $42.50         1/31/2006      BBB+/Baa1/ NR(15)     $1,125
------------------------------------------------------------------------------------------------------------------------------------
  Talbots                     10,567       0.6%             $53.49         1/31/2015        NR / NR / NR         N/A
------------------------------------------------------------------------------------------------------------------------------------
  TOTAL/WA                    249,796     13.3%             $36.11                                              $485(16)
------------------------------------------------------------------------------------------------------------------------------------

12. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.
13.  Ratings of parent company, The Gap Inc.
14. Parent company, Spiegel Inc., filed for Chapter 11 bankruptcy protection in March 2003 and in a press release dated December 30, 2003 announced the closure of 29 Eddie Bauer stores, which did not include the location at Tysons Corner.
15.  Ratings of parent company, Limited Brands.
16. Weighted average calculation does not include H&M and Talbots, which did not report sales for TTM October 2003.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $95,000,000
                                                        TMA DSCR:    1.88x
                              TYSONS CORNER CENTER      TMA LTV:     52.3%
--------------------------------------------------------------------------------

THE TYSONS CORNER CENTER LOAN

THE LOAN. The Tysons Corner Center loan is secured by a first mortgage on 1,554,116 sq. ft. of retail space located in McLean, VA. The collateral comprises the major portion of the larger 1,873,616 sq. ft. Tysons Corner Center super regional mall. While the mortgaged property includes the underlying fee interest in the land on which the Norstrom and Lord & Taylor stores are located, those two anchors own their own stores.

The loan is a $340 million loan that is shadow rated Aa3/AA/AAA/AAA by Moody's, Fitch, Dominion Bond Rating Services and S&P, respectively. The whole loan is comprised of four pari passu senior notes. The A-1, A-3 and A-4 notes will not be included in the GECMC 2004-C2 trust. Based on a $650 million appraised value, there is $310 million of implied equity in the property.

THE BORROWERS. Each borrower, Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC, is a single-purpose, bankruptcy-remote entities for which a non-consolidation opinions were obtained. The sponsorship of the loan is a joint venture between Wilmorite Properties, Inc. (50%) and the Alaska Permanent Fund Corporation (50%).

   WILMORITE PROPERTIES, INC. ("WILMORITE"), a commercial real estate development and management company, is one of the largest shopping center owners and managers in the United States. Organized as a private REIT, the company, through its operating partnership, Wilmorite Holdings, LP, owns and manages fourteen regional enclosed shopping malls and two open-air regional shopping centers. In total, the portfolio encompasses more than 15 million sq. ft. of retail space and is located in eight states. Additionally, Wilmorite, Inc. is an affiliated construction management company that is one of the largest construction companies in upstate New York. J.P. Wilmot founded the company in 1950 and during the last 50 plus years the company has developed retail, office, hotel and residential real estate. In 1967, Wilmorite built Greece Ridge Mall, one of the first enclosed regional malls in New York State. Since that time, Wilmorite's core business has become regional mall development and management. Shopping Center World ranks Wilmorite in the top 30 of retail owners and managers in the United States. Wilmorite has also been involved with non-retail projects such as the development and construction of the Rochester Convention Center and Hyatt Hotel, and the Monroe County International Airport, amongst many other projects. In the last ten years, Wilmorite has developed over 8 million square feet of commercial real estate.

     Wilmorite Properties, Inc. is a repeat sponsor of a Deutsche Bank borrower.

   The ALASKA PERMANENT FUND CORPORATION is the manager of a $25 billion fund that was established as a public trust in 1976 by a voter-approved amendment to the Alaska Constitution. The fund is comprised of 53% equity, 37% fixed income and 10% real estate. A six member, governor-appointed board of trustees is responsible for managing the corporation. Their real estate portfolio consists of 58 properties and also includes a portfolio of REIT stocks. Of the $2.2 billion real estate fund, 65% is comprised of direct investments in real estate properties. The fund is diversified across four property types: 24% office, 17% retail, 16% residential and 8% industrial. Additionally, the properties are diversified geographically throughout the East, West, Mid-West and Southern regions of the United States, with two properties located in Alaska.

THE PROPERTY. The Tysons Corner Center loan collateral encompasses 1,554,116 sq. ft. of retail space, consisting of the major portion of a 1,837,616 sq. ft. super-regional mall. Located in McLean, VA and originally constructed in 1968, the property was redeveloped to its current format in 1988. Tysons had comparable in-line sales of approximately $600 psf and total gross sales of over $615 million in 2002 (placing it in the top 1% of all malls in the U.S.). Current anchor tenants at Tysons Corner Center include: Bloomingdale's, Hecht's, Lord & Taylor and Nordstrom. The Hecht's and Nordstrom department stores located at the subject property are reportedly among the top performing stores in their respective chains.

Tysons Corner Center was one of the first fully enclosed, climate controlled shopping centers in the Washington, D.C. metropolitan area. Due to the tenant mix and location, the mall continues to draw customers from a multi-state area. Developed by the Lerner Corporation, the mall originally consisted of 1.2 million sq. ft. After a $165 million renovation, which was completed in 1988, the mall now contains over 1.8 million sq. ft., has two levels, four department stores, and more than 210 stores, restaurants, and eateries.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $95,000,000
                                                        TMA DSCR:    1.88x
                              TYSONS CORNER CENTER      TMA LTV:     52.3%
--------------------------------------------------------------------------------

The loan documents for the Tysons Corner Center Loan permit the borrower to renovate and expand a portion of the mall at its own expense. Construction of the project is underway and is expected to be completed on or before the fourth quarter 2005. The scope of work approved under the loan documents, if completed, will include, (a) the redevelopment of the currently vacant JC Penney building containing approximately 226,464 sq. ft. of gross building area and the construction of a new attached building containing approximately 288,870 sq. ft. of gross building area (creating approximately 515,334 sq. feet of gross building area and approximately 365,277 sq. ft. of gross leasable area on three levels) and the leasing of such space to a movie theater (approximately 93,711 sq. ft. on level three leased to AMC Theatres), food court, restaurants and additional tenants and (b) the construction of an adjacent multi-level parking garage, having approximately 1,612 parking spaces. The movie theater, if completed, will be the only modern, stadium-seating theater in the Tysons Corner market based on current market conditions. According to an AMC Entertainment Inc. (AMEX: AEN) press release dated May 14, 2003, the theatre complex is targeted for an August 2005 opening and will anchor a new entertainment wing at the Tysons Corner Center, which also will include restaurants, cafes, a bookstore and other leisure and retail venues. The expansion and renovation, if completed, will provide additional collateral for the Tysons Corner Center Loan, but no income from such space was included in the underwriting of the mortgage loan. The loan documents do not require a reserve or completion guaranty in connection with the project. THE APPRAISER VALUED THE PROPERTY POST-EXPANSION AT $830 MILLION, RESULTING IN AN LTV AT THAT TIME OF 41.0% (BASED ON THE INITIAL LOAN AMOUNT).

SIGNIFICANT TENANTS. The subject's in-line occupancy is 95.9%. The mall is anchored by Bloomingdale's, Hecht's, Nordstrom's and Lord & Taylor and has over 210 tenants. The Bloomingdale's and Hecht's improvements serve as collateral for the loan; Lord & Taylor and Nordstrom's each occupy their space under ground leases which expire in 2006 and 2025, respectively, with renewal options. Overall occupancy including Nordstrom and Lord & Taylor (and excluding the vacant JC Penney building) is 98.1%. The mall is also home to many national retailers, including LL Bean, a Circuit City Superstore, The Gap, Inc., The Limited, Williams Sonoma, Bombay and A/X Armani Exchange, many of which have chosen to make Tyson's Corner their only store location in the Washington, DC area, due to the location and tenant mix of the subject property.

   BLOOMINGDALE'S, an upscale department store, occupies 255,888 sq. ft. (16.5% of collateral space) under a lease which expires in July 2008 at a fixed rent of $1.45psf. Bloomingdale's is currently in its first ten-year renewal option, with two ten-year renewal options outstanding. Bloomingdale's, a division of Federated Department Stores (NYSE: FD;
   Ratings: BBB+, Baa1 and BBB+ by S&P, Moody's and Fitch, respectively), was founded in 1872 and operates 34 stores in New York, New Jersey, Massachusetts, Pennsylvania, Maryland, Virginia, Illinois, Minnesota, Florida, California, Nevada and Georgia.

   HECHT'S, a mid-range department store, is owned by parent company, May Department Stores (NYSE: MAY, Ratings: BBB+, Baa1, BBB+, by S&P, Moody's and Fitch, respectively). Hecht's occupies 237,076 sq. ft. (15.3% of collateral space) under a lease expiring in July 2008 (currently in its first 10-year renewal option, with two, 10-year renewal options outstanding), with a rent of $1.00 annually with additional percentage rent.

   NORDSTROM INC. (NYSE: JWN, Ratings: A- and Baa1 by S&P and Moody's, respectively) is one of the nation's leading fashion specialty retailers, with 149 US stores located in 27 states. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates under the Nordstrom Racks, Faconnable Boutiques and Nordstrom names. Nordstrom occupies 200,000 sq. ft. (10.7% of total GLA). Nordstrom operates under a ground lease which expires in April 2025, with 12 five-year renewal options.

   LORD & TAYLOR occupies 119,500 sq. ft (6.4% of total GLA) under a ground lease which expires in January 2006, with 10 five-year renewal options. Lord & Taylor is owned by The May Department Stores Co. (NYSE: MAY,
   Ratings: BBB+, Baa1, BBB+, by S&P, Moody's and Fitch, respectively).

THE MARKET. Tysons Corner Center is located in the Tyson's Corner market of Fairfax County, Virginia. The mall is accessible to the entire Washington DC metropolitan area, including Montgomery County, Maryland, Arlington, Alexandria, Prince William, and Fairfax Counties, Virginia. The mall is located at the intersection of two thoroughfares for northern Virgnia, US

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $95,000,000
                                                        TMA DSCR:    1.88x
                              TYSONS CORNER CENTER      TMA LTV:     52.3%
--------------------------------------------------------------------------------

Route 7 (Leesburg Pike) and US Route 123 (Chain Bridge Road). In addition, the Capital Beltway (I-495), allows ingress and egress to the mall as well as other highways, the Dulles Tollway and Route I-66.

According to the appraiser in 2002, the average household income within five miles of the subject was approximately $153,580 (or 123% above the Virginia average of $68,945); within ten miles the average household income was approximately $125,639 (82% above the Virginia average). REIS, Inc. shows a total retail inventory for the Tysons Corner sub-market (Suburban Fairfax County) of 12.5 million square feet at the end of 2003, up 3.5% from 2002. Vacancy rates for this sub-market is low, and have remained stable at 1.9% at the end of 2003.

The area is well served by transportation systems that offer access to regional markets and make Fairfax County a central location for businesses that serve both Baltimore and Washington. Washington Dulles Airport is less than 15 minutes away and Washington National Airport is within a 20-minute drive of the property. The local market area is best known for its two super regional malls: the subject property and Tyson's Galleria (owned by General Growth Properties). In addition, the Tysons Corner office market is the 13th largest office market in the United States including headquarters for Freddie Mac, Gannett/USA Today, Capital One and others. There are several hotels in the immediate area of the mall including a Ritz Carlton just across Chain Bridge Rd.

------------------------------------------------------------------------------------------------------------------------------------
                                             DISTANCE
                                               FROM
                                             SUBJECT                   COMPLETED /
            PROPERTY NAME                    (MILES)                   RENOVATED                TOTAL GLA
------------------------------------------------------------------------------------------------------------------------------------
TYSONS CORNER CENTER                           N/A                1968 / 1988 / 2004           1,873,616(1)
------------------------------------------------------------------------------------------------------------------------------------
THE GALLERIA AT TYSONS II                 (less than) 1              1988 / 1997                 810,959
------------------------------------------------------------------------------------------------------------------------------------
FASHION CENTRE AT PENTAGON CITY                 10                       1990                    821,697
------------------------------------------------------------------------------------------------------------------------------------
MONTGOMERY MALL                                 8                 1968 / 1991 / 2001            1,253,482
------------------------------------------------------------------------------------------------------------------------------------
SPRINGFIELD MALL                                11                1973 / 1987 / 1991            1,700,000
------------------------------------------------------------------------------------------------------------------------------------

FAIR OAKS MALL                                  10                    1980 / 2000               1,584,000
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                           2002
                                               MALL SHOP               IN-LINE SALES
             PROPERTY NAME                     OCCUPANCY                    PSF                          ANCHOR TENANTS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               BLOOMINGDALES, HECHT'S,
 TYSONS CORNER CENTER                           95.9%                      $597                NORDSTROM'S, LORD & TAYLOR
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Macy's, Neiman Marcus, Saks Fifth
 THE GALLERIA AT TYSONS II                        88%                       N/A                Avenue
------------------------------------------------------------------------------------------------------------------------------------
 FASHION CENTRE AT PENTAGON CITY                  98%                      $750                Macy's, Nordstrom
------------------------------------------------------------------------------------------------------------------------------------
 MONTGOMERY MALL                          (greater than) 93%                N/A                Hecht's, Nordstrom, Sears
------------------------------------------------------------------------------------------------------------------------------------
 SPRINGFIELD MALL                         (greater than) 90%               $340                JC Penney, Macy's, Target
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Hecht's, Lord & Taylor, Sears, JC
 FAIR OAKS MALL                           (greater than) 85%                N/A                Penney, Macy's
------------------------------------------------------------------------------------------------------------------------------------

1. Information for total mall GLA; loan collateral is 1,554,116 sq. ft.

Source: Appraisal and supplied directly by the borrower.

PROPERTY MANAGEMENT. The property is managed by Wilmorite Property Management, LLC, an affiliate of the borrower. Wilmorite Property Management manages fourteen regional enclosed shopping malls and two open-air regional shopping centers. In total, the portfolio encompasses more than 15 million sq. ft. of retail space and is located in eight states.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET      TMA BALANCE: $95,000,000
                                                        TMA DSCR:    1.88x
                              TYSONS CORNER CENTER      TMA LTV:     52.3%
--------------------------------------------------------------------------------













                                  [MAP OMITTED]












This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         SENIOR COMPONENT
                                                            BALANCE: $85,750,000
                                                            SENIOR COMPONENT
                                                            DSCR:    2.26x
                                 PACIFIC PLACE              SENIOR COMPONENT
                                                            LTV:     46.8%
--------------------------------------------------------------------------------









                               [GRAPHIC OMITTED]






        [GRAPHIC OMITTED]                               [GRAPHIC OMITTED]






This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         SENIOR COMPONENT
                                                            BALANCE: $85,750,000
                                                            SENIOR COMPONENT
                                                            DSCR:    2.26x
                                 PACIFIC PLACE              SENIOR COMPONENT
                                                            LTV:     46.8%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  BofA
  LOAN PURPOSE:                 Purchase
  ORIGINAL PRINCIPAL BALANCE:   $85,750,000 (senior component)
  CUT-OFF PRINCIPAL BALANCE:    $85,750,000 (senior component)
  % BY INITIAL UPB:             6.2%
  INTEREST RATE:                4.332%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           April 1, 2004
  MATURITY DATE:                March 1, 2014
  AMORTIZATION:                 Interest only for the first two years of the
                                Mortgage Loan. Commencing April 1, 2006,
                                amortization is on a 30-year schedule.
  CALL PROTECTION:              Lockout for 24 months from securitization date
                                then defeasance is permitted. Three partial
                                prepayments of up to $10,000,000 each are
                                allowed, upon certain conditions, during three
                                specified periods between October 2011 and the
                                maturity date of such loan.1 On and after
                                January 1, 2014, prepayment can be made without
                                premium.
  SPONSOR:                      Jamestown
  BORROWER:                     Jamestown Pacific Place, L.P.
  ADDITIONAL FINANCING:         $26.85MM portion (subordinate
                                components) included in trust
  LOCKBOX:                      Hard
  INITIAL RESERVES:             Tax:                          $72,398
                                Insurance:                    $73,962
                                Other:                        $2,480,000(2)
  MONTHLY RESERVES:             Tax:                          $72,398
                                Insurance:                    $73,962
                                Replacement:                  $4,168
--------------------------------------------------------------------------------
1. Such periods are (i) the period between (and including) the Due Dates in October 2011 and September 2012, (ii) the period between (and including) the Due Dates in October 2012 and September 2013 and (iii) the period after (and including) the Due Date in October 2013 through the maturity date of such loan. Any such partial prepayment is required to be accompanied by a prepayment premium equal to, (i) during the first such period 3% of the amount being prepaid, (ii) during the second such period, 2% of the amount being prepaid and (iii) during the third such period, 1% of the amount being prepaid.

2. Consists of TILC and Rent Reserve related to Macy's.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                    SENIOR COMPONENT     WHOLE LOAN
                                    ----------------     ----------
  CUT-OFF DATE BALANCE/SQ.FT.:          $262.29           $344.42
  BALLOON BALANCE / SQ.FT.:             $228.03           $299.43
  LTV:                                   46.8%             61.4%
  BALLOON LTV:                           40.6%             53.4%
  DSCR:                                  2.26x             1.49x
  SHADOW RATINGS (M/F/D):               Baa2/A/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Mixed Use
  COLLATERAL:                     Fee Simple Interest in an
                                  Office/Retail Building
  LOCATION:                       San Francisco, CA
  YEAR BUILT / RENOVATED:         1907 / 1999(3)
  TOTAL AREA:                     326,922
  PROPERTY MANAGEMENT:            Jamestown Management Corporation, an affiliate
                                  of the borrower
  OCCUPANCY (AS OF 10/27/03):     84.8%
  UNDERWRITTEN NET CASH FLOW:     $11,066,043
  APPRAISED VALUE:                $183,400,000
  APPRAISAL DATE:                 February 4, 2004
--------------------------------------------------------------------------------
3. PAC I, Year built: 1907. PAC II, Year Built: 1981

   PAC I, Year Renovated: 1997. PAC II, Year Renovated: 1999

------------------------------------------------------------------------------------------------------------------------------------
                                                                              LEASE
        TENANTS(4)          SF          % NRSF           RENT PSF          EXPIRATION           RATINGS (S/M/F)         SALES PSF
------------------------------------------------------------------------------------------------------------------------------------
 MACY'S                  124,586         38.1%           $ 28.37            2/1/2015             BBB+/Baa1/BBB+             --
------------------------------------------------------------------------------------------------------------------------------------
 OLD NAVY                101,295         31.0%           $ 58.52            8/1/2014              BB+/Ba3/BB+              252(5)
------------------------------------------------------------------------------------------------------------------------------------
 ICON MEDIALAB            30,668          9.4%           $ 31.006           11/1/2009               NR/NR/NR                --
------------------------------------------------------------------------------------------------------------------------------------
 CONTAINER STORE          29,244          8.9%           $ 49.31            2/1/2018                NR/NR/NR                --
------------------------------------------------------------------------------------------------------------------------------------

4. Information obtained from Underwritten Rent Roll except for Ratings and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.

5. Annualized based on data for the nine months ended September 30, 2003.

6. Icon Medialab is currently paying $42.00 PSF.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         SENIOR COMPONENT
                                                            BALANCE: $85,750,000
                                                            SENIOR COMPONENT
                                                            DSCR:    2.26x
                                 PACIFIC PLACE              SENIOR COMPONENT
                                                            LTV:     46.8%
--------------------------------------------------------------------------------

THE PACIFIC PLACE LOAN

THE LOAN. The Pacific Place loan is secured by a first mortgage on a 326,922 square foot portion of a larger 430,272 square foot mixed use complex located in San Francisco, California. The Pacific Place Loan is also known as the "PPL Component Mortgage Loan" and, as such, is being divided for purposes of the prospectus supplement into one senior component having a principal balance of $85,750,000 and six subordinate components having an aggregate balance of $26,850,000.

THE BORROWER. The borrower is Jamestown Pacific Place, L.P., a Delaware limited partnership that is a single purpose, bankruptcy remote entity with two independent directors, for which borrower's legal counsel delivered a non-consolidation opinion at loan closing. Jamestown Pacific Place, L.P. is owned 99.9% by its sole limited partner, Jamestown Pacific Place Partners, a Georgia limited partnership, and 0.1% by its general partner, JT Pacific Place Corp., a Georgia corporation which is a single purpose entity. Effectively, the economic interests in the borrower are held: 3% by Jamestown, the Borrower Principal and Sponsor, and 97% by U.S. and German investors.

Co-headquartered in Atlanta, Georgia, and Cologne, Germany, Jamestown, a Georgia general partnership, was formed in 1983 as a real estate investment and management company specializing in high quality income-producing U.S. commercial real estate. Since its inception, Jamestown has formed or participated in more than 24 income-producing U.S. commercial real estate funds. In business for over 20 years, Jamestown and its partners have acquired over $4.0 billion of assets employing in excess of $1.9 billion in equity.

THE PROPERTY. The collateral for the mortgage loan is Pacific Place, a 326,922 square foot Class A mixed-use complex located at the south corner of Market Street and 4th Street in San Francisco, California. The property consists of two contiguous buildings (PAC 1 and PAC 2) situated on 1.56 acres with 196,383 sq. ft. of office space and 130,539 sq. ft. of retail space. The complex includes 103,350 sq. ft. of hotel space (198 rooms and 16 suites), which is ground leased to Kimpton Hotels through June 2097. PAC 1 is a nine-story building originally developed in 1907 and fully renovated beginning in 1997; it includes a basement plus three floors Old Navy retail store (101,295 sq. ft.) and the Hotel Palomar on the upper five floors. PAC 2 is comprised of a 16-story building originally developed in 1981 and renovated in 1999; it combines retail and office tenancy, including The Container Store (29,244 sq. ft.) on two lower levels and Macy's West headquarters (124,586 sq. ft.) on the upper floors. A two-level subterranean garage and an open, surface area provide 130 parking spaces.

SIGNIFICANT TENANTS. The property is 99.1% leased and 84.8% occupied (the difference between leased and occupied is due to the Macy's "expansion space" as defined below) by five office tenants and two retail tenants. The four largest tenants, representing more than 87% of total net rentable area (excluding the 103,350 sq. ft. of hotel space) and 91% of total gross potential rent, are:

Macy's (a division of Federated Department Stores, Inc. Rated BBB+ by S&P, Baa1 by Moody's and BBB+ by Fitch), a department store retailer, leases 124,586 sq. ft. (38.1%) of office space on two leases: (1) a 15-year lease of 77,785 sq. ft. at $33.40 psf expiring in February 2015 with no renewal options and (2) a 10-year lease of 46,801 sq. ft. (the "expansion space") at $20.00 psf expiring in February 2015 with no renewal options. The Macy's expansion space lease commences in October 2004, however, Macy's will not start paying rent on the expansion space until March 2005. Founded in 1858, Macy's is a division of Federated Department Stores, Inc. and had annual sales of $15.3 billion (for the fiscal year ended January 31, 2004). Federated operated 458 stores in 34 states, Guam and Puerto Rico as of February 28, 2004 under the names of Bloomingdale's, Bon-Macy's, Burdines-Macy's, Goldsmith's-Macy's, Lazarus-Macy's, Macy's and Rich's-Macy's. It also operates macys.com, Bloomingdale's By Mail, and a network of online bridal registries operated in conjunction with weddingchannel.com. The Macy's divisions of Federated operate more than 458 department stores in 34 states, Guam and Puerto Rico, as well as macys.com. As of February 28, 2004, Macy's West had 144 stores, with square footage of approximately 23.3 million as of May 2003. Fiscal 2002 sales for Macy's West were $4.2 billion. The subject space serves as Macy's West Coast office headquarters.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         SENIOR COMPONENT
                                                            BALANCE: $85,750,000
                                                            SENIOR COMPONENT
                                                            DSCR:    2.26x
                                 PACIFIC PLACE              SENIOR COMPONENT
                                                            LTV:     46.8%
--------------------------------------------------------------------------------

Old Navy (a division of Gap Inc. Rated BB+ by S&P, Ba3 by Moody's and BB+ by Fitch), a national clothing retailer, occupies 101,295 square feet (31.0%) of retail space at $58.52 per square foot on a 15-year lease expiring in August 2014. Launched in 1994, Old Navy is a retailer operating stores selling casual apparel, accessories and personal care products for men, women and children under the Gap, Banana Republic and Old Navy brands. As of January 31, 2004, Gap Inc. operated 4,147 concepts in 3,022 store locations. Annual sales for Gap Inc.'s fiscal year ended January 31, 2004 totaled $15.9 billion; net income was $1.0 billion. Old Navy offers broad selections of value-priced apparel, shoes and accessories for adults, children and infants, as well as other items, including personal care products. As of January 31, 2004, Gap Inc. operated 840 Old Navy stores in the United States and Canada. Annual net sales for Old Navy's fiscal year ended January 31, 2004 totaled $6.5 billion. The subject location is Old Navy's flagship store.

Icon Medialab (Not Rated), a global information technology professional services firm, occupies 30,668 sq. ft. (9.4%) of office space at $42.00 per square foot on a 10-year lease expiring in November 2009. Icon Medialab International AB (Stockholm: "ICON") (Not Rated) is the parent company of the "e-business" and information technology services company resulting from the merger in January 2002 of Icon Medialab and Lost Boys ("the Group"). Icon Medialab maintains offices throughout Europe and North America. The Group has developed user-driven solutions for a range of clients, including Audi, Goodyear, KLM, Prada, and MasterCard International. Sales for the year ended December 31, 2003 totaled EUR
52.9 million.

The Container Store (Not Rated), a storage and organization products retailer, occupies 29,244 sq. ft. (8.9%) of retail space at $49.31 per square foot on an approximately 16-year lease expiring in February 2018. Founded in 1978 and based in Coppell, Texas (a suburb of Dallas), the privately held company has stores that range in size from 22,000 to 29,000 sq. ft. and showcase more than 10,000 innovative products. The store layout is divided into lifestyle sections marked with brightly colored banners such as Closet, Kitchen, Office and Laundry. The Container Store has retail locations coast to coast, including the subject site.

THE MARKET. The property is located in the southern portion of the Union Square sub-market of the San Francisco, California Central Business District ("CBD"). San Francisco has a current population of approximately 776,000, which is forecasted to grow at a 0.6% annual rate between 2002 and 2007. San Francisco's economy is diversified, with concentrations in the financial services; professional and business services; and leisure and hospitality sectors.

Pacific Place is situated in the area of San Francisco known as Union Square, an 18+ square block retail district considered the Bay Area's equivalent of New York's Fifth/Madison Avenue, Chicago's North Michigan Avenue, and Beverly Hills' Rodeo Drive. The neighborhood consists of a mixture of urban commercial and residential development. Commercial uses are typically ground floor retail, with upper floor uses including office, hospitality, and retail.

Union Square offers hundreds of shops and restaurants, dozens of galleries and theaters, and thousands of hotel rooms. The Union Square area, bounded by Sutter, Mason, Market, and Kearny Streets, is home to many retailers, including tenants such as Macy's, Neiman Marcus, Saks Fifth Avenue, and Tiffany's, as well as smaller specialty boutiques. This retail sub-market had a 2003 vacancy of less than 5%. Generally, retail tenants are paying rents based on the amount of ground level space, with second level and higher space having a discounted or blended rental rate. It is not unusual to see ground floor spaces along Union Square renting in the $200 to $400 psf range. Properties in secondary Union Square locations typically have ground floor space rental rates between $50 and $175 psf. Pacific Place's retail rents approximate that of the market. Little new retail construction has occurred in the sub-market for several decades; however, the recent trend is for renovation and re-tenanting of older existing properties, including the estimated $380 million Forest City Enterprises re-development of the old Emporium site on Market Street and the Yerba Buena Lane retail promenade adjacent to the Millennium Partners' mixed-use development, also on Market Street.

The Union Square office sub-market had a vacancy rate of 10.5% in 2003, the second lowest in the San Francisco CBD. Sub-market rents range up to $31.00 psf, which approximates the average of the in-place rents at Pacific Place. Similarly, the third quarter of 2003 saw positive absorption of 359,340 sq. ft. Additional positive absorption of 157,689 sq. ft. was evident in the fourth quarter of 2003. No new office buildings are currently proposed or under construction in the sub-market, primarily due to the continued effect of Proposition M, a measure passed by the voters of San Francisco in 1986 which limits the amount of new office space that can be approved for development to 950,000 sq. ft. per year.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         SENIOR COMPONENT
                                                            BALANCE: $85,750,000
                                                            SENIOR COMPONENT
                                                            DSCR:    2.26x
                                 PACIFIC PLACE              SENIOR COMPONENT
                                                            LTV:     46.8%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Jamestown Management Corporation, an affiliate of the borrower, manages the property. Jamestown Management Corporation currently manages 28 properties containing approximately 7.7 million sq. ft. and has separately entered into a management agreement with Transwestern Commercial Services ("Transwestern") as "Sub-Manager" for Pacific Place. Transwestern is responsible for the day-to-day management and operation of the property. Headquartered in Houston, TX, Transwestern Commercial Services specializes in agency leasing, property and facility management, tenant representation, corporate advisory, investment and finance, healthcare advisory, development, and research for a broad range of property types including office, industrial, retail and multi-family. In the past two years, the company leased in excess of 39 million sq. ft. and represented clients in approximately $4.2 billion of investment sales and financing. Within that time period, Transwestern also oversaw the leasing and management of over 500 properties representing more than 150 million sq.ft., including project management for users of commercial real estate.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2


--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         SENIOR COMPONENT
                                                            BALANCE: $85,750,000
                                                            SENIOR COMPONENT
                                                            DSCR:    2.26x
                                 PACIFIC PLACE              SENIOR COMPONENT
                                                            LTV:     46.8%
--------------------------------------------------------------------------------
















                               [GRAPHIC OMITTED]
















This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $72,287,037
                                                            DSCR:    1.27x
                              THE PRINCE BUILDING           LTV:     76.9%
--------------------------------------------------------------------------------

















                               [GRAPHIC OMITTED]

















This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $72,287,037
                                                            DSCR:    1.27x
                              THE PRINCE BUILDING           LTV:     76.9%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  GECC
  LOAN PURPOSE:                 Refinance
  ORIGINAL PRINCIPAL BALANCE:   $72,500,000
  CUT-OFF PRINCIPAL BALANCE:    $72,287,037
  % BY INITIAL UPB:             5.3%
  INTEREST RATE:                5.830%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           February 1, 2004
  MATURITY DATE:                January 1, 2014
  AMORTIZATION:                 360 Months
  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is permitted. On
                                and after October 1, 2013, prepayment can be
                                made without penalty.
  SPONSORS:                     Eric Hadar and Stanley Cayre
  BORROWER:                     568 Broadway Property LLC
  ADDITIONAL FINANCING:         Future mezzanine debt permitted up to the lesser
                                of 85% of appraised value or 1.25 combined DSCR
                                based on actual NOI
  LOCKBOX:                      Hard
  INITIAL RESERVES:             Holdback LOC:          $4,000,000(1)
                                Tax:                   $104,776
                                Insurance:             $178,255
                                Engineering:           $78,282
  MONTHLY RESERVES:             Tax:                   $104,776
                                Insurance:             $16,205
                                TI/LC (2):             $32,035
                                Replacement (2):       $5,209
                                Scholastic Leasing
                                Reserve (3):           Springing
--------------------------------------------------------------------------------
1. Held as additional security for the loan until a 1.20x DSCR, based on a 7.45% minimum constant has been satisfied. If the borrower does not satisfy the test by January 1, 2009, the LOC is required to be maintained as additional security for the loan.

2. TI/LC capped at $1,920,000; Replacement capped at $312,540.

3. If by April 30, 2007, Scholastic does not give notice of its intent to renew a sufficient amount of space to maintain a 1.20x DSCR, then Borrower is required to either 1) pay all excess property cash flow to lender or 2) post a LOC, in the amount equal the sum of (a) the lesser of (i) six months of the projected shortfall between underwritten NOI and the amount of NOI required to maintain a 1.20x DSCR on the loan, and (ii) $15 psf of non-renewed space for which there are no replacement leases by other tenants, and (b) TI/LC costs of $7 psf for re-tenanting a sufficient amount of vacant space to generate the required 1.20x DSCR. The escrow is required to be released once the property generates a 1.20x DSCR.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     CUT-OFF DATE BALANCE / SQ.FT.:    $231.27
     BALLOON BALANCE / SQ.FT.:         $195.73
     LTV:                              76.9%
     BALLOON LTV:                      65.1%
     DSCR:                             1.27x(4)
--------------------------------------------------------------------------------
4. 1.34x taking into account Armani's October 2004 rent increase.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Office
  COLLATERAL:                     Fee simple interest in a 12-story
                                  office building with ground floor
                                  retail.
  LOCATION:                       New York (SoHo), NY
  YEAR BUILT / RENOVATED:         1897 / 1994
  TOTAL AREA:                     312,571 sq. ft.
  PROPERTY MANAGEMENT:            Allied Partners Inc., an affiliate of
                                  the sponsor
  OCCUPANCY (AS OF 11/01/03):     96.0%
  UNDERWRITTEN NET CASH FLOW:     $6,515,357
  APPRAISED VALUE:                $94,000,000
  APPRAISAL DATE:                 November 25, 2003
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                          RENT            LEASE                           2003
          TENANTS                  NSF    % NRSF          PSF          EXPIRATION     RATING (S/M)(5)   SALES PSF
-----------------------------------------------------------------------------------------------------------------
SCHOLASTIC (OFFICE)            115,288     36.9%        $20.18         04/30/2008       BBB / Baa(2)         --
-----------------------------------------------------------------------------------------------------------------
MICHAELIAN & KOHLBERG
 (OFFICE)                       14,220      4.5%        $13.98         06/30/2004          NR/NR             --
-----------------------------------------------------------------------------------------------------------------
CLUB 21 (ARMANI EXCHANGE)
 (RETAIL)                       12,135      3.9%       $204.00 (6)     01/31/2012          NR/NR         $1,171
-----------------------------------------------------------------------------------------------------------------
EDDIE BAUER (7) (RETAIL)        10,200      3.3%        $55.69 (8)     01/31/2006          NR/NR           $213
-----------------------------------------------------------------------------------------------------------------

5. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.

6. Increases to $231 psf in October 2004; $204 psf was underwritten.

7. Parent company, Spiegel Inc., filed for Chapter 11 bankruptcy protection in March 2003 and in a press release dated December 30, 2003 announced the closure of 29 Eddie Bauer stores, which did not include the location at The Prince Building.

8. Appraiser estimates market rent for Eddie Bauer space to be $150 psf; $55.69 psf was underwritten.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $72,287,037
                                                            DSCR:    1.27x
                              THE PRINCE BUILDING           LTV:     76.9%
--------------------------------------------------------------------------------

THE PRINCE BUILDING LOAN

THE LOAN. The Prince Building Loan is secured by a first mortgage on The Prince Building, a 312,571 sq. ft. office building located at the corner of Broadway and Prince Street in SoHo, New York City, NY. The property was constructed in 1897 and renovated in 1994.

THE BORROWER. The borrower is 568 Broadway Property LLC, a single purpose, bankruptcy remote entity whose managing member has an independent manager. Eric Hadar and Stanley Cayre, are the sponsors of the borrower.

Eric Hadar is co-founder and President of Allied Partners Inc., a privately held real estate investment company that was formed in 1993. Since its formation, Allied has accumulated a diverse portfolio of New York real estate culminating in the 2001 acquisition of the 1.65 million sq. ft. Citigroup Center in partnership with Boston Properties.

Eric Hadar is a repeat borrower of GECC.

THE PROPERTY. The Prince Building Loan is secured by a 312,571 sq. ft., 12-story, office building, with ground floor retail, located at the corner of Broadway and Prince Street, in SoHo, Manhattan, NY. The subject's location enjoys substantial pedestrian traffic with access to public transportation. Approximately 66% of the property's income is derived from office and 34% from retail.

SIGNIFICANT TENANTS. The property is 96.0% occupied by more than 65 tenants. Average office rent in The Prince Building is $22.63 psf versus the appraiser market estimate of $30 psf.

Scholastic (NASDAQ: SCHL; Rated Baa2 by Moody's and BBB by S&P) occupies 115,288 sq. ft. (36.9% of total space) under leases with an average rent of $20.18 psf expiring April 30, 2008. Scholastic has a five-year renewal option at 95% of fair market value. Their most recent expansion space of 12,849 sq. ft. was leased for $30 psf as of November 2003, with their earlier leased space considered at below market rents. Scholastic's headquarters is located across the street and since 1995 has expanded its space in the Prince Building by more than 102,000 sq. ft. The company is a $2 billion multimedia company with 10,000 employees operating globally in education, entertainment and publishing businesses marketing to children, parents and teachers. It is the world's largest publisher of children's books. Through the company's second quarter that ended November 30, 2003, sales were $739 million versus $579 million over the same period the previous year.

Michaelian & Kohlberg occupies 14,220 sq. ft. (4.5% of total space) under a lease that commenced in 1994 and with a rent of $13.98 psf expiring June 30, 2004. Founded in 1921, Michaelian & Kohlberg imports handmade carpets from India, Nepal, China and other areas of the world. Michaelian & Kohlberg carries over 700 carpet designs available in a range of sizes and colors. In addition to the showroom space in The Prince Building, the company also has similar showrooms in Los Angeles and San Francisco, as well as an organization of distributors in other major metropolitan areas.

Club 21 dba Armani Exchange occupies 12,135 sq. ft. (3.9% of total space) under a lease with a rent of $204.00 psf expiring January 31, 2012. In October 2004, there is a rent increase to $231 psf which was not underwritten. If underwritten the loan's DSCR would be 1.34. Presidio Retail, Inc., a private company, has long-term exclusive rights to operate all the Armani Exchange stores in the US and internationally. Armani Exchange reported $1,171 sales psf in 2003. Armani Exchange is a brand of the Giorgio Armani group that redefines the Armani style through the use of denim and elements of urban fashion.

Eddie Bauer occupies 10,200 sq. ft. (3.3% of total space) under a lease with rent of $55.69 psf expiring January 31, 2006. According to the appraisal, market rent for this space is $150 psf. Eddie Bauer is a specialty retailer offering men's and women's high-quality casual apparel and home merchandise. In its 80-year history, Eddie Bauer has evolved from a single store to an international company with catalogs, approximately 540 retail and outlet stores in the U.S. and Canada. The store located in the Prince Building had $213 sales psf in 2003. Eddie Bauer is owned by Spiegel, Inc.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $72,287,037
                                                            DSCR:    1.27x
                              THE PRINCE BUILDING           LTV:     76.9%
--------------------------------------------------------------------------------

THE MARKET. Within a 1-mile radius of the property, the estimated 2003 population was 240,000 with an estimated average household income was $88,000.

Some of the retailers within the same SoHo area include Louis Vuitton, Prada, Donna Karan and Kenneth Cole. As an office location, architects and advertising agencies have been associated with SoHo for many years.

Rent comparables for the office market ranged from $30.00 to $33.00 psf with actual terms for office spaces in The Prince Building ranging from $3.91 to $45.00 psf and an average of $22.63.

The appraisal reported overall vacancy in the Manhattan office market as 12.5% with an average rent of $48.48 psf. For the SoHo sub-market, Class B office vacancy was at 4.7% with an average rent of $32.68 psf.

PROPERTY MANAGEMENT. The property is managed by Allied Partners Inc., an affiliate of the sponsor.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt secured by membership interests permitted up to the lesser of 85% of appraised value or a 1.25x combined DSCR, based on actual NOI, with rating agency approval of mezzanine lender and reasonable lender approval of the intercreditor agreement.



This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $72,287,037
                                                            DSCR:    1.27x
                              THE PRINCE BUILDING           LTV:     76.9%
--------------------------------------------------------------------------------














                               [GRAPHIC OMITTED]



















This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $55,230,000
                                                            DSCR:    1.30x
                                PRINCETON OFFICE            LTV:     71.4%
--------------------------------------------------------------------------------



                               [GRAPHIC OMITTED]



          [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]





          [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $55,230,000
                                                            DSCR:    1.30x
                                PRINCETON OFFICE            LTV:     71.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                 GECC
  LOAN PURPOSE:                Refinance
  ORIGINAL PRINCIPAL BALANCE   $55,230,000
  CUT-OFF PRINCIPAL BALANCE    $55,230,000
  % BY INITIAL UPB:            4.0%
  INTEREST RATE:               6.020%
  PAYMENT DATE:                1st of each month
  FIRST PAYMENT DATE:          February 1, 2004
  MATURITY DATE:               January 1, 2014
  AMORTIZATION:                Interest only for the first two loan years.
                               Commencing February 1, 2006, amortization is on a 30-year schedule.

  CALL PROTECTION:             Lockout for 24 months from securitization closing
                               date, then defeasance is permitted. On and after October 1, 2013 prepayment can be made without penalty.

  SPONSOR:                     Estate of Lawrence Zirinsky and
                               John Zirinsky.
  BORROWER:                    100 & RW CRA LLC
  ADDITIONAL FINANCING:        None
  LOCKBOX:                     Hard(1)
  INITIAL RESERVES:            Tax                $407,587
                               Insurance          $26,250
                               Required Repair    $02
  MONTHLY RESERVES:            Taxes              $135,862
                               Insurance          $8,750
                               Replacement        $10,650
                               Rollover           $62,5003
--------------------------------------------------------------------------------
1. If DSCR falls below 1.05 and/or event of default occurs, then borrower shall not be entitled to make any withdrawals from account.

2. If Borrower fails to complete the required repairs set forth in Loan Agreement within one year, Borrower is required to deposit $21,906.25 into a reserve.

3. Rollover reserve fund is capped at $2.25 million.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE / SQ. FT.:       $107.22
  BALLOON BALANCE / SQ. FT.:            $95.05
  LTV:                                  71.4%
  BALLOON LTV:                          63.3%
  DSCR:                                 1.30x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset (6 Buildings)
  PROPERTY TYPE:                  Office
  COLLATERAL:                     Secured by leasehold interest in
                                  six three-story, Class A suburban
                                  office buildings.
  LOCATION:                       Princeton, NJ
  YEAR BUILT:                     1976
  TOTAL AREA:                     515,126 sq. ft.
  PROPERTY MANAGEMENT:            National Business Parks, Inc. an
                                  affiliate of the borrower
  OCCUPANCY (AS OF                85.2%
    DECEMBER 31, 2003):
  UNDERWRITTEN NET CASH FLOW:     $5,163,775
  APPRAISED VALUE:                $77,300,000
  APPRAISAL DATE:                 December 31, 2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                                                   LEASE          RATING
              TENANT             NRSF   % NRSF      RENT PSF     EXPIRATION       (S/M/F)
--------------------------------------------------------------------------------------------
  SES AMERICOM, INC.           103,339   20.1%     $18.19(4,6)    6/30/2014    BBB+/Baa2/NR(5)
--------------------------------------------------------------------------------------------
  BRACCO DIAGNOSTICS INC.      66,187    12.8%     $19.88(6)     11/12/2005      NR/NR/NR
--------------------------------------------------------------------------------------------
  DRINKER BIDDLE & REATH LLP   51,275    10.0%     $22.46         4/20/2007      NR/NR/NR
--------------------------------------------------------------------------------------------

4. Rent increases to $22.55 psf on July 1, 2004.

5. SES Americom's rating is for the parent, SES Global S.A.

6. Average rental rates.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $55,230,000
                                                            DSCR:    1.30x
                                PRINCETON OFFICE            LTV:     71.4%
--------------------------------------------------------------------------------

THE PRINCETON OFFICE PORTFOLIO

THE LOAN. The Princeton Office Portfolio Loan is secured by a first mortgage on the leasehold interest in a Class A office portfolio located in Princeton, New Jersey.

THE BORROWER. The borrower is a single-purpose, bankruptcy-remote entity has an independent manager. The independent manager becomes a springing member upon dissolution. The sponsors of the borrower are the Estate of Lawrence Zirinsky and John Zirinsky.

The Estate of Lawrence Zirinsky owns and manages approximately 3,000,000 sq. ft. of office/industrial space, generally within the New York and New Jersey area. The estate's office/industrial portfolio includes: the New York Times building located in Edison, New Jersey, Southgate Corporate Office Center located in Morristown, New Jersey, and 380 Second Avenue located in Manhattan, New York.

The borrower is a repeat borrower for GECC.

THE PROPERTY. The collateral for the Princeton Office portfolio loan consists of six three-story, Class-A office buildings on 49 acres, located in the office and research center known as College Park. College Park consists of eleven office buildings, owned by the sponsor and containing 808,000 sq. ft. and situated on 81 acres within the Princeton Forrestal Center. Princeton Forrestal Center, comprised of 1,750 acres of Princeton University land. The six office buildings were constructed between 1976 and 1981.

SIGNIFICANT TENANTS. The properties are 85.2% occupied. Three tenants provide approximately 40% of the collateral's underwritten rental income; they are SES Americom, Inc., formerly GE Americom, Bracco Diagnostics Inc. and Drinker Biddle & Reath LLP.

SES Americom, Inc. occupies 103,339 sq. ft. in three spaces at rents averaging $18.19 psf through June 30, 2004 and increasing to rents averaging $22.55 psf on July 1, 2004 with additional rent increases to lease maturity to June 30, 2014. The mortgage loan seller was informed by the borrower that the tenant plans to spend $4 million on their space. The SES Americom's United States headquarters are located in Princeton at the property. Formerly GE Americom, SES Americom is the largest supplier of satellite services in the United States and delivers satellite communication services. Established in 1973, the company currently operates a fleet of 11 spacecraft in orbital positions providing service throughout the Americas. As a member of the SES Global family, Americom is able to provide end-to-end telecommunications solutions to any region in the world. SES Americom's key customers include ABC Radio Networks, AT & T Alascom, Deutsche Welle, Discovery, EchoStar, Fox, Gemstar/TV Guide, Gannett, HBO, Hughes Network Systems, NBC, The New York Times, NHK, PaxNet, PBS, TELEGreenland, TimeWarner, Viacom and through Americom Government Services, various agencies of the United States government. SES Americom is a wholly-owned subsidiary of SES Global S.A., (S&P: BBB+/Moody's: Baa2) offering access to a fleet of 42 spacecraft. GE has a 25% ownership interest in SES Global S.A.

Bracco Diagnostics Inc. occupies 66,187 sq. ft. at rents averaging $19.88 psf with lease terms to November 12, 2005 with two five-year renewal options. Bracco Diagnostics was established in 1994 with the acquisition of Squibb Diagnostics and is a growing developer and marketer of diagnostic pharmaceuticals in North America. The company is responsible for developing new clinical agents, filing them with appropriate regulatory agencies, and selling and marketing all Bracco products in the United States and Canada. Bracco Diagnostics also markets a line of nuclear medicine imaging products and is developing contrast agents for ultrasound procedures. Bracco Diagnostics, Inc., is a member of the Bracco Group, a healthcare group and world leader in global integrated solutions for the diagnostic imaging field. The Bracco Group is headquarter in Milan, Italy, with it North American operations headquarters located in Princeton at the property.

Drinker Biddle & Reath LLP occupies 51,275 sq. ft. at $22.46 psf with their lease term to April 20, 2007. Drinker Biddle was founded in 1849 and is headquartered in Philadelphia, Pennsylvania. Their space is built out with significant finish. It is a full service law firm with more than 450 attorneys and nine offices providing legal services to clients nationally and internationally.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $55,230,000
                                                            DSCR:    1.30x
                                PRINCETON OFFICE            LTV:     71.4%
--------------------------------------------------------------------------------

Clients include Fortune 500 companies, emerging and prominent technological enterprises, healthcare companies, environmental businesses, private equity investors, financial institutions, real estate concerns, educational institutions and organizations, individuals and fiduciaries.

THE MARKET. The property is located in Princeton, Plainsboro Township, and is situated in the southwest corner of Middlesex County, New Jersey. The appraiser reported that the county's 2000 population was 752,600, up 11.7% from 673,500 in 1990 and is projected to increase 1% annually or to 830,400 by 2010.

The Northern and Central New Jersey office market consists of 21 markets within the metropolitan region. According to the appraiser, these markets have an inventory totaling over 273.7 million square feet and an overall vacancy rate of 15.2%. The region's growth is generated by demand from financial services, telecommunications, publishing and professional services industries, pharmaceutical companies and firms relocated or expanding from New York City.

The property is located in the Route 1 Corridor submarket, which is reported to have a vacancy rate of 13.3% on 10.4 million square feet as of November 2003. Asking rents in the Route 1 Corridor submarket were reported to be $28.54, $21.57 and $14.11 per square foot for Class A, Class B and Class C office space, respectively.

The appraiser further reported that the overall Princeton office market contained a total of 16.98 million square feet and had an overall vacancy as of November 2003 of 18.16%. Year-end 2002 rental rates for Class A, Class B, and Class C space were reported to be $26.38, $21.66 and $19.82, respectively.

The Route 1 Corridor submarket contains Princeton University and its research facility along Route 1, which has become a hub for research and development firms.

THE PROPERTY MANAGEMENT. National Business Parks, Inc., an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not allowed

GROUND LEASE. The loan is secured by leasehold interests in the properties. The fee interest is owned by the Trustees of Princeton University. The ground leases have been prepaid for the remaining 28 years. All of the ground leases are subject to two ten-year extension options, which would extend the ground leases to 2057.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $55,230,000
                                                            DSCR:    1.30x
                                PRINCETON OFFICE            LTV:     71.4%
--------------------------------------------------------------------------------
















                               [GRAPHIC OMITTED]
















This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,180,571
                                                            DSCR:    1.31x
                       CHINO HILLS CROSSROADS MARKETPLACE   LTV:     74.6%
--------------------------------------------------------------------------------










        [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]









        [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]










This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,180,571
                                                            DSCR:    1.31x
                       CHINO HILLS CROSSROADS MARKETPLACE   LTV:     74.6%
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  GECC
  LOAN PURPOSE:                 Refinance
  ORIGINAL PRINCIPAL BALANCE:   $39,400,000
  CUT-OFF PRINCIPAL BALANCE:    $39,180,571
  % BY INITIAL UPB:             2.8%
  INTEREST RATE:                5.710%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           November 1, 2003
  MATURITY DATE:                October 1, 2010
  AMORTIZATION:                 360 Months
  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is
                                permitted. On and after August 1, 2010,
                                prepayment can be made without
                                penalty.
  SPONSORS:                     Rodney F. Emery
  LOCKBOX:                      None
  INITIAL RESERVES:             Holdback LOC:             $2,571,400(1)
                                Tenant Lease Escrow:      $1,018,034
                                Tax:                      $352,917
                                Insurance:                $12,297
  MONTHLY RESERVES:             Tax:                      $32,010
                                Insurance:                $3,384
                                TI/LC(2):                 $7,970
                                Capital Improvements &
                                Replacement:              $3,320
--------------------------------------------------------------------------------
1. Held as additional security for the loan until a 1.20x DSCR based on a 7.79% minimum constant (or 1.34x DSCR based on the actual constant) has been satisfied. If the borrower does not satisfy the test by December 31, 2004, the LOC is required to be maintained as additional security for the loan. Partial releases of the LOC are permitted. If the borrower does not satisfy such tests, the servicer may draw on the LOC and apply such funds to the repayment of the debt in such amounts as to achieve the DSCR threshold.

2. Capped at $382,560.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE / SQ.FT.:        $150.14
  BALLOON BALANCE / SQ.FT.:             $135.69
  LTV:                                  74.6%
  BALLOON LTV:                          67.4%
  DSCR:                                 1.31x(3)
--------------------------------------------------------------------------------
3. LOC not released unless 1.34x DSCR achieved.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Retail
  COLLATERAL:                     Fee simple interest in an
                                  anchored community shopping
                                  center.
  LOCATION:                       Chino Hills, CA
  YEAR BUILT:                     2000
  TOTAL AREA:                     260,957 sq.ft.
  PROPERTY MANAGEMENT:            Steadfast Commercial
                                  Management Company, an
                                  affiliate of the borrowers
  OCCUPANCY (AS OF 12/11/03):     97.9%
  UNDERWRITTEN NET CASH FLOW:     $3,590,486
  APPRAISED VALUE:                $52,500,000
  APPRAISAL DATE:                 June 9, 2003
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
       TENANTS         NRSF    % NRSF     RENT PSF      LEASE EXPIRATION    RATING (S/M/F) (4)    2003 SALES PSF
----------------------------------------------------------------------------------------------------------------
SPORT CHALET          42,000   16.1%       $12.96          01/31/2016          NR / NR / NR           $145
----------------------------------------------------------------------------------------------------------------
BEST BUY              31,080   11.9%       $15.00          08/21/2013       BBB- / Baa3 / BBB           --
----------------------------------------------------------------------------------------------------------------
STEIN MART            31,000   11.9%        $8.52          08/31/2016          NR / NR / NR          $135(5)
----------------------------------------------------------------------------------------------------------------
BED BATH AND BEYOND   30,049   11.5%        $9.00          01/31/2011         BBB / NR / NR             --
----------------------------------------------------------------------------------------------------------------

4. Credit Ratings are of the parent company whether or not the parent company guarantees the lease. The property is shadow anchored by a Costco Wholesale Store and a Lowe's Home Improvement Warehouse.

5. Trailing 12 months as of August 2003.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,180,571
                                                            DSCR:    1.31x
                       CHINO HILLS CROSSROADS MARKETPLACE   LTV:     74.6%
--------------------------------------------------------------------------------

THE CHINO HILLS CROSSROADS MARKETPLACE LOAN

THE LOAN. The Chino Hills Crossroads Marketplace Loan is secured by a first mortgage on Chino Hills Crossroads Marketplace, a 260,957 sq. ft. anchored retail center, built in phases from 2000 to 2003, and located in Chino Hills, CA in San Bernardino County.

THE BORROWER. The sponsor of the borrower is Rodney F. Emery, who has a 83% economic interest in the property. Mr. Emery owns interest in over 6,000 multifamily units and over 900,000 sq. ft. of commercial properties. Borrower consists of four Tenants in Common each of which are SPEs, that are structured with an independent director.

THE PROPERTY. The shopping center is located at the intersection of Peyton Drive and the Chino Valley Expressway, and has freeway exposure.

SIGNIFICANT TENANTS. The property is 97.9% occupied by six anchor tenants and 24 in-line tenants with no tenant representing more than 15% of income. The center is shadow-anchored by a Costco and a Lowe's Home Improvement Warehouse which are not part of the subject collateral. The anchor tenants are Sport Chalet, Stein Mart, Best Buy, and Bed Bath and Beyond. In 2003 Sport Chalet reported $145 psf in sales. Stein Mart and Save-on drugstore, another tenant of the property, reported trailing 12 months sales, as of August 2003, as $135 and $278, respectively. Best Buy and Bed Bath and Beyond are not required to report sales. The four largest tenants are:

Sport Chalet (Nasdaq: SPCH) occupies 42,000 sq. ft. (16.1% of total space) under a lease with a rent of $12.96 psf expiring January 31, 2016. Founded in 1959, Sport Chalet is a leading operator of full service specialty sporting goods superstores in California and Southern Nevada. The Company offers over 35 services for sports enthusiasts, including bike assembly and tune ups, equipment rental, tennis racquet stringing and SCUBA training and certification throughout its 31 locations. Through the company's third quarter, which ended December 31, 2003, sales were $195 million versus $180 million for the same period in the previous year.

Best Buy (NYSE: BBY; Rated BBB-/Baa3/BBB by S/M/F) occupies 31,080 sq. ft. (11.9% of total space) under a lease with a rent of $15.00 psf that commenced on August 2003 and expires August 21, 2013. Best Buy is a specialty retailer of technology and entertainment products and services. Founded in 1966, Best Buy operates 550 stores in 48 states and online at BestBuy.com. Through the company's third quarter, which ended November 29, 2003, sales were $16 billion versus $14 billion over the same period the previous year.

Stein Mart (Nasdaq: SMRT) occupies 31,000 sq. ft. (11.9% of total space) under a lease with a rent of $8.52 psf expiring August 31, 2016. Stein Mart's 265 stores offer fashion merchandise featuring moderate to designer brand-name apparel for women, men and children. Through the company's fiscal year, which ended January 31, 2004, sales were $1.36 billion versus $1.4 billion over the same period the previous year.

Bed Bath and Beyond (Nasdaq: BBBY; Rated BBB by S&P) occupies 30,049 sq. ft. (11.5% of total space) under a lease with a rent of $9.00 psf expiring January 31, 2011. Founded in 1971, Bed Bath and Beyond is a nationwide chain of over 570 superstores selling predominantly better quality domestic merchandise and home furnishings. Through the company's third quarter, which ended November 29, 2003, sales were $3.18 billion versus $2.61 billion over the same period the previous year.

THE MARKET. According to the appraisal, within a 3-mile radius of the Center the population was estimated at 140,591 and reported household income was $73,638 in 2002.

The appraiser reported occupancy rates for the majority of comparable properties as 97% to 100%. Vacancy for the Rancho Cucamango/Chino Hills community shopping center market is approximately 4.6% with an inventory of 4,552,000 sq. ft. as of 2003.

The appraiser reported average rent comparables in the Chino Hills sub-market as approximately $30 psf for in-line space and $14.04 psf for anchor space. For Chino Hills Crossroads Marketplace the average in-line and anchor rents are $23.75 and $12.30, respectively.

PROPERTY MANAGEMENT. The property is managed by Steadfast Commercial Management Company, an affiliate of the borrower. Its principals have leased and managed a combined total of more than 10 million sq. ft. of commercial retail space.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,180,571
                                                            DSCR:    1.31x
                       CHINO HILLS CROSSROADS MARKETPLACE   LTV:     74.6%
--------------------------------------------------------------------------------

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.











This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $39,180,571
                                                            DSCR:    1.31x
                       CHINO HILLS CROSSROADS MARKETPLACE   LTV:     74.6%
--------------------------------------------------------------------------------

















                                [GRAPHIC OMITTED]

















This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $31,597,782
                                                            DSCR:    1.37x
                           RIVERPARK SHOPPING CENTER        LTV:     79.6%
--------------------------------------------------------------------------------






                               [GRAPHIC OMITTED]






                               [GRAPHIC OMITTED]




This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $31,597,782
                                                            DSCR:    1.37x
                           RIVERPARK SHOPPING CENTER        LTV:     79.6%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  GECC
  LOAN PURPOSE:                 Refinance
  ORIGINAL PRINCIPAL BALANCE:   $31,760,000
  CUT-OFF PRINCIPAL BALANCE:    $31,597,782
  % BY INITIAL UPB:             2.3%
  INTEREST RATE:                5.60%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           December 1, 2003
  MATURITY DATE:                November 1, 2013
  AMORTIZATION:                 360 Months
  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is permitted. On
                                and after September 1, 2013, prepayment can be
                                made without penalty.
  SPONSORS:                     Michael Ainbinder and Barton Duckworth
  BORROWER:                     Riverpark Shopping Center LP
  ADDITIONAL FINANCING:         Future mezzanine debt permitted up to
                                80% of appraised value and DSCR is not
                                less than 1.20x.
  INITIAL RESERVES:             Tenant Holdback:       $1,135,143(1)
                                Tax:                   $165,870
  MONTHLY RESERVES:             Tax:                   $15,079
                                Replacement:           $1,370
--------------------------------------------------------------------------------
1. Held in connection with costs related to tenants which have not yet taken occupancy. Funds shall be disbursed in an amount equal to the allocated rent for a particular new tenant and upon lenders receipt of satisfactory evidence that such new tenant is open for business and has timely paid full rent for two consecutive months.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE / SQ.FT.         $170.30
  BALLOON BALANCE / SQ.FT.:             $143.44
  LTV:                                  79.6%
  BALLOON LTV:                          67.0%
  DSCR:                                 1.37x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Retail
  COLLATERAL:                     Fee simple interest in a grocery
                                  anchored community shopping
                                  center.
  LOCATION:                       Sugar Land (Houston MSA), TX
  YEAR BUILT:                     2003
  TOTAL AREA:                     185,545 sq.ft.
  PROPERTY MANAGEMENT:            The Ainbinder Company, an
                                  affiliate of the borrower.
  OCCUPANCY (AS OF 1/27/04):      98.9%
  UNDERWRITTEN NET CASH FLOW:     $2,990,651
  APPRAISED VALUE:                $39,700,000
  APPRAISAL DATE:                 January 22, 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                           LEASE          LEASE        RATING
         TENANTS          NRSF   % NRSF     RENT PSF    COMMENCEMENT   EXPIRATION     (S/M/F)(2)
--------------------------------------------------------------------------------------------------
HEB GROCERY STORE
  AND FUEL CENTER        80,460   43.4%     $ 13.85      03/28/2003    03/31/2023    A / NR / NR
--------------------------------------------------------------------------------------------------
WALGREENS                14,490    7.8%     $ 20.88      06/01/2002    05/31/2022   A+ / Aa3 / NR
--------------------------------------------------------------------------------------------------
MATTRESS FIRM             7,499    4.0%     $ 24.00      04/01/2004    03/31/2009    NR / NR / NR
--------------------------------------------------------------------------------------------------

2. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $31,597,782
                                                            DSCR:    1.37x
                           RIVERPARK SHOPPING CENTER        LTV:     79.6%
--------------------------------------------------------------------------------

THE RIVERPARK SHOPPING CENTER LOAN

THE LOAN. The Riverpark Shopping Loan is secured by a first mortgage on Riverpark Shopping Center, a 185,545 sq. ft. grocery and drugstore anchored community shopping center, constructed in 2003 and located in Sugar Land, TX, in the Houston MSA.

THE BORROWER. The borrower is a single purpose, bankruptcy remote entity whose general partners have an independent director. Michael Ainbinder and Barton Duckworth, sponsors of the borrower, have been involved in the development of over 2 million sq. ft. of shopping centers which have included such retailers as HEB, Walgreens, Albertson's, Kroger, Barnes & Noble, Lowe's, and Walmart.

Mr. Ainbinder and Mr. Duckworth are repeat borrowers for GECC.

THE PROPERTY. The Riverpark Shopping Center is located in Sugar Land, TX, in the Houston MSA at the intersection of US Highway 59 South feeder road and the Grand Parkway, both of which are major traffic arteries, with additional frontage along East Riverpark Drive.

SIGNIFICANT TENANTS. The property is 98.9% occupied by 32 tenants. The two anchor tenants, HEB Grocery and Walgreens, are approximately 51% of the GLA and 42% of the property's rental income with no other tenant representing more than 5% of the property's income. Over 84% of the center's property has remaining lease terms of nine years or more.

HEB Grocery Store and Fuel Center (Rated A by S&P) occupies 80,460 sq. ft. (43.4% of total space) under a lease that commenced on March 28, 2003, with a rent of $13.85 psf, and expiring on March 31, 2023. Established in 1905, H.E. Butt Grocery Company ("HEB") is a privately held grocery retailer and food distributor with more than 300 stores in Texas and internationally in Mexico.

Walgreens (NYSE: WAG; Rated A+/Aa3 by S/M) occupies 14,490 sq. ft. (7.8% of total space) with a ground lease that commenced on June 1, 2002, with a rent of $20.88 psf, and expiring May 31, 2022. Walgreens is a national drugstore chain and as of August 31, 2003 had 4,224 drugstores in 44 states and Puerto Rico. The drugstores are engaged in the retail sale of prescription and nonprescription drugs, and carry additional product lines such as general merchandise, cosmetics, toiletries, household items, food and beverage. Through the company's first quarter, which ended November 30, 2003, sales were $8.7 billion versus $7.5 billion over the same period the previous year.

THE MARKET. Riverpark Shopping Center is located in Sugar Land, TX, in the Houston MSA. As of August 2003 average household income within a 3-mile radius of the center was $133,625. In the last census Sugar Land, with a population of 65,585, ranked number one in growth in the Houston metropolitan area and also number one among the state's 45 largest cities. Money Magazine has ranked Sugar Land number 18 on their list for best places to live in the western United States. According to the appraisal, the city's good transportation network is one of the reasons for its developmental success.

Houston, which is approximately 20 miles from Sugar Land, is the nation's fourth largest city and contains the nation's largest foreign trade zone at the Port of Houston.

The appraiser reported occupancy rates for comparable properties to Riverpark Shopping Center as 99% to 100%. Mid year 2003 vacancy for Houston was 12.34%, with rental rates at $19.15 psf, and for the southwest Houston MSA sub-market, vacancy was 10.23% with rental rates at $17.41 psf.

Rent comparables for in-line space ranged from $20.00 to $24.00 per sq. ft. with actual terms for spaces in Riverpark ranging from $15.00 to $26.00 psf. Rent comparable data for anchors ranged from $10.13 to $14.91 psf, with actual terms for these space in Riverpark being $13.85 psf for HEB, and $20.88 for Walgreens.

PROPERTY MANAGEMENT. The property is managed by The Ainbinder Company, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt secured by partnership interest permitted up to 80% of appraised value, provided that aggregate DSCR is not less than 1.20x and subject to reasonable approval by lender of the mezzanine lender and the mezzanine loan documents.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $31,597,782
                                                            DSCR:    1.37x
                           RIVERPARK SHOPPING CENTER        LTV:     79.6%
--------------------------------------------------------------------------------














                               [GRAPHIC OMITTED]














This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $31,572,410
                                                            DSCR:    1.29x
                                STONEBRIAR PLAZA            LTV:     79.9%
--------------------------------------------------------------------------------






                                [GRAPHIC OMITTED]




                                [GRAPHIC OMITTED]






This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $31,572,410
                                                            DSCR:    1.29x
                                STONEBRIAR PLAZA            LTV:     79.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  GECC
  LOAN PURPOSE:                 Refinance
  ORIGINAL PRINCIPAL BALANCE:   $31,600,000
  CUT-OFF PRINCIPAL BALANCE:    $31,572,410
  % BY INITIAL UPB:             2.3%
  INTEREST RATE:                5.800%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           April 1, 2004
  MATURITY DATE:                March 1, 2014
  AMORTIZATION:                 360 Months
  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is
                                permitted. On and after January 1, 2014,
                                prepayment can be made without
                                penalty.
  SPONSORS:                     Steve Shafer and Scott Shafer
  BORROWER:                     Shafer Plaza XXII, Ltd
  ADDITIONAL FINANCING:         Yes (1)
  LOCKBOX:                      None.
  INITIAL RESERVES:             Tax:                           $187,500
                                Insurance:                     $24,421
                                Up Front Tenant Reserve(2):    $408,724
  MONTHLY RESERVES:             Tax:                           $62,500
                                Insurance:                     $6,105
                                TI/LC:                         $11,540
                                Capital Improvements &
                                Replacement:                   $2,280
--------------------------------------------------------------------------------

--------
1. At closing the borrower incurred additional financing of $1,975,000 (5% of the appraised property value) in the form of a subordinated B-note.

2. Allocated to three new leases and TI escrow. Funds will be disbursed accordingly when each tenant accepts possession of its leased space, one month rent is received and all tenants improvements and leasing costs associated with each tenant's lease has been paid in full.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE / SQ.FT.         $173.33
  BALLOON BALANCE / SQ.FT.:             $146.26
  LTV:                                  79.9%
  BALLOON LTV:                          67.4%
  DSCR:                                 1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:         Single Asset
  PROPERTY TYPE:                    Retail
  COLLATERAL:                       Fee simple interest in an
                                    anchored community shopping
                                    center.
  LOCATION:                         Frisco (Dallas/Ft. Worth MSA),
                                    TX
  YEAR BUILT:                       2002
  TOTAL AREA:                       182,147 sq. ft.
  PROPERTY MANAGEMENT:              Shafer Property Management
                                    Company, an affiliate of the
                                    borrower
  OCCUPANCY (AS OF 12/12/2003):     96.7%
  UNDERWRITTEN NET CASH FLOW:       $2,879,971
  APPRAISED VALUE:                  $39,500,000
  APPRAISAL DATE:                   January 1, 2004
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                            %            RENT           LEASE            LEASE
           TENANTS               NRSF      NRSF          PSF         COMMENCEMENT     EXPIRATION     RATING (S/M/F)(3)
----------------------------------------------------------------------------------------------------------------------
TOYS R US                       50,000     27.5%         $5.00        09/07/2003      01/31/2014      BB / Ba2 / BB+
----------------------------------------------------------------------------------------------------------------------
ULTIMATE ELECTRONICS            31,895     17.5%        $15.13        10/30/2002      02/28/2018       NR / NR / NR
----------------------------------------------------------------------------------------------------------------------
GOLFSMITH INTERNATIONAL, LP     12,500      6.9%        $23.70        03/01/2004      02/28/2014       NR / NR / NR
----------------------------------------------------------------------------------------------------------------------

3. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $31,572,410
                                                            DSCR:    1.29x
                                STONEBRIAR PLAZA            LTV:     79.9%
--------------------------------------------------------------------------------

THE STONEBRIAR PLAZA LOAN

THE LOAN. The Stonebriar Plaza Loan is secured by a first mortgage on Stonebriar Plaza, a 182,147 sq. ft. anchored retail center, constructed from 2002 to 2003, and located in Frisco, TX, in the Dallas/Fort Worth Metropolitan Area.

THE BORROWER. The borrower is a single purpose, bankruptcy remote entity whose general partners have an independent director. The sponsors of the borrower are Steven and Scott Shafer who have an 85% economic interest in the property and own properties throughout Texas, including retail centers in Frisco, Dallas, Houston, Sherman, Rockwall, Southlake, Plano, and Burleson.

THE PROPERTY. The Stonebriar Plaza Loan is secured by 182,147 sq. ft. anchored retail shopping center located in Frisco, TX, in the Dallas/Fort Worth Metropolitan Area. The property is located adjacent to Stonebriar Mall, a regional mall anchored by Macy's, JC Penney, Foleys, Sears, Galyans and AMC Theaters, that is a primary demand generator. Stonebriar Plaza can be accessed from the Stonebriar Mall access road or from Preston Road or Gaylord Parkway, both of which are major traffic arteries. Gaylord Parkway serves as a connector between Preston Road and the Dallas North Tollway, which is less than two miles away.

SIGNIFICANT TENANTS. The property is 96.7% occupied by three major tenants and 27 in-line tenants. The major tenants, Toys R Us, Ultimate Electronics, and Golfsmith International, are approximately 52% of the GLA and 27% of the property's rental income. Over 62% of the center's property has remaining lease terms of nine years or more.

Toys R US (NYSE: TOY; Rated BB/Ba2/BB+ by S/M/F) occupies 50,000 sq. ft. (27.5% of total space) under a ground lease with a rent of $5.00 psf expiring January 31, 2014. Toys R Us retails children's products worldwide. The company currently operates toy stores in the US and internationally, Kids R Us children's clothing stores, and Babies R US stores. Toys R Us also sells merchandise through its internet site and mail order catalogs. Through the company's third quarter, which ended November 1, 2003, sales were $6.6 billion versus $6.4 billion over the same period the previous year.

Ultimate Electronics (Nasdaq: ULTE) occupies 31,895 sq. ft. (17.5% of total space) under a lease with a rent of $15.13 psf expiring February 28, 2018. Ultimate Electronics is a leading specialty retailer of home entertainment and consumer electronics products in 14 states. The company operates 54 stores under the Ultimate Electronics name, and 11 stores in Colorado under the SoundTrack name. The company also operates Fast Trak, Inc., an independent electronics repair company based in Minnesota. Through the company's fourth quarter, which ended January 31, 2004, sales were $712 million versus $704 million over the same period the previous year.

Golfsmith International, LP occupies 12,500 sq. ft. (6.9% of total space) under a lease with a rent of $23.70 psf expiring February 28, 2014. Founded in 1967, Golfsmith today operates 42 stores throughout the United States and Canada, distributes the Golfsmith Accessories and Clubmaker catalogs, and runs an online store at www.golfsmith.com. The company is the only golf retailer to design and market custom-fit golf clubs, golf club components, club assembly tools and golf accessories under proprietary brands such as Lynx and Snake Eyes.

THE MARKET. Stonebriar Plaza is located in Frisco, TX, in the Dallas/Forth Worth Metropolitan Area. From 1990 to 2004, the Dallas/Fort Worth Metropolitan Area more than doubled its population from 2.6 million to 5.3 million. Frisco is one of the fastest growing cities in Texas, growing from 6,767 residents in 1990 to 42,828 in 2003. The city has a median age of 30. Frisco is attracting visitors from around the region due to a new baseball stadium for a double-A affiliate of the Texas Rangers and a new Major League Soccer complex that's scheduled to open in 2005.

The appraisal estimated that in 2003, within a 3-mile radius of Stonebriar Plaza, the population was 57,039, household income was $118,367 and median age was 32. Average reported occupancy rate for comparable properties was 93% and occupancy rate for the Frisco retail market was approximately 96%.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $31,572,410
                                                            DSCR:    1.29x
                                STONEBRIAR PLAZA            LTV:     79.9%
--------------------------------------------------------------------------------

Rent comparables ranged from $7 to $26 per sq. ft. with actual terms for spaces in Stonebriar Plaza, not including Toys `R' Us which has a ground lease of $5, ranging from $15 to $30 psf. The appraiser determined the market rate for general retail space to be $23 to $30 psf.

PROPERTY MANAGEMENT. The property is managed by the Shafer Property Management Company, an affiliate of the borrower.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Borrower has incurred additional financing of $1,975,000 via a subordinate B-note from CBA-Mezzanine Capital Finance, LLC.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Allowed.













This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $31,572,410
                                                            DSCR:    1.29x
                                STONEBRIAR PLAZA            LTV:     79.9%
--------------------------------------------------------------------------------














                               [GRAPHIC OMITTED]














This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $27,475,681
                                                            DSCR:    1.29x
                               CONTINENTAL CENTRE           LTV:     78.5%
--------------------------------------------------------------------------------










                                [GRAPHIC OMITTED]








                                [GRAPHIC OMITTED]









This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $27,475,681
                                                            DSCR:    1.29x
                               CONTINENTAL CENTRE           LTV:     78.5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:            GACC
  LOAN PURPOSE:           Refinance
  ORIGINAL BALANCE:       $27,500,000
  CUT-OFF BALANCE:        $27,475,681
  % BY INITIAL UPB:       2.0%
  INTEREST RATE:          5.750%
  PAYMENT DATE:           1st of each month
  FIRST PAYMENT DATE:     April 1, 2004
  MATURITY DATE:          March 1, 2014
  AMORTIZATION:           360 months
  CALL PROTECTION:        Lockout for 24 months from securitization date, then
                          defeasance is permitted. On and after December 1,
                          2013, prepayment can be made without penalty.
  SPONSOR:                Franklin Kass and John Lucks, Jr.
  BORROWER:               Continental Centre II, LLC
  ADDITIONAL FINANCING:   Mezzanine debt in the amount of
                          $100,000, which amount may be
                          increased, up to $2,250,000.
  LOCKBOX:                Hard
  INITIAL RESERVES(1):    Tax:                   $161,522
                          Insurance:             $87,320
                          TI/LC(2):              $800,000
  MONTHLY RESERVES:       Tax:                   $40,380
                          TI/LC:                 $15,379
                          Replacement:           $7,955
                          Insurance:             $8,732
--------------------------------------------------------------------------------
1. In addition, a 12-month TI/LC cash flow sweep may commence upon an event of default or twelve months prior to expiration of SBC Ameritech's lease in the event the tenant does not renew its lease with 12-months notice.

2. Letter of Credit.


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE / SQ.FT.:        $57.57
  BALLOON BALANCE / SQ.FT.:             $48.51
  LTV:                                  78.5%
  BALLOON LTV:                          66.1%
  DSCR:                                 1.29x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Single Asset
  PROPERTY TYPE:                  Office
  COLLATERAL:                     Fee simple interest in a
                                  CBD office property
  LOCATION:                       Columbus, OH
  YEAR BUILT / RENOVATED:         1973 / 2002
  TOTAL AREA:                     477,259 sq. ft.
  PROPERTY MANAGEMENT:            Continental Realty, Ltd., an
                                  affiliate of the Borrower
  OCCUPANCY (AS OF 01/01/04):     97.9%
  UNDERWRITTEN NET CASH FLOW:     $2,484,139
   APPRAISED VALUE:                $35,000,000
  APPRAISAL DATE:                 December 12, 2003
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      MAJOR OFFICE TENANTS
                                                                                  WEIGHTED AVG          LEASE          RATINGS
                   TENANT                      NRSF     % NRSF     % GPR           RENT PSF          EXPIRATION       (S/M/F)(3)
-----------------------------------------------------------------------------------------------------------------------------------
 SBC AMERITECH                               259,086     54.3%     47.6%           $9.41 (net)      12/31/2010(4)    A+/ A1 / A+(5)
-----------------------------------------------------------------------------------------------------------------------------------
 STATE OF OHIO -- OHIO ATTORNEY GENERAL      138,792     29.1%     37.3%         $14.00 (gross)      6/30/2005(6)   AA+ / Aa1 / NR
-----------------------------------------------------------------------------------------------------------------------------------
 STATE OF OHIO -- DEPT. OF HUMAN SERVICES     19,348     4.1%      5.8%          $15.50 (gross)      6/30/2005(7)   AA+ / Aa1 / NR
-----------------------------------------------------------------------------------------------------------------------------------
 GLIMCHER PROPERTIES LP                       43,596     9.1%      8.0%      $9.54 (modified gross)   1/31/2008     BB / Ba3 / NR(8)
-----------------------------------------------------------------------------------------------------------------------------------

--------
3. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.

4. Expiration date of majority of SBC leased space (239,363 sq. ft. or 92.4% of overall leased space). Lease contains three 5-year renewal options.

5. Ratings of parent company, SBC Communications, Inc.

6. Lease has four 2-year renewal options. State of Ohio leases are by statute limited to a maximum 2-year term.

7. Department of Human Services has been a tenant in the property since 1996 and has renewed its standard 2-year lease on four occasions.

8. Ratings of parent company, Glimcher Realty Trust.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $27,475,681
                                                            DSCR:    1.29x
                               CONTINENTAL CENTRE           LTV:     78.5%
--------------------------------------------------------------------------------

CONTINENTAL CENTRE LOAN

THE LOAN. The Continental Centre loan is secured by a first mortgage on the fee simple interest in Continental Centre, a 26-story, multi-tenant office building located in the central business district of Columbus, Ohio. The subject property was acquired by the Borrower in October 2002, and including closing costs and capital invested by the sponsor, the total cost basis in the property is approximately $33.11 million, which implies approximately $5.61 million of cash equity still left in the property.

THE BORROWER. The Borrower, Continental Centre II, LLC, is a single-purpose, bankruptcy-remote entity for which a non-consolidation option was obtained. The loan sponsors are John Lucks, Jr. and Franklin Kass, two experienced Columbus-based real estate professionals who are 50%/50% co-owners of Continental Real Estate Companies. Continental Real Estate Companies, a Borrower affiliate, is providing property management services for Continental Centre. The company was established over 45 years ago and is a full-service Columbus-based real estate company. The company is involved in the development, acquisition, management, leasing and sale of office buildings, shopping centers, Class `A' multifamily rental complexes, for-sale single-family condo-communities and industrial build-to-suits. Development projects completed by the company total over 4 million sq. ft. of office and retail space and 3,000 residential units. Mr. Lucks reports net worth of $53.0 million and liquidity of $11.7 million, and Mr. Kass reports net worth of $52.9 million and liquidity of $9.2 million (both as of December 31, 2002).

THE PROPERTY. The collateral for the loan consists of the fee simple interest in an office property located in the central business district of Columbus, Ohio. The building was constructed in 1973 and served as the headquarters for Ohio Bell Telephone Company (rated A+ and Aa3 by S&P and Moody's, respectively, and now owned by SBC Ameritech). The building contains 477,259 sq. ft. of net rentable area, including lobby-floor retail and lower-level storage space. Continental Centre is situated on a prominent 0.83-acre corner parcel, two blocks north of the state capitol and Columbus' Statehouse Square. The site encompasses the entire city block bordered by Gay and Fourth Streets, which are both major downtown traffic arteries providing links to Interstates 670, 71 and 70 and OH-315. These highways form a CBD beltway providing access to other metro Columbus destination points.

Since acquisition, the Borrower has invested $2.3 million in additional capital improvements and TI/LCs, successfully increasing the subject's occupancy rate from approximately 59% to 98%. The renovation included a spacious new lobby, new elevators, an underground 17-car executive parking garage and column-free 20,000 sq. ft. floors. The strategic location has attracted high-profile credit tenants in the past such as Bank One, SBC Ameritech and Nationwide. There is additional parking available at multiple public garages in the subject's immediate vicinity.

SIGNIFICANT TENANTS. Continental Centre is currently 97.9% occupied by three office tenants (which account for over 96% of both NRA and GPR) and three retail tenants which occupy the lobby floor.

SBC Ameritech, occupies 259,086 sq. ft. (54.3% of NRA, 47.6% of GPR). SBC Ameritech has been in occupancy since 1973, with its primary lease (239,363 sq. ft.) at a current weighted average rent of $9.41psf on a net lease basis expiring in December 2010 with three 5-year renewal options. The loan has been structured with a 12-month TI/LC cash flow sweep, which will commence upon an event of default or twelve months prior to the expiration of SBC Ameritech's lease in the event the tenant does not renew its lease with 12-months notice.

SBC Ameritech's parent company, SBC Communications Inc. (NYSE: SBC; rated A+/A1/A+ by S/M/F), is a major US telecommunications company (reportedly second only to Verizon) providing a broad range of voice/data transmission services (local and long distance phone, internet/DSL and wireless), with over 57 million active-line accounts in 13 states, including Ohio, California, Texas and Illinois. The company also owns a 60% stake in the cellular company Cingular Wireless (over 24 million subscribers). For the year ending December 31, 2003, SBC Communications generated revenues of $40.8 billion and net income of $8.5 billion. In addition to the subject, SBC Ameritech occupies an adjacent 500,000 sq. ft. office building, which contains a switching station, with a bridge and tunnel providing direct access between the two properties.

Two State of Ohio agencies under separate leases occupy 158,140 sq. ft. (33.1% of NRA, 43.2% of GPR, rated AA+ and Aa1 by S&P and Moody's, respectively). The state's Office of the Attorney General occupies 138,792 sq. ft. at a weighted average

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $27,475,681
                                                            DSCR:    1.29x
                               CONTINENTAL CENTRE           LTV:     78.5%
--------------------------------------------------------------------------------

rent of $13.78 psf on a gross lease basis expiring in June 2005 with four 2-year renewal options and the Department of Human Services occupies 19,348 sq. ft. at a rent of $15.50 psf on a gross lease basis expiring in June 2005. (State of Ohio leases are by statute limited to a maximum 2-year term with the right to terminate on 30-60 days notice). The Attorney General only recently took occupancy in the subject in September 2003, reportedly consolidating 540 employees from five downtown locations and a computer center located outside the Columbus CBD. The Department of Human Services has been a tenant in the property since 1996, renewing its lease four times to date. The subject property is located in close proximity to the State Capitol and the James A. Rhodes State Office Tower where the Attorney General occupies additional office facilities.

The third largest tenant, Glimcher Properties LP, (NYSE: GRT; rated BB and Ba3 by S&P and Moody's, respectively) occupies 43,596 sq. ft. (9.1% of NRA, 8.0% of
GPR) under a lease at a weighted average rent of $9.54 psf on a modified gross basis expiring in January 2008 with four 2-year renewal options. The premises serve as the company's corporate headquarters. Glimcher Realty Trust is a major US retail REIT with ownership in 68 malls and shopping centers totaling 26.9 million sq. ft. in 22 states. For the 12 months ending December 31, 2003, the company generated revenues of $316.9 million (up 18% over 2002) with funds from operations of $81.4 million (up 4.7% over 2002).

The first floor lobby also contains a newsstand/convenience store (A&B Stores), a restaurant (Freznos Downtown) and a bank ATM machine (Star Bank).

THE MARKET. The property is located in the heart of the Columbus CBD, encompassing an entire city block in the part of the city known as "Statehouse Square," as it is located just east of the Ohio State Capital Building with five major commuter roads leading to the city. Columbus' beltway, I-670, has recently undergone construction to improve access to the Columbus International Airport on the east side of town.

As part of a city-commissioned development plan, downtown Columbus is currently undergoing several major transformations including (i) accelerated development of multifamily properties, (ii) implementation of a comprehensive urban master plan for the redesign and upgrade of several major downtown streets near the state capitol (including Gay Street on which the subject is located), (iii) expansion of a downtown riverfront park, and (iv) development of the new Nationwide Arena for the NHL Columbus Blue Jackets hockey team and a new soccer stadium. In recent years, the Columbus MSA has enjoyed above average demographic growth compared to the overall average for the State of Ohio, with a 2003 Columbus MSA population of over 1.5 million, an increase of 18.7% over 1990, and 2002 average household income of $49,726. Greater Columbus enjoys a stable economy based on a diverse mix of government, service, distribution, retail, and manufacturing industries. The local economy is home to fourteen Fortune 1000 companies including Limited Brands, Wendy's International, Borden Chemicals, Nationwide Financial Services and American Electric Power.

According to the appraiser, the subject is located in the Downtown Columbus CBD Office submarket which includes 15.7 million sq. ft. of office space in stabilized office buildings with an average vacancy of 10.8%. The subject occupancy is above the submarket average, as it is currently 97.9% leased with average historical occupancy at the subject remaining stable at over 90% during the last four years. According to the appraiser, there is currently no new office construction in development or in planning.

According to the appraiser, as of year end 2003, rental rates for Class `B' buildings averaged $15.74 psf on a gross basis, compared to rental rates at the subject property, which ranged from $7.03 psf - $15.50 psf. The appraisal determined a market rental rate for the subject's office space of $15.50 psf on a gross basis.

PROPERTY MANAGEMENT. Continental Realty, Ltd., a Borrower affiliate, is providing property management services for Continental Centre. The company was established over 45 years ago and is 100% co-owned by the Borrower sponsors, John Lucks, Jr. and Franklin Kass. Continental Real Estate is a full-service Columbus-based company involved in the development, acquisition, management, leasing and sale of office buildings, shopping centers, Class `A' multifamily rental complexes, for-sale single-family condo-communities and industrial build-to-suits.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. Certain members of the Borrower pledged their ownership interests in the Borrower to secure mezzanine debt, in the form of revolving debt from Cincinnati OH Financial, LLC. The outstanding

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $27,475,681
                                                            DSCR:    1.29x
                               CONTINENTAL CENTRE           LTV:     78.5%
--------------------------------------------------------------------------------

balance of the mezzanine debt is currently $100,000, which amount may be increased, up to $2,250,000, subject to the satisfaction of certain conditions, including, among other things, an aggregate LTV ratio not to exceed 85% (based on a then-current appraisal), an aggregate DSCR of at least 1.15x, rating agency confirmation and an acceptable intercreditor agreement.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit certain members of the Borrower to pledge their ownership interests in the Borrower to secure mezzanine debt, subject to the satisfaction of certain conditions, including, among other things, an aggregate LTV ratio not to exceed 85% (based on a then-current appraisal), an aggregate DSCR of at least 1.15x, rating agency confirmation and an acceptable intercreditor agreement.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET          BALANCE: $27,475,681
                                                            DSCR:    1.29x
                               CONTINENTAL CENTRE           LTV:     78.5%
--------------------------------------------------------------------------------










                               [GRAPHIC OMITTED]











This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,010,000
                                                            DSCR:    1.51x
                             EXTRA SPACE NEW JERSEY         LTV:     73.7%
--------------------------------------------------------------------------------





        [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]







        [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]






This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,010,000
                                                            DSCR:    1.51x
                             EXTRA SPACE NEW JERSEY         LTV:     73.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  GECC
  LOAN PURPOSE:                 Refinance
  ORIGINAL PRINCIPAL BALANCE:   $27,010,000
  CUT-OFF PRINCIPAL BALANCE:    $27,010,000
  % BY INITIAL UPB:             2.0%
  INTEREST RATE:                4.700%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           May 1, 2004
  MATURITY DATE:                April 1, 2009
  AMORTIZATION:                 300 Months
  CALL PROTECTION:              Lockout for 24 months from securitization
                                closing date, then defeasance is permitted. On
                                and after February 1, 2009 prepayment can be
                                made without penalty.
  SPONSOR:                      Kenneth M. Woolley
  BORROWER:                     Extra Space of New Jersey, L.L.C.
  LOCKBOX:                      None
  INITIAL RESERVES:             Tax:                    $179,631
                                Insurance:              $29,810
                                Engineering:            $24,894
  MONTHLY RESERVES:             Tax:                    $44,908
                                Insurance:              $7,453
                                Replacement:            $5,222
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  CUT-OFF DATE BALANCE:         $6,057 / unit     $66.55 / sf
  BALLOON BALANCE:              $5,362 / unit     $58.91 / sf
  LTV:                                                  73.7%
  BALLOON LTV:                                          65.2%
  DSCR:                                                 1.51x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:       Portfolio
  PROPERTY TYPE:                  Self Storage
  COLLATERAL:                     Fee simple interest in five
                                  self-storage facilities in NJ. No
                                  partial releases permitted
  LOCATION:                       Various, NJ
  YEAR BUILT / RENOVATED:         1978 -- 1986/2003
  NET RENTABLE SQUARE FEET:       405,830
  UNITS:                          4,459
  PROPERTY MANAGEMENT:            Extra Space Management, LLC
  OCCUPANCY (AS OF JANUARY
    2004):                        90.3%
  UNDERWRITTEN NET CASH FLOW:     $2,780,809
  APPRAISED VALUE:                $36,670,000
  APPRAISAL DATE:                 January 2004
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                             NET RENTABLE                AVG RENT /      ALLOCATED
     LOCATION    UNITS       SQUARE FEET     OCCUPANCY  SQ FT. / MO     LOAN AMOUNT
-----------------------------------------------------------------------------------
  EGG HARBOR     1,102         91,400           95%       $ 0.99        $ 6,363,959
-----------------------------------------------------------------------------------
  EDISON         1,003         92,002           93%       $ 1.15        $ 6,990,044
-----------------------------------------------------------------------------------
  WOODBRIDGE       868         74,928           92%       $ 1.00        $ 4,161,617
-----------------------------------------------------------------------------------
  OLD BRIDGE       815         80,900           94%       $ 1.16        $ 6,142,989
-----------------------------------------------------------------------------------
  HOWELL           671         66,600           74%       $ 0.89        $ 3,351,391
-----------------------------------------------------------------------------------
  TOTAL          4,459        405,830           90%       $ 1.04        $27,010,000
-----------------------------------------------------------------------------------


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,010,000
                                                            DSCR:    1.51x
                             EXTRA SPACE NEW JERSEY         LTV:     73.7%
--------------------------------------------------------------------------------

THE EXTRA SPACE NEW JERSEY LOAN

THE LOAN. The Extra Space New Jersey Loan is secured by a first mortgage on five Extra Space Storage properties, containing a total of 4,459 self-storage units, located in Egg Harbor Township, Edison, Woodbridge, Old Bridge, and Howell, NJ. The properties were constructed between 1978 and 1986 and were all renovated between 2002 and 2003. The loan has the same sponsorship as the Extra Space Portfolio #1 loan, also in this securitization.

THE BORROWER. The borrower is a single purpose, bankruptcy remote entity. Kenneth M. Woolley, the sponsor of the borrower, is founder and CEO of Extra Space Storage.

Founded in 1979, Extra Space Storage, a joint venture with Prudential Investments, currently owns and manages 100 self-storage properties nationwide and has over 30 self-storage properties under development.

Extra Space Storage is a repeat borrower of GECC.

PROPERTIES. Extra Space New Jersey consists of five self--storage properties in
NJ: Egg Harbor Township, Edison, Woodbridge, Old Bridge, and Howell. No partial releases are permitted. The properties are generally located in in-fill locations with barriers of entry. According to the sponsor, the tenant mix is 75% to 80% residential users.

Extra Space Egg Harbor. Extra Space Egg Harbor is located in Egg Harbor Township, NJ, approximately eight miles west of Atlantic City. The property's proximity to Atlantic City and developing single-family communities positively impacts storage demand. Extra Space Egg Harbor has 91,400 net rentable square feet in 13 single-story buildings, containing 1,102 units, and is 95.2% occupied. The property also has 28 outdoor vehicle storage spaces. The sponsor reports that since 2002, $188,850 has been spent on upgrades and improvements at this property.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 41,533 and reported average household income was $55,337. Monthly rent comparables for a 100 sq. ft. self-storage unit ranged from $89 to $153 with that of Extra Space Edison at $95. Vacancy ranged from 5% to 11% with that of Extra Space Edison at 5%.

Extra Space Edison. Extra Space Edison is located in Edison, NJ, a densely populated region in northeast NJ. The property has 92,002 net rentable square feet in 10 buildings, containing 1003 units, and is 93.2% occupied. Two of the buildings contain climate-controlled units. The sponsor reports that since 2002 over $124,492 has been spent on upgrades and improvements.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 121,915 and reported average household income was $92,379. Monthly rent comparables for a 100 sq. ft. self-storage unit ranged from $117 to $144 with that of Extra Space Edison at $124. Vacancy ranged from 8% to 38% with that of Extra Space Edison at 7%.

Extra Space Woodbridge. Extra Space Woodbridge is located in Woodbridge, NJ, a densely populated region in northeast NJ. The property has 74,928 net rentable sq. ft. in six buildings, containing 868 units, and is 91.6% occupied. The sponsor reports that since 2002, $149,557 has been spent on upgrades and improvements.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 138,385 and reported average household income was $72,159. Monthly rent comparables for a 100 sq. ft. self-storage unit ranged from $120 to $131 with that of Extra Space Woodbridge at $100. Vacancy ranged from 0% to 17% with that of Extra Space Woodbridge at 8%.

Extra Space Old Bridge. Extra Space Old Bridge is located in Old Bridge, NJ, in the northeast part of the state. The property has 80,900 net rentable square feet in 13 buildings, containing 815 units, and is 93.5% occupied. The sponsor reports that since 2002, $159,751 has been spent on upgrades and improvements.

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 57,177 and reported average household income was $81,570. Monthly rent comparables for a 100 sq. ft. self-storage unit ranged from $95 to $129 with that of Extra Space Old Bridge at $124. Vacancy ranged from 10% to 43% with that of Extra Space Old Bridge at 6%.

Extra Space Howell. Extra Space Howell is located in Howell, NJ, in the southwest part of the state. The property has 66,600 net rentable sq. ft. in seven buildings, containing 671 units, and is 74.1% occupied. There are no other self-storage facilities within 3 miles of the property. The sponsor reports that since 2002, $110,139 has been spent on upgrades and improvements.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,010,000
                                                            DSCR:    1.51x
                             EXTRA SPACE NEW JERSEY         LTV:     73.7%
--------------------------------------------------------------------------------

According to the appraisal, as of 2003, within a 3-mile radius of the property, the population was 39,365 and reported average household income was $80,682. Monthly rent comparables for a 100 sq. ft. self-storage unit ranged from $84 to $129 with that of Extra Space Howell at $90. Vacancy ranged from 10% to 50% with that of Extra Space Howell at 26%.

PROPERTY MANAGEMENT. The property is managed by Extra Space Management, LLC which operates 100 facilities in high-density areas including: New York, New Jersey, Massachusetts, Florida, and California. Extra Space Management LLC is an affiliate of the borrower.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.















This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,010,000
                                                            DSCR:    1.51x
                             EXTRA SPACE NEW JERSEY         LTV:     73.7%
--------------------------------------------------------------------------------








                               [GRAPHIC OMITTED]









This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2


--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,000,000
                                                            DSCR:    2.62x
                                LAKE GROVE PLAZA            LTV:     61.4%
--------------------------------------------------------------------------------





        [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]






        [GRAPHIC OMITTED]                       [GRAPHIC OMITTED]





This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2


--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,000,000
                                                            DSCR:    2.62x
                                LAKE GROVE PLAZA            LTV:     61.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
  LOAN SELLER:                  GECC
  LOAN PURPOSE:                 Acquisition
  SHADOW RATING
    (MOODY'S, FITCH, DBRS):     Baa3 / BBB / BBB(low)
  ORIGINAL PRINCIPAL BALANCE:   $27,000,000
  CUT-OFF PRINCIPAL BALANCE:    $27,000,000
  % BY INITIAL UPB:             2.0  %
  INTEREST RATE:                4.750%
  PAYMENT DATE:                 1st of each month
  FIRST PAYMENT DATE:           May 1, 2004
  MATURITY DATE:                April 1, 2014
  AMORTIZATION:                 Interest Only
  CALL PROTECTION:              Lockout for 24 months from
                                securitization closing date, then defeasance is
                                permitted. On and after October 1, 2013,
                                prepayment can be made without
                                penalty.
  SPONSORS:                     JP Morgan US Real Estate Income and
                                Growth Fund and New Plan Excel Realty
                                Trust, Inc.
  BORROWER:                     NP/I&G Lake Grove, LLC
  ADDITIONAL FINANCING:         Future mezzanine debt secured by
                                partnership interest permitted up to the
                                lesser of 75% of appraised value on an
                                aggregate basis or 1.20x DSCR based
                                on actual NOI and the greater of a 7.75%
                                constant or the actual blended constant,
                                provided at least 20% cash equity is in
                                place
  LOCKBOX:                      Springing Hard(1)
  INITIAL RESERVES:             DSW and Petco TI/LC       $1,040,000
  MONTHLY RESERVES:             Tax(1):                   Springing
                                Insurance(1):             Springing
                                TI/LC(1):                 Springing
                                Replacement(1):           Springing
                                Shop & Stop TI/LC(2):     Springing
--------------------------------------------------------------------------------
1. Lockbox and specified reserves triggered when DSCR falls below 1.15x for two consecutive quarters.

2. If Stop & Shop does not exercise right to renew on or prior to December 31, 2011, an escrow is required to be established by the Borrower with the Lender for tenant improvements and leasing commissions for such space. $82,000 would be required to be collected monthly until $984,000 is collected. Borrower may elect to post a LOC in the amount of $984,000 in lieu of the monthly collections. The escrow or LOC may be released if Stop & Shop renews or certain replacement tenant's leases are executed.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
  LOAN BALANCE / SQ.FT.:                $107.47
  BALLOON BALANCE / SQ.FT.:             $107.47
  LTV:                                  61.4%
  BALLOON LTV:                          61.4%
  DSCR:                                 2.62x
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
  SINGLE ASSET / PORTFOLIO:     Single Asset
  PROPERTY TYPE:                Retail
  COLLATERAL:                   Fee simple interest in a grocery
                                anchored community shopping
                                center.
  LOCATION:                     Lake Grove, NY
  YEAR BUILT / RENOVATED:       1986 / 2003
  TOTAL AREA:                   251,236 sq.ft.
  PROPERTY MANAGEMENT:          New Plan Lake Grove Management
                                Company, LLC
  OCCUPANCY (AS OF 2/28/2004)   100%
  UNDERWRITTEN NET CASH FLOW:   $3,402,926
  APPRAISED VALUE:              $44,000,000
  APPRAISAL DATE:               February 11, 2004
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
          TENANTS         NSRF     % NRSF       RENT PSF       LEASE EXPIRATION     RATING (S/M/F)(3)      2002 SALES PSF
-------------------------------------------------------------------------------------------------------------------------
 STOP & SHOP             65,895     26.2%       $ 19.00           12/31/2012          BB / B1 / BB-             $265
-------------------------------------------------------------------------------------------------------------------------
 DSW SHOE WAREHOUSE      35,709     14.2%       $ 12.00           01/31/2019           NR / NR / NR               --
-------------------------------------------------------------------------------------------------------------------------
 BALLY TOTAL FITNESS     33,752     13.4%       $  4.81           12/31/2010           B+ / B2 / B                --
-------------------------------------------------------------------------------------------------------------------------
 STAPLES                 23,472      9.3%       $ 16.93           10/31/2013        BBB- / Baa2 / BBB             --
-------------------------------------------------------------------------------------------------------------------------
 MICHAEL'S CRAFTS        22,023      8.8%       $ 17.00           04/30/2008          BB+ / Ba1 / NR            $270
-------------------------------------------------------------------------------------------------------------------------

3. Credit Ratings are of the parent company whether or not the parent company guarantees the lease.

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2


--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,000,000
                                                            DSCR:    2.62x
                                LAKE GROVE PLAZA            LTV:     61.4%
--------------------------------------------------------------------------------

THE LAKE GROVE PLAZA LOAN

THE LOAN. The Lake Grove Plaza Loan is secured by a first mortgage on Lake Grove Plaza, a 251,236 sq. ft. grocery anchored community shopping center, constructed in 1986, renovated in 2003, and located in Lake Grove, NY in Suffolk County, Long Island.

THE BORROWER. The borrower is a single purpose entity who sponsors are JP Morgan US Real Estate Income and Growth Fund and New Plan Excel Realty Trust ("NXL").

JP Morgan US Real Estate Income and Growth Fund is a privately placed real estate investment vehicle for which the Real Estate Investment Group of JP Morgan Investment Management ("JPMIM") acts as investment advisor. JPMIM is a leading global investment manager that delivers financial expertise to governments, corporations, endowments, foundations, and individuals worldwide providing the full spectrum of United States, non-United States and global management products.

NXL is a major publicly traded retail REIT with a total market capitalization of $4.7 billion. As of December 31, 2003, NXL operated 400 retail properties located across 35 states totaling 55.7 million sq. ft. The portfolio consisted 96% of neighborhood, community and power shopping centers (374 properties), with the balance comprised of single-tenant retail (16 properties) and enclosed malls/specialty retail (4 properties). NXL 2003 annual revenues were $480 million versus $388 million in 2002.

THE PROPERTY. Lake Grove Plaza is located in Lake Grove, NY in Suffolk County, Long Island, across the street from Smith Haven Mall, a 1.4 million sq. ft. regional mall whose stores include Macy's, Sears, JC Penny, and H&M. The property can be accessed from Middle County Road, a major east/west thoroughfare.

SIGNIFICANT TENANTS. Lake Grove Plaza is 100% occupied by 12 tenants. There are five anchor tenants: Stop & Shop, DSW Shoe Warehouse, Bally Total Fitness, Staples, and Michael's Crafts, which occupy 72% of the GLA and represent 66% of the property's rental income. In 2002 Stop & Shop reported $265 psf in sales and Michael's Crafts reported $270 psf in sales.

Stop & Shop occupies 65,894 sq. ft. (26.2% of total space) under a lease with a rent of $19.00 psf that commenced in 1992 and expires on December 31, 2012. Established in 1946, Stop & Shop is a regional grocery chain with more than 340 stores located throughout New England, New York and New Jersey. Stop & Shop is wholly owned by Koninklijke Ahold NV (NYSE: AHO; rated BB/B1/BB- by S/M/F), a Netherlands based company that is one of the world's largest food retailers. Koninklijke Ahold's 2002 annual sales were $65.5 billion versus $59.0 billion in 2001.

DSW Shoe Warehouse occupies 35,709 sq. ft. (14.2% of total space) under a lease with a rent of $12.00 psf that commenced in 2003 and expires on January 31, 2019. DSW is the country's fastest growing retailer of brand name and designer shoes with 146 stores in the US and new locations opening monthly. DSW Shoes Warehouse is operated by Retail Ventures, Inc (NYSE: RVI), which also operates 21 Filene's Basement Stores and 116 Value City Department Stores. Through the company's third quarter, which ended November 1, 2003, sales were $1.9 billion versus $1.8 billion over the same period the previous year.

Bally Total Fitness (NYSE: BFT; rated B+/B2/B by S/M/F) occupies 33,572 sq. ft. (13.4% of total space) under a lease with a rent of $4.81 psf that commenced in 1991 and expires on December 31, 2010. Bally Total Fitness is the largest and only nationwide, commercial operator of fitness centers, with approximately four million members and nearly 420 facilities located in 29 states, Canada, Asia and the Caribbean. Through the company's third quarter, which ended September 30, 2003, sales were $747 million versus $732 million over the same period the previous year.

Staples (Nasdaq: SPLS; rated BBB-/Baa2/BBB by S/M/F) occupies 23,472 sq. ft. (9.3% of total space) under a lease with a rent of $16.93 psf that commenced in 2003 and expires on October 31, 2013. Since its launch date in 1986, Staples has grown into a $13.2 billion retailer of office supplies, business services, furniture and technology to consumer and business from home-based business to Fortune 500 companies in North America and throughout Europe. Worldwide, Staples has 1,488 office superstores and operates in the US, Canada, and Europe. Through the company's third quarter, which ended November 1, 2003, sales were $9.5 billion vs. $8.3 billion over the same period the previous year.

Michael's Crafts (NYSE: MIK; BB+/Ba1 by S/M) occupies 22,023 sq. ft. (8.8% of total space) under a lease with a rent of $17.00 psf that commenced in 1996 and expires on April 30, 2008. Michael's Stores, Inc. owns and operates a chain of retail specialty

This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2


--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,000,000
                                                            DSCR:    2.62x
                                LAKE GROVE PLAZA            LTV:     61.4%
--------------------------------------------------------------------------------

stores featuring a variety of home decorations and art and crafts items. The company operates 812 Michaels and 158 Aaron Brothers stores in the United States and Canada. Through the company's third quarter, which ended November 1, 2003, sales were $2.0 billion versus $1.9 billion over the same period the previous year.

THE MARKET. According to the appraisal, within a 3-mile radius of Lake Grove Plaza the population was 94,260 and reported average household income was $87,570 in 2002.

The appraiser reported the average occupancy rate for comparable properties as 97%. Vacancy for the Long Island retail market is approximately 2.7%.

Rent comparables in the Suffolk County sub-market are approximately $24.54 psf for in-line space and $20.39 psf for anchor space. For Lake Grove Plaza the average in-line rent is $25.60 and the average anchor rent, not including Bally Total Fitness which is a ground leased out-parcel, is $16.30.

PROPERTY MANAGEMENT. The property is managed by an affiliate of New Plan Excel Realty Trust, Inc., a publicly traded retail REIT, and a sponsor in the property.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS. None

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS. Future mezzanine debt secured by membership interests permitted up to 75% of appraised value on an aggregate basis, provided that the borrower has at least 20% cash equity in place, and aggregate DSCR is not less than 1.20x based on the greater of an actual blended or 7.75% mortgage constant, and subject to reasonable approval by lender of the mezzanine lender and the mezzanine loan documents


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2


--------------------------------------------------------------------------------
                              COLLATERAL TERM SHEET         BALANCE: $27,000,000
                                                            DSCR:    2.62x
                                LAKE GROVE PLAZA            LTV:     61.4%
--------------------------------------------------------------------------------









                               [GRAPHIC OMITTED]









This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                           $953,756,000 (APPROXIMATE)
                       GE COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

                      STATEMENT REGARDING ASSUMPTIONS AS TO
               SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the "Information") may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities addressed. Please read and understand this entire statement before utilizing the Information. The Information is provided solely by Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P.Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") not as agent for any issuer, and although it may be based on data supplied to it by an issuer, the issuer has not participated in its preparation and makes no representations regarding its accuracy or completeness. Should you receive Information that refers to the "Statement Regarding Assumptions and Other Information", please refer to this statement instead.

The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. You should understand the assumptions and evaluate whether they are appropriate for your purposes. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value of the inputs given. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets and trustee statements). Models used in any analysis may be proprietary making the results difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested at assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances. Any investment decision should be based only on the data in the prospectus and prospectus supplement ("Offering Documents") and the then current version of the Information. The Offering Documents contain data that is current as of their publication date and after publication may no longer be complete or current. Contact your registered representative for the Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the information.

Any pricing estimates an Underwriter has supplied at your request (a) represent its view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by any person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market, (d) have not been confirmed by actual trades, may vary from the value such Underwriter assigns any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: The data underlying the Information has been obtained from sources that the Underwriters believe are reliable, but the Underwriters do not guarantee the accuracy of the underlying data or computations based thereon. The Underwriters and/or individuals thereof may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. Each Underwriter acts as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. An Underwriter shall not be a fiduciary or advisor unless it has agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision. The Information is not a solicitation of any transaction in securities which may be made only by prospectus when required by law, in which event you may obtain such prospectus from your registered representative.


This information has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Banc of America Securities LLC, Deutsche Bank Securities Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS


                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)


                       GE COMMERCIAL MORTGAGE CORPORATION
                                   (DEPOSITOR)

                                ----------------

GE Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                ----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.


                  The date of this Prospectus is March 30, 2004

                                TABLE OF CONTENTS



Important Notice About Information Presented in this Prospectus and Each Accompanying
   Prospectus Supplement ...................................................................   5
SUMMARY OF PROSPECTUS ......................................................................   6
RISK FACTORS ...............................................................................  14
   Limited Liquidity of Your Certificates ..................................................  14
   Limited Assets of Each Trust Fund .......................................................  14
   Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
     Yield Considerations ..................................................................  15
   Limited Nature of Ratings ...............................................................  16
   Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...................  17
   Borrowers May Be Unable to Make Balloon Payments ........................................  19
   Credit Support Limitations ..............................................................  19
   Leases and Rents ........................................................................  20
   Environmental Risks .....................................................................  20
   Special Hazard Losses ...................................................................  21
   Some Certificates May Not Be Appropriate for ERISA Plans ................................  21
   Certain Federal Tax Considerations Regarding Residual Certificates ......................  21
   Certain Federal Tax Considerations Regarding Original Issue Discount ....................  22
   Bankruptcy Proceedings Entail Certain Risks .............................................  22
   Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ..........  23
   Delinquent and Non-Performing Mortgage Loans ............................................  23
DESCRIPTION OF THE TRUST FUNDS .............................................................  24
   General .................................................................................  24
   Mortgage Loans ..........................................................................  24
   MBS .....................................................................................  28
   Certificate Accounts ....................................................................  29
   Credit Support ..........................................................................  29
   Cash Flow Agreements ....................................................................  29
YIELD AND MATURITY CONSIDERATIONS ..........................................................  30
   General .................................................................................  30
   Pass-Through Rate .......................................................................  30
   Payment Delays ..........................................................................  30
   Certain Shortfalls on Collections of Interest ...........................................  30
   Yield and Prepayment Considerations .....................................................  31
   Weighted Average Life and Maturity ......................................................  32
   Controlled Amortization Classes and Companion Classes ...................................  33
   Other Factors Affecting Yield, Weighted Average Life and Maturity .......................  34
THE DEPOSITOR ..............................................................................  36
USE OF PROCEEDS ............................................................................  36
DESCRIPTION OF THE CERTIFICATES ............................................................  37
   General .................................................................................  37
   Distributions ...........................................................................  37
   Distributions of Interest on the Certificates ...........................................  38
   Distributions of Principal on the Certificates ..........................................  39
   Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
     Equity Participations .................................................................  40
   Allocation of Losses and Shortfalls .....................................................  40
   Advances in Respect of Delinquencies ....................................................  40
   Reports to Certificateholders ...........................................................  41

   Voting Rights ...........................................................................  42
   Termination .............................................................................  42
   Book-Entry Registration and Definitive Certificates .....................................  43
DESCRIPTION OF THE POOLING AGREEMENTS ......................................................  45
   General .................................................................................  45
   Assignment of Mortgage Loans; Repurchases ...............................................  45
   Representations and Warranties; Repurchases .............................................  46
   Collection and Other Servicing Procedures ...............................................  47
   Sub-Servicers ...........................................................................  47
   Special Servicers .......................................................................  48
   Certificate Account .....................................................................  48
   Modifications, Waivers and Amendments of Mortgage Loans .................................  51
   Realization Upon Defaulted Mortgage Loans ...............................................  51
   Hazard Insurance Policies ...............................................................  53
   Due-on-Sale and Due-on-Encumbrance Provisions ...........................................  54
   Servicing Compensation and Payment of Expenses ..........................................  54
   Evidence as to Compliance ...............................................................  55
   Certain Matters Regarding the Master Servicer and the Depositor .........................  55
   Events of Default .......................................................................  56
   Rights Upon Event of Default ............................................................  57
   Amendment ...............................................................................  57
   List of Certificateholders ..............................................................  58
   The Trustee .............................................................................  58
   Duties of the Trustee ...................................................................  58
   Certain Matters Regarding the Trustee ...................................................  59
   Resignation and Removal of the Trustee ..................................................  59
DESCRIPTION OF CREDIT SUPPORT ..............................................................  60
   General .................................................................................  60
   Subordinate Certificates ................................................................  60
   Cross-Support Provisions ................................................................  61
   Insurance or Guarantees with Respect to Mortgage Loans ..................................  61
   Letter of Credit ........................................................................  61
   Certificate Insurance and Surety Bonds ..................................................  61
   Reserve Funds ...........................................................................  61
   Credit Support with Respect to MBS ......................................................  62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ....................................................  63
   General .................................................................................  63
   Types of Mortgage Instruments ...........................................................  63
   Leases and Rents ........................................................................  63
   Personalty ..............................................................................  64
   Foreclosure .............................................................................  64
   Bankruptcy Laws .........................................................................  67
   Environmental Risks .....................................................................  70
   Due-on-Sale and Due-on-Encumbrance ......................................................  72
   Subordinate Financing ...................................................................  72
   Default Interest and Limitations on Prepayments .........................................  72
   Applicability of Usury Laws .............................................................  72
   Servicemembers Civil Relief Act .........................................................  73
   Type of Mortgaged Property ..............................................................  73
   Americans with Disabilities Act .........................................................  74

   Forfeitures In Drug, RICO and Money Laundering Violations ...............................  74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ....................................................  75
   Federal Income Tax Consequences for REMIC Certificates ..................................  75
   Taxation of Regular Certificates ........................................................  78
   Taxation of Residual Certificates .......................................................  85
   Taxes That May Be Imposed on the REMIC Pool .............................................  92
   Liquidation of the REMIC Pool ...........................................................  93
   Administrative Matters ..................................................................  93
   Limitations on Deduction of Certain Expenses ............................................  93
   Taxation of Certain Foreign Investors ...................................................  94
   Backup Withholding ......................................................................  95
   Reporting Requirements ..................................................................  95
   Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is
     Made ..................................................................................  97
   Standard Certificates ...................................................................  97
   Stripped Certificates ................................................................... 100
   Reporting Requirements and Backup Withholding ........................................... 103
   Taxation of Certain Foreign Investors ................................................... 103
STATE AND OTHER TAX CONSIDERATIONS ......................................................... 104
CERTAIN ERISA CONSIDERATIONS ............................................................... 105
   General ................................................................................. 105
   Plan Asset Regulations .................................................................. 105
   Administrative Exemptions ............................................................... 106
   Insurance Company General Accounts ...................................................... 106
   Unrelated Business Taxable Income; Residual Certificates ................................ 106
LEGAL INVESTMENT ........................................................................... 107
METHOD OF DISTRIBUTION ..................................................................... 109
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .......................................... 110
LEGAL MATTERS .............................................................................. 111
FINANCIAL INFORMATION ...................................................................... 111
RATING ..................................................................................... 111
INDEX OF PRINCIPAL DEFINITIONS ............................................................. 112

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Commercial Mortgage Corporation.

                               ----------------

     If you require additional information, the mailing address of our principal executive offices is GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

                              SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.

TITLE OF CERTIFICATES.........    Mortgage pass-through certificates, issuable
                                  in series.

DEPOSITOR.....................    GE Commercial Mortgage Corporation is a
                                  wholly-owned subsidiary of General Electric
                                  Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services,
                                  Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

MASTER SERVICER...............    The master servicer, if any, for a series of
                                  certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.

SPECIAL SERVICER..............    One or more special servicers, if any, for a
                                  series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.

TRUSTEE.......................    The trustee for each series of certificates
                                  will be named in the related prospectus
                                  supplement.

THE TRUST ASSETS..............    Each series of certificates will represent in
                                  the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. MORTGAGE ASSETS............    The mortgage assets with respect to each
                                  series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                  o residential properties consisting of five or more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

                                  o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                  Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                  As described in the related prospectus
                                  supplement, a mortgage loan:

                                  o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                  o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                  o   may be fully amortizing or partially
                                      amortizing or non-amortizing, with a
                                      balloon payment due on its stated maturity date;

                                  o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

                                  o   may permit defeasance with non-callable
                                      U.S. Treasury securities or securities
                                      issued by government agencies; and

                                  o   may provide for payments of principal,
                                      interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                  Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                  If specified in the related prospectus
                                  supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                  o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

                                  o certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                  Each of the above mortgage assets will
                                  evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. CERTIFICATE ACCOUNT........    Each trust fund will include one or more
                                  certificate accounts established and
                                  maintained on behalf of the
                                  certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                  "Description of the Trust Funds--Certificate
                                  Accounts" and "Description of the Pooling
                                  Agreements--Certificate Account" in this prospectus.

C. CREDIT SUPPORT.............    If so provided in the related prospectus
                                  supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See
                                  "Risk Factors--Credit Support Limitations",
                                  "Description of the

                                  Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.

D. CASH FLOW AGREEMENTS.......    If so provided in the related prospectus
                                  supplement, a trust fund may include
                                  guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series.
                                  In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust
                                  Funds--Cash Flow Agreements" in this
                                  prospectus.

DESCRIPTION OF CERTIFICATES...    We will offer certificates in one or more
                                  classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                  As described in the related prospectus
                                  supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                  o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                  o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                  o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                  o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                  o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o   provide for controlled distributions of
                                      principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                  o   provide for distributions based on
                                      collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                  Each class of certificates, other than
                                  interest-only certificates and residual
                                  certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                  The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--Limited Assets of Each Trust Fund" and "Description of the Certificates" in this prospectus.


DISTRIBUTIONS OF INTEREST ON THE
 CERTIFICATES.................    Interest on each class of offered
                                  certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See
                                  "Risk Factors-- Prepayment Considerations;
                                  Variability in Average Life of Offered
                                  Certificates; Special Yield Considerations",
                                  "Yield and Maturity Considerations" and
                                  "Description of the Certificates--
                                  Distributions of Interest on the Certificates" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL OF THE
 CERTIFICATES.................    Each class of certificates of each series,
                                  other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                  The principal balance of a class of
                                  certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                  Distributions of principal with respect to one or more classes of certificates may:

                                  o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                  o   not commence until the occurrence of
                                      certain events, such as the retirement of one or more other classes of certificates of the same series;

                                  o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                  o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                  Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the
                                  Certificates--Distributions of Principal on the Certificates" in this prospectus.

ADVANCES......................    If provided in the related prospectus
                                  supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of
                                  Delinquencies" in this prospectus.

TERMINATION...................    If so specified in the related prospectus
                                  supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


REGISTRATION OF BOOK-ENTRY
 CERTIFICATES.................    If so provided in the related prospectus
                                  supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus.
                                  See "Risk Factors--Book-Entry System for
                                  Certain Classes May Decrease Liquidity and
                                  Delay Payment" and "Description of the
                                  Certificates--Book-Entry Registration and
                                  Definitive Certificates" in this prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES.................    The federal income tax consequences to
                                  certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a
                                  "REMIC") under the provisions of the Internal
                                  Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                                  Consequences" in this prospectus.

CERTAIN ERISA CONSIDERATIONS...   If you are a fiduciary of any employee benefit
                                  plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue
                                  Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the
                                  Internal Revenue Code or applicable similar law. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

LEGAL INVESTMENT..............    The applicable prospectus supplement will
                                  specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                  Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

RATING........................    At their dates of issuance, each class of
                                  offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                  "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws, rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.

LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o    fire;

     o    lightning;

     o    explosion;

     o    smoke;

     o    windstorm and hail; and

     o    riot, strike and civil commotion.

     Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Commercial Mortgage Corporation (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.


     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the Depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS ON COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

(2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                  THE DEPOSITOR

     GE Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on January 17, 2003. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                 USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and


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

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to

Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.


     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


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

                      DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. Notwithstanding the foregoing, with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the applicable servicers will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related

Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.

     A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates-- Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.


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

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of the trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable,
(2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.


     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

     1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and


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

     2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.


     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

     o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

     o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

     o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

     o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

     o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required
to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.

AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

     1.   to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,


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

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.   to comply with any requirements imposed by the Code, or

     5.   for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses
(1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the


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master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.


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

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o    the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o    the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o    a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


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

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the


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

amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


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

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan


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security, the borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the


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lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those


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mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security;


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however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the


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difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the


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related mortgage loan. In addition, pursuant to Section 502(b)(6) of the
Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner


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constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o    may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if


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the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.


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     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including


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multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers' and Sailors' Civil Relief Act of 1940), as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a


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

condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA "), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.


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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest on the Regular


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Certificates and income with respect to Residual Certificates will be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) for a REIT in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust (a "FASIT") for purposes of
Section 860L(c). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes


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

     o a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

     o    a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or
(2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity


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

interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

     Accrual certificates and principal-only and interest-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal


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

income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular


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

          Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.


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

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates",
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than
1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.


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     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.


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     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.


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

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect


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losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular


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Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Certificates and Residual Certificates issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a


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

non-economic Residual Certificates sells or otherwise disposes of the non-economic Residual Certificates, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with


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respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by
(2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable


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Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring


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to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Pooling Agreement with respect to each series of certificates will require upon transfer of a Residual Certificate: (1) a letter from the transferor that it conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) an affidavit from the transferee that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) an affidavit from the transferee that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the transferor's investigation of the transferee's financial condition and the transferee's two representations in the affidavit above, under the REMIC Regulations, an additional requirement must be satisfied in one of the two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer: Either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of:


     (i) the present value of any consideration given to the transferee to acquire the interest;


     (ii) the present value of the expected future distributions on the interest; and


     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.


     For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values


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generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of such transfer and the compounding period used by the transferee; or

     (b)  (i)   the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

          (ii) the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

          (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up


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to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.   the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.


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Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized


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deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person. The IRS has issued final regulations which provide new procedures for satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain


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circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. Investors are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


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

     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.


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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory, inflation-adjusted amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Such limitations will be phased out beginning in 2006 and eliminated after 2009. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.

Tax Status

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.


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

     2. Standard Certificate owned by a REIT will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a FASIT will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code

Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either


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

accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Stripped Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the

Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding tax at a rate of 28% (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


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                          CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.

PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code certain transactions in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received the rating at the time of the acquisition from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings for application of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued regulations ("401(c) Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. The 401(c) Regulations became effective on July 5, 2001. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA and the 401(c) Regulations.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of

Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will qualify as "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.   through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     All or part of any class of offered certificates may be acquired by the Depositor or by an affiliate of the Depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange

Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                            PAGE
                                                                           -----
1998 Policy Statement .....................................................  109
401(c) Regulations ........................................................  107
Accrual Certificates ......................................................   38
ADA .......................................................................   74
ARM Loans .................................................................   27
Bankruptcy Code ...........................................................   65
Cash Flow Agreement .......................................................   29
Certificate Owner .........................................................   43
Code ......................................................................   42
Cooperatives ..............................................................   24
CPR .......................................................................   33
Definitive Certificates ...................................................   37
Depositor .................................................................   24
Determination Date ........................................................   30
Disqualified Organization .................................................  108
disqualified organizations ................................................   76
Distribution Date Statement ...............................................   41
DOL .......................................................................  106
DTC .......................................................................   37
Due Dates .................................................................   26
EDGAR .....................................................................  111
Equity Participation ......................................................   27
Exemptions ................................................................  107
FAMC ......................................................................   28
FHLMC .....................................................................   28
FNMA ......................................................................   28
Garn Act ..................................................................   72
GNMA ......................................................................   28
Indirect Participants .....................................................   43
Insurance and Condemnation Proceeds .......................................   49
L/C Bank ..................................................................   61
Liquidation Proceeds ......................................................   49
Mark to Market Regulations ................................................   93
MBS .......................................................................   24
MBS Agreement .............................................................   28
MBS Issuer ................................................................   28
MBS Servicer ..............................................................   28
MBS Trustee ...............................................................   28
MERS ......................................................................   45
Mortgage Asset Seller .....................................................   24
Mortgage Notes ............................................................   24
Mortgaged Properties ......................................................   24
Mortgages .................................................................   24
NCUA ......................................................................  109
Net Leases ................................................................   25
Nonrecoverable Advance ....................................................   40
Non-SMMEA Certificates ....................................................  108
Non-U.S. Person ...........................................................   95
OCC .......................................................................  109
OID Regulations ...........................................................   78
Participants ..............................................................   43
Parties in Interest .......................................................  106
Pass-Through Entity .......................................................   89
Permitted Investments .....................................................   48
Plans .....................................................................  106
Pooling Agreement .........................................................   45
Prepayment Assumption .....................................................   79
Prepayment Interest Shortfall .............................................   30
Prepayment Premium ........................................................   27
PTCE 95-60 ................................................................  107
Random Lot Certificates ...................................................   78
Record Date ...............................................................   38
Reform Act ................................................................   78
Registration Statement ....................................................  111
Regular Certificates ......................................................   75
Related Proceeds ..........................................................   40
Relief Act ................................................................   73
REMIC .....................................................................   13
REMIC Certificates ........................................................   75
REMIC Pool ................................................................   75
REMIC Regulations .........................................................   75
REO Property ..............................................................   47
Residual Certificateholders ...............................................   85
Securities Act ............................................................  110
Senior Certificates .......................................................   37
Servicing Standard ........................................................   47
SMMEA .....................................................................  108
SPA .......................................................................   33
Standard Certificates .....................................................   98
Startup Day ...............................................................   76
Stripped Certificateholder ................................................  102
Stripped Certificates .....................................................   98
Subordinate Certificates ..................................................   37
Sub-Servicing Agreement ...................................................   48
Title V ...................................................................   72
Treasury ..................................................................   75
Type IV securities ........................................................  109
U.S. Person ...............................................................   92
Warranting Party ..........................................................   46

                                       112
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
































The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GECMC2004-C2." The spreadsheet file "GECMC2004-C2" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------

     YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                  --------------------------------------------

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT                                                  PAGE
Summary of Certificates ...........................................     S-7
Summary of Terms ..................................................     S-9
Risk Factors ......................................................    S-35
Description of the Mortgage Pool ..................................    S-65
Description of the Certificates ...................................   S-102
Servicing of the Mortgage Loans ...................................   S-144
Yield and Maturity Considerations .................................   S-177
Certain Federal Income Tax Consequences ...........................   S-185
Method of Distribution ............................................   S-187
Legal Matters .....................................................   S-188
Ratings ...........................................................   S-189
Legal Investment ..................................................   S-190
ERISA Considerations ..............................................   S-190
Index of Principal Definitions ....................................   S-193

PROSPECTUS
Summary of Prospectus .............................................       6
Risk Factors ......................................................      14
Description of the Trust Funds ....................................      24
Yield and Maturity Considerations .................................      30
The Depositor .....................................................      36
Use of Proceeds ...................................................      36
Description of the Certificates ...................................      37
Description of the Pooling Agreements .............................      45
Description of Credit Support .....................................      60
Certain Legal Aspects of Mortgage Loans ...........................      63
Certain Federal Income Tax Consequences ...........................      75
State and Other Tax Considerations ................................     104
Certain ERISA Considerations ......................................     105
Legal Investment ..................................................     107
Method of Distribution ............................................     109
Incorporation of Certain Information By Reference .................     110
Legal Matters .....................................................     111
Financial Information .............................................     111
Rating ............................................................     111
Index of Principal Definitions ....................................     112

     DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JULY 15, 2004.


                           $953,756,000 (APPROXIMATE)


                                  GE COMMERCIAL
                              MORTGAGE CORPORATION

                                   (DEPOSITOR)


                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2004-C2


CLASS A-1 CERTIFICATES .....................................   $ 80,276,000
CLASS A-2 CERTIFICATES .....................................   $125,753,000
CLASS A-3 CERTIFICATES .....................................   $ 73,388,000
CLASS A-4 CERTIFICATES .....................................   $574,549,000
CLASS B CERTIFICATES .......................................   $ 41,293,000
CLASS C CERTIFICATES .......................................   $ 17,205,000
CLASS D CERTIFICATES .......................................   $ 25,807,000
CLASS E CERTIFICATES .......................................   $ 15,485,000

                       -----------------------------------
                              PROSPECTUS SUPPLEMENT
                       -----------------------------------

                         BANC OF AMERICA SECURITIES LLC

                            DEUTSCHE BANK SECURITIES

                                    CITIGROUP

                                    JPMORGAN

                               MERRILL LYNCH & CO.



                                  APRIL 8, 2004

--------------------------------------------------------------------------------